      As filed with the Securities and Exchange Commission on March 10, 2006
                                                     Registration No. 333-130771
=================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      --------------------------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                      --------------------------------------

                       WACHOVIA MORTGAGE LOAN TRUST, LLC
             (Exact name of registrant as specified in its charter)
                                    Delaware
         (State or other jurisdiction of incorporation or organization)
                                   20-3168291
                     (I.R.S. employer identification number)

                               One Wachovia Center
                            301 South College Street,
                                 NC5578-Suite G
                      Charlotte, North Carolina 28288-5578
                                  704-715-8239
  (Address, including zip code, and telephone number, including area code, of registrant's principle executive offices)

                                Robert J. Perret
                                 Vice President
                               One Wachovia Center
                            301 South College Street
                         Charlotte, North Carolina 28288
                                 (704) 374-4868
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
   David K. Tinkler, Esq.                               Katharine I. Crost, Esq.
    Wachovia Corporation                                  Orrick, Herrington &
  301 South College Street                                   Sutcliffe LLP
 Charlotte, North Carolina                                  666 Fifth Avenue
           28288                                        New York, New York 10103

     Approximate  date of  commencement  of proposed sale to the public:  From time to  time  after  this  Registration  Statement  becomes  effective  as determined by market conditions.
     If any of the securities  being registered on this Form are to be offered pursuant  to  dividend or interest  reinvestment  plans,  please  check the
   following box.  |_|
     If any of the securities  being registered on this Form are to be offered on a delayed or continuous  basis pursuant to Rule 415 under the Securities
   Act of  1933,  other  than  securities  offered  only  in  connection  with
   dividend or interest reinvestment plans, check the following box.  |X|
     If this Form is filed to register  additional  securities for an offering pursuant  to Rule  462(b)  under  the  Securities  Act,  please  check  the following box and list the Securities Act Registration  Statement number of
   the earlier effective Registration Statement for the same offering.  |_|
     If this Form is a post-effective  amendment filed pursuant to Rule 462(c)
   under the  Securities  Act, check the following box and list the Securities
   Act  Registration  Statement number of the earlier  effective  Registration
   Statement for the same offering.  |_|
     If this Form is a registration  statement pursuant to General Instruction
   I.D. or a  post-effective  amendment  thereto that shall  become  effective upon  filing  with  the  Commission  pursuant  to  Rule  462(e)  under  the
   Securities Act, check the following box.  |_|

     If this Form is a  post-effective  amendment to a registration  statement filed pursuant to General  Instruction  I.D.  filed to register  additional securities  or  additional  classes of  securities  pursuant to Rule 413(b)
   under the Securities Act, check the following box.   |_|

                                  CALCULATION OF REGISTRATION FEE

   ===========================================================================================
    Title of Securities to   Amount to be   Proposed Maximum   Proposed Maximum   Amount of
        be Registered       Registered(1)    Aggregate Price       Aggregate     Registration
                                 (2)           Per Unit(3)     Offering Price(3)    Fee(4)
   -------------------------------------------------------------------------------------------
   -------------------------------------------------------------------------------------------
    Mortgage Pass-Through
       Certificates and       $1,000,000          100%            $1,000,000       $107.00
      Asset-Backed Notes
     (Issuable in Series)
   ===========================================================================================

   (1)With respect to any Asset Backed Securities issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.
   (2)With respect to any Asset Back Securities denominated by foreign currency, the amount to be registered shall be the U.S dollar equivalent thereof based on the prevailing exchange rate at the time such Asset Backed Securities is first offered.
   (3)Estimated solely for the purpose of calculating the registration fee.
   (4)Previously paid.
                             ___________________
      The Registrant  hereby amends this  Registration  Statement on such date or  dates as may be  necessary  to  delay  its  effective  date  until  the
   Registrant shall file a further  amendment which  specifically  states that
   this   Registration   Statement  shall   thereafter   become  effective  in
   accordance  with Section 8(a) of the  Securities Act of 1933, or until this
   Registration   Statement  shall  become  effective  on  such  date  as  the
   Commission, acting pursuant to said Section 8(a), may determine.

                               Explanatory Note

      This Registration  Statement includes (i) the basic prospectus  relating
to  Mortgage  Pass-Through   Certificates  and  Asset-Backed  Notes,  (ii)  an
illustrative form of prospectus  supplement for use in an offering of multiple
classes  of  Mortgage  Pass-Through   Certificates   representing   beneficial
ownership interests in a trust fund consisting  primarily of fully amortizing, one- to  four-family  residential  first-lien  mortgage  loans  and  (iii)  an illustrative form of prospectus  supplement for use in an offering of multiple classes of  Asset-Backed  Notes  backed  solely by a pledge of the assets of a trust fund  consisting  primarily  of a pool of home equity  revolving  credit line loans.

                   SUBJECT TO COMPLETION, DATED _____ __, 200_

PROSPECTUS SUPPLEMENT
(To prospectus dated _______ __, 200_)

                   Wachovia Mortgage Loan Trust, LLC Series 200_-_ Trust
                                 Issuing Entity

   Wachovia Mortgage Loan Trust, LLC          [Name of Seller and Sponsor]
               Depositor                           Seller and Sponsor
    [Name of Servicers/Originators]             [Name of Master Servicer]
       Servicers and Originators                     Master Servicer
                                   $----------
                                  (Approximate)
                     Mortgage Pass-Through Certificates, Series 200_-_

The trust will issue--

• Twelve classes of Class A Certificates designated Class 1-A-1, Class 1-A-2,
  Class 1-A-R, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5,
  Class 3-A-1, Class 3-A-2, Class 4 A-1, and the Class 4-A-2 Certificates.
• Six classes of Class B Certificates designated Class B-1, Class B-2, Class
  B-3, Class B-4, Class B-5 and Class B-6 Certificates, all of which are subordinated to, and provide credit enhancement for, the Class A Certificates.
  Each class of Class B Certificates is also subordinated to each class of Class
  B Certificates, if any, with a lower numerical designation.
The classes of offered certificates are more fully described under the heading
"Offered Certificates" in the table on page S-[1]. The assets of the trust will include four loan groups of fully amortizing, [adjustable interest rate, one- to four-family, residential first lien mortgage loans], substantially all of which have original terms to stated maturity of approximately [30] years. Credit enhancement for the offered certificates will be provided by additional classes of subordinated certificates which are not offered hereby and by cross-collateralization, to the extent described in this prospectus supplement.
Distributions on the certificates will be on the [20th] day of each month, or if that day is not a business day, on the next business day, beginning on ______
__, 200_.
-------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-[13] in this prospectus supplement and on page [12] of the accompanying prospectus.
The certificates will not be insured or guaranteed by any governmental agency or instrumentality.
The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates.
[Neither  these  certificates  nor the assets of the trust will be obligations of Wachovia Capital Markets, LLC, Wachovia Bank, National Association or any
other bank and are not insured by the FDIC.]
-------------------------------------------------------------------------------

The information in this prospectus supplement is not complete and may be changed. The depositor may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The offered certificates will be offered by [Wachovia Capital Markets, LLC] at varying prices to be determined at the time of sale to investors[, except that a de minimus portion of the Class 1-A-R Certificates is expected to be held by the seller]. The anticipated delivery date for the offered certificates is _____ __,
200_. Total proceeds to the depositor for the offered certificates will be approximately ____% of the initial principal balance of the offered certificates, before deducting expenses payable by the depositor.

                              [Wachovia Securities]
                                 ______ __, 200_

Neither the Securities and Exchange Commission nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                  Important Notice About Information Presented
                      in this Prospectus Supplement and the Prospectus

      The offered certificates are described in two separate documents that progressively provide more detail: (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates such as your certificates; and (ii) this prospectus supplement, which describes the specific terms of your certificates and may differ from information in the prospectus.

      Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information. The foregoing Table of Contents and the Table of Contents in the prospectus provide the locations of these captions.

      This prospectus supplement uses defined terms. You can find a listing of defined terms in "Glossary of Terms" beginning on page S-__ of this prospectus supplement. Additionally, the "Glossary of Defined Terms" beginning on page ___
of the prospectus directs you to the locations of the definitions of capitalized terms used in this prospectus supplement that are not found in the "Glossary of
Terms." Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

      Wachovia Mortgage Loan Trust, LLC's principal offices are located at 301
S. College Street, NC5578-Suite G, Charlotte, NC 28288-5578, and its phone number is (704) 715-8239.

                             [European Economic Area

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each referred to in this prospectus supplement as a Relevant Member State, the underwriter has represented and agreed that with effect from and including the date on which the Prospectus
Directive is implemented in that Relevant Member State, referred to in this prospectus supplement as the Relevant Implementation Date, it has not made and will not make an offer of certificates to the public in that Relevant Member
State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

      (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus
Directive.

      For the purposes of the preceding paragraph, (i) "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive

                                      S-ii

in that Member State, and (ii) "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.]

                                 [United Kingdom

      The underwriter has represented and agreed that:

      (a)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act, referred to in this prospectus supplement as FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

      (b)     it has complied and will comply with all applicable provisions of the
FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.]

                               --------------------

                                      S-iii

      [Capitalized Interest
        Account.........................S-8

      Servicing.........................S-8

      Repurchases of Mortgage

      Prepayment and Yield
        Considerations.................S-11

      Federal Income Tax

   The Rate of Principal
       Payments on the Mortgage
       Loans Will Affect the
       Yield on the Offered
       Certificates....................S-14

   Subordination of Super
       Senior Support
       Certificates and Class B
       Certificates and
       Increased Risk of Loss..........S-15

   Limited Source of Payments
      - No Recourse to Depositor,
      Originators, Seller,
      Servicers, Master Servicer,
      Certificate Administrator
      or Trustee.......................S-16

      Limited Liquidity................S-16

   Geographic Concentration May
      Increase Risk of Loss Due
      to Adverse Economic
      Conditions or Natural
      Disasters........................S-17

   Rights of Beneficial Owners
      May Be Limited by Book-Entry
      System...........................S-18

   The Return on Your Certificates
      Could be Reduced by Shortfalls
      Due to the Application of the
      Servicemembers Civil Relief Act
      and Similar State Laws...........S-19

   The Variable Rate of Interest on
      the Offered Certificates Will
      Affect Your Yield................S-20

   Mortgage Loans Paying Interest Only
      Until First Adjustment Date May
      Have Higher Risk of Default or
      Rates of Prepayment..............S-21

   Default Risk on High Balance
      Mortgage Loans...................S-21

   Class B-1, Class B-2 and Class
   B-3 Certificates....................S-27

   [Inadequate Amount of Subsequent
   Mortgage Loans Will Affect the
   Timing and Rate of Return on an
   Investment in the Offered
   Certificates related to Loan

   [Prefunding and Conveyance

   [Name of originator]

                                      S-iv

              (continued)

                                       Page

Servicing and Other Compensation
       and Payment of Expenses.........S-36

AFFILIATIONS AMONG TRANSACTION

    Payments on Mortgage Loans;

    Senior Principal Distribution
       Amount..........................S-54

    Prepayment Percentages.............S-55

    Subordinate Principal

    Restrictions on Transfer of the
       Class 1-A-R Certificates........S-60

PREPAYMENT AND YIELD CONSIDERATIONS....S-63

    Prepayment Considerations and
       Risks...........................S-63

    Assumptions Relating to Tables.....S-65

    Weighted Average Lives of the
       Offered Certificates............S-70

    Yield on the Class 1-A-R
       Certificates....................S-81

    Yield on the Subordinate
       Certificates....................S-81

    Yield Considerations with
       Respect to the Class B-2

    Backup Withholding and

ANNEX I:
MORTGAGE POOL DATA......................I-1

ANNEX II:
GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES...........II-1

                                      S-v

                                         THE SERIES 200_-_CERTIFICATES

    Class       Initial Class    Pass-Through    Principal Types (2)    Interest Types (2)     Initial Rating
                 Balance (1)         Rate                                                     (S&P/Fitch) (3)

Offered Certificates:

                                                     Super Senior,
    1-A-1         $________          (4)             Pass-Through          Variable Rate         [AAA/AAA]
                                                 Super Senior Support,
    1-A-2         $________          (4)             Pass-Through          Variable Rate         [AAA/AAA]
    1-A-R         $________          (4)        Senior, Sequential Pay     Variable Rate         [AAA/AAA]
                                                    Super Senior,
    2-A-1         $________          (5)             Pass-Through          Variable Rate         [AAA/AAA]
                                                    Super Senior,
    2-A-2         $________          (5)            Sequential Pay        Variable Rate          [AAA/AAA]
                                                    Super Senior,
    2-A-3         $________          (5)            Sequential Pay        Variable Rate          [AAA/AAA]
                                                    Super Senior,
    2-A-4         $________          (5)            Sequential Pay        Variable Rate          [AAA/AAA]
                                                Super Senior Support,
    2-A-5         $________          (5)             Pass-Through         Variable Rate          [AAA/AAA]
                                                    Super Senior,
    3-A-1         $________          (6)             Pass-Through         Variable Rate          [AAA/AAA]
                                                Super Senior Support,
    3-A-2         $________          (6)             Pass-Through         Variable Rate          [AAA/AAA]
                                                    Super Senior,
    4-A-1         $________          (7)             Pass-Through         Variable Rate          [AAA/AAA]
                                                Super Senior Support,
    4-A-2         $________          (7)             Pass-Through         Variable Rate          [AAA/AAA]
     B-1          $________          (8)             Subordinated         Variable Rate           [AA/NR]
     B-2          $________          (8)             Subordinated         Variable Rate            [A/NR]
     B-3          $________          (8)             Subordinated         Variable Rate           [BBB/NR]

Non-Offered Certificates (9):

     B-4          $________          (8)             Subordinated         Variable Rate           [BB/NR]
     B-5          $________          (8)             Subordinated         Variable Rate            [B/NR]
     B-6          $________          (8)             Subordinated         Variable Rate           [NR/NR]

___________________________

(1)  Approximate. The initial class balances of the offered certificates may vary by a total of plus or minus __%.
(2)  See "Description of the Securities - Categories of Classes of Securities" in the prospectus for a description of these principal and interest types and see "Description of the Certificates - Priority of
     Distributions" and "- Allocation of Losses" in this prospectus supplement for a description of the effects of subordination.
(3)  See "Certificate Ratings" in this prospectus supplement.
(4)  For each distribution date, interest will accrue on the Class 1-A-1, Class 1-A-2 and Class 1-A-R
     Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates on the
     Group 1 mortgage loans (based on the stated principal balances of the Group 1 mortgage loans on the due date in the month preceding the month of such distribution date).  For the distribution date in ________ 200_, this rate is expected to be approximately ____%.

                                                       S-1

(5)  For each distribution date, interest will accrue on the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4
     and Class 2-A-5 Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates on the Group 2 mortgage loans (based on the stated principal balances of the Group 2 mortgage loans on the due date in the month preceding the month of such distribution date).  For the distribution date in
     ________ 200_, this rate is expected to be approximately ____%.
(6)  For each distribution date, interest will accrue on the Class 3-A-1 and the Class 3-A-2 Certificates at a
     per annum rate equal to the weighted average of the net mortgage interest rates on the Group 3 mortgage loans (based on the stated principal balances of the Group 3 mortgage loans on the due date in the month preceding the month of such distribution date).  For the distribution date in ________ 200_, this rate is expected to be approximately ____%.
(7)  For each distribution date, interest will accrue on the Class 4-A-1 and the Class 4-A-2 Certificates at a
     per annum rate equal to the weighted average of the net mortgage interest rates on the Group 4 mortgage loans (based on the stated principal balances of the Group 4 mortgage loans on the due date in the month preceding the month of such distribution date).  For the distribution date in ________ 200_, this rate is expected to be approximately ____%.
(8)  For each distribution date, interest will accrue on the Class B Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans in each loan group, weighted on the basis of the aggregate stated principal balances of the mortgage loans in each loan group on the due date in the month preceding the month of such distribution date minus the class balance of the related classes of Class A Certificates.  For the distribution date in ________ 200_, this rate is expected to be approximately ____%.
(9)  Only the offered certificates are offered for sale pursuant to the prospectus supplement and the related prospectus.  The non-offered certificates will be sold by the depositor in a transaction exempt from registration under the Securities Act.

                                                       S-2

                                     SUMMARY

     This summary does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you should read this entire prospectus supplement and the prospectus carefully.

Title of Series...............Wachovia Mortgage Loan Trust, LLC Mortgage Pass-Through
                              Certificates, Series 200_-_.

Depositor.....................Wachovia Mortgage Loan Trust, LLC.

Issuing entity................Wachovia Mortgage Loan Trust, LLC Series 200_-_ Trust.

Seller and Sponsor............[Name of seller and sponsor].

Originators and Servicers.....[Name of servicer/originator]
                              and [name of servicer/originator] [identify any
                              servicers that will service 10% or more of the
                              pool assets, and any originators (other than the
                              sponsor or affiliates of the sponsor) that
                              originated 10% or more of the pool assets].

Subservicers..................[Name of subservicer] [identify any subservicers that will service 10% or more of the pool assets].

Trustee.......................[Name of trustee].

Master Servicer...............[Name of master servicer].

Certificate Administrator.....[Name of certificate administrator].

Closing Date..................On or about _____ __, 200_.

Cut-Off Date................. [For each initial mortgage loan,] _____ __,
                              200_[, and for each subsequent mortgage loan, the
                              first day of the month in which such subsequent
                              mortgage loan is conveyed to the trust].

Distribution Date.............The [20th] day of each month, or, if that day is not a business day, the next business day,
                              beginning on ______ __, 200_.

Form of securities............Other than the Class 1-A-R Certificates, book-entry.  The
                              Class  1-A-R Certificates will be definitive certificates.

Minimum denominations.........Other than the Class 1-A-R
                              Certificates, [$10,000] and integral multiples of
                              [$1] in excess of that amount. For the Class 1-A-R
                              Certificates, other than the de minimus amount
                              expected to be held by the seller, [20%] of the
                              percentage interest of the Class 1-A-R
                              Certificates.

                           ------------------------

                                      S-3

                           TRANSFER OF MORTGAGE LOANS

The diagram below illustrates the sequence of transfers of the mortgage loans that are included in the mortgage pool. [The originators will, on or prior to the closing date, sell the mortgage loans to [name of sponsor and seller].]
[Name of sponsor and seller] will, simultaneously with the closing of the transaction described herein, sell the mortgage loans to Wachovia Mortgage Loan
Trust, LLC, the depositor. The depositor will then pledge the mortgage loans as collateral for the certificates to the trustee.

For a description of the transfers of mortgage loans and the affiliations among various transaction parties, see "The Pooling Agreement" and "Affiliations Among
Transaction Parties" in this prospectus supplement.

                                Originators
                                     |
                                     | Mortage Loans
                                     |
                                     V
                            Seller and Sponsor
                                     |
                                     | Mortgage Loans sold pursuant to
                                     | Mortgage Loan Purchase
                                     | Agreement
                                     |
                                     V
                               The Depositor
                                     |
                                     | Mortgage Loans pledged pursuant to
                                     | the Pooling and Servicing Agreement
                                     |
                                     V
                                  Trustee

                                      S-4

The Certificates

The certificates will be issued pursuant to a pooling and servicing agreement, dated as of the closing date. A summary chart of the initial class balances, principal types, pass-through rates, interest types and initial ratings of the certificates is set forth on page S-[1].

The certificates represent all of the beneficial ownership interest in the trust.

-------------------------------------
   Classifications of Classes of
            Certificates
-------------------------------------
-------------------------------------
Offered          1-A-1, 1-A-2,
Certificates:    1-A-R, 2-A-1,
                 2-A-2, 2-A-3,
                 2-A-4, 2-A-5,
                 3-A-1, 3-A-2,
                 4-A-1, 4-A-2,
                 B-1, B-2 and B-3
-------------------------------------
Non-Offered      B-4, B-5 and B-6
Certificates:
-------------------------------------
Senior           1-A-1, 1-A-2,
Certificates:    1-A-R, 2-A-1,
                 2-A-2, 2-A-3,
                 2-A-4, 2-A-5,
                 3-A-1, 3-A-2,
                 4-A-1 and 4-A-2
-------------------------------------
Subordinate      B-1, B-2, B-3,
Certificates:    B-4, B-5 and B-6
-------------------------------------
Super Senior     1-A-1, 2-A-1,
Certificates:    2-A-2, 2-A-3,
                 2-A-4, 3-A-1, and
                 4-A-1
-------------------------------------
Super Senior     1-A-2, 2-A-5,
Support          3-A-2, and 4-A-2
Certificates:
-------------------------------------
Class A          1-A-1, 1-A-2,
Certificates:    1-A-R, 2-A-1,
                 2-A-2, 2-A-3,
                 2-A-4, 2-A-5,
                 3-A-1, 3-A-2,
                 4-A-1 and 4-A-2
-------------------------------------
Class B          B-1, B-2, B-3,
Certificates:    B-4, B-5 and B-6
-------------------------------------
-------------------------------------

Except to the extent of cross-collateralization payments described herein, the
Class 1-A-1, Class 1-A-2 and Class 1-A-R Certificates will represent interests solely in the Group 1 mortgage loans, the Class 2-A-1, Class 2-A-2, Class 2-A-3,
Class 2-A-4 and Class 2-A-5 Certificates will represent interests solely in the
Group 2 mortgage loans, the Class 3-A-1 Certificates and Class 3-A-2
Certificates will represent interests solely in the Group 3 mortgage loans, and the Class 4-A-1 Certificates and Class 4-A-2 Certificates will represent interests solely in the Group 4 mortgage loans. The Class B Certificates will represent interests in the mortgage loans of all loan groups.

Only the Class 1-A-1, Class 1-A-2, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class
2-A-3, Class 2-A-4, Class 2-A-5, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class
4-A-2, Class B-1, Class B-2 and Class B-3 Certificates are being offered by this prospectus supplement.

The Class B-4, Class B-5 and Class B-6 Certificates are not offered by this prospectus supplement. These non-offered certificates are subordinated to the offered certificates for distributions of principal and interest and for allocations of losses on the mortgage loans.

Information provided with respect to the non-offered certificates is included solely to aid your understanding of the offered certificates.

Mortgage Pool

[The mortgage pool will consist of four loan groups of adjustable interest rate, fully-amortizing mortgage loans secured by first liens on one- to four-family properties[, which include single-family detached properties, properties in planned unit developments, two-to-four family units, condominiums, townhouses and condotels]. The Group 1, Group 2, Group 3 and Group 4 mortgage loans provide for a fixed interest rate during an initial period of approximately [three, five, seven and ten] years, respectively, from the date of origination of each mortgage loan and thereafter provide for adjustments to that interest rate on an annual basis. The interest rate of each mortgage loan will adjust to equal the sum of an index and a gross margin. Interest rate adjustments will be subject to certain limitations stated in the related mortgage note on increases and decreases for any adjustment. In addition, interest rate adjustments will be subject to an overall maximum mortgage interest rate. The index for the mortgage loans will be the arithmetic mean of the London interbank offered rate quotations for one-year U.S. Dollar-denominated deposits as published in The
Wall Street Journal.]

____%, ____%, ____% and ____% of the mortgage loans in Group 1, Group 2, Group 3 and Group 4, respectively, were originated by [name of originator], and ____%,
____%, ____% and ____% of the mortgage loans in Group 1, Group 2, Group 3 and
Group 4, respectively, were originated by [name of originator].

                                      S-5

The depositor expects the mortgage loans to have the following approximate characteristics as of the cut-off date:

                            Selected Aggregate Mortgage Loan Data as of _____ __, 200_

---------------------------------------------------------------------------------------- ---------------- --------------
                                                                                         Range or Total     Weighted
                                                                                                             Average
---------------------------------------------------------------------------------------- ---------------- --------------
Number of Mortgage Loans                                                                                       --
---------------------------------------------------------------------------------------- ---------------- --------------
Aggregate Unpaid Principal Balance                                                              $              --
---------------------------------------------------------------------------------------- ---------------- --------------
Unpaid Principal Balance                                                                     $ to $           $(1)
---------------------------------------------------------------------------------------- ---------------- --------------
Current Interest Rate                                                                        % to %             %
---------------------------------------------------------------------------------------- ---------------- --------------
Gross Margin                                                                                    %              --
---------------------------------------------------------------------------------------- ---------------- --------------
Rate Ceiling                                                                                 % to %             %
---------------------------------------------------------------------------------------- ---------------- --------------
Months to First Adjustment Date                                                              to months         months
---------------------------------------------------------------------------------------- ---------------- --------------
Administrative Fee Rate                                                                         %              --
---------------------------------------------------------------------------------------- ---------------- --------------
Remaining Terms to Stated Maturity                                                           to months         months
---------------------------------------------------------------------------------------- ---------------- --------------
Original Term                                                                                  months          --
---------------------------------------------------------------------------------------- ---------------- --------------
Number of Months Since Origination                                                           to months       1 month
---------------------------------------------------------------------------------------- ---------------- --------------
Original Loan-to-Value Ratio                                                                 % to %             %
---------------------------------------------------------------------------------------- ---------------- --------------
Credit Scores                                                                                to months
---------------------------------------------------------------------------------------- ---------------- --------------
Latest Maturity Date                                                                     ______ __, ____       --
---------------------------------------------------------------------------------------- ---------------- --------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate
Unpaid Principal Balance
---------------------------------------------------------------------------------------- ---------------- --------------
      ______                                                                                    %
---------------------------------------------------------------------------------------- ---------------- --------------
      ______                                                                                    %
---------------------------------------------------------------------------------------- ---------------- --------------
      ______                                                                                    %
---------------------------------------------------------------------------------------- ---------------- --------------
Maximum Single Zip Code Concentration                                                           %              --
---------------------------------------------------------------------------------------- ---------------- --------------

---------------------------------------------------------------------------------------- ---------------- --------------
(1)  The balance shown is the average unpaid principal balance of all of the mortgage loans.

                             Selected Group 1 Mortgage Loan Data as of _____ __, 200_

---------------------------------------------------------------------------------------- ------------------ ------------
                                                                                          Range or Total     Weighted
                                                                                                              Average
---------------------------------------------------------------------------------------- ------------------ ------------
Number of Group 1 Mortgage Loans                                                                                --
---------------------------------------------------------------------------------------- ------------------ ------------
Aggregate Unpaid Principal Balance                                                               $              --
---------------------------------------------------------------------------------------- ------------------ ------------
Unpaid Principal Balance                                                                      $ to $           $(1)
---------------------------------------------------------------------------------------- ------------------ ------------
Current Interest Rate                                                                         % to %             %
---------------------------------------------------------------------------------------- ------------------ ------------
Gross Margin                                                                                     %              --
---------------------------------------------------------------------------------------- ------------------ ------------
Rate Ceiling                                                                                  % to %             %
---------------------------------------------------------------------------------------- ------------------ ------------
Months to First Adjustment Date                                                               to months         months
---------------------------------------------------------------------------------------- ------------------ ------------
Administrative Fee Rate                                                                          %              --
---------------------------------------------------------------------------------------- ------------------ ------------
Remaining Terms to Stated Maturity                                                            to months         months
---------------------------------------------------------------------------------------- ------------------ ------------
Original Term                                                                                   months          --
---------------------------------------------------------------------------------------- ------------------ ------------
Number of Months Since Origination                                                            to months       1 month
---------------------------------------------------------------------------------------- ------------------ ------------
Original Loan-to-Value Ratio                                                                  % to %             %
---------------------------------------------------------------------------------------- ------------------ ------------
Credit Scores                                                                                 to months
---------------------------------------------------------------------------------------- ------------------ ------------
Latest Maturity Date                                                                      ______ __, ____       --
---------------------------------------------------------------------------------------- ------------------ ------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate
Unpaid Principal Balance
---------------------------------------------------------------------------------------- ------------------ ------------
      ______                                                                                     %
---------------------------------------------------------------------------------------- ------------------ ------------
      ______                                                                                     %
---------------------------------------------------------------------------------------- ------------------ ------------
      ______                                                                                     %
---------------------------------------------------------------------------------------- ------------------ ------------
Maximum Single Zip Code Concentration                                                            %              --
---------------------------------------------------------------------------------------- ------------------ ------------

(1)  The balance shown is the average unpaid principal balance of the Group 1 mortgage loans.

                             Selected Group 2 Mortgage Loan Data as of _____ __, 200_

----------------------------------------------------------------------------------------- ----------------- ------------
                                                                                                             Weighted
                                                                                           Range or Total     Average
----------------------------------------------------------------------------------------- ----------------- ------------
Number of Group 1 Mortgage Loans                                                                                --
----------------------------------------------------------------------------------------- ----------------- ------------
Aggregate Unpaid Principal Balance                                                               $              --
----------------------------------------------------------------------------------------- ----------------- ------------
Unpaid Principal Balance                                                                       $ to $          $(1)
----------------------------------------------------------------------------------------- ----------------- ------------

                                                       S-6

----------------------------------------------------------------------------------------- ----------------- ------------
Current Interest Rate                                                                          % to %            %
----------------------------------------------------------------------------------------- ----------------- ------------
Gross Margin                                                                                     %              --
----------------------------------------------------------------------------------------- ----------------- ------------
Rate Ceiling                                                                                   % to %            %
----------------------------------------------------------------------------------------- ----------------- ------------
Months to First Adjustment Date                                                                to months        months
----------------------------------------------------------------------------------------- ----------------- ------------
Administrative Fee Rate                                                                          %              --
----------------------------------------------------------------------------------------- ----------------- ------------
Remaining Terms to Stated Maturity                                                             to months        months
----------------------------------------------------------------------------------------- ----------------- ------------
Original Term                                                                                   months          --
----------------------------------------------------------------------------------------- ----------------- ------------
Number of Months Since Origination                                                             to months      1 month
----------------------------------------------------------------------------------------- ----------------- ------------
Original Loan-to-Value Ratio                                                                   % to %            %
----------------------------------------------------------------------------------------- ----------------- ------------
Credit Scores                                                                                  to months
----------------------------------------------------------------------------------------- ----------------- ------------
Latest Maturity Date                                                                      ______ __, ____       --
----------------------------------------------------------------------------------------- ----------------- ------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate
Unpaid Principal Balance
----------------------------------------------------------------------------------------- ----------------- ------------
      ______                                                                                     %
----------------------------------------------------------------------------------------- ----------------- ------------
      ______                                                                                     %
----------------------------------------------------------------------------------------- ----------------- ------------
      ______                                                                                     %
----------------------------------------------------------------------------------------- ----------------- ------------
Maximum Single Zip Code Concentration                                                            %              --
----------------------------------------------------------------------------------------- ----------------- ------------

----------------------------------------------------------------------------------------- ----------------- ------------
(1)  The balance shown is the average unpaid principal balance of the Group 2 mortgage loans.

                             Selected Group 3 Mortgage Loan Data as of _____ __, 200_

----------------------------------------------------------------------------------------- ----------------- ------------
                                                                                           Range or Total    Weighted
                                                                                                              Average
----------------------------------------------------------------------------------------- ----------------- ------------
Number of Group 1 Mortgage Loans                                                                                --
----------------------------------------------------------------------------------------- ----------------- ------------
Aggregate Unpaid Principal Balance                                                               $              --
----------------------------------------------------------------------------------------- ----------------- ------------
Unpaid Principal Balance                                                                       $ to $          $(1)
----------------------------------------------------------------------------------------- ----------------- ------------
Current Interest Rate                                                                          % to %            %
----------------------------------------------------------------------------------------- ----------------- ------------
Gross Margin                                                                                     %              --
----------------------------------------------------------------------------------------- ----------------- ------------
Rate Ceiling                                                                                   % to %            %
----------------------------------------------------------------------------------------- ----------------- ------------
Months to First Adjustment Date                                                                to months        months
----------------------------------------------------------------------------------------- ----------------- ------------
Administrative Fee Rate                                                                          %              --
----------------------------------------------------------------------------------------- ----------------- ------------
Remaining Terms to Stated Maturity                                                             to months        months
----------------------------------------------------------------------------------------- ----------------- ------------
Original Term                                                                                   months          --
----------------------------------------------------------------------------------------- ----------------- ------------
Number of Months Since Origination                                                             to months      1 month
----------------------------------------------------------------------------------------- ----------------- ------------
Original Loan-to-Value Ratio                                                                   % to %            %
----------------------------------------------------------------------------------------- ----------------- ------------
Credit Scores                                                                                  to months
----------------------------------------------------------------------------------------- ----------------- ------------
Latest Maturity Date                                                                      ______ __, ____       --
----------------------------------------------------------------------------------------- ----------------- ------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate
Unpaid Principal Balance
---------------------------------------------------------------------------------------- ----------------- ------------
      ______                                                                                     %
----------------------------------------------------------------------------------------- ----------------- ------------
      ______                                                                                     %
----------------------------------------------------------------------------------------- ----------------- ------------
      ______                                                                                     %
----------------------------------------------------------------------------------------- ----------------- ------------
Maximum Single Zip Code Concentration                                                            %              --
----------------------------------------------------------------------------------------- ----------------- ------------

----------------------------------------------------------------------------------------- ----------------- ------------
(1)  The balance shown is the average unpaid principal balance of the Group 3 mortgage loans.

                             Selected Group 4 Mortgage Loan Data as of _____ __, 200_

----------------------------------------------------------------------------------------- ----------------- ------------
                                                                                           Range or Total    Weighted
                                                                                                              Average
----------------------------------------------------------------------------------------- ----------------- ------------
Number of Group 1 Mortgage Loans                                                                                --
----------------------------------------------------------------------------------------- ----------------- ------------
Aggregate Unpaid Principal Balance                                                               $              --
----------------------------------------------------------------------------------------- ----------------- ------------
Unpaid Principal Balance                                                                       $ to $          $(1)
----------------------------------------------------------------------------------------- ----------------- ------------
Current Interest Rate                                                                          % to %            %
----------------------------------------------------------------------------------------- ----------------- ------------
Gross Margin                                                                                     %              --
----------------------------------------------------------------------------------------- ----------------- ------------
Rate Ceiling                                                                                   % to %            %
----------------------------------------------------------------------------------------- ----------------- ------------
Months to First Adjustment Date                                                                to months        months
----------------------------------------------------------------------------------------- ----------------- ------------
Administrative Fee Rate                                                                          %              --
----------------------------------------------------------------------------------------- ----------------- ------------
Remaining Terms to Stated Maturity                                                             to months        months
----------------------------------------------------------------------------------------- ----------------- ------------
Original Term                                                                                   months          --
----------------------------------------------------------------------------------------- ----------------- ------------
Number of Months Since Origination                                                             to months      1 month
----------------------------------------------------------------------------------------- ----------------- ------------
Original Loan-to-Value Ratio                                                                   % to %            %
----------------------------------------------------------------------------------------- ----------------- ------------
Credit Scores                                                                                  to months
----------------------------------------------------------------------------------------- ----------------- ------------
Latest Maturity Date                                                                      ______ __, ____       --
----------------------------------------------------------------------------------------- ----------------- ------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate
Unpaid Principal Balance
----------------------------------------------------------------------------------------- ----------------- ------------
      ______                                                                                     %
----------------------------------------------------------------------------------------- ----------------- ------------
      ______                                                                                     %
----------------------------------------------------------------------------------------- ----------------- ------------
      ______                                                                                     %
----------------------------------------------------------------------------------------- ----------------- ------------
Maximum Single Zip Code Concentration                                                            %              --
----------------------------------------------------------------------------------------- ----------------- ------------

(1)  The balance shown is the average unpaid principal balance of the Group 4 mortgage loans.

                                                       S-7

The characteristics of the mortgage pool and the loan groups may change because:

•  Prior to the issuance of the certificates, the depositor may remove mortgage loans from a loan group. The depositor also may substitute new mortgage loans for mortgage loans in the loan group prior to the closing date.

•  After the issuance of the certificates, mortgage loans in a loan group may be removed from the trust, and substitute mortgage loans may be added to the trust, as described below in "Repurchases of Mortgage Loans."

These removals and/or substitutions may result in changes in the loan group characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the related offered certificates.

The certificates described on the table on page S-[1] are the only securities backed by this mortgage pool that will be issued.

Additional information on the mortgage pool and each loan group appears under
"The Mortgage Pool" and "Annex I - Mortgage Pool Data" in this prospectus supplement, and information regarding repurchases and substitutions of the mortgage loans after the closing date will be available on the trust's monthly distribution reports on Form 10-D. See "The Pooling and Servicing Agreement --
Reports to Certificateholders" in this prospectus supplement.

[Prefunding Account

On the closing date, the depositor will deposit approximately $______ into a segregated account maintained with the certificate administrator, referred to in this prospectus supplement as the prefunding account.  As of the closing date, amounts on deposit in the prefunding account will represent ___% of the aggregate stated principal balances of the
Group __ mortgage loans, and ___% of the aggregate class balances of the certificates representing an interest in Group __ mortgage loans.  The trust will use the amounts that are on deposit in the prefunding account to buy additional group __ mortgage loans
(referred to herein as "subsequent mortgage loans") from the depositor after the closing date and on or prior to ______ __, 200_.  Subsequent mortgage loans must satisfy certain conditions regarding their payment status, net mortgage interest rate, and remaining term to maturity.  See "The Mortgage Pool--Prefunding and Conveyance of Subsequent Mortgage
Loans" in this prospectus supplement for a precise description of the requirements for subsequent mortgage loans.  The depositor may not purchase subsequent mortgage loans for inclusion in loan group__ if an event of default has occurred under the pooling agreement.
If any amounts are left in the prefunding account after the end of the prefunding period, the holders of certain classes of the offered certificates related to loan group __ that are entitled to payments of principal will receive that amount as a prepayment of principal on the ______ 200_ distribution date in the manner described herein.

See "Description of the Certificates--Prefunding Account" in this prospectus supplement.]

[Capitalized Interest Account

On the closing date, the depositor will deposit into a capitalized interest account, the amount, if any, as specified in the pooling and servicing agreement. Funds on deposit in the capitalized interest account may be applied by the certificate administrator to cover a portion of certain shortfalls in the amount of interest generated by the assets of the trust attributable to the prefunding feature during the prefunding period.

See "Description of the Certificates--Capitalized Interest Account" in this prospectus supplement.]

Servicing

[Name of master servicer and name of servicers] will service the mortgage loans, as more fully described under "Servicing" in this prospectus supplement.

The master servicing fees are payable out of the pool distribution amount, as described in "Description of the Certificates -- Priority of Distributions" in
this prospectus supplement. For each loan group, the monthly master servicing fee equals the product of ___% and the aggregate principal balance of the mortgage loans in that loan group.

                                      S-8

For a servicer, the servicing fees for each mortgage loan that it services are payable out of the [interest] payments on that mortgage loan prior to payments to certificateholders. The servicing fees relating to each mortgage loan will be
___% per annum for each loan serviced by [name of servicer] and ___% per annum for each loan serviced by [name of servicer], in each case multiplied by the outstanding principal balance of the related mortgage loan. In addition to the servicing fees, each servicer will be entitled to will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees, prepayment premiums and other similar charges relating to the mortgage loans it services, (ii) net income from investment of funds in the applicable servicer custodial account and (iii) any profits from the liquidation of mortgage loans. See "Servicing -- Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement for more information about fees and expenses of the master servicer and the servicers.

Additionally, each of the master servicer, the servicers, the certificate administrator and the trustee is entitled to be reimbursed and indemnified by the trust for their expenses in connection with their respective responsibilities under the pooling agreement, as more specifically described in
"Servicing -- Servicing Compensation and Payment of Expenses" in this prospectus supplement.

Repurchases of Mortgage Loans

If (a) the seller cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to a mortgage loan or (b) if the depositor cannot cure certain documentary defects with respect to a mortgage loan, in each case within 90 days after notice of such event from the depositor, the trustee or any servicer, and the breach or defect in the mortgage file materially and adversely affects the interests of the certificateholders in the mortgage loan, the seller will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase.

In addition, the seller may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the trust. Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, net mortgage interest rate, loan-to-value ratio and remaining term to maturity.

See "The Pooling and Servicing Agreement -- Repurchases of Mortgage Loans" in
this prospectus supplement.

Optional Termination

At its option, [name of master servicer], as master servicer, may purchase all remaining mortgage loans in the trust and effect early retirement of the certificates on any distribution date on which the aggregate scheduled principal balance of the mortgage pool is less than [5%] of the initial aggregate scheduled principal balance of the mortgage pool [plus the aggregate amount on deposit in the prefunding account on the closing date].

See "The Pooling and Servicing Agreement -- Optional Termination" in this prospectus supplement.

If [name of master servicer] exercises its right to repurchase all of the mortgage loans, the certificates outstanding at that time will be retired earlier than would otherwise be the case.

See "Prepayment and Yield Considerations" in this prospectus supplement.

Priority of Distributions

Distributions to each group of certificates and the Class B Certificates will be made on each distribution date from the pool distribution amount for the related loan group, in the case of the Senior Certificates, or all loan groups, in the case of the Class B Certificates, in the following order of priority:

                                      S-9

•  First, to the master servicer, its fees as the master servicer in respect of the related loan group for such distribution date;

•  Second, to the related classes of Class A Certificates, to pay interest;

•  Third, to the related classes of Class A Certificates, as described under
   "Description of the Certificates -- Principal -- Senior Principal
   Distribution Amount," to pay principal;

•  Fourth, from the pool distribution amounts for all loan groups, to each class of subordinate certificates, subject to any payments described under
   "Description of the Certificates -- Cross-Collateralization," first to pay interest and then to pay principal in the order of numerical class designations, beginning with the Class B-1 Certificates as described under
   "Description of the Certificates -- Principal -- Subordinate Principal
   Distribution Amount"; and

•  Fifth, to the Class 1-A-R Certificates.

All of the distributions described above are subject to the limitations set forth in this prospectus supplement under "Description of the Certificates --
Interest" and "-- Principal."

Under certain circumstances described in this prospectus supplement, distributions that would otherwise be made on the subordinate certificates may be made instead on the senior certificates of a group. See "Description of the
Certificates -- Cross-Collateralization" in this prospectus supplement.

Interest Distributions

The amount of interest that will accrue on your certificates during each interest accrual period is equal to:

•  one-twelfth of the pass-through rate for your class (as set forth or described in the table beginning on page S-1) multiplied by the class balance of your certificate on the distribution date, minus

•  the amount allocated to your class of certain interest shortfalls arising from the timing of prepayments on the mortgage loans, interest limitations applicable to certain military or similar personnel and interest losses allocated to your class, as described under "The Pooling and Servicing
   Agreement -- Compensating Interest" and "Description of the Certificates --
   Interest" in this prospectus supplement.

See "Description of the Certificates -- Distributions" and "-- Interest" in this prospectus supplement.

Principal Distributions

On each distribution date, principal distributions to the certificates will be made in the order and priority described under "Description of the Certificates
-- Priority of Distributions" in this prospectus supplement.

Credit Support

Credit support for the offered certificates is provided by subordination as follows:

Subordination of Class B Certificates(1)

                                      S-10

(1) The credit support percentage set forth in this chart shows the initial balance of the classes of certificates subordinate to a class or classes as a percentage of the initial aggregate scheduled principal balance of the mortgage loans.

See "Description of the Certificates -- Priority of Distributions" and "--
Allocation of Losses" in this prospectus supplement.

After the Class B Certificates are no longer outstanding, any losses on the mortgage loans that are allocated to the super senior certificates will be borne by the super senior support certificates related to the same loan group, rather than the super senior certificates, for so long as the super senior support certificates are outstanding.

Under certain circumstances, certain principal payments on the mortgage loans in a loan group otherwise distributable to the Class B Certificates may be allocated to the unrelated group of senior certificates as discussed in
"Description of the Certificates -- Cross-Collateralization" in this prospectus supplement.

Shifting Interest in Prepayments

Additional credit enhancement is provided by the allocation of all principal prepayments on the mortgage loans in a loan group to the Class A Certificates of the related group, subject to certain exceptions, for the first [seven] years and the disproportionately greater allocation of prepayments to such Class A
Certificates over the following [four] years. The disproportionate allocation of prepayments on the mortgage loans in a loan group will accelerate the amortization of those Class A Certificates relative to the amortization of the subordinate certificates. As a result, the credit support percentage for the
Class A Certificates of a group should be maintained and may be increased during the first [eleven] years unless losses on mortgage loans offset that increase.

See "Description of the Certificates -- Principal" in this prospectus supplement.

Prepayment and Yield Considerations

The yield to maturity on your offered certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the mortgage loans in the related loan group (or any loan group in the case of the Class B Certificates). As a result, your yield may fluctuate significantly.

•  In general, if you purchased your offered certificate at a premium and principal distributions occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.

•  Conversely, if you purchased your offered certificate at a discount and principal distributions occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

Because the super senior support certificates will bear losses allocated to their related super senior certificates, as well as their own share of losses, once the Class B Certificates are no longer outstanding, the yield to maturity of the super senior support certificates will be more sensitive to the amount and timing of losses on the related mortgage loans than their related super senior certificates.

The yield to maturity of the Class B-1, Class B-2 and Class B-3 Certificates
will be increasingly sensitive to the amounts and timing of losses on the mortgage loans due to the fact that, once the total balance of the more junior classes of certificates has been reduced to zero, all losses will be allocated to the Class B-3, Class B-2 and Class B-1 Certificates, in that order, until the balance of each class has been reduced to zero.

Because the mortgage loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the offered certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your offered certificates.

                                      S-11

See "Prepayment and Yield Considerations" in this prospectus supplement and
"Yield Considerations" in the prospectus.

Federal Income Tax Consequences

For federal income tax purposes, elections will be made to treat the trust as two separate REMICs.

•  The offered certificates (other than the Class 1-A-R Certificates) will constitute "regular interests" in one of the REMICs and will be treated as debt instruments for federal income tax purposes.

•  The Class 1-A-R Certificates will represent ownership of the sole class of
   "residual interests" in each REMIC.

Interest on the offered certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes. If you hold such a certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.

The holders of the Class 1-A-R Certificates will be required to report as ordinary income or loss their pro rata share of the net income or the net loss of the related REMIC and will be required to fund tax liabilities with respect to any such net income although no cash distributions are expected to be made with respect to the Class 1-A-R Certificates other than the distribution of its class balance and interest on such balance.

See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Legal Investment

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of offered certificates.

•  The senior certificates and the Class B-1 Certificates will constitute
   "mortgage related securities" for purposes of the Secondary Mortgage Market
   Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized rating agency.

•  The Class B-2 and Class B-3 Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of
   1984.

See "Legal Investment" in the prospectus.

ERISA Considerations

If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to
Title I of ERISA, Section 4975 of the Code or any federal, state or local law which is similar to Title I of ERISA or Section 4975 of the Code, you should carefully review with your legal advisors whether the purchase or holding of an offered certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or any similar law.

Subject to the considerations and conditions described under "ERISA
Considerations" in this prospectus supplement, it is expected that the offered certificates (other than the Class 1-A-R Certificates) may be purchased by plans. The Class 1-A-R Certificates may not be purchased by plans.

                                      S-12

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

[Affiliations

Wachovia Bank, National Association, which is the sponsor, is the direct parent of the depositor and an affiliate of Wachovia Capital Markets, LLC. There are no additional relationships, agreements, or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.]

                                      S-13

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors.

      The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage backed securities.

      You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those offered certificates.

      You should carefully consider the risk factors discussed below in addition to the other information contained in this prospectus supplement and the prospectus.

The Rate of Principal          The rate of distributions of principal and the
Payments on the Mortgage       yield to maturity on your certificates will be
Loans Will Affect              the directly related to (i) the rate of payments of
Yield on the Offered           principal on the applicable mortgage loans and
Certificates                   (ii) the amount and timing of defaults by
                               borrowers that result in losses on such mortgage
                               loans. Borrowers are permitted to prepay their
                               mortgage loans, in whole or in part, at any time
                               without penalty.
                               The rate of principal payments on the mortgage
                               loans mainly will be affected by the following: o
                               the amortization schedules of the mortgage
                                  loans;
                               o     the rate of partial prepayments and full
                                  prepayments by borrowers due to refinancing,
                                  job transfer, changes in property values or
                                  other factors;
                               o     liquidations of the properties that secure
                                  defaulted mortgage loans;
                               o     repurchases of mortgage loans by the
                                  depositor or the seller, as applicable, as a
                                  result of defective documentation or breaches
                                  of representations or warranties; and
                               o  the optional repurchase of all the mortgage
                                  loans by [name of master servicer], as master
                                  servicer, to effect a termination of the
                                  trust.
                               For a more detailed discussion of these factors,
                               see "Prepayment and Yield Considerations" in this
                               prospectus supplement and "Description of the
                               Agreements -- Material Terms of the Pooling and
                               Servicing Agreements and the Underlying Servicing
                               - Assignment of Assets; Repurchases" and "--
                               Termination; Optional Purchase of Mortgage Loans"
                               and "Yield Considerations" in the prospectus.

                                      S-14

                               The rate of payments (including prepayments) on
                               mortgage loans is influenced by a variety of
                               economic, geographic, social and other factors,
                               but depends greatly on the level of mortgage
                               interest rates:
                               o  If prevailing interest rates for similar
                                  mortgage loans fall below the interest rates
                                  on the mortgage loans, the rate of prepayment
                                  would generally be expected to increase due to
                                  refinancings.
                               o  Conversely, if prevailing interest rates for
                                  similar mortgage loans rise above the interest
                                  rates on the mortgage loans, the rate of
                                  prepayment would generally be expected to
                                  decrease.
                               Mortgage originators make general and targeted
                               solicitations for refinancings. Any such
                               solicited refinancings may result in a rate of
                               prepayment that is higher than you might
                               otherwise expect.

                               If you are purchasing offered certificates at a
                               discount, you should consider the risk that if
                               principal payments on the applicable mortgage
                               loans occur at a rate slower than you expected,
                               your yield will be lower than you expected.

                               If you are purchasing offered certificates at a
                               premium, you should consider the risk that if
                               principal payments on the mortgage loans occur at
                               a rate faster than you expected, your yield may
                               be lower than you expected. See "Summary --
                               Prepayment and Yield Considerations" and
                               "Prepayment and Yield Considerations" in this
                               prospectus supplement.
Subordination of Super Senior  If you purchase Class B Certificates, you are
Support Certificates and       more likely to suffer losses as a result of
Class B Certificates and       losses or delinquencies on the mortgage loans
Increased Risk of Loss         than are holders of the Class A Certificates.

                               o  The rights of the holders of each class of
                                  Class B Certificates to receive distributions
                                  of interest and principal are subordinated to
                                  the rights of the holders of the Class A
                                  Certificates and the holders of each class of
                                  Class B Certificates with a lower numerical
                                  designation. For example, the holders of the
                                  Class B-2 Certificates will not receive
                                  principal or interest on a distribution date
                                  until the holders of the Class A Certificates
                                  and Class B-1 Certificates have received the
                                  amounts to which they are entitled on that
                                  date.

                               o  Losses that are realized on the mortgage loans
                                  will be allocated first to the Class B-6
                                  Certificates, then to the Class B-5
                                  Certificates and so on, in reverse of the
                                  numerical order of the Class B Certificates,
                                  until the class balances of those classes have
                                  been reduced to zero. After the outstanding

                                      S-15

                                  balances of the Class B Certificates have been
                                  reduced to zero, all losses will be allocated
                                  to the Class A Certificates that receive
                                  payments from the related loan group.
                               If you purchase super senior support
                               certificates, you should consider the risk that
                               after the Class B Certificates are no longer
                               outstanding, the principal portion of losses
                               realized on the mortgage loans in your related
                               loan group that are allocated to the related
                               super senior certificates will be borne by your
                               super senior support certificates, rather than
                               the related super senior certificates, for so
                               long as your super senior support certificates
                               are outstanding.

                               For a more detailed description of the
                               subordination feature of the Class B
                               Certificates, see "Description of the
                               Certificates -- Allocation of Losses" and "--
                               Cross-Collateralization" in this prospectus
                               supplement.

Limited Source of Payments -   Proceeds of the applicable mortgage loans will
No Recourse to Depositor,      be the sole source of payments on the
Originators, Seller,           certificates. The certificates do not represent
Servicers, Master Servicer,    an interest in or obligation of the depositor,
Certificate Administrator or   the originators, the seller, the servicers, the
Trustee                        master servicer, the certificate administrator,
                               the trustee or any of their affiliates. There
                               are, however, limited obligations of the seller
                               with respect to certain breaches of its
                               representations and warranties, and limited
                               obligations of the servicers and the master
                               servicer with respect to their servicing and
                               master servicing obligations. Neither the
                               certificates nor the mortgage loans will be
                               guaranteed by or insured by any governmental
                               agency or instrumentality, the depositor, the
                               originators, the seller, the servicers, the
                               master servicer, the certificate administrator,
                               the trustee or any of their affiliates.
                               Consequently, if payments on the mortgage loans
                               are insufficient or otherwise unavailable to make
                               all payments required on the certificates, there
                               will be no recourse to the depositor, the
                               originators, the seller, the servicers, the
                               master servicer, the certificate administrator,
                               the trustee or any of their affiliates.

Limited Liquidity              The underwriter intends to make a market for
                               purchase and sale of the offered certificates
                               after their initial issuance, but the
                               underwriter has no obligation to do so. There is
                               no assurance that such a secondary market will
                               develop or, if it does develop, that it will
                               provide you with liquidity of investment or that
                               it will continue for the life of the offered
                               certificates. As a result, you may not be able
                               to sell your certificates or you may not be able
                               to sell your certificates at a high enough price
                               to produce your desired return on investment.

                               The secondary market for mortgage backed
                               securities has experienced periods of
                               illiquidity and can be expected to do so in the
                               future. Illiquidity means that there may not be
                               any purchasers for your class of certificates.
                               Although any class of certificates may

                                      S-16

                               experience illiquidity, it is more likely that
                               classes of certificates that are more sensitive
                               to prepayment, credit or interest rate risk
                               (such as the super senior support certificates
                               and the Class B Certificates) will experience
                               illiquidity.

Geographic Concentration May   At various times, certain geographic regions
Increase Risk of Loss Due to   will experience weaker economic conditions and
Adverse Economic Conditions    housing markets and, consequently, will or
Natural Disasters              experience higher rates of delinquency and loss
                               on mortgage loans generally. In addition,
                               California, Florida and several other states have
                               experienced natural disasters, including
                               earthquakes, fires, floods and hurricanes, which
                               may adversely affect property values. Any
                               concentration of mortgaged properties in a state
                               or region may present unique risk considerations.
                               You should note that approximately ____%, ____%,
                               ____% and ____% (by aggregate principal balance
                               as of the cut-off date) of the Group 1 mortgage
                               loans, Group 2 mortgage loans, Group 3 mortgage
                               loans and Group 4 mortgage loans, respectively,
                               are secured by mortgaged properties located in
                               the state of California; approximately ____%,
                               ____%, ____% and ____% (by aggregate principal
                               balance as of the cut-off date) of the Group 1
                               mortgage loans, Group 2 mortgage loans, Group 3
                               mortgage loans and Group 4 mortgage loans,
                               respectively, are secured by mortgaged properties
                               located in the state of Florida; approximately
                               ____% and ____% (by aggregate principal balance
                               as of the cut-off date) of the Group 2 mortgage
                               loans and Group 3 mortgage loans, respectively,
                               are secured by mortgaged properties located in
                               the state of Georgia; approximately ____% (by
                               aggregate principal balance as of the cut-off
                               date) of the Group 4 mortgage loans are secured
                               by mortgaged properties located in the state of
                               Maryland; and approximately ____% and ____% (by
                               aggregate principal balance as of the cut-off
                               date) of the Group 3 mortgage loans and Group 4
                               mortgage loans, respectively, are secured by
                               mortgaged properties located in the commonwealth
                               of Virginia. See the tables entitled "Geographic
                               Distribution of the Mortgaged Properties" in
                               "Annex I - Mortgage Pool Data" in this prospectus
                               supplement for a listing of the locations and
                               concentrations of mortgaged properties.

                               Several hurricanes, which struck Louisiana,
                               Alabama, Mississippi, Texas and Florida in recent
                               months, may have adversely affected mortgaged
                               properties located in those states. Generally,
                               the mortgage pool does not include mortgage loans
                               secured by mortgaged properties located in the
                               federal emergency management agency ("FEMA")-
                               designated individual assistance zones. However,
                               FEMA-designated individual assistance zones are
                               subject to change from time to time by FEMA and,
                               therefore, no assurance can be given that the
                               mortgage pool is free of mortgage loans secured
                               by mortgaged properties located in those areas.
                               Further, mortgage loans in the mortgage pool may
                               be secured by mortgaged properties in
                               FEMA-designated public assistance areas, which
                               also may include mortgaged properties in areas

                                      S-17

                               that were affected by the hurricanes. The seller
                               will represent and warrant that each mortgaged
                               property is free of damage and in good repair as
                               of the closing date. In the event that a
                               mortgaged property is damaged as of the closing
                               date and that damage materially and adversely
                               affects the value of or the interests of the
                               holders of the certificates in the related
                               mortgage loan, the seller will be required to
                               repurchase the related mortgage loan from the
                               trust. Any such repurchases may shorten the
                               weighted average lives of the certificates. We do
                               not know how many mortgaged properties have been
                               or may be affected by the hurricanes and
                               therefore whether the payment experience on any
                               mortgage loan in the mortgage pool will be
                               affected.

                               Any deterioration in housing prices in a state or
                               region due to adverse economic conditions,
                               natural disaster or other factors, and any
                               deterioration of economic conditions in a state
                               or region that adversely affects the ability of
                               borrowers to make payments on the mortgage loans,
                               may result in losses on the mortgage loans. Any
                               losses may adversely affect the yield to maturity
                               of the offered certificates. See "Annex I -
                               Mortgage Pool Data" in this prospectus supplement
                               for further information regarding the geographic
                               concentration of the mortgage loans.

Rights of Beneficial Owners    All of the offered certificates (other than the
May Be Limited by Book-Entry   Class 1-A-R Certificates) are book-entry
System                         certificates and will be held through the
                               book-entry system of The Depository Trust
                               Company. Transactions in the these types of
                               certificates generally can be effected only
                               through DTC, Clearstream, Euroclear and their
                               participants. As a result:

                               o  your ability to pledge book-entry certificates
                                  to entities that do not participate in the DTC
                                  system, or to otherwise act with respect to
                                  book-entry  certificates,   may  be  limited
                                  due   to   the  lack   of   a   physical
                                  certificate  for  your  certificates;  and

                               o  under a book-entry format, you may experience
                                  delays in the receipt of payments, since
                                  distributions will be made by the trustee to
                                  the DTC, and not directly to you.

                               For a more detailed discussion of the book-entry
                               certificates, see "Description of the
                               Certificates -- Book-Entry Certificates" in this
                               prospectus supplement.

                                      S-18

Tax Consequences of Residual       o  The  Class  1-A-R  Certificates  will
Certificates                          represent ownership of the sole class of
                                      "residual interests" in each REMIC for
                                      federal income tax purposes.
                                   o  The holders of the Class 1-A-R
                                      Certificates must report as ordinary
                                      income or loss their pro rata share of the
                                      net income or the net loss of the related
                                      REMIC whether or not any cash
                                      distributions are made to them. This
                                      allocation of income or loss may result in
                                      a zero or negative after tax return. No
                                      cash distributions are expected to be made
                                      with respect to the Class 1-A-R
                                      Certificates other than the distribution
                                      of its class balance and interest on such
                                      balance.
                                   o  Treasury regulations require a seller of
                                      the Class 1-A-R Certificate to either pay
                                      the buyer an amount designed to compensate
                                      the buyer for assuming the tax liability
                                      or transfer only to certain eligible
                                      transferees should the seller wish to
                                      qualify for "safe harbor" protection from
                                      possible disregard of such a transfer.
                                   o  Due to their tax consequences, the Class
                                      1-A-R Certificates will be subject to
                                      restrictions on transfer that may affect
                                      their liquidity. In addition, the Class
                                      1-A-R Certificates may not be acquired by
                                      Plans.
                                   See "Description of the Certificates --
                                   Restrictions on Transfer of the Class 1-A-R
                                   Certificates," "Prepayment and Yield
                                   Considerations -- Yield on the Class 1-A-R
                                   Certificates," "ERISA Considerations" and
                                   "Federal Income Tax Consequences" in this
                                   prospectus supplement.

The Return on Your Certificates    The Servicemembers Civil Relief Act, as
Could be Reduced by Shortfalls     amended, formerly known as the Soldiers' and
Due to the Application of the      Sailors' Civil Relief Act of 1940, or the
Servicemembers Civil Relief Act    Relief Act, provides relief to borrowers who
and Similar State Laws             enter active military service and to
                                   borrowers in reserve status who are called to
                                   active duty after the origination of their
                                   mortgage loan. The Relief Act provides
                                   generally that a borrower who is covered by
                                   the Relief Act may not be charged interest on
                                   a mortgage loan in excess of 6% per annum
                                   during the period of the borrower's active
                                   duty. Any resulting interest shortfalls are
                                   not required to be paid by the borrower at
                                   any future time. Neither the servicers nor
                                   the master servicer are required to advance
                                   these shortfalls as delinquent payments.

                                   Interest shortfalls on the mortgage loans due
                                   to the application of the Relief Act or
                                   similar legislation or regulations will not
                                   be paid from any source on any payment date.

                                      S-19

                                   The Relief Act also limits the ability of a
                                   servicer to foreclose on a mortgage loan
                                   during the borrower's period of active duty
                                   and, in some cases, during an additional
                                   three-month period thereafter. As a result,
                                   there may be delays in payment and increased
                                   losses on the mortgage loans.

                                   The ongoing military operations of the
                                   United States in Iraq and Afghanistan have
                                   caused an increase in the number
                                   of  citizens  in  active  military
                                   duty, including those citizens previously in
                                   reserve status. We do not know how many
                                   mortgage loans have been or may be affected
                                   by the application of the Relief Act or
                                   similar federal and state legislation or
                                   regulations. See "Certain Legal Aspects of
                                   Mortgage Loans--Servicemembers' Civil Relief
                                   Act and Similar Laws" in the prospectus. It
                                   is possible that the number of reservists
                                   placed on active duty status in the near
                                   future may increase, and may increase
                                   substantially. In addition, other borrowers
                                   who enter military service after the
                                   origination of their mortgage loans
                                   (including borrowers who are members of the
                                   National Guard at the time of the origination
                                   of their mortgage loans and are later called
                                   to active duty) would be covered by the terms
                                   of the Relief Act. See "Description of the
                                   Certificates--Interest" in this prospectus
                                   supplement and "Certain Legal Aspects of the
                                   Mortgage Loans--Servicemembers' Civil Relief
                                   Act and Similar Laws" in the prospectus.

The Variable Rate of Interest on   The mortgage interest rate on each Group 1,
the Offered Certificates Will      Group 2, Group 3 and Group 4 mortgage loan
Affect Your Yield                  will be fixed for an initial period of
                                   approximately [three, five, seven and ten]
                                   years, respectively, from the date of
                                   origination of that mortgage loan.
                                   Thereafter, each mortgage loan provides for
                                   adjustments to the mortgage interest rate on
                                   an annual basis. The mortgage interest rate
                                   on each mortgage loan will adjust to equal
                                   the sum of an index and a gross margin.
                                   Mortgage interest rate adjustments will be
                                   subject to the limitations stated in the
                                   mortgage note with respect to increases and
                                   decreases for any adjustment (i.e., a
                                   "periodic cap"). In addition, the mortgage
                                   interest rate will be subject to an overall
                                   maximum mortgage interest rate. See "The
                                   Mortgage Pool" in this prospectus supplement.

                                   The pass-through rate on each certificate may
                                   decrease, and may decrease significantly,
                                   after the mortgage interest rates on the
                                   applicable mortgage loans begin to adjust as
                                   a result of, among other factors, the dates
                                   of adjustment, the gross margins and changes
                                   in the index. Moreover, although each
                                   mortgage loan has a maximum mortgage interest
                                   rate, none of the mortgage loans has a
                                   specified floor. Accordingly, the minimum
                                   mortgage interest rate to which the mortgage

                                      S-20

                                   loans may adjust will be the applicable gross
                                   margin. In addition, if, despite increases in
                                   the index, the mortgage interest rate on any
                                   mortgage loan cannot increase due to a
                                   maximum mortgage interest limitation or a
                                   periodic cap, the yield on the related
                                   certificates could be adversely affected.
                                   Further, because the pass-through rates on
                                   the Class A and Class B certificates will be
                                   based on a weighted average of the net
                                   mortgage interest rates of the related
                                   mortgage loans, disproportionate principal
                                   payments on the related mortgage loans having
                                   net mortgage interest rates higher or lower
                                   than the then-current pass-through rates on
                                   such certificates will affect the
                                   pass-through rates for such certificates for
                                   future periods and the yields on such
                                   certificates. See "The Mortgage Pool,"
                                   "Prepayment and Yield Considerations" and
                                   "Annex I - Mortgage Pool Data" in this
                                   prospectus supplement.

Mortgage Loans Paying Interest     Approximately ____% of the Group 1 mortgage
Only Until First Adjustment Date   loans, approximately ____% of the Group 2
May Have Higher Risk of Default    mortgage loans, approximately ____% of the
or Rates of Prepayment             Group 3 mortgage loans, approximately ____%
                                   of the Group 4 mortgage loans and
                                   approximately ____% of all of the mortgage
                                   loans (by aggregate stated principal balance
                                   of the mortgage loans in the related loan
                                   group or loan groups as of the cut-off date)
                                   require only the payment of interest until
                                   the month after the first rate adjustment
                                   date. At that time, the payments on each such
                                   mortgage loan will be recalculated to fully
                                   amortize its unpaid principal balance over
                                   the remaining life of such mortgage loan and
                                   the mortgagor will be required to make
                                   payments of both principal and interest. The
                                   required payment of principal will increase
                                   the burden on the mortgagor and may increase
                                   the risk of default under such mortgage loan.

                                   The increase in the mortgagor's monthly
                                   payment attributable to principal will occur
                                   when the mortgagor's monthly interest payment
                                   may also be increasing as a result of an
                                   increase in the mortgage interest rate on the
                                   first adjustment date. The combination of
                                   these two factors may significantly increase
                                   the risk of default under such mortgage loan.

                                   In addition, the increase in the monthly
                                   payment made by a mortgagor may induce the
                                   mortgagor to refinance such mortgage loan
                                   which would result in a prepayment of such
                                   mortgage loan.

Default Risk on High Balance       The principal balances of approximately
Mortgage Loans                     ____% of the Group 1 mortgage loans,
                                   approximately ____% of the Group 2 mortgage
                                   loans, approximately ____% of the Group 3
                                   mortgage loans, approximately ____% of the
                                   Group 4 mortgage loans and approximately
                                   ____% of all of the mortgage loans were in

                                      S-21

                                   excess of $________ as of the cut-off date.
                                   You should consider the risk that the loss
                                   and delinquency experience on these high
                                   balance loans may have a disproportionate
                                   effect on each of the respective mortgage
                                   pools as a whole.

                                      S-22

Some Interests Could Have          The depositor will represent and warrant in
Priority Over the Trustee's        the pooling agreement that the trust created
Interest In the Mortgage Loans,    under the pooling agreement will be the sole
Which Could Cause Delayed or       legal owner of each mortgage loan, free and
Reduced Distributions on the       clear of any encumbrance or lien (other than
Certificates                       any lien under the pooling agreement). If
                                   this representation and warranty were found
                                   not to be true, however, distributions to
                                   holders of certificates could be delayed or
                                   reduced.

                                   The trustee will not physically possess the
                                   mortgage notes and mortgages related to the
                                   mortgage loans. Instead, the bank will hold
                                   the mortgage notes and mortgages as custodian
                                   on behalf of the trustee. The mortgage notes
                                   and mortgages will not be endorsed or
                                   otherwise marked to reflect the transfer to
                                   the trustee, and assignments of the mortgages
                                   to the trustee will not be prepared or
                                   recorded. As a result, if a third party were
                                   to obtain physical possession of the mortgage
                                   notes or mortgages without actual knowledge
                                   of the prior transfer to the trustee, the
                                   trustee's interest in the mortgage notes and
                                   mortgages could be defeated, thereby likely
                                   resulting in delays or reductions in
                                   distributions on the certificates.

[The trustee may not have a        The master servicer will be permitted to
perfected interest in collections  commingle collections on the mortgage loans commingled by the master servicer  with its own funds, and may use the
with its own funds, which could    commingled funds for its own benefit. See
cause delayed or reduced           "The Pooling and Servicing Agreement" in
distributions on the certificates. this prospectus supplement. The trustee may not have a perfected interest in these
                                   amounts, and thus distributions on the
                                   certificates could be delayed or reduced if
                                   the master servicer were to enter
                                   conservatorship or receivership, were to
                                   become insolvent, or were to fail to perform
                                   its obligations under the servicing
                                   agreement.]

The Conservatorship, The           seller is the seller of the mortgage
Receivership, Bankruptcy, or       loans to the depositor. The seller is also
Insolvency of the Seller or the    the initial custodian and the provider of
Depositor Could Result In Delayed  administrative services to the depositor.
or Reduced Distributions on the    The seller is a national bank, and its
Certificates                       deposits are insured by the Federal Deposit
                                   Insurance Corporation (the "FDIC"). If
                                   certain events occur relating to the seller's
                                   financial condition or the propriety of its
                                   actions, the FDIC may be appointed as
                                   conservator or receiver for the seller.

                                   The seller treats its transfer of the
                                   mortgage loans to the depositor as a sale.
                                   Arguments may be made, however, that the
                                   transfer of the mortgage loans constitutes
                                   only the grant of a security interest under
                                   applicable law.

                                   Nevertheless, the FDIC has issued a
                                   regulation surrendering certain rights to
                                   reclaim, recover, or recharacterize a
                                   financial institution's transfer of financial
                                   assets such as the mortgage loans if:

                                      S-23

                                   o     the transfer involved a securitization
                                         of the financial assets and meets
                                         specified conditions for treatment as a
                                         sale under relevant accounting
                                         principles;

                                   o     the financial institution received
                                         adequate consideration for the transfer;

                                   o     the parties intended that the transfer
                                         constitute a sale for accounting
                                         purposes; and

                                   o     the financial assets were not
                                         transferred fraudulently, in
                                         contemplation of the financial
                                         institution's insolvency, or with the
                                         intent to hinder, delay, or defraud the
                                         financial institution or its creditors.

                                   The seller's transfer of the mortgage loans
                                   is intended to satisfy all of these
                                   conditions.

                                   If a condition required under the FDIC's
                                   regulation were found not to have been met,
                                   however, the FDIC could seek to reclaim,
                                   recover, or recharacterize the seller's
                                   transfer of the mortgage loans. The FDIC may
                                   not be subject to an express time limit in
                                   deciding whether to take these actions, and a
                                   delay by the FDIC in making a decision could
                                   result in delays or reductions in
                                   distributions on the certificates. If the
                                   FDIC were successful in any of these actions,
                                   moreover, holders of the certificates may not
                                   be entitled under applicable law to the full
                                   amount of their damages.

                                   Even if the conditions set forth in the
                                   regulation were satisfied and the FDIC did
                                   not reclaim, recover, or recharacterize the
                                   seller's transfer of the mortgage loans,
                                   distributions to holders of the certificates
                                   could be delayed or reduced if the seller
                                   entered conservatorship or receivership.

                                   The FDIC may be able to obtain a stay of any
                                   action by the trustee or any holders of
                                   certificates to enforce any obligations of
                                   the seller under any transaction document or
                                   to collect any amount owing by the seller
                                   under any transaction document. The FDIC also
                                   may require that its claims process be
                                   followed before payments on the mortgage
                                   loans are released to the trustee. The delay
                                   caused by any of these actions could result
                                   in losses to holders of the certificates.

                                   If the seller entered receivership or
                                   conservatorship, the FDIC, moreover, may have
                                   the power to choose whether or not the terms
                                   of the transaction documents will continue to

                                      S-24

                                   apply. Thus, regardless of what the
                                   transaction documents provide, the FDIC
                                   could:

                                   o     authorize the seller to stop acting as
                                         custodian of the mortgage loans or to
                                         stop providing administrative services
                                         to the depositor;

                                   o     prevent the appointment of a successor
                                         custodian or the appointment of a
                                         successor administrator for the
                                         depositor;

                                   o     alter the terms on which the seller
                                         continues to act as custodian of the
                                         mortgage loans or to provide
                                         administrative services to the
                                         depositor, including the amount or the
                                         priority of the fees paid to the
                                         seller; or

                                   o     authorize the seller to refuse to
                                         perform its obligations under the
                                         transaction documents, including its
                                         obligations to make payments or to
                                         repurchase mortgage loans.

                                   If any of these events were to occur, the
                                   trustee's rights under the transaction
                                   documents may be limited or eliminated. Such
                                   a repudiation by the FDIC could also excuse
                                   the other parties to the transaction
                                   documents from performing any of their
                                   obligations. Payments to holders of the
                                   certificates could be delayed or reduced.
                                   Holders of the certificates also may suffer a
                                   loss if the FDIC were to argue that any term
                                   of the transaction documents violates
                                   applicable regulatory requirements.

                                   [The depositor is a wholly-owned indirect
                                   subsidiary of the seller. Certain banking
                                   laws and regulations may apply not only to
                                   the seller but to its subsidiaries as well.
                                   If the depositor were found to have violated
                                   any of these laws or regulations, holders of
                                   the certificates could suffer a loss on their
                                   investment.

                                   Arguments also may be made that the FDIC's
                                   rights and powers extend to the depositor and
                                   the trust created under the pooling agreement
                                   and that, as a consequence, the FDIC could
                                   repudiate or otherwise directly affect the
                                   rights of holders of the certificates under
                                   the transaction documents. If the FDIC were
                                   to take this position, losses to holders of
                                   the certificates could result.]

                                   In addition, no assurance can be given that
                                   the FDIC in the event of a receivership or
                                   conservatorship of the seller would not
                                   attempt to exercise control over the mortgage
                                   loans or the other assets of the depositor or
                                   the trust on an interim or a permanent basis.

                                      S-25

                                   If this were to occur, distributions on the
                                   certificates could be delayed or reduced.

                                   Furthermore, if a conservator or receiver for
                                   the seller were to argue that any of the
                                   conservator's or receiver's administrative
                                   expenses relate to the mortgage loans or the
                                   transaction documents, those expenses could
                                   be paid from collections on the mortgage
                                   loans before the trustee receives any
                                   payments, which could result in losses to
                                   holders of the certificates.

                                   Regardless of any decision made by the FDIC
                                   or ruling made by a court, moreover, the mere
                                   fact that the seller or any of its affiliates
                                   has become insolvent or entered
                                   conservatorship, receivership, or bankruptcy
                                   could have an adverse effect on the value of
                                   the mortgage loans and on the liquidity and
                                   value of the certificates.

                                   There may be other possible effects of a
                                   receivership, conservatorship, or insolvency
                                   of the seller that could result in delays or
                                   reductions in distributions on the
                                   certificates.

Regulatory Action With Respect to  The seller is regulated and supervised by the Seller Could Result In Losses  the Office of the Comptroller of Currency,
                                   the FDIC, and the Board of Governors of the
                                   Federal Reserve System. These regulatory
                                   authorities, and possibly others, have broad
                                   powers of enforcement with respect to the
                                   seller and its affiliates.

                                   If any of these regulatory authorities were
                                   to conclude that an obligation under the
                                   transaction documents were an unsafe or
                                   unsound practice or violated any law,
                                   regulation, written condition, or agreement
                                   applicable to the seller or its affiliates,
                                   that authority may have the power to order
                                   the seller or the related affiliate to
                                   rescind the transaction document, to refuse
                                   to perform the obligation, to amend the terms
                                   of the obligation, or to take any other
                                   action determined by that authority to be
                                   appropriate. In addition, the seller or the
                                   related affiliate probably would not be
                                   liable to holders of certificates for
                                   contractual damages for complying with such
                                   an order, and holders of certificates would
                                   be unlikely to have any recourse against the
                                   regulatory authority. Therefore, if such an
                                   order were issued, distributions on the
                                   certificates could be delayed or reduced.

                                   In one case of which the depositor is aware,
                                   the regulatory authority ordered the
                                   financial institution to immediately resign
                                   as servicer and to cease performing its
                                   duties as servicer within approximately 120
                                   days, to immediately withhold and segregate
                                   funds from collections for payment of its
                                   servicing fee (notwithstanding the priority
                                   of payments in the securitization documents
                                   and the perfected security interest of the
                                   relevant trust in those funds), and to
                                   increase its servicing fee percentage above

                                      S-26

                                   that which was specified in the
                                   securitization documents.

Class B-1, Class B-2 and Class     In general, it is not expected that the
B-3 Certificates                   Class B-1, Class B-2 or Class B-3
                                   Certificates will receive any distributions
                                   of principal prepayments until the
                                   distribution date occurring in ______ 20__.
                                   On or after that date, all or a
                                   disproportionately large portion of principal
                                   prepayments on the mortgage loans will be
                                   allocated to the Class A Certificates as
                                   described in this prospectus supplement, and
                                   none or a disproportionately small portion of
                                   principal prepayments may be paid to the
                                   holders of the Class B Certificates. As a
                                   result, the weighted average lives of the
                                   Class B-1, Class B-2 and Class B-3
                                   Certificates may be longer than would
                                   otherwise be the case. See "Description of
                                   the Certificates--Principal--Prepayment
                                   Percentages" in this prospectus supplement.

[Inadequate Amount of Subsequent   If the amount of subsequent mortgage loans
Mortgage Loans Will Affect the     for loan group __ purchased by the trust is
Timing and Rate of Return on an    less than the amount deposited in the
Investment in the Offered          prefunding account on the closing date,
Certificates related to Loan       holders of the offered certificates related
Group __                           to such loan group that are entitled to
                                   payments of principal will receive a
                                   prepayment of principal of the amount
                                   remaining in the prefunding account on the
                                   distribution date occurring in ________ 200_.
                                   The types of mortgage loans that can be
                                   purchased as subsequent mortgage loans are
                                   similar to the applicable initial mortgage
                                   loans; however, the aggregate characteristics
                                   of the mortgage loans in such loan group
                                   after the prefunding period may differ from
                                   the aggregate characteristics of the initial
                                   mortgage loans in such loan group as of the
                                   closing date.

                                   See "Description of the Mortgage
                                   Pool--Prefunding and Conveyance of Subsequent
                                   Mortgage Loans" in this prospectus
                                   supplement.]

                                      S-27

                           FORWARD LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus contain forward looking statements within the meaning of Section 27A of the Securities Act of
1933, as amended. Specifically, forward looking statements, together with related qualifying language and assumptions, are found in the material
(including tables) under the headings "Risk Factors" and "Prepayment and Yield
Considerations" in this prospectus supplement and "Risk Factors" and "Yield
Considerations" in the accompanying prospectus. Forward looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language such as "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward looking statement is based.

                                      S-28

                                THE MORTGAGE POOL

      The following descriptions of the Mortgage Loans and the Mortgaged
Properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date.
Prior to the Closing Date, Mortgage Loans may be removed from the Loan Groups and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Loan Groups as they will be constituted on the
Closing Date. Unless the context requires otherwise, references below to percentages of the Mortgage Loans in a Loan Group are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date and references below to percentages of all Mortgage Loans are approximate percentages of the aggregate Stated Principal Balance of the
Mortgage Loans in all Loan Groups as of the Cut-off Date. In the event mortgage loans are removed from or added to the Mortgage Pool after the date hereof prior to the Closing Date and any material pool characteristics of the actual Mortgage
Pool differ by 5% or more from the description of the Mortgage Pool in this prospectus supplement, a current report on Form 8-K describing the final
Mortgage Pool will be filed with the SEC within four business days of the
Closing Date.

      The Trust will consist primarily of a Mortgage Pool of fully-amortizing
Mortgage Loans secured by first liens on one- to four-family residential properties. The Mortgage Loans have been divided into four Loan Groups consisting of Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4,
referred to as Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage
Loans and Group 4 Mortgage Loans.

      [All of the Mortgage Loans require monthly payments to be made no later than either the [1st] or [15th] day of each month, with a grace period of [15]
days. The applicable Servicer sends monthly invoices to borrowers. [In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately.] Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. [Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.]]

      The Group 1 Mortgage Loans, the Group 2 Mortgage Loans, the Group 3
Mortgage Loans, and the Group 4 Mortgage Loans will bear a fixed mortgage interest rate for approximately [three, five, seven and ten] years, respectively. Each mortgage note provides for adjustments to the mortgage interest rate thereon on each Adjustment Date, which will be at the end of the initial fixed-rate period and annually thereafter. Approximately ____% of the
Group 1 Mortgage Loans, approximately ____% of the Group 2 Mortgage Loans, approximately ____% of the Group 3 Mortgage Loans, approximately ____% of the
Group 4 Mortgage Loans and approximately ____% of all of the Mortgage Loans require only payments of interest until the month following the first Adjustment
Date.

      On each Adjustment Date, the mortgage interest rate of such Mortgage Loan will adjust to the sum of the related Index and the Gross Margin rounded up to the nearest one-eighth of one percent, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the mortgage interest rate in effect prior to such adjustment by more than the Periodic Cap. The initial rate caps on the Group 1 Mortgage Loans,
Group 2 Mortgage Loans, Group 3 Mortgage Loans and Group 4 Mortgage Loans are
generally _%, _%, _% and _%, respectively, for the first Adjustment Date, and the Periodic Caps for the Mortgage Loans in all of the Loan Groups are _% for
every Adjustment Date thereafter. In addition, adjustments to the interest rate for each Mortgage Loan are subject to a lifetime Rate Ceiling. None of the

                                      S-29

Mortgage Loans are subject to a lifetime minimum mortgage interest rate.
Therefore, the minimum mortgage interest rate for each Mortgage Loan will be the
Gross Margin for that Mortgage Loan. On the first due date following each
Adjustment Date for each Mortgage Loan, the monthly payment for the Mortgage
Loan will be adjusted, if necessary, to an amount that will fully amortize such
Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.

      The index for the Mortgage Loans will be [One-Year LIBOR]. In the event such Index is no longer available, the related Servicer will select a substitute
Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

      Listed below are historical values of [One-Year LIBOR] available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements in [One-Year LIBOR] and may not be indicative of future rates. The source of the values shown below is
[British Bankers' Association].

                                [One-Year LIBOR]
                 --------------------------------------------------------------
Month              2005     2004     2003     2002     2001     2000    1999
                 --------------------------------------------------------------
January            ___%     ___%     ___%     ___%     ___%     ___%     ___%
February           ___      ___      ___      ___      ___      ___      ___
March              ___      ___      ___      ___      ___      ___      ___
April              ___      ___      ___      ___      ___      ___      ___
May                ___      ___      ___      ___      ___      ___      ___
June               ___      ___      ___      ___      ___      ___      ___
July               ___      ___      ___      ___      ___      ___      ___
August             ___      ___      ___      ___      ___      ___      ___
September          ___      ___      ___      ___      ___      ___      ___
October            ___      ___      ___      ___      ___      ___      ___
November           ___      ___      ___      ___      ___      ___      ___
December           ___      ___      ___      ___      ___      ___      ___

      The Mortgage Pool consists of Mortgage Loans that were either (i)
originated by [name of originators], as Originators, or (ii) purchased by the
Originators from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities. For a description of the underwriting standards applicable to the Loan Groups, see "Underwriting Standards" in this prospectus supplement. The
Mortgage Loans were sold by the Originators to Wachovia Bank, as Seller, and will be sold by the Seller to the Depositor on the Closing Date [and, with respect to Subsequent Mortgage Loans, on the date such Subsequent Mortgage Loan is purchased,] pursuant to a Mortgage Loan Purchase Agreement between the Seller and the Depositor. The Mortgage Loan Purchase Agreement will provide the
Depositor with remedies against the Seller for breaches of representations and warranties made by the Seller with respect to the Mortgage Loans and those remedies will be assigned by the Depositor to the Trustee in the Pooling
Agreement. The Pooling Agreement will provide remedies against the Depositor for the failure to deliver documentation with respect to the Mortgage Loans.

      [As of the Cut-off Date, no Mortgage Loan was delinquent and no Mortgage
Loan has been more than 30 days delinquent more than once during the preceding twelve months.] [As of the Cut-off Date, approximately ___% of the Mortgage
Loans are currently 30 to 59 days delinquent in payment of principal and interest. As of the Cut-off Date, approximately ___% of the Mortgage Loans have been a maximum of 30 to 59 days delinquent in payment of principal and interest since origination. As of the Cut-off Date, approximately ___% of the Mortgage

                                      S-30

Loans are currently 60 to 89 days delinquent in the payment of principal and interest. As of the Cut-off Date, approximately ___% of the Mortgage Loans have been a maximum of 60 to 89 days delinquent in the payment of principal and interest since origination. As of the Cut-off Date, approximately ___% of the
Mortgage Loans are currently 90 or more days delinquent in the payment of principal and interest. As of the Cut-off Date, approximately ___% of the
Mortgage Loans have been 90 or more days delinquent in the payment of principal and interest since origination. A Mortgage Loan is considered to be "30 to 59 days," "60 to 89 days" or "90 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.]

      As of the Cut-off Date, no Mortgage Loan had a Loan-to-Value Ratio of more than ____%. For more information on the Loan-to-Value Ratios of the Mortgage
Loans, see the "Original Loan-to-Value Ratios" tables in Annex I to this prospectus supplement. The value of any mortgaged property generally will change from the level that existed on the appraisal or sale date. If residential real estate values generally or in a particular geographic area decline, the
Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the
Mortgage Loans.

      The Mortgage Loans were selected for inclusion in the Mortgage Pool from among mortgage loans owned by [name of seller and sponsor] based on [name of seller and sponsor]'s assessment of investors preferences and rating agency criteria. [Expenses incurred in connection with the selection and acquisition of the Mortgage Loans, including the purchase of the Mortgage Loans from the Seller for $________, will be paid from offering proceeds owed to the Depositor.]

      The tables included in Annex I set forth additional information with respect to the Mortgage Pool.

[Prefunding and Conveyance of Subsequent Mortgage Loans

      On the Closing Date, approximately $___________ will be deposited into the prefunding account established and maintained by the certificate administrator on behalf of the certificateholders. The amount deposited in the prefunding account will be used to purchase additional mortgage loans for Loan Group __, referred to in this prospectus supplement as the "Subsequent Mortgage Loans."
Any investment income earned from amounts in the prefunding account shall be paid to the Depositor, and will not be available for payments on the certificates. With respect to the prefunding account, during the period from the closing date until the earliest of (i) the date on which the amounts on deposit in such prefunding account have been reduced to zero, (ii) an event of default occurs under the Pooling Agreement or (iii) _____ __, 200_, such period is referred to in this prospectus supplement as the "prefunding period," the
Depositor is expected to purchase Subsequent Mortgage Loans from the seller, or other mortgage loan sellers, and sell such Subsequent Mortgage Loans to the trust. The purchase price for each Subsequent Mortgage Loan will equal the
Stated Principal Balance of such Subsequent Mortgage Loan and will be paid from the prefunding account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the prefunding account and increase the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group __.

      The characteristics of the Mortgage Loans in the trust will vary upon the acquisition of Subsequent Mortgage Loans.

      The obligation of the trust to purchase Subsequent Mortgage Loans during the prefunding period is subject to the following requirements:

                                      S-31

o     each Subsequent Mortgage Loan may not be __ or more days contractually delinquent as of its subsequent Cut-off Date;

o     each Subsequent Mortgage Loan will have a Net Mortgage Interest Rate equal to or greater than ___%;

o     each Subsequent Mortgage Loan may not have a final maturity date later than ______
      __, 20__;

o     the remaining term to stated maturity of each Subsequent Mortgage Loan will not exceed __ years;

o     each Subsequent Mortgage Loan will have an Loan-to-Value Ratio not greater than
      -----%;

o     each Subsequent Mortgage Loan will have a principal balance not greater than
      $--------;

o     each Subsequent Mortgage Loan will have a first payment date no later than ______ __,
      200_;

o     [no Subsequent Mortgage Loan will be subject to the Homeownership and Equity
      Protection Act of 1994 or any comparable state or local law; and]

o     each Subsequent Mortgage Loan will be otherwise acceptable to the rating agencies, as evidenced by a prior written confirmation.

      Following the purchase of such Subsequent Mortgage Loans by the trust, the group __ mortgage loans, including any Subsequent Mortgage Loans conveyed to such loan group, will have the following characteristics as of their respective
Cut-off Dates:

o     the weighted average of the Net Mortgage Interest Rate of approximately ____% per annum;

o     a weighted average remaining term to stated maturity of approximately ___ months;

o     a Loan-to-Value Ratio of not more than _____%;

o     no more than _____% by aggregate Stated Principal Balance of the group __ mortgage loans will be concentrated in one state; and

o     no more than _____% by aggregate Stated Principal Balance of the group 5 mortgage loans will relate to non owner occupied properties.]

[Static Pool Information

      Current static pool data with respect to Mortgage Loans
[serviced/originated/securitized] by [name of appropriate servicer, sponsor or originator] [will be available on the internet at [www.__________] (the "Static
Pool Data").] [is being provided by the filing of a periodic report on Form 8-K dated _______ __, ____ (the "Static Pool Data"). Such Form 8-K is incorporated by reference into this prospectus supplement.] [All Static Pool Data [on such
Internet Web site] [contained in such report filed on Form 8-K] for periods prior to January 1, 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the notes.]
[Static pool information for periods prior to January 1, 2003 is not available and cannot be obtained without unreasonable expense or effort.]

                                      S-32

      As used in the Static Pool Data, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

      From time to time, the Master Servicer [or the related Servicer] will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the mortgage loan's original payment terms. The trial period is designed to evaluate both a borrower's desire to remain in the mortgaged property and, in some cases, a borrower's capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized. Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure.

      Charge-offs are taken only when the Master Servicer [or the related
Servicer] has determined that it has received all payments or cash recoveries which the Master Servicer [or the related Servicer] reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

      There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust.]

                             UNDERWRITING STANDARDS

      The Originators provided the information in the following paragraphs. The following is a description of the underwriting standards used by the Originators in connection with its acquisition of the related Mortgage Loans.

[Name of originator] Underwriting Standards

      The following is a brief description of the underwriting standards and procedures applicable to the mortgage loans originated by [name of originator].
[Describe the originator's solicitation, credit granting or underwriting criteria used to originate or purchase the pool assets, including, to the extent known, any changes in such criteria and the extent to which such policies and criteria are or could be overridden, and the acquisition or underwriting criteria for additional pool assets to be required during the prefunding period, including a description of any differences from the criteria used to select the current asset pool.]

                               THE ISSUING ENTITY

      Wachovia Mortgage Loan Trust, LLC Series 200_-_ Trust, referred to in this prospectus supplement as the issuing entity or the Trust, will be a common-law trust formed pursuant to the Pooling Agreement. On the closing date, the
Depositor will deposit into the Trust the Mortgage Loans that in the aggregate will constitute the Mortgage Pool, secured by [first liens on one- to four-family residential properties]. The Trust will not have any additional equity, or any officers or directors. The Pooling Agreement authorizes the Trust to engage only in selling the Certificates in exchange for the Mortgage Loans, entering into and performing its obligations under the Pooling Agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the Trust and making distributions to certificateholders.

                                      S-33

      The fiscal year end of the Trust is ______ ___. The [master servicer] will file with the SEC an annual report on Form 10-K on behalf of the Trust 90 days after the end of its fiscal year.

      The Pooling Agreement provides that the Depositor assigns to the Trustee for the benefit of the certificateholders without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans. Furthermore, the
Pooling Agreement states that, although it is intended that the conveyance by the Depositor to the Trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the
Depositor to the Trustee of a security interest in the Mortgage Loans and related collateral.

                             THE SELLER AND SPONSOR

      [Name of seller and sponsor] is the Seller of the Mortgage Loans and the
Sponsor of the transaction. [Name of seller and sponsor] is a [______
corporation] [national banking association], and its headquarters and executive offices are located in ________, ______. The Sponsor's securitization program includes acquiring and securitizing [state types of loans an other securitized products of the sponsor] for [_____] years. [Describe the general character of the Sponsor's business, the Sponsor's experience in securitizing assets of any type and the type included in the current transaction, the size, composition and growth of the Sponsor's portfolio of assets of the type to be securitized, and other material Sponsor information (e.g., any prior securitizations organized by the Sponsor have defaulted or experienced an early amortization triggering event).]

      [To be used if Wachovia Bank is the seller and sponsor.] [Wachovia Bank,
National Association (referred to in this prospectus supplement as Wachovia
Bank) is the Sponsor and Seller of all of the Mortgage Loans. Wachovia Bank is a
national banking association, an affiliate of the Depositor and a direct wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation and a multi-bank holding company registered under the Bank Holding Company Act.
Wachovia Bank is engaged in general commercial banking business, offering a full range of financial services to corporations and individuals. Wachovia Bank's headquarters and its executive offices are located at 301 S. College Street,
Charlotte, North Carolina 28288.

      Wachovia Bank and its affiliates have been participants in the securitization market for [over a decade], and Wachovia Bank has sponsored publicly-offered securitization transactions since [1996]. Wachovia Bank and its affiliates securitize, sell and service primarily commercial and consumer mortgage loans and auto loans, and they also administer multi-seller commercial paper conduits. Wachovia Bank's securitization program is not a material source of funding for its operations.

      The Depositor's securitization program was initiated by Wachovia Bank to finance fully amortizing, one- to four-family, residential first lien mortgage loans that have been originated by third parties. In the future, the Depositor may securitize other types of mortgages loans described in the accompanying prospectus under "Description of the Trusts -- Assets," or mortgage loans originated by Wachovia Bank or its affiliates. The table below sets forth the number and aggregate principal balance of the mortgage loans which have been included in trusts formed by the Depositor:

                           2005        2006
Number                     _________    _________
Aggregate Principal
Balance (in millions) $____________$___________

      The Sponsor's and Seller's material obligations in the transaction are to purchase the Mortgage Loans from the Originators and sell them to the Depositor, and to repurchase or substitute defective Mortgage Loans in certain instances, as described in "The Pooling and Servicing Agreement -- Assignment of Mortgage
Loans" and "-- Repurchases of Mortgage Loans" in this prospectus supplement.]

                                      S-34

      The Certificates do not represent an interest in or an obligation of the
Seller or the Sponsor. The Seller's and the Sponsor's only obligations with respect to the Certificates will be pursuant to certain limited representations and warranties made by the Seller or as otherwise provided in this prospectus supplement. The Sponsor has no obligations with respect to the Certificates.

                                   ORIGINATORS

       [[Name of originator] is a [_______] corporation and wholly-owned subsidiary of [_______]. [Name of originator] originated [___]% [more than ten percent] by principal amount of the mortgage loans. [Describe, to the extent material, origination program, experience, size of originator's portfolio, performance of pool assets, role and function in transaction. Add disclosure required under Item 1110(b) with respect to any other originators that originated 20% or more of pool assets.]]

                                    SERVICING

General

      [Describe the roles, responsibilities and oversight of each servicer and any subservicers in the servicing structure, and to extent material any special or unique factors involved in servicing the particular type of assets included in the current transaction, and processes and procedures designed to address such factors.]

The Master Servicer

      [Name of master servicer] is a [______ corporation], and its headquarters and executive offices are located in ________, ______. [Describe the master servicer's experience in servicing assets of any type; experience in, and procedures for, servicing the assets of the type included in the current transaction; to the extent material, information regarding the size, composition and growth of its portfolio of assets of the type included in the current transaction; other information on factors related to it that may be material to an analysis of the servicing of the assets (including graphical presentations of delinquency and loss information); to the extent material, any statistical information regarding servicer advances on the pool assets and the servicer's overall servicing portfolio for the past three years; and any material changes to its policies or procedures in the servicing function during the past three years; and, to the extent material, information regarding its financial condition.]

The Servicers

      [Name of servicer] is a [______ corporation], and its headquarters and executive offices are located in ________, ______. [Name of servicer] will service [___]% [more than ten percent] by principal amount of the mortgage loans. [Describe the servicer's experience in servicing assets of any type;
experience in, and procedures for, servicing the assets of the type included in the current transaction; to the extent material, information regarding the size, composition and growth of its portfolio of assets of the type included in the current transaction; other information on factors related to it that may be material to an analysis of the servicing of the assets (including graphical presentations of delinquency and loss information); to the extent material, any statistical information regarding servicer advances on the pool assets and the servicer's overall servicing portfolio for the past three years; and any

                                      S-35

material changes to its policies or procedures in the servicing function during the past three years; and, to the extent material, information regarding its financial condition.]

Servicing and Other Compensation and Payment of Expenses

      The Servicing Fee is payable out of the interest payments received on each
Mortgage Loan serviced by the related Servicer, prior to any payments to the
Master Servicer or the Certificate Administrator or any distributions to the certificateholders. For each Loan Group, the related Master Servicing Fee is payable out of the Pool Distribution Amount for such Loan Group, as described in
"Description of the Certificates -- Priority of Distributions" in this prospectus supplement. The Administrative Fees with respect to a Loan Group, consisting of the Servicing Fee and the Master Servicing Fee for such Loan
Group, will accrue on the Stated Principal Balance of each Mortgage Loan in such
Loan Group as of the due date in the month preceding the month of the related
Distribution Date at the Administrative Fee Rate, which is equal to the sum of the Servicing Fee Rate and the Master Servicing Fee Rate. The annual fee payable to the Trustee for its responsibilities under the Pooling Agreement will be payable by the Master Servicer.

      The Master Servicing Fee Rate and the applicable "Servicing Fee Rate" for each Mortgage Loan serviced by the related Servicer will be a per annum rate set forth in the table below:

Master Servicing Fee  [Name of Servicer] Servicing       [Name of Servicer]
        Rate                    Fee Rate                 Servicing Fee Rate
---------------------------------------------------------------------------------
        [--%]                     [--%]                        [--%]

      Each Servicer is obligated to pay certain ongoing expenses associated with the Trust and incurred by such Servicer in connection with its responsibilities under the Pooling Agreement. Those amounts will be paid by the applicable
Servicer out of its Servicing Fee. The amount of a Servicer's Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans in the Loan Groups it services, as described in "The Pooling and Servicing Agreement --
Compensating Interest" in this prospectus supplement. Each Servicer is also entitled to receive all late payment fees, assumption fees and other similar charges, all investment income earned on amounts on deposit in the applicable
Servicer Custodial Account, and any Excess Liquidation Proceeds with respect to
Liquidated Mortgage Loans that it services.

      The Master Servicer is also entitled to receive all investment income earned on amounts on deposit in the Certificate Account.

      Each of the Master Servicer, the Servicers, the Certificate Administrator,
the Trustee and the Depositor is entitled to be reimbursed from and indemnified by the Trust for certain expenses incurred by the Master Servicer, the
Servicers, the Certificate Administrator, the Trustee or the Depositor, as
applicable, in connection with their respective responsibilities under the
Pooling Agreement.

                     AFFILIATIONS AMONG TRANSACTION PARTIES

      The diagram below illustrates the ownership structure among the affiliated transaction parties.

                      [Diagram to be provided with each transaction.]

                                      S-36

                                LEGAL PROCEEDINGS

      There are no material pending legal or other proceedings involving the
Mortgage Loans or the Seller and Sponsor, the Master Servicer, the Servicers,
the Depositor, the Trust, or other parties described in Item 1117 of Regulation
AB that, individually or in the aggregate, would have a material adverse impact on investors in these Certificates.

      The Seller and Sponsor, the Master Servicer, the Servicers and the
Originators are currently parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of these parties that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on their ability to perform their obligations in relation to the Mortgage
Loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on the Seller and Sponsor, the Master Servicer, the Servicers and the Originators. Any such unfavorable outcome could adversely affects the ability of Master Servicer or the Servicers to perform their servicing duties with respect to the Mortgage Loans and potentially lead to the replacement of Master Servicer or the Servicers with a successor servicer.

                       THE POOLING AND SERVICING AGREEMENT

      The Certificates will be issued pursuant to the Pooling Agreement. The prospectus contains important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. See "Description of
the Agreements" in the prospectus.

      The following summaries do not purport to be complete and are subject to the provisions of the Pooling Agreement which are incorporated by reference. The
Depositor will file a final copy of the Pooling Agreement with the SEC pursuant to a Current Report on Form 8-K within fifteen days after the Closing Date.

Assignment of Mortgage Loans

      In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, the Mortgage File with respect to each Mortgage Loan. Assignments of the Mortgage Loans to the Trustee
(or its nominee) will not be recorded, except in states where recordation is required in the appropriate public office for real property records by either
Rating Agency to obtain the initial ratings on the Certificates described under
"Certificate Ratings" in this prospectus supplement . With respect to any
Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered, and any such Mortgage will not be recorded. Instead, the related
Servicer will be required to take all actions as are necessary to cause the
Trust to be shown as the owner of the related Mortgage Loan on the records of
MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will promptly review each Mortgage
File after the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to determine if any of the required documents is missing.

Repurchases of Mortgage Loans

      If any document required to be included in the Mortgage File is defective or is not delivered to the Trustee and the defect or omission materially and adversely affects the interest of the certificateholders in the Mortgage Loan, or if a Mortgage Loan breaches any of the representations made by the Seller in

                                      S-37

the Mortgage Loan Purchase Agreement in any material respect and the Depositor or the Seller, as applicable, does not cure such omission or defect within 90 days, the Depositor or the Seller, as applicable, will be required, within 90 days following discovery or notice of the defect or omission either (i) to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price, or (ii) to substitute an Eligible Substitute
Mortgage Loan; however, such substitution generally is permitted only within two years of the Closing Date. Any Mortgage Loan repurchased or subject to a substitution as described in this paragraph is referred to as a Deleted Mortgage
Loan. In the case of the breach of the representation made by the Seller that a
Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the Seller will be required to pay any costs or damages incurred by the Trust as a result of the violation of such laws.

      With respect to any Eligible Substitute Mortgage Loan, if the principal balance of such Eligible Substitute Mortgage Loan (after deduction of any
Monthly Payments due in the month of substitution) is less than the unpaid principal balance of the related Deleted Mortgage Loan, such shortfall (referred to as a Substitution Adjustment Amount) will be deposited by the Seller or the
Depositor, as applicable, and held for distribution to the certificateholders on the related Distribution Date.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document or a breach of a representation or warranty.

Payments on Mortgage Loans; Accounts

      On or prior to the Closing Date, each Servicer will establish an account
(referred to in this prospectus supplement as a Servicer Custodial Account).
Funds credited to a Servicer Custodial Account may be invested for the benefit and at the risk of the related Servicer in certain eligible investments, as described in the Pooling Agreement, that are scheduled to mature on or prior to the second business day preceding the next Distribution Date. On or prior to the second business day immediately preceding each Distribution Date, each Servicer will withdraw from its Servicer Custodial Account the Pool Distribution Amount
for each Mortgage Loan it services and will remit such funds to the Certificate
Administrator for deposit in the Certificate Account.

      Additionally, each Servicer may from time to time make withdrawals from the related Servicer Custodial Account for the following purposes:

o        to pay itself the Servicing Fees described in "Servicing -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement;

o        to reimburse itself for any unreimbursed advances, as more specifically described below under "-- Advances";

o        to reimburse itself for any expenses covered by insurance that are payable from Insurance Proceeds;

o        to pay the purchaser of any repurchased Mortgage Loan any amounts received in respect of such Mortgage Loan after the date of repurchase;

o        to reimburse itself or the Depositor for any expenses incurred that are indemnified by the Trust, as described under "Description of the

                                      S-38

         Agreements -- Material Terms of the Pooling and Servicing Agreements
         and Underlying Servicing Agreements -- Certain Matters Regarding
         Servicers, the Master Servicer and the Depositor" in the prospectus;
         and

o        to withdraw any amount deposited to the Servicer Custodial Account that was not required to be deposited in the Servicer Custodial Account.

      The Certificate Administrator will establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account (referred to in this prospectus supplement as the Certificate Account) into which it will deposit amounts received from the Servicers and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master
Servicer's expenses, as provided in the Pooling Agreement). The Certificate
Account and amounts at any time credited thereto will comply with the requirements of the Pooling Agreement and will meet the requirements of the
Rating Agencies. Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Master Servicer in certain eligible investments, as described in the Pooling Agreement.

      The Certificate Administrator may from time to time make withdrawals from the related Certificate Account for the following purposes:

o        to make the payments described under "The Certificates -- Priority of
         Distributions" in this prospectus supplement;

o        to pay to the Master Servicer any investment income earned on amounts on deposit in the Certificate Account;

o        to reimburse the Master Servicer for any unreimbursed advances, as more specifically described below under "-- Advances";

o        to reimburse itself for any expenses covered by insurance that are payable from Insurance Proceeds;

o        to reimburse itself, the Trustee or the Certificate Administrator for:

-           any expenses incurred that are indemnified by the Trust, as described below under "-- The Trustee" and "-- The Certificate
            Administrator", and under "Description of the Agreements -- Material
            Terms of the Pooling and Servicing Agreements and Underlying
            Servicing Agreements -- Certain Matters Regarding Servicers, the
            Master Servicer and the Depositor" in the prospectus;

-           any expenses payable by the Trust to the Trustee in connection with the appointment of a successor master servicer or servicer; or

-           any expenses payable by the Trust to the Trustee or Certificate
            Administrator in connection with the appointment of a successor trustee or certificate administrator pursuant to the request of the certificateholders; and

o        to withdraw any amount deposited to the Servicer Custodial Account that was not required to be deposited in the Servicer Custodial Account.

                                      S-39

Compensating Interest

      When a Mortgage Loan is subject to a partial prepayment or is prepaid in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates.
Prepayments will be distributed to certificateholders on the Distribution Date in the month following the month of receipt.

      Pursuant to the Pooling Agreement, the aggregate Servicing Fee payable to a Servicer for any month will be reduced by the amount of Compensating Interest with respect to such Servicer. To the extent the Servicers fail to pay
Compensating Interest in respect of any Distribution Date, the Master Servicer will be required to pay such Compensating Interest up to the amount of the
Master Servicing Fee payable to the Master Servicer on such Distribution Date.
Any such shortfalls in interest as a result of prepayments on the Mortgage Loans in excess of the amount of the related Compensating Interest for a month will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of such prepayments. See
"Description of the Certificates -- Interest" in this prospectus supplement.

Advances

      Subject to the following limitations, each Servicer will be required to make advances prior to each Distribution Date in an amount equal to the aggregate of payments of principal and interest (net of the related Servicing
Fee and any amounts such Servicer has determined will be a non-recoverable
Advance) which were due on the related due date on the Mortgage Loans in the
Loan Groups it services and which were delinquent on the related Determination
Date. Advances by a Servicer will be made from its own funds or funds in the applicable Servicer Custodial Account that do not constitute a portion of the applicable Pool Distribution Amount for such Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO property or mortgaged property relating to such
Mortgage Loan.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Advances if the Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan.
Recoverability is determined in the context of existing outstanding delinquencies, the current loan-to-value ratio and an assessment of the fair market value of the related mortgage property. If a Servicer determines on any
Determination Date to make an Advance, such Advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by a Servicer to make a required Advance will constitute an event of default, and the Master Servicer, as successor servicer, or any other successor servicer will be obligated to advance such amounts to the Certificate Account to the extent provided in the Pooling Agreement. Any failure of the Master Servicer, as successor servicer, to make such an Advance would constitute an event of default, and the Trustee (if it succeeds to the obligations of the Master
Servicer under the Pooling Agreement) or the successor master servicer will be obligated to make the Advance, as successor servicer, in accordance with the terms of the Pooling Agreement.

Optional Termination

      The circumstances under which the obligations created by the Pooling
Agreement will terminate in respect of the Certificates are described in
"Description of the Securities -- Termination; Optional Purchase of Mortgage
Loans" in the prospectus. In addition, [name of master servicer], as Master
Servicer, will have the option to purchase all remaining Mortgage Loans and

                                      S-40

other assets in the Trust when the scheduled balance of the Mortgage Pool as of the Distribution Date on which the purchase proceeds are to be distributed is less than [5%] of the initial balance of the Mortgage Pool [plus the aggregate amount on deposit in the prefunding account on the Closing Date]. The purchase price will generally be equal to the sum of the Stated Principal Balances of the
Mortgage Loans and the fair market value of any REO properties held by the
Trust, together with the amount of any unpaid Advances of delinquent principal and interest made by the Servicers or the Master Servicer and one month's interest on the Stated Principal Balance of each Mortgage Loan.

      Distributions in respect of an optional purchase described above will be paid to certificateholders in order of their priority of distribution as described below under "Description of the Certificates -- Priority of
Distributions." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of the REO property and such fair market value is less than the scheduled balance of the related Mortgage Loan.

      In no event will the Trust created by the Pooling Agreement continue beyond the later of (a) the repurchase described above, if it results in the
Trust no longer owning any Mortgage Loans, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling Agreement and (c)
the final distribution to certificateholders of amounts received in respect of the assets of the Trust. The termination of the Trust will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Trust.

Special Servicing Agreements

      The Pooling Agreement will permit each Servicer to enter into a special servicing agreement with an unaffiliated holder of 100% of a class of Class B
Certificates or of a class of securities representing interests in one or more classes of Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may instruct the applicable Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans, but the applicable
Servicer will be required to continue otherwise to service the Mortgage Loans in accordance with the provisions of the Pooling Agreement.

The Trustee

      [Name of Trustee] is [________ corporation] and will act as Trustee for the certificates under the Pooling Agreement. The Depositor, the Sponsor, the
Seller, the Master Servicer, the Servicers and/or their respective affiliates may maintain other banking relationships in the ordinary course of business with the Trustee and its affiliates. The principal offices of the Trustee are located
______, ______. [Describe to what extent the Trustee has had prior experience serving as a Trustee for asset-backed securities transactions involving similar pool assets, if applicable.]

      Under the terms of the Pooling Agreement, the Master Servicer has agreed to pay to the Trustee reasonable compensation for performance of its duties under the Pooling Agreement. The Trustee has agreed to perform only those duties specifically set forth in the Pooling Agreement. Many of the duties of the
Trustee are described throughout this prospectus supplement. Under the terms of the Pooling Agreement, the Trustee's limited responsibilities include the following:

o           to deliver to Certificateholders of record certain notices, reports and other documents received by the Trustee, as required under the
            Pooling Agreement;

o           to maintain custody of the trust fund;

                                      S-41

o           to periodically report on and notify Certificateholders of certain matters relating to actions taken by the Trustee, property and funds that are possessed by the Trustee, and other similar matters; and

o to perform certain other administrative functions identified in the Pooling
Agreement.

      The Trustee is not liable for any errors of judgment as long as the errors are made in good faith and the Trustee was not negligent.

      If an event of default described in "Description of the Securities --
Material Terms of the Pooling and Servicing Agreements and Underlying Servicing
Agreements -- Events of Default" in the prospectus with respect to the Master
Servicer occurs, in addition to the responsibilities described above, the
Trustee will exercise its rights and powers under the Pooling Agreement to protect the interests of the Certificateholders using the same degree of care and skill as a prudent man would exercise in the conduct of his own affairs. If an event of default with respect to the Master Servicer occurs and is continuing, the Trustee will be responsible for enforcing the Pooling Agreement and the rights of the Certificateholders. See "Description of the Securities --
Material Terms of the Pooling and Servicing Agreements and Underlying Servicing
Agreements -- Rights Upon Event of Default under the Agreements" in the prospectus.

      The Trustee may resign at any time by giving written notice to the
Depositor, the Master Servicer, the Servicers and the certificateholders. The
Trustee may be removed at any time by a majority of the Certificateholders. The
Depositor may also remove the Trustee if the Trustee is no longer eligible to act as trustee under the Pooling Agreement, the Trustee fails to comply with the
Trust Indenture Act of 1939, as amended, or if the Trustee becomes insolvent. In all those circumstances, the Depositor must appoint a successor Trustee for the
Certificates. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until the successor Trustee accepts the appointment.

      The successor Trustee must (1) be either a bank or a corporation organized and doing business under the laws of the United States of America or of any state, (2) be authorized under such laws to exercise corporate trust powers, (3)
have a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority, (4) have a long-term unsecured debt rating of at least "A" by S&P and Fitch and "A2" by Moody's, and
(5) be an institution whose serving as trustee will not result in the lowering of the ratings originally assigned to any Certificates. The Trustee may not be an affiliate of the Depositor, the Master Servicer or a Servicer.

      Under the Pooling Agreement, the Pool Distribution Amount for each Loan
Group will be decreased by such Loan Group's allocable share of (i) amounts owed to the Trustee in connection with the appointment of a successor master servicer
(if not paid by the Master Servicer) and (ii) any amounts owed to the Trustee due to the Trust's indemnification of the Trustee for any losses, liabilities or expenses it or its directors, officers, employees or agents incurs in connection with any claim relating to the Pooling Agreement or the Certificates, or its
duties under the Pooling Agreement. The Trust is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misfeasance, bad faith or negligence.

The Certificate Administrator

      [Name of certificate administrator] will be the Certificate Administrator under the Pooling Agreement and will perform certain securities and tax administration services, including the paying agent functions, for the Trust [so long as it is the Master Servicer].

                                      S-42

 Certificate transfer services are conducted at the Corporate Trust Office of the Certificate Administrator. [Describe to what extent the certificate administrator has had prior experience serving as a certificate administrator or trustee for asset-backed securities transactions involving similar pool assets, if applicable.]

      The Certificate Administrator receives [the Master Servicing Fee] as compensation for performance of its duties under the Pooling Agreement. The
Certificate Administrator has agreed to perform only those duties specifically set forth in the Pooling Agreement. Many of the duties of the Certificate
Administrator are described throughout this prospectus supplement. Under the terms of the Pooling Agreement, the Certificate Administrator's limited responsibilities include the following:

o           to deliver to Certificateholders of record certain notices, reports and other documents received by the Certificate Administrator, as required under the Pooling Agreement;

o           [to authenticate, deliver, cancel and otherwise administer the
            Certificates];

o           [to establish and maintain necessary trust accounts and to maintain accurate records of activity in those accounts];

o           [to invest funds in the trust accounts at the direction of the
            [Depositor][Master Servicer]];

o           [to represent the Certificateholders in interactions with clearing agencies and other similar organizations];

o           [to distribute and transfer funds at the direction of the [Master
            Servicer], as applicable, in accordance with the terms of the
            Pooling Agreement];

o           to periodically report on and notify Certificateholders of certain matters relating to actions taken by the Certificate Administrator, property and funds that are possessed by the Certificate
            Administrator, and other similar matters; and

o           to perform certain other administrative functions identified in the
            Pooling Agreement.

      The Certificate Administrator is not liable for any errors of judgment as long as the errors are made in good faith and the Certificate Administrator was not negligent. [The Certificate Administrator is not responsible for any investment losses to the extent that they result from Eligible Investments.]

      The Certificate Administrator may resign at any time by giving written notice to the Depositor, the Master Servicer, the Servicers and the
certificateholders. The Certificate Administrator may be removed at any time by a majority of the Certificateholders. The Depositor may also remove the
Certificate Administrator if the Certificate Administrator is no longer eligible to act as Certificate Administrator under the Pooling Agreement, the Certificate
Administrator fails to comply with the Trust Indenture Act of 1939, as amended, or if the Certificate Administrator becomes insolvent. In all those circumstances, the Depositor must appoint a successor Certificate Administrator for the Certificates. Any resignation or removal of the Certificate
Administrator and appointment of a successor Certificate Administrator will not become effective until the successor Certificate Administrator accepts the appointment.

      The successor Certificate Administrator must (1) be either a bank or a corporation organized and doing business under the laws of the United States of
America or of any state, (2) be authorized under such laws to exercise corporate trust powers, (3) have a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority, (4) have a long-term unsecured debt rating of at least "A" by S&P and Fitch and "A2" by

                                      S-43

Moody's, and (5) be an institution whose serving as Certificate Administrator will not result in the lowering of the ratings originally assigned to any
Certificates. The Certificate Administrator or any successor to it may not be of the Depositor, an Originator, the Master Servicer, a Servicer or a subservicer, unless the Certificate Administrator is an institutional trust department.

      Under the Pooling Agreement, the Pool Distribution Amount for each Loan
Group will be decreased by such Loan Group's allocable share of any amounts owed to the Certificate Administrator due to the Trust's indemnification of the
Certificate Administrator for any losses, liabilities or expenses it or its directors, officers, employees or agents incurs in connection with any claim relating to the Pooling Agreement or the Certificates, or its duties under the
Pooling Agreement. The Trust is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Certificate
Administrator through the Certificate Administrator's own willful misfeasance, bad faith or negligence.

Reports to Certificateholders

      The [Certificate Administrator] will prepare on a monthly basis statements containing, among other things, information relating to principal and interest distributions on the Offered Certificates and the status of the Mortgage Pool in accordance with Item 1121 of Regulation AB (17 C.F.R. ss. 229.1121), as described under "Description of the Securities -- Reports to Securityholders" in
the prospectus. In addition, [the Trustee, the Certificate Administrator and the
Servicers] will furnish to the Master Servicer, and the Master Servicer will furnish to the Depositor the compliance statements and attestation reports in accordance with Items 1122 and 1123 of Regulation AB (17 C.F.R. ss.ss. 229.1122
and 229.1123) detailed under "Description of the Agreements -- Material Terms of the Pooling and Servicing Agreements and Servicing Agreements -- Evidence as to
Compliance" in the prospectus.

      Copies of these statements and reports will be filed with the SEC through its EDGAR system located at http://www.sec.gov under the name of the Trust for so long as the Trust is subject to the reporting requirement of the Securities
Exchange Act of 1934, as amended.

      The [Certificate Administrator] will make the statement described in the prospectus under "Description of the Securities -- Reports to Securityholders"
available to certificateholders and the other parties to the Pooling Agreement via the [Certificate Administrator's] internet website. The [Certificate
Administrator] will also make the periodic reports described in the prospectus under "Where You Can Find More Information" relating to the Trust available through its website on the same date they are filed with the SEC. The
[Certificate Administrator's] internet website will initially be located at
"www.________." Assistance in using the website can be obtained by calling the
[Certificate Administrator's] customer service desk at [insert telephone number]. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

      [For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locators, or URLs, are an inactive textual reference only. We have taken steps to ensure that these URLs were inactive at the time the electronic version of this prospectus supplement was created.]

Custodial Arrangements

      The [Trustee] will appoint [name of custodian] to serve as custodian of the Mortgage Loans. The custodian is [not] an affiliate of [the Seller, the
Sponsor, the Depositor or the Master Servicer]. [No Servicer will have custodial responsibility for the mortgage loans.] The custodian will maintain mortgage loan files that contain originals of the notes, mortgages, assignments and

                                      S-44

allonges in vaults located at the sponsor's premises in ________. Only the custodian has access to these vaults. A shelving and filing system segregates the files relating to the Mortgage Loans from other assets serviced by the
Master Servicer and the Servicers.

Voting Rights

      Voting rights for certain actions specified in the Pooling Agreement will be allocated as follows:

o     [99%] of all voting rights will be allocated among the holders of the
      Class A Certificates (other than the Class 1-A-R Certificates) and
      Subordinate Certificates based on the outstanding balances of their
      Certificates.

o     [1%] of all voting rights will be allocated to the holders of the Class
      1-A-R Certificates.

      The voting rights allocated to each class will be allocated among the
Certificates of such class based on their Percentage Interests. The voting rights evidenced by any Certificate registered in the name of the Depositor, any
Servicer or any of their affiliates will be disregarded for the purpose of determining whether the requisite amount of voting rights necessary to effect any action under the Pooling Agreement has been obtained.

Amendment

      The Pooling Agreement may be amended by the Depositor, the Master
Servicer, the Servicers, the Certificate Administrator and the Trustee without the consent of any of the Certificateholders (but if such amendment would adversely affect or add to the duties of the Custodian, with the consent of the
Custodian)

o     to cure any ambiguity or mistake,

o     to correct or supplement any of its provisions which may be inconsistent with any other of its provisions, any amendment to the Pooling Agreement, the Certificates or this Prospectus Supplement,

o     to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Upper-Tier REMIC and the Lower-Tier
      REMIC as REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on either REMIC pursuant to the Code that would be a claim against the Trust, provided that (a) the Trustee and the
      Certificate Administrator have received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder,

o     to change the timing and/or nature of deposits into the Certificate
      Account provided that (a) such change shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates, and

o     to make any other provisions with respect to matters or questions arising under the
      Pooling Agreement which shall not be materially inconsistent with the provisions of the Pooling Agreement, provided that such amendment shall not be effective unless (a)
      an opinion of counsel to the effect that such amendment does not adversely affect in

                                      S-45

      any material respect the interests of any Certificateholder is delivered or (b)
      letters from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates are obtained.

      The Pooling Agreement may also be amended from time to time by the
Depositor, the Master Servicer, the Servicers, the Certificate Administrator and
the Trustee, with the consent of the certificateholders of each class of
Certificates which is affected by such amendment, evidencing, as to each such class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the related certificateholder or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the all certificateholders.

                         DESCRIPTION OF THE CERTIFICATES

      The Certificates will consist of (i) the fifteen classes of Offered
Certificates listed in the table on page S-1 of this prospectus supplement and
(ii) the Class B-4, Class B-5 and Class B-6 Certificates, which are not offered by this prospectus supplement.

      The Class 1-A-1, Class 1-A-2 and Class 1-A-R Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately ___% in
Loan Group 1, the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class
2-A-5 Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately ___% in Loan Group 2, the Class 3-A-1
Certificates and the Class 3-A-2 Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately ___% in Loan Group 3 and the Class 4-A-1 Certificates and the Class 4-A-2 Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately ___% in
Loan Group 4. The Class B Certificates in the aggregate represent the remaining initial beneficial ownership interest in each Loan Group.

Denominations and Form

      The Offered Certificates (other than the Class 1-A-R Certificates) will be issuable as Book-Entry Certificates only. The Class 1-A-R Certificates will be issued as Definitive Certificates. The Offered Certificates (other than the
Class 1-A-R Certificates) will be available in minimum denominations of
[$10,000] and integral multiples of [$1] in excess of that amount. For the Class
1-A-R Certificates, other than the de minimus amount expected to be held by the seller, the minimum denomination is [20%] of the Percentage Interest of the
Class 1-A-R Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations. A single Certificate of each class may be issued in an amount different than described above.

Book-Entry Certificates

      Certificate Owners will hold such Certificates through DTC in the United
States, or Clearstream or the Euroclear System (in Europe) if they are
Participants or Indirect Participants of such systems. Each class of the
Book-Entry Certificates initially will be represented by one or more physical certificates registered in the name of Cede & Co., the nominee of DTC.
Clearstream and Euroclear will hold omnibus positions on behalf of their
Participants through customers' securities accounts in Clearstream's and

                                      S-46

Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries'
names on the books of DTC. Citibank will act as Depositary for Clearstream and
JPMorgan Chase Bank will act as Depositary for Euroclear. Investors may hold such beneficial interest in the Book-Entry Certificates in minimum denominations of [$10,000]. Except as described below, no person acquiring a Book-Entry
Certificate (referred to in this prospectus supplement as a beneficial owner)
will be entitled to receive a Definitive Certificate. Unless and until
Definitive Certificates are issued, it is anticipated that the only
"certificateholder" of the Book-Entry Certificates will be Cede, as nominee of
DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

      The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on
the records of Clearstream or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Certificate Administrator through DTC and DTC Participants. While the Book-Entry Certificates are
outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations
(referred to in this prospectus supplement as the DTC rules), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.
Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates representing their respective interests in the
Book-Entry Certificates, the DTC rules provide a mechanism by which Certificate
Owners will receive distributions and will be able to transfer their interest.

      Certificateholders will not receive or be entitled to receive Certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive
Certificates are issued, certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and
Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry
Certificates will be executed through DTC and the accounts of the respective
Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

      Because of time zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant
Euroclear or Clearstream Participants on such business day. Cash received in
Clearstream or Euroclear as a result of sales of securities by or through a

                                      S-47

Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see "Federal Income Tax
Consequences--REMICs--Taxation of Certain Foreign Investors" and in the
prospectus and "Global Clearance, Settlement and Tax Documentation
Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex
II to this prospectus supplement.

      Transfers between Participants will occur in accordance with DTC rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within established deadlines (European time).
The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant
Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.
Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC rules, as in effect from time to time.

      Clearstream International, or "Clearstream," a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel
International and Deutsche Boerse Clearing, the shareholders of which comprise
93 of the world's major financial institutions.

      Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois and the Luxembourg
Monetary Authority, which supervises Luxembourg banks.

      Clearstream holds securities for Clearstream Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear
Operator in Brussels to facilitate settlement of trades between systems.
Clearstream currently accepts over 200,000 securities issues on its books.

      Clearstream's customers are world wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

                                      S-48

      The Euroclear System, or "Euroclear," was created in 1968 to hold securities for its participants, or "Euroclear Participants," and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, included United States dollars. Euroclear includes various other securities, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross market transfers with DTC described above. Euroclear is operated by
Euroclear Bank S.A./N.V., or the "Euroclear Operator." All operations are conduced by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.
Euroclear plc establishes policy for Euroclear on behalf of Euroclear
Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law (referred to herein collectively as the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and
Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the Certificate Administrator to Cede, as nominee of DTC.
DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, beneficial owners of the Book-Entry
Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede.
Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear
Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--REMICs--Taxation of Certain
Foreign Investors" in the prospectus. Because DTC can only act on behalf of DTC
Participants, the ability of a beneficial owner to pledge Book-Entry
Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry
Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

      DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry
Certificates are credited, to the extent that such actions are taken on behalf

                                      S-49

of Financial Intermediaries whose holdings include such Book-Entry Certificates.
Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to beneficial owners of the
Book-Entry Certificates, or their nominees, rather than to DTC, only if (i) the
Depositor advises the Certificate Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as a depository with respect to Book-Entry Certificates and the Certificate Administrator or the
Depositor is unable to locate a qualified successor, or (ii) the Depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the DTC Participants holding beneficial interests in the Book-Entry Certificates agree to initiate a termination.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Certificate Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive
Certificates, and thereafter holders of such Definitive Certificates will be treated as certificateholders under the Pooling Agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the Depositor, the Servicers, the Master Servicer, the Certificate
Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof. In the event of the insolvency of DTC, a DTC Participant or an Indirect Participant in whose name
Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

Distributions

      Distributions on the Certificates will be made by the Certificate
Administrator each Distribution Date, which is on the 20th day of each month
(or, if not a business day, the next business day), commencing in ________ 200_, to the persons in whose names such Certificates are registered on the last day of the month preceding the month in which the Distribution Date occurs.

      Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of a bank or other depository institution having appropriate wire transfer facilities specified in writing by such certificateholder to the Certificate Administrator, or if no prior written wire transfer instruction has been provided, by check mailed to the certificateholder's address as it appears on the applicable certificate register. However, the final distribution in retirement of a Certificate will be

                                      S-50

made only upon presentment and surrender of the Certificate at the Corporate
Trust Office of the Certificate Administrator. If you own a Book-Entry
Certificate, distributions will be made to you through the facilities of DTC, as described above under "-- Book-Entry Certificates."

Pool Distribution Amount

      The "Pool Distribution Amount" for each Loan Group with respect to any
Distribution Date will be determined by reference to amounts received and expenses incurred in connection with the Mortgage Loans in such Loan Group and will be equal to the sum of:

            (i) all scheduled installments of interest (net of the related
      Servicing Fee) and principal due on the Mortgage Loans in such Loan Group on the due date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any
      Advances in respect thereof or any Compensating Interest allocable to the
      Mortgage Loans in such Loan Group;

            (ii) all Insurance Proceeds, Liquidation Proceeds and Subsequent
      Recoveries with respect to the Mortgage Loans in such Loan Group received by the related Servicer during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed
      Advances, if any);

            (iii) all partial or full prepayments received on the Mortgage Loans in such Loan Group during the calendar month preceding the month of such
      Distribution Date; and

            (iv) amounts received with respect to such Distribution Date as the
      Substitution Adjustment Amount or Purchase Price in respect of any Deleted
      Mortgage Loan in such Loan Group or amounts received in connection with the optional termination of the Trust as of such Distribution Date.

reduced by (i) amounts in reimbursement for Advances previously made by the related Servicer, the Master Servicer, as successor servicer, or any other successor servicer, (ii) any compensation payable to such Servicer and (iii) the allocable share for such Loan Group of any amounts reimbursable to the
Depositor, such Servicer, the Master Servicer, the Certificate Administrator or
the Trustee under the Pooling Agreement.

      The Pool Distribution Amounts also will not include any profit received by a Servicer on the foreclosure of a Mortgage Loan. Such amounts, if any, will be retained by such Servicer as additional servicing compensation.

Priority of Distributions

      As more fully described herein, distributions will be made on each
Distribution Date from the Pool Distribution Amounts in the following order of priority (the "Pool Distribution Amount Allocation"):

(i)          to the Master Servicer, the Master Servicing Fee in respect of the related Loan Group for such Distribution Date;

(ii)         to the related classes of Class A Certificates to pay interest;

                                      S-51

(iii)        to the related classes of Class A Certificates based on the applicable Senior Principal Distribution Amount, as described below under "-- Principal -- Senior Principal Distribution Amount," to
             pay principal;

(iv)         to each class of Subordinate Certificates, first to pay interest and then to pay principal in the order of their numerical class designations, beginning with the Class B-1 Certificates as described under "-- Principal -- Subordinate Principal Distribution
             Amount;" and

(v)          to the Class 1-A-R Certificates, any remaining amounts.

      Certain amounts otherwise distributable on the Subordinate Certificates may be used to pay other classes as described under "Description of the
Certificates--Cross-Collateralization" in this prospectus supplement.

Interest

      The pass-through rate for each class of Offered Certificates for each
Distribution Date is as set forth or described in the table beginning on page
S-1 of this prospectus supplement.

      On each Distribution Date, to the extent funds are available, each class of Certificates will be entitled to receive its Interest Distribution Amount with respect to the related Interest Accrual Period. The "Interest Distribution
Amount" for any class of Certificates will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related Class Balance and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior
Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates and not subsequently distributed. The interest entitlement described in clause (i) of the Interest Distribution Amount for each class of Class A and Class B Certificates will be reduced by the amount of Net Interest Shortfalls for such Distribution Date, which equals the sum of
(i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls.
Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of Class A and Class B Certificates, based on the amount of interest accrued on each such class of Certificates on such Distribution Date before taking into account any reduction in such amounts resulting from such Net
Interest Shortfalls.

      Allocations of the interest portions of Realized Losses on the Mortgage
Loans in a Loan Group will be made first to the Subordinate Certificates in reverse numerical order. After the Senior Credit Support Depletion Date, the
Super Senior Support Certificates will bear the interest portion of any Realized
Losses on the Mortgage Loans in the related Loan Group until their Class Balance has been reduced to zero. Thereafter, the related Super Senior Certificates will bear the interest portion of any Realized Losses on the Mortgage Loans in the related Loan Group on a pro rata basis.

      If on a particular Distribution Date, the amount available to be distributed in respect of interest on a class of Certificates applied in the order described above under "-- Priority of Distributions" is not sufficient to make a full distribution of the Interest Distribution Amount for each class, interest will be distributed on each class of equal priority pro rata based on the Interest Distribution Amount the class would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount of that class on the next
Distribution Date. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

                                      S-52

      Under certain circumstances, the unpaid interest amounts for the Senior
Certificates related to a particular Loan Group will be payable from amounts otherwise distributable as principal on the Subordinate Certificates. See "--
Cross-Collateralization" in this prospectus supplement.

      Interest will accrue on each class of Certificates during each "Interest
Accrual Period," which is the calendar month preceding the month in which each
Distribution Date occurs. The initial Interest Accrual Period for each class of
Certificates will be deemed to have commenced on _____ __, 200_. Interest which accrues on each class of Certificates during an Interest Accrual Period will be calculated on the assumption that distributions in reduction of the principal balances thereof on the Distribution Date in that Interest Accrual Period are made on the first day of the Interest Accrual Period. Accrued interest to be distributed on any Distribution Date will be calculated for each class of
Certificates on the basis of the related Class Balance with respect to such
Distribution Date. Interest will be calculated and payable on the basis of a
360-day year consisting of twelve 30-day months.

Principal

      On each Distribution Date, certificateholders will be entitled to receive principal distributions from the applicable Pool Distribution Amount or Amounts to the extent described below and in accordance with the priorities set forth under "-- Priority of Distributions" above. The principal distributions distributed to a class on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage
Interests.

      All payments and other amounts received in respect of principal of the
Mortgage Loans in a Loan Group will be allocated between the related Class A
Certificates and the Subordinate Certificates, other than as described in
"--Cross-Collateralization" below.

      On each Distribution Date, the Principal Amount for a Loan Group will be distributed (i) as principal of the related Class A Certificates in an amount up to the Senior Principal Distribution Amount for such Loan Group and (ii) as principal of the Subordinate Certificates in an amount up to the Subordinate
Principal Distribution Amount for such Loan Group.

      The "Principal Amount" for any Distribution Date and any Loan Group will equal the sum of:

(a)      all monthly payments of principal due on each Mortgage Loan in such
         Loan Group on the related due date;

(b)      the principal portion of the Purchase Price of each Mortgage Loan in such Loan Group that was repurchased by the Depositor or the Seller, as applicable, as of that Distribution Date;

(c)      any Substitution Adjustment Amount in connection with a Deleted
         Mortgage Loan in such Loan Group received with respect to that
         Distribution Date;

(d)      any Liquidation Proceeds allocable to recoveries of principal of
         Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage
         Loans received during the calendar month preceding the month of that
         Distribution Date;

(e)      with respect to each Mortgage Loan in such Loan Group that became a
         Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds
         (other than any Excess Liquidation Proceeds) allocable to principal received with respect to that Mortgage Loan during the calendar month preceding the month of such Distribution Date;

                                      S-53

(f)      with respect to any Mortgage Loan in such Loan Group that became a
         Liquidated Mortgage Loan, any Subsequent Recoveries with respect to such Mortgage Loan received during the calendar month preceding the month of such Distribution Date;

(g)      all partial and full principal prepayments on the Mortgage Loans in such Loan Group by mortgagors received during the calendar month preceding the month of that Distribution Date; and

(h)      [with respect to the Distribution Date in ______ 200_, the amount remaining, if any, on deposit in the prefunding account at the end of the prefunding period, exclusive of any investment income on such amount.]

Senior Principal Distribution Amount

      With respect to the Class 1-A-1, Class 1-A-2 and Class 1-A-R Certificates:

      On each Distribution Date, an amount equal to the lesser of (a) the Senior
Principal Distribution Amount for Loan Group 1 for such Distribution Date and
(b) the Pool Distribution Amount for Loan Group 1 remaining after payment of the
Master Servicing Fee from the Pool Distribution Amount for Loan Group 1 and distributions of interest on the Class 1-A-1, Class 1-A-2 and Class 1-A-R
Certificates will be distributed as principal to the following classes of
Certificates, sequentially, as follows:

o     first, to the Class 1-A-R Certificates until their Class Balance has been reduced to zero; and

o     second, concurrently, to the Class 1-A-1 Certificates and the Class 1-A-2
      Certificates, pro rata, until their Class Balances have been reduced to zero.

      With respect to the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and
Class 2-A-5 Certificates:

      On each Distribution Date, an amount equal to the lesser of (a) the Senior
Principal Distribution Amount for Loan Group 2 for such Distribution Date and
(b) the Pool Distribution Amount for Loan Group 2 remaining after payment of the
Master Servicing Fee from the Pool Distribution Amount for Loan Group 2 and distributions of interest on the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class
2-A-4 and Class 2-A-5 Certificates will be distributed as principal to the following classes of Certificates, concurrently, as follows:

         (1) approximately ___% to the Class 2-A-1 Certificates, until their
         Class Balance has been reduced to zero; and

         (2) approximately ___%, sequentially, to the Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their Class Balances have been reduced to zero; and

         (3) approximately ___% to the Class 2-A-5 Certificates until their
         Class Balance has been reduced to zero.

      With respect to the Class 3-A-1 and the Class 3-A-2 Certificates:

      On each Distribution Date, an amount equal to the lesser of (a) the Senior
Principal Distribution Amount for Loan Group 3 for such Distribution Date and
(b) the Pool Distribution Amount for Loan Group 3 remaining after payment of the
Master Servicing Fee from the Pool Distribution Amount for Loan Group 3 and distributions of interest on the Class 3-A-1 and the Class 3-A-2 Certificates

                                      S-54

will be distributed as principal to the Class 3-A-1 and the Class 3-A-2
Certificates, pro rata, until their Class Balances have been reduced to zero.

      With respect to the Class 4-A-1 and the Class 4-A-2 Certificates:

      On each Distribution Date, an amount equal to the lesser of (a) the Senior
Principal Distribution Amount for Loan Group 4 for such Distribution Date and
(b) the Pool Distribution Amount for Loan Group 4 remaining after payment of the
Master Servicing Fee from the Pool Distribution Amount for Loan Group 4 and distributions of interest on the Class 4-A-1 and the Class 4-A-2 Certificates will be distributed as principal to the Class 4-A-1 and the Class 4-A-2
Certificates, pro rata, until their Class Balances have been reduced to zero.

Prepayment Percentages

      The "Senior Prepayment Percentage" for a Loan Group for any Distribution
Date occurring during the periods set forth below will be as follows:

Distribution Date Occurring In                Senior Prepayment Percentage
________ 200_ through ________ 200_        100%;
________ 200_ through ________ 200_        the applicable Senior Percentage, plus
                                           __% of the applicable Subordinate
                                           Percentage;
________ 200_ through ________ 200_        the applicable Senior Percentage,
                                           plus __% of the applicable
                                           Subordinate Percentage;
________ 200_ through ________ 200_        the applicable Senior Percentage,
                                           plus __% of the applicable
                                           Subordinate Percentage;
________ 200_ through ________ 200_        the applicable Senior Percentage,
                                           plus __% of the applicable
                                           Subordinate Percentage; and
________ 200_ and thereafter               the applicable Senior Percentage;

provided, however, (i) if on any Distribution Date the Total Senior Percentage
exceeds such percentage calculated as of the Closing Date, then the Senior
Prepayment Percentage for all Loan Groups for such Distribution Date will equal
100%, (ii) if on any Distribution Date prior to the ________ 200_ Distribution
Date, prior to giving effect to any distributions, the Aggregate Subordinate
Percentage is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group plus
[50%] of the Subordinate Percentage for such Loan Group and (iii) if on or after the ________ 200_ Distribution Date, prior to giving effect to any distributions, the Aggregate Subordinate Percentage is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior
Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group.

      No decrease in the share of the applicable Subordinate Percentage (for calculating the applicable Senior Prepayment Percentage) will occur, and the
Senior Prepayment Percentages for such prior period will be calculated without regard to clause (ii) or (iii) of the paragraph above, if as of any Distribution
Date as to which any such decrease applied, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more

                                      S-55

(averaged over the preceding six-month period), as a percentage of the aggregate
Class Balance of the Subordinate Certificates, is equal to or greater than [50%]
or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed the percentages of the aggregate Class Balance of the Subordinate Certificates as of
the Closing Date (the "Original Subordinate Principal Balance") indicated below:

                                          Percentage of
                                       Original Subordinate
Distribution Date Occurring In          Principal Balance
------------------------------          -----------------
________ 200_ through ________ 200_            __%
________ 200_ through ________ 200_            __%
________ 200_ through ________ 200_            __%
________ 200_ through ________ 200_            __%
________ 200_ through ________ 200_            __%
________ 200_ and thereafter                   __%

      This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the related Class A Certificates while, in the absence of Realized Losses on the
Mortgage Loans in the related Loan Group, increasing the relative interest in the related Pool Principal Balance evidenced by the Subordinate Certificates.
Increasing the interest of the Subordinate Certificates relative to that of the related Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

      If on any Distribution Date the allocation to any class of Class A
Certificates then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the applicable
Senior Prepayment Percentage, as described above, would reduce the outstanding
Class Balance of such class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for such Distribution
Date will be limited to the percentage necessary to reduce the related Class
Balance to zero.

Subordinate Principal Distribution Amount

      On each Distribution Date, each class of Subordinate Certificates that is entitled to receive a principal distribution will receive its pro rata share
(based on the Class Balances of all the Subordinate Certificates in respect of clause (a) of the Subordinate Principal Distribution Amounts and the Class
Balances of all Subordinate Certificates that are entitled to receive a principal distribution in respect of clause (b) of the Subordinate Principal
Distribution Amounts) of the Subordinate Principal Distribution Amounts, to the
extent that the remaining Pool Distribution Amounts from all Loan Groups are sufficient therefor. With respect to each class of Subordinate Certificates, if on any Distribution Date the Fractional Interest is less than the Fractional
Interest for that class on the Closing Date, no classes junior to that class will be entitled to receive a principal distribution in respect of clause (b) of the Subordinate Principal Distribution Amounts.

      Distributions of principal on the Subordinate Certificates that are entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of Subordinate Certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its respective pro rata share for the Distribution
Date.

      The "Fractional Interest" with respect to any Distribution Date and each class of Subordinate Certificates will equal (i) the aggregate of the Class
Balances immediately prior to such Distribution Date of all classes of
Subordinate Certificates that have higher numerical class designations than such

                                      S-56

class, divided by (ii) the aggregate Pool Principal Balance for all Loan Groups for such Distribution Date. The approximate Fractional Interests for the
Subordinate Certificates on the Closing Date are expected to be as follows:

                   Class                     Fractional Interest
                   -----                     -------------------
                 Class B-1                          ____%
                 Class B-2                          ____%
                 Class B-3                          ____%
                 Class B-4                          ____%
                 Class B-5                          ____%
                 Class B-6                          ____%

Class 1-A-R Certificates

      The Class 1-A-R Certificates will remain outstanding for so long as the
Trust exists, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Class 1-A-R
Certificate will be entitled to receive any Pool Distribution Amount for a Loan
Group remaining after the payment of (i) interest and principal on the Senior
Certificates of the related Group and (ii) interest and principal on the
Subordinate Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

Cross-Collateralization

      On each Distribution Date prior to the Senior Credit Support Depletion
Date but on or after the date on which the Class Balances of the Class A
Certificates of a Group have been reduced to zero, amounts otherwise distributable as Unscheduled Principal Payments with respect to the related Loan
Group on the Subordinate Certificates will be paid as principal to the remaining classes of Class A Certificates in accordance with the priorities set forth for the applicable Group under "-- Principal -- Senior Principal Distribution
Amount," provided that on such Distribution Date (a) the Aggregate Subordinate
Percentage for such Distribution Date is less than twice the initial Aggregate
Subordinate Percentage or (b) the average outstanding principal balance of the
Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more over the last six months as a percentage of the aggregate Class Balance of the Subordinate
Certificates is greater than or equal to [50%]. If the Class A Certificates of two or more Groups remain outstanding, the distributions described above will be made to the Class A Certificates of such Groups, pro rata, in proportion to the aggregate Class Balance of the Class A Certificates of each such Group.

      In addition, if on any Distribution Date the aggregate Class Balance of the Class A Certificates related to a Loan Group (after giving effect to distributions to be made on such Distribution Date) is greater than the Adjusted
Pool Balance of the related Loan Group (any such Loan Group, the
"Undercollateralized Group" and any such excess, the "Undercollateralized
Amount"), all amounts otherwise distributable as principal on the Subordinate
Certificates, in reverse order of their numerical designations, will be paid as principal to the Class A Certificates of the Undercollateralized Group in
accordance with the priorities set forth under "-- Principal -- Senior Principal
Distribution Amount," until the aggregate Class Balance of the Class A
Certificates of the Undercollateralized Group equals the Adjusted Pool Balance of the related Loan Group.

      Also, the amount of any unpaid interest shortfall amounts with respect to the Undercollateralized Group (including any interest shortfall amount for such
Distribution Date) will be paid to the Undercollateralized Group in accordance with clauses (ii) and (iii) in the definition of "Pool Distribution Amount

                                      S-57

Allocation" prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their numerical designations.

      If two or more Loan Groups are Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate Class Balance of the Class A Certificates related to each such Group exceeds the Adjusted Pool Balance of the related Loan Group.

Allocation of Losses

      On each Distribution Date, any Realized Loss will be allocated first to the Subordinate Certificates, in the reverse order of their numerical class designations (beginning with the class of Subordinate Certificates then outstanding with the highest numerical class designation), in each case until the class balance of the respective class of Certificates has been reduced to zero, and then to the related Class A Certificates.

      Such allocation will be effected on each Distribution Date by reducing the
Class Balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the class balances of all classes of Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the sum of the Adjusted Pool Balance for all Loan Groups for such Distribution Date.

      The amount to be distributed as principal to any class of Certificates with respect to a Distribution Date shall be calculated as described herein prior to the allocation of any Realized Losses for such Distribution Date;
provided, however, that the actual distribution of principal to the Classes of
Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date.

      With respect to any Distribution Date on which the Class Balance of the most subordinate class or classes of Certificates then outstanding will be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of Certificates on such Distribution Date exceeds (ii) the excess, if any, of (A) the Class
Balance of that class or those classes of Certificates immediately prior to such
Distribution Date over (B) the aggregate amount of Realized Losses to be allocated to that class or those classes of Certificates on such Distribution
Date (such amount, the "Excess Subordinate Principal Amount"), shall be distributed pro rata to the remaining classes of Subordinate Certificates outstanding, if any.

      After the Senior Credit Support Depletion Date, on each Distribution Date, the aggregate of the Class Balances of all classes of related Class A
Certificates then outstanding will be reduced if and to the extent that such aggregate balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Balance for such
Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Class A Certificates of such Group pro rata based on their respective Class Balances.

      Also, after the Senior Credit Support Depletion Date, the principal portion of Realized Losses on the Group 1 Mortgage Loans, the Group 2 Mortgage
Loans, the Group 3 Mortgage Loans and the Group 4 Mortgage Loans will be borne by the related class of Super Senior Support Certificates (in addition to other
Realized Losses allocated to the Super Senior Support Certificates), rather than
Super Senior Certificates, for so long as the Super Senior Support Certificates are outstanding. Therefore, the Class Balance of the Super Senior Support
Certificates will be reduced by such Realized Losses rather than the Class
Balance of the Super Senior Certificates. After the Class Balances of the Super

                                      S-58

Senior Support Certificates have been reduced to zero, Realized Losses will be allocated to the related Super Senior Certificates on a pro rata basis.

      In the event that the related Servicer recovers any amount, net of reimbursable expenses, in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred in a prior month, any such amount, which is referred to in this prospectus supplement as a "Subsequent Recovery, " will be distributed as part of the Principal Amount for the related Loan Group in accordance with the priorities described under "-- Principal" in this prospectus supplement. Additionally, the Class Balance of any class of Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries.
Holders of such Certificates will not be entitled to any payment in respect of interest on the amount of such increases for an Interest Accrual Period preceding the Distribution Date on which such increase occurs.

      In general, a "Realized Loss" means, (a) with respect to a Liquidated
Mortgage Loan, the amount by which the remaining unpaid principal balance of the
Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a loss as a result of debt service reductions or deficient valuations. As used in this prospectus supplement, a deficient valuation occurs when a bankruptcy court establishes the value of a Mortgaged Property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage
Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the
Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the Monthly Payment on the related Mortgage Loan, which is referred to as a debt service reduction in this prospectus supplement. However, none of these events shall be considered a debt service reduction or deficient valuation so long as the related Servicer is pursuing any other remedies that may be available with respect to the related
Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled Monthly Payments are being advanced by the Servicer without giving effect to any debt service reduction. Any recoveries of Subsequent Recoveries will reduce the amount of Realized Loss incurred on the related Mortgage Loan.

[Prefunding Account

      On the Closing Date, the Depositor will deposit approximately $_______, such amount referred to in this prospectus supplement as the "prefunding account deposit," into a segregated account maintained with the certificate administrator, referred to in this prospectus supplement as the prefunding account. The prefunding account deposit will be available for the purchase of
Subsequent Mortgage Loans for Loan Group __. During the prefunding period, the amount on deposit in the prefunding account will be allocated for purchase of subsequent Mortgage Loans for Loan Group __ from the Depositor in accordance with the applicable provisions of the Pooling Agreement. Subsequent mortgage loans purchased by the Trust and added to the Trust on any date during the prefunding period (a "Subsequent Transfer Date"), must satisfy the criteria set forth in the Pooling Agreement. On the Distribution Date in _____ 200_, any
remaining amounts in the prefunding account will be applied to reduce the Class
Balance of certain classes of the related Offered Certificates that are entitled to payments of principal. Although it is intended that the principal amount of
Subsequent Mortgage Loans sold to the Trust will require application of

                                      S-59

substantially all of the prefunding account deposit and it is not anticipated that there will be any material principal prepayments from amounts remaining on deposit in the prefunding account, no assurance can be given that such a distribution will not occur on the distribution date in _____ 200_. In any event, it is unlikely that the Depositor will be able to deliver Subsequent
Mortgage Loans with Stated Principal Balances that exactly equal the amount of any prefunding account deposit. Amounts on deposit in the prefunding account will be invested in Permitted Investments as defined in the Pooling Agreement.
Such Permitted Investments are required to mature no later than the business day prior to a subsequent transfer date and, in any case, no later than the _____
200_ Distribution Date. All interest and any other investment earnings on amounts on deposit in the prefunding account will be distributed to the
Depositor no later than the _____ 200_ Distribution Date. The prefunding account will not be included as an asset of any REMIC created pursuant to the Pooling
Agreement.]

[Capitalized Interest Account

      On the Closing Date and if required pursuant to the Pooling Agreement, the
Depositor will deposit cash into a capitalized interest account. The amounts on deposit in the capitalized interest account will be specifically allocated to cover shortfalls in interest on each class of offered certificates related to
Loan Group __ that may arise as a result of the utilization of the prefunding account for such loan group for the purchase by the Trust of Subsequent Mortgage
Loans after the Closing Date. Any amounts remaining in the capitalized interest account (including investment earnings) on any Distribution Date and not needed for such purpose will be paid to the Depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the capitalized interest account will be invested in Permitted Investments. All such
Permitted Investments are required to mature no later than the next Distribution
Date as specified in the Pooling Agreement. The capitalized interest account will not be included as an asset of any REMIC created pursuant to the Pooling
Agreement.]

Residual Interests

      Holders of the Class 1-A-R Certificates will be entitled to receive any residual cash flow from the Mortgage Pool, which is not expected to be significant. The Class 1-A-R Certificates will not be entitled to any payments other than their principal amount and accrued interest on that amount unless the aggregate amount received by the Trust with respect to the Mortgage Loans exceeds the aggregate amount payable to the other Certificateholders, which is highly unlikely. A holder of the Class 1-A-R Certificates will not have a right to alter the structure of this transaction. [A de minimus portion of the Class
1-A-R Certificates is expected to be held by the Seller.]

Restrictions on Transfer of the Class 1-A-R Certificates

      The Class 1-A-R Certificates will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

      The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations and (ii) certain Pass-Through Entities that have
Disqualified Organizations as beneficial owners. No tax will be imposed on a
Pass-Through Entity (other than a partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the
Code) with respect to the Class 1-A-R Certificates to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified
Organization or a nominee for a Disqualified Organization.

      The Pooling Agreement will provide that no legal or beneficial interest in a Class 1-A-R Certificate may be transferred to or registered in the name of any person unless:

                                      S-60

o     the proposed purchaser provides to the Certificate Administrator an affidavit to the effect that, among other items, such transferee is not a
      Disqualified Organization and is not purchasing the Class 1-A-R
      Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

o     the transferor states in writing to the Certificate Administrator and the
      Trustee that it has no actual knowledge that such affidavit is false.

      Further, such affidavit will require the transferee to affirm that it (a)
historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class 1-A-R Certificate in excess of cash flows generated thereby, (c)
intends to pay taxes associated with holding the Class 1-A-R Certificate as such taxes become due and (d) will not transfer the Class 1-A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Certificate Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

      In addition to the foregoing, Treasury regulations have been proposed, effective February 4, 2000 if adopted, that would add additional requirements for a transfer of a noneconomic residual interest, such as the Class 1-A-R
Certificates, to be eligible for a safe harbor against possible disregard of such transfer. Under the proposed Treasury regulations, the transferor of a
Class 1-A-R Certificate would be required to pay the transferee thereof an amount designed to compensate the transferee for assuming the related tax liability.

      In order to meet the safe harbor of the proposed Treasury regulations, the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

            (i) the present value of any consideration given to the transferee to acquire the residual interest;

            (ii) the present value of the expected future distributions on the residual interest; and

            (iii) the present value of the anticipated tax savings associated with holding the residual interest as the related REMIC generates losses.

      For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code. Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties. In some situations, to satisfy this condition, the transferor of a noneconomic residual interest may have to pay more consideration to the transferee than would otherwise be the case if the proposed regulations were not applicable.

      Additionally, the Internal Revenue Service issued Revenue Procedure
2001-12 (referred to in this prospectus supplement as the Revenue Procedure)
dealing with the transfer of noneconomic residual interests such as the Class
1-A-R Certificates. The Revenue Procedure restates the safe harbor described in the proposed Treasury regulations discussed above and adds an alternative test for meeting the safe harbor. To meet the alternative test, (i) the transferee

                                      S-61

must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests; (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C"
corporation and meet the requirements for a safe harbor transfer under the
Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      The Pooling Agreement will not require that transfers of a Class 1-A-R
Certificate meet the safe harbor under either the test contained in the proposed
Treasury regulations or the alternative test of the Revenue Procedure. The holder of any Class 1-A-R Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

      In addition, a Class 1-A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

o     such person holds the Class 1-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Certificate Administrator with an effective Internal
      Revenue Service Form W-8ECI; or

o     the transferee delivers to each of the transferor, the Trustee and the
      Certificate Administrator an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class 1-A-R Certificate will not be disregarded for federal income tax purposes.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      The Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

      Any transferor or agent to whom the Certificate Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

      See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of
Residual Securities -- Tax-Related Restrictions on Transfer of Residual
Securities" in the prospectus.

      The Class 1-A-R Certificates may not be purchased by or transferred to any
Plan or any person acting on behalf of or investing the assets of such Plan.

      See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                      S-62

                       PREPAYMENT AND YIELD CONSIDERATIONS

      Delinquencies on the Mortgage Loans in a Loan Group which are not advanced by or on behalf of the applicable Servicer or the Master Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Senior Certificates of the related Group and the Subordinate
Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate
Certificates (in the reverse order of their priority of their numerical designations), and then by the Class A Certificates of such Group.

      Net Interest Shortfalls will adversely affect the yields on the Offered
Certificates. In addition, losses generally will be borne by the Subordinate
Certificates, as described in this prospectus supplement under "Description of the Certificates -- Allocation of Losses." As a result, the yields on the
Offered Certificates will depend on the rate and timing of Realized Losses on the Mortgage Loans in the related Loan Group, and on all the Mortgage Loans in the case of the Subordinate Certificates.

      The effective yields to investors will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the 20th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Prepayment Considerations and Risks

      Unless as specified in the definition of Senior Prepayment Percentage, the
Senior Certificates will receive [100%] of the principal prepayments received with respect to the Mortgage Loans until the seventh anniversary of the first
Distribution Date. During the following four years, those Senior Certificates will receive a large, but generally decreasing, share of such principal prepayments. This disproportionate allocation of prepayments will result in an acceleration of the amortization of those Senior Certificates and will enhance the likelihood that holders of those Certificates will receive the entire amount of principal to which they are entitled. In addition to this acceleration mechanism, on any Distribution Date on which the Total Senior Percentage exceeds the initial Total Senior Percentage, the Senior Certificates will be entitled to receive [100%] of the principal prepayments received with respect to the
Mortgage Loans in the related Loan Group. See "Description of the Certificates
-- Principal" in this prospectus supplement.

      The rate of principal payments on the Offered Certificates entitled to payments of principal, the aggregate amount of each interest payment on the
Offered Certificates entitled to interest payments, and the yield to maturity of
Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans in the related Loan
Group, or Mortgage Loans in all Loan Groups in the case of the Subordinate
Certificates. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See "Yield
Considerations" in the prospectus.

      The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

                                      S-63

o     In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage
      Loans.

o     Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

o     Approximately ____% of the Group 1 Mortgage Loans, approximately ____% of the Group 2
      Mortgage Loans, approximately ____% of the Group 3 Mortgage Loans, approximately
      ____% of the Group 4 Mortgage Loans and approximately ____% of all of the Mortgage
      Loans require only payments of interest until the month after the first Adjustment
      Date. After such date, the payments on the loans will be recalculated annually to fully amortize over the remaining life of the loan and the mortgagor will be required to make payments of principal and interest which may increase the burden of the mortgagor and may increase the risk of default under the Mortgage Loan.

      The mortgage interest rates on the Group 1 Mortgage Loans, Group 2
Mortgage Loans, Group 3 Mortgage Loans and Group 4 Mortgage Loans will be fixed for approximately the first [three, five, seven and ten] years, respectively, after origination and thereafter will adjust annually and may vary significantly over time. When a Mortgage Loan begins its adjustable period, increases and decreases in the mortgage interest rate on that mortgage loan will be based on the Index in effect either (i) on the related Adjustment Date, (ii) one month prior to the related Adjustment Date or (iii) forty-five, thirty-five or thirty days prior to the related Adjustment Date, plus the applicable Gross Margin and will be limited by the applicable Periodic Cap and Rate Ceiling. The applicable
Index may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors'
adjustable-rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

      The pass-through rate on the Certificates may decrease, and may decrease significantly, after the mortgage interest rates on the Mortgage Loans begin to adjust. In addition, because the pass-through rates on the Class A and Class B
Certificates will be based on the weighted average of the Net Mortgage Interest
Rates of the applicable Mortgage Loans, disproportionate principal payments on the applicable Mortgage Loans having Net Mortgage Interest Rates higher or lower than the then-current pass-through rate on such Certificates will affect the pass-through rate for such Certificates for future periods and the yield on such
Certificates.

      The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset

                                      S-64

by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered
Certificate purchased at a discount, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group, or all the Mortgage Loans in the case of the
Subordinate Certificates, will have a negative effect on the yield to maturity of such Offered Certificate. You should also consider the risk, in the case of an Offered Certificate purchased at a premium, that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage
Loans in the related Loan Group, or all the Mortgage Loans in the case of the
Subordinate Certificates, will have a negative effect on the yield to maturity of such Offered Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase
Offered Certificates.

      The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling Agreement, including any optional termination of the Trust by [name of master servicer], as Master
Servicer. See "The Pooling and Servicing Agreement -- Optional Termination" in
this prospectus supplement for a description of [the master servicer's] option to repurchase the Mortgage Loans when the scheduled balance of the Mortgage
Loans is less than [5%] of the initial balance of the Mortgage Pool [plus the aggregate amount on deposit in the prefunding account on the Closing Date]. The
Depositor or the Seller may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the related classes of Offered Certificates.

      All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such
Mortgage Loan. To the extent that the applicable Servicer has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property, that
Servicer will enforce "due-on-sale" clauses to the extent permitted by applicable law unless, after the first Adjustment Date for any Mortgage Loan, certain conditions to assumption specified in the related mortgage note have been satisfied by the mortgagor. However, that Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See "Yield Considerations" in the prospectus. Acceleration of
Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the classes of related Certificates.

      As described in this prospectus supplement under "Description of the
Certificates -- Principal," the Senior Prepayment Percentage for a Loan Group of
all principal prepayments initially will be distributed to the classes of related Class A Certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the related Class A
Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment
Percentage."

Assumptions Relating to Tables

      The tables beginning on page S-61 (the "Decrement Tables") have been prepared on the basis of the following assumptions (the "Modeling Assumptions"):

                                      S-65

(a)            each Loan Group [(including any Subsequent Mortgage Loans)]
               consists of the hypothetical mortgage loans presented in the tables starting on page S-57 having the characteristics shown therein;

(b)            [all of the Subsequent Mortgage Loans are purchased on _______
               __, 200_;]

(c)            [Subsequent Mortgage Loans contribute their Net Mortgage Interest
               Rate during the first three months;]

(d)            [no withdrawals are made from the capitalized interest account;]

(e)            the initial balances and pass-through rates for the Offered
               Certificates are as set forth or described in the table beginning on page S-1;

(f)            there are no Net Interest Shortfalls, delinquencies or Realized
               Losses with respect to the Mortgage Loans;

(g)            [for initial Mortgage Loans,] scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on _______ __, 200_[, and for
               Subsequent Mortgage Loans, scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on _______ __, 200_];

(h)            [for initial Mortgage Loans,] prepayments are received, together with 30 days' interest thereon, on the last day of each month beginning in ________ 200_[, and for Subsequent Mortgage Loans,
               prepayments are received, together with 30 days' interest
               thereon, on the last day of each month beginning in ________
               200_];

(i)            the Mortgage Loans prepay at the indicated percentages of CPR;

(j)            optional termination of the Trust does not occur;

(k)            no Mortgage Loans are required to be repurchased from the Trust and no Mortgage Loans are substituted for the Mortgage Loans included in the Trust on the Closing Date;

(l)            the Certificates are issued on the Closing Date;

(m)            cash payments on the Certificates are received on the 20th day of each month beginning in ________ 200_ in accordance with the priorities and amounts described in this prospectus supplement under "Description of the Certificates";

(n)            the Index for the Mortgage Loans is [One-Year LIBOR], which remains constant at ____% per annum;

(o)            for the Mortgage Loans in Loan Group 1, the initial rate caps are either ____% or ____%, and the weighted average initial rate cap for each hypothetical mortgage loan in Loan Group 1 will be as stated in the Assumed Mortgage Loan Characteristics Tables set
               forth below; for the Mortgage Loans in Loan Group 2, Loan Group 3 and Loan Group 4, the initial rate cap is ____%; the Periodic
               Caps are ____% for the Mortgage Loans in all Loan Groups;

                                      S-62

(p)            the Mortgage Loans adjust annually on each anniversary of the first Adjustment Date; and

(q)            for each of the hypothetical mortgage loans, the Administrative
               Fee Rate will be as stated in the Assumed Mortgage Loan
               Characteristics Tables set forth below.

      Although the characteristics of the mortgage loans for the Decrement
Tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered
Certificates will conform to the results set forth in the tables.

                                      S-67

                      Assumed Mortgage Loan Characteristics

                                                            RemainingMonths
                                                                              To
           Unpaid                           Remaining       Interest  First
         Principal     Gross    AdministrativeTerm   Loan   Only     Adjustment           Initial Rate Periodic
                     Weighted                         Age     Term                                        Rate
          Balance     Average    Fee Rate   (Months) (Months(Months)   Date      Gross        Cap         Cap        Rate
                      Coupon                                                    Margin                              Ceiling
         ---------------------------------------------------------------------------------------------------------------------
Group 1  $                 ___%        ___%   ___     ___     ___      ___           ___%         ___%       ___%        ___%
Mortgage _________
Loans
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%

Group 2  $                 ___%        ___%   ___     ___     ___      ___           ___%         ___%       ___%        ___%
Mortgage _________
Loans
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%

                                      S-68

                       Assumed Mortgage Loan Characteristics (con't)

                                                            RemainingMonths
         Unpaid                             Remaining       Interest to
         Principal     Gross    AdministratiTerm     Loan   Only     First                             Periodic
          Balance    Weighted    Fee Rate   (Months) Age      Term   AdjustmentDaGross      Initial     Rate Cap     Rate
                      Average                        (Months(Months)            Margin      Rate Cap                Ceiling
                      Coupon
         ---------------------------------------------------------------------------------------------------------------------
Group 2  $                 ___%        ___%   ___     ___     ___      ___           ___%         ___%       ___%        ___%
Mortgage _________
Loans
(con't)
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%

Group 3  $                 ___%        ___%   ___     ___     ___      ___           ___%         ___%       ___%        ___%
Mortgage _________
Loans
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
                           ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
         ---------
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
                           ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
         ---------
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
                           ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
         ---------

Group 4  $                 ___%        ___%   ___     ___     ___      ___           ___%         ___%       ___%        ___%
Mortgage _________
Loans
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
                           ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
         ---------
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
                           ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%
         ---------
          ---------        ---%        ---%   ---     ---     ---      ---           ---%         ---%       ---%        ---%

                                      S-69

Weighted Average Lives of the Offered Certificates

      The weighted average life of a class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of the
Certificate until each dollar in reduction of its balance is distributed to investors. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage
Loans in the related Loan Group, or all Loan Groups in the case of the
Subordinate Certificates, is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term
"prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered
Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any such class of
Offered Certificates. For an example of how the weighted average lives of the
Offered Certificates are affected by the foregoing factors at various constant percentages of CPR, see the Decrement Tables set forth below.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the "Constant Prepayment Rate," or CPR, which represents an assumed rate of principal prepayment each year relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 0% CPR assumes constant prepayment rates of 0%
per annum, a prepayment assumption of 15% CPR assumes constant prepayment rates of 15% per annum, a prepayment rate of 25% CPR assumes constant prepayment rates of 25% per annum and so forth, each of the then-outstanding principal balance of such mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the
Mortgage Loans.

      The Decrement Tables set forth below have been prepared on the basis of the Modeling Assumptions described above under "-- Assumptions Relating to
Tables." There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each Loan Group and the characteristics of the
Mortgage Loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial Class Balances outstanding and the weighted average lives of the Offered Certificates set forth in the
Decrement Tables. In addition, to the extent that the Mortgage Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the following Decrement Tables, the Class Balance of a class of Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

      Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered
Certificates that might be calculated or projected under different or varying prepayment assumptions.

      It is not likely that (i) all of the Mortgage Loans in a Loan Group will have the interest rates or remaining terms to maturity assumed or (ii) the
Mortgage Loans in a Loan Group will prepay at the indicated percentage of CPR until maturity. In addition, the diverse remaining terms to maturity of the
Mortgage Loans in a Loan Group (which include many recently originated Mortgage
Loans) could produce slower or faster reductions of the Class Balances than indicated in the Decrement Tables at the various percentages of CPR specified.

                                      S-70

      Based upon the Modeling Assumptions, the following Decrement Tables indicate the projected weighted average life of each class of the Offered
Certificates and set forth the percentages of the initial Class Balance of each class that would be outstanding after each of the dates shown at various constant percentages of CPR.

                                      S-71

                   Percentage of Initial Class Balance Outstanding at the
                       Respective Percentages of CPR Set Forth Below:

                         Class 1-A-1 and Class 1-A-2
Distribution
Date                   [10%]   [15%]   [20%]   [25%]   [30%]   [40%]   [50%]
------------------------------------------------------------------------------

Initial
Percentage
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
Weighted Average
Life (in
years) (1)

(1) The weighted average life of a class of Certificates is determined by (i)
   multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

* Less than 0.5%, but greater than zero.

                                      S-72

                   Percentage of Initial Class Balance Outstanding at the
                       Respective Percentages of CPR Set Forth Below:

                                 Class 1-A-R

Distribution
Date                   [10%]   [15%]   [20%]   [25%]   [30%]   [40%]   [50%]
------------------------------------------------------------------------------

Initial
Percentage
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
Weighted Average
Life (in
years) (1)

(1) The weighted average life of a class of Certificates is determined by (i)
   multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

* Less than 0.5%, but greater than zero.

                                      S-73

                   Percentage of Initial Class Balance Outstanding at the
                       Respective Percentages of CPR Set Forth Below:

                         Class 2-A-1 and Class 2-A-5
Distribution
Date                   [10%]   [15%]   [20%]   [25%]   [30%]   [40%]   [50%]
------------------------------------------------------------------------------

Initial
Percentage
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
Weighted Average
Life (in
years) (1)

(1) The weighted average life of a class of Certificates is determined by (i)
   multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

* Less than 0.5%, but greater than zero.

                                      S-74

                   Percentage of Initial Class Balance Outstanding at the
                       Respective Percentages of CPR Set Forth Below:

                                 Class 2-A-2
Distribution
Date                   [10%]   [15%]   [20%]   [25%]   [30%]   [40%]   [50%]
------------------------------------------------------------------------------

Initial
Percentage
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
Weighted Average
Life (in
years) (1)

(1) The weighted average life of a class of Certificates is determined by (i)
   multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

                                      S-75

                   Percentage of Initial Class Balance Outstanding at the
                       Respective Percentages of CPR Set Forth Below:

                                 Class 2-A-3
Distribution
Date                   [10%]   [15%]   [20%]   [25%]   [30%]   [40%]   [50%]
------------------------------------------------------------------------------

Initial
Percentage
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
Weighted Average
Life (in
years) (1)

(1) The weighted average life of a class of Certificates is determined by (i)
   multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

                                      S-76

                   Percentage of Initial Class Balance Outstanding at the
                       Respective Percentages of CPR Set Forth Below:

                                 Class 2-A-4
Distribution
Date                   [10%]   [15%]   [20%]   [25%]   [30%]   [40%]   [50%]
------------------------------------------------------------------------------

Initial
Percentage
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
Weighted Average
Life (in
years) (1)

(1) The weighted average life of a class of Certificates is determined by (i)
   multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

* Less than 0.5%, but greater than zero.

                                      S-77

                   Percentage of Initial Class Balance Outstanding at the
                       Respective Percentages of CPR Set Forth Below:

                          Class 3-A-1 and Class 3-A-2
Distribution
Date                     [10%]   [15%]   [20%]   [25%]   [30%]   [40%]   [50%]
--------------------------------------------------------------------------------

Initial
Percentage
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
Weighted Average
Life (in
years) (1)

(1) The weighted average life of a class of Certificates is determined by (i)
   multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

* Less than 0.5%, but greater than zero.

                                      S-78

                   Percentage of Initial Class Balance Outstanding at the
                       Respective Percentages of CPR Set Forth Below:

                          Class 4-A-1 and Class 4-A-2
Distribution
Date                     [10%]   [15%]   [20%]   [25%]   [30%]   [40%]   [50%]
--------------------------------------------------------------------------------

Initial
Percentage
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
Weighted Average
Life (in
years) (1)

(1) The weighted average life of a class of Certificates is determined by (i)
   multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

* Less than 0.5%, but greater than zero.

                                      S-79

                   Percentage of Initial Class Balance Outstanding at the
                       Respective Percentages of CPR Set Forth Below:

                      Class B-1, Class B-2 and Class B-3
Distribution
Date                     [10%]   [15%]   [20%]   [25%]   [30%]   [40%]   [50%]
--------------------------------------------------------------------------------

Initial
Percentage
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
------- --,
20__
Weighted Average
Life (in
years) (1)

(1) The weighted average life of a class of Certificates is determined by (i)
   multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

* Less than 0.5%, but greater than zero.

                                      S-80

Yield on the Class 1-A-R Certificates

      The after-tax rate of return to the holder of a Class 1-A-R Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold a Class 1-A-R Certificate, you may have tax liabilities during the early years of the related REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Class 1-A-R Certificate may substantially exceed the present value of expected distributions on your Class 1-A-R Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on a Class 1-A-R Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the
Class 1-A-R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage
Loans.

       If you own a Class 1-A-R Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of such Class 1-A-R Certificate on your after-tax rate of return. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Yield on the Subordinate Certificates

      The weighted average life of, and the yield to maturity on, the
Subordinate Certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will be allocated to reduce the balance of the applicable class of Subordinate
Certificates (as described in this prospectus supplement under "Description of the Certificates -- Allocation of Losses"), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate Class Balance of all classes of Certificates, following all distributions and the allocation of
Realized Losses on a Distribution Date, exceeds the balance of the Mortgage Pool as of the due date occurring in the month of such Distribution Date. As a result of such reductions, less interest will accrue on that class of Subordinate
Certificates than otherwise would be the case. The yield to maturity of the
Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the Class A Certificates, Net Interest
Shortfalls and other cash shortfalls in the Pool Distribution Amounts. See
"Description of the Certificates -- Allocation of Losses" in this prospectus supplement.

      If on any Distribution Date, the Fractional Interest for any class of
Subordinate Certificates is less than its original Fractional Interest, all
Unscheduled Principal Payments available for distribution on the Subordinate
Certificates will be allocated solely to that class and all other classes of
Subordinate Certificates with lower numerical class designations. Accelerating the amortization of the classes of Subordinate Certificates with lower numerical class designations relative to the other classes of Subordinate Certificates is intended to preserve the availability of the subordination provided by those other classes.

                                      S-81

Yield Considerations with Respect to the Class B-2 and Class B-3 Certificates

      Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption, or SDA, represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of ___% SDA assumes constant default rates of ___% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional ___% per annum in each month thereafter until the __th month. Beginning in the __th month and in each month thereafter through the __th month of the life of the mortgage loans, ___% SDA assumes a constant default rate of ___% per annum each month. Beginning in the
__st month and in each month thereafter through the __th month of the life of the mortgage loans, ___% SDA assumes that the constant default rate declines each month by ___% per annum, and that the constant default rate remains at ___%
per annum in each month after the ___th month. For the following tables, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the following tables, "0% SDA" assumes no defaults.
SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

      The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class B-2 and Class B-3 Certificates to various rates of prepayment and varying levels of Realized Losses. The tables set forth below are based upon, among other things, the Modeling Assumptions (other than the assumption that no defaults shall have occurred with respect to the Mortgage
Loans) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a due date) at the percentages of SDA set forth in the table.

      In addition, it was assumed that (i) Realized Losses on liquidations of
__% or __% of the outstanding principal balance of the Liquidated Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, as indicated in the tables below (referred to in this prospectus supplement as a loss severity percentage), will occur at the time of liquidation and (ii) the Class B-2 and
Class B-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to ____% and ____%, in each case, of their initial Class Balance plus accrued interest from _____ __, 200_ to (but not including) the Closing
Date.

      It is highly unlikely that the Mortgage Loans of a Loan Group will have the precise characteristics referred to in this prospectus supplement or that they will prepay or liquidate at any of the rates specified or that the Realized
Losses will be incurred according to one particular pattern. The assumed percentages of SDA and CPR and the loss severity percentages shown below are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Mortgage
Loans of a Loan Group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yield to maturity of the Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown below.

      The pre-tax yields to maturity set forth below were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class B-2 and Class B-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the aggregate assumed purchase prices of the Class B-2 and Class B-3
Certificates set forth above plus, in each case, accrued interest from _____ __,
200_ to (but not including) the Closing Date. In all cases, monthly rates were then converted to the corporate bond equivalent rates shown below. Implicit in the use of any discounted present value or internal rate of return calculations

                                      S-82

such as these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class B-2 and Class B-3 Certificates. Consequently,
these yields do not purport to reflect the total return on any investment in the
Class B-2 or Class B-3 Certificates when reinvestment rates are considered.

                      Sensitivity of Pre-Tax Yields to Maturity of the
                 Class B-2 Certificates to Prepayments and Realized Losses

                               Percentage of CPR
                  Loss    --------------------------------------------
    Percentage  Severity  --------------------------------------------
      of SDA   Percentage 10%    15%    20%   25%   30%   40%   50%
    ---------- ---------- ----   ----   ----  ----  ----  ----  ---
         0%         0%    ___%   ___%   ___%  ___%  ___%  ___%  ___%
         50%       25%    ___%   ___%   ___%  ___%  ___%  ___%  ___%
         50%       50%    ___%   ___%   ___%  ___%  ___%  ___%  ___%
         75%       25%    ___%   ___%   ___%  ___%  ___%  ___%  ___%
         75%       50%    ___%   ___%   ___%  ___%  ___%  ___%  ___%
        100%       25%    ___%   ___%   ___%  ___%  ___%  ___%  ___%
        100%       50%    ___%   ___%   ___%  ___%  ___%  ___%  ___%
        150%       25%    ___%   ___%   ___%  ___%  ___%  ___%  ___%
        150%       50%    ___%   ___%   ___%  ___%  ___%  ___%  ___%

                      Sensitivity of Pre-Tax Yields to Maturity of the
                 Class B-3 Certificates to Prepayments and Realized Losses

                               Percentage of CPR
                  Loss    --------------------------------------------
    Percentage  Severity  --------------------------------------------
      of SDA   Percentage 10%    15%     20%    25%   30%   40%  50%
    ---------- ---------- ----   ----    ----   ----  ----  ---- ---
        0%         0%     ___%   ___%    ___%   ___%  ___%  ___% ___%
        50%       25%     ___%   ___%    ___%   ___%  ___%  ___% ___%
        50%       50%     ___%   ___%    ___%   ___%  ___%  ___% ___%
        75%       25%     ___%   ___%    ___%   ___%  ___%  ___% ___%
        75%       50%     ___%   ___%    ___%   ___%  ___%  ___% ___%
       100%       25%     ___%   ___%    ___%   ___%  ___%  ___% ___%
       100%       50%     ___%   ___%    ___%   ___%  ___%  ___% ___%
       150%       25%     ___%   ___%    ___%   ___%  ___%  ___% ___%
       150%       50%     ___%   ___%    ___%   ___%  ___%  ___% ___%

                                      S-83

      The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off
Date.

                            Aggregate Realized Losses

                               Percentage of CPR
                  Loss    --------------------------------------------
    Percentage  Severity  --------------------------------------------
      of SDA   Percentage 10%    15%    20%   25%   30%   40%   50%
    ---------- ---------- ----   ----   ----  ----  ----  ----  ---
          50%       25%   ___% ___%  ___%  ___% ___%  ___%  ___%
          50%       50%   ___% ___%  ___%  ___% ___%  ___%  ___%
          75%       25%   ___% ___%  ___%  ___% ___%  ___%  ___%
          75%       50%   ___% ___%  ___%  ___% ___%  ___%  ___%
         100%       25%   ___% ___%  ___%  ___% ___%  ___%  ___%
         100%       50%   ___% ___%  ___%  ___% ___%  ___%  ___%
         150%       25%   ___% ___%  ___%  ___% ___%  ___%  ___%
         150%       50%   ___% ___%  ___%  ___% ___%  ___%  ___%

      You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios. If you are purchasing Class B-2 or Class B-3 Certificates you should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure to fully recover your investments.

                                 USE OF PROCEEDS

      The Depositor will apply the net proceeds of the sale of the Offered
Certificates against a portion of the purchase price of the Mortgage Loans. See
"Method of Distribution" in this prospectus supplement.

                         FEDERAL INCOME TAX CONSEQUENCES

      Elections will be made to treat the Trust as two separate "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes under the Code.

o     The Certificates (other than the Class 1-A-R Certificates) will be designated as "regular interests" in a REMIC. All the Certificates (other than the Class 1-A-R Certificates) are "Regular Certificates" for purposes of the following discussion.

o     The Class 1-A-R Certificates will represent ownership of the sole class of
      "residual interests" in each REMIC.

      See "Federal Income Tax Consequences -- Federal Income Tax Consequences
for REMIC Certificates" in the prospectus.

      In the opinion of Orrick, Herrington & Sutcliffe LLP, the following discussion, together with the discussion under "Federal Income Tax Consequences"
in the prospectus, describes the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                                      S-84

Regular Certificates

      The Regular Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the Regular
Certificates must be reported under an accrual method of accounting.

      Some classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See "Federal Income Tax Consequences -- REMICs --
Taxation of Owners of Regular Securities -- Original Issue Discount" in the
prospectus. Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of
Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax
Consequences -- REMICs -- Taxation of Owners Regular Securities -- Amortizable
Premium" in the prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to __% CPR. No representation is made as to the actual rate at which the
Mortgage Loans will be prepaid.

      The Regular Certificates will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the prospectus:

o     the Regular Certificates will be treated as assets described in Section
      7701(a)(19)(C) of the Code;

o     the Regular Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; and

o     interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of
      Section 856(c)(3)(B) of the Code.

      See "Federal Income Tax Consequences -- REMICs -- Classification of
REMICs" in the prospectus.

Residual Certificates

      If you hold a Class 1-A-R Certificate, you must include the taxable income or loss of the related REMIC in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class 1-A-R Certificate may be treated as "excess inclusion" income, which, among other consequences, will result in your inability to use net operating losses to offset such income from the related REMIC.

      You should consider carefully the tax consequences of any investment in the Class 1-A-R Certificates discussed in the prospectus and should consult your tax advisors with respect to those consequences. See "Federal Income Tax
Consequences" in the prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, a Class 1-A-R
Certificate will be treated as a "noneconomic" residual interest and "tax

                                      S-85

avoidance potential" residual interest. See "Federal Income Tax Consequences --
REMICs -- Taxation of Owners of Residual Securities -- Tax Related Restrictions
on Transfer of Residual Securities -- Noneconomic Residual Interests," "--
Foreign Investors" and "-- Mark to Market Regulations" in the prospectus.
Additionally, for information regarding Prohibited Transactions, see "Federal
Income Tax Consequences -- REMICs -- Taxes That May Be Imposed on the REMIC Pool
-- Prohibited Transactions" in the prospectus.

Backup Withholding and Reporting Requirements

      Solely with respect to Definitive Certificates, certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Certificate Administrator or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other
"reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Certificate Administrator or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See "Federal Income Tax Consequences -- REMICs - Taxation
of Certain Foreign Investors -- Backup Withholding" in the prospectus.

      Solely, with respect to Definitive Certificates, the Certificate
Administrator will be required to report annually to the Internal Revenue
Service, and to each certificateholder of record, the amount of interest paid
(and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only
"certificateholder" of record of the Offered Certificates is Cede, as nominee for DTC, beneficial owners of the Offered Certificates and the Internal Revenue
Service will receive tax, such and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the
Certificate Administrator. The Certificate Administrator, however, will respond to requests for necessary information to enable Participants and certain other persons to complete such reports. See "Federal Income Tax Consequences -- REMICs
- Taxation of Certain Foreign Investors -- Reporting Requirements" in the
prospectus.

Penalty Protection

      If penalties were asserted against purchasers of the Offered Certificates in respect of their treatment of the Offered Certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

      All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                                   STATE TAXES

      The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered
Certificates should consult their tax advisors regarding such tax consequences.

                              ERISA CONSIDERATIONS

      A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to Title I of ERISA, Section 4975 of the Code or any federal, state or local law ("Similar
Law") which is similar to Title I of ERISA or Section 4975 of the Code

                                      S-86

(collectively, a "Plan") should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or Similar Law. See "ERISA Considerations" in the prospectus.

      On April 3, 1996, the U.S. Department of Labor extended to Wachovia
Capital Markets, LLC (formerly First Union Securities, Inc.), an indirect, wholly-owned subsidiary of Wachovia Corporation, an administrative exemption
(most recently amended and restated by Prohibited Transaction Exemption 2002-41,
67 Fed. Reg. 54487 (August 22, 2002)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans.

      For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

      The underwriter believes that the purchase or holding of the Offered
Certificates (other than the Class 1-A-R Certificates) by or on behalf of, or with "plan assets" of, Plans subject to Title I of ERISA or Section 4975 of the
Code may qualify for exemptive relief under the Exemption, as described under
"ERISA Considerations -- Prohibited Transaction Exemptions" in the prospectus if such Offered Certificates are rated at least "BBB-" (or its equivalent) by S&P,
Moody's, or Fitch at the time of purchase and all conditions of the Exemption, other than those within the control of the investors, are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

      The Class 1-A-R Certificates may not be purchased or held by Plans.

      Each beneficial owner of an Offered Certificate (or any interest therein)
(other than Class 1-A-R Certificates) shall be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate (or interest therein), that either (i) it is not acquiring such Offered Certificate with
"plan assets" of a Plan, (ii) it has acquired and is holding such Certificate in reliance on the Exemption, and that (1) it understands that there are certain conditions to the availability of the Exemption, including that such Offered
Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Moody's or Fitch and (2) it is an "accredited investor"
as defined in Rule 501(a)(1) of Regulation D of the Securities Act, or (iii) (1)
such acquirer or holder is an insurance company, (2) the source of funds used to acquire and hold such Offered Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor ("DOL")
Prohibited Transaction Class Exemption ("PTCE") 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

      If any Offered Certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of such Offered Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Offered Certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Servicers, any subservicer, the Master
Servicer, the Certificate Administrator, the underwriter and the Trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of
PTCE 83-1, described under "ERISA Considerations" in the prospectus, and the
Exemption, and the potential consequences in their specific circumstances, prior

                                      S-87

to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan documents and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the
Plan's investment portfolio.

      The sale of any of the Offered Certificates to a Plan investor is no respect a representation by the Depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by Plan investors generally or any particular Plan investor, or that such an investment is appropriate for Plan investors generally or any particular Plan investor.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement among the
Depositor and [Wachovia Capital Markets, LLC], as underwriter, the Depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase the Offered
Certificates, except that a [0.01%] Percentage Interest in the Class 1-A-R Certificates is
expected to be held by the Seller. Proceeds to the Depositor from the sale of the Offered
Certificates to the Underwriter are expected to be approximately ____% (excluding accrued interest) of the initial principal amount of such classes, before deducting expenses estimated to be approximately [$______] payable by the Depositor.

      Distribution of the Offered Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered Certificates, the underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

      The Depositor has been advised by the underwriter that it intends to make a market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates or any other Offered Certificates will develop or, if it does develop, that it will continue.

      The Depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act.

      The underwriter is an affiliate of the Depositor and the Seller and is a registered broker/dealer. Any obligations of the underwriter are the sole responsibility of the underwriter and do not create any obligation or guarantee on the part of any affiliate of the underwriter.

                                  LEGAL MATTERS

      The validity of and certain federal income tax matters with respect to the
Offered Certificates will be passed upon for the Depositor and Underwriter by
Orrick, Herrington & Sutcliffe LLP, New York, New York.

                               CERTIFICATE RATINGS

      At their issuance, each class of Offered Certificates is required to receive from S&P and Fitch at least the rating set forth in the table on page
S-[1] of this prospectus supplement.

                                      S-88

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the Pooling Agreement.
S&P's and Fitch's ratings take into consideration the credit quality of the
Mortgage Pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the
Offered Certificates. S&P's and Fitch's ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayments on the
Mortgage Loans.

      The Depositor has not requested a rating of any class of Offered
Certificates by any rating agency other than S&P and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered
Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a class of
Offered Certificates may be lower than the ratings assigned by S&P and Fitch.
The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Certificates are outstanding. However, the Rating Agencies are under no obligation to the
Depositor to continue to monitor or provide a rating on the Certificates.

      The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                GLOSSARY OF TERMS

      Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The Pooling Agreement and the Mortgage
Loan Purchase Agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

      "Adjusted Pool Balance" means, with respect to any Distribution Date and
Loan Group, the Pool Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as monthly payments, periodic advances, principal prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and
distributed to certificateholders on such Distribution Date and all prior
Distribution Dates and (ii) the principal portion of all Realized Losses incurred on the Mortgage Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

      "Adjustment Date" means, for any Mortgage Loan, the end of the initial fixed-rate period and annually thereafter.

      "Administrative Fee Rate" means, with respect to each Mortgage Loan, the sum of the Servicing Fee Rate and the Master Servicing Fee Rate.

      "Administrative Fees" mean, with respect to a Loan Group, the sum of (a)
the Servicing Fee payable to the applicable Servicer and (b) the Master
Servicing Fee paid to the Master Servicer.

      "Advance" means, for each Distribution Date with respect to each Servicer, an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the

                                      S-89

Mortgage Loans in the Loan Groups it services and which were delinquent on the related Determination Date, to the extent such Servicer determines that such amounts will be recoverable from future collections with respect to such
Mortgage Loans.

      "Aggregate Subordinate Percentage" means the percentage equivalent of a fraction, the numerator of which is the aggregate Class Balance of the
Subordinate Certificates, and the denominator of which is the aggregate Pool
Principal Balance for all Loan Groups.

      "Book-Entry Certificate" means a Certificate issued in book-entry form.

      "Certificate Account" means the account established and maintained with the Certificate Administrator on behalf of certificateholders, as described in
"The Pooling and Servicing Agreement -- Payments on Mortgage Loans; Accounts" in
this prospectus supplement.

      "Certificate Administrator" means [name of certificate administrator].

      "Certificate Owner" means a person that has acquired a beneficial ownership interest in a Book-Entry Certificate.

      "Certificates" means the Class 1-A-1, Class 1-A-2, Class 1-A-R, Class
2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 3-A-1, Class
3-A-2, Class 4-A-1, Class 4-A-2, Class B-1, Class B-2, Class B-3, Class B-4,
Class B-5 and Class B-6 Certificates.

      "Class Balance" of a class of Certificates at any time means its initial
Class Balance less (i) all distributions of principal made to such class and
(ii) losses allocated to such class as described under "Description of the
Certificates -- Allocation of Losses" in this prospectus supplement, plus any
Subsequent Recoveries added to the Class Balance of such class of Certificates, as described under "Description of the Certificates--Allocation of Losses" in
this prospectus supplement.

      "Closing Date" means _____ __, 200_.

      "Compensating Interest" means, with respect to a Servicer for any month, an amount equal to the lesser of (i) one-twelfth of ___% of the balance of the
Mortgage Loans in the Loan Groups it services and (ii) the excess of (x) 30 days' interest at the mortgage interest rate (less the Servicing Fee Rate) on the amount of each prepayment on such Mortgage Loans over (y) the amount of interest actually paid by the related mortgagors on the amount of such prepayments during the preceding month.

      "Corporate Trust Office" means the office of the Certificate Administrator which for purposes of transfers and exchanges and for presentment and surrender of the Certificates for final payment is Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479, Attention: Client Manager -- Wachovia Mortgage
Loan Trust, Series 200_-_, and whose address for all other purposes is 9062 Old
Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager -- Wachovia
Mortgage Loan Trust, Series 200_-_, and whose telephone number is (410)
884-2000.

      "Cut-off Date" means[, for each initial Mortgage Loan,] _____ __, 200_[, and for each Subsequent Mortgage Loan, the first day of the month in which such
Subsequent Mortgage Loan is conveyed to the Trust].

      "Decrement Tables" has the meaning described in "Prepayment and Yield
Considerations -- Assumptions Relating to Tables" in this prospectus supplement.

      "Definitive Certificates" means Certificates issued in definitive, fully-registered form.

                                      S-90

      "Deleted Mortgage Loan" means a Mortgage repurchased by the Depositor or the Seller, as applicable, or subject to a substitution with an Eligible
Substitute Mortgage Loan, as described in "The Pooling and Servicing Agreement
-- Repurchases of Mortgage Loans" in this prospectus supplement.

      "Determination Date" means, with respect to any Distribution Date, the sixteenth day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

      "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in
Code Section 1381(a)(2)(C), and any organization (other than a farmers'
cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

      "DTC" means The Depository Trust Company.

      "Eligible Substitute Mortgage Loan" means, with respect to a Deleted
Mortgage Loan, a Mortgage Loan that generally will:

o     have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of, and not more than __% less than, the Stated Principal Balance of the Deleted Mortgage Loan;

o     have a Net Mortgage Interest Rate equal to that of the Deleted Mortgage Loan;

o     have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;

o     have a Gross Margin equal to that of the Deleted Mortgage Loan;

o     have a Periodic Cap and Rate Ceiling equal to that of the Deleted Mortgage Loan;

o     have the same Index and frequency of mortgage interest rate adjustment as the Deleted
      Mortgage Loan;

o     have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

o     comply with all of the representations and warranties in the Pooling Agreement as of the date of substitution.

      "Excess Liquidation Proceeds" means, to the extent that such amount is not required by law to be paid to the related mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the outstanding principal balance of such Mortgage Loan and accrued but unpaid interest at the related mortgage interest rate through the last day of the month in which the related liquidation date occurs, plus (ii) related liquidation expenses.

      "Excess Subordinate Principal Amount" has the meaning described in
"Description of the Certificates--Allocation of Losses" in this prospectus supplement.

                                      S-91

      "Exemption" has the meaning described in "ERISA Considerations" in this prospectus supplement.

      "Financial Intermediary" means the brokerage firm, bank, thrift institution or other securities intermediary that maintains a beneficial owner's account for the purpose of recording such beneficial owner's ownership of a
Book-Entry Certificate.

      "Fractional Interest" has the meaning described in "Description of the
Certificates -- Principal -- Subordinate Principal Distribution Amount" in this prospectus supplement.

      "Gross Margin" means the percentage specified in the applicable mortgage note.

      "Group 1 Mortgage Loans" means the Mortgage Loans in Loan Group 1.

      "Group 2 Mortgage Loans" means the Mortgage Loans in Loan Group 2.

      "Group 3 Mortgage Loans" means the Mortgage Loans in Loan Group 3.

      "Group 4 Mortgage Loans" means the Mortgage Loans in Loan Group 4.

      "Group Subordinate Amount" means, for any Distribution Date and any Loan
Group, the excess of the Pool Principal Balance for such Loan Group over the aggregate Class Balance of the Class A Certificates of the related Group immediately prior to such date.

      "Index" means [One-Year LIBOR].

      "Indirect Participant" means an organization that holds an ownership interest in a Certificate through a Participant.

      "Interest Accrual Period" means, with respect to any Distribution Date, the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs.

      "Interest Distribution Amount" has the meaning described in "Description of the Certificates -- Interest" in this prospectus supplement.

      "Liquidated Mortgage Loan" means any defaulted Mortgage Loan as to which the Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

      "Liquidation Proceeds" means amounts received and retained in connection with the liquidation of Mortgage Loans.

      "Loan Group" means each loan group in the mortgage pool, consisting of
Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4.

      "Loan-to-Value Ratio" of a Mortgage Loan at any time is the percentage equal to (i) the principal balance of the related Mortgage Loan divided by (ii)
the lesser of (a) the appraised value of the related Mortgaged Property determined in an appraisal obtained by the originator at origination of the
Mortgage Loan or an automated valuation model or tax assessed value (if permitted by the applicable mortgage loan program) and (b) except for Mortgage
Loans made for refinancing purposes, the sales price for the Mortgaged Property.

                                      S-92

      "Master Servicing Fee" means, with respect to each Loan Group, a fee in an amount equal to the product of the Master Servicing Fee Rate and the aggregate principal balance of the Mortgage Loans in such Loan Group.

      "Master Servicing Fee Rate" means ____% per annum.

      "MERS" means Mortgage Electronic Registration Systems, Inc.

      "Modeling Assumptions" has the meaning described in "Prepayment and Yield
Considerations -- Assumptions Relating to Tables" in this prospectus supplement.

      "Mortgage File" means, with respect to a Mortgage Loan:

o     the original promissory note evidencing the Mortgage Loan endorsed without recourse in blank or to the order of the Trustee (or its nominee) or an affidavit signed by an officer of the Seller certifying that the related original promissory note evidencing the Mortgage Loan has been lost;

o     the original or a certified copy of the mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor);

o     an assignment in recordable form of the mortgage (or a copy, if such assignment has been submitted for recording); and

o     if applicable, any riders or modifications to such promissory note and mortgage.

      "Mortgage Loan" means each mortgage loan sold by the Seller to the
Depositor pursuant to the Mortgage Loan Purchase Agreement.

      "Mortgage Loan Purchase Agreement" means the Mortgage Loan Purchase
Agreement, dated as of _______ __, 200_, among the Seller and the Depositor, pursuant to which the Seller sells the Mortgage Loans to the Depositor.

      "Mortgage Pool" means the Group 1 Mortgage Loans, the Group 2 Mortgage
Loans, the Group 3 Mortgage Loans and the Group 4 Mortgage Loans.

      "Net Interest Shortfall" means, with respect to any Distribution Date, the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act Reduction and (ii) any Non-Supported Interest
Shortfalls.

      "Net Mortgage Interest Rate" of a Mortgage Loan means the excess of its mortgage interest rate over the applicable Administrative Fee Rate.

      "Non-Supported Interest Shortfall" means, with respect to any Distribution
Date, the amount by which the aggregate of Prepayment Interest Shortfalls for the Mortgage Loans during the calendar month preceding the month of such
Distribution Date exceeds the Compensating Interest for such period.

      "Offered Certificates" means the Class 1-A-1, Class 1-A-2, Class 1-A-R,
Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 3-A-1,
Class 3-A-2, Class 4-A-1, Class 4-A-2, Class B-1, Class B-2 and Class B-3
Certificates.

                                      S-92

      ["One-Year LIBOR" means the arithmetic mean of the London interbank offered rate quotations for one year U.S. Dollar- denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first Business Day in the month preceding the month of the applicable
Adjustment Date or (ii) up to forty-five days before the applicable Adjustment
Date.]

      "Original Subordinate Principal Balance" has the meaning described in
"Description of the Certificates -- Principal -- Prepayment Percentages" in this prospectus supplement.

      "Originators" means each of [name of originators], in such capacity.

      "Participant" means a participant in DTC, Clearstream or Euroclear, as applicable.

      "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in
Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a
Pass-Through Entity.

      "Percentage Interest" of a Certificate of a class means the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate initial Class Balance of such class.

      "Periodic Cap" means the cap on increases in the mortgage interest rate for a Mortgage Loan specified in the related promissory note evidencing the
Mortgage Loan.

      ["Permitted Investments" means United States government securities and other investment grade obligations.]

      "Plan" has the meaning described in "ERISA Considerations" in this prospectus supplement.

      "Pool Distribution Amount" has the meaning described in "Description of the Certificates -- Pool Distribution Amount" in this prospectus supplement.

      "Pool Distribution Amount Allocation" has the meaning described in
"Description of the Certificates -- Priority of Distributions" in this prospectus supplement.

      "Pool Principal Balance" means, for a Loan Group for any Distribution
Date, an amount equal to the aggregate Stated Principal Balance of the Mortgage
Loans in such Loan Group outstanding on the due date in the month preceding the month of such Distribution Date [plus the aggregate amount on deposit in the prefunding account on such Distribution Date].

      "Pooling Agreement" means the Pooling and Servicing Agreement, dated as of
_______ __, 200_, among the Depositor, the Master Servicer, the Certificate
Administrator, the Servicers and the Trustee, pursuant to which the Certificates are issued.

      "Prepayment Interest Shortfall" means, as to any Distribution Date and each Mortgage Loan subject to a principal prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Net Mortgage Interest Rate on such principal prepayment exceeds the amount of interest paid in connection with such principal prepayment.

      "Principal Amount" has the meaning described in "Description of the
Certificates -- Principal" in this prospectus supplement.

                                      S-94

      "Purchase Price" means, with respect to a Mortgage Loan, an amount equal to the sum of (i) 100% of the unpaid principal balance of such Mortgage Loan,
(ii) accrued and unpaid interest on its principal balance at the related mortgage interest rate and (iii) any costs and damages incurred by the Trust in connection with any breach of a representation by the Seller that a Mortgage
Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws.

      "Rate Ceiling" means the maximum mortgage interest rate for a Mortgage
Loan.

      "Rating Agency" means each of S&P and Fitch.

      "Realized Loss" has the meaning described in "Description of the
Certificates -- Allocation of Losses" in this prospectus supplement.

      "Relief Act Reduction" means a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief
Act or similar state legislation. See "Certain Legal Aspects of the Mortgage
Loans -- Servicemembers Civil Relief Act and Similar Laws" in the prospectus.

      "Scheduled Principal Payments" means the amounts described in clauses (a)
through (d) of the definition of Principal Amount in "Description of the
Certificates -- Principal" in this prospectus supplement.

      "Seller" means [name of seller].

      "Senior Credit Support Depletion Date" means the date on which the aggregate Class Balance of the Subordinate Certificates has been reduced to zero.

      "Senior Percentage" means, for a Loan Group for any Distribution Date, an amount equal to (i) the aggregate Class Balance of the Class A Certificates of such Group immediately prior to such date, divided by (ii) the Pool Principal
Balance of the related Loan Group for such date. As of the Cut-off Date, the
Senior Percentage is expected to be approximately ____% for each of Loan Group
1, Loan Group 2, Loan Group 3 and Loan Group 4.

      "Senior Prepayment Percentage" has the meaning described in "Description of the Certificates -- Principal -- Prepayment Percentages" in this prospectus supplement.

      "Senior Principal Distribution Amount" means, for a Loan Group for any
Distribution Date, an amount equal to the sum of:

      (a)   the Senior Percentage for such Loan Group of the Scheduled Principal
            Payments for that Distribution Date; and

      (b)   the Senior Prepayment Percentage for such Loan Group of the
            Unscheduled Principal Payments for that Distribution Date.

      "Servicer" means [name of servicers].

      "Servicer Custodial Account" means the separate trust account established by a Servicer for the benefit of certificateholders, as described in "The
Pooling and Servicing Agreement -- Payments on Mortgage Loans; Accounts" in this prospectus supplement.

                                      S-95

      "Servicing Fee" means, with respect to a Servicer, servicing compensation payable to such Servicer in respect of its servicing activities.

      "Servicing Fee Rate" means, with respect to the Mortgage Loans serviced by
[name of servicer], ___% per annum, and with respect to the Mortgage Loans serviced by [name of servicer], ____% per annum.

      "Similar Law" has the meaning described in "ERISA Considerations" in this prospectus supplement.

      "Sponsor" means [name of sponsor].

      "Stated Principal Balance" means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation, plus any amounts capitalized by the related Servicer pursuant to a modification of such
Mortgage Loan.

      "Subordinate Percentage" means, for a Loan Group for any Distribution
Date, an amount equal to 100% minus the Senior Percentage for such Loan Group for such date. As of the Cut-off Date, the Subordinate Percentage is expected to be approximately ____% for each of Loan Group 1, Loan Group 2, Loan Group 3 and
Loan Group 4.

      "Subordinate Prepayment Percentage" means, for a Loan Group for any
Distribution Date, an amount equal to 100% minus the Senior Prepayment
Percentage for such Loan Group for such date.

      "Subordinate Principal Distribution Amount" means, for a Loan Group for any Distribution Date, an amount equal to the sum of:

      (a)   the Subordinate Percentage for such Loan Group of the Scheduled
            Principal Payments for such Distribution Date; and

      (b)   the Subordinate Prepayment Percentage for such Loan Group of the
            Unscheduled Principal Payments for such Distribution Date.

      ["Subsequent Mortgage Loans" has the meaning specified in "The Mortgage
Pool--Prefunding and Conveyance of Subsequent Mortgage Loans" in this prospectus supplement.]

      "Subsequent Recovery" has the meaning described in "Description of the
Certificates--Allocation of Losses" in this prospectus supplement.

      "Substitution Adjustment Amount" means, with respect to an Eligible
Substitute Mortgage Loan, the amount of any shortfall, if any, between the principal balance of such Eligible Substitute Mortgage Loan, after deduction of all Monthly Payments due in the month of substitution, and the Stated Principal
Balance of the related Deleted Mortgage Loan.

      "Total Senior Percentage" means the percentage equivalent of a fraction, the numerator of which is the sum of the Class Balances of the Class A
Certificates of all Groups, and the denominator of which is the aggregate Pool
Principal Balance for all Loan Groups.

                                      S-96

      "Trust" means the Wachovia Mortgage Loan Trust, LLC Series 200_-_ Trust.

      "Trustee" means [name of trustee].

      "Undercollateralized Amount" has the meaning described in "Description of the Certificates -- Cross-Collateralization" in this prospectus supplement.

      "Undercollateralized Group" has the meaning described in "Description of the Certificates -- Cross-Collateralization" in this prospectus supplement.

      "Unscheduled Principal Payments" means the amounts described in clauses
(e), (f) and (g) of the definition of Principal Amount in "Description of the
Certificates -- Principal" in this prospectus supplement.

                                      S-97

                                                                ANNEX I

                                                          MORTGAGE POOL DATA

         This Annex I is a part of the prospectus with respect to the Wachovia Mortgage Loan Trust, LLC Mortgage Pass-Through
Certificates, Series 200_-_.

------------------------------------------------------------------------------------------------------------------------------------
                                          Collateral Summary of the Aggregate Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                   Group 1            Group 2            Group 3           Group 4          Total
   Product Type                                     [__] ARMs          [__] ARMs          [__] ARMs         [__] ARMs
   Servicer and Originator - [Servicer]             [__]%              [__]%              [__]%             [__]%           [__]%
   Servicer and Originator - [Servicer]             [__]%              [__]%              [__]%             [__]%           [__]%
   Number of Mortgage Loans                         [__]               [__]               [__]              [__]            [__]
   Total Principal Balance                         $[__]              $[__]              $[__]             $[__]           $[__]
   Average Principal Balance                       $[__]              $[__]              $[__]             $[__]           $[__]
   WA Months to First Adjustment                    [__]               [__]               [__]              [__]            [__]
   WA Age (months)                                  [__]               [__]               [__]              [__]            [__]
   WA Original Term (months)                        [__]               [__]               [__]              [__]            [__]
   WA Remaining Term (months)                       [__]               [__]               [__]              [__]            [__]
   WA Gross Coupon                                  [__]%              [__]%              [__]%             [__]%           [__]%
   WA Administrative Fee Rate                       [__]%              [__]%              [__]%             [__]%           [__]%
   WA Net WAC Rate                                  [__]%              [__]%              [__]%             [__]%           [__]%
   WA Initial CAP                                   [__]%              [__]%              [__]%             [__]%           [__]%
   WA Periodic CAP                                  [__]%              [__]%              [__]%             [__]%           [__]%
   WA Lifetime Cap                                  [__]%              [__]%              [__]%             [__]%           [__]%
   Minimum Coupon                                   [__]%              [__]%              [__]%             [__]%           [__]%
   Maximum Coupon                                   [__]%              [__]%              [__]%             [__]%           [__]%
   WA Maximum Lifetime Interest Rate                [__]%              [__]%              [__]%             [__]%           [__]%
   WA Gross Margin                                  [__]%              [__]%              [__]%             [__]%           [__]%
   WA Net Margin                                    [__]%              [__]%              [__]%             [__]%           [__]%
   1-Year Libor Index Percentage                    [__]%              [__]%              [__]%             [__]%           [__]%
   WA Original FICO                                 [__]               [__]               [__]              [__]            [__]
   WA Original LTV Ratio                            [__]%              [__]%              [__]%             [__]%           [__]%
   WA Current LTV Ratio                             [__]%              [__]%              [__]%             [__]%           [__]%
   Interest Only Percentage                         [__]%              [__]%              [__]%             [__]%           [__]%
   California Concentration Percentage              [__]%              [__]%              [__]%             [__]%           [__]%
   Maximum Zip Code Percentage                      [__]%              [__]%              [__]%             [__]%           [__]%

                                                          I-1

---------------------------------------------------------------------------------------------------------------------------
                                    Collateral Summary of the Aggregate Mortgage Loans
---------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                      [__]
Total Principal Balance                                      $[__]
Product Type                                           [__],[__],[__], [__] ARMs
Servicer and Originator - [Servicer]                          [__]%
Servicer and Originator - [Servicer]                          [__]%
Interest Only Percentage                                      [__]%
California Concentration Percentage                           [__]%
Maximum Zip Code Percentage                                   [__]%

                                                        Weighted Average              Minimum               Maximum
Current Principal Balance                                    $[__] (1)                $[__]                  $[__]
Months to First Adjustment                                    [__]                     [__]                   [__]
Age (months)                                                  [__]                     [__]                   [__]
Original Term (months)                                        [__]                     [__]                   [__]
Remaining Term (months)                                       [__]                     [__]                   [__]
Gross Coupon                                                  [__]%                    [__]%                  [__]%
Administrative Fee Rate                                       [__]%                    [__]%                  [__]%
Net WAC Rate                                                  [__]%                    [__]%                  [__]%
Initial Cap                                                   [__]%                    [__]%                  [__]%
Periodic Cap                                                  [__]%                    [__]%                  [__]%
Lifetime Cap                                                  [__]%                    [__]%                  [__]%
Maximum Lifetime Interest Rate                                [__]%                    [__]%                  [__]%
Gross Margin                                                  [__]%                    [__]%                  [__]%
Net Margin                                                    [__]%                    [__]%                  [__]%
Original FICO                                                 [__]                     [__]                   [__]
Original LTV Ratio                                            [__]%                    [__]%                  [__]%
Current LTV Ratio                                             [__]%                    [__]%                  [__]%

(1) The current principal balance is calculated as an average not a weighted average.

                                                          I-2

                                             Product Type of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Product Type                           Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  [__] ARMs                            [__]         $[__]           [__]%        $[__]         [__]%      [__]       [__]        [__]%
  [__] ARMs                            [__]          [__]           [__]          [__]         [__]       [__]       [__]        [__]
  [__] ARMs                            [__]          [__]           [__]          [__]         [__]       [__]       [__]        [__]
  [__] ARMs                            [__]          [__]           [__]          [__]         [__]       [__]       [__]        [__]
Total:                                 [__]         $[__]           [__]%        $[__]         [__]%      [__]       [__]        [__]%

                                              Index Type of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Index Type                             Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  1 Year LIBOR                         [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%
Total:                                 [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                       Interest Only Percentage of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Interest Only                          Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  No                                   [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%
  Yes                                  [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                                          I-3

                                      Current Principal Balances of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Current Principal Balances ($)         Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  50,000.01 to 100,000.00              [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]        [__]%
  100,000.01 to 150,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  150,000.01 to 200,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  200,000.01 to 250,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  250,000.01 to 300,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  300,000.01 to 350,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  350,000.01 to 400,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  400,000.01 to 450,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  450,000.01 to 500,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  500,000.01 to 550,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  550,000.01 to 600,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  600,000.01 to 650,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  650,000.01 to 700,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  700,000.01 to 750,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  750,000.01 to 800,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  800,000.01 to 850,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  850,000.01 to 900,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  900,000.01 to 950,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  950,000.01 to 1,000,000.00           [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  1,000,000.01 to 1,050,000.00         [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  1,100,000.01 to 1,150,000.00         [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  1,150,000.01 to 1,200,000.00         [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  1,200,000.01 to 1,250,000.00         [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  1,250,000.01 to 1,300,000.00         [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  1,350,000.01 to 1,400,000.00         [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  1,450,000.01 to 1,500,000.00         [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  1,550,000.01 to 1,600,000.00         [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  1,750,000.01 to 1,800,000.00         [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
Total:                                 [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]        [__]%

                                       Current Gross Loan Rates of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Current Gross Loan Rates (%)           Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  4.251 to 4.500                       [__]          $[__]           [__]%       $[__]         [__]%      [__]       [__]       [__]%
  4.501 to 4.750                       [__]           [__]           [__]         [__]         [__]       [__]       [__]       [__]
  4.751 to 5.000                       [__]           [__]           [__]         [__]         [__]       [__]       [__]       [__]
  5.001 to 5.250                       [__]           [__]           [__]         [__]         [__]       [__]       [__]       [__]
  5.251 to 5.500                       [__]           [__]           [__]         [__]         [__]       [__]       [__]       [__]
  5.501 to 5.750                       [__]           [__]           [__]         [__]         [__]       [__]       [__]       [__]
  5.751 to 6.000                       [__]           [__]           [__]         [__]         [__]       [__]       [__]       [__]
  6.001 to 6.250                       [__]           [__]           [__]         [__]         [__]       [__]       [__]       [__]
  6.251 to 6.500                       [__]           [__]           [__]         [__]         [__]       [__]       [__]       [__]
  6.751 to 7.000                       [__]           [__]           [__]         [__]         [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]           [__]%       $[__]         [__]%      [__]       [__]       [__]%

                                                          I-4

                                             Gross Margins of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Gross Margins (%)                      Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  2.001 to 2.250                       [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%
  2.501 to 2.750                       [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                        Initial Loan Rate Caps of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Initial Loan Rate Caps (%)             Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  2.000                                [__]          $[__]          [__]%        $[__]         [__]%      [__]       [__]       [__]%
  3.000                                [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  5.000                                [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]          [__]%        $[__]         [__]%      [__]       [__]       [__]%

                                        Periodic Loan Rate Caps of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Periodic Loan Rate Caps (%)            Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  2.000                                [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%
Total:                                 [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                               Life Caps of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Life Caps (%)                          Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  5.000                                [__]          $[__]          [__]%        $[__]         [__]%      [__]       [__]       [__]%
  6.000                                [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]          [__]%        $[__]         [__]%      [__]       [__]       [__]%

                                                          I-5

                                             Maximum Rates of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Maximum Rates (%)                      Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  9.251 to 9.500                       [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%
  9.501 to 9.750                       [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  9.751 to 10.000                      [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  10.001 to 10.250                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  10.251 to 10.500                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  10.501 to 10.750                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  10.751 to 11.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  11.001 to 11.250                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  11.251 to 11.500                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  11.501 to 11.750                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  11.751 to 12.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  12.001 to 12.250                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  12.251 to 12.500                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                         First Adjustment Date of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
First Adjustment Dates                 Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  [__]  [__]                           [__]          $[__]          [__]%        $[__]         [__]%      [__]       [__]       [__]%
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__] [__]                            [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]          [__]%        $[__]         [__]%      [__]       [__]       [__]%

                                                          I-6

                                     Original Loan-to-Value Ratios of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Original Loan-to-Value Ratios (%)      Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  10.001 to 20.000                     [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%
  20.001 to 30.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  30.001 to 40.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  40.001 to 50.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  50.001 to 60.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  60.001 to 70.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  70.001 to 80.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  80.001 to 90.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  90.001 to 95.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                     Current Loan-to-Value Ratios of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Current Loan-to-Value Ratios (%)       Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  10.001 to 20.000                     [__]          $[__]           [__]%        [__]          [__]%      [__]       [__]       [__]%
  20.001 to 30.000                     [__]           [__]           [__]         [__]          [__]       [__]       [__]       [__]
  30.001 to 40.000                     [__]           [__]           [__]         [__]          [__]       [__]       [__]       [__]
  40.001 to 50.000                     [__]           [__]           [__]         [__]          [__]       [__]       [__]       [__]
  50.001 to 60.000                     [__]           [__]           [__]         [__]          [__]       [__]       [__]       [__]
  60.001 to 70.000                     [__]           [__]           [__]         [__]          [__]       [__]       [__]       [__]
  70.001 to 80.000                     [__]           [__]           [__]         [__]          [__]       [__]       [__]       [__]
  80.001 to 90.000                     [__]           [__]           [__]         [__]          [__]       [__]       [__]       [__]
  90.001 to 95.000                     [__]           [__]           [__]         [__]          [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]           [__]%       $[__]          [__]%      [__]       [__]       [__]%

                                       Remaining Term of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Remaining Term (months)                Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  271 to 280                           [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%
  341 to 350                           [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  351 to 360                           [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                                          I-7

                               FICO Scores of the Aggregate Mortgage Loans as of the Date of Origination

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Original FICO Scores                   Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  Unknown(1)                           [__]         $[__]           [__]%        $[__]         [__]%      [__]       [__]       [__]%
  490 to 499                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  610 to 619                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  620 to 629                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  630 to 639                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  640 to 649                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  650 to 659                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  660 to 669                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  670 to 679                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  680 to 689                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  690 to 699                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  700 to 709                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  710 to 719                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  720 to 729                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  730 to 739                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  740 to 749                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  750 to 759                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  760 to 769                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  770 to 779                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  780 to 789                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  790 to 799                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  800 to 809                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  810 to 819                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  820 to 829                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
Total:                                 [__]         $[__]           [__]%        $[__]         [__]%      [__]       [__]       [__]%

(1) FICO score was not available.

                                          Documentation Type of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Documentation Type                     Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  Full                                 [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%
  Stated Income/Assets Verified        [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                             Loan Purpose of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Loan Purpose                           Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  Purchase                             [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%
  Cash Out (Refinance)                 [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  Rate/Term Refinance                  [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                                          I-8

                                            Occupancy Type of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Occupancy Type                         Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  Primary                              [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%
  Second Home                          [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Investment                           [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                             Property Type of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Property Type                          Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  Single Family                        [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%
  PUD                                  [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  Condominium                          [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  2-4 Family                           [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  Cooperative                          [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                             Lien Position of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Lien Position                          Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  First                                [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%
Total:                                 [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                                  Age of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Age (months)                           Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  1 to 6                               [__]          $[__]          [__]%        $[__]         [__]%      [__]       [__]       [__]%
  7 to 12                              [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  13 to 18                             [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]          [__]%        $[__]         [__]%      [__]       [__]       [__]%

                                                          I-9

                                        Geographic Distribution of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Geographic Distribution                Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  Alabama                              [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%
  Arizona                              [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Arkansas                             [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  California                           [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Colorado                             [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Connecticut                          [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Delaware                             [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  District of Columbia                 [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Florida                              [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Georgia                              [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Hawaii                               [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Idaho                                [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Illinois                             [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Indiana                              [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Iowa                                 [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Kansas                               [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Kentucky                             [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Maryland                             [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Massachusetts                        [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Michigan                             [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Minnesota                            [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Missouri                             [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Montana                              [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Nevada                               [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  New Jersey                           [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  New Mexico                           [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  North Carolina                       [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Ohio                                 [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Oregon                               [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Pennsylvania                         [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Rhode Island                         [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  South Carolina                       [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  South Dakota                         [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Tennessee                            [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Texas                                [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Utah                                 [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Virginia                             [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Washington                           [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  West Virginia                        [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Wisconsin                            [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                                          I-10

------------------------------------------------------------------------------------------------------------------------
                                     Collateral Summary of Group 1 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                  [__]
Total Principal Balance                                  $[__]
Product Type                                              [__] ARMs
Servicer and Originator - [Servicer]                      [__]%
Servicer and Originator - [Servicer]                      [__]%
Interest Only Percentage                                  [__]%
California Concentration Percentage                       [__]%
Maximum Zip Code Percentage                               [__]%

                                                    Weighted Average             Minimum                  Maximum
Current Principal Balance                               $[__] (1)                $[__]                    $[__]
Months to First Adjustment (months)                      [__]                     [__]                     [__]
Age (months)                                             [__]                     [__]                     [__]
Original Term (months)                                   [__]                     [__]                     [__]
Remaining Term (months)                                  [__]                     [__]                     [__]
Gross Coupon                                             [__]%                    [__]%                    [__]%
Administrative Fee Rate                                  [__]%                    [__]%                    [__]%
Net WAC Rate                                             [__]%                    [__]%                    [__]%
Initial Cap                                              [__]%                    [__]%                    [__]%
Periodic Cap                                             [__]%                    [__]%                    [__]%
Lifetime Cap                                             [__]%                    [__]%                    [__]%
Maximum Lifetime Interest Rate                           [__]%                    [__]%                    [__]%
Gross Margin                                             [__]%                    [__]%                    [__]%
Net Margin                                               [__]%                    [__]%                    [__]%
Original FICO                                            [__]                     [__]                     [__]
Original LTV Ratio                                       [__]%                    [__]%                    [__]%
Current LTV Ratio                                        [__]%                    [__]%                    [__]%

(1) The current principal balance is calculated as an average not a weighted average.

                                                          I-1

                                               Product Type of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Product Type                          Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  [__] ARMs                            [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                Index Type of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Index Type                            Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  1 Year LIBOR                         [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                         Interest Only Percentage of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Interest Only                         Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  No                                   [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
  Yes                                  [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                          I-2

                                        Current Principal Balances of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Current Principal Balances ($)        Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  50,000.01 to 100,000.00              [__]         $[__]           [__]%        $[__]         [__]%       [__]        [__]       [__]%
  100,000.01 to 150,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  150,000.01 to 200,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  200,000.01 to 250,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  250,000.01 to 300,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  300,000.01 to 350,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  350,000.01 to 400,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  400,000.01 to 450,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  450,000.01 to 500,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  500,000.01 to 550,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  550,000.01 to 600,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  600,000.01 to 650,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  650,000.01 to 700,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  700,000.01 to 750,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  750,000.01 to 800,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  800,000.01 to 850,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  850,000.01 to 900,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  900,000.01 to 950,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  950,000.01 to 1,000,000.00           [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  1,200,000.01 to 1,250,000.00         [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]           [__]%        $[__]         [__]%       [__]        [__]       [__]%

                                         Current Gross Loan Rates of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Current Gross Loan Rates (%)          Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  4.251 to 4.500                       [__]         $[__]           [__]%        $[__]        [__]%       [__]        [__]       [__]%
  4.501 to 4.750                       [__]          [__]           [__]          [__]        [__]        [__]        [__]       [__]
  4.751 to 5.000                       [__]          [__]           [__]          [__]        [__]        [__]        [__]       [__]
  5.001 to 5.250                       [__]          [__]           [__]          [__]        [__]        [__]        [__]       [__]
  5.251 to 5.500                       [__]          [__]           [__]          [__]        [__]        [__]        [__]       [__]
  5.501 to 5.750                       [__]          [__]           [__]          [__]        [__]        [__]        [__]       [__]
  5.751 to 6.000                       [__]          [__]           [__]          [__]        [__]        [__]        [__]       [__]
  6.001 to 6.250                       [__]          [__]           [__]          [__]        [__]        [__]        [__]       [__]
  6.251 to 6.500                       [__]          [__]           [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]           [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                              Gross Margins of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Gross Margins (%)                     Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  2.001 to 2.250                       [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
  2.501 to 2.750                       [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                          I-3

                                          Initial Loan Rate Caps of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Initial Loan Rate Caps (%)            Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  2.000                                [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
  3.000                                [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                         Periodic Loan Rate Caps of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Periodic Loan Rate Caps (%)           Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  2.000                                [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                Life Caps of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Life Caps (%)                         Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  6.000                                [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                              Maximum Rates of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Maximum Rates (%)                     Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  10.251 to 10.500                     [__]         $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%
  10.501 to 10.750                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  10.751 to 11.000                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  11.001 to 11.250                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  11.251 to 11.500                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  11.501 to 11.750                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  11.751 to 12.000                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  12.001 to 12.250                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  12.251 to 12.500                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                          I-4

                                          First Adjustment Date of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
First Adjustment Dates                Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  [__] [__]                            [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
  [__] [__]                            [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  [__] [__]                            [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  [__] [__]                            [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  [__] [__]                            [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                      Original Loan-to-Value Ratios of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Original Loan-to-Value Ratios (%)     Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  20.001 to 30.000                     [__]          $[__]          [__]%        $[__]        [__]%       [__]        [__]       [__]%
  30.001 to 40.000                     [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  40.001 to 50.000                     [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  50.001 to 60.000                     [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  60.001 to 70.000                     [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  70.001 to 80.000                     [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  80.001 to 90.000                     [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]          [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                       Current Loan-to-Value Ratios of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Current Loan-to-Value Ratios (%)      Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  20.001 to 30.000                     [__]         $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%
  30.001 to 40.000                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  40.001 to 50.000                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  50.001 to 60.000                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  60.001 to 70.000                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  70.001 to 80.000                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  80.001 to 90.000                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                              Remaining Term of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Remaining Term (months)               Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  351 to 360                           [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                          I-5

                                FICO Scores of the Group 1 Mortgage Loans as of the Date of Origination

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Original FICO Scores                  Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  630 to 639                           [__]          $[__]          [__]%        $[__]        [__]%       [__]        [__]       [__]%
  640 to 649                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  650 to 659                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  660 to 669                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  670 to 679                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  680 to 689                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  690 to 699                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  700 to 709                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  710 to 719                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  720 to 729                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  730 to 739                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  740 to 749                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  750 to 759                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  760 to 769                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  770 to 779                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  780 to 789                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  790 to 799                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  800 to 809                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]          [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                            Documentation Type of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Documentation Type                    Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  Full                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
  Stated Income/Assets Verified        [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                               Loan Purpose of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Loan Purpose                          Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  Purchase                             [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
  Rate/Term Refinance                  [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Cash Out (Refinance)                 [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                          I-6

                                              Occupancy Type of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Occupancy Type                        Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  Primary                              [__]          $[__]          [__]%        $[__]        [__]%       [__]        [__]       [__]%
  Second Home                          [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  Investment                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]          [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                              Property Type of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Property Type                         Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  Single Family                        [__]         $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%
  PUD                                  [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  Condominium                          [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  2-4 Family                           [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  Cooperative                          [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                              Lien Position of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Lien Position                         Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  First                                [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                   Age of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Age (months)                          Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  1 to 6                               [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                          I-7

                                         Geographic Distribution of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Geographic Distribution               Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  Arizona                              [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
  California                           [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Colorado                             [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  District of Columbia                 [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Florida                              [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Georgia                              [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Illinois                             [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Indiana                              [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Maryland                             [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Massachusetts                        [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Michigan                             [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Nevada                               [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  New Jersey                           [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  New Mexico                           [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  North Carolina                       [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Ohio                                 [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Oregon                               [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Pennsylvania                         [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  South Carolina                       [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Tennessee                            [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Virginia                             [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Washington                           [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Wisconsin                            [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                          I-8

                                       Collateral Summary of Group 2 Mortgage Loans

Number of Mortgage Loans                                 [__]
Total Principal Balance                                 $[__]
Product Type                                             [__] ARMs
Servicer and Originator - [Servicer]                     [__]%
Servicer and Originator - [Servicer]                     [__]%
Interest Only Percentage                                 [__]%
California Concentration Percentage                      [__]%
Maximum Zip Code Percentage                              [__]%

                                                    Weighted Average             Minimum                   Maximum
Current Principal Balance                              $[__] (1)                 $[__]                     $[__]
Months to First Adjustment (months)                     [__]                      [__]                      [__]
Age (months)                                            [__]                      [__]                      [__]
Original Term (months)                                  [__]                      [__]                      [__]
Remaining Term (months)                                 [__]                      [__]                      [__]
Gross Coupon                                            [__]%                     [__]%                     [__]%
Administrative Fee Rate                                 [__]%                     [__]%                     [__]%
Net WAC Rate                                            [__]%                     [__]%                     [__]%
Initial Cap                                             [__]%                     [__]%                     [__]%
Periodic Cap                                            [__]%                     [__]%                     [__]%
Lifetime Cap                                            [__]%                     [__]%                     [__]%
Maximum Lifetime Interest Rate                          [__]%                     [__]%                     [__]%
Gross Margin                                            [__]%                     [__]%                     [__]%
Net Margin                                              [__]%                     [__]%                     [__]%
Original FICO                                           [__]                      [__]                      [__]
Original LTV Ratio                                      [__]%                     [__]%                     [__]%
Current LTV Ratio                                       [__]%                     [__]%                     [__]%

(1) The current principal balance is calculated as an average not a weighted average.

                                                          I-1

                                               Product Type of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Product Type                          Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  [__] ARMs                            [__]          $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%
Total:                                 [__]          $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                Index Type of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Index Type                            Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  1 Year LIBOR                         [__]          $[__]           [__]%        $[__]        [__]%       [__]        [__]      [__]%
Total:                                 [__]          $[__]           [__]%        $[__]        [__]%       [__]        [__]      [__]%

                                         Interest Only Percentage of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Interest Only                         Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  No                                   [__]         $[__]            [__]%         $[__]      [__]%        [__]        [__]       [__]%
  Yes                                  [__]          [__]            [__]           [__]      [__]         [__]        [__]       [__]
Total:                                 [__]         $[__]            [__]%         $[__]      [__]%        [__]        [__]       [__]%

                                                          I-2

                                        Current Principal Balances of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Current Principal Balances ($)        Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  50,000.01 to 100,000.00              [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]       [__]%
  100,000.01 to 150,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  150,000.01 to 200,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  200,000.01 to 250,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  250,000.01 to 300,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  300,000.01 to 350,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  350,000.01 to 400,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  400,000.01 to 450,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  450,000.01 to 500,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  500,000.01 to 550,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  550,000.01 to 600,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  600,000.01 to 650,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  650,000.01 to 700,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  700,000.01 to 750,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  750,000.01 to 800,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  800,000.01 to 850,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  850,000.01 to 900,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  900,000.01 to 950,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  950,000.01 to 1,000,000.00           [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  1,100,000.01 to 1,150,000.00         [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  1,150,000.01 to 1,200,000.00         [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  1,350,000.01 to 1,400,000.00         [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  1,750,000.01 to 1,800,000.00         [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                         Current Gross Loan Rates of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Current Gross Loan Rates (%)          Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
   4.251 to 4.500                      [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]       [__]%
   4.501 to 4.750                      [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
   4.751 to 5.000                      [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
   5.001 to 5.250                      [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
   5.251 to 5.500                      [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
   5.501 to 5.750                      [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
   5.751 to 6.000                      [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
   6.001 to 6.250                      [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
   6.251 to 6.500                      [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
   6.751 to 7.000                      [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                          I-3

                                              Gross Margins of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Gross Margins (%)                     Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  2.001 to 2.250                       [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]       [__]%
  2.501 to 2.750                       [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                          Initial Loan Rate Caps of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Initial Loan Rate Caps (%)            Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  5.000                                [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]      [__]%
Total:                                 [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]      [__]%

                                         Periodic Loan Rate Caps of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Periodic Loan Rate Caps (%)           Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  2.000                                [__]         $[__]           [__]%         $[__]        [__]%       [__]        [__]      [__]%
Total:                                 [__]         $[__]           [__]%         $[__]        [__]%       [__]        [__]      [__]%

                                                Life Caps of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Life Caps (%)                         Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  5.000                                [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]      [__]%
Total:                                 [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]      [__]%

                                                          I-4

                                              Maximum Rates of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Maximum Rates (%)                     Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  9.251 to 9.500                       [__]          $[__]           [__]%        $[__]        [__]%       [__]        [__]       [__]%
  9.501 to 9.750                       [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  9.751 to 10.000                      [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  10.001 to 10.250                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  10.251 to 10.500                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  10.501 to 10.750                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  10.751 to 11.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  11.001 to 11.250                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  11.251 to 11.500                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  11.751 to 12.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]           [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                          First Adjustment Date of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
First Adjustment Dates                Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  [__] [__]                            [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]       [__]%
  [__] [__]                            [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  [__] [__]                            [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  [__] [__]                            [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  [__] [__]                            [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  [__] [__]                            [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  [__] [__]                            [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                      Original Loan-to-Value Ratios of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Original Loan-to-Value Ratios (%)     Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  10.001 to 20.000                     [__]          $[__]           [__]%        $[__]        [__]%       [__]        [__]       [__]%
  20.001 to 30.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  30.001 to 40.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  40.001 to 50.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  50.001 to 60.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  60.001 to 70.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  70.001 to 80.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  80.001 to 90.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  90.001 to 95.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]           [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                                          I-5

                                       Current Loan-to-Value Ratios of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Current Loan-to-Value Ratios (%)      Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  10.001 to 20.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%
  20.001 to 30.000                     [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  30.001 to 40.000                     [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  40.001 to 50.000                     [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  50.001 to 60.000                     [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  60.001 to 70.000                     [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  70.001 to 80.000                     [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  80.001 to 90.000                     [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  90.001 to 95.000                     [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                              Remaining Term of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Remaining Term (months)               Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  341 to 350                           [__]          $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%
  351 to 360                           [__]           [__]           [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                FICO Scores of the Group 2 Mortgage Loans as of the Date of Origination
***************
                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Original FICO Scores                  Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  490 to 499                           [__]         $[__]      [__]%            $[__]    [__]%       [__]        [__]      [__]%
  610 to 619                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  620 to 629                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  630 to 639                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  640 to 649                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  650 to 659                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  660 to 669                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  670 to 679                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  680 to 689                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  690 to 699                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  700 to 709                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  710 to 719                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  720 to 729                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  730 to 739                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  740 to 749                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  750 to 759                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  760 to 769                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  770 to 779                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  780 to 789                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  790 to 799                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  800 to 809                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  810 to 819                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]      [__]%

                                                          I-6

                                            Documentation Type of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Documentation Type                    Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  Full                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]      [__]%
  Stated Income/Assets Verified        [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]      [__]%

                                               Loan Purpose of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Loan Purpose                          Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  Purchase                             [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]      [__]%
  Cash Out (Refinance)                 [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Rate/Term Refinance                  [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]      [__]%

                                              Occupancy Type of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Occupancy Type                        Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  Primary                              [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]      [__]%
  Second Home                          [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Investment                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]      [__]%

                                              Property Type of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Property Type                         Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  Single Family                        [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]      [__]%
  PUD                                  [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Condominium                          [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  2-4 Family                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Cooperative                          [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]      [__]%

                                                          I-7

                                              Lien Position of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Lien Position                         Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  First                                [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]      [__]%
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]      [__]%

                                                   Age of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Age (months)                          Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  1 to 6                               [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]      [__]%
  7 to 12                              [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]      [__]%

                                                          I-8

                                         Geographic Distribution of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Geographic Distribution               Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  Alabama                              [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]      [__]%
  Arizona                              [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  California                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Colorado                             [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Connecticut                          [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Delaware                             [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  District of Columbia                 [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Florida                              [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Georgia                              [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Hawaii                               [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Idaho                                [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Illinois                             [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Indiana                              [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Kansas                               [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Kentucky                             [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Maryland                             [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Massachusetts                        [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Michigan                             [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Minnesota                            [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Missouri                             [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Montana                              [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Nevada                               [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  New Jersey                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  New Mexico                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  North Carolina                       [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Ohio                                 [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Oregon                               [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Pennsylvania                         [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Rhode Island                         [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  South Carolina                       [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  South Dakota                         [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Tennessee                            [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Texas                                [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Utah                                 [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Virginia                             [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  Washington                           [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
  West Virginia                        [__]                [__]      [__]              [__]    [__]        [__]        [__]       [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]      [__]%

                                                          I-9

---------------------------------------------------------------------------------------------------------------------------
                                       Collateral Summary of Group 3 Mortgage Loans
---------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                   [__]
Total Principal Balance                                   $[__]
Product Type                                               [__] ARMs
Servicer and Originator - [Servicer]                       [__]%
Servicer and Originator - [Servicer]                       [__]%
Interest Only Percentage                                   [__]%
California Concentration Percentage                        [__]%
Maximum Zip Code Percentage                                [__]%

                                                     Weighted Average             Minimum                  Maximum
Current Principal Balance                                $[__] (1)                 $[__]                    $[__]
Months to First Adjustment (months)                        [__]                    [__]                     [__]
Age (months)                                               [__]                    [__]                     [__]
Original Term (months)                                     [__]                    [__]                     [__]
Remaining Term (months)                                    [__]                    [__]                     [__]
Gross Coupon                                               [__]%                   [__]%                    [__]%
Administrative Fee Rate                                    [__]%                   [__]%                    [__]%
Net WAC Rate                                               [__]%                   [__]%                    [__]%
Initial Cap                                                [__]%                   [__]%                    [__]%
Periodic Cap                                               [__]%                   [__]%                    [__]%
Lifetime Cap                                               [__]%                   [__]%                    [__]%
Maximum Lifetime Interest Rate                             [__]%                   [__]%                    [__]%
Gross Margin                                               [__]%                   [__]%                    [__]%
Net Margin                                                 [__]%                   [__]%                    [__]%
Original FICO                                              [__]                    [__]                     [__]
Original LTV Ratio                                         [__]%                   [__]%                    [__]%
Current LTV Ratio                                          [__]%                   [__]%                    [__]%

(1) The current principal balance is calculated as an average not a weighted average.

                                                          I-10

                                                Product Type of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Product Type                          Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  [__] ARMs                            [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                                 Index Type of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Index Type                            Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  1 Year LIBOR                         [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                          Interest Only Percentage of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Interest Only                         Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  No                                   [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
  Yes                                  [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                                          I-11

                                         Current Principal Balances of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Current Principal Balances ($)        Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  50,000.01 to 100,000.00              [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
  100,000.01 to 150,000.00             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  150,000.01 to 200,000.00             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  200,000.01 to 250,000.00             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  250,000.01 to 300,000.00             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  300,000.01 to 350,000.00             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  350,000.01 to 400,000.00             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  400,000.01 to 450,000.00             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  450,000.01 to 500,000.00             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  500,000.01 to 550,000.00             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  550,000.01 to 600,000.00             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  600,000.01 to 650,000.00             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  650,000.01 to 700,000.00             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  700,000.01 to 750,000.00             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  750,000.01 to 800,000.00             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  800,000.01 to 850,000.00             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  900,000.01 to 950,000.00             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  950,000.01 to 1,000,000.00           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  1,200,000.01 to 1,250,000.00         [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  1,550,000.01 to 1,600,000.00         [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                          Current Gross Loan Rates of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Current Gross Loan Rates (%)          Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  4.501 to 4.750                       [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
  4.751 to 5.000                       [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  5.001 to 5.250                       [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  5.251 to 5.500                       [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  5.501 to 5.750                       [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  5.751 to 6.000                       [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  6.001 to 6.250                       [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  6.251 to 6.500                       [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                               Gross Margins of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Gross Margins (%)                     Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  2.001 to 2.250                       [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
  2.501 to 2.750                       [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                                          I-12

                                           Initial Loan Rate Caps of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Initial Loan Rate Caps (%)            Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  5.000                                [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                          Periodic Loan Rate Caps of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Periodic Loan Rate Caps (%)           Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  2.000                                [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                                 Life Caps of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Life Caps (%)                         Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  5.000                                [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                               Maximum Rates of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Maximum Rates (%)                     Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  9.501 to 9.750                       [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
  9.751 to 10.000                      [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  10.001 to 10.250                     [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  10.251 to 10.500                     [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  10.501 to 10.750                     [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  10.751 to 11.000                     [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  11.001 to 11.250                     [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  11.251 to 11.500                     [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                                          I-13

                                           First Adjustment Date of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
First Adjustment Dates                Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  [__] [__]                            [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
  [__] [__]                            [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  [__] [__]                            [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  [__] [__]                            [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  [__] [__]                            [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                       Original Loan-to-Value Ratios of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Original Loan-to-Value Ratios (%)     Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  10.001 to 20.000                     [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
  20.001 to 30.000                     [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  30.001 to 40.000                     [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  40.001 to 50.000                     [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  50.001 to 60.000                     [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  60.001 to 70.000                     [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  70.001 to 80.000                     [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                        Current Loan-to-Value Ratios of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Current Loan-to-Value Ratios (%)      Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  10.001 to 20.000                     [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
  20.001 to 30.000                     [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  30.001 to 40.000                     [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  40.001 to 50.000                     [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  50.001 to 60.000                     [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  60.001 to 70.000                     [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  70.001 to 80.000                     [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                                          I-14

                                               Remaining Term of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Remaining Term (months)               Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  271 to 280                           [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
  351 to 360                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                 FICO Scores of the Group 3 Mortgage Loans as of the Date of Origination

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Original FICO Scores                  Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  Unknown(1)                           [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
  630 to 639                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  640 to 649                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  650 to 659                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  660 to 669                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  670 to 679                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  680 to 689                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  690 to 699                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  700 to 709                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  710 to 719                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  720 to 729                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  730 to 739                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  740 to 749                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  750 to 759                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  760 to 769                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  770 to 779                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  780 to 789                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  790 to 799                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  800 to 809                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  810 to 819                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  820 to 829                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

(1) FICO score was not available.

                                             Documentation Type of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Documentation Type                    Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  Full                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
  Stated Income/Assets Verified        [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                                          I-15

                                                Loan Purpose of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Loan Purpose                          Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  Purchase                             [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
  Cash Out (Refinance)                 [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Rate/Term Refinance                  [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                               Occupancy Type of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Occupancy Type                        Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  Primary                              [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
  Second Home                          [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Investment                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                               Property Type of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Property Type                         Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  Single Family                        [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
  PUD                                  [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Condominium                          [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  2-4 Family                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                               Lien Position of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Lien Position                         Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  First                                [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                                          I-16

                                                    Age of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Age (months)                          Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  1 to 6                               [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                          Geographic Distribution of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Geographic Distribution               Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  Arizona                              [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
  California                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Colorado                             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Connecticut                          [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Delaware                             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  District of Columbia                 [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Florida                              [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Georgia                              [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Illinois                             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Iowa                                 [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Kentucky                             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Maryland                             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Massachusetts                        [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Michigan                             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Minnesota                            [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Missouri                             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  New Jersey                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  North Carolina                       [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Ohio                                 [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Oregon                               [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Pennsylvania                         [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  South Carolina                       [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Tennessee                            [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Texas                                [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Utah                                 [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Virginia                             [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  Washington                           [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  West Virginia                        [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                                          I-17

-----------------------------------------------------------------------------------------------------------------------
                                     Collateral Summary of Group 4 Mortgage Loans
-----------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                [__]
Total Principal Balance                                $[__]
Product Type                                            [__] ARMs
Servicer and Originator - [Servicer]                    [__]%
Servicer and Originator - [Servicer]                    [__]%
Interest Only Percentage                                [__]%
California Concentration Percentage                     [__]%
Maximum Zip Code Percentage                             [__]%

                                                  Weighted Average            Minimum                   Maximum
Current Principal Balance                              $[__] (1)              $[__]                     $[__]
Months to First Adjustment (months)                     [__]                   [__]                      [__]
Age (months)                                            [__]                   [__]                      [__]
Original Term (months)                                  [__]                   [__]                      [__]
Remaining Term (months)                                 [__]                   [__]                      [__]
Gross Coupon                                            [__]%                  [__]%                     [__]%
Administrative Fee Rate                                 [__]%                  [__]%                     [__]%
Net WAC Rate                                            [__]%                  [__]%                     [__]%
Initial Cap                                             [__]%                  [__]%                     [__]%
Periodic Cap                                            [__]%                  [__]%                     [__]%
Lifetime Cap                                            [__]%                  [__]%                     [__]%
Maximum Lifetime Interest Rate                          [__]%                  [__]%                     [__]%
Gross Margin                                            [__]%                  [__]%                     [__]%
Net Margin                                              [__]%                  [__]%                     [__]%
Original FICO                                           [__]                   [__]                      [__]
Original LTV Ratio                                      [__]%                  [__]%                     [__]%
Current LTV Ratio                                       [__]%                  [__]%                     [__]%

(1) The current principal balance is calculated as an average not a weighted average.

                                                          I-19

                                               Product Type of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Product Type                          Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  [__] ARMs                            [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                                Index Type of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Index Type                            Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  1 Year LIBOR                         [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                         Interest Only Percentage of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Interest Only                         Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  No                                   [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
  Yes                                  [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                                          I-20

                                        Current Principal Balances of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Current Principal Balances ($)        Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  50,000.01 to 100,000.00              [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
  100,000.01 to 150,000.00             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  150,000.01 to 200,000.00             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  200,000.01 to 250,000.00             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  250,000.01 to 300,000.00             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  300,000.01 to 350,000.00             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  350,000.01 to 400,000.00             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  400,000.01 to 450,000.00             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  450,000.01 to 500,000.00             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  500,000.01 to 550,000.00             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  550,000.01 to 600,000.00             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  600,000.01 to 650,000.00             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  650,000.01 to 700,000.00             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  750,000.01 to 800,000.00             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  800,000.01 to 850,000.00             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  850,000.01 to 900,000.00             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  900,000.01 to 950,000.00             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  950,000.01 to 1,000,000.00           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  1,000,000.01 to 1,050,000.00         [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  1,250,000.01 to 1,300,000.00         [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  1,450,000.01 to 1,500,000.00         [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                         Current Gross Loan Rates of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Current Gross Loan Rates (%)          Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  4.751 to 5.000                       [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
  5.001 to 5.250                       [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  5.251 to 5.500                       [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  5.501 to 5.750                       [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  5.751 to 6.000                       [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  6.001 to 6.250                       [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  6.251 to 6.500                       [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                                          I-21

                                              Gross Margins of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Gross Margins (%)                     Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  2.001 to 2.250                       [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
  2.501 to 2.750                       [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                          Initial Loan Rate Caps of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Initial Loan Rate Caps (%)            Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  5.000                                [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                         Periodic Loan Rate Caps of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Periodic Loan Rate Caps (%)           Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  2.000                                [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                                Life Caps of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Life Caps (%)                         Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  5.000                                [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                                          I-22

                                              Maximum Rates of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Maximum Rates (%)                     Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  9.751 to 10.000                      [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
  10.001 to 10.250                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  10.251 to 10.500                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  10.501 to 10.750                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  10.751 to 11.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  11.001 to 11.250                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  11.251 to 11.500                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                          First Adjustment Date of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
First Adjustment Dates                Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  [__] [__]                            [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
  [__] [__]                            [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  [__] [__]                            [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  [__] [__]                            [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  [__] [__]                            [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  [__] [__]                            [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                      Original Loan-to-Value Ratios of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Original Loan-to-Value Ratios (%)     Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  10.001 to 20.000                     [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
  20.001 to 30.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  30.001 to 40.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  40.001 to 50.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  50.001 to 60.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  60.001 to 70.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  70.001 to 80.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  80.001 to 90.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                                          I-23

                                       Current Loan-to-Value Ratios of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Current Loan-to-Value Ratios (%)      Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  10.001 to 20.000                     [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
  20.001 to 30.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  30.001 to 40.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  40.001 to 50.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  50.001 to 60.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  60.001 to 70.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  70.001 to 80.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  80.001 to 90.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                              Remaining Term of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Remaining Term (months)               Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  341 to 350                           [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
  351 to 360                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                FICO Scores of the Group 4 Mortgage Loans as of the Date of Origination

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Original FICO Scores                  Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  610 to 619                           [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
  620 to 629                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  640 to 649                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  650 to 659                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  660 to 669                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  670 to 679                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  680 to 689                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  690 to 699                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  700 to 709                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  710 to 719                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  720 to 729                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  730 to 739                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  740 to 749                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  750 to 759                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  760 to 769                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  770 to 779                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  780 to 789                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  790 to 799                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  800 to 809                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  810 to 819                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                                          I-24

                                            Documentation Type of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Documentation Type                    Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  Full                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
  Stated Income/Assets Verified        [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                               Loan Purpose of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Loan Purpose                          Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  Purchase                             [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
  Cash Out (Refinance)                 [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Rate/Term Refinance                  [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                              Occupancy Type of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Occupancy Type                        Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  Primary                              [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
  Second Home                          [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Investment                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                              Property Type of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Property Type                         Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  Single Family                        [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
  PUD                                  [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Condominium                          [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Cooperative                          [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  2-4 Family                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                                          I-25

                                              Lien Position of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Lien Position                         Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  First                                [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                                   Age of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Age (months)                          Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  1 to 6                               [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
  13 to 18                             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                         Geographic Distribution of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Geographic Distribution               Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  Alabama                              [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%
  Arizona                              [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Arkansas                             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  California                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Colorado                             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Connecticut                          [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Florida                              [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Georgia                              [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Illinois                             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Kansas                               [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Kentucky                             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Maryland                             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Massachusetts                        [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Michigan                             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Nevada                               [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  New Jersey                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  New Mexico                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  North Carolina                       [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Ohio                                 [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Oregon                               [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Pennsylvania                         [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Rhode Island                         [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  South Carolina                       [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Texas                                [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Virginia                             [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
  Washington                           [__]               [__]      [__]               [__]    [__]        [__]       [__]       [__]
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]       [__]%

                                                          I-26

                                    ANNEX II

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the Offered Certificates (other than the Class 1-A-R Certificates) will be offered globally (the "Global
Securities") and will be available only in book-entry form. Investors in the
Global Securities may hold such Global Securities through any of DTC,
Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and DTC
Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective
Depositaries, which in turn will hold such positions in accounts as DTC
Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period.
Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

                                      II-1

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Clearstream or Euroclear purchaser. When
Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the
purchaser will send instructions to Clearstream or Euroclear through a
Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable.
For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream
Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date
(which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear
Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

                                      II-2

      Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, Clearstream Participants and Euroclear
Participants may employ their customary procedures for transactions in which
Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or
Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.
The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear
Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or
Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase
Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or
      Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC
      Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream
      Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies

                                      II-3

to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the
U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global
Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of
Beneficial Owner for United States Tax Withholding). If the information shown on
Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form
W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S.
branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for
Exemption from Withholding of Tax on Income Effectively Connected with the
Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form
W-8BEN.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for
Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a
Global Security or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

      Final withholding regulations (the "Withholding Regulations") affect the documentation required from non-U.S. Persons. The Withholding Regulations replace a number of prior tax certification forms with a new series of Internal
Revenue Service Forms W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the beneficial owner provides a United States taxpayer identification number and the information on the form does not change).

      This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.
Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

      This Annex II is a part of the prospectus with respect to the Wachovia
Mortgage Loan Trust, LLC Mortgage Pass-Through Certificates, Series 200_-_.

                                      II-4

                   Wachovia Mortgage Loan Trust, LLC Series 200_-_ Trust
                                 Issuing Entity

   Wachovia Mortgage Loan Trust, LLC          [Name of Seller and Sponsor]
               Depositor                           Seller and Sponsor

    [Name of Servicers/Originators]             [Name of Master Servicer]
       Servicers and Originators                     Master Servicer

                                         $---------
                                  (Approximate)

                     Mortgage Pass-Through Certificates, Series 200_-_

                              PROSPECTUS SUPPLEMENT

            You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

            The Offered Certificates are not being offered in any state where the offer is not permitted.

            The Depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

            Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates will deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.

                              [Wachovia Securities]

                                ________ __, 200_

                                     S-iv

                 SUBJECT TO COMPLETION, DATED _____ __, 200_

  Prospectus supplement dated _____ __, 200_
  (To prospectus dated _____ __, 200_)

          $________ Class A-I-1 [Variable Rate] Asset Backed Notes
          $________ Class A-II-1 [Variable Rate] Asset Backed Notes
           $________ Class A-II-2 [Auction Rate] Asset Backed Notes
                WACHOVIA MORTGAGE LOAN TRUST, LLC 200_-_ TRUST
                                Issuing Entity
                      WACHOVIA MORTGAGE LOAN TRUST, LLC
                                  Depositor
                         [Name of Seller and Sponsor]
                              Seller and Sponsor
                          [Name of Master Servicer]
                               Master Servicer
     Wachovia Mortgage Loan Trust, LLC Asset-Backed Notes, Series 200_-_

The Trust

   o  will  issue  three  classes  of notes  and the  certificates.  Only the  three
      classes  of  notes  are  offered  by  this   prospectus   supplement  and  the
      accompanying  prospectus.  You can find the initial rating,  note rate,  final payment date and certain other  characteristics  of each class of the notes in the table on pages S-[6-7] of this prospectus supplement;

   o  will  make  payments  on  the  notes  and  the  certificates   primarily  from
      collections on two groups of home equity revolving credit line loans; and

   o  will make  distributions  on the notes,  if amounts are available as described herein,  on the __ of each month,  or, if that day is not a business  day, the next business day, beginning on _____ ___, 200__.

Credit enhancement and other support will consist of:

   o  excess interest, to the extent described in this prospectus supplement;

   o  overcollateralization and cross-collateralization,  to the extent described in this prospectus supplement;

   [o an irrevocable and unconditional  financial  guaranty  insurance policy issued by [name of enhancer]  insuring the notes,  which will protect  holders of the notes  against  certain  shortfalls  in amounts due to be  distributed  at the times and to the extent described in this prospectus supplement; and]

   [o yield  maintenance  agreements,  in the case of the class  A-I-1 notes and the class  A-II-1  notes,  with [name of yield  maintenance  provider],  which are intended to partially  mitigate the interest  rate risk that could result from limitation of the note rate for each of those classes.]

                                  [Enhancer logo]
-------------------------------------------------------------------------------------
You should  consider  carefully  the risk  factors  beginning on page S-[22] in this prospectus supplement and on page [13] of the accompanying prospectus.
The  notes  will  not be  insured  or  guaranteed  by  any  governmental  agency  or instrumentality.
The notes will  represent  debt  obligations of the issuing entity only and will not represent interests in or obligations of the sponsor,  the depositor or any of their affiliates.
[The notes are not deposits or other  obligations of the seller,  the sponsor or any bank and are not insured by the FDIC.]
-------------------------------------------------------------------------------------

  Neither the  Securities and Exchange  Commission  nor any state  securities commission  has  approved  the notes or  determined  that  this  prospectus supplement  or the  prospectus  is accurate or complete.  It is illegal for anyone to tell you otherwise.

  Delivery  of the  notes is  expected  to be made in book  entry  form on or about _____ __,  200_.  The notes will be offered in the United  States and
  Europe.

                            [Wachovia Securities]

======================================================================================
The information in this prospectus supplement is not complete and may be changed.  The depositor may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
======================================================================================

       Important Notice About Information in this Prospectus Supplement and the Accompanying Prospectus
      We tell you about the notes in two separate documents that progressively provide more detail:

o     the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your notes; and

o     this prospectus supplement, which describes the specific terms of your notes.

      We include  cross-references  in this  prospectus  supplement and in the accompanying  prospectus  to  captions in these  materials  where you can find further  related  discussions.  The Table of  Contents on the  following  page provides the pages on which these captions can be found.

      If you  require  additional  information,  the  mailing  address  of the principal  executive office of the depositor is Wachovia  Mortgage Loan Trust,
LLC,  301  S.  College  Street,  NC5578-Suite  G,  Charlotte,  North  Carolina
28288-5578,  and its telephone  number is (704) 715  -8239. For other means of acquiring additional  information about the depositor or the notes, see "Where
You can Find More  Information,"  "Description  of the  Securities--Reports  to
Securityholders"  and  "Incorporation of Certain  Information by Reference" in
the attached prospectus.

                                 S-ii

                                  Page

SUMMARY............................1

      Repurchases or Substitutions
         of Mortgage Loans         9

      Loan Rate...................10

      Revolving Periods, Managed
        Amortization Periods and
        Rapid Amortization

DESCRIPTION OF THE MORTGAGE

      Initial Mortgage Loan
        Characteristics...........38

      [Static Pool Information....54

      Terms of the Mortgage Loans.55

      The Funding Account; Conveyance
        of Additional Balances and
        Subsequent Mortgage Loans.57

            The Funding Account...57

            Purchase of Additional
              Balances............57

            Subsequent Mortgage

      Servicing and Other
        Compensation and Payment

[THE YIELD MAINTENANCE AGREEMENT
  PROVIDER........................66

[THE AUCTION AGENT................66

AFFILIATIONS AMONG TRANSACTION

      Interest Payments on the
        Notes.....................70

      Principal Payments on the
        Notes.....................71

      Priority of Distributions...72

      Optional Transfers of Mortgage
        Loans to Holders of

      Maturity and Optional
        Redemption................78

      [The Yield Maintenance
        Agreements................78

      [Swaps and Yield Supplement

YIELD AND PREPAYMENT

            Purchase of Mortgage
              Loans..............102

            Representations and
              Warranties.........103

            Review of Mortgage
              Loans..............104

            Amendment............104

                S-iii

      The Servicing Agreement....104

            Principal Collections
              and Interest
                Collections......104

            Collection and Other
              Servicing
              Procedures.........105

            Realization Upon
              Defaulted Loans....107

            Non-Recordation of
              Assignments; Possession
              of Mortgages.......108

            Modification of
             Mortgage Loans......108

            Servicing Default;
              Rights Upon Servicing
              Default............109

            Certain Matters Regarding
              the Master
              Servicer...........110

            Custodial
              Arrangements.......110

            Amendment............111

      The Trust Agreement and the
        Indenture................111

            Collateral...........111

            Reports to
              Noteholders........111

            Certain Covenants....112

            Events of Default;
              Rights Upon Event
              of Default.........113

            Amendment and Modification
              of Trust Agreement
              and Indenture......115

            Termination; Redemption
              of Notes...........116

            Certain Matters Regarding
              the Indenture Trustee,
              the Paying Agent and the
              Issuing Entity.....117

USE OF PROCEEDS..................117

MATERIAL FEDERAL INCOME TAX
  CONSIDERATIONS.................117

      Status as Real Property

      Tax Treatment of Foreign
        Investors................123

      New Withholding
        Regulations..............123

STATE AND OTHER TAX

[ANNEX II - Settlement ProceduresII-1

                S-iv

                                   SUMMARY

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Issuing Entity or Trust.......Wachovia Mortgage Loan Trust, LLC 200_-_ Trust,
                              a Delaware statutory trust.

Title of the offered securities     Wachovia Mortgage Loan Trust, LLC
                              Asset-Backed Notes, Series 200_-_.

Certificates..................Wachovia Mortgage Loan Trust, LLC Asset-Backed
                              Certificates, Series 200_-_.  The certificates
                              are not offered by this prospectus supplement.

Depositor.....................Wachovia Mortgage Loan Trust, LLC, a Delaware
                              limited liability company.

                              For more information on the depositor, we refer
                              you to "The Depositor" in the accompanying
                              prospectus.

Seller and Sponsor............[Name of seller and sponsor], a [_____]
                              corporation, is the seller of [the home equity
                              revolving credit line loans, or] the mortgage
                              loans and the sponsor of this securitization.

                              We refer you to "The Seller and Sponsor" in
                              this prospectus supplement for further
                              information on the seller and sponsor.

Master Servicer...............[Name of master servicer] is, a [_____]
                              corporation, is the master servicer of the
                              mortgage loans.  The master servicer will be
                              obligated to service the mortgage loans
                              pursuant to the servicing agreement to be dated
                              as of the closing date, among the master
                              servicer, the issuing entity and the indenture
                              trustee.

                              We refer you to "The Agreements--The Servicing
                              Agreement" and "Servicing--The Master Servicer"
                              in this prospectus supplement for further
                              information on the master servicer.

[Subservicers                 [Name of subservicer], a [______] corporation,
                              will subservice approximately ___% by principal
                              amount of the mortgage loans.  [Identify any
                              other subservicers that will service 10% or
                              more of the pool assets.]

                              We refer you to "The Agreements--The Servicing
                              Agreement" and " Servicing--The Subservicers" in
                              this prospectus supplement for further
                              information on the subservicers.]

                                      S-1

Owner Trustee.................[Name of owner trustee], a [_____] corporation.

                              We refer you to "The Owner Trustee" in this
                              prospectus supplement for further information
                              on the owner trustee.

Indenture Trustee.............[Name of indenture trustee], a [_____]
                              corporation.

                              We refer you to "The Indenture Trustee" in this
                              prospectus supplement for further information
                              on the indenture trustee.

Originators...................[Name of originator], a [_____] corporation, originated approximately ___% by principal
                              amount of the mortgage loans.  [Identify any
                              originators or group of originators (other than
                              sponsor and affiliates of sponsor) that
                              originated 10% or more of the pool assets.]

                              We refer you to "The Originators" in this
                              prospectus supplement for further information
                              on the originators.

Closing Date..................On or about _____ __, 200_.

Cut-off Date                  The opening of business on ____ __, 200__.

Payment Date                  The __th day of each month, or, if that day is
                              not a business day, the next business day,
                              beginning on ____ __, 200_.

Scheduled final payment date..The payment date occurring in June ____.  The actual final payment date could be
                              substantially earlier.

Form of securities            Book-entry.

                              See "Description of the Securities--Book-Entry
                              Notes" in this prospectus supplement.

Minimum denominations.........Class A-I-1 notes and Class A-II-1 notes:
                              $[25,000] and integral multiples of $[1,000] in
                              excess of that amount.

                              Class A-II-2 notes: $[25,000] and integral
                              multiples of $[25,000] in excess of that amount.

[The Enhancer.................[Name of enhancer], a [_____] corporation.

                              We refer you to "The Enhancer" in this
                              prospectus supplement for further information.]

                                      S-2

[The Yield Maintenance
Agreement Provider............[Name of yield maintenance provider], a [_____]
                              corporation.

                              We refer you to "Yield Maintenance Agreement
                              Provider" in this prospectus supplement for
                              further information.]

The Paying Agent..............[Name of paying agent], a [_____] corporation.

                              We refer you to "Description of the
                              Securities--The Paying Agent" in this prospectus
                              supplement for further information.]

Legal Investment..............The notes will not be "mortgage related securities" for purposes of the Secondary
                              Mortgage Market Enhancement Act of 1984, as
                              amended, or SMMEA.

                              See "Legal Investment" in this prospectus
                              supplement and the prospectus.

                                      S-3

                                    Offered Notes
  ----------------------------------------------------------------------------------
 Class   Note Rate      Initial      Initial Rating      Final       Designations
                     Note Balance     (Moody's/S&P)  Payment Date
-----------------------------------------------------------------------------------
 A-I-1   [Variable]   $__________      [Aaa/AAA]       ___ 20__        Senior/
                                                                      [Variable
                                                                        Rate]
                                                                       Senior/
         [Variable]   $__________      [Aaa/AAA]       ___ 20__       [Variable
 A-II-1                                                                 Rate]
 A-II-2  [Auction]    $__________      [Aaa/AAA]       ___ 20__        Senior/
                                                                    [Auction Rate]
Total Notes:          $__________
-----------------------------------------------------------------------------------
Other Information:

o     Due to losses and  prepayments on the mortgage loans in each loan group, the actual final payment date may occur  substantially  earlier than the date listed above.

o     On any  payment  date,  the note rate for the Class  A-I-1 notes will be equal to the lesser of:

(1)   LIBOR plus a margin of __% per annum; and

(2)   the Class A-I-1 net weighted average coupon rate.

o     On any payment  date,  the note rate for the Class  A-II-1 notes will be equal to the lesser of:

(1)   LIBOR plus a margin of __% per annum; and

(2)   the Class A-II-1 net weighted average coupon rate.

o     [The  initial  note rate for the Class  A-II-2  notes will be set by the broker-dealer  on  or  before  the  closing  date,  and  will  thereafter  be recalculated  on a monthly  basis  beginning  in _____ 200_  pursuant  to the auction  procedures  described in this prospectus  supplement in Annex I. The note rate for the Class  A-II-2  notes will not exceed  the  maximum  auction rate described in this  prospectus  supplement in Annex I or the Class A-II-2 net weighted average coupon rate.]

o     The net weighted  average  coupon rate, or "net WAC rate," for the Class
   A-I-1  notes  will  equal a  fraction,  expressed  as a per annum  rate,  the numerator  of  which is [the sum of (1)]  the  interest  due on the  mortgage loans in loan  group I, less the sum of (a) the amount of the  servicing  fee on the  mortgage  loans in loan  group I,  [(b)  the  amount  of the pro rata portion of premium on the  policy  for the Class  A-I-1  notes,]  and (c) the
   pro  rata   portion  of  interest   attributable   to   additional   balances
   represented by any additional  balance  increase amount  associated with loan group I,  [and (2)  payments  required  to be made  under the  related  yield maintenance  agreement  in  respect  of  loan  group  I,  if  any,]  and  the denominator  of which is the  outstanding  note  balance  of the Class  A-I-1 notes,  as adjusted on the basis of the actual  number of days in the related interest period and a 360-day year.

                                      S-4

o     The net WAC rate for the  Class  A-II-1  notes  will  equal a  fraction, expressed  as a per annum rate,  the  numerator  of which is [the sum of (1)]
   the product of (i) the interest  due on the mortgage  loans in loan group II, less the sum of (a) the amount of the  servicing  fee on the  mortgage  loans in loan group II,  [(b) the amount of the pro rata  portion of premium on the policy for the Class A-II  notes,]  and (c) the pro rata  portion of interest attributable  to additional  balances  represented by any additional  balance increase amount  associated with loan group II and (ii) the outstanding  note balance of the Class A-II-1 notes divided by the aggregate  outstanding  note balance  of the Class  A-II  notes,  [and (2)  payments  required  to be made under the related  yield  maintenance  agreement in respect of loan group II, if any,] and the  denominator  of which is the  outstanding  note  balance of the Class  A-II-1  notes,  as adjusted  on the basis of the actual  number of days in the related interest period and a 360-day year.

o     The net WAC rate for the  Class  A-II-2  notes  will  equal a  fraction, expressed as a per annum rate,  the  numerator of which is the product of (i)
   the  interest  due on the  mortgage  loans in loan group II,  less the sum of
   (a) the amount of the servicing  fee on the mortgage  loans in loan group II,
   [(b) the  amount of the pro rata  portion  of  premium  on the policy for the
   Class A-II notes,] and (c) the pro rata portion of interest  attributable  to additional  balances  represented by any additional  balance  increase amount associated  with loan group II and (ii) the  outstanding  note balance of the
   Class A-II-2 notes divided by the aggregate  outstanding  note balance of the
   Class  A-II  notes,  and the  denominator  of which is the  outstanding  note balance of the Class  A-II-2  notes,  as  adjusted on the basis of the actual number of days in the related interest period and a 360-day year.

o     On any payment  date for which the note rate has been  determined  to be the  applicable  net WAC  rate,  the  interest  shortfall,  if any,  will be determined  and  will be  payable  on such  payment  date or  later  payment dates,  to the extent funds are  available for that purpose from the related loan  group as  described  in this  prospectus  supplement.  These  interest shortfalls [will not be covered by the financial  guaranty  insurance policy and] may remain  unpaid on the final  payment  date for the notes.  [Through the  payment  date in _____  200_,  holders of the Class A-I-1 notes and the
   Class  A-II-1  notes will be  entitled  to  payments  made  pursuant  to the related yield  maintenance  agreement  and,  under some  circumstances,  the other yield maintenance  agreement.  Each yield  maintenance  agreement will pay  interest on a notional  balance not higher than the note balance of the related  class of notes at a rate  equal  to the  excess,  if any,  of LIBOR over __% per  annum.  The  Class  A-II-2  notes  will not  receive  payments under the yield maintenance agreements.]

                                      S-5

                          Transfer of Mortgage Loans

The diagram below  illustrates the sequence of transfers of the mortgage loans that are included in the  mortgage  pool.  [Various  originators  will,  on or prior to the closing  date,  sell the  mortgage  loans to [name of sponsor and seller],  as sponsor.] [Name of sponsor and seller] will,  simultaneously with the closing of the transaction  described  herein,  sell the mortgage loans to
Wachovia  Mortgage Loan Trust,  LLC, the  depositor.  The depositor  will then transfer  the  mortgage  loans to the  trust,  and the trust  will  pledge the mortgage loans as collateral for the notes to the indenture trustee.

For a description of the agreements  effecting the transfers of mortgage loans and the affiliations among various transaction  parties,  see "The Agreements"
and "Affiliations Among Transaction Parties" in this prospectus supplement.

                               Originators
                                     |
                                     |
                                        Mortgage Loans
                                     |
                                     |
                             Seller and Sponsor
                                     |
                                     |
                                        Mortgage Loans sold pursuant to
                                        Mortgage Loan Purchase
                                        Agreement
                                     |
                                     |
                                 Depositor
                                     |
                                     |
                                        Mortgage Loans sold pursuant to
                                        Trust Agreement
                                     |
                                     |
                                   Trust
                                     |
                                     |
                                        Mortgage Loans pledged pursuant
                                        to the Indenture
                                     |
                                     |
                             Indenture Trustee

                                      S-6

The Trust

The depositor will establish the Wachovia Mortgage Loan Trust, LLC 200_-_
Trust, a Delaware statutory trust, to issue the notes.  The assets of the trust will include the mortgage loans and related assets.

The Mortgage Loan Pool

Unless we indicate otherwise, the statistical information we present in this prospectus supplement is approximate and reflects the initial pool of mortgage loans as of the cut-off date.  The aggregate outstanding principal balance of the mortgage loans as of the cut-off date is approximately
$____________.

The mortgage loans to be sold to the issuing entity will be adjustable rate home equity revolving credit line loans evidenced by the related credit line agreements and secured by the related mortgages or deeds of trust on residential properties[, which include single-family detached properties, properties in planned unit developments, two-to-four family units, condominiums, townhouses and condotels].

The unpaid principal balance of a mortgage loan on any day will be equal to:

o  its cut-off date balance, or, if applicable, its subsequent cut-off date balance,

o  plus any additional balances relating to that mortgage loan sold to the issuing entity before that day,

o  minus all collections credited against its principal balance in accordance with the related mortgage loan since the cut-off date or, if applicable, subsequent cut-off date.

The principal balance of a liquidated mortgage loan after the final recovery of related liquidation proceeds, or earlier charge-off, will be zero.

Mortgage Loan Groups

The mortgage loans sold and transferred to the issuing entity as of the closing date will be divided into the following two loan groups:

o  The first loan group will include home equity revolving credit line loans that have an aggregate outstanding principal balance as of the cut-off date of $_____________ and will correspond with the Class A-I-1 notes.  Loan group I will consist of first lien mortgage loans that have a credit limit that is less than or equal to $_______ and junior lien mortgage loans for which (i) the sum of the credit limit and the principal balances of any related senior loans is less than or equal to $_______ and
   (ii) the credit limit is less than or equal to $_______.

o  The second loan group will include home equity revolving credit line loans that have an aggregate outstanding principal balance as of the cut-off date of $___________ and will correspond with the Class A-II-1 and
   Class A-II-2 notes.  Loan group II will include a combination of mortgage loans that meet the restrictions applicable to the first loan group and mortgage loans that do not meet the restrictions applicable to the first loan group.

o  Payments on the Class A-I and the Class A-II notes will be based primarily on amounts collected or received in respect of the mortgage loans in the first and second loan groups, respectively.

o  The notes described on page S-6 and the certificates described below under "The Certificates" are the only securities that will be issued backed by the mortgage loan pools described in this prospectus supplement.

                                      S-7

As of the cut-off date, the mortgage loans included in loan group I had the following characteristics:

Number of loans     ________

Aggregate           $_____________
principal balance

Average principal   $________
balance

Range of principal  $________ to
balances
           $________
Weighted average    ________%
interest rate

Range of interest   _____% to _____%
rates

Weighted average    _____%
fully indexed
interest rate

Range of fully      _____% to _____%
indexed interest
rates

Weighted average    _____%
maximum interest
rate

Weighted average    ____ months
original draw term

Weighted average    ____ months
remaining draw term

o  Approximately ____% and _____% of the mortgage loans in loan group I
   (by aggregate principal balance as of the cut-off date) are secured by second or third mortgages or deeds of trust, respectively, and the remainder are secured by first mortgages or deeds of trust.

As of the cut-off date, the mortgage loans included in loan group II had the following characteristics:

Number of loans     _____

Aggregate           $_____
principal balance

Average principal   $_____
balance

Range of principal  $______ to
balances            $______

Weighted average    _____%
interest rate

Range of interest   _____% to _____%
rates

Weighted average    _____%
fully indexed
interest rate

Range of fully      _____% to _____%
indexed interest
rates

Weighted average    _____%
maximum interest
rate

Weighted average    _____ months
original draw term

Weighted average    _____ months
remaining draw term

o  Approximately ____% and ____% of the mortgage loans in loan group II
   (by aggregate principal balance as of the cut-off date) are secured by second or third mortgages or deeds of trust, respectively, and the remainder are secured by first mortgages or deeds of trust.

See "Description of the Mortgage Loans" in this prospectus supplement.

                                      S-8

Servicing

[Name of master servicer and name of subservicers] will service the mortgage loans, as more fully described under "The Agreements--The Servicing Agreement"
in this prospectus supplement.

The master servicing fees for each mortgage loan are payable out of the
[interest] payments on that mortgage loan prior to payments to noteholders or certificateholders.  The master servicer will receive the master servicing fee, which is an amount equal to the product of ___% and the aggregate principal balance of the mortgage loans.

[For a subservicer, the subservicing fees for each mortgage loan that it services are payable out of the [interest] payments on that mortgage loan prior to payments to noteholders or certificateholders.  The subservicing fees relating to each mortgage loan will be ___% per annum of the outstanding principal balance of that mortgage loan.]

Additionally, the [master servicer] [related subservicer] will be entitled to retain as additional servicing compensation [any ancillary income, consisting of late payment fees, assumption fees, prepayment premiums and other similar charges and net income from investment of funds in the custodial account].
See "Servicing--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement for more information about fees and expenses of the master servicer and the servicers.  The master servicer can also withdraw amounts from the custodial account to pay itself various reimbursement amounts and other amounts specified in the servicing agreement, as more fully described under "The Agreements--The Servicing Agreement--Principal Collections
and Interest Collections" in this prospectus supplement.

Repurchases or Substitutions of Mortgage Loans

If (a) the seller cannot cure a breach of any representation or warranty made by it and assigned to the indenture trustee for the benefit of the noteholders relating to a mortgage loan or (b) if the seller cannot cure certain documentary defects with respect to a mortgage loan, in each case within 90 days after notice of such event from the depositor, [the enhancer,]
the owner trustee, the indenture trustee or any servicer, and the breach or defect in the mortgage file materially and adversely affects the interests of the noteholders [or the enhancer] in the mortgage loan, the seller will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase.

In addition, the seller may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the trust.  Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, net loan rate, CLTV ratio and remaining term to maturity.

See "The Agreements--The Purchase Agreement--Representations and Warranties"
and "--Review of Mortgage Loans" in this prospectus supplement.

Information regarding repurchases and substitutions of the mortgage loans after the closing date will be available on the issuing entity's monthly distribution reports on Form 10-D.  See "The Agreements--The Trust Agreement
and the Indenture--Reports to Certificateholders" in this prospectus supplement.

                                      S-9

Loan Rate

The loan rate of each mortgage loan is the per annum interest rate required to be paid by the mortgagor under the terms of the related credit line agreement.

Interest on each mortgage loan is computed daily and payable monthly on the average daily outstanding principal balance of that mortgage loan.  After any initial teaser period, during which the loan rate may be a fixed or a discounted variable rate for a period of generally twelve months, the loan rate on each mortgage loan will be adjusted on each adjustment date to a rate equal to the sum of an index and a fixed percentage specified in the related credit line agreement, and is generally subject to a maximum loan rate over the life of the mortgage loan specified in the related credit line agreement.

We refer you to "Description of the Mortgage Loans--Mortgage Loan
Characteristics"  in this prospectus supplement for further information.

The Certificates

The trust will also issue the Wachovia Mortgage Loan Trust, LLC Asset-Backed
Certificates, Series 200_-_, which will not be offered by this prospectus supplement.

[Auction Rate

The note rate for the Class A-II-2 notes will be adjusted each month, based on the auction procedures described in Annex I, subject to the applicable net
WAC rate and subject to a maximum auction rate, as described in Annex I and
Annex II to this prospectus supplement.

We refer you to Annex I and Annex II to this prospectus supplement for further information.]

Funding Account

Accounts designated the "Group I funding account," with respect to the mortgage loans in loan group I, and the "Group II funding account," with respect to the mortgage loans in loan group II, will be set up with the indenture trustee on the closing date for the benefit of the noteholders.  On each payment date during the related revolving period, the master servicer will deposit into the applicable funding account (a) principal collections from the related loan group and (b) on and after the payment date in _____
200_, excess spread from the related loan group up to the amount necessary to increase the overcollateralization amount to the overcollateralization target amount as described in this prospectus supplement, in each case, to the extent not used to purchase additional balances and/or subsequent mortgage loans or used for other purposes on that payment date.  During the revolving periods, funds on deposit in the funding accounts will be used by the issuing entity to first purchase additional balances arising under the mortgage loans in the related loan group and second to purchase subsequent mortgage loans from the depositor for the related loan group.  Any amounts remaining in a funding account at the end of a revolving period, after giving effect to the purchase by the issuing entity of all related additional balances and/or subsequent mortgage loans, including any purchase on the date on which the related revolving period ends, and payments to the certificateholders in respect of any related additional balance increase amount, will be paid to the related noteholders as a payment of principal.

                                      S-10

Principal payments on the Class A-II-1 notes and the Class A-II-2 notes will be paid on a pro rata basis.

Subsequent mortgage loans will not provide for negative amortization.
Subsequent mortgage loans also are required to satisfy certain conditions regarding outstanding principal balance, underwriting criteria and remaining term to maturity.  Following the purchase of the subsequent mortgage loan by the issuing entity, the mortgage loans in the related loan group must have a weighted average loan margin, a weighted average remaining term to maturity and a weighted average CLTV ratio at origination, as of each respective subsequent cut-off date, which would not vary materially from the initial mortgage loans.  The conditions for conveying subsequent mortgage loans for each loan group are not identical.

We refer you to "Description of the Mortgage Loans--The Funding Account;
Conveyance of Additional Balances and Subsequent Mortgage Loans" in this prospectus supplement for further information.

Payments on the Notes

On each monthly payment date, the paying agent will make distributions to the holders of the notes.  The amounts available for distribution will include:

o  collections of monthly payments of principal and interest on the mortgage loans, including prepayments and other unscheduled collections,

            [plus

o  amounts from any payments made under the yield maintenance agreements,]

            plus

o  amounts from any servicer advances that are deemed recoverable by the master servicer,

            [plus

o  amounts from any draws on the policy, for the purposes specified in the policy,]

            minus

o  the pro rata portion of interest attributable to additional balances represented by any additional balance increase amount,

            minus

o  fees and expenses of the trust.

The aggregate amount of such monthly collections is described under the heading "The Agreements--The Servicing Agreement--Principal Collections and
Interest Collections" in this prospectus supplement.

Interest payments on the notes will be made monthly on each payment date, beginning in _____ 200_, at the note rate described on pages S-[6-7] of this prospectus supplement.  Interest payments on the notes will accrue from the preceding payment date, or, in the case of the first payment date, from the closing date, through the day before that payment date, and will be calculated on the basis of the actual number of days in that interest period and a 360-day year.  Interest payments on the Class A-II-1 notes and the
Class A-II-2 notes will be pari passu.

                                      S-11

Payments to noteholders will be made from amounts available for distribution in accordance with the following priority:

During each of the Revolving Periods, Managed Amortization Periods and Rapid
Amortization Period:

o     [from available interest collections from the related loan group, exclusive of the pro rata portion of interest attributable to additional balances represented by any related additional balance increase amount, to pay to the enhancer the pro rata portion of the premium for the policy for the related notes and any unpaid related premium, with interest thereon, as provided in the insurance agreement;]

o     from remaining available interest collections from the related loan group, exclusive of the pro rata portion of interest attributable to additional balances represented by any additional balance increase amount attributable to the related loan group, to pay accrued and unpaid interest due on the related notes;

o     from remaining available interest collections from the related loan group, the pro rata portion of interest collections attributable to additional balances represented by any related additional balance increase amount, to pay to the holders of the certificates, as a payment of interest on the related additional balance increase amount;

o     [in the case of the Class A-I-1 notes and the Class A-II-1 notes, from any amounts paid under the related yield maintenance agreement, to pay any interest shortfalls on the related class of notes for such payment date and any prior payment date to the extent not previously paid, with interest thereon;]

o     [in the case of the Class A-I-1 notes and the Class A-II-1 notes, from any remaining amounts paid under the other yield maintenance agreement, to pay any interest shortfalls on that class of notes to the extent not previously paid, with interest thereon; and]

o     [from any remaining amounts from the related loan group, to reimburse the enhancer for prior draws made on the policy in order to make interest payments on the related notes, with interest thereon, as provided in the insurance agreement;]

During the Revolving Periods, after the payments described above:

o     from remaining net principal collections from the related loan group, to pay to the holders of the certificates, the related additional balance increase amount, if any;

o     to deposit into the applicable funding account, any remaining net principal collections;

o     from the excess spread from each loan group to the related funding account, the aggregate amount of liquidation loss amounts incurred on the mortgage loans in that loan group in the related collection period, until the overcollateralization amount for that loan group is equal to the related overcollateralization target amount, but only until the total overcollateralization amount equals the total overcollateralization target amount;

o     from the excess spread from one loan group to the funding account for the other loan group, the aggregate amount of liquidation loss amounts incurred on the mortgage loans in the other loan group in the related collection period, to the extent not previously paid, until the overcollateralization amount for that other loan group is equal to the related overcollateralization target amount, but only until the total overcollateralization amount equals the total overcollateralization target amount;

                                      S-12

o     [from any remaining amounts from the related loan group, to reimburse the enhancer for prior related draws made on the policy, other than with respect to payments of interest on the related notes, with interest thereon, as provided in the insurance agreement;]

o     on and after the payment date in _____ 200_, from excess spread from each loan group, to deposit into the related funding account, until the overcollateralization amount for that loan group is equal to the related overcollateralization target amount, but only until the total overcollateralization amount equals the total overcollateralization target amount;

o     on and after the payment date in _____ 200_, if the total
   overcollateralization amount is less than the total overcollateralization target amount, from the excess spread from each loan group, to the related funding account, until the total overcollateralization amount is equal to the total overcollateralization target amount;

o     from any remaining excess spread from the related loan group, to pay to the holders of the certificates, the related additional balance increase amount, if any;

o     [from any remaining amounts from the related loan group, to pay to the enhancer any other amounts owed the enhancer under the insurance agreement;]

o     from any remaining excess spread from each loan group, to pay to the holders of the related notes, any unpaid interest shortfalls on the related notes due to the limitation on the note rate by the applicable net
   WAC rate, with interest thereon;

o     from any remaining excess spread from either loan group, to pay an amount equal to the additional balance increase amount for either loan group to the holders of the certificates;

o     from any remaining amounts, to pay to the indenture trustee or the paying agent, as applicable, any unpaid amounts owed to such party under the indenture; and

o     to pay any remaining amount to the holders of the certificates.

During the related Managed Amortization Period, after the payments described above under "During the Revolving Periods, Managed Amortization Periods and
Rapid Amortization Period":

o     from remaining net principal collections from the related loan group, to pay to the holders of the certificates, the related additional balance increase amount, if any;

o     from any remaining amounts from the related loan group, to pay principal on the related notes in an amount equal to the related principal distribution amount, which includes liquidation loss amounts to the extent described in this prospectus supplement, until the note balance of those notes has been reduced to zero;

                                      S-13

o     from the excess spread from a loan group for payment to the other loan group, the aggregate amount of liquidation loss amounts included in the principal distribution amount of that other loan group, to the extent not previously paid, until the note balance of those notes has been reduced to zero;

o     if the note balance of all of the classes of notes related to a loan group has been reduced to zero, from any remaining amounts related to the mortgage loans in that loan group, any remaining principal distribution amount for that loan group for payment to the holders of the notes related to the other loan group, until the note balance of those notes has been reduced to zero;

o     [from any remaining amounts from the related loan group, to reimburse the enhancer for prior related draws made on the policy, other than with respect to payments of interest on the related notes, with interest thereon, as provided in the insurance agreement;]

o     on and after the payment date in _____ 200_, from excess spread from each loan group, to pay principal on the related notes until the overcollateralization amount for that loan group is equal to the related overcollateralization target amount, but only until the total overcollateralization amount equals the total overcollateralization target amount;

o     on and after the payment date in _____ 200_, if the total
   overcollateralization amount is less than the total overcollateralization target amount, from the excess spread from each loan group, to pay principal on the related notes, until the total overcollateralization amount is equal to the total overcollateralization target amount;

o     from any remaining excess spread from each loan group, to pay to the holders of the certificates, the related additional balance increase amount, if any;

o     [from any remaining amounts from the related loan group, to pay to the enhancer any other amounts owed the enhancer under the insurance agreement;]

o     from any remaining excess spread from either loan group, to pay to the holders of the related notes, any unpaid interest shortfalls on the related notes due to the limitation on the note rate by the applicable net
   WAC rate, with interest thereon;

o     from any remaining excess spread from either loan group, to pay an amount equal to the additional balance increase amount for either loan group to the holders of the certificates;

o     from any remaining amounts, to pay to the indenture trustee or the paying agent, as applicable, any unpaid amounts owed to such party under the indenture; and

o     to pay any remaining amount to the holders of the certificates.

During the Rapid Amortization Period, after the payments described above

                                      S-14

under "During the Revolving Periods, Managed Amortization Periods and Rapid
Amortization Period":

o     from any remaining amounts from the related loan group, to pay principal on the related notes in an amount equal to the related principal distribution amount, which includes liquidation loss amounts to the extent described in this prospectus supplement, until the note balance of those notes has been reduced to zero;

o     from the excess spread from a loan group for payment to the other loan group, the aggregate amount of liquidation loss amounts included in the principal distribution amount of that other loan group, to the extent not previously paid, until the note balance of those notes has been reduced to zero;

o     if the note balance of all of the classes of notes related to a loan group have been reduced to zero, from any remaining amounts related to the mortgage loans in that loan group, any remaining principal distribution amount for that loan group for payment to the holders of the notes related to the other loan group, until the note balance of those notes has been reduced to zero;

o     from principal collections, to pay to the holders of the certificates, the related additional balance increase amount, if any;

o     [from any remaining amounts from the related loan group, to reimburse the enhancer for prior related draws made on the policy, other than with respect to payments of interest on the related notes, with interest thereon, as provided in the insurance agreement;]

o     on and after the payment date in _____ 200_, from excess spread from each loan group, to pay principal on the related notes until the overcollateralization amount for that loan group is equal to the related overcollateralization target amount, but only until the total overcollateralization amount equals the total overcollateralization target amount;
o     on and after the payment date in _____ 200_, if the total
   overcollateralization amount is less than the total overcollateralization target amount, from the excess spread from each loan group, to pay principal on the related notes, until the total overcollateralization amount is equal to the total overcollateralization target amount;

o     from any remaining excess spread from each loan group, to pay to the holders of the certificates, the related additional balance increase amount, if any;

o     [from any remaining amounts from the related loan group, to pay to the enhancer any other amounts owed the enhancer under the insurance agreement;]

o     from any remaining excess spread from each loan group, to pay to the holders of the related notes, any unpaid interest shortfalls on the related notes due to the limitation on the note rate by the applicable net
   WAC rate, with interest thereon;

o     from any remaining excess spread from either loan group, to pay an amount equal to the additional balance increase amount for either loan group to the holders of the certificates;

                                      S-15

o     from any remaining amounts, to pay to the indenture trustee or the paying agent, as applicable, any unpaid amounts owed to such party under the indenture; and

o     to pay any remaining amount to the holders of the certificates.

The portion of principal collections available to be applied towards the payment of principal on the notes will equal:

o     at any time during the revolving period, zero;

o     at any time during the managed amortization period, principal collections on the mortgage loans in the related loan group for that payment date that are not used to acquire additional balances or to pay any additional balance increase amount; and

o     at any time during the rapid amortization period, principal collections on the mortgage loans in the related loan group for that payment date.

During the revolving periods, principal collections will be applied to purchase additional balances and/or subsequent mortgage loans, to the extent available, and will also be applied to pay any amounts in respect of any related additional balance increase amount.  During the related managed amortization period, principal collections will continue to be used to purchase additional balances, to the extent available, and will also be applied to pay any amounts in respect of any related additional balance increase amount.  Principal collections will not be applied to acquire additional balances after the end of the related managed amortization periods.

In addition, on each payment date after the end of the related revolving period, to the extent of funds available for that purpose, holders of the related notes will be entitled to receive certain additional amounts in reduction of their note balance, generally equal to amounts necessary to increase the overcollateralization amount to the overcollateralization target amount, as described in this prospectus supplement, and any unfunded liquidation loss amounts.

Revolving Periods, Managed Amortization Periods and Rapid Amortization
Periods

Each revolving period will be the period beginning on the closing date and ending on the earliest of ______ __, 200__, the occurrence of a managed amortization event, or the occurrence of a rapid amortization event.

Each managed amortization period will be the period beginning on the first day following the end of the revolving period for the related loan group and ending on the earlier of ______ __, 200__ and the occurrence of a rapid amortization event; and the rapid amortization period will be the period beginning on the earlier of the first day following the end of the managed amortization period for the related loan group and the occurrence of a rapid amortization event, and ending upon the termination of the issuing entity.

A rapid amortization event will include the following events:

o  the seller does not make any required payment or deposit under the purchase agreement (within the applicable grace period);

o  the seller fails to observe or perform in any material respect any other covenant or agreement in the purchase agreement, if the seller does not remedy the failure within 60 days after it has received notice;

                                      S-16

o  the seller provides representations and warranties pursuant to the purchase agreement which were materially incorrect at the time they were provided causing you to be adversely affected, if they continue to be materially incorrect for the cure period specified in the purchase agreement;

o  certain events of insolvency or receivership relating to the seller;

o  the issuing entity becomes subject to regulation by the Securities and
   Exchange Commission as an ''investment company'' under the Investment
   Company Act of 1940;

o  a servicer default occurs and is unremedied and no successor servicer is appointed;

o  [a draw on the policy occurs and the enhancer is not reimbursed within the applicable cure period;]

o  the issuing entity is determined to be an association or publicly traded partnership taxable as a corporation for federal tax purposes;

o  [an even of default occurs under the insurance agreement; or]

o  an event of default under the indenture occurs and continues beyond the applicable cure period.

We refer you to "Description of the Securities--Glossary of Terms" in this prospectus supplement for a complete description of the rapid amortization events.

A managed amortization event, (i) with respect to the revolving period related to loan group I, will be deemed to occur on any date on which the amount on deposit in the group I funding account equals or exceeds
$__________ and (ii) with respect to the revolving period related to loan group II, will be deemed to occur on any date on which the amount on deposit in the group II funding account equals or exceeds $__________.

We refer you to "Description of the Securities--Priority of Distributions" in
this prospectus supplement for a description of the consequences of an amortization period.

Credit Enhancement and Other Support

The credit enhancement provided for the benefit of the noteholders will consist of:

o  excess interest;

o  overcollateralization;

o  cross-collateralization from mortgage loans in the other loan group, to the extent described in this prospectus supplement;

[o the financial guaranty insurance policy; and]

[o yield maintenance agreements in the case of the Class A-I-1 Notes and
   Class A-II-1 Notes.]

[We refer you to "The Enhancer" and "Description of the Policy" in this prospectus supplement.  We also refer you to "Yield Maintenance Agreement
Provider" and "Description of the Securities - The Yield Maintenance
Agreements" in this prospectus supplement.]

To the extent the aggregate amount of liquidation loss amounts incurred on the mortgage loans in a loan group are not covered by the credit enhancement listed above, liquidation loss amounts will be allocated to, and will reduce the principal balance of, the notes supported by such loan group.

                                      S-17

Optional Redemption

A principal payment may be made to redeem the notes upon the exercise by [the master servicer] of its option to purchase the mortgage loans after the aggregate note balance of the notes is reduced to an amount less than [__%]
of the initial aggregate note balance of the notes.  The purchase price payable by the master servicer for the mortgage loans will be the sum of:

o  the aggregate outstanding principal balance of the mortgage loans, plus accrued and unpaid interest thereon at the weighted average of the net loan rates of the mortgage loans through the day preceding the payment date of purchase, and the fair market value of real estate acquired by foreclosure;

o  an amount equal to any unpaid interest shortfalls on the notes due to the applicable net WAC rate plus accrued and unpaid interest on these interest shortfalls; and

[o all amounts due and owing to the enhancer.]

We refer you to "Description of the Securities--Maturity and Optional
Redemption" in this prospectus supplement and "Description of the
Securities--Termination; Optional Purchase of Mortgage Loans" in the attached prospectus for further information.

Events of Default

If an event of default under the indenture occurs, [the indenture trustee, acting on the direction of the enhancer, if the enhancer is not then in default under the insurance policy, or] the holders of notes representing a majority of the note balance[, if the enhancer is in default under the insurance policy,] may declare all notes to be due and payable immediately.

An event of default will include the following events:

o  a default in the payment of principal or interest on a note that continues for five days;

o  the issuing entity fails to observe or perform in any material respect any other covenant or agreement in the indenture, if the issuing entity does not remedy the failure within 30 days after it has received notice;

o  the issuing entity provides representations and warranties pursuant to the indenture which were materially incorrect at the time they were provided causing you to be adversely affected, if they continue to be materially incorrect for 30 days; and

o  certain events of insolvency or receivership relating to the seller.

Additionally, if an event of default under the indenture occurs and is not remedied within the applicable cure period, a rapid amortization period will commence.

We refer you to "The Agreements--The Trust Agreement and the Indenture--Events
of Default; Rights Upon Event of Default" in this prospectus supplement for a description of the events of default and the remedies available to noteholders upon their occurrence.  We also refer you to "Description of the
Securities--Priority of Distributions" in this prospectus supplement for a description of the consequences of a rapid amortization event.

                                      S-18

ERISA Considerations

The notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and Keogh plans.  However, any fiduciary or other investor of assets of a plan that proposes to acquire or hold the notes on behalf of or with assets of any plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code
of 1986, as amended, to the proposed investment.

We refer you to "ERISA Considerations" in this prospectus supplement and in the attached prospectus for further information.

Material Federal Income Tax Considerations

In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor, for federal income tax purposes, the notes will be characterized as indebtedness, and neither the issuing entity, nor any portion of the issuing entity as created and governed pursuant to the terms and conditions of the trust agreement, will be characterized as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes, or as a "taxable mortgage pool" within the meaning of Section 7701(i) of the Internal Revenue Code of 1986, as amended.
In addition, each noteholder, by its acceptance of a note, will agree to treat that note as debt for federal, state and local tax purposes.

For further information regarding material income tax considerations in respect of an investment in the notes, we refer you to "Material Federal
Income Tax Considerations" and "State and Other Tax Consequences"  in this prospectus supplement and "Material Federal Income Tax Consequences" and
"State and Other Tax Consequences" in the attached prospectus.

Ratings

It is a condition to the issuance of the notes that they receive the ratings shown on page S-[6] of this prospectus supplement.  A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning rating organization.  A security rating does not address the frequency of prepayments of or draws on the mortgage loans, the likelihood of the receipt of any amounts in respect of interest shortfalls or any corresponding effect on the yield to investors.

[The ratings will not address the likelihood that required payments will be made by the provider of the yield maintenance agreements.]

We refer you to ["Description of the Securities - The Yield Maintenance
Agreements"  and] "Ratings" in this prospectus supplement for further information.

[Affiliations

Wachovia Bank, National Association, which is the sponsor, is the direct parent of the depositor and an affiliate of Wachovia Capital Markets, LLC.

                                      S-19

There are no additional relationships, agreements, or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.]

                                      S-20

                                 RISK FACTORS

      The notes are not suitable investments for all investors.  In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

      The notes are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

      You should carefully consider the following risk factors in connection with the purchase of the notes.

The mortgaged properties  Although the mortgage loans are secured by liens on
might not be adequate     mortgaged properties, this collateral may not give
security for the          assurance of repayment of the mortgage loans
mortgage loans.           comparable to the assurance of repayment that many
                          first lien lending programs provide, and the mortgage
                          loans, especially those with high combined
                          loan-to-value ratios, may have risk of repayment
                          characteristics more similar to unsecured consumer
                          loans.

                          Approximately ____% and ____% (by aggregate principal
                          balance as of the cut-off date) of the initial
                          mortgage loans in loan group I, and approximately
                          ____% and ____% (by aggregate principal balance as of
                          the cut-off date) of the initial mortgage loans in
                          loan group II, are secured by second and third
                          mortgages, respectively, that are subordinate to the
                          rights of the mortgagee under a senior mortgage or
                          mortgages. The proceeds from any liquidation,
                          insurance or condemnation proceedings will be
                          available to satisfy the outstanding principal
                          balance of these mortgage loans only to the extent
                          that the claims of the senior mortgages have been
                          satisfied in full, including any related foreclosure
                          costs.  If the related servicer determines that it
                          would be uneconomical to foreclose on the related
                          mortgaged property, that servicer may write off the
                          entire outstanding principal balance of the related
                          mortgage loan.  These considerations will be
                          particularly applicable to mortgage loans secured by
                          second or third mortgages that have high combined
                          loan-to-value ratios because, in these cases, the
                          related servicer is more likely to determine that
                          foreclosure would be uneconomical.  These losses will
                          be borne by the noteholders if the applicable credit
                          enhancement is insufficient to absorb them.

                                      S-21

                          Defaults on mortgage loans are generally expected to
                          occur with greater frequency in their early years.  The
                          rate of default of mortgage loans secured by junior
                          mortgages may be greater than that of mortgage loans
                          secured by senior mortgages on comparable properties.

                          We cannot assure you that the values of the mortgaged
                          properties have remained or will remain at their levels
                          on the dates of origination of the related mortgage
                          loans.  If the residential real estate market
                          experiences an overall decline in value, this could
                          extinguish the value of the interest of a junior
                          mortgagee in the mortgaged property before having any
                          adverse effect on the interest of the related senior
                          mortgagees.

Dependency on the         As a result of the above considerations, the
creditworthiness of the   underwriting standards and procedures applicable to the
mortgagors.               mortgage loans, as well as the repayment prospects of
                          the mortgage loans, may be more dependent on the
                          creditworthiness of the borrower and less dependent on
                          the adequacy of the mortgaged property as collateral
                          than would be the case under many first lien lending
                          programs.  Future adverse changes in the borrower's
                          economic circumstances may have a significant effect on
                          the likelihood of repayment, since additional draws on
                          the mortgage loans may be made by the borrower in the
                          future up to the applicable credit limit.  Although the
                          mortgage loans are generally subject to provisions
                          whereby the related servicer may reduce the applicable
                          credit limit as a result of a material adverse change
                          in the borrower's economic circumstances, the related
                          servicer generally will not monitor for these changes
                          and may not become aware of them until after the
                          borrower has defaulted.  Under certain circumstances, a
                          borrower with a mortgage loan may draw his entire
                          credit limit in response to personal financial needs
                          resulting from an adverse change in circumstances.

                          Under the home equity program of the seller relating to
                          the mortgage loans, the seller generally qualifies
                          mortgagors based on an assumed payment that reflects a
                          loan rate significantly lower than the related maximum
                          loan rate.  The repayment of any mortgage loan may thus
                          be dependent on the ability of the related mortgagor to
                          make larger interest payments if the loan rate of the
                          related mortgage loan is adjusted during the life of
                          the mortgage loan.

                          Future changes in a borrower's economic circumstances
                          may result from a variety of unforeseeable personal
                          factors, including loss of employment, reduction in
                          income, illness and divorce.  Any increase in
                          prevailing market interest rates may adversely affect a
                          borrower by increasing debt service on the related
                          mortgage loan or other similar debt of the borrower.
                          In addition, changes in the payment terms of any
                          related senior mortgage loan may adversely affect the

                                      S-22

                          borrower's ability to pay principal and interest on the
                          senior mortgage loan.  For example, these changes may
                          result if the senior mortgage loan is an adjustable
                          rate loan and the interest rate on the loan increases,
                          which may occur with or without an increase in
                          prevailing market interest rates if the increase is due
                          to the phasing out of a reduced initial rate.  Specific
                          information about these senior mortgage loans, other
                          than the amount of these loans at origination of the
                          corresponding mortgage loan, is not available, and we
                          are not including it in this prospectus supplement.

                          General economic conditions, both on a national and
                          regional basis, will also have an impact on the ability
                          of borrowers to repay their mortgage loans.  Certain
                          geographic regions of the United States from time to
                          time will experience weaker regional economic
                          conditions and housing markets, and, as a result, will
                          experience higher rates of loss and delinquency than
                          mortgage loans generally.  For example, a region's
                          economic condition and housing market may be directly,
                          or indirectly, adversely affected by natural disasters
                          or civil disturbances such as earthquakes, hurricanes,
                          floods, power shortages, eruptions or riots.  The
                          economic impact of any of these types of events may
                          also be felt in areas beyond the region immediately
                          affected by the disaster or disturbance.  The mortgage
                          loans may be concentrated in these regions, and this
                          concentration may present risk considerations in
                          addition to those generally present for similar
                          mortgage-backed securities without this concentration.
                          You should note that approximately ____%, ____%, ____%,
                          ____% and ____% (by aggregate principal balance as of
                          the cut-off date) of the mortgage loans in loan group I
                          are secured by mortgaged properties located in the
                          states of ___________, ___________, ___________, and
                          ___________ and approximately ____%, ____%, ____% and
                          ____% (by aggregate principal balance as of the cut-off
                          date) of the mortgage loans in loan group II are
                          secured by mortgaged properties located in the states
                          of ___________, ___________, ___________, and
                          ___________, respectively.

                          In addition, any change in the deductibility for
                          federal income tax purposes of interest payments on
                          home equity loans such as the mortgage loans may also
                          have an adverse impact on the ability of borrowers to
                          repay their mortgage loans.

The application of the    The note rate on the Class A-I-1 and the Class A-II-1
net WAC rate may reduce   notes will be a floating rate based on LIBOR, generally
the note rate on the      limited by the applicable net WAC rate.
notes.
                          [The note rate on the Class A-II-2 notes is subject to
                          adjustment monthly pursuant to the auction procedures
                          described in Annex I to this prospectus supplement.
                          Since the note rate on the Class A-II-2 notes may be
                          capped by the applicable net WAC rate, the yield to the
                          holders of the Class A-II-2 notes may be lower than a
                          yield based upon the auction procedures.  The note rate

                                      S-23

                          on the Class A-II-2 notes will also be capped by the
                          maximum auction rate, which will equal LIBOR plus ____%
                          per annum or, if the Class A-II-2 notes are rated less
                          than "AAA" and "Aaa" by Standard & Poor's and Moody's
                          respectively, LIBOR plus ____% per annum.  However, in
                          no event will the maximum auction rate on the Class
                          A-II-2 notes exceed the lesser of the applicable net
                          WAC rate or ____% per annum.  In addition, if the Class
                          A-II-2 notes are no longer held in book-entry form, the
                          Class A-II-2 notes will no longer be offered and sold
                          pursuant to the auction procedures and the note rate
                          for the Class A-II-2 notes will be equal to the lesser
                          of the maximum auction rate or the applicable net WAC
                          rate.  If there are not sufficient bids for the Class
                          A-II-2 notes at a rate at which the holder of the Class
                          A-II-2 notes would desire to sell, the holder will be
                          required to hold their Class A-II-2 notes for an
                          indefinite period of time.]

                          The loan rates of the mortgage loans in both loan
                          groups adjust based on the prime rate.  As such, if
                          LIBOR rises and the prime rate decreases or does not
                          increase as fast as LIBOR, the holders of the notes
                          could receive interest at a rate less than LIBOR plus
                          the specified margin due to these limitations on the
                          note rate.  In addition, the weighted average loan rate
                          of the mortgage loans will change, and may decrease
                          over time due to scheduled amortization of the mortgage
                          loans, prepayments of mortgage loans, transfers to the
                          depositor of subsequent mortgage loans and repurchases
                          of mortgage loans by the seller or the related
                          servicer.   We cannot assure you that the weighted
                          average loan rate of the mortgage loans will not
                          decrease after the date of initial issuance of the
                          notes.

                          The holders of the notes will be entitled to recover
                          interest shortfalls, in excess of the applicable net
                          WAC rate cap, on any payment date from excess cash flow
                          from the related mortgage loans, if any, available for
                          that purpose.  No assurance can be given that there
                          will be excess cash flow available to make such
                          interest payments. [The policy does not cover any
                          interest shortfalls on the notes that result from an
                          application of the net WAC rate cap.  The yield
                          maintenance agreements are intended to partially
                          mitigate the interest rate risk that could result from
                          limitations on the note rate of the Class A-I-1 notes
                          and the Class A-II-1 notes, by the weighted average of
                          the net loan rates on the related mortgage loans.  The
                          Class A-II-2 notes will not be entitled to receive
                          payments under either yield maintenance agreement.  The
                          policy does not cover any payments that are required to
                          be made under the yield maintenance agreements.  If
                          payments are not made as required under either yield
                          maintenance agreement, those amounts will only be paid
                          if excess cash flow is available for that purpose. Each
                          yield maintenance agreement will terminate on the
                          payment date occurring in ___________ 200__.]

                                      S-24

Yield and prepayment      The yield to maturity of notes will depend on the rate
considerations on the     and timing of principal payments, including payments in
notes.                    excess of required installments, prepayments or
                          terminations, liquidations and repurchases of the
                          mortgage loans in the related loan group, the rate and
                          timing of draws on the mortgage loans in the related
                          loan group, and the price you pay for your notes.  This
                          yield may be adversely affected by a higher or lower
                          than anticipated rate of principal payments or draws on
                          the related mortgage loans.  The mortgage loans may be
                          prepaid in full or in part without penalty.  The rate
                          and timing of defaults on the mortgage loans will also
                          affect the yield to maturity of the notes.

                          During the revolving period for a loan group, if the
                          depositor does not sell enough additional balances on
                          the mortgage loans to the issuing entity or does not
                          purchase enough subsequent mortgage loans, the issuing
                          entity will not fully apply amounts on deposit in the
                          funding account to the purchase of additional balances
                          on the mortgage loans or subsequent mortgage loans by
                          the end of the revolving period.  These remaining
                          amounts, after giving effect to the purchase by the
                          issuing entity of all additional balances and
                          subsequent mortgage loans, including any purchase on
                          the date on which the revolving period ends, and
                          payments to the certificateholders in respect of any
                          additional balance increase amount, will be paid to the
                          holders of the related notes on a pro rata basis as
                          principal on the first payment date following the end
                          of the revolving period.  See "Yield and Prepayment
                          Considerations" in this prospectus supplement.

Limitations on the        We cannot assure you that, at any particular time, the
repurchase or             seller will be able, financially or otherwise, to
replacement of defective  repurchase or replace defective mortgage loans as
mortgage loans by the     described in this prospectus supplement.  Events
seller.                   relating to the seller and its operations could occur
                          that would adversely affect the financial ability of
                          the seller to repurchase defective mortgage loans from
                          the issuing entity, including the termination of
                          borrowing arrangements that provide the seller with
                          funding for its operations, or the sale or other
                          disposition of all or any significant portion of the
                          seller's assets.  If the seller does not repurchase or
                          replace a defective mortgage loan, then the related
                          servicer, on behalf of the issuing entity, will try to
                          recover the maximum amount possible with respect to
                          that defective mortgage loan, and any resulting delay
                          or loss will be borne by the noteholders, to the extent
                          that the credit enhancement does not cover this delay
                          or loss.

Modification of mortgage  In accordance with the servicing agreement, the [master
loans by the [master      servicer] [related subservicer] may grant the request
servicer] [subservicers]. of a mortgagor of a mortgage loan to either:

                          o     change the interest rate payable on the related
                                mortgage loan;

                                      S-25

                          o     increase the credit limit on the related mortgage
                                loan above the limit stated in the related credit
                                line agreement;

                          o     refinance the existing senior lien or place a new
                                senior lien related to a mortgage loan resulting
                                in a CLTV Ratio above the previous CLTV Ratio for
                                that loan; or

                          o     make any other material modification to the
                                related mortgage loan;

                          [provided, however, that without the consent of the
                          enhancer, the aggregate amount of mortgage loans so
                          modified may not exceed 5% of the aggregate principal
                          balance of the mortgage loans as of the cut-off date.]

                          Any material change to the characteristics of a
                          mortgage loan may affect the timing and payments of
                          amounts available from collections in respect of that
                          mortgage and cause shortfalls or delays in payments to
                          noteholders.  In addition, any decrease in the interest
                          rate on a mortgage loan will have the effect of
                          lowering the weighted average loan rate of the mortgage
                          loans in a loan group and may limit the pass-through
                          rate on the related notes.

Possible variations in    Each subsequent mortgage loan will satisfy the
the subsequent mortgage   eligibility criteria referred to in this prospectus
loans from the initial    supplement at the time the depositor transfers it to
mortgage loans.           the issuing entity.  However, [if acceptable to the
                          enhancer,] the depositor may acquire subsequent
                          mortgage loans using credit criteria different from
                          those it applied to the initial mortgage loans.  As
                          such, these subsequent mortgage loans may be of a
                          different credit quality from the initial mortgage
                          loans.  Thus, after the transfer of subsequent mortgage
                          loans to the issuing entity, the aggregate
                          characteristics of the mortgage loans in a loan group
                          may vary from those of the initial mortgage loans in
                          that loan group.  See "Description of the Mortgage
                          Loans--The Funding Account; Conveyance of Additional
                          Balances and Subsequent Mortgage Loans" in this
                          prospectus supplement.

Legal considerations      The mortgage loans are secured by mortgages.  With
present certain risks.    respect to mortgage loans that are secured by first
                          mortgages, the related servicer may, under certain
                          circumstances, agree to a new mortgage lien on the
                          related mortgaged property having priority over that
                          mortgage.  Mortgage loans secured by second or third
                          mortgages are entitled to proceeds that remain from the
                          sale of the related mortgaged property after any senior
                          mortgage loans and prior statutory liens have been
                          satisfied.  If these proceeds are insufficient to
                          satisfy these senior loans and prior liens in the
                          aggregate, the issuing entity, and accordingly, the
                          noteholders, will bear the risk of delay in
                          distributions while the related servicer obtains a
                          deficiency judgment, to the extent available in the
                          related state, against the related mortgagor, and also
                          bear the risk of loss if the related servicer cannot

                                      S-26

                          obtain or realize upon that deficiency judgment.  See
                          "Certain Legal Aspects of Mortgage Loans" in the
                          prospectus.

                                      S-27

Some interests could      The depositor will represent and warrant in the
have priority over the    transfer agreement that the depositor or the issuing
indenture trustee's       entity will be the sole legal owner of each mortgage
interest in the mortgage  loan, free and clear of any encumbrance or lien (other loans, which could cause  than any lien arising under the transaction documents).
delayed or reduced        If this representation and warranty were found not to
distributions on the      be true, however, distributions to holders of notes
notes.                    could be delayed or reduced.

                          The indenture trustee will not physically possess the
                          mortgage notes and mortgages related to the mortgage
                          loans transferred to the issuing entity. Instead, the
                          bank will hold the mortgage notes and mortgages as
                          custodian on behalf of the indenture trustee. The
                          mortgage notes and mortgages will not be endorsed or
                          otherwise marked to reflect the transfer to the
                          indenture trustee, and assignments of the mortgages to
                          the indenture trustee will not be prepared or recorded.
                          As a result, if a third party were to obtain physical
                          possession of the mortgage notes without actual
                          knowledge of the prior transfer to the indenture
                          trustee, the indenture trustee's interest in the
                          mortgage notes and mortgages could be defeated, thereby
                          likely resulting in delays or reductions in
                          distributions on the notes.

[The indenture trustee    The master servicer will be permitted to commingle
may not have a perfected  collections on the mortgage loans with its own funds,
interest in collections   and may use the commingled funds for its own benefit.
commingled by the master  See "The Agreements--The Servicing Agreement" in this
servicer with its own     prospectus supplement. The indenture trustee may not
funds, which could cause  have a perfected interest in these amounts, and thus
delayed or reduced        distributions on the notes could be delayed or reduced
distributions on the      if the master servicer were to enter conservatorship or
notes.                    receivership, were to become insolvent, or were to fail
                          to perform its obligations under the servicing
                          agreement.]

The conservatorship,      The seller is the seller of the mortgage loans
receivership,             (including the additional balances) to the depositor.
bankruptcy, or            The seller is a national bank, and its deposits are
insolvency of the         insured by the Federal Deposit Insurance Corporation
seller, the depositor,    (the "FDIC"). If certain events occur relating to the
or the issuing entity     seller's financial condition or the propriety of its
could result in delayed   actions, the FDIC may be appointed as conservator or
or reduced distributions  receiver for the seller.
on the notes.
                          The seller treats its transfer of the mortgage loans to
                          the depositor as a sale. Arguments may be made,
                          however, that the transfers of the mortgage loans
                          constitute only the grant of a security interest under
                          applicable law.

                          Nevertheless, the FDIC has issued a regulation
                          surrendering certain rights to reclaim, recover, or
                          recharacterize a financial institution's transfer of
                          financial assets such as the mortgage loans if:

                          o  the transfer involved a securitization of the
                             financial assets and meets specified conditions for
                             treatment as a sale under relevant accounting
                             principles;

                                      S-28

                          o  the financial institution received adequate
                             consideration for the transfer;

                          o  the parties intended that the transfer constitute
                             a sale for accounting purposes; and

                          o  the financial assets were not transferred
                             fraudulently, in contemplation of the financial
                             institution's insolvency, or with the intent to
                             hinder, delay, or defraud the financial institution
                             or its creditors.

                          The seller's transfer of the mortgage loans is intended
                          to satisfy all of these conditions.

                          If a condition required under the FDIC's regulation
                          were found not to have been met, however, the FDIC
                          could seek to reclaim, recover, or recharacterize the
                          seller's transfer of the mortgage loans. The FDIC may
                          not be subject to an express time limit in deciding
                          whether to take these actions, and a delay by the FDIC
                          in making a decision could result in delays or
                          reductions in distributions on the notes. If the FDIC
                          were successful in any of these actions, moreover,
                          holders of the notes may not be entitled under
                          applicable law to the full amount of their damages.

                          Even if the conditions set forth in the regulation were
                          satisfied and the FDIC did not reclaim, recover, or
                          recharacterize the seller's transfer of the mortgage
                          loans, distributions to holder of the notes could be
                          delayed or reduced if the bank entered conservatorship
                          or receivership.

                          The seller will be the owner of the excluded draws. The
                          FDIC may assert that even if the transfer of the
                          mortgage loans generally cannot be reclaimed,
                          recovered, or recharacterized, the seller retains
                          rights in the mortgage loans related to the excluded
                          draws and that the existence of these rights permits
                          the FDIC to compel the sale of the related mortgage
                          loans, even if the issuing entity, the indenture
                          trustee, or the holders of the notes object to the
                          sale. If that occurs, delays or reductions in payments
                          on the notes could result.

                          The FDIC may be able to obtain a stay of any action by
                          the issuing entity, the indenture trustee, or any
                          holders of notes to enforce any obligations of the
                          seller under any transaction document or to collect any
                          amount owing by the seller under any transaction
                          document. The FDIC also may require that its claims
                          process be followed before payments on the mortgage
                          loans are released to the indenture trustee. The delay
                          caused by any of these actions could result in losses
                          to holders of the notes.

                          The FDIC, moreover, may have the power to choose
                          whether or not the terms of the transaction documents
                          will continue to apply. Thus, regardless of what the
                          transaction documents provide, the FDIC could:

                                      S-29

                          o  authorize the seller to stop servicing the
                             mortgage loans or to stop providing administrative
                             services to the depositor or the issuing entity;

                          o  prevent the appointment of a successor servicer
                             or the appointment of a successor administrator for
                             the depositor or the issuing entity;

                          o  alter the terms on which the seller continues to
                             service the mortgage loans or to provide
                             administrative services to the depositor or the
                             issuing entity, including the amount or the priority
                             of the fees paid to the seller;

                          o  authorize the seller to refuse to perform its
                             obligations under the sale agreement, including its
                             obligations to make payments or to repurchase
                             mortgage loans;

                          o  prevent or limit the commencement of a managed
                             amortization period or a rapid amortization period
                             of the notes, or instead do the opposite and require
                             those to commence; or

                          o  prevent or limit the continued transfer of
                             additional balances or mortgage loans to the
                             depositor, or instead do the opposite and require
                             those to continue.

                          If any of these events were to occur, the indenture
                          trustee's rights under the transaction documents may be
                          limited or eliminated. Such a repudiation by the FDIC
                          could also excuse the other parties to the transactions
                          documents from performing any of their obligations.
                          Payments to holders of the notes could be delayed or
                          reduced. Holders of the notes also may suffer a loss if
                          the FDIC were to argue that any term of the transaction
                          documents violates applicable regulatory requirements.

                          [The depositor is a wholly-owned indirect subsidiary of
                          the seller. Certain banking laws and regulations may
                          apply not only to the seller but to its subsidiaries as
                          well. If the depositor were found to have violated any
                          of these laws or regulations, holders of the notes
                          could suffer a loss on their investment.

                          Arguments also may be made that the FDIC's rights and
                          powers extend to the depositor and the issuing entity
                          and that, as a consequence, the FDIC could repudiate or
                          otherwise directly affect the rights of holders of the
                          notes under the transaction documents. If the FDIC were
                          to take this position, losses to holders of the notes
                          could result.]

                          In addition, no assurance can be given that the FDIC
                          would not attempt to exercise control over the mortgage
                          loans or the other assets of the depositor or the
                          issuing entity on an interim or a permanent basis. If
                          this were to occur, distributions on the notes could be
                          delayed or reduced.

                                      S-30

                          Furthermore, if a conservator or receiver for the
                          seller were to argue that any of the conservator's or
                          receiver's administrative expenses relate to the
                          mortgage loans or the transaction documents, those
                          expenses could be paid from collections on the mortgage
                          loans before the indenture trustee receives any
                          payments, which could result in losses to holders of
                          the notes.

                          The depositor and the issuing entity have been
                          established so as to minimize the risk that either of
                          them would become insolvent or enter bankruptcy.
                          Nevertheless, each of them may be eligible to file for
                          bankruptcy, and no assurance can be given that the risk
                          of insolvency or bankruptcy has been eliminated. If the
                          depositor or the issuing entity were to become
                          insolvent or were to enter bankruptcy, distributions on
                          the notes could be delayed or reduced. Risks also exist
                          that, if the depositor or the issuing entity were to
                          enter bankruptcy, the other entity and its assets
                          (including the mortgage loans) would be treated as part
                          of the bankruptcy estate.

                          Regardless of any decision made by the FDIC or ruling
                          made by a court, moreover, the mere fact that the
                          seller, the depositor, the issuing entity, or any of
                          their affiliates has become insolvent or entered
                          conservatorship, receivership, or bankruptcy could have
                          an adverse effect on the value of the mortgage loans
                          and on the liquidity and value of the notes.

                          There may be other possible effects of a receivership,
                          conservatorship, bankruptcy, or insolvency of the
                          seller, the depositor, or the issuing entity that could
                          result in delays or reductions in distributions on the
                          notes.

                                            S-31

Regulatory action with    The seller is regulated and supervised by the Office of
respect to the seller     the Comptroller of the Currency, the FDIC, and the
could result in losses.   Board of Governors of the Federal Reserve System. These
                          regulatory authorities, and possibly others, have broad
                          powers of enforcement with respect to the seller and
                          its affiliates.

                          If any of these regulatory authorities were to conclude
                          that an obligation under the transaction documents were
                          an unsafe or unsound practice or violated any law,
                          regulation, written condition, or agreement applicable
                          to the seller or its affiliates, that authority may
                          have the power to order the seller or the related
                          affiliate to rescind the transaction document, to
                          refuse to perform the obligation, to amend the terms of
                          the obligation, or to take any other action determined
                          by that authority to be appropriate. In addition, the
                          seller or the related affiliate probably would not be
                          liable to holders of notes for contractual damages for
                          complying with such an order, and holders of notes
                          would be unlikely to have any recourse against the
                          regulatory authority. Therefore, if such an order were
                          issued, distributions on the notes could be delayed or
                          reduced.

                          In one case of which the depositor is aware, the
                          regulatory authority ordered the financial institution
                          to immediately resign as servicer and to cease
                          performing its duties as servicer within approximately
                          120 days, to immediately withhold and segregate funds
                          from collections for payment of its servicing fee
                          (notwithstanding the priority of payments in the
                          securitization documents and the perfected security
                          interest of the relevant trust in those funds), and to
                          increase its servicing fee percentage above that which
                          was specified in the securitization documents.

Limitations of, and the   Credit enhancement and other support will be provided
possible reduction and    for the notes in the form of:
substitution of, credit
enhancement and other     o     excess interest collections from the mortgage
support.                        loans, if available;
                          o     overcollateralization and
                                cross-collateralization, to the extent described
                                in this prospectus supplement; and

                          o     [the policy, to the limited extent described in
                                this prospectus supplement; and]

                          o     [yield maintenance agreements, in the case of the
                                Class A-I-1 Notes and the Class A-II-1 Notes.]

                          None of the seller, the depositor, the master servicer,
                          the subservicers, the paying agent, the indenture
                          trustee or any of their respective affiliates will be
                          required to take any other action to maintain, or have
                          any obligation to replace or supplement, this credit
                          enhancement or other support or any rating of the
                          notes.  To the extent that losses are incurred on the
                          mortgage loans that are not covered by excess interest
                          collections, overcollateralization,
                          cross-collateralization or [the policy] (in each case,

                                            S-32

                          to the extent described in this prospectus supplement),
                          securityholders, including the holders of the notes,
                          will bear the risk of those losses.

Social, economic and      The ability of the issuing entity to purchase
other factors could       subsequent mortgage loans is largely dependent upon
affect the purchase of    whether mortgagors perform their payment and other
subsequent mortgage       obligations required by the related mortgage loans in
loans.                    order that those mortgage loans meet the specified
                          requirements for transfer on a subsequent transfer date
                          as a subsequent mortgage loan.  The performance by
                          these mortgagors may be affected as a result of a
                          variety of social and economic factors.  Economic
                          factors include interest rates, unemployment levels,
                          the rate of inflation and consumer perception of
                          economic conditions generally.  However, we cannot
                          predict whether or to what extent economic or social
                          factors will affect the performance by the related
                          mortgagors and the availability of subsequent mortgage
                          loans.

Limited liquidity of the  A secondary market for the notes may not develop.  Even
notes may limit the       if a secondary market does develop, it might not
ability to sell the       provide you with liquidity of investment or continue
notes or realize a        for the life of the notes.  Neither the underwriters
desired yield.            nor any other person will have any obligation to make a
                          secondary market in the notes.  Illiquidity means
                          investors may not be able to find a buyer for the notes
                          readily or at prices that will enable them to realize a
                          desired yield.  Illiquidity can have a severe adverse
                          effect on the market value of the notes.

                                            S-33

The limited assets of     The notes will be payable solely from the assets of the
the trust for making      trust.  There can be no assurance that the market value
payments on the notes     of the assets owned by the trust will be equal to or
may not be sufficient to  greater than the total principal amount of the notes
distribute all payments   outstanding, plus accrued interest.  Moreover, if the
due on the notes.         assets owned by the trust are ever sold, the sale
                          proceeds will be applied first to reimburse the
                          indenture trustee, master servicer, subservicers,
                          paying agent [and enhancer] for their unpaid fees and
                          expenses before any remaining amounts are distributed
                          to noteholders.

                          In addition, at the times specified in this prospectus
                          supplement, mortgage loans may be released to the
                          holders of the certificates.  Once released, those
                          assets will no longer be available to make payments to
                          noteholders.

                          You will have no recourse against the depositor, the
                          seller, the master servicer, the subservicers or any of
                          their affiliates, if any required distribution on the
                          notes is not made or for any other default.  The only
                          obligations of the seller with respect to the trust or
                          the notes would result from a breach of the
                          representations and warranties that the seller makes
                          concerning the trust assets.

The return on your notes  The Servicemembers' Civil Relief Act, or Relief Act,
could be reduced by       provides relief to borrowers who enter active military
shortfalls due to the     service and to borrowers in reserve status who are
Servicemembers' Civil     called to active duty after the origination of their
Relief Act                mortgage loan.

                          The Relief Act provides generally that a borrower who
                          is covered by the Relief Act may not be charged
                          interest on a mortgage loan in excess of 6% per annum
                          during the period of the borrower's active duty.  Any
                          resulting interest shortfalls are not required to be
                          paid by the borrower at any future time.

                          The servicers are not required to advance these
                          shortfalls as delinquent payments [and the shortfalls
                          are not covered by the policy or the yield maintenance
                          agreements].

                          Interest shortfalls on the mortgage loans due to the
                          application of the Relief Act or similar legislation or
                          regulations will not be paid by excess interest or
                          otherwise on any payment date.

                          The Relief Act also limits the ability of a servicer to
                          foreclose on a mortgage loan during the borrower's
                          period of active duty and, in some cases, during an
                          additional three month period thereafter.  As a result,
                          there may be delays in payment and increased losses on
                          the mortgage loans.

                          We do not know how many mortgage loans have been or may
                          be affected by the application of the Relief Act or
                          similar legislation or regulations.  See "Certain Legal
                          Aspects of Mortgage Loans--Servicemembers' Civil Relief
                          Act and Similar Laws" in the prospectus.

                                            S-34

Consequences of owning    Limit on Liquidity of Notes.  Issuance of the offered
book-entry notes.         notes in book-entry form may reduce the liquidity of
                          such notes in the secondary trading market since
                          investors may be unwilling to purchase notes for which
                          they cannot obtain physical notes.

                          Limit on Ability to Transfer or Pledge.  Since
                          transactions in the book-entry notes can be effected
                          only through certain depositories, participating
                          organizations, indirect participants and certain banks,
                          your ability to transfer or pledge a book-entry note to
                          persons or entities that are not affiliated with these
                          organizations or otherwise to take actions in respect
                          of such notes, may be limited due to lack of a physical
                          note representing the book-entry notes.

                          Delays in Payments.  You may experience some delay in
                          the receipt of payments on the book-entry notes since
                          the payments will be forwarded by the paying agent to a
                          depository to credit the accounts of its participants
                          which will thereafter credit them to your account
                          either directly or indirectly through indirect
                          participants, as applicable.  We refer you to
                          "Description of the Securities--Book-Entry Notes" in
                          this prospectus supplement for more detail.

                                       S-35

                                 INTRODUCTION

      The  issuing  entity  will be a  Delaware  statutory  trust that will be formed under the trust agreement,  to be dated as of the closing date, between
the  depositor  and  the  owner   trustee.   The  issuing  entity  will  issue
$____________  of  Wachovia  Mortgage  Loan  Trust,  LLC  Asset-Backed  Notes,
Series 200_-_.  These notes will be issued under the indenture, to be dated as of the closing date,  between the issuing  entity,  the indenture  trustee and the paying  agent.  The  indenture is governed  under the laws of the State of
New  York.  Under the trust  agreement,  the  issuing  entity  will  issue the
Wachovia  Mortgage Loan Trust, LLC Asset-Backed  Certificates,  Series 200_-_.
The  notes  and  the  certificates  are  collectively   referred  to  in  this
prospectus  supplement as the  securities.  Only the notes are offered by this prospectus supplement.

      On the  closing  date,  the  depositor  will  transfer  to the trust two groups of mortgage  loans that, in the aggregate,  will  constitute a mortgage pool.  All of the  initial  mortgage  loans  will be sold by the seller to the depositor,  pursuant to the mortgage loan purchase  agreement,  referred to in this prospectus supplement as the purchase agreement.  The depositor will then transfer  the  initial  mortgage  loans to the  trust  pursuant  to the  trust agreement.  The trust agreement also states that, although it is intended that the  conveyance  by the  depositor  to the  trust  of the  mortgage  loans  be construed  as a sale,  the  conveyance  of the  mortgage  loans  shall also be deemed to be a grant by the  depositor to the trust of a security  interest in the mortgage loans and related  collateral.  Simultaneously  with the issuance of the notes,  the trust will pledge the  mortgage  loans and the other assets constituting the collateral to the indenture trustee to secure the notes.

      The trust will be entitled to all payments of principal  and interest in respect of the  mortgage  loans  received on or after the cut-off  date or the subsequent  cut-off  date,  as  applicable,  other than amounts that relate to additional balances that are not conveyed to the trust.

      We  have  defined  certain  significant  terms  in  the  section  titled
"Description  of  the   Securities--Glossary   of  Terms"  in  this  prospectus
supplement.  Capitalized  terms  used in this  prospectus  supplement  but not defined in this  prospectus  supplement  shall have the  meanings  assigned to them in the accompanying prospectus.

                      DESCRIPTION OF THE MORTGAGE LOANS

General

      The  statistical  information  presented in this  prospectus  supplement relates to the mortgage  loans  conveyed to the trust on the closing  date, or the initial mortgage loans.  Unless otherwise  indicated,  all percentages set forth in this  prospectus  supplement are  approximate  and are based upon the aggregate  principal  balance of the initial  mortgage loans as of the cut-off date.  The  "principal  balance" of a mortgage  loan,  other than a liquidated mortgage  loan, on any day is equal to the principal  balance of that mortgage loan as of the cut-off  date or, in the case of a  subsequent  mortgage  loan, the related  subsequent  cut-off  date,  plus (1) any  additional  balances in
respect  of  that  mortgage   loan  conveyed  to  the  trust,   minus  (2) all
collections  credited  against the principal  balance of that mortgage loan in accordance  with the related  credit  line  agreement  prior to that day.  The
"principal  balance" of a  liquidated  mortgage  loan after final  recovery of substantially  all of the  related  liquidation  proceeds  which  the  [master servicer]  reasonably  expects to receive  will be zero.  The  mortgage  loans will be revolving  credit line loans,  which are home equity loans or portions of the balances of home equity revolving credit lines.

      Mortgage  loans  conveyed  to the  trust  after  the  closing  date,  or subsequent  mortgage loans, will be selected using generally the same criteria

                                       S-36

as that used to select the initial  mortgage  loans,  and  generally  the same representations  and  warranties  will  be  made  with  respect  thereto.  See
"Description  of  the  Mortgage  Loans--The  Funding  Account;   Conveyance  of
Additional   Balances  and  Subsequent  Mortgage  Loans"  in  this  prospectus supplement.

      The initial  mortgage  loans  conveyed to the trust on the closing  date will be divided into two loan groups as follows:

      (1)    loan  group I, or  group I  loans,  will  consist  of first  lien mortgage  loans  that  have a credit  limit  that is less than or equal to  $_______  and  junior  lien  mortgage  loans  for which
             (i) the sum of the credit  limit and the  principal  balances  of any related  senior  loans is less than or equal to $_______  and
             (ii) the credit limit is less than or equal to $_______.

             Any  subsequent  mortgage loans that are included in loan group I will also satisfy the above requirements.

      (2)    loan group II, or group II loans,  will  include  mortgage  loans that do and  mortgage  loans  that do not meet  the  restrictions applicable  to loan  group  I. In  addition,  loan  group II will include any mortgage loans subsequently  transferred to the trust that are not included in loan group I.

      Principal  payments on the Class  A-I-1 notes will be made from  amounts collected or received in respect of the mortgage  loans in loan group I, while principal  payments  on the  Class  A-II  notes  will  be  made  from  amounts collected  or received in respect of the  mortgage  loans in loan group II. In
addition,    each   loan   group   will    receive    the   benefit   of   the
cross-collateralization   to  the   extent   described   in  this   prospectus
supplement.  See "Description of the  Securities--Priority of Distributions" in
this prospectus supplement.

      The mortgage  loans were  selected for  inclusion in the mortgage  pools from  among  mortgage  loans  owned by [name of seller and  sponsor]  based on
[name of seller and sponsor]'s  assessment of investors preferences and rating agency  criteria.  [Expenses  incurred in  connection  with the  selection and acquisition  of the  mortgage  loans,  including  the purchase of the mortgage loans from the seller for $________,  will be paid from offering proceeds owed to the depositor.]

Initial Mortgage Loans

      All of the  initial  mortgage  loans  were  originated  by the  [seller]
[originators],   and  were   originated   generally  in  accordance  with  the
underwriting  standards of the  [seller]  [originators].  Approximately  ____%
and ___% (by  aggregate  principal  balance  as of the  cut-off  date which is
_____ __, 200__) of the initial  mortgage loans in loan group I are secured by second or third mortgages or deeds of trust,  respectively,  and the remainder are  secured by first  mortgages  or deeds of trust.  Approximately  ____% and
____% (by aggregate  principal  balance as of the cut-off date) of the initial mortgage  loans in loan group II are secured by second or third  mortgages  or deeds  of  trust,  respectively,  and  the  remainder  are  secured  by  first mortgages or deeds of trust.  The  mortgaged  properties  securing the initial
mortgage   loans   consist  of   residential   properties.   With  respect  to
approximately  ____% and ____% of the initial  mortgage  loans in loan group I
(by  aggregate  principal  balance  as of  the  cut-off  date),  the  borrower represented at the time of  origination  that the related  mortgaged  property would be owner occupied as a primary home or second home,  respectively.  With respect to  approximately  ____% and ____% of the  initial  mortgage  loans in loan group II (by aggregate  principal  balance as of the cut-off  date),  the borrower  represented  at the time of origination  that the related  mortgaged
property   would  be  owner  occupied  as  a  primary  home  or  second  home, respectively.

      All  percentages  of  the  initial  mortgage  loans  described  in  this prospectus  supplement  are  approximate  percentages  determined,  except  as

                                       S-37

otherwise  indicated,  by the  aggregate  principal  balance as of the cut-off date of the initial  mortgage  loans.  In the event mortgage loans are removed from or added to the mortgage  pool after the date hereof prior to the closing and any material pool  characteristics  of the actual  mortgage pool differ by
5% or more  from  the  description  of the  mortgage  pool in this  prospectus supplement,  a current  report on Form 8-K  describing the final mortgage pool will be  filed  with  the  Securities  and  Exchange  Commission  within  four business days of the related closing.

      The  principal  balance as of the cut-off  date of the initial  mortgage loans in loan  group I is  approximately  $___________.  With  respect  to the initial mortgage loans in loan group I:

o     [as of the cut-off  date,  no initial  mortgage  loan is 30 days or more delinquent;]

o     [as of the cut-off date,  approximately  ___% of the mortgage  loans are currently 30 to 59 days  delinquent  in payment of  principal  and interest,  and approximately  ___% of the mortgage loans have been a maximum of 30 to 59 days  delinquent in payment of principal and interest since origination;]

o     [as of the cut-off date,  approximately  ___% of the mortgage  loans are currently  60 to 89 days  delinquent  in the payment of  principal and interest,  and  approximately  ___% of the mortgage loans have been a  maximum  of 60 to 89 days  delinquent  in the  payment  of principal and interest since origination;]

o     [as of the cut-off date,  approximately  ___% of the mortgage  loans are currently 90 or more days  delinquent  in the payment of principal and interest,  and  approximately  ___% of the mortgage loans have been 90 or more days  delinquent  in the payment of principal  and interest since origination;]

o     the average principal balance as of the cut-off date is $________;

o     the minimum principal balance as of the cut-off date is $________;

o     the maximum principal balance as of the cut-off date is $________;

o     the lowest and the highest  loan rate on the cut-off  date are ____% and
            ____% per annum, respectively;

o     the weighted average loan rate on the cut-off date is ____% per annum;

o     the lowest and the highest  fully indexed  loan rate on the cut-off date are ____% and ____% per annum, respectively;

o     the  weighted  average  fully  indexed  loan rate on the cut-off date is
            ____% per annum;

o     the  minimum and  maximum  CLTV Ratios as of the cut-off  date are ____%
            and ____%, respectively;

o     the weighted average CLTV Ratio as of the cut-off date is ____%;

o     all of the  mortgage  loans have an  original  term to  maturity of [40]
            years and no  mortgage  loan is  scheduled  to mature  later  than
            _________ ___, 20__;

o     the latest scheduled draw term expiration is _________ ___, 20__; and

o     with  respect to ____%,  ____%,  ____%,  ____% and ____% of the  initial mortgage loans in loan group I, the related  mortgaged  properties are  located  in  the  states  of  ________,  ________,  ________,
            ________ and ________, respectively.
      The  principal  balance as of the cut-off  date of the initial  mortgage loans  in loan  group  II is  approximately  $________.  With  respect  to the initial mortgage loans in loan group II:

o     [as of the cut-off  date,  no initial  mortgage  loan is 30 days or more delinquent;]

                                       S-38

o     [as of the cut-off date,  approximately  ___% of the mortgage  loans are currently 30 to 59 days  delinquent  in payment of  principal  and interest,  and approximately  ___% of the mortgage loans have been a maximum of 30 to 59 days  delinquent in payment of principal and interest since origination;]

o     [as of the cut-off date,  approximately  ___% of the mortgage  loans are currently  60 to 89 days  delinquent  in the payment of  principal and interest,  and  approximately  ___% of the mortgage loans have been a  maximum  of 60 to 89 days  delinquent  in the  payment  of principal and interest since origination;]

o     [as of the cut-off date,  approximately  ___% of the mortgage  loans are currently 90 or more days  delinquent  in the payment of principal and interest,  and  approximately  ___% of the mortgage loans have been 90 or more days  delinquent  in the payment of principal  and interest since origination;]

o     the average principal balance as of the cut-off date is $________;

o     the minimum principal balance as of the cut-off date is $________;

o     the maximum principal balance as of the cut-off date is $________;

o     the lowest and the highest  loan rate on the cut-off  date are ____% and
            ____% per annum, respectively;

o     the weighted average loan rate on the cut-off date is ____% per annum;

o     the lowest and the highest  fully indexed  loan rate on the cut-off date are ____% and ____% per annum, respectively;

o     the  weighted  average  fully  indexed  loan rate on the cut-off date is
            ____% per annum;

o     the  minimum and  maximum  CLTV Ratios as of the cut-off  date are ____%
            and ____%, respectively;

o     the weighted average CLTV Ratio as of the cut-off date is ____%;

o     all of the  mortgage  loans have an  original  term to  maturity of [40]
            years and no  mortgage  loan is  scheduled  to mature  later  than
            _________ ___, 20__;

o     the latest scheduled draw term expiration is _________ ___, 20__; and

o     with  respect to ____%,  ____%,  ____%,  ____% and ____% of the  initial mortgage loans in loan group II, the related mortgaged  properties are  located  in  the  states  of  ________,  ________,  ________,
            ________ and ________, respectively.

      As used in this prospectus supplement,  a mortgage loan is considered to be "30 to 59 days,"  "60 to 89 days" or "90 or more  days"  delinquent  when a payment due on any due date remains  unpaid as of the close of business on the last business day  immediately  prior to the next following  monthly due date.
However,  since the  determination  as to whether a  mortgage  loan falls into this  category is made as of the close of business on the last business day of each month, a mortgage loan with a payment due on June 1 that remained  unpaid as of the close of business on June 30 would  still be  considered  current as of June 30. If that  payment  remained  unpaid as of the close of  business on
July 31,  the  mortgage  loan  would  then be  considered  to be 30 to 59 days delinquent.  Delinquency  information  presented in this prospectus supplement as of the cut-off date is determined  and prepared as of the close of business on the last business day immediately prior to the cut-off date.

Initial Mortgage Loan Characteristics

                                       S-39

      Set forth  below is a  description  of  certain  characteristics  of the initial  mortgage  loans in loan group I and loan  group II as of the  cut-off date.  Unless  otherwise  specified,  all  principal  balances  of the initial mortgage loans are as of the cut-off date.  All  percentages  are  approximate percentages by aggregate  principal  balance as of the cut-off date (except as indicated otherwise) and may not sum to 100% due to rounding.

            Initial Mortgage Loan Characteristics for Loan Group I

                      Current Loan Rates - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
                                  Number of     Cut-off Date       By Cut-off
                                   Initial                            Date
Range of Current Loan Rates       Mortgage        Principal         Balance
                                    Loans          Balance
-------------------------------  ------------  ----------------  ---------------
-------------------------------  ------------  ----------------  ---------------
_____% to 4.000%                               $                              %
4.001% to 4.250%
4.251% to 4.500%
4.501% to 4.750%
4.751% to 5.000%
5.001% to 6.000%
6.001% to ____%
-------------------------------  ------------  ----------------  ---------------
-------------------------------  ------------- ----------------- ---------------
      Total                                      $_____________           100.00%
===============================  ============= ================= ===============

o     The weighted  average  current loan rate of the initial Group I loans as of the cut-off date is approximately ____%.

                        Junior Ratios - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Range of Junior Ratios             Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
  First Lien                                   $                              %
  3.31 to   10.00
10.01 to   20.00
20.01 to   30.00
30.01 to   40.00
40.01 to   50.00
50.01 to   60.00
60.01 to   70.00
70.01 to   80.00
80.01 to   90.00
90.01 to 100.00
-------------------------------  ------------- ----------------- ---------------
      Total                                      $_____________             100.00%
===============================  ============= ================= ===============

o     The  junior  ratio  of a  mortgage  loan is the  ratio  (expressed  as a percentage)  of the credit limit of that  mortgage  loan to the sum of such credit limit and the principal  balance of any related senior mortgage loan at origination of that mortgage loan.

o     The weighted  average junior ratio of the initial Group I loans that are secured  by second or third  liens on the  mortgaged  properties  as of the cut-off date is approximately ____%.

                                       S-40

                Combined Loan-to-Value Ratios - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
Range of Combined                 Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Loan-to-Value Ratios               Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
  2.00 to   10.00                              $                              %
10.01 to   20.00
20.01 to   30.00
30.01 to   40.00
40.01 to   50.00
50.01 to   60.00
60.01 to   70.00
70.01 to   80.00
80.01 to   90.00
90.01 to 100.00
-------------------------------  ------------- ----------------- ---------------
-------------------------------  ------------- ----------------- ---------------
      Total                                      $_____________             100.00%
===============================  ============= ================= ===============
===============================  ============= ================= ===============

o     The  minimum and maximum  combined  loan-to-value  ratios of the initial mortgage  loans as of the cut-off date are  approximately  ____% and ____%, respectively,  and the weighted average combined loan-to-value ratio of the initial Group I loans as of the cut-off date is approximately ____%.

                      Principal Balances - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Range of Principal Balances        Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
  _______ to  10,000.00                             $                        %
10,000.01 to   20,000.00
20,000.01 to   30,000.00
30,000.01 to   40,000.00
40,000.01 to   50,000.00
50,000.01 to   75,000.00
 75,000.01 to 100,000.00
100,000.01 to 150,000.00
150,000.01 to 200,000.00
200,000.01 to 250,000.00
250,000.01 to 300,000.00
300,000.01 to _________
-------------------------------  ------------- ----------------- ---------------
      Total                                        $                   100.00%
===============================  ============= ================= ===============

o     The average  principal  balance of the  initial  Group I loans as of the cut-off date is approximately $________.

                                       S-41

                      Maximum Loan Rates - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Range of Current Loan Rates        Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
16.000                                         $                              %
18.000
-------------------------------  ------------- ----------------- ---------------
      Total                                    $_____________           100.00%
===============================  ============= ================= ===============

                     Remaining Draw Term - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Remaining Draw Term (Months)       Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
110 to 114                                     $                              %
115 to 120
223 to 228
229 to 234
235 to 239
-------------------------------  ------------- ----------------- ---------------
      Total                                    $_____________          100.00%
===============================  ============= ================= ===============

o     The weighted  average  remaining  draw term of the initial Group I loans as of the cut-off date is approximately ___  months.

         Credit Scores as of the Date of Origination - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Range of Credit Scores             Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
Not Available                                  $                              %
___ to 525
551 to 575
576 to 600
601 to 625
626 to 650
651 to 675
676 to 700
701 to 725
726 to 750
751 to 775
776 to 800
801 to ___
-------------------------------  ------------- ----------------- ---------------
      Total                                   $_____________            100.00%
===============================  ============= ================= ===============

o     Of  the  initial  mortgage  loans  with  available  credit  scores,  the weighted  average  credit score at origination of those Group I loans as of the cut-off date is approximately ___.

                                       S-42

                      Documentation Type - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Documentation Type                 Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
No Income Documentation                        $                              %
Required
1 YTD Pay Stub or 2 Years Tax
Returns
1 YTD Pay Stub and Last W-2
   or 2 Years' Tax Returns
-------------------------------  ------------- ----------------- ---------------
      Total                                   $_____________            100.00%
===============================  ============= ================= ===============

                         Loan Purpose - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Loan Purpose                       Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
Debt Consolidation/Refinance                   $                              %
Other
Home Improvement
Purchase Money
-------------------------------  ------------- ----------------- ---------------
      Total                                   $_____________            100.00%
===============================  ============= ================= ===============

                        Property Type - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Property Type                      Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
Single Family                                  $                              %
Condominium
Multifamily
-------------------------------  ------------- ----------------- ---------------
      Total                                    $_____________           100.00%
===============================  ============= ================= ===============

                        Lien Priority - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Lien Position                      Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
First                                          $                              %
Second                                                                     ____
Third
-------------------------------  ------------- ----------------- ---------------
      Total                                   $_____________            100.00%
===============================  ============= ================= ===============

                                       S-43

                  Geographical Distribution - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Location                           Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
________                                       $                              %
________
________
________
________
________
________
________
________
________
________
________
________
________
________
________
-------------------------------  ------------- ----------------- ---------------
      Total                                   $_____________            100.00%
===============================  ============= ================= ===============

                   Fully Indexed Loan Rates - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
Range of Fully Indexed            Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Loan Rates                         Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
3.490 to 3.499                                 $                              %
3.500 to 3.999
4.000 to 4.499
4.500 to 4.999
5.000 to 5.499
5.500 to 5.999
6.000 to 6.499
6.500 to 6.999
7.000 to 7.499
7.500 to 7.999
8.000 to 9.000
-------------------------------  ------------- ----------------- ---------------
      Total                                   $_____________            100.00%
===============================  ============= ================= ===============

o     The weighted  average  fully  indexed  loan rate of the initial  Group I loans as of the cut-off date is approximately ___%.

                                       S-44

                 Fully Indexed Gross Margins - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
Range of Fully Indexed            Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Gross Margins                      Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
-0.760 to -0.501                               $                              %
-0.500 to -0.001
  0.000 to   0.499
  0.500 to   0.999
  1.000 to   1.499
  1.500 to   1.999
  2.000 to   2.499
  2.500 to   2.999
  3.000 to   3.499
  3.500 to   3.999
  4.000 to   4.499
  4.500 to   4.750
-------------------------------  ------------- ----------------- ---------------
      Total                                   $_____________            100.00%
===============================  ============= ================= ===============

o     The weighted  average  fully indexed gross margin of the initial Group I loans as of the cut-off date is approximately ___% per annum.

                   Credit Utilization Rates - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Range of Credit Utilization        Mortgage       Principal         Balance
Rates                               Loans          Balance
-------------------------------  ------------- ----------------- ---------------
  2.26 to   10.00                              $                              %
10.01 to   20.00
20.01 to   30.00
30.01 to   40.00
40.01 to   50.00
50.01 to   60.00
60.01 to   70.00
70.01 to   80.00
80.01 to   90.00
90.01 to 100.00
-------------------------------  ------------- ----------------- ---------------
      Total                                   $_____________            100.00%
===============================  ============= ================= ===============

o     The weighted  average credit  utilization rate based on the cut-off date credit  limit  of the  initial  Group I  loans  as of the  cut-off  date is approximately ___%.

                                       S-45

                        Credit Limits - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Range of Credit Limits             Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
    _______ to   10,000.00                     $                              %
  10,000.01 to   20,000.00
  20,000.01 to   30,000.00
  30,000.01 to   40,000.00
  40,000.01 to   50,000.00
  50,000.01 to   75,000.00
  75,000.01 to 100,000.00
100,000.01 to 150,000.00
150,000.01 to 200,000.00
200,000.01 to 250,000.00
250,000.01 to 300,000.00
300,000.01 to _________
-------------------------------  ------------- ----------------- ---------------
      Total                                   $_____________            100.00%
===============================  ============= ================= ===============

o     The average  credit limit of the initial Group I loans as of the cut-off date is approximately $_________.

                   Teaser Expiration Month - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Teaser Expiration Month            Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
No Teaser/Teaser Expired                       $                              %
____  200_
____  200_
____  200_
____  200_
____  200__
____  200__
____  200__
____  200__
____  200_
____  200_
____  200_
-------------------------------  ------------- ----------------- ---------------
      Total                                   $_____________            100.00%
===============================  ============= ================= ===============

                                       S-46

                        Occupancy Type - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
Occupancy Type                    Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
(as indicated by Borrower)         Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
Primary Residence                              $                              %
Non-Primary Residence
Rental Property
-------------------------------  ------------- ----------------- ---------------
      Total                                   $_____________            100.00%
===============================  ============= ================= ===============

                      Origination Period - Group I Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Origination Period                 Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
____  200_ to ____  200_                       $                              %
____  200_ to ____  200_
____  200_ to ____  200_
____  200_ to ____  200_
____  200_ to ____  200_
-------------------------------  ------------- ----------------- ---------------
      Total                                   $_____________            100.00%
===============================  ============= ================= ===============

                                       S-47

           Initial Mortgage Loan Characteristics for Loan Group II

                     Current Loan Rates - Group II Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group II Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Range of Current Loan Rates        Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
3.000 to 4.000                                 $                              %
4.001 to 4.250
4.251 to 4.500
4.501 to 4.750
4.751 to 5.000
5.001 to 6.000
6.001 to 7.000                                $
-------------------------------  ------------- ----------------- ---------------
      Total                                                              100.00%
===============================  ============= ================= ===============

o     The weighted  average current loan rate of the initial Group II loans as of the cut-off date is approximately ___%.

                        Junior Ratios - Group II Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group II Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Range of Junior Ratios             Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
 First Lien                                    $                              %
 1.59  to   10.00
10.01 to   20.00
20.01 to   30.00
30.01 to   40.00
40.01 to   50.00
50.01 to   60.00
60.01 to   70.00
70.01 to   80.00
80.01 to   90.00
90.01 to 100.00
-------------------------------  ------------- ----------------- ---------------
      Total                                   $                         100.00%
===============================  ============= ================= ===============

o     The  junior  ratio  of a  mortgage  loan is the  ratio  (expressed  as a percentage)  of the credit limit of that  mortgage loan to the sum of such credit  limit and the  principal  balance of any related  senior  mortgage loan at origination of that mortgage loan.

o     The weighted  average  junior  ratio of the initial  Group II loans that are secured by second or third  liens on the  mortgaged  properties  as of the cut-off date is approximately ___%.

                                       S-48

                Combined Loan-to-Value Ratios - Group II Loans

                                                               Percentage of
                                                                    Initial
                                                                 Group II Loans
Range of Combined                 Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Loan-to-Value Ratios               Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
  4.00 to   10.00                              $                              %
10.01 to   20.00
20.01 to   30.00
30.01 to   40.00
40.01 to   50.00
50.01 to   60.00
60.01 to   70.00
70.01 to   80.00
80.01 to   90.00
90.01 to 100.00
-------------------------------  ------------- ----------------- ---------------
-------------------------------  ------------- ----------------- ---------------
      Total                                   $                          100.00%
===============================  ============= ================= ===============
===============================  ============= ================= ===============

o     The  minimum and maximum  combined  loan-to-value  ratios of the initial mortgage  loans as of the  cut-off  date are  approximately  ___% and ___%, respectively,  and the weighted average combined loan-to-value ratio of the initial Group II loans as of the cut-off date is approximately ___%.

                     Principal Balances - Group II Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group II Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Range of Principal Balances        Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
       _______ to    10,000.00                 $                              %
     10,000.01 to    20,000.00
     20,000.01 to    30,000.00
     30,000.00 to    40,000.00
     40,000.01 to    50,000.00
     50,000.01 to    75,000.00
     75,000.01 to   100,000.00
    100,000.01 to   150,000.00
    150,000.01 to   200,000.00
    200,000.01 to   250,000.00
    250,000.01 to   300,000.00
    300,000.01 to   400,000.00
    400,000.01 to   500,000.00
    500,000.01 to 1,000,000.00
  1,000,000.01 to 2,000,000.00
  2,000,000.01 to    __________
-------------------------------  ------------- ----------------- ---------------
      Total                                    $                          100.00%
===============================  ============= ================= ===============

o     The average  principal  balance of the initial  Group II loans as of the cut-off date is approximately $________.

                                       S-49

                     Maximum Loan Rates - Group II Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group I Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Range of Current Loan Rates        Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
16.000                                         $                              %
18.000
-------------------------------  ------------- ----------------- ---------------
      Total                                    $                          100.00%
===============================  ============= ================= ===============

                     Remaining Draw Term - Group II Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group II Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Remaining Draw Term (Months)       Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
  99 to 102                                    $                              %
103 to 108
109 to 114
115 to 120
217 to 222
223 to 228
229 to 234
235 to 239
-------------------------------  ------------- ----------------- ---------------
      Total                                    $                          100.00%
===============================  ============= ================= ===============

o     The weighted  average  remaining draw term of the initial Group II loans as of the cut-off date is approximately ____ months.

         Credit Scores as of the Date of Origination - Group II Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group II Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Range of Credit Scores             Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
Not Available                                  $                              %
___ to 500
526 to 550
551 to 575
576 to 600
601 to 625
626 to 650
651 to 675
676 to 700
701 to 725
726 to 750
751 to 775
776 to 800
801 to ___
-------------------------------  ------------- ----------------- ---------------
      Total                                    $                          100.00%
===============================  ============= ================= ===============

o     Of  the  initial  mortgage  loans  with  available  credit  scores,  the weighted  average credit score at origination of those Group II loans as of the cut-off date is approximately ____.

                                       S-50

                     Documentation Type - Group II Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group II Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Documentation Type                 Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
1 YTD Pay Stub or 2 Years Tax                  $                              %
Returns
No Income Documentation
Required
1 YTD Pay Stub and last W-2
   or 2 Years Tax Returns
-------------------------------  ------------- ----------------- ---------------
      Total                                    $                          100.00%
===============================  ============= ================= ===============

                        Loan Purpose - Group II Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group II Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Loan Purpose                       Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
Debt Consolidation/Refinance                   $                              %
Other
Home Improvement
Purchase Money
-------------------------------  ------------- ----------------- ---------------
      Total                                    $                          100.00%
===============================  ============= ================= ===============

                        Property Type - Group II Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group II Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Property Type                      Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
Single Family                                  $                              %
Condominium
Multifamily
Agricultural Property with a
Residence
-------------------------------  ------------- ----------------- ---------------
      Total                                    $                          100.00%
===============================  ============= ================= ===============

                        Lien Priority - Group II Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group II Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Lien Position                      Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
First                                          $                              %
Second                                                                     ____
Third                                                                      ____
-------------------------------  ------------- ----------------- ---------------
      Total                                    $                          100.00%
===============================  ============= ================= ===============

                                       S-51

                  Geographical Distribution - Group II Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group II Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Location                           Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
_______                                        $                              %
_______
_______
_______
_______
_______
_______
_______
_______
_______
_______
_______
_______
_______
_______
_______
_______
-------------------------------  ------------- ----------------- ---------------
      Total                                    $                            100.00%
===============================  ============= ================= ===============

                  Fully Indexed Loan Rates - Group II Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group II Loans
Range of Fully Indexed            Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Loan Rates                         Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
3.000 to 3.499                                 $                              %
3.500 to 3.999
4.000 to 4.499
4.500 to 4.999
5.000 to 5.499
5.500 to 5.999
6.000 to 6.499
6.500 to 6.999
7.000 to 7.499
7.500 to 7.999
8.000 to 8.499
8.500 to 9.000
-------------------------------  ------------- ----------------- ---------------
      Total                                    $                          100.00%
===============================  ============= ================= ===============

o     The weighted  average  fully  indexed loan rate of the initial  Group II loans as of the cut-off date is approximately ____%.

                                       S-52

                 Fully Indexed Gross Margins - Group II Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group II Loans
Range of Fully Indexed            Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Gross Margins                      Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
-1.250 to -1.001                               $                              %
-1.000 to -0.501
-0.500 to -0.001
  0.000 to   0.499
  0.500 to   0.999
  1.000 to   1.499
  1.500 to   1.999
  2.000 to   2.499
  2.500 to   2.999
  3.000 to   3.499
  3.500 to   3.999
  4.000 to   4.499
  4.500 to   4.750
-------------------------------  ------------- ----------------- ---------------
      Total                                   $                          100.00%
===============================  ============= ================= ===============

o     The weighted  average fully indexed gross margin of the initial Group II loans as of the cut-off date is approximately ____% per annum.

                  Credit Utilization Rates - Group II Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group II Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Range of Credit Utilization        Mortgage       Principal         Balance
Rates                               Loans          Balance
-------------------------------  ------------- ----------------- ---------------
  1.70 to   10.00                              $                              %
10.01 to   20.00
20.01 to   30.00
30.01 to   40.00
40.01 to   50.00
50.01 to   60.00
60.01 to   70.00
70.01 to   80.00
80.01 to   90.00
90.01 to 100.00
-------------------------------  ------------- ----------------- ---------------
      Total                                    $                          100.00%
===============================  ============= ================= ===============

o     The weighted  average credit  utilization rate based on the cut-off date credit  limit of the  initial  Group II  loans  as of the  cut-off  date is approximately ____%.

                                       S-53

                        Credit Limits - Group II Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group II Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Range of Credit Limits             Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
       _______ to                              $                              %
10,000.00
     10,000.01 to
20,000.00
     20,000.01 to
30,000.00
     30,000.01 to
40,000.00
     40,000.01 to
50,000.00
     50,000.01 to
75,000.00
     75,000.01 to
100,000.00
   100,000.01 to    150,000.00
   150,000.01 to    200,000.00
   200,000.01 to    250,000.00
   250,000.01 to    300,000.00
   300,000.01 to    400,000.00
   400,000.01 to    500,000.00
   500,000.01 to 1,000,000.00
1,000,000.01 to 2,000,000.00
2,000,000.01 to __________
-------------------------------  ------------- ----------------- ---------------
      Total                                  $                          100.00%
===============================  ============= ================= ===============

o     The  average  credit  limit  of the  initial  Group  II  loans as of the cut-off date is approximately $________.

                   Teaser Expiration Month - Group II Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group II Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Teaser Expiration Month            Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
No Teaser/Teaser Expired                       $                              %
____  200_
____  200_
____  200_
____  200_
____  200_
____  200_
____  200_
____  200_
____  200_
____  200_
____  200_
-------------------------------  ------------- ----------------- ---------------
      Total                                    $                          100.00%
===============================  ============= ================= ===============

                                       S-54

                       Occupancy Type - Group II Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group II Loans
Occupancy Type                    Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
(as indicated by Borrower)         Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
Primary Residence                              $                              %
Non-Primary Residence
Rental Property
Agricultural Property
-------------------------------  ------------- ----------------- ---------------
      Total                                    $                          100.00%
===============================  ============= ================= ===============

                     Origination Period - Group II Loans

                                                                 Percentage of
                                                                    Initial
                                                                 Group II Loans
                                  Number of      Cut-off Date      by Cut-off
                                   Initial                            Date
Origination Period                 Mortgage       Principal         Balance
                                    Loans          Balance
-------------------------------  ------------- ----------------- ---------------
____  200_ to ____  200_                       $                              %
____  200_ to ____  200_
____  200_ to ____  200_
____  200_ to ____  200_
____  200_ to ____  200_
____  200_ to ____  200_
____  200_ to ____  200_
____  200_ to ____  200_
-------------------------------  ------------- ----------------- ---------------
      Total                                    $                          100.00%
===============================  ============= ================= ===============

[Static Pool Information

      Current    static   pool   data   with   respect   to   mortgage   loans
[serviced/originated/securitized]  by [name of appropriate  servicer,  sponsor or  originator]  [will be available on the internet at  [www.__________]  (the
"Static Pool  Data").] [is being  provided by the filing of a periodic  report on Form 8-K dated  _______ __, ____ (the "Static  Pool  Data").  Such Form 8-K
is  incorporated by reference into this  prospectus  supplement.]  [All Static
Pool Data [on such Internet Web site]  [contained in such report filed on Form
8-K]  for  periods  prior  to  January  1,  2006  will not form a part of this
prospectus  supplement,   the  accompanying  prospectus  or  the  registration
statement  relating to the notes.] [Static pool  information for periods prior
to  January  1,  2003  is  not  available  and  cannot  be  obtained   without
unreasonable expense or effort.]

      As used in the Static Pool Data,  a loan is  considered  to be "30 to 59 days"  or "30 or more  days"  delinquent  when a  payment  due on any due date remains  unpaid  as of  the  close  of  business  on  the  last  business  day immediately  prior to the next following  monthly due date. The  determination as to  whether  a loan  falls  into this  category  is made as of the close of business on the last  business  day of each month.  Grace  periods and partial payments do not affect these determinations.

                                       S-55

      From time to time,  the master  servicer  [or the  related  subservicer]
will  modify a  mortgage  loan,  recasting  monthly  payments  for  delinquent
borrowers  who  have  experienced  financial   difficulties.   Generally  such
borrowers make payments  under the modified  terms for a trial period,  before the modifications  become final.  During any such trial period,  delinquencies are reported based on the mortgage  loan's original  payment terms.  The trial period is  designed  to  evaluate  both a  borrower's  desire to remain in the mortgaged  property and, in some cases, a borrower's  capacity to pay a higher monthly  payment  obligation.  The trial period  generally may extend to up to six months before a modification is finalized.  Once the modifications  become final  delinquencies are reported based on the modified terms.  Generally if a borrower fails to make payments during a trial period,  the mortgage loan goes into foreclosure.

      Charge-offs  are taken only when the  master  servicer  [or the  related subservicer]  has  determined  that  it has  received  all  payments  or  cash recoveries  which the master  servicer [or the related  subservicer]reasonably and in good  faith  expects  to be  finally  recoverable  with  respect to any mortgage loan.

      There  can  be  no  assurance  that  the   delinquency  and  foreclosure
experience  set forth in the Static  Pool Data will be  representative  of the results that may be  experienced  with respect to the mortgage  loans included in the trust.]

Terms of the Mortgage Loans

      Interest on each mortgage loan is calculated  based on the average daily balance  outstanding  during the related  billing cycle.  [All of the mortgage loans  require  monthly  payments to be made no later than either the [1st] or
[15th]  day of each  month,  with a grace  period of [15] days.  The  [master]
[applicable]  servicer  sends monthly  invoices to borrowers.  [In some cases, borrowers  are provided with coupon books  annually,  and no invoices are sent
separately.]   Borrowers  may  elect  for  monthly  payments  to  be  deducted automatically  from deposit  accounts and may make payments by various  means, including  online  transfers,  phone  payment and Western  Union quick  check, although  an  additional  fee  may  be  charged  for  these  payment  methods.
[Borrowers  may  also  elect to pay one half of each  monthly  payment  amount every other week, in order to accelerate the amortization of their loans.]]

      Each  mortgage  loan has a loan rate that is  subject to  adjustment  on each adjustment  date, as specified in the related credit line  agreement,  to equal the sum of:

o     the index; and

o     the gross margin;

provided,  however,  that the loan rate on each mortgage loan will in no event be greater than the maximum loan rate.

      The index for each mortgage loan is the "prime rate"  established by the financial  institutions surveyed by and as published in the Eastern Edition of
The Wall  Street  Journal  in  publishing  its  "Money  Rates"  table  (or any replacement  thereof) or, if such rate is not  available,  a  substitute  rate selected in accordance with the related credit line agreement.

      In certain  instances,  the gross  margins  with respect to the mortgage loans have been discounted  based on specific  employee status with the seller or its  subsidiaries  at the time of origination of the mortgage loan, with an adjustment in the event of a negative  employment  termination of the borrower
(an  adjustment  would be made on voluntary or  involuntary  termination,  but would not be made for  non-continuation  of employment  based upon retirement, disability, severance, etc.).

                                       S-56

      Each  mortgage  loan  generally  has a Draw  Period  of 20 years  unless restricted  by state law. The related  mortgagor  for each  mortgage  loan may make a draw at any time  during the Draw  Period.  Mortgage  loans that have a
Repayment  Period  following  the Draw Period are not  permitted  to incur any advance during the related Repayment Period.

      If a balance  is  outstanding  on a  mortgage  loan at the end of a Draw
Period,  two  repayment  schedules  determine  the  repayment  process for the outstanding  balance on the  mortgage  loan,  including  accrued  interest and other fees.  Mortgage loans that have an application  date or were  originated prior to July 27th, 2001 (in the case of  Pennsylvania)  or October 26th, 2001
(in  the  case  of  all  other  states),  require  a  balloon  payment  of the outstanding  balance owed on the mortgage loan  following the  termination  of the Draw  Period.  Originations  on or after the  above  dates  provide  for a variable repayment  schedule (based upon the outstanding  balance and interest rate as more fully described below) that follows the Draw Period.

      Mortgagors  are given a choice of two  payment  options  during the Draw
Period.  Option A requires a minimum  monthly  payment equal to the greater of
(i) the finance  charge on the  outstanding  balance  plus  accrued but unpaid fees or (ii) $50.  Option B requires a minimum  monthly payment of the greater of (i) 1.5% of the outstanding  balance or (ii) $50. The  outstanding  balance is due either as a balloon  payment or through a  Repayment  Period.  Mortgage loans  with a  Repayment  Period  require  the  mortgagors  to make a  minimum monthly payment of the greater of 2% of the  outstanding  balance or $50 until the  outstanding  balance is paid in full;  provided in all states  other than
New York,  that on the  specified  final  maturity  date  thereof  the minimum payment due will equal the entire outstanding balance thereof.

      The maximum  amount of each draw with  respect to any  mortgage  loan is equal to the excess,  if any, of the credit limit of that  mortgage  loan over the outstanding  principal  balance under the related credit line agreement at the time of such draw.  Each  mortgage  loan may be prepaid in full or in part at any time and without  penalty,  but with respect to each mortgage loan, the related  mortgagor  will have the right during the related Draw Period to make a draw in the amount of any prepayment  theretofore  made with respect to that mortgage  loan.  Each  mortgagor  generally  will have access to make draws by
check,  or  in  some  cases  by  credit  card,   subject  to  applicable  law.
Generally,  the credit line  agreement  or mortgage  related to each  mortgage loan will,  subject  to  applicable  law,  contain a  customary  "due-on-sale"
clause.

      As to each mortgage loan, the mortgagor's  right to receive draws during the Draw Period may be suspended,  or the related credit limit may be reduced, under a number of circumstances, including, but not limited to:

o     a material adverse change in the mortgagor's financial circumstances;

o     a decline in the value of the  mortgaged  property  significantly  below its appraised value at origination; or

o     a payment default by the mortgagor.

However,  generally  such  suspension or reduction will not affect the payment terms for  previously  drawn  balances.  The master  servicer  [or the related subservicer]  will  have  no  obligation  under  the  servicing  agreement  to investigate  as to whether any such  circumstances  have occurred and may have no  knowledge  of  them.  Therefore,  there  can  be  no  assurance  that  any mortgagor's  ability to  receive  draws  will be  suspended  or reduced in the event that the foregoing circumstances occur.

      In the event of default under a mortgage  loan, the mortgage loan may be terminated  and  declared  immediately  due and  payable  in  full.  For  this purpose, a default includes, but is not limited to:

o     the mortgagor's failure to make any payment as required;

                                       S-57

o     any action or  inaction  by the  mortgagor  that  adversely  affects the mortgaged property or the rights in the mortgaged property; or

o     fraud or material  misrepresentation  by a mortgagor in connection  with the mortgage loan.

      None of the mortgage  loans are insured by mortgage  insurance  policies covering  all or a portion  of any  losses on each  loan,  subject  to certain limitations.

The Funding Account; Conveyance of Additional Balances and Subsequent
Mortgage Loans

The Funding Account

      On the closing  date,  the  indenture  trustee will  establish a Funding
Account  for each loan  group for the  benefit of the  holders of the  related notes (the  "Group I Funding  Account"  and the  "Group II  Funding  Account",
respectively).  On each payment date during the related Revolving Period,  the master servicer will deposit Principal  Collections (to the extent not used to purchase additional  balances,  subsequent mortgage loans or to pay amounts in respect of any related  Additional  Balance Increase Amount) and Excess Spread
(to the extent available to cover liquidation loss amounts,  and, on and after
the   payment   date    occurring    in   _____   200_,    to   increase   the
overcollateralization  amount to the overcollateralization target amount) into the  applicable  Funding  Account,  and will apply  those  amounts to purchase additional  balances arising under mortgage loans in the applicable loan group already owned by the trust and to purchase  subsequent mortgage loans from the depositor  for the related loan group,  to the extent  available.  Noteholders will not be given notice of any purchase of additional  balances arising under mortgage loans in the applicable  loan group already owned by the trust or any purchase of subsequent  mortgage loans from the depositor for the related loan group, to the extent either is available.

      On the  payment  date  immediately  succeeding  the  date on  which  the related  Revolving  Period  ends,  in the  event  that any  amounts  remain on deposit  in  the  applicable  Funding  Account,  after  giving  effect  to the purchase by the issuing entity of all additional  balances  and/or  subsequent mortgage  loans,  including any purchased on the date on which such  Revolving
Period ends, and payments to the  certificateholders in respect of any related
Additional  Balance Increase Amount,  those amounts will be transferred to the
Note Payment  Account for  distribution  to the holders of the related  notes.
Payments on the Class  A-II-1 notes and the Class A-II-2 notes will be made on a pro rata basis.

Purchase of Additional Balances

      During the Group I Revolving Period and the Managed  Amortization Period
for the Class A-I-1 notes,  the master  servicer  will first apply  amounts in the Group I Funding Account,  if any, to purchase  additional balances created under the  mortgage  loans in loan group I, and during the Group II  Revolving
Period and the  Managed  Amortization  Period for the Class  A-II  notes,  the master servicer will first apply amounts in the Group II Funding  Account,  if any, to purchase  additional balances created under the mortgage loans in loan group II. If amounts in the applicable  Funding Account are insufficient,  the
master   servicer  will  next  apply   amounts  from  the  related   Principal
Collections  in the  Custodial  Account and, if they are  insufficient,  on or after the payment  date  occurring  in _____ 200_,  related  available  Excess
Spread in the  Custodial  Account up to the amount that would be  available to be  deposited in the related  Funding  Account on the next  payment  date,  to purchase  additional  balances  created under the mortgage  loans in such loan group.  [However,  Excess Spread on deposit in the Custodial  Account will not be permitted to be used to purchase  additional  balances if any  unreimbursed draws under the Policy are owed to the enhancer.]

                                       S-58

      During the Rapid  Amortization  Period,  no additional  balances will be purchased by the trust.  With respect to  collections in respect of additional balances  created  under the  mortgage  loans in each loan  group  during  the related  Rapid  Amortization  Period,  the related  Excluded  Draw will be the property  of the  seller  and not the  depositor  or  issuing  entity  and the related  Excluded  Amount will not constitute a part of Principal  Collections or Interest Collections.

      All  additional  balances on the mortgage  loans in each loan group that arise  prior to the Rapid  Amortization  Period will be  transferred  from the seller to the depositor and from the depositor to the issuing  entity,  to the
extent  that  the  depositor  and  the  issuing  entity,  respectively,   have
sufficient funds to purchase them.

Subsequent Mortgage Loans

      The purchase  agreement and the trust agreement permit the depositor and the issuing entity,  respectively,  to acquire  subsequent  mortgage loans for either  loan group  during the  related  Revolving  Period.  Accordingly,  the statistical  characteristics  of the entire  pool of  mortgage  loans upon the acquisition  of the  subsequent  mortgage  loans  may vary  somewhat  from the statistical  characteristics  of the initial  mortgage loans as of the cut-off date as presented in this prospectus supplement.

      Each subsequent mortgage loan will have been underwritten  substantially in accordance with the criteria set forth in this prospectus  supplement under
"Description  of  the  Mortgage   Loans--Underwriting   Standards."  Subsequent
mortgage  loans  will  be  transferred  to  the  issuing  entity  pursuant  to
subsequent   transfer   agreements.   In  connection   with  the  purchase  of
subsequent  mortgage  loans,  on  each  date  subsequent  mortgage  loans  are conveyed to the trust, or subsequent  transfer dates,  the issuing entity will be required to pay to the depositor  from amounts on deposit in the applicable
Funding  Account  a cash  purchase  price  of  100% of the  principal  balance thereof.  In each instance in which subsequent  mortgage loans are transferred to the trust pursuant to a subsequent transfer  agreement,  the issuing entity will  designate a cut-off date with respect to the  subsequent  mortgage loans acquired on that date.  The amount paid from the  related  Funding  Account on each  subsequent  transfer  date  will not  include  accrued  interest  on the subsequent  mortgage  loans.  Following  each  subsequent  transfer  date, the aggregate  principal  balance of the  mortgage  loans in the  applicable  loan group will increase by an amount equal to the aggregate  principal  balance of the  subsequent  mortgage  loans so  acquired  and the  amount in the  related
Funding Account will decrease accordingly.

      Any  conveyance by the depositor of  subsequent  mortgage  loans in loan group  I on a  subsequent  transfer  date is  subject  to  certain  conditions including, but not limited to:

(1)   each  subsequent  mortgage  loan must  satisfy the  representations  and warranties  specified in the purchase agreement and in the related subsequent transfer agreement;

(2)   the depositor will select subsequent  mortgage loans in a manner that it reasonably  believes  is  not  adverse  to  the  interests  of the issuing entity, the holders of the notes [or the enhancer]; and

(3)   as of each subsequent  cut-off date, each subsequent  mortgage loan will satisfy the following criteria:

o     the original  stated term to maturity of the  subsequent  mortgage  loan will not exceed [480] months;

o     the subsequent mortgage loan must have an outstanding  principal balance of at least  $[1,000]  and no more than  $[1,000,000]  as of the subsequent cut-off date;

                                       S-59

o     the  subsequent  mortgage  loan will be  underwritten  substantially  in accordance  with the criteria  set forth under  "Description
                  of  the  Mortgage  Loans--Underwriting   Standards"  in  this
                  prospectus supplement;

o     the   subsequent   mortgage   loan  shall  not  provide   for   negative
                  amortization;

o     following  the purchase of the  subsequent  mortgage loan by the issuing entity,  the  mortgage  loans must have a  weighted  average loan margin, a weighted  average  remaining term to maturity and a  weighted  average  CLTV Ratio at  origination,  as of each  respective  subsequent  cut-off date,  which would not vary materially from the initial mortgage loans; and

o     if the  subsequent  mortgage loan is (a) a first lien mortgage  loan, it shall  have a  credit  limit  that is less  than or equal to
                  $_______ or (b) a junior lien  mortgage  loan (i) the sum of the credit limit and the  principal  balances of any related senior  loans  will be less  than or equal to  $_______  and
                  (ii)  the  credit  limit  will be  less  than  or  equal  to
                  $_______.

      Any  conveyance by the depositor of  subsequent  mortgage  loans in loan group II on a  subsequent  transfer  date is  subject  to  certain  conditions including, but not limited to:

      (1)   each  subsequent  mortgage  loan must satisfy the  representations and  warranties  specified  in the purchase  agreement  and in the related subsequent transfer agreement;

      (2)   the depositor  will select  subsequent  mortgage loans in a manner that it  reasonably  believes is not adverse to the  interests  of the holders of the notes [or the enhancer]; and

      (3)   as of each subsequent cut-off date, each subsequent  mortgage loan will satisfy the following criteria:

o     the original  stated term to maturity of the  subsequent  mortgage  loan will not exceed [480] months;

o     the subsequent mortgage loan must have an outstanding  principal balance of at least  $[1,000]  and no more than  $[1,000,000]  as of the subsequent cut-off date;

o     the  subsequent  mortgage  loan will be  underwritten  substantially  in accordance  with the criteria  set forth under  "Description
                  of  the  Mortgage  Loans--Underwriting   Standards"  in  this
                  prospectus supplement;

o     the   subsequent   mortgage   loan  shall  not  provide   for   negative
                  amortization; and

o     following  the purchase of the  subsequent  mortgage loan by the issuing entity,  the  mortgage  loans must have a  weighted  average loan margin, a weighted  average  remaining term to maturity and a  weighted  average  CLTV Ratio at  origination,  as of each  respective  subsequent  cut-off date,  which would not vary materially from the initial mortgage loans.

      [In addition,  the  indenture  trustee will not agree to any transfer of subsequent  mortgage  loans in any loan  group  without  the  approval  of the enhancer,  which  approval  shall  not  be  unreasonably  withheld;  provided, however  that the  enhancer  will  provide  notice of approval or  disapproval within  5  business  days or the  subsequent  mortgage  loans  will be  deemed approved  by the  enhancer.  Subsequent  mortgage  loans with  characteristics materially  varying from those set forth above may be purchased by the issuing entity  with  the  approval  of the  enhancer;  provided,  however,  that  the purchase  of the  subsequent  mortgage  loans will not  materially  affect the aggregate characteristics of the entire pool of mortgage loans.]

                                       S-60

Underwriting Standards

      All  of  the  mortgage   loans  will  be   originated  by  the  [seller]
[originators].  All of the  mortgage  loans  were  underwritten  generally  in
accordance   with  the  [seller's]   [applicable   originators]   underwriting
standards.   The  following  is  a  brief   description  of  the  underwriting
standards  and  procedures  applicable  to the mortgage  loans.  [Describe the seller/originator's  solicitation,  credit granting or  underwriting  criteria used to  originate  or  purchase  the pool  assets,  including,  to the extent known,  any changes in such criteria and the extent to which such policies and criteria  are or could be  overridden,  and the  acquisition  or  underwriting criteria  for  additional  pool  assets to be  acquired  during the  revolving period,  including a description of any differences  from the criteria used to select the current asset pool.]

                            THE SELLER AND SPONSOR

      [Name of seller and  sponsor]  is the seller of the  mortgage  loans and the  sponsor of the  transaction.  [Name of seller and  sponsor]  is a [______
corporation]   [national  banking  association],   and  its  headquarters  and
executive   offices   are  located  in   ________,   ______.   The   sponsor's
securitization  program includes  acquiring and  securitizing  [state types of loans an  other  securitized  products  of the  sponsor]  for  [_____]  years.
[Describe  the general  character of the  sponsor's  business,  the  sponsor's experience  in  securitizing  assets of any type and the type  included in the current  transaction,  the  size,  composition  and  growth  of the  sponsor's portfolio of assets of the type to be securitized,  and other material sponsor information  (e.g.,  any prior  securitizations  organized by the sponsor have defaulted or experienced an early amortization triggering event).]

      [To be used if  Wachovia  Bank is the  seller  and  sponsor.]  [Wachovia
Bank,  National  Association  (referred to in this  prospectus  supplement  as
Wachovia  Bank)  is the  sponsor  and  seller  of all of the  mortgage  loans.
Wachovia  Bank  is  a  national  banking  association,  an  affiliate  of  the depositor  and a direct  wholly-owned  subsidiary of Wachovia  Corporation,  a
North Carolina  corporation and a multi-bank  holding company registered under the Bank Holding Company Act.  Wachovia Bank is engaged in general  commercial banking business,  offering a full range of financial services to corporations and individuals.  Wachovia Bank's  headquarters and its executive  offices are located at 301 S. College Street, Charlotte, North Carolina 28288.

      Wachovia  Bank  and  its  affiliates  have  been   participants  in  the
securitization  market for [over a decade],  and Wachovia  Bank has  sponsored publicly-offered  securitization  transactions since [1996]. Wachovia Bank and its affiliates securitize,  sell and service primarily commercial and consumer
mortgage  loans  and  auto  loans,  and  they  also  administer   multi-seller
commercial  paper conduits.  Wachovia Bank's  securitization  program is not a material source of funding for its operations.

      The  depositor's  securitization  program was initiated by Wachovia Bank to finance  fully  amortizing,  one- to  four-family,  residential  first lien mortgage  loans that have been  originated  by third  parties.  In the future, the depositor may securitize  other types of mortgages  loans described in the accompanying  prospectus under "Description of the Trusts--Assets," or mortgage loans  originated  by Wachovia  Bank or its  affiliates.  The table below sets forth the number and aggregate  principal  balance of the mortgage loans which have been included in trusts formed by the depositor:

                          2005        2006
Number                  _________    _________
Aggregate                                   __
Principal
Balance (in
millions)          $____________$___________

      The sponsor's and seller's  material  obligations in the transaction are to  purchase  the  mortgage  loans from the  originators  and sell them to the depositor,  and to  repurchase  or  substitute  defective  mortgage  loans  in certain instances,  as described in "The Agreements--The Purchase Agreement" in this prospectus supplement.]

                                       S-61

      The  notes do not  represent  an  interest  in or an  obligation  of the seller or the sponsor.  The seller's and the sponsor's only  obligations  with respect to the notes will be pursuant to certain limited  representations  and warranties  made by the seller or as  otherwise  provided  in this  prospectus supplement.  The sponsor has no obligations with respect to the notes.

                                 ORIGINATORS

       [[Name of  originator]  is a  [_______]  corporation  and  wholly-owned subsidiary of [_______].  [Name of  originator]  originated  [___]% [more than ten percent] by  principal  amount of the mortgage  loans.  [Describe,  to the
extent  material,   origination  program,  experience,  size  of  originator's portfolio,  performance of pool assets, role and function in transaction.  Add disclosure  required under Item 1110(b) with respect to any other  originators that originated 20% or more of pool assets.]]

                                  SERVICING

General

      [Describe  the roles,  responsibilities  and  oversight of each servicer and any  subservicers in the servicing  structure,  and to extent material any special or unique factors  involved in servicing the particular type of assets included in the current transaction,  and processes and procedures designed to address such factors.]

The Master Servicer

      [Name  of  master   servicer]  is  a  [______   corporation],   and  its
headquarters   and  executive   offices  are  located  in  ________,   ______.
[Describe the master  servicer's  experience in servicing  assets of any type;
experience in, and procedures  for,  servicing the assets of the type included in the current transaction; to the extent material,  information regarding the size,  composition  and growth of its portfolio of assets of the type included in the current  transaction;  other  information on factors related to it that may be  material  to an analysis  of the  servicing  of the assets  (including graphical  presentations of delinquency and loss  information);  to the extent material, any statistical  information regarding servicer advances on the pool assets  and the  servicer's  overall  servicing  portfolio  for the past three years;  and  any  material  changes  to  its  policies  or  procedures  in the servicing  function during the past three years;  and, to the extent material, information regarding its financial condition.]

The Subservicers

      [Name of subservicer] is a [______  corporation],  and its  headquarters and executive offices are located in ________,  ______.  [Name of subservicer]
will  service  [___]%  [more  than ten  percent]  by  principal  amount of the mortgage loans. [Describe the subservicer's  experience in servicing assets of any type;  experience in, and procedures for, servicing the assets of the type included  in the  current  transaction;  to the extent  material,  information regarding the size,  composition  and growth of its portfolio of assets of the type  included  in the  current  transaction;  other  information  on  factors related to it that may be  material to an  analysis  of the  servicing  of the
assets   (including   graphical   presentations   of   delinquency   and  loss
information);  to the extent material,  any statistical  information regarding servicer  advances on the pool  assets and the  servicer's  overall  servicing portfolio for the past three years;  and any material  changes to its policies or procedures in the servicing  function during the past three years;  and, to the extent material, information regarding its financial condition.]

Servicing and Other Compensation and Payment of Expenses

      The   servicing   fees   payable  to  the  master   servicer   [and  the
subservicers]  are payable  out of the  [interest]  payments on each  mortgage loan[, or, in the case of subservicer fees, out of the [interest]  payments on
each  mortgage  loan  the  related   subservicer   services],   prior  to  any
distributions to certificateholders  or noteholders.  The master servicing fee rate for each mortgage  loan is [___]% per annum[,  and the  subservicing  fee rate for each  mortgage  loan is [___]% per annum].  The  compensation  to the master servicer [and the subservicers] consists of:

                                       S-62

o     the servicing fee payable to the master servicer [and the  subservicers]
            in respect of its servicing activities; and

o     other related  compensation  withdrawn  from the Custodial  Account,  as more  specifically  set  forth  in "The  Agreements--The  Servicing
            Agreement--Principal  Collections and Interest Collections" in this prospectus supplement.

      The  following  table sets forth the fees and expenses  that are payable out of  payments on the  mortgage  loans,  prior to  payments of interest  and principal to the noteholders:

       -------------------------------------------------------------------------
            Description                  Amount               Receiving Party
       -------------------------------------------------------------------------
       -------------------------------------------------------------------------
       Master Servicer Fee    ___% per annum of the         Master Servicer
                              principal balance of each
                              mortgage loan
       -------------------------------------------------------------------------
       -------------------------------------------------------------------------
       [Subservicer Fee       ___% per annum of the         Subservicers]
                              principal balance of each
                              mortgage loan serviced by a
                              subservicer
       -------------------------------------------------------------------------
       -------------------------------------------------------------------------
       [Premium for the       [to be determined]            Enhancer]
       Policy
       -------------------------------------------------------------------------

      The master servicer,  or, if specified in the servicing  agreement,  the indenture  trustee,  on behalf of the issuing entity and from the funds of the issuing  entity,  will  pay or  cause  to be  paid  certain  ongoing  expenses
incurred  in  connection  with  its   responsibilities   under  the  servicing
agreement,  including,  without  limitation,  payment of expenses  incurred in enforcing  the  obligations  of the depositor or seller.  The master  servicer will be  entitled to  reimbursement  of expenses  incurred  in  enforcing  the
obligations   of  the   depositor   or  the  seller  under   certain   limited
circumstances.   In  addition,   the  master  servicer  will  be  entitled  to
reimbursements  for  certain  expenses  incurred  by  it  in  connection  with liquidated  mortgage loans and in connection with the restoration of mortgaged properties,  that  right  of  reimbursement  being  prior  to  the  rights  of noteholders to receive any related liquidation  proceeds,  including insurance proceeds. See "The Agreements--The  Servicing  Agreement--Principal  Collections
and Interest  Collections" in this prospectus  supplement for a description of the rights of the  master  servicer  to make  withdrawals  from the  Custodial
Account to pay servicing expenses.

                              THE ISSUING ENTITY

      The Wachovia  Mortgage Loan Trust, LLC 200_-_ Trust is a statutory trust established  under the laws of the State of Delaware,  and will be created and governed by the trust agreement,  for the limited  purposes  described in this prospectus  supplement  and will not have any assets  other than the  mortgage loans and related  assets.  The trust  agreement is governed under the laws of the State of Delaware,  and will constitute the "governing  instrument" of the issuing  entity under the laws of the State of Delaware  relating to statutory trusts.

      The  issuing   entity   will  not  have  any  equity   (other  than  the
certificates).  The issuing  entity does not have any  officers or  directors.
Currently,  [the depositor ] is the sole owner of the certificates  evidencing an  ownership  interest  in  the  issuing  entity.  [Due  to  the  depositor's ownership of the issuing  entity,  the issuing  entity is an affiliate of [the sponsor, the seller, the master servicer and the depositor].]

                                       S-63

      The fiscal  year end of the issuing  entity is ______  ___.  The [master servicer]  will file with the  Securities  and Exchange  Commission  an annual report on Form 10-K on behalf of the  issuing  entity 90 days after the end of its fiscal year.

      The issuing entity will not engage in any activity other than:

o     purchasing  the  mortgage  loans  and  paying  for  its  organizational, start-up and transactional expenses;

o     pledging the mortgage  loans to the  indenture  trustee  pursuant to the indenture;

o     issuing the notes and the certificates;

o     making payments on the notes and the certificates;

o     entering into and  performing its  obligations  under the agreements for this transaction to which it is a party; and

o     engaging in other activities that are necessary,  suitable or convenient
            to  accomplish  the  foregoing  or  are   incidental   thereto  or
            connected therewith.

      The issuing entity's  principal  offices are at ______,  ______, in care of [name of owner trustee], as owner trustee.

                              THE OWNER TRUSTEE

      [Name of owner  trustee]  will be the  owner  trustee  under  the  trust agreement.  The owner  trustee  is a [_____  corporation],  and its  principal offices  are  located  in  ________,  _______.  [Describe  to what  extent the trustee  has had  prior  experience  serving  as a  trustee  for  asset-backed securities transactions involving similar pool assets, if applicable.]

      For the issuing  entity,  the powers and duties of the owner trustee are ministerial only.  Accordingly,  [the depositor],  as the certificateholder of the issuing  entity,  will direct the owner  trustee in the  management of the issuing entity and its assets.

      Neither the owner trustee nor any  director,  officer or employee of the owner  trustee  will be under  any  liability  to the  issuing  entity  or the securityholders  for taking any  action or for  refraining  from the taking of any action in good faith  pursuant  to the trust  agreement,  or for errors in judgment;  provided,  that none of the owner trustee or any director,  officer or  employee  thereof  will be  protected  against  any  liability  that would otherwise  be imposed  upon them by reason of their  willful  misconduct,  bad faith or negligence in the performance of their duties,  or by reason of their
reckless   disregard  of  their   obligations   and  duties  under  the  trust
agreement.  All  persons  into which the owner  trustee  may be merged or with which  it may be  consolidated,  or any  entity  resulting  from a  merger  or consolidation, will be the successor owner trustee under the trust agreement.

      The commercial  bank or trust company  serving as owner trustee may have normal banking relationships with the depositor,  the sponsor, the seller, the master servicer, the subservicers and/or their respective affiliates.

      The owner  trustee may resign at any time,  in which event the indenture trustee will be obligated  to appoint a successor  owner  trustee as set forth in the trust  agreement  and the  indenture.  The  indenture  trustee may also remove the owner  trustee and shall do so [upon the direction of the enhancer, so long as the  enhancer is not then in default  under the  Policy,  and] upon the  direction  of a  majority  of the  noteholders[,  if the  enhancer  is in default  under the  Policy,]  if the owner  trustee  ceases to be  eligible to continue as owner  trustee  under the trust  agreement or if the owner trustee becomes insolvent.  Upon becoming aware of such  circumstances,  the indenture trustee  will be  obligated  to  appoint  a  successor  owner  trustee  at the direction of the  [enhancer].  Any resignation or removal of the owner trustee and appointment of a successor  owner trustee will not become  effective until acceptance of the appointment by the successor owner trustee.

                                       S-64

                            THE INDENTURE TRUSTEE

      [Name of indenture  trustee] is [________  corporation]  and will act as indenture  trustee  for the notes  under the  indenture.  The  depositor,  the sponsor,  the seller,  the master  servicer,  the  subservicers  and/or  their
respective   affiliates  may  maintain  other  banking  relationships  in  the ordinary  course of business  with the indenture  trustee and its  affiliates.
The principal  offices of the indenture  trustee are located  ______,  ______.
[Describe  to what extent the trustee  has had prior  experience  serving as a trustee  for  asset-backed  securities  transactions  involving  similar  pool assets, if applicable.]

      Under the terms of the indenture,  the master servicer has agreed to pay to the  indenture  trustee  reasonable  compensation  for  performance  of its duties under the indenture.  The indenture  trustee has agreed to perform only those duties  specifically  set forth in the indenture.  Many of the duties of the indenture  trustee are described  throughout this  prospectus  supplement.
Under  the  terms  of  the   indenture,   the  indenture   trustee's   limited
responsibilities include the following:

o     to deliver to noteholders of record certain  notices,  reports and other documents  received by the indenture  trustee,  as required under the indenture;

o     to authenticate, deliver, cancel and otherwise administer the notes;

o     to maintain custody of the trust fund;

o     to establish and maintain  necessary  issuing  entity trust accounts and to maintain accurate records of activity in those accounts;

o     [to invest funds in the issuing  entity trust  accounts at the direction of the issuing entity];

o     to represent the noteholders in interactions  with clearing agencies and other similar organizations;

o     [to  distribute  and  transfer  funds at the  direction  of the [issuing entity][master  servicer],  as  applicable,  in  accordance  with the terms of the indenture];

o     to  periodically  report on and notify  noteholders  of certain  matters relating to actions  taken by the  indenture  trustee,  property  and funds that are possessed by the indenture trustee,  and other similar matters; and

o     to perform  certain  other  administrative  functions  identified in the indenture.

      The  indenture  trustee is not liable for any errors of judgment as long as the  errors  are  made in good  faith  and the  indenture  trustee  was not negligent.  [The  indenture  trustee  is not  responsible  for any  investment losses to the extent that they result from Eligible Investments.]

      If an event of  default  occurs,  in  addition  to the  responsibilities described  above,  the  indenture  trustee will exercise its rights and powers under the  indenture  to protect the  interests of the  noteholders  using the same degree of care and skill as a prudent  man would  exercise in the conduct of his own  affairs.  If an event of  default  occurs and is  continuing,  the indenture  trustee will be  responsible  for enforcing the  agreements and the rights of the  noteholders.  See "The  Agreements--The  Trust Agreement and the
Indenture--Events of Default; Rights Upon Event of Default."

                                       S-65

      The indenture  trustee may resign at any time by giving  written  notice to the issuing  entity.  The indenture  trustee may be removed with respect to any  class  of  notes at any time by a  majority  of the  noteholders  of that class.  The  issuing  entity  may also  remove  the  indenture  trustee if the indenture  trustee  is  no  longer  eligible  to  act  as  trustee  under  the indenture,  the indenture trustee fails to comply with the Trust Indenture Act of 1939, as amended,  or if the indenture  trustee becomes  insolvent.  In all those  circumstances,  the issuing  entity must appoint a successor  indenture trustee for the notes.  Any  resignation  or removal of the indenture  trustee and  appointment of a successor  indenture  trustee will not become  effective
until  the  successor  indenture  trustee  accepts  the  appointment.   If  an
instrument  of  acceptance  by a  successor  indenture  trustee  has not  been delivered  to the  indenture  trustee  within  30 days  of  giving  notice  of resignation  or  removal,  the  indenture  trustee  may  petition  a court  of competent jurisdiction to appoint a successor indenture trustee.

      The  successor  indenture  trustee  must  (1)  be  either  a  bank  or a corporation  organized and doing  business under the laws of the United States of America  or of any state,  (2) be  authorized  under such laws to  exercise corporate  trust powers,  (3) have a combined  capital and surplus of at least
$50,000,000,  subject  to  supervision  or  examination  by  federal  or state authority,  and (4) have a rating of at least  BBB- by  Standard  & Poor's and
Baa3 by Moody's.  The issuing  entity may not, nor may any person  directly or indirectly  controlling,  controlled  by,  or under  common  control  with the issuing entity, serve as indenture trustee.

      Under  the  indenture,   the  issuing  entity,  from  cashflows  in  the
priorities  described  in this  prospectus  supplement,  shall  reimburse  the indenture trustee for all Trustee's  Additional  Expenses.  The issuing entity is not required,  however,  to reimburse any expense or indemnify  against any loss,  liability  or expense  incurred by the  indenture  trustee  through the indenture trustee's own willful misconduct, negligence or bad faith.

                               THE PAYING AGENT

      [Name of paying  agent] will act as initial  paying  agent for the notes under the  indenture.  The  depositor,  the  sponsor,  the seller,  the master servicer and the subservicers may maintain other banking  relationships in the ordinary  course of business  with the paying  agent and its  affiliates.  The principal  offices  of the  indenture  trustee  are  located  ______,  ______.
[Describe  to what extent the trustee  has had prior  experience  serving as a trustee  for  asset-backed  securities  transactions  involving  similar  pool assets, if applicable.]

      Under  the  indenture,   the  issuing  entity,  from  cashflows  in  the
priorities  described  in this  prospectus  supplement,  shall  reimburse  the paying  agent for the  paying  agent's  extraordinary  expenses.  The  issuing entity is not  required,  however,  to  reimburse  any  expense  or  indemnify against any loss,  liability or expense  incurred by the paying agent  through the paying agent's own willful misconduct, negligence or bad faith.

      The paying agent may resign at any time by giving  notice to the issuing entity,  the  indenture  trustee.  [As  long as the  enhancer  is not  then in default  under the  Policy,  the  enhancer  may  remove  the  paying  agent by notifying  the paying  agent in writing  and may  appoint a  successor  paying agent.  If the enhancer is then in default under the Policy,] the  noteholders of a majority of the note  balance of the notes may remove the paying agent by notifying  the paying  agent [and the  enhancer]  in writing and may appoint a successor paying agent.

                                       S-66

      The indenture trustee will remove the paying agent if:

o     the paying agent is adjudge a bankrupt or insolvent;

o     a receiver or other public  officer  takes charge of the paying agent or its property;

o     the paying agent otherwise becomes incapable of acting; or

o     the paying  agent  breaches  any  representations,  warranty or covenant made by it in connection with the notes.

      If the paying agent  resigns or is removed or the office of paying agent is otherwise  vacant,  the indenture trustee will promptly appoint a successor paying agent with the consent of the  [enhancer].  No  resignation  or removal of the paying agent shall become  effective  until the written  acceptance  of appointment  by the  successor  paying  agent is  delivered  to the  indenture trustee,  [the enhancer] and the issuing entity.  If a successor  paying agent does not take office  concurrently  with the effective  resignation or removal of the paying  agent,  the  indenture  trustee  will perform the duties of the paying agent until a successor paying agent takes office.

                                [THE ENHANCER

      The  following  information  has  been  supplied  by  the  enhancer  for inclusion in this prospectus  supplement.  Neither the enhancer nor any of its affiliates  accepts any  responsibility  for the accuracy or  completeness  of this prospectus  supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement,  other than with respect to the accuracy [and  completeness] of the information  regarding the Policy and the enhancer set forth under the headings  "Description  of the
Policy" and "The Enhancer" in this prospectus  supplement.  Additionally,  the enhancer makes no  representations  regarding the notes or the advisability of investing in the notes.

      [Name  of  enhancer]  is  a  [_______]   corporation  and   wholly-owned
subsidiary  of [_______].  [Describe the general  character of the business of the  enhancer;  if the  enhancer is liable or  contingently  liable to provide payments  representing  10% or  more,  but less  than  20%,  of the cash  flow supporting the securities,  provide the financial data required by Item 301 of
Regulation  S-K; if the enhancer is liable or  contingently  liable to provide payments  representing 20% or more of the cash flow supporting the securities, provide financial statements meeting the requirements of Regulation S-X.]]

                  [THE YIELD MAINTENANCE AGREEMENT PROVIDER

     The  information  contained  in this  section  relates  to and  has  been obtained  from the  yield  maintenance  provider.  It is  furnished  solely to provide limited  information  regarding the yield maintenance  provider as the provider  of the  Yield  Maintenance  Agreements  and does not  purport  to be
comprehensive.   Information  regarding  the  yield  maintenance  provider  is qualified  in  its  entirety  by the  detailed  information  appearing  in the documents and financial statements referenced below.

     [Name of yield  maintenance  provider]  is a  [_______]  corporation  and wholly-owned  subsidiary of [_______].  [Describe the general character of the business of such  enhancement  provider;  disclose  whether  the  significance percentage  is less than 10%,  at least 10% but less than 20%, or 20% or more;
if the aggregate  significance  percentage is 10% or more,  but less than 20%, provide the  financial  data  required by Item 301 of  Regulation  S-K; if the significance  percentage is 20% or more, provide financial  statements meeting the requirements of Regulation S-X.]]

                                       S-67

                              [THE AUCTION AGENT

      Wachovia  Capital  Markets,  LLC,  a North  Carolina  limited  liability company,  will act as auction  agent with  respect to the Class  A-II-2  notes pursuant to the auction  agent  agreement  among the  indenture  trustee,  the auction  agent and the  holder of the  certificates.  See Annex I and Annex II for a description  of the auction  procedures  and the  settlement  procedures with respect to the Class A-II-2 notes.

      Wachovia  Capital  Markets,  LLC,  is a member  of the NASD,  NYSE,  and
SIPC.]

                    AFFILIATIONS AMONG TRANSACTION PARTIES

      The  diagram  below  illustrates  the  ownership   structure  among  the
affiliated transaction parties.

               [Diagram to be provided with each transaction.]

                              LEGAL PROCEEDINGS

      There are no material pending legal or other  proceedings  involving the
mortgage  loans  or  the  seller  and  sponsor,   the  master  servicer,   the
subservicers,  the depositor,  the issuing entity,  or other parties described in Item 1117 of Regulation AB that,  individually  or in the aggregate,  would have a material adverse impact on investors in these notes.

      The seller and sponsor,  the master  servicer and the  subservicers  are currently  parties to various legal  proceedings  arising from time to time in the ordinary  course of their  businesses,  some of which  purport to be class actions.  Based on  information  currently  available,  it is the  opinion  of these  parties  that the  eventual  outcome  of any  currently  pending  legal proceeding,  individually  or in the  aggregate,  will  not  have  a  material adverse  effect on their ability to perform their  obligations  in relation to the  mortgage  loans.  No  assurance,  however,  can be given  that the  final outcome of these legal proceedings, if unfavorable,  either individually or in the  aggregate,  would not have a  material  adverse  impact on The seller and sponsor,  the  master  servicer  or the  subservicers.  Any  such  unfavorable outcome  could  adversely  affects  the  ability  of  master  servicer  or the subservicers  to perform their  servicing  duties with respect to the mortgage loans  and  potentially  lead to the  replacement  of master  servicer  or the subservicers with a successor servicer.

                        DESCRIPTION OF THE SECURITIES

General

      The notes will be issued  pursuant to the  indenture.  The  certificates will be issued pursuant to the trust agreement.

      The following  summaries  describe certain provisions of the securities, the indenture and the trust  agreement.  [These summaries do not purport to be complete and are subject to, and qualified in their  entirety by reference to, the  provisions  of the  applicable  agreements.]  Only the  notes  are  being offered by this prospectus supplement.

      The notes will be secured  by the  collateral,  which will be pledged by the issuing entity to the indenture  trustee  pursuant to the  indenture.  The collateral will consist of, without limitation:

o     the  mortgage   loans,   including  all  additional   balances  and  any
            subsequent mortgage loans;

o     all  amounts on  deposit  in the  Custodial  Account,  the Note  Payment
            Account, the Distribution Account and the Funding Account;

                                       S-68

o     [the Yield Maintenance Agreements;]

o     [the Policy;] and

o     all proceeds of the foregoing.

      Payments  on the Class A-I-1  notes will be based  primarily  on amounts collected  or received in respect of the group I loans.  Payments on the Class
A-II notes  will be based  primarily  on  amounts  collected  or  received  in respect of the group II loans.  Until the  beginning  of the  related  Managed
Amortization  Period,  subsequent  mortgage  loans may be added to the related
loan  group.   In  addition,   until  the   beginning  of  the  related  Rapid
Amortization  Period,  additional  balances  are  expected  to be added to the related loan group.  Apart from the use of any funds in the Custodial  Account and the Funding  Account and Excess  Spread,  as described in this  prospectus supplement,  to acquire additional  balances and/or subsequent mortgage loans, none of the issuing  entity,  the paying  agent or the  indenture  trustee are obligated to fund any additional balances or subsequent mortgage loans.

Book-Entry Notes

      The notes will  initially  be issued as  book-entry  notes.  Note Owners may elect to hold their notes through The Depository  Trust  Company,  or DTC, in the United States,  or Clearstream,  Luxembourg or the Euroclear  System in
Europe  if they are  Participants  in those  systems,  or  indirectly  through organizations  that are  Participants in those systems.  The book-entry  notes will be issued in one or more  securities  that  equal the Note  Balance,  and will  initially be  registered  in the name of Cede & Co., the nominee of DTC.
Clearstream,  Luxembourg and the Euroclear System will hold omnibus  positions on behalf of their Participants through customers'  securities accounts in the names of  Clearstream,  Luxembourg  and the  Euroclear  System on the books of their  respective  depositaries,  which in turn will hold  such  positions  in customers'  securities  accounts  in the  depositaries'  names on the books of
DTC.  Investors  may hold  beneficial  interests  in the  book-entry  notes in minimum  denominations  of  $25,000  and in  integral  multiples  of $1,000 in excess  thereof.  Except as  described  below,  no  beneficial  owner  will be entitled to receive a definitive  note.  Unless and until definitive notes are issued,  it is anticipated  that the only "Holder" of the notes will be Cede &
Co., as nominee of DTC.  Note Owners will not be  "Holders"  or  "Noteholders"
as those terms are used in the indenture.

      A beneficial  owner's ownership of a book-entry note will be recorded on the records of the Securities  Intermediary  that  maintains  that  beneficial owner's  account for such  purpose.  In turn,  the  Securities  Intermediary's ownership of the  book-entry  notes will be recorded on the records of DTC, or of a Participant  that acts for the Securities  Intermediary,  the interest of which will in turn be  recorded  on the  records of DTC,  if the Note  Owner's
Securities  Intermediary  is not a DTC  Participant,  and on  the  records  of
Clearstream, Luxembourg or the Euroclear System, as appropriate.

      Note Owners will receive all  disbursements of principal of and interest on the notes from the paying agent  through DTC and DTC  Participants.  Except under the  circumstances  described  below,  while the notes are  outstanding, under the DTC  Rules,  DTC is  required  to make  book-entry  transfers  among
Participants  on  whose  behalf  it acts  with  respect  to the  notes  and is required to receive and transmit  payments of principal of and interest on the notes.  Participants  and  indirect  Participants  with which Note Owners have accounts  with  respect to notes are  similarly  required  to make  book-entry transfers  and receive  and  transmit  payments on behalf of their  respective
Note  Owners.  Accordingly,  although  Note Owners  will not possess  physical certificates,  the DTC Rules  provide a  mechanism  by which Note  Owners will receive payments and will be able to transfer their interests.

      Note  Owners  will not  receive or be  entitled  to  receive  definitive notes,  except under the limited  circumstances  described  below.  Unless and until definitive  notes are issued,  Note Owners that are not Participants may

                                       S-69

transfer  ownership  of their notes only  through  Participants  and  indirect
Participants  by instructing  the  Participants  and indirect  Participants to transfer the notes,  by  book-entry  transfer,  through DTC for the account of the  purchasers of the notes,  which  account is  maintained  with the related
Participants.  Under  the  DTC  Rules  and in  accordance  with  DTC's  normal procedures,  transfers of ownership of the notes will be executed through DTC, and the  accounts of the  respective  Participants  at DTC will be debited and credited.  Similarly,  the  Participants and indirect  Participants  will make debits  or  credits,  as the case may be,  on their  records  on behalf of the selling and purchasing Note Owners.

      Under a  book-entry  format,  Note  Owners of the  book-entry  notes may experience  some delay in their receipt of payments,  since such payments will be forwarded by the paying agent to DTC.  Payments  with respect to notes held through  Clearstream,  Luxembourg or the Euroclear  System will be credited to the cash accounts of Clearstream,  Luxembourg Participants or Euroclear System
Participants  in accordance  with the relevant  system's rules and procedures, to the extent  received  by the  related  Depositary.  Such  payments  will be subject to tax  reporting in accordance  with relevant  United States tax laws and  regulations.  Because  DTC can only act on  behalf of  Participants,  the ability of a Note  Owner to pledge  book-entry  notes to  persons or  entities that do not  participate  in the DTC  system,  or  otherwise  take  actions in respect of such book-entry  notes,  may be limited due to the lack of physical certificates  for such  book-entry  notes.  In  addition,  the issuance of the notes in  book-entry  form may reduce the  liquidity  thereof in the secondary market,  since  certain  potential  investors  may be  unwilling  to  purchase securities for which they cannot obtain physical certificates.

      DTC has advised the indenture  trustee that, unless and until definitive notes  are  issued,  DTC will  take any  action  permitted  to be taken by the holders of the  book-entry  notes under the indenture only at the direction of one or more  Participants  to the DTC accounts of which the  book-entry  notes are  credited,  to the  extent  that  such  actions  are  taken on  behalf  of
Participants   the   holdings  of  which   include  such   book-entry   notes.
Clearstream,  Luxembourg or the Euroclear System operator, as the case may be, will take any other  action  permitted  to be taken by Note  Owners  under the indenture  on behalf of a  Clearstream,  Luxembourg  Participant  or Euroclear
System  Participant  only in accordance with its relevant rules and procedures and subject to the ability of the related  Depositary  to effect such  actions on its behalf through DTC.

      Definitive notes will be issued to Note Owners, rather than to DTC, if:

o            the depositor or a responsible  officer of the indenture  trustee
             obtains  actual   knowledge  that  DTC  is  no  longer   willing,
             qualified or able to properly discharge its  responsibilities  as nominee and depository  with respect to the book-entry  notes and the  depositor  or the  indenture  trustee  is unable to locate a qualified successor; or

o            after  the  occurrence  of  an  event  of  default,  Note  Owners
             representing   percentage   interests   aggregating  at  least  a
             majority of the Note  Balance of the notes advise DTC through the
             DTC   Participants  in  writing  that  the  continuation  of  the book-entry  system  through  DTC, or a successor  thereto,  is no longer in the best interests of Note Owners.

      Upon the  occurrence of any of the events  described in the  immediately preceding  paragraph,  the  indenture  trustee  will be required to notify all
Note Owners through DTC of the  occurrence of such event and the  availability of  definitive  notes.  Upon  surrender  by DTC of the global  certificate  or
certificates   representing   the  book-entry   notes  and   instructions  for
re-registration,  the issuing entity will issue and the indenture trustee will authenticate,  definitive  notes,  and thereafter  the indenture  trustee will
recognize   the  holders  of  those   definitive   notes  as   "Holders"   and
"Noteholders" under the indenture.

      Although DTC,  Clearstream,  Luxembourg  and the  Euroclear  System have agreed to the foregoing  procedures in order to facilitate  transfers of notes between  and  among  Participants  of  DTC,  Clearstream,  Luxembourg  and the
Euroclear  System,  they will be under no obligation to perform or continue to perform  such  procedures,  and such  procedures  may be  discontinued  at any
time.  See  "Risk   Factors--Book-Entry   Registration"   in  this   prospectus
supplement and  "Description  of the  Securities--Book-Entry  Registration  and
Form" in the prospectus.

                                       S-70

      Clearstream,  Luxembourg  was  incorporated  in 1970 as "Cedel  S.A.," a company with limited  liability under  Luxembourg  law, or a société  anonyme.
Cedel S.A.  subsequently  changed its name to Cedelbank.  On January 10, 2000,
Cedelbank's  parent  company,  Cedel  International,  société  anonyme  ("CI")
merged its  clearing,  settlement  and custody  business with that of Deutsche
Börse  Clearing  AG  ("DBC").  The  merger  involved  the  transfer  by  CI of substantially  all of its assets and liabilities  (including its shares in CB)
to a new Luxembourg company,  New Cedel  International,  société anonyme ("New
CI"),  which is 50% owned by CI and 50% owned by DBC's parent company Deutsche
Börse  AG.  The  shareholders  of these two  entities  are  banks,  securities dealers and  financial  institutions.  Cedel  International  currently  has 92 shareholders,  including U.S.  financial  institutions or their  subsidiaries.
No single entity may own more than 5 percent of Cedel International's stock.

      Further  to  the   merger,   the  Board  of   Directors   of  New  Cedel
International  decided to re-name the  companies in the group in order to give
them  a  cohesive   brand  name.  The  new  brand  name  that  was  chosen  is
"Clearstream."   Effective   January  14,   2000  New  CI  has  been   renamed
"Clearstream  International,  société anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking,  société anonyme," and Cedel Global Services was renamed "Clearstream Services, société anonyme."

      On January  17,  2000 DBC was  renamed  "Clearstream  Banking  AG." This means  that  there  are now two  entities  in the  corporate  group  headed by
Clearstream  International  which share the name  "Clearstream  Banking,"  the entity  previously named "Cedelbank" and the entity previously named "Deutsche
Börse Clearing AG."

      Clearstream,   Luxembourg   holds   securities  for  its  customers  and
facilitates  the clearance and settlement of securities  transactions  between
Clearstream,  Luxembourg  customers through  electronic  book-entry changes in accounts of Clearstream,  Luxembourg  customers,  thereby eliminating the need for  physical  movement  of  certificates.  Transactions  may  be  settled  by
Clearstream,  Luxembourg  in any of 36  currencies,  including  United  States
Dollars.  Clearstream,  Luxembourg  provides  to its  customers,  among  other things, services for safekeeping,  administration, clearance and settlement of internationally  traded  securities  and  securities  lending  and  borrowing.
Clearstream,  Luxembourg also deals with domestic  securities  markets in over
30 countries  through  established  depository  and  custodial  relationships.
Clearstream,  Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur  Financier,
'CSSF',   which  supervises   Luxembourg  banks.   Clearstream,   Luxembourg's
customers  are  world-wide  financial  institutions  including   underwriters,
securities   brokers  and  dealers,   banks,   trust  companies  and  clearing
corporations.   Clearstream,   Luxembourg's  U.S.  customers  are  limited  to
securities   brokers  and   dealers,   and  banks.   Currently,   Clearstream,
Luxembourg has  approximately  2,000  customers  located in over 80 countries, including  all  major  European  countries,  Canada,  and the  United  States.
Indirect access to Clearstream,  Luxembourg is available to other institutions that  clear  through  or  maintain a  custodial  relationship  with an account holder of  Clearstream,  Luxembourg.  Clearstream,  Luxembourg has established an electronic  bridge with  Euroclear Bank  S.A./N.V.,  as the Operator of the
Euroclear  System  (EOB/EOC)  to  facilitate   settlement  of  trades  between
Clearstream, Luxembourg and EOB/EOC.

Payments on the Notes

      Payments  on the notes will be made by the paying  agent on the __th day of each month,  or if such day is not a business  day, the next  business day, commencing  on  ____  __,  200_.  Payments  on the  notes  will be made to the persons  in the  names of which  such  notes  are  registered  at the close of
business   on   the   related   Record   Date.   See   "Description   of   the
Securities--Book-Entry  Registration  and  Form"  in the  prospectus.  Payments will be made by wire transfer to the account of the person  entitled  thereto, which,  in the case of  book-entry  notes,  will be DTC or its nominee,  as it

                                       S-71

appears on the note register,  in the amounts  calculated as described in this prospectus  supplement on the related  Determination Date. However,  the final payment in respect of the notes, if the notes are no longer  book-entry notes, will be made only upon  presentation  and  surrender  thereof at the office or the agency of the paying agent  specified in the notice to noteholders of such final payment.

Interest Payments on the Notes

      Interest  payments will be made on the notes on each payment date at the applicable  Note Rate for the  related  Interest  Period.  If the Note Rate on any  class of notes is  based on the  applicable  Net WAC Rate on any  payment date,  there will be Interest  Shortfalls on that class of notes. Any Interest
Shortfall  created  thereby will accrue  interest at the applicable Note Rate, as adjusted from time to time,  and will be paid on  subsequent  payment dates to the  extent  Excess  Spread  is  available  from the  related  loan  group.
Interest  Shortfalls [will not be covered by the Policy and] may remain unpaid on the Final Payment Date.

      Interest  payments  on the  notes  will be  reduced  by any  Relief  Act
Shortfalls  for the related  Collection  Period [and the  resulting  shortfall will not be covered by the Policy].  Unlike  Interest  Shortfalls,  Relief Act
Shortfalls  will  not  accrue  interest  and  will  not be paid on  subsequent payment dates, even if funds are available therefor.

      Interest  for the notes  will be  calculated  on the basis of the actual number of days in the related Interest Period and a 360-day year.

      For each payment date,  LIBOR will be established by the master servicer in the manner  provided for in the  definition  of LIBOR under  "--Glossary  of
Terms"  below [and the  master  servicer  will be  obligated  to provide  such information  to the  auction  agent].  The  establishment  of LIBOR as to each
Interest  Period by the master  servicer  will,  in the  absence  of  manifest error, be final and binding.

      The master  servicer  will  calculate  the Note Rate on the Class  A-I-1 notes and the Class  A-II-1  notes.  [The Note Rate on the Class  A-II-2 notes will be  established  by the auction  agent on the  business day prior to each payment date based on the auction procedures described in Annex I.]

Principal Payments on the Notes

      No principal  will be payable on the Class A-I-1 notes or the Class A-II notes  during the  related  Revolving  Period,  since  during  these  periods,
Principal  Collections  will be used  first to  purchase  additional  balances and/or  subsequent  mortgage  loans for the related loan group and then to pay
any  related   Additional   Balance  Increase  Amount.  On  the  payment  date
immediately  succeeding  the date on which a Revolving  Period  ends,  amounts remaining  in the  related  Funding  Account for a loan  group,  after  giving effect to the purchase by the issuing  entity of all  additional  balances and subsequent  mortgage  loans,  including any purchase on the date on which such
Revolving  Period ends, and payments to the  certificateholders  in respect of any related Additional  Balance Increase Amount,  will be applied as principal payments  on the  related  notes.  On  each  payment  date  during  a  Managed
Amortization  Period,  principal  will be  payable  on the  related  class  or classes  of notes in an amount  equal to Net  Principal  Collections  from the related  loan group for the related  Collection  Period,  less amounts paid to certificateholders  in  respect of any  related  Additional  Balance  Increase
Amount. On each payment date during the Rapid Amortization  Period,  principal will be payable on the related  class or classes of notes,  in an amount equal to  Principal  Collections  from  the  related  loan  group  for  the  related
Collection  Period.  In addition,  on each payment date  following  the end of the applicable  Revolving Period,  to the extent of funds available  therefor, holders of the notes will be entitled to receive  certain  additional  amounts
to  be  applied  in  reduction   of  the  Note   Balance   until  the  related
overcollateralization  amount equals the related  overcollateralization target
amount   or  the  total   overcollateralization   amount   equals   the  total

                                       S-72

overcollateralization   target  amount,   as  described  in  this   prospectus
supplement,   together  with  any  unfunded   Liquidation  Loss  Amounts.  All
payments  made to the Class  A-II-1  notes and the Class  A-II-2 notes will be made on a pro rata basis.

      Principal  payments  on any  class of notes on a  payment  date will not exceed  the  outstanding  Note  Balance  on that  payment  date.  On the Final
Payment  Date,  principal  will be due and  payable  on the notes in an amount equal to the Note Balance remaining outstanding on that payment date.

Priority of Distributions

      On each payment date, from amounts  withdrawn from the Custodial Account with  respect to the  mortgage  loans  [(including  any draw on the Policy for that payment  date,  which will be used solely for the  purposes  specified in the Policy,  and any amounts  required to be paid under the Yield  Maintenance
Agreements)],  the following  payments will be made in the following  order of priority:

      During each of the Revolving Periods,  Managed  Amortization Periods and
Rapid  Amortization  Period,  each of these first six steps shall occur before any other distributions on the notes are made:

o     [first,   from  Interest   Collections   from  the  related  loan  group
            (exclusive  of the pro rata  portion of interest  attributable  to additional balances  represented by any related Additional Balance
            Increase  Amount),  the  amount  of the pro  rata  portion  of the premium for the Policy for the related notes to the enhancer,  and any unpaid related premium with interest  thereon,  as provided in the Insurance Agreement;]

o     second,  from any remaining  Interest  Collections from the related loan group (exclusive of the pro rata portion of interest  attributable to  additional  balances  represented  by any  Additional  Balance
            Increase  Amount for the related loan group),  to the Note Payment
            Account,  for  payment  to  the  holders  of  the  related  notes, interest for the related  Interest  Period at the applicable  Note
            Rate on the Note Balance  immediately  prior to that payment date, other than any Interest  Shortfalls  and reduced by any Relief Act
            Shortfalls during the related Collection Period;

o     third,  from any remaining  Interest  Collections  from the related loan group,  to the  Distribution  Account,  for  distribution  to [the depositor],  as holder of the  certificates,  the pro rata portion
            of  interest  collections   attributable  to  additional  balances
            represented  by any  Additional  Balance  Increase  Amount for the
            related  loan  group,  as a payment  of  interest  on the  related
            Additional Balance Increase Amount;

o     [fourth,  in the case of the Class  A-I-1  notes  and the  Class  A-II-1 notes,  from any amounts paid under the related yield  maintenance agreement to pay any Interest  Shortfalls  on the related class of notes  for such  payment  date and any prior  payment  date to the extent not previously paid,  together with interest thereon at the applicable Note Rate;]

o     [fifth,  in the case of the  Class  A-I-1  notes  and the  Class  A-II-1 notes,  from any  remaining  amounts  paid  under the other  yield maintenance  agreement to pay any Interest Shortfalls on the Class
            A-I-1 notes or Class A-II-1  notes,  to the extent not  previously paid  pursuant to clause  fourth  above,  together  with  interest thereon at the applicable Note Rate;]

o     [sixth,  from any  remaining  amounts  from the related  loan group,  to reimburse  the  enhancer  for prior  draws  made on the  Policy in order  to  make  interest  payments  on the  related  notes,  with interest thereon, as provided in the insurance agreement;]

                                       S-73

      During the Revolving Period:

o     seventh,  from remaining Net Principal Collections from the related loan group,  to the  Distribution  Account,  for  distribution  to [the depositor], as holder of the certificates,  an amount equal to the related Additional Balance Increase Amount;

o     eighth,  any remaining Net Principal  Collections to the related Funding
            Account;

o     ninth,  from the Group Excess Spread from each loan group to the related
            Funding Account,  the aggregate amount of Liquidation Loss Amounts incurred on the  mortgage  loans in that loan group in the related
            Collection  Period,  until the  Overcollateralization  Amount  for that  loan  group is equal  to the  related  Overcollateralization
            Target  Amount,  but only  until the  Total  Overcollateralization
            Amount equals the Total Overcollateralization Target Amount;

o     tenth,  from the Group Excess  Spread from one loan group to the Funding
            Account  for  the  other  loan  group,  the  aggregate  amount  of
            Liquidation  Loss Amounts  incurred on the  mortgage  loans in the other loan group in the related  Collection  Period, to the extent
            not  paid   pursuant   to   clause   eighth   above,   until   the
            Overcollateralization  Amount  for that  other loan group is equal to the  related  Overcollateralization  Target  Amount,  but  only until  the Total  Overcollateralization  Amount  equals  the Total
            Overcollateralization Target Amount;

o     [eleventh,  from any remaining  amounts from the related loan group,  to the enhancer,  to reimburse it for prior related draws made on the
            Policy,  other than with  respect to  payments  of interest on the
            related  notes,  with  interest   thereon,   as  provided  in  the
            Insurance Agreement;]

o     twelfth,  on and after the payment  date in _____  200_,  from the Group
            Excess  Spread  from  each  loan  group,  to the  related  Funding
            Account,  until  the  Overcollateralization  Amount  for that loan
            group  is  equal  to  the  related   Overcollateralization  Target
            Amount,  but only  until  the Total  Overcollateralization  Amount equals the Total Overcollateralization Target Amount;

o     thirteenth,  on and after the payment  date in _____ 200_,  if the Total
            Overcollateralization    Amount    is   less    than   the   Total
            Overcollateralization  Target Amount, from the Group Excess Spread from each loan group,  to the related Funding  Account,  until the
            Total   Overcollateralization   Amount   is  equal  to  the  Total
            Overcollateralization Target Amount;

o     fourteenth,  from any  remaining  Group  Excess  Spread from the related loan group, to the Distribution  Account, for distribution to [the depositor], as holder of the certificates,  an amount equal to the related Additional Balance Increase Amount;

o     [fifteenth,  from any remaining  amounts from the related loan group, to the enhancer,  any other amounts owed the enhancer pursuant to the
            Insurance Agreement;]

o     sixteenth,  from any remaining Group Excess Spread,  to the Note Payment
            Account,  for  payment to the holders of the  related  notes,  any
            Interest  Shortfalls  on the related  notes for such  payment date and for any  payment  date  not  previously  paid,  together  with interest thereon at the applicable Note Rate;

                                       S-74

o     seventeenth,  from any  remaining  Group Excess  Spread from either loan group,  to the  Distribution  Account,  for  distribution  to [the depositor], as holder of the certificates,  an amount equal to the
            Additional Balance Increase Amount for either loan group;

o     eighteenth,  from any remaining  amounts,  to (i) the indenture trustee, any Trustee's  Additional  Expenses and any other amounts owing to the  indenture  trustee  and (ii) the paying  agent,  any  amounts owing to the paying  agent,  in each case to the extent  remaining unpaid; and

o     nineteenth,  any remaining  amounts,  to the Distribution  Account,  for distribution to [the depositor], as holder of the certificates.

      During  the  Managed   Amortization  Period,  after  the  payments  made
pursuant to priority first through sixth above:

o     seventh,  from Net Principal Collections from the related loan group, to the Distribution Account, for distribution to [the depositor],  as holder  of the  certificates,  an  amount  equal  to  the  related
            Additional Balance Increase Amount;

o     eighth,  from any remaining  amounts from the related loan group, to the
            Note Payment Account,  the Principal  Distribution  Amount,  which includes  Liquidation Loss Amounts to the extent described in this prospectus  supplement,  for payment to the holders of the related notes,  until the Note  Balance of those notes has been reduced to zero;

o     ninth,  from any remaining Group Excess Spread from a loan group, to the
            Note  Payment  Account  for  payment  to the  holders of the notes
            related  to  the  other  loan  group,   the  aggregate  amount  of
            Liquidation  Loss Amounts  included in the Principal  Distribution
            Amount of that other loan  group  that were not paid  pursuant  to clause  seventh  above,  until the Note Balance of those notes has been reduced to zero;

o     tenth,  if the Note Balance of all of the classes of notes  related to a loan group have been reduced to zero,  from any remaining  amounts related  to the  mortgage  loans in that loan  group,  to the Note
            Payment Account,  any remaining Principal  Distribution Amount for that loan group for  payment to the  holders of the notes  related to the other loan  group,  until the Note  Balance of those  notes has been reduced to zero;

o     [eleventh,  from any remaining  amounts from the related loan group,  to the enhancer,  to reimburse it for prior related draws made on the
            Policy,  other than with  respect to  payments  of interest on the
            related  notes,  with  interest   thereon,   as  provided  in  the
            Insurance Agreement;]

o     twelfth,  on and after the payment  date in _____  200_,  from the Group
            Excess Spread from each loan group,  to the Note Payment  Account, for  payment  to the  holders  of the  related  notes,  until  the
            Overcollateralization  Amount  for that loan group is equal to the related  Overcollateralization  Target  Amount  but only until the
            Total    Overcollateralization    Amount    equals    the    Total
            Overcollateralization Target Amount;

o     thirteenth,  on and after the payment  date in _____ 200_,  if the Total
            Overcollateralization    Amount    is   less    than   the   Total
            Overcollateralization  Target Amount, from the Group Excess Spread from each loan group, to the Note Payment Account,  for payment to
            the   holders   of   the   related   notes,    until   the   Total
            Overcollateralization    Amount    is   equal    to   the    Total
            Overcollateralization Target Amount;

                                       S-75

o     fourteenth,  from any  remaining  Group  Excess  Spread from the related loan group, to the Distribution  Account, for distribution to [the depositor], as holder of the certificates,  an amount equal to the related Additional Balance Increase Amount;

o     [fifteenth,  from any remaining  amounts from the related loan group, to the enhancer,  any other amounts owed the enhancer pursuant to the
            Insurance Agreement;]

o     sixteenth,  from any remaining Group Excess Spread from each loan group, to the Note  Payment  Account,  for  payment to the holders of the related  notes,  any Interest  Shortfalls on the related notes for such payment date and for any payment  date not  previously  paid, together with interest thereon at the applicable Note Rate;

o     seventeenth,  from any  remaining  Group Excess  Spread from either loan group,  to the  Distribution  Account,  for  distribution  to [the depositor], as holder of the certificates,  an amount equal to the
            Additional Balance Increase Amount for either loan group;

o     eighteenth,  from any remaining  amounts,  to (i) the indenture trustee, any Trustee's  Additional  Expenses and any other amounts owing to the  indenture  trustee  and (ii) the paying  agent,  any  amounts owing to the paying  agent,  in each case to the extent  remaining unpaid; and

o     nineteenth,  any remaining  amounts,  to the Distribution  Account,  for distribution to [the depositor], as holder of the certificates.

      During the Rapid Amortization  Period,  after the payments made pursuant to priority first through sixth above:

o     seventh,  from any remaining amounts from the related loan group, to the
            Note Payment Account,  the Principal  Distribution  Amount,  which includes  Liquidation Loss Amounts to the extent described in this prospectus  supplement,  for payment to the holders of the related notes,  until the Note  Balance of those notes has been reduced to zero;

o     eighth,  from any remaining  Group Excess  Spread from a loan group,  to the Note  Payment  Account for payment to the holders of the notes
            related  to  the  other  loan  group,   the  aggregate  amount  of
            Liquidation  Loss Amounts  included in the Principal  Distribution
            Amount of that other loan  group  that were not paid  pursuant  to clause  sixth  above,  until the Note  Balance of those  notes has been reduced to zero;

o     ninth,  if the Note  Balance of all the  classes  of notes  related to a loan group have been reduced to zero,  from any remaining  amounts related  to the  mortgage  loans in that loan  group,  to the Note
            Payment Account,  any remaining Principal  Distribution Amount for that loan  group for  payment  to the  holders of the notes in the other loan group,  until the Note  Balance of those notes has been reduced to zero;

o     tenth,  from Principal  Collections,  to the Distribution  Account,  for
            distribution to [the  depositor],  as holder of the  certificates, an amount equal to the related Additional Balance Increase Amount;

                                       S-76

o     [eleventh,  from any remaining  amounts from the related loan group,  to the enhancer,  to reimburse it for prior related draws made on the
            Policy,  other than with  respect to  payments  of interest on the
            related  notes,  with  interest   thereon,   as  provided  in  the
            Insurance Agreement;]

o     twelfth,  on and after the payment  date in _____  200_,  from the Group
            Excess Spread from each loan group,  to the Note Payment  Account, for  payment  to the  holders  of the  related  notes,  until  the
            Overcollateralization  Amount  for that loan group is equal to the related  Overcollateralization  Target  Amount  but only until the
            Total    Overcollateralization    Amount    equals    the    Total
            Overcollateralization Target Amount;

o     thirteenth,  on and after the payment  date in _____ 200_,  if the Total
            Overcollateralization    Amount    is   less    than   the   Total
            Overcollateralization  Target Amount, from the Group Excess Spread from each loan group, to the Note Payment Account,  for payment to
            the   holders   of   the   related   notes,    until   the   Total
            Overcollateralization    Amount    is   equal    to   the    Total
            Overcollateralization Target Amount;

o     fourteenth,  from any  remaining  Group  Excess  Spread from the related loan group, to the Distribution  Account, for distribution to [the depositor], as holder of the certificates,  an amount equal to the related Additional Balance Increase Amount;

o     [fifteenth,  from any remaining  amounts from the related loan group, to the enhancer,  any other amounts owed the enhancer pursuant to the
            Insurance Agreement;]

o     sixteenth,  from any remaining Group Excess Spread from each loan group, to the Note  Payment  Account,  for  payment to the holders of the related  notes,  any Interest  Shortfalls on the related notes for such payment date and for any payment  date not  previously  paid, together with interest thereon at the applicable Note Rate;

o     seventeenth,  from any  remaining  Group Excess  Spread from either loan group,  to the  Distribution  Account,  for  distribution  to [the depositor], as holder of the certificates,  an amount equal to the
            Additional Balance Increase Amount for either loan group;

o     eighteenth,  from any remaining  amounts,  to (i) the indenture trustee, any Trustee's  Additional  Expenses and any other amounts owing to the  indenture  trustee  and (ii) the paying  agent,  any  amounts owing to the paying  agent,  in each case to the extent  remaining unpaid; and

o     nineteenth,  any remaining  amounts,  to the Distribution  Account,  for distribution to [the depositor], as holder of the certificates.

      For  purposes of the  foregoing,  payments  made on the Class A-II notes will be paid to the  holders of the Class  A-II-1  notes and the Class  A-II-2 notes on a pro rata  basis,  until the Class A-II  notes have been  reduced to zero.  In addition,  the Note  Balances of each class of notes on each payment date during the  Amortization  Periods for such class of notes will be reduced by  Liquidation  Loss Amounts  allocated to that class for that payment  date, but only to the extent that those  Liquidation  Loss Amounts are not otherwise covered by payments made pursuant to clauses eighth,  ninth, tenth, twelfth or thirteenth during the Managed Amortization Period or clauses seventh,  eighth, ninth,  twelfth or thirteenth during the Rapid  Amortization  Period, [or by a draw on the  Policy  and  the  Total  Overcollateralization  Amount  for  that payment  date is zero].  In the event of any  reduction of the Note Balance of any class of notes,  the amount of the principal  reductions  allocated to the related notes will be payable to the  noteholders  on later payment dates only

                                       S-77

to the extent of any Excess  Spread for the related  loan group  remaining  on those later  payment  dates.  Liquidation  Loss Amounts that are  allocated to the Notes will be allocated to the related  class or classes of notes,  and on a pro rata basis  between the Class A-II-1 Notes and the Class A-II-2 Notes in the case of Liquidation Loss Amounts relating to the group II loans.

      Holders of the  certificates  will be entitled  to receive any  residual cash flow from the mortgage  pools,  which is not expected to be  significant.
The  certificates  will not be entitled to any payments other than the amounts described above. A holder of the  certificates  will not have a right to alter
the  structure  of  this  transaction.   The  certificates  will  be  retained
initially by [the depositor],  and may be transferred to any of its affiliates or any other party.

Optional Transfers of Mortgage Loans to Holders of Certificates

      Subject to the conditions specified in the servicing  agreement,  on any payment date the issuing  entity may, but will not be obligated to, direct the master  servicer to remove certain  mortgage loans from the trust fund without prior notice to  noteholders.  Mortgage  loans so  designated  will be removed only upon  satisfaction  of  certain  conditions  specified  in the  servicing agreement, including, among other things, that:

o     as of the  applicable  payment date,  after giving effect to the removal
            of    the    applicable     mortgage     loans,     the    related
            Overcollateralization  Amount  will  equal or exceed  the  related
            Overcollateralization     Target     Amount    and    the    Total
            Overcollateralization  Amount  will  equal  or  exceed  the  Total
            Overcollateralization Target Amount;

o     the mortgage loans to be removed are selected at random;

o     [the  enhancer  shall have certain  approval  rights as set forth in the servicing agreement;]

o     notice of the removal of mortgage loans is given to the Rating Agencies;
o     transfers are limited to once a month; and

o     transfers  cannot  exceed the  outstanding  related  Additional  Balance
            Increase Amount.

Overcollateralization

      The  cashflow  mechanics  of the  trust  fund  are  intended  to  create overcollateralization  by depositing all or a portion of the Excess Spread for each  loan  group  in  the  related  Funding  Account  during  the  applicable
Revolving  Period  and  applying  it to  acquire  additional  balances  and/or subsequent  mortgage loans and by using all or a portion of the Excess Spread, not  otherwise  applied  to  acquire  additional  balances  and/or  subsequent mortgage  loans,  to pay  certificateholders  the related  Additional  Balance
Increase  Amount [or to  reimburse  the  Enhancer  for prior draws] or to make principal  payments  on the notes  during  the  Amortization  Periods.  On and after the payment date  occurring  in _____ 200_,  the  application  of Excess
Spread to the related  Funding  Account or the related  notes,  as applicable,
will   continue   until   the   overcollateralization    amount   equals   the
overcollateralization  target amount or the total overcollateralization amount equals  the total  overcollateralization  target  amount,  at which  point the application of Excess Spread to the related  Funding  Account or the notes, as applicable,  will cease unless  necessary on a later  payment date to increase the amount of  overcollateralization  to the target  level.  In addition,  the
Overcollateralization  Target  Amount  may be  permitted  to step  down in the future,  in which  case a portion  of the  Excess  Spread  will not be used to acquire  additional  balances  or  subsequent  mortgage  loans  or paid to the holders  of the  notes  but  will  instead  be  used  for  other  purposes  or distributed  to  the  holders  of  the  certificates.  As a  result  of  these mechanics,  the weighted  average  lives of the notes will be  different  than they would have been in the absence of these mechanics.

                                       S-78

      The  cashflow  mechanics  of the  trust  fund are  intended  to  provide
cross-collateralization,   to  the  extent   described   in  this   prospectus
supplement,  by applying  Excess  Spread  from both loan  groups as  described above to cover  Liquidation  Loss Amounts and to pay  principal on the related
notes  until  the  Total   Overcollateralization   Amount   equals  the  Total
Overcollateralization Target Amount.

      To the extent that the protection  provided by the application of Excess
Spread and the  availability  of  overcollateralization  is exhausted  [and if payments are not made under the Policy as required],  noteholders  may incur a loss on their investments.

The Paying Agent

      The  paying  agent will have the power to  withdraw  funds from the Note
Payment Account for the purpose of making payments to the noteholders.

Maturity and Optional Redemption

      The notes  will be  payable in full on the Final  Payment  Date,  to the extent of the  aggregate  outstanding  Note  Balance on that date,  if any. In addition,  a principal payment may be made in redemption of the notes upon the exercise  by the  [master  servicer]  of its option to  purchase  the  related mortgage  loans  together  with the  related  assets  of the trust  fund.  The master servicer may exercise that option after the aggregate  outstanding Note
Balance  of the notes is  reduced  to an amount  less than 10% of the  initial
Note Balance.  The master  servicer will give notice to the paying agent,  who in turn will send notice to the  noteholders at least five business days prior to the final  payment date,  that the master  servicer is electing to exercise this option.  The purchase  price of the mortgage loans that are not REO Loans will be the sum of the  outstanding  principal  balance of the mortgage  loans and accrued and unpaid interest  thereon,  at the weighted average of the loan rates of the  mortgage  loans  through the day  preceding  the payment date on which  the  purchase  occurs,  together  with [all  amounts  due and owing the enhancer with respect to the notes and] any unpaid Interest  Shortfalls on the notes with interest  thereon.  The purchase price of the REO Loans will be the sum of the fair market  values of the REO Loans on the  payment  date on which the purchase  occurs.  The  purchase  price paid by the master  servicer  will also include certain  amounts owed by the seller of the mortgage loans,  under the terms of the  purchase  agreement  that  remain  unpaid on the date of the redemption.  The master  servicer may not exercise this option to purchase the mortgage loans unless the total purchase price will provide  sufficient  funds to pay the outstanding  principal balance,  accrued and unpaid interest on the notes in full,  any  unpaid  Interest  Shortfalls  on the notes  and  interest thereon  [and all  amounts  due and owing  the  enhancer  under the  insurance agreement].

[The Yield Maintenance Agreements

      The holders of the [Class A-I-1 notes and the Class  A-II-1]  notes will benefit from  interest  rate cap payments  made by [name of yield  maintenance provider]  pursuant to the related  Yield  Maintenance  Agreement.  Each Yield
Maintenance  Agreement  is intended to partially  mitigate  the interest  rate risk that  could  result  from  limitations  on the  related  Note Rate by the applicable Net WAC Rate.

      On each payment date  through and  including  the payment date in [_____
_____],  payments under the Yield Maintenance Agreements will be made based on a  notional  amount  equal  to the  Notional  Balance  for the  related  Yield
Maintenance  Agreement for that payment date and the positive excess,  if any, of LIBOR over __%. The Notional Balance for each Yield  Maintenance  Agreement will not be more than the  outstanding  Note  Balance of the related  class of notes.  Payments  under the Yield  Maintenance  Agreements  will be  deposited into the Note Payment  Account on each  payment  date and will be  distributed first to the  related  class of notes and then to the Class A-I-1 notes or the
Class  A-II-1  notes,  as  applicable,  to pay  Interest  Shortfalls  on those notes.  Thereafter,  payments under the Yield  Maintenance  Agreements will be

                                       S-79

applied to cover other  amounts  payable on the related notes that are payable from related Excess Spread, to the extent available.

      Each of the Yield  Maintenance  Agreements will terminate on the payment date occurring in _____ 200_. ]

[Swaps and Yield Supplement Agreements

      The trust may enter into interest  rate swaps and related  caps,  floors and  collars to minimize  the risk to  securityholders  of adverse  changes in interest  rates,  and other  yield  supplement  agreements  or  similar  yield maintenance  arrangements  that  do  not  involve  swap  agreements  or  other notional principal contracts.

      An interest rate swap is an agreement  between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional"  principal amount.  No principal  amount is exchanged  between the  counterparties  to an interest  rate swap.  In the  typical  swap,  one party  agrees to pay a fixed rate on a notional  principal  amount,  while the counterparty pays a floating rate  based on one or more  reference  interest  rates  including  the  London
Interbank  Offered  Rate,  or LIBOR,  a  specified  bank's  prime rate or U.S.
Treasury  Bill  rates.  Interest  rate swaps  also  permit  counterparties  to exchange a floating  rate  obligation  based on one  reference  interest  rate
(such as LIBOR) for a floating  rate  obligation  based on another  referenced interest rate (such as U.S. Treasury Bill rates).

      The  swap  market  has  grown  substantially  in  recent  years  with  a significant  number  of banks  and  financial  service  firms  acting  both as principals and as agents  utilizing  standardized  swap  documentation.  Caps, floors and collars are more recent innovations,  and they are less liquid than other swaps.

      Yield  supplement  agreements  may be  entered  into to  supplement  the interest rate or rates on one or more classes of the securities of any series.

      There can be no  assurance  that the trust will be able to enter into or offset swaps or enter into yield  supplement  agreements  at any specific time or at prices or on other terms that are  advantageous.  In addition,  although the terms of the  swaps  and  yield  supplement  agreements  may  provide  for termination  under  some  circumstances,  there can be no  assurance  that the trust will be able to terminate a swap or yield  supplement  agreement when it would be economically advantageous to the trust to do so.]

                                       S-80

Glossary of Terms

      Below are abbreviated  definitions of significant capitalized terms used in this  prospectus  supplement.  Capitalized  terms  used in this  prospectus supplement  but not  defined  in this  prospectus  supplement  shall  have the meanings  assigned  to  them in the  accompanying  prospectus.  The  servicing agreement,  indenture  and trust  agreement  may each  contain  more  complete definitions  of the terms used in this  prospectus  supplement  and  reference should be made to those agreements for a more complete  understanding of these terms.

      "Additional  Balance  Increase Amount" means for each loan group (a) the excess, if any, of (i) the aggregate  principal amount of additional  balances previously  conveyed to the trust, over (ii) Principal  Collections and Excess
Spread applied to purchase those additional  balances from the related Funding
Account  and/or the  Custodial  Account  minus (b)  amounts  paid on  previous payment  dates to the  holders of the  certificates  in respect of any related
Additional Balance Increase Amount.

      "All Hold Rate" has the meaning  described in Annex I to this prospectus supplement.

      "Amortization  Periods" means the Managed  Amortization  Periods and the
Rapid Amortization Period.

      "Appraised  Value"  means,  with  respect  to  any  mortgage  loan,  the appraised value of the related mortgaged property  determined in the appraisal used in the  origination of that mortgage  loan,  which may have been obtained at an earlier time, but in no event more than twelve months from  origination;
provided  that if the  mortgage  loan  was  originated  simultaneously  with a senior lien on the related  mortgaged  property,  the Appraised Value shall be the lesser of the appraised  value at the  origination  of the senior lien and the sales price for the related mortgaged property.

      ["Auction  Procedures"  means the  procedures  for conducting an auction with  respect  to the  Class  A-II-2  notes  set  forth  in  Annex  I to  this prospectus supplement.]

      ["Auction Rate" has the meaning  described in Annex I to this prospectus supplement.]

      "Class  A-I-1 Net WAC Rate" for each  payment  date and the Class  A-I-1 notes,  a fraction,  expressed as a per annum rate,  the numerator of which is
[the sum of (1)] the interest due on the mortgage  loans in loan group I, less the sum of (a) the amount of the servicing  fee on the mortgage  loans in loan group I, [(b) the amount of the pro rata  portion of premium on the Policy for the Class A-I-1 notes,] and (c) the pro rata portion of interest  attributable to additional  balances  represented by any Additional Balance Increase Amount associated with loan group I, [and (2) payments  required to be made under the related Yield  Maintenance  Agreement in respect of loan group I, if any,] and the  denominator of which is the  outstanding  Note Balance of the Class A-I-1 notes,  as adjusted  on the basis of the actual  number of days in the related interest  period and a 360-day  year.  The  initial Net WAC Rate for the Class
A-I-1 notes is ____%.

      "Class  A-II-1 Net WAC Rate" for each  payment date and the Class A-II-1 notes,  a fraction,  expressed as a per annum rate,  the numerator of which is
[the sum of (1)] the product of (i) the interest due on the mortgage  loans in loan  group II,  less the sum of (a) the  amount of the  servicing  fee on the mortgage  loans in loan group II,  [(b) the amount of the pro rata  portion of premium on the Policy for the Class A-II  notes,] and (c) the pro rata portion of interest  attributable to additional balances represented by any Additional
Balance   Increase  Amount   associated  with  loan  group  II  and  (ii)  the
outstanding  Note Balance of the Class A-II-1 notes  divided by the  aggregate outstanding Note Balance of the Class A-II notes,  [and (2) payments  required to be made under the related  Yield  Maintenance  Agreement in respect of loan group  II,  if any,]  and the  denominator  of which is the  outstanding  Note
Balance of the Class  A-II-1  notes,  as  adjusted  on the basis of the actual number  of days  in the  related  interest  period  and a  360-day  year.  The initial Net WAC Rate for the Class A-II-1 notes is ____%.

                                       S-81

      "Class  A-II-2 Net WAC Rate" for each  payment date and the Class A-II-2 notes,  a fraction,  expressed as a per annum rate,  the numerator of which is the product of (i) the interest  due on the  mortgage  loans in loan group II, less the sum of (a) the amount of the servicing  fee on the mortgage  loans in loan  group II,  [(b) the  amount of the pro rata  portion  of  premium on the
Policy for the Class A-II  notes,]  and (c) the pro rata  portion of  interest attributable  to additional  balances  represented by any  Additional  Balance
Increase Amount  associated  with loan group II and (ii) the outstanding  Note
Balance of the Class A-II-2 notes  divided by the aggregate  outstanding  Note
Balance  of the  Class  A-II  notes,  and  the  denominator  of  which  is the outstanding  Note Balance of the Class A-II-2 notes,  as adjusted on the basis of the  actual  number of days in the  related  interest  period and a 360-day year.  The initial Net WAC Rate for the Class A-II-2 notes is _____ %.

      "Class A-II Notes"  means the Class  A-II-1  notes and the Class  A-II-2 notes.

      "Clearstream, Luxembourg" means Clearstream Banking, société anonyme.

      "CLTV Ratio"  means,  with  respect to each  mortgage  loan,  the ratio, expressed as a percentage of:
(1)   the sum of:
o     the credit limit thereof; and
o     any outstanding  principal balance,  at the origination of that mortgage loan,  of all  other  mortgage  loans,  if any,  secured  by
                  senior  or  subordinate   liens  on  the  related  mortgaged
                  property;
      over
(2)   the Appraised Value of that mortgage loan.

      "Collection  Period"  means,  with  respect  to any  payment  date,  the calendar month preceding the month of that payment date.

      "Custodial  Account"  means  the  account  established  pursuant  to the servicing agreement for the deposit of amounts received on the mortgage loans.

      "Cut-off Date" means _____ __, 200_.

      "Deficiency  Amount"  means,  with  respect to any payment  date and the
Class A-I-1  notes or Class A-II  notes,  as  applicable,  an amount,  if any, equal to the sum of:

      (1)   the amount by which the  aggregate  amount of accrued  interest on the  related  notes,  excluding  any  Relief  Act  Shortfalls  and
            Interest  Shortfalls  [and any  amounts  required to be paid under the related Yield  Maintenance  Agreement]  for that payment date, at the  applicable  Note Rate on that  payment  date  exceeds  the amount  available  for  interest  distributions  on those notes on that payment date,  including without limitation,  from amounts on deposit in the Note Payment Account; and

      (2)   (i)  with  respect  to any  payment  date  that is not  the  Final
            Payment  Date,  to the extent that,  after taking into account all amounts  available  under the indenture to reduce the Note Balance of the related  notes or to increase  the amount on deposit in the related Funding Account,  the Note Balance would exceed the sum of the  aggregate  principal  balance  of the  mortgage  loans in the related  loan  group and the  amount  on  deposit  in the  related
            Funding  Account,  in each case as of the close of business on the last day of the related Collection Period; or

                                       S-82

            (ii) on the Final Payment Date, the aggregate  outstanding balance of the notes to the  extent  otherwise  not paid on that date from
            amounts   available   under  the  indenture,   including   without
            limitation, from amounts on deposit in the Note Payment Account.

      "Deleted   Loan"  means  a  defective   mortgage   loan  that  has  been
repurchased  from the issuing  entity  pursuant  to the terms of the  purchase agreement.

      "Depositary" means The Depository Trust Company or DTC.

      "Determination  Date" means the 18th day of each  month,  or if the 18th day is not a business day, the next succeeding business day.

      "Distribution  Account"  means the account  established  pursuant to the trust  agreement  for the deposit of amounts  distributable  to the holders of the certificates.

      "Draw  Period"  means,  with respect to each mortgage  loan,  the period stated in the related credit line agreement.

      "DTC Rules" means the rules,  regulations  and  procedures  creating and affecting DTC and its operations.

      ["Due for  Payment"  means,  with  respect to any Insured  Amounts,  the amount  thereof  that is due and payable  under the  indenture  on the related payment date.]

      "Eligible  Substitute  Loan" means a mortgage  loan  substituted  by the seller for a Deleted  Loan and assigned to the same loan group as such Deleted
Loan, which mortgage loan must, on the date of the substitution:

o     have an outstanding  principal balance, or in the case of a substitution of more than one mortgage  loan for a Deleted  Loan,  an aggregate outstanding  principal  balance,  not in excess  of the  principal balance of the related Deleted Loan;

o     have a loan rate,  Net Loan Rate and,  if  applicable,  gross  margin no lower  than and not more than 1% in excess of the loan  rate,  Net
            Loan Rate and gross margin,  respectively,  of the related Deleted
            Loan;

o     have a CLTV  Ratio at the time of  substitution  no higher  than that of the Deleted Loan at the time of substitution;

o     have a  remaining  term to maturity  not more than one year  earlier and not later than the remaining term to maturity of the Deleted Loan;

o     comply with each  representation  and warranty as to the mortgage  loans set forth in the purchase  agreement,  deemed to be made as of the date of substitution; and

o     satisfy certain other conditions specified in the indenture.

      "Excess  Spread"  means,  with  respect to each loan group,  the related
Group Excess Spread for that loan group.

      "Excluded  Amount"  means,  with  respect  to each  loan  group  and any payment  date  during the Rapid  Amortization  Period:  (i) the portion of the
Principal  Collections  for each  Collection  Period  allocated to an Excluded
Draw  (Principal  Collections  are to be  applied  first to the total  balance conveyed  to the trust  with  respect  to such  mortgage  loan and then to the additional  balances on such mortgage  loan retained by the seller),  and (ii)
the pro rata  portion  (based on the  relative  principal  amounts held by the trust and by the  seller) of  Interest  Collections  allocable  to an Excluded
Draw; provided,  that the Excluded Amount with respect to any Liquidation Loss
Amount,  shall  be the pro  rata  portion  (based  on the  relative  principal amounts  held  by the  trust  and by the  seller)  of  losses  on the  related
mortgage  loans  during  the  related   Collection   Period   attributable  to
additional  balances not conveyed to the trust;  provided further that, to the extent the related  credit line  agreement  or  applicable  law provides for a different allocation, such other allocation shall control.

                                       S-83

      "Excluded  Draw" means,  any draw made by an obligor  under any mortgage loan during the Rapid Amortization  Period,  which shall not be transferred to the issuing entity.

      "Final Payment Date" means the payment date occurring in ____, 20__.

      "Funding  Account" means (a) with respect to the Class A-I-1 notes,  the account  established  by the  indenture  trustee  in its name  designated  the
"Group I Funding  Account" and (b) with  respect to the Class A-II notes,  the account  established  by the  indenture  trustee  in its name  designated  the
"Group II Funding Account."

      "Group Excess Spread"  means,  with respect to any payment date and loan group,  [without  taking into account any draws on the Policy for that payment date,] the excess, if any, of:

o     Interest  Collections  (exclusive  of the pro rata  portion of  interest attributable to additional balances  represented by any Additional
            Balance  Increase Amount) for the related  Collection  Period with respect to the mortgage loans in that loan group;

      over

o     the sum of:

(1)   [the portion of the premium for the Policy for the related  payment date allocable  to that  loan  group,  plus  any  unpaid  related premium from prior payment dates with interest thereon; and]

               (2)      the amounts  paid on that  payment date to the holders
                  of the  related  notes in respect of interest at the related
                  Note Rate;

      [plus

      payments made under the Yield Maintenance  Agreement associated with the related  notes,  to the  extent not used to pay  interest  on the notes at the
Note Rate].

      "Group I  Revolving  Period"  means,  with  respect  to the Class  A-I-1 notes, the period beginning on the closing date and ending on the earlier of:

o     ______ ___, 200_; and

o     the occurrence of a Managed  Amortization  Event or a Rapid Amortization
            Event.

      "Group II  Revolving  Period"  means,  with  respect  to the Class  A-II notes, the period beginning on the closing date and ending on the earlier of:

o     ______ ___, 200_; and

o     the occurrence of a Managed  Amortization  Event or a Rapid Amortization
            Event.

      ["Insurance  Agreement"  means the  insurance  and  indemnity  agreement dated as of the closing date, among the enhancer,  the seller,  the depositor, the master servicer, the indenture trustee and the issuing entity.]

                                       S-84

      ["Insured Amount" means, as of any payment date, (i) Deficiency  Amounts for that payment date and (ii) Preference Amounts for that payment date.]

      "Interest  Collections"  means,  with  respect to any  payment  date and either loan group, an amount equal to the sum of:

o     the amounts  collected on the related  mortgage loans during the related
            Collection   Period,   including  the  interest   portion  of  Net
            Liquidation  Proceeds,  applied to interest  pursuant to the terms of the related credit line  agreements,  exclusive of the Excluded
            Amount,  reduced by the servicing fees for that Collection Period, plus  amounts in respect of any optional  servicer  advance on the related  mortgage  loans  pursuant  to the terms of the  servicing agreement; and

o     the interest portion of:

(1)   the  Repurchase  Price for any Deleted  Loans in the related loan group;
                  and

(2)   the  applicable  portion of the cash  purchase  price paid in connection with any  optional  purchase  of the  mortgage  loans by the master servicer.

      "Interest  Period"  means,  with respect to any payment date, the period from the preceding  payment  date,  or, in the case of the first payment date, from the closing date, through the day preceding that payment date.

      "Interest  Shortfall"  means,  with respect to any payment date on which
LIBOR plus the related margin per annum,  in the case of the Class A-I-1 notes or the Class  A-II-1  notes[,  or the Auction  Rate,  in the case of the Class
A-II-2 notes,]  exceeds the applicable Net WAC Rate, the sum of (a) the excess of the  amount of  interest  that  would  have  accrued on that class of notes during the related  Interest Period had the Note Rate been equal to LIBOR plus
____% per annum [or the  Auction  Rate,  as  applicable,]  over the  amount of interest  that  actually  accrued on that class of notes during that  Interest
Period at the  applicable  Net WAC Rate;  [and (b) any amounts  required to be paid under the related  Yield  Maintenance  Agreement,  if any, and payable to such  class to cover  interest  at the Note  Rate,  which were not paid by the
Yield Maintenance Provider].

      "Junior  Ratio" means,  with respect to each mortgage  loan,  the ratio, expressed as a percentage, of the credit limit thereof, to the sum of:

o     the credit limit of that mortgage loan; and

o     the  principal   balance  of  any  related   senior   mortgage  loan  at
            origination of that mortgage loan.

      "LIBOR" means,  with respect to any Interest Period other than the first
Interest  Period,  a rate equal to the rate for United States dollar  deposits for one month that appears on the Telerate Screen  Page 3750 as of 11:00 a.m.,
London,  England  time,  on the second LIBOR  Business Day, in the case of the
Class A-I-1 notes and the Class  A-II-1  notes,  and the first LIBOR  Business
Day,  in the case of the Class  A-II-2  notes,  prior to the first day of that
Interest  Period.  With respect to the first  Interest  Period,  LIBOR means a rate equal to the rate for United  States  dollar  deposits for one month that appears on the  Telerate  Screen Page 3750 as of 11:00 a.m.,  London,  England
time,  two LIBOR  Business  Days prior to the closing date, in the case of the
Class A-I-1  notes and the Class  A-II-1  notes,  and one LIBOR  Business  Day prior to the closing date,  in the case of the Class A-II-2 notes.  If no such rate  appears  on any  such  date for  determining  LIBOR,  LIBOR  will be the
Reference Bank Rate  determined by the master  servicer.  If no Reference Bank
Rate is available,  LIBOR will be LIBOR  applicable  to the preceding  payment date.
                                       S-85

      "LIBOR Business Day" means any day other than:

o     a Saturday or a Sunday; or

o     a day on which banking  institutions in the city of London,  England are required or authorized by law to be closed.

      "Liquidation  Loss Amount"  means,  with respect to any payment date and any  liquidated  mortgage  loan,  the  unrecovered  principal  balance of that liquidated  mortgage loan (excluding the Excluded Amount  allocated  thereto), at the end of the  related  Collection  Period  in which  that  mortgage  loan became a liquidated  mortgage loan, after giving effect to the Net Liquidation
Proceeds in connection with that liquidated mortgage loan.

      "Managed  Amortization  Event"  means the  event  deemed to occur on any date on which  (a) with  respect  to the  Class  A-I-1  Notes,  the  amount on deposit  in the  Group I  Funding  Account  exceeds  $__________  and (b) with respect  to the  Class  A-II  notes,  the  amount on  deposit  in the Group II
Funding Account exceeds $__________.

      "Managed  Amortization  Period"  means the period  beginning  on the day following  the end of the related  Revolving  Period and ending on the earlier of:

o     _______ ___, 200__; and

o     the occurrence of a Rapid Amortization Event.

      ["Maximum  Auction  Rate" has the meaning  described  in Annex I to this prospectus supplement.]

      "Mortgage  Loan File"  means with  respect to each  mortgage  loan,  the following:

(1)          the related  credit line agreement  endorsed or assigned  without recourse in blank;

(2)          the mortgage,  or a copy of the mortgage  certified by an officer of the master  servicer for any  mortgage  not returned  from the public  recording  office,  with evidence of recording  indicated
             thereon; and

(3)          if  applicable,  any riders or  modifications  to the credit line agreement and mortgage,  together with certain other documents at the times as set forth in the related agreement.

      "Net Excess Spread  Percentage" means for each payment date, a fraction, expressed as a percentage,  the numerator of which is the aggregate  amount of interest on each of the  mortgage  loans at the  applicable  Net WAC Rate less the sum of (i) interest  accrued at the  applicable  Note Rate for the related
Interest  Period on the notes and (ii) the portion of Excess Spread applied to cover Liquidation Loss Amounts,  and the denominator of which is the aggregate outstanding  Note Balance of the notes (as adjusted on the basis of the actual number of days in the related Interest Period and a 360-day year).

      "Net  Liquidation  Proceeds"  means,  with respect to any mortgage loan, the proceeds,  [excluding amounts drawn on the Policy,] received in connection with the liquidation of that mortgage loan,  whether  through  trustee's sale, foreclosure  sale or otherwise,  reduced by related  expenses  (excluding  the
Excluded  Amount),  but not  including  the portion,  if any, of the amount of such  recovery  that  exceeds  the portion of the  principal  balance of, plus accrued  and  unpaid  interest  on,  the  mortgage  loan  at  the  end  of the
Collection  Period  immediately  preceding the Collection  Period in which the mortgage loan became a liquidated mortgage loan.

                                       S-86

      "Net  Loan  Rate"  means,  with  respect  to any  payment  date  and any mortgage  loan, the loan rate of that mortgage loan as of the first day of the calendar  month  in which  the  related  Interest  Period  begins,  net of the servicing fee rate,  adjusted to an effective  rate  reflecting  the method by which interest is calculated on the notes for the related Interest Periods.

      "Net  Principal  Collections"  means,  with respect to any payment date, the excess,  if any,  of  Principal  Collections  for each loan group for that payment date over the aggregate  amount of additional  balances created during the  related  Collection  Period for that loan group and  subsequent  mortgage loans purchased during the related  Collection Period for that loan group, and conveyed  to the  issuing  entity and paid for with  amounts on deposit in the
Custodial Account.

      "Net WAC Rate"  means,  the Class A-I-1 Net WAC Rate,  the Class  A-II-1
Net WAC Rate and the Class A-II-2 Net WAC Rate, as the context requires.

      "Note  Balance"  means,  with  respect to any payment  date and class of notes, the initial  principal  balance of the notes of that class,  reduced by all payments of  principal of such notes prior to the related  payment date or reduction thereof by application of related Liquidation Loss Amounts.

      "Note Owners" means Persons acquiring  beneficial ownership interests in the notes.

      "Note Payment  Account"  means the account  established  pursuant to the indenture  for the  deposit of  amounts  distributable  to the  holders of the notes.

      "Note Rate" means:

      (a) with respect to the Class A-I-1 notes and each Interest Period, the lesser of:

(1)   LIBOR plus a margin of ____% per annum; and

(2)   the Class A-I-1 Net WAC Rate;

      (b) with respect to the Class A-II-1 notes and each Interest Period, the lesser of:

         (1)LIBOR plus a margin of ____% per annum; and

         (2)the Class A-II-1 Net WAC Rate; and

      [(c) with respect to the Class A-II-2 notes and (i) the initial  payment date,  the rate set by the  broker-dealer  not later  than the  closing  date, which will not exceed the lesser of the  Maximum  Auction  Rate (as defined in
Annex I to this  prospectus  supplement) and the Class A-II-2 Net WAC Rate and
(ii)  thereafter,  will be the lesser of the Auction Rate and the Class A-II-2
Net WAC Rate.]

      [If the Class A-II-2 notes are no longer held in  book-entry  form,  the
Note Rate will be the lesser of the Maximum  Auction Rate and the Class A-II-2
Net WAC Rate.]

      On any  payment  date for  which a Note  Rate has  been  limited  by the applicable Net WAC Rate, the Interest  Shortfall  created  thereby will accrue interest at the related Note Rate, as adjusted from time to time,  and will be paid on subsequent payment dates to the extent funds are available therefor.

      ["Notional  Balance"  means,  with  respect to each payment date and the
Yield  Maintenance  Agreement  related to the Class  A-I-1  notes or the Class
A-II-1 notes, as applicable, the lesser of:

            (i) the amount  set forth on  Schedule  I-A-I,  in the case of the
Class A-I-1 notes or Schedule  I-A-II,  in the case of the Class A-II-1 notes, attached hereto for that payment date; and

            (ii) the  Note  Balance  of the  related  class of notes  for that payment date.]

                                       S-87

      "Optional  Termination  Date" means the first  payment date on which the
Note Balance is less than 10% of the initial Note Balance.

      "Overcollateralization  Amount"  means with  respect to any payment date and a loan group, the amount,  if any, by which the sum of (a) the outstanding aggregate  principal  balance of the mortgage  loans in the related loan group
(exclusive  of the portion  relating to any Excluded  Draw) and (b) the amount in the related  Funding  Account,  in each case as of the close of business on the last day of the related  Collection  Period,  exceeds the  aggregate  Note
Balance of the related notes.

      "Overcollateralization   Target  Amount"  means,  with  respect  to  any
payment   date   and  a  loan   group,   an   amount   equal   to  the   Total
Overcollateralization  Target  Amount for that payment  date,  multiplied by a fraction,  the  numerator of which is the Note Balance of the related notes as of the cut-off date (if that payment date is prior to the Stepdown  Date),  or the Note Balance of the related notes immediately  preceding that payment date
(if that payment date is on or after the Stepdown  Date),  divided by the Note
Balance of all the notes calculated in accordance with the preceding clause.

      "Participants"  means  participants  in DTC,  Euroclear or  Clearstream,
Luxembourg systems.

      "Plan" means any pension,  profit-sharing or other employee benefit plan and  arrangements  as well as an  individual  retirement  account  and certain types of  Keogh  Plans  that are  subject  to  ERISA  or  Section  4975 of the
Internal  Revenue  Code,  including  bank  collective   investment  funds  and
insurance  company  general and  separate  accounts  in which  those  employee benefit plans and arrangements are invested.

      ["Policy"  means  the  financial  guaranty  insurance  policy,  and  any endorsement  thereto,  provided  by the  enhancer  with  respect to the notes, dated as of _____ __, 200_.]

      "Preference  Amount"  means any payment of  principal or interest on the notes which has become Due for Payment,  [the  nonpayment  of which would have been covered by the Policy,]  which is made to a noteholder by or on behalf of the  issuing  entity  which  has  been  deemed  a  preferential  transfer  and theretofore  recovered  from that  noteholder  pursuant  to the United  States
Bankruptcy  Code in accordance with a final,  non-appealable  order of a court of competent jurisdiction.

      "Principal  Collections"  means,  with  respect to any payment  date and either loan group, an amount equal to the sum of:

o     the amount  collected on the related  mortgage  loans during the related
            Collection   Period,   including  the  principal  portion  of  Net
            Liquidation  Proceeds,  applied to principal pursuant to the terms of the related credit line  agreements,  exclusive of the Excluded
            Amount; and

o     the principal  portion of the Repurchase  Price for any Deleted Loans in the related  loan group,  any amounts  required to be deposited in the  Custodial  Account by the  seller  pursuant  to the  purchase agreement;  and the applicable  portion of the cash purchase price paid in  connection  with any  optional  purchase of the  mortgage loans by the master servicer.

      "Principal  Distribution  Amount" means, with respect to each loan group and any payment date:

o     during the Managed  Amortization  Period,  Net Principal  Collections on
            the    related    mortgage    loans   less    amounts    paid   to
            certificateholders  in respect of any related  Additional  Balance
            Increase Amount for that payment date; and

o     during the Rapid  Amortization  Period,  Principal  Collections  for the
            related mortgage loans;

                                       S-88

      provided,  that on any payment date during the Amortization Periods, the
Principal  Distribution  Amount shall also include  Excess Spread in an amount equal to the  aggregate  Liquidation  Loss  Amounts,  if any, for the mortgage loans in the related loan group incurred in the related  Collection Period, or in any  previous  Collection  Period to the extent not covered by a payment of principal  on the notes or by the related  Overcollateralization  Amount,  but only to the extent necessary to increase the Overcollateralization  Amount for that loan group to the related  Overcollateralization  Target  Amount and only up to the amount  necessary such that the Total  Overcollateralization  Amount equals the Total Overcollateralization Target Amount.

      "Rapid  Amortization  Event"  means  the  occurrence  of any  one of the following events:
(1)   the failure on the part of the seller:
o     to make any payment or deposit  required  to be made under the  purchase agreement  within three (3)  business  days after the date the payment or deposit is required to be made; or
o     to observe or perform in any  material  respect any other  covenants  or agreements of the seller set forth in the purchase  agreement, which failure continues  unremedied for a period of sixty (60)
                days  after  written  notice  thereof to the  seller,  and the failure  materially  and  adversely  affects the  interests of
                [the enhancer or] the securityholders;  provided, that a Rapid
                Amortization  Event  will not be deemed to occur if the seller has  repurchased  or caused to be  repurchased  or substituted for the  related  mortgage  loans or all  mortgage  loans,  as
                applicable,   during  that  period  in  accordance   with  the
                provisions of the indenture;
(2)   any  representation  or  warranty  made by the  seller  in the  purchase agreement  shall  prove to have  been  incorrect  in any  material respect  when  made and  shall  continue  to be  incorrect  in any material  respect for the related  cure  period  specified  in the purchase  agreement  after written notice and as a result of which the  interests  of  [the  enhancer  or]  the  securityholders  are
            materially  and  adversely  affected;   provided,   that  a  Rapid
            Amortization  Event  will not be deemed to occur if the seller has repurchased or caused to be  repurchased  or  substituted  for the related  mortgage  loans or all  mortgage  loans,  as  applicable, during  that  period  in  accordance  with the  provisions  of the indenture;
(3)   the entry  against  the seller of a decree or order by a court or agency or supervisory  authority having  jurisdiction in the premises for the appointment of a trustee, conservator,  receiver or liquidator in any insolvency, conservatorship,  receivership, readjustment of
            debt,   marshalling   of  assets   and   liabilities   or  similar
            proceedings,  or for the winding up or liquidation of its affairs, and the  continuance of any decree or order unstayed and in effect for a period of sixty (60) consecutive days;
(4)   the seller shall voluntarily  submit to proceedings under any federal or
            state  bankruptcy,   insolvency  or  other  similar  law  or  code
            relating to the seller or relating to all or substantially  all of its  property or the seller  shall admit in writing its  inability to pay its debts  generally as they become due, file a petition to take  advantage of any  applicable  insolvency  or  reorganization statute,  make an  assignment  for the benefit of its creditors or voluntarily suspend payment of its obligations;
(5)   the issuing entity  becomes  subject to regulation by the Securities and
            Exchange  Commission as an investment  company  within the meaning of the Investment Company Act of 1940, as amended;
(6)   a  servicing  default  occurs  and is  unremedied  under  the  servicing
            agreement  and  a  qualified   successor  servicer  has  not  been
            appointed;
(7)   [the  occurrence of a draw on the Policy and the failure of the enhancer to be reimbursed  for that draw in  accordance  with the Insurance
            Agreement,  which  failure  continues  unremedied  for a period of sixty (60) days after  written  notice to the master  servicer and the issuing entity;]

                                       S-89

(8)   the issuing  entity is  determined  to be an  association  or a publicly traded  partnership  taxable as a corporation  for federal  income tax purposes;
(9)   [an event of default under the Insurance Agreement; or]
(10)  an event of default under the indenture  that has occurred and continues beyond the expiration of any applicable cure period.

      In the case of any event  described  in (1),  (2),  (6) or (9),  a Rapid
Amortization  Event  will be  deemed  to have  occurred  only  if,  after  any applicable  grace period  described in those clauses,  any of [the  enhancer,]
the indenture trustee, or securityholders  evidencing not less than 51% of the
Note  Balance of the  securities  [(with the  consent  of the  enhancer)],  by written  notice to the depositor,  the master  servicer and the owner trustee, and to  the  indenture  trustee,  if  given  by the  securityholders  [or  the enhancer],  declare  that a Rapid  Amortization  Event has  occurred as of the date of the notice.  In the case of any event  described in clauses (3),  (4),
(5),  (7),  (8) or (10),  a Rapid  Amortization  Event  will be deemed to have occurred  without  any  notice or other  action  on the part of the  indenture
trustee,   [the  enhancer]  or  the   securityholders   immediately  upon  the
occurrence of the event;  provided,  that any Rapid  Amortization Event may be waived and deemed of no effect  with the  consent of [the  enhancer  and] each
Rating Agency, subject to the satisfaction of any conditions to that waiver.

      "Rapid  Amortization  Period" means the period  beginning on the earlier of:

o     the first day  following  the end of the  related  Managed  Amortization
            Period; and

o     the occurrence of a Rapid Amortization Event;

      and ending upon the termination of the issuing entity.

      "Rating Agencies" means Moody's Investors  Service,  Inc. and Standard &
Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "Record  Date" means,  with  respect to the notes and any payment  date, the close of business on the last  business day  preceding  that payment date, and with  respect to the notes if such notes are no longer held in  book-entry form, the last day of the calendar month preceding that payment date.

      "Reference  Banks"  means  major  banks in the London  interbank  market selected by the paying agent as provided in the indenture.

      "Reference  Bank Rate" means,  with respect to any Interest  Period,  as follows:  the arithmetic mean (rounded upwards,  if necessary,  to the nearest one  sixteenth of one percent) of the offered  rates for United  States dollar deposits  for one month which are offered by the  Reference  Banks as of 11:00
a.m.,  London,  England  time,  on the second LIBOR  Business Day prior to the first day of such  Interest  Period  to prime  banks in the  London  interbank market for a period of one month in amounts  approximately equal to the sum of the  outstanding  Note  Balance  of the  notes;  provided,  that at least  two
Reference  Banks  provide that rate.  If fewer than two offered  rates appear, the  Reference  Bank Rate will be the  arithmetic  mean of the rates quoted by one or more major  banks in New York  City,  selected  by the master  servicer
[after  consultation  with the enhancer],  as of 11:00 a.m., New York time, on that date for loans in U.S.  Dollars to leading European banks for a period of one month in amounts  approximately equal to the aggregate Note Balance of the notes.  If no quotations can be obtained,  the Reference Bank Rate will be the
Reference Bank Rate applicable to the preceding Interest Period.

      "Relief Act  Shortfalls"  means current  interest  shortfalls  resulting from the  application  of the  Servicemembers'  Civil  Relief Act of 1940,  as
amended.

                                       S-90

      "REO Loan" means a mortgage  loan where  title to the related  mortgaged property has been obtained by the  indenture  trustee or its nominee on behalf of the noteholders.

      "Repayment  Period" means,  with respect to each mortgage loan, the time period stated in the related credit line  agreement  during which draws can no longer be made.

      "Repurchase  Price" means, with respect to any mortgage loan, the amount equal to the  principal  balance  (exclusive  of the Excluded  Amount) of that mortgage loan at the time of the removal,  plus accrued and unpaid interest on that principal balance to the date of removal.

      "Revolving  Period"  means,  either the Group I Revolving  Period or the
Group II Revolving Period, as the context requires.

      "Securities  Intermediary"  means,  with respect to each Note Owner, the brokerage firm,  bank,  thrift  institution or other  securities  intermediary that maintains that Note Owner's account.

      "Stepdown Date" means, the later to occur of:

o     the thirty-first (31st) payment date; or

o     the payment date on which the aggregate Note Balance  immediately  prior to  that  payment  date  is  less  than  or  equal  to  50% of the aggregate Note Balance as of the closing date.

      "Stepdown   Delinquency  Test"  means,  with  respect  to  any  date  of determination,  a test that is met if the six-month  rolling average sixty-day delinquency rate (including  mortgage loans that are in foreclosure or are REO
Loans) on the mortgage  loans  (exclusive of the pro rata portion  relating to any Excluded Draw) as of such date of determination is less than [3.50]%.

      "Teaser  Rate"  means,  with  respect  to  each  mortgage  loan  with an adjustable  loan rate,  an initial rate less than the sum of the related index and the related gross margin,  which is in effect  generally  during the first twelve months of the term of that mortgage loan.

      "Telerate  Screen Page 3750" means the display page so designated on the
Bridge  Telerate  Capital  Markets  Report,  or such other page as may replace page 3750 on such  service  for the  purpose of  displaying  London  interbank offered rates of major banks,  or, if such service is no longer offered,  such other  service for  displaying  London  interbank  offered rates or comparable rates as may be  selected  by the paying  agent  after  consultation  with the master servicer.

      "Total   Overcollateralization    Amount"   means   the   sum   of   the
Overcollateralization  Amount for loan  group I and the  Overcollateralization
Amount for loan group II.

      "Total  Overcollateralization  Target  Amount" means (I) with respect to any payment  date prior to the  Stepdown  Date,  an amount equal to the sum of
(i) [1.25]% of the  aggregate  Note Balance as of the closing  date;  and (ii)
[100]% of the  principal  balances of all mortgage  loans that are 180 or more days  contractually  delinquent  as of the last day of the related  Collection
Period  (including  mortgage  loans that are in foreclosure or are REO Loans);
and (II) with  respect to any payment  date on or after the  Stepdown  Date as follows:

            Condition 1:      provided that (a) the Stepdown  Delinquency Test
      has been  met,  (b) the  two-month  rolling  average  of the Net  Excess
      Spread  Percentage  is  greater  than or  equal to  [1.00]%  and (c) the three-month  rolling  average of the Net  Excess  Spread  Percentage  is greater  than or equal to  [1.15]%,  an  amount  equal to the sum of (i)
      [2.50]% of the  aggregate  Note Balance on such Payment  Date;  and (ii)
      [100]% of the principal  balances of all mortgage  loans that are 180 or more days  contractually  delinquent  as of the last day of the  related
      Collection Period  (including  mortgage loans that are in foreclosure or are REO Loans);

                                       S-91

            Condition 2:      provided that (a) the Stepdown  Delinquency Test
      has not been met or (b) the  two-month rolling average of the Net Excess
      Spread   Percentage  is  greater  than  or  equal  to  [1.00]%  and  the three-month  rolling average of the Net Excess Spread Percentage is less than  [1.15]%,  an  amount  equal  to  the  greater  of  (x)  the  Total
      Overcollateralization  Amount as of the  immediately  preceding  payment date (however, in the case where the Total Overcollateralization  Target
      Amount  for  the  immediately  preceding  payment  date  was  determined pursuant to Condition 3, the Total  Overcollateralization  Target Amount
      as of the last payment  date prior to entering  Condition 3) and (y) the sum of (i) [2.50]% of the  aggregate  Note Balance on such payment date;
      and (ii) [100]% of the  principal  balances of all  mortgage  loans that are 180 or more days contractually  delinquent as of the last day of the
      related  Collection  Period  (including   mortgage  loans  that  are  in
      foreclosure or are REO Loans); or

            Condition 3:      provided that the two-month  rolling  average of
      the Net Excess Spread  Percentage is less than [1.00]%,  an amount equal to the  sum of (i)  [1.25]%  of the  aggregate  Note  Balance  as of the closing date; and (ii) [100]% of the principal  balances of all mortgage loans that are 180 or more days contractually  delinquent as of the last day of the related Collection Period (including  mortgage loans that are in foreclosure or are REO Loans);

      provided,    however,    that   in   no   event    shall    the    Total
Overcollateralization  Target  Amount be less than the  greater of (x) the sum of (i)  [0.50]% of the Note  Balance as of the  closing  date and (ii) 100% of the  principal  balances  of all  mortgage  loans  that  are 180 or more  days contractually  delinquent as of the last day of the related  Collection Period
(including  mortgage  loans that are in  foreclosure or are REO Loans) and (y)
the sum of the three largest outstanding  mortgage loans (by principal balance as of such payment date).

      "Trustee's  Additional  Expenses"  means  all  reasonable  out-of-pocket expenses  of the  indenture  trustee  and all  amounts  owed to the  indenture trustee  pursuant to the  indemnity of the  indenture  trustee by [the issuing entity]  for any and all loss,  liability  or  expense,  including  reasonable attorneys'  fees and  disbursements,  incurred  by the  indenture  trustee  in connection with the  administration of the trust estate and the performance of the indenture trustee's duties.

      "Trust  Estate" means the mortgage  loans  included in the assets of the issuing entity.

      "Underwriting  Agreement"  means the underwriting  agreement,  dated the
date  of  this  prospectus  supplement,   among  _________________,   and  the
depositor.

      ["Yield  Maintenance  Agreement"  means,  as  applicable,  either of the
yield   maintenance   agreements   provided  by  [name  of  yield  maintenance
provider],  with respect to the related class of notes,  dated as of _____ __,
200_.]

                                       S-92

                         [DESCRIPTION OF THE POLICY]

      [The  following  information  has  been  supplied  by the  enhancer  for inclusion in this prospectus  supplement.  Neither the enhancer nor any of its affiliates  accepts any  responsibility  for the accuracy or  completeness  of this prospectus  supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement,  other than with respect to the accuracy of the  information  regarding the Policy and the enhancer  set forth under the  headings  "Description  of the Policy" and "The
Enhancer" in this prospectus supplement.  Additionally,  the enhancer makes no representation  regarding  the notes or the  advisability  of investing in the notes.

      The enhancer,  in  consideration of the payment of a premium and subject
to  the  terms  of  the  Policy,   thereby   unconditionally  and  irrevocably
guarantees to any  noteholder  that an amount equal to the Insured Amount will be received from the enhancer by the indenture  trustee or its successors,  as indenture  trustee  for the  noteholders,  on behalf of the  noteholders,  for distribution  by the  paying  agent to each  noteholder  of that  noteholder's proportionate share of the Insured Amount.

      The  enhancer's   obligations  under  the  Policy,  with  respect  to  a
particular  Insured  Amount,  will be  discharged to the extent funds equal to the applicable Insured Amount are received by the indenture  trustee,  whether or not those funds are  properly  applied by the  indenture  trustee.  Insured
Amounts  will be  paid  only at the  time  set  forth  in the  Policy,  and no accelerated  Insured  Amounts will be paid  regardless of any  acceleration of the notes, unless the acceleration is at the sole option of the enhancer.

      Notwithstanding  the  foregoing  paragraph,  the  Policy  will not cover shortfalls,  if  any,  attributable  to  the  liability  of the  trust  or the indenture  trustee for  withholding  taxes,  if any,  including  interest  and penalties  in  respect  of  any  liability  for  withholding  taxes,  Interest
Shortfalls or Relief Act  Shortfalls.  In addition,  the Policy does not cover any payments required to be made under the Yield Maintenance Agreements.

      The enhancer will pay any Insured Amount that is a Preference  Amount on the second business day following  receipt on a business day by the enhancer's fiscal agent of the following:

o     a  certified  copy of the order  requiring  the  return of a  preference payment;

o     an opinion of counsel  satisfactory  to the  enhancer  that the order is final and not subject to appeal;

o     an  assignment  in  a  form  that  is  reasonably  satisfactory  to  the enhancer,  irrevocably  assigning  to the  enhancer all rights and claims of the  noteholder  relating to or arising  under the notes against the debtor which made the preference  payment or otherwise with respect to the preference payment;

o     appropriate  instruments  to effect the  appointment  of the enhancer as agent for the  noteholder in any legal  proceeding  related to the preference  payment,  which instruments are in a form satisfactory to the enhancer; and

o     a notice as required by the Policy appropriately  completed and executed by the indenture  trustee or the related  noteholder,  as the case may be;

provided  that if these  documents  are received  after  12:00 p.m.,  New York time,  on that  business  day,  they  will be  deemed  to be  received  on the following  business  day.  Payments by the  enhancer  will be disbursed to the receiver,  conservator,  debtor-in-possession  or the  trustee  in  bankruptcy named in the final  order of the court  exercising  jurisdiction  on behalf of the noteholder and not to any  noteholder  directly  unless the noteholder has
returned   principal  or  interest   paid  on  the  notes  to  the   receiver,
conservator,  debtor-in-possession  or  trustee in  bankruptcy,  in which case that payment will be disbursed to the indenture  trustee for  distribution  to the noteholder upon delivery of proof of such payment reasonably  satisfactory to the enhancer.

                                       S-93

       Notwithstanding  the  foregoing,  in no event shall the enhancer be (1)
required  to make any  payment  under the Policy in respect of any  Preference
Amount  to  the  extent  such  Preference   Amount  is  comprised  of  amounts
previously  paid by the enhancer  under the Policy,  or (2)  obligated to make any payment in respect of any Preference  Amount,  which payment  represents a payment of the principal  amount of any notes,  prior to the time the enhancer otherwise  would  have been  required  to make a payment  under the  Policy in respect of such  principal,  in which case the enhancer  shall pay the balance of the Preference  Amount when such amount  otherwise would have been required to be paid under the Policy.

      The  enhancer  will pay any other  amount  payable  under the  Policy no later than  12:00 p.m.,  New York  time,  on the later of the payment  date on which  the  Deficiency  Amount is due or the  second  business  day  following receipt in  New York,  New York on a business  day by the enhancer of a notice from the indenture  trustee in the form attached to the Policy  specifying the
Insured  Amount  which  is due  and  owing  on the  applicable  payment  date, provided that if the notice is received  after  12:00 p.m.,  New York time, on that business day, it will be deemed to be received on the following  business day.  If any  notice  received  by the  enhancer  is not in proper  form or is otherwise  insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been  received by the  enhancer for the purposes of this  paragraph,  and the  enhancer  will  promptly  so advise  the  indenture trustee and the indenture trustee may submit an amended notice.

      Insured  Amounts due under the Policy,  unless  otherwise  stated in the
Policy,  will be disbursed by the enhancer to the indenture trustee, on behalf of the  noteholders,  by wire transfer of immediately  available  funds in the amount of the Insured  Amount less, in respect of Insured  Amounts  related to
Preference  Amounts,  any amount held by the indenture trustee for the payment of the Insured Amount and legally available therefor.

      Subject to the terms of the  indenture,  the enhancer will be subrogated to the rights of each  noteholder to receive  payments  under the notes to the extent of any payment by the enhancer under the Policy.

      Capitalized  terms used in the Policy and not  otherwise  defined in the
Policy shall have the  meanings  set forth in the  indenture as of the date of execution of the Policy,  without giving effect to any subsequent amendment or modification to the indenture  unless the amendment or  modification  has been approved in writing by the enhancer.

      The  Policy  is  not  cancelable.  The  premium  on  the  Policy  is not refundable  for any reason  including  payment,  or  provision  being made for payment, prior to the maturity of the notes.

      The Policy is being  issued under and pursuant to, and will be construed under,  the laws of the  State  of  New York,  without  giving  effect  to the conflict of laws principles thereof.

      THE   INSURANCE   PROVIDED   BY  THE  POLICY  IS  NOT   COVERED  BY  THE
PROPERTY/CASUALTY  INSURANCE  SECURITY  FUND  SPECIFIED IN  ARTICLE 76  OF THE
NEW YORK INSURANCE LAW.]

                     YIELD AND PREPAYMENT CONSIDERATIONS

      The yield to  maturity  of a note will  depend on the price  paid by the related noteholder for that note, the Note Rate[,  including the Auction Rate, in the case of the Class  A-II-2  notes,]  the rate and  timing  of  principal payments,  including  payments  in excess of the monthly  payment  made by the related  mortgagor,  prepayments  in full or  terminations,  liquidations  and repurchases,  on the mortgage loans in the related loan group and the rate and timing of draws on the mortgage loans and the allocations thereof.

                                       S-94

      In general,  if a note is  purchased  at a premium  over its face amount and  payments  of  principal  of such note  occur at a rate  faster  than that assumed at the time of  purchase,  the  purchaser's  actual  yield to maturity will be lower than that  anticipated at the time of purchase.  Conversely,  if a note is  purchased  at a  discount  from its face  amount  and  payments  of principal  of such note  occur at a rate that is slower  than that  assumed at the time of purchase,  the purchaser's  actual yield to maturity will be lower than originally anticipated.

      With respect to certain  mortgage  loans,  the loan rate at  origination may be below the rate that would  result  from the sum of the  then-applicable
index  and  gross  margin.  Under  the  applicable  underwriting   guidelines,
mortgagors are generally  qualified based on an assumed payment which reflects a rate  significantly  lower  than the  maximum  rate.  The  repayment  of any mortgage  loan may thus be  dependent  on the ability of the  borrower to make larger interest payments following the adjustment of the loan rate.

      For any mortgage  loans  secured by junior  mortgages,  any inability of the  mortgagor  to pay off the balance  thereof may also affect the ability of the  mortgagor  to  obtain  refinancing  at any  time  of any  related  senior mortgage loan, thereby  preventing a potential  improvement in the mortgagor's circumstances.  Under the  servicing  agreement  the master  servicer  [or the related  subservicer]  may be restricted or prohibited  from consenting to any refinancing of any related senior mortgage loan in some  circumstances,  which in turn could adversely  affect the mortgagor's  circumstances  or result in a prepayment or default under the corresponding junior mortgage loan.

      In  addition  to the  mortgagor's  personal  economic  circumstances,  a number of factors,  including  homeowner mobility,  job transfers,  changes in the  mortgagor's  housing needs,  the  mortgagor's net equity in the mortgaged property,  changes  in the  value  of the  mortgaged  property,  national  and
regional  economic   conditions,   enforceability   of  due-on-sale   clauses,
prevailing market interest rates,  servicing decisions,  solicitations and the availability  of mortgage  funds,  seasonal  purchasing  and payment habits of borrowers or changes in the  deductibility  for federal income tax purposes of interest  payments  on home  equity  loans,  may affect the rate and timing of principal  payments  on the  mortgage  loans or draws on the  mortgage  loans.
There  can be no  assurance  as to  the  rate  of  principal  payments  on the mortgage  loans or draws on the  mortgage  loans.  The  mortgage  loans may be prepaid in full or in part without  penalty.  The rate of  principal  payments and the  rate  of  draws  may  fluctuate  substantially  from  time  to  time.
Generally,  mortgage  loans secured by junior liens on the mortgaged  property are not viewed by borrowers as permanent  financing.  Due to the unpredictable nature of both principal  payments and draws on the mortgage loans,  the rates of  principal  payments  net of draws on the  mortgage  loans may be much more volatile than for typical first lien mortgage loans.

      The  yield  to  maturity  of the  notes,  and the  rate  and  timing  of principal  payments on the mortgage loans or draws on the mortgage loans,  may also  be  affected  by  a  wide  variety  of  specific  terms  and  conditions applicable  to the  respective  programs  under which the mortgage  loans were originated.  For example,  the mortgage  loans may provide for future draws to be made only in specified  minimum amounts,  or alternatively may permit draws to be  made  by  check  in any  amount.  A pool of  mortgage  loans  including mortgage  loans  subject  to the  latter  provisions  may be  likely to remain outstanding  longer with a higher aggregate  principal  balance than a pool of mortgage loans including  mortgage loans with the former  provisions,  because of the relative  ease of making new draws.  Furthermore,  the  mortgage  loans may provide for  interest  rate  changes on a daily or monthly  basis,  or may have gross margins that may vary under certain  circumstances over the term of the loan. In extremely high market  interest rate  scenarios,  notes backed by mortgage  loans  including  mortgage  loans with  adjustable  rates subject to substantially  higher  maximum rates than typically  apply to adjustable  rate
first  mortgage  loans  may  experience   rates  of  default  and  liquidation
substantially   higher  than  those  that  have  been   experienced  on  other
adjustable rate mortgage loan pools.

                                       S-95

      As a result of the payment terms of the mortgage loans,  there may be no principal  payments made with respect to the mortgage loans  associated with a loan  group  in  any  given  month.  In  addition,  it is  possible  that  the aggregate  draws on  mortgage  loans may exceed the  aggregate  payments  with respect to  principal  on the mortgage  loans for the related  period.  During the Revolving Period and the Managed  Amortization Period for each loan group, all or a portion of the Principal  Collections  on the related  mortgage loans will be  reinvested in additional  balances,  as described in this  prospectus supplement,  or, with respect to the related Revolving Period,  may be used to purchase  subsequent mortgage loans, or will be accumulated in a trust account pending  commencement  of an  amortization  period with respect to the related notes.

      The  servicing  agreement  permits  the issuing  entity,  at its option, subject to the satisfaction of certain  conditions  specified in the servicing agreement,  to direct the master  servicer to remove  certain  mortgage  loans from the trust fund at any time during the life of the trust fund,  so long as after  giving  effect to the removal of the  applicable  mortgage  loans,  the
related   Overcollateralization   Amount   equals  or  exceeds   the   related
Overcollateralization   Target  Amount  and  the  Total  Overcollateralization
Amount  equals or  exceeds  the  Total  Overcollateralization  Target  Amount.
Removals  of  mortgage  loans  may  affect  the  rate at  which  principal  is distributed to noteholders by reducing the aggregate  principal balance of the mortgage  loans in a loan group and thus the amount of Principal  Collections.
See  "Description  of the  Securities--Optional  Transfers of Mortgage Loans to
Holders of Certificates" in this prospectus supplement.

      The  mortgage  loans  generally  will  contain  due-on-sale   provisions
permitting  the related  mortgagee  to  accelerate  the maturity of a mortgage loan  upon  sale or  certain  transfers  by the  mortgagor  of the  underlying mortgaged  property.  The master  servicer [or the related  subservicer]  will generally  enforce any  due-on-sale  clause to the extent it has  knowledge of the  conveyance or proposed  conveyance of the underlying  mortgaged  property and it is  entitled  to do so  under  applicable  law.  The  extent  to  which mortgage  loans are assumed by purchasers of the mortgaged  properties  rather than prepaid by the related  mortgagors  in  connection  with the sales of the mortgaged  properties will affect the weighted  average life of the notes. See
"The Servicing  Agreement--Collection  and Other Servicing  Procedures" in this
prospectus   supplement  for  a  description  of  certain  provisions  of  the servicing agreement that may affect the prepayment  experience on the mortgage loans.

      The  master  servicer  [or  the  related   subservicer]  may  allow  the
refinancing of a mortgage loan in the trust by accepting  prepayments for that mortgage  loan and  permitting  a new loan to the same  borrower  secured by a mortgage on the same property,  which may be originated by the master servicer
[or the related  subservicer]  or by an  unrelated  entity.  In the event of a refinancing,  the new loan would not be conveyed  to the  issuing  entity and, therefore,  the refinancing would have the same effect as a prepayment in full
of  the  related   mortgage  loan.   The  master   servicer  [or  the  related
subservicer] may, from time to time,  implement programs designed to encourage refinancing.  These programs may include,  without  limitation,  modifications of  existing  loans,  general  or  targeted  solicitations,  the  offering  of pre-approved  applications,  reduced  origination  fees or closing  costs,  or other financial incentives.  Targeted  solicitations may be based on a variety of  factors,  including  the credit of the  borrower  or the  location  of the
mortgaged  property.  In  addition,   the  master  servicer  [or  the  related
subservicer] may encourage refinancing of mortgage loans,  including defaulted mortgage  loans,  under which  creditworthy  borrowers  assume the outstanding indebtedness  of the  defaulted  mortgage  loans which may be removed from the trust fund.

      As a result of these programs:

                                       S-96

o     the rate of principal  prepayments  of the mortgage  loans may be higher than would otherwise be the case; and

o     in some cases, the average credit or collateral  quality of the mortgage loans remaining in the trust fund may decline.

      Although  the loan rates on the  mortgage  loans are subject to periodic adjustments, the adjustments generally:

o     will not  increase  the loan rates over a fixed  maximum rate during the life of any mortgage loan; and

o     will be  based on an  index,  which  may not rise and fall  consistently with  prevailing  market  interest  rates,  plus the related gross margin, which may vary under certain circumstances,  and which may be  different  from  margins  being  used at the  time  for  newly originated adjustable rate mortgage loans.

As a result,  the loan rates on the  mortgage  loans at any time may not equal the  prevailing  rates for  similar,  newly  originated  adjustable  rate home equity mortgage loans and accordingly the rate of principal payments,  if any, and draws on the  mortgage  loans may be lower or higher than would  otherwise be  anticipated.  There  can be no  certainty  as to  the  rate  of  principal payments  on the  mortgage  loans or draws on the  mortgage  loans  during any period or over the life of the notes.

      With  respect to the indices used in  determining  the Note Rate and the loan rates of the mortgage  loans, a number of factors affect the  performance of each index and may cause an index to move in a manner  different from other indices.  To the extent  that LIBOR may reflect  changes in the general  level of  interest  rates less  quickly  than other  indices,  in a period of rising interest  rates,  increases  in the yield to the  holders of the notes,  which adjust  based on LIBOR,  may occur  later than that which would be produced by other  indices,  and in a period of  declining  rates,  the prime rate,  which affects the  interest  rates on the  mortgage  loans,  may remain  higher than
other  market  interest  rates,   which  may  result  in  a  higher  level  of
prepayments  of the mortgage  loans that adjust in  accordance  with the prime rate than of mortgage loans which adjust in accordance with other indices.

      [The Auction Rate on the Class  A-II-2 notes will be  determined  by the
Auction  Procedures.  If there are not  sufficient  bids for the Class  A-II-2 notes at a rate at which the holder of the Class  A-II-2 notes would desire to sell,  the holder will be required  to hold their  Class  A-II-2  notes for an indefinite  period of time.  In  addition,  if the Class  A-II-2  notes are no longer  held  in  book-entry  form,  the  applicable  Note  Rate  will  not be determined in accordance  with the Auction  Procedures  and will be the lesser of the Maximum Auction Rate and the applicable Net WAC Rate.]

      The  Note  Rates  on  the  notes  are  subject  to a cap  equal  to  the applicable  Net WAC Rate.  Because the  applicable  Net WAC Rate is reduced to account for interest on the related Additional Balance Increase Amount,  which is  paid to the  certificateholders,  the  applicable  Net  WAC  Rate  will be affected  by the  size of such  Additional  Balance  Increase  Amount.  To the extent the  applicable  Net WAC Rate becomes the  applicable  Note Rate,  less interest  will  accrue on the notes  than would  otherwise  be the case if the
Note Rate were not subject to a cap.  The  prepayment  of mortgage  loans with higher  mortgage  rates will  increase the  likelihood  that the notes will be subject  to the  applicable  Net WAC Rate.  The  holders  of the notes will be entitled to recover  Interest  Shortfalls on any payment date from excess cash flow,  if available.  There can be no assurance  that excess cash flow will be available  to pay any such  amounts.  [The Policy does not cover any  Interest
Shortfalls.]  [The Yield  Maintenance  Agreements  are  intended to  partially mitigate the  interest  rate risk that could  result from  limitations  on the
Note  Rate  on the  Class  A-I-1  notes  and the  Class  A-II-1  notes  by the applicable  Net WAC Rate.] [The Policy  does not cover any  payments  that are required to be made under either Yield  Maintenance  Agreement.]  [If payments are not made as required under a Yield  Maintenance  Agreement,  those amounts will only be paid if excess  cash flow is  available  for that  purpose.  Each
Yield  Maintenance  Agreement  will terminate on the payment date occurring in
___ 200_.  The Class  A-II-2 notes will not receive  payments  under either of the Yield Maintenance Agreements.]

                                       S-97

      The timing of changes in the rate of  principal  payments  on a note may significantly  affect an  investor's  actual  yield to  maturity,  even if the average rate of principal  payments  experienced  over time is consistent with an investor's  expectation.  In general, the earlier a payment of principal on a note,  the greater  will be the effect on an  investor's  yield to maturity.
As a  result,  the  effect  on  an  investor's  yield  of  principal  payments occurring at a rate higher or lower than the rate  anticipated by the investor during the period  immediately  following  the issuance of the notes would not be fully  offset by a  subsequent  like  reduction  or increase in the rate of principal payments.

      The rate and timing of defaults on the  mortgage  loans will also affect the rate and timing of principal  payments on the mortgage  loans and thus the yield  on the  related  notes.  There  can be no  assurance  as to the rate of losses or  delinquencies  on any of the mortgage loans,  however,  the rate of losses and  delinquencies  are likely to be higher  than those of  traditional first lien mortgage  loans,  particularly  in the case of mortgage  loans with high CLTV  Ratios or low  Junior  Ratios.  To the  extent  that any losses are incurred on any of the mortgage  loans that are not covered by the  applicable credit  enhancements,  holders  of the  notes  will  bear all  risk of  losses resulting  from  default by  mortgagors.  [Even  where the  Policy  covers all losses  incurred  on the  mortgage  loans,  the  effect  of  losses  may be to increase  prepayment  rates on the mortgage loans,  thus reducing the weighted average life and affecting the yield to maturity.]

      Amounts on deposit in the applicable  Funding Account may be used during the related  Revolving  Period to acquire  additional  balances and subsequent mortgage  loans for inclusion in the related loan group.  In the event that at the end of a  Revolving  Period any  amounts  on deposit in a Funding  Account have not been used to  acquire  additional  balances  or  subsequent  mortgage
loans   for  the   related   loan   group,   or  to  make   payments   to  the
certificateholders  in  respect of any  related  Additional  Balance  Increase
Amount,  the related  notes will be prepaid in part on the  following  payment date.

      "Weighted  average life" refers to the average  amount of time that will elapse from the date of issuance of a security to the date of  distribution to the investor  thereof of each dollar  distributed in reduction of principal of that  security,  assuming no losses.  The  weighted  average life of the notes will be influenced  by, among other  factors,  the rate of principal  payments and the rate of draws on the mortgage loans in the related loan group.

      The primary source of information  available to investors concerning the notes will be the monthly statements  discussed in this prospectus  supplement
under   "Description   of  the   Agreements--The   Trust   Agreement   and  the
Indenture--Reports  to Noteholders,"  which will include  information as to the outstanding  Note  Balance.  There  can be no  assurance  that any  additional information  regarding  the notes will be available  through any other source.
In  addition,  the  depositor is not aware of any source  through  which price information  about the notes will be generally  available on an ongoing basis.
The limited  nature of  information  regarding the notes may adversely  affect the liquidity of the notes,  even if a secondary  market for the notes becomes available.

      The prepayment model used in this prospectus  supplement,  or prepayment assumption,  represents an assumed rate of prepayment  each month  relative to the then  outstanding  principal  balance  of a pool of  mortgage  loans.  The prepayment  assumption model assumes the constant  prepayment rate, or CPR, of the then outstanding  principal  balance of the mortgage loans specified.  The prepayment  assumption  does not  purport to be a  historical  description  of prepayment  experience or a prediction of the  anticipated  rate of prepayment of any pool of mortgage loans, including the mortgage loans.

                                       S-98

      The  tables set forth  below are based on a CPR,  a constant  draw rate, which, for purposes of the assumptions,  is the amount of additional  balances drawn  each  month as an  annualized  percentage  of the  aggregate  principal balance of the mortgage loans  outstanding at the beginning of that month, and optional termination  assumptions as indicated in the tables below and further assume that the mortgage  loans consist of mortgage loans having the following characteristics:

                           Assumed Characteristics

                            Group I Mortgage Loans

                                                      Fully
                     Gross  Net   Original Remaining  Indexed  Maximum  Months to    Credit Utilization
Loan       Balance    WAC   WAC     Term      Term    Margin   Rate     Teaser            Rate
Number       ($)      (%)    (%)  (months)  (months)   (%)     (%)   Expiration           (%)

1
2
3

                           Group II Mortgage Loans

                                                      Fully
                     Gross  Net   Original Remaining Indexed  Maximum Months to    Credit Utilization
Loan       Balance    WAC   WAC     Term      Term    Margin   Rate    Teaser            Rate
Number       ($)      (%)    (%)  (months)  (months)   (%)     (%)   Expiration           (%)

2
3

      In addition, it was assumed that:

(1)   payments are made in accordance  with the  description set forth in this
            prospectus     supplement     under     "Description     of    the
            Securities--Priority of Distributions";

(2)   payments  on the  notes  will be made on the __th  day of each  calendar month  regardless  of the day on which the payment  date  actually occurs, commencing on ____ __, 200_;

(3)   the assumed  scheduled  maturity date,  original term and remaining term are modeling  assumptions  based on the draw terms of the mortgage loans;

(4)   no delinquencies or defaults occur;

(5)   monthly draws and  prepayments are calculated as set forth in the tables below simultaneously, based on the prior month's ending balance;

(6)   the  mortgage  loans pay on the basis of 30 days in the related  accrual period and a 360-day year;

(7)   no Rapid Amortization Event occurs;

(8)   each mortgage loan is payable monthly;

                                       S-99

(9)   the closing date is _____ __, 200_;

(10)  LIBOR  is  equal  to  ____%  per  annum  and the  prime  rate  used  for calculating the interest rate on the mortgage loans is ____%; and

(11)  the  initial  Note  Balances  are as set  forth  on page  S-[6]  of this prospectus supplement.

      The actual  characteristics  and  performance of the mortgage loans will likely differ from the assumptions  used in constructing  the tables set forth below,  which are  hypothetical  in  nature  and are  provided  only to give a general  sense of how the  principal  cash flows might  behave  under  varying prepayment  and draw  scenarios.  For example,  it is very  unlikely  that the mortgage  loans will prepay and/or  experience  draws at a constant rate until maturity or that all mortgage  loans will prepay  and/or  experience  draws at the same rate.  Moreover,  the diverse  remaining  terms to stated maturity of the mortgage  loans could  produce  slower or faster  principal  distributions than  indicated in the tables at the various  assumptions  specified,  even if the weighted  average  remaining term to stated maturity of the mortgage loans is as  assumed.  Any  difference  between  these  assumptions  and the  actual characteristics  and performance of the mortgage  loans, or actual  prepayment experience,  will affect the percentages of initial Note Balances  outstanding over time and the weighted  average  life of the notes.  Neither the CPR model nor any other  prepayment  model or  assumption  purports  to be a  historical description of prepayment  experience or a prediction of the anticipated  rate of prepayment  of any pool of mortgage  loans,  including  the mortgage  loans
included  in  the  mortgage   pool.   Variations  in  the  actual   prepayment
experience  and the principal  balances of the mortgage  loans that prepay may increase  or  decrease  each  weighted  average  life  shown in the  following tables.  These variations may occur even if the average prepayment  experience of all mortgage loans equals the CPR, as indicated.

                                       S-100

             Percentage of Initial Class A-I-1 Note Balance(1)(2)

Payment Date                               Percentage of Balance

-------------------------------------------------------------------------------
            CPR              [10%]  [20%]  [30%]  [38%]  [50%]   [60%]  [70%]
-------------------------------------------------------------------------------
Initial

[Month] 2005

[Month] 2006

[Month] 2007

[Month] 2008

[Month] 2009

[Month] 2010

[Month] 2011

[Month] 2012

[Month] 2013

Weighted Average Life to
10% call (years)............

Weighted Average Life to
maturity (years)............

(1)...Assumes (i) except where indicated, that no optional termination is exercised and (ii) a CPR as disclosed above less a constant draw rate of __%.

(2)   All percentages are rounded to the nearest 1%.

                                       S-101

             Percentage of Initial Class A-II Note Balance(1)(2)

Payment Date                               Percentage of Balance
-------------------------------------------------------------------------------
            CPR              [10%]  [20%]  [30%]  [38%]  [50%]   [60%]  [70%]
-------------------------------------------------------------------------------
Initial

[Month] 2005

[Month] 2006

[Month] 2007

[Month] 2008

[Month] 2009

[Month] 2010

[Month] 2011

[Month] 2012

[Month] 2013

Weighted Average Life to
10% call (years)............

Weighted Average Life to
maturity (years)............

(1)   Assumes (i) except where indicated, that no optional termination is exercised and (ii) a CPR as disclosed above less a constant draw rate of ___%.

(2)   All percentages are rounded to the nearest __%.

                                       S-102

                                THE AGREEMENTS

The Purchase Agreement

      The  mortgage  loans to be  transferred  to the  issuing  entity  by the depositor were or will be purchased by the depositor from the seller  pursuant to the  mortgage  loan  purchase  agreement,  referred  to in this  prospectus supplement as the purchase agreement,  dated as of the cut-off date, among the seller,  the  depositor,  the issuing  entity and the indenture  trustee.  The following  summary  describes  certain  terms of the purchase  agreement.  The summary  does not purport to be complete  and is subject to, and  qualified in its entirety by reference to, the  provisions of the purchase  agreement.  See
"Description of the Agreements" in the prospectus.

Purchase of Mortgage Loans

      Under the  purchase  agreement,  the seller has agreed to sell,  without recourse,  to the depositor the initial mortgage loans and related  additional balances,  and the  Mortgage  Loan  Files.  Pursuant to an  assignment  by the depositor  executed on the closing date,  upon the transfer to the  depositor, the initial  mortgage  loans will be  transferred,  without  recourse,  by the depositor to the issuing entity, as well as the depositor's  rights in, to and under the  purchase  agreement,  which will  include  the  obligation,  except
during  the  Rapid  Amortization   Period,  to  purchase  additional  balances
relating to the initial  mortgage loans.  The depositor and the issuing entity intend that this transfer from the depositor to the issuing entity  constitute a sale.  If that  transfer  is not  sale the  depositor  has  also  granted  a security  interest  in the  related  assets  and it is  the  intention  of the parties that such security  interest will be perfected and of first  priority.
The owner trustee,  on behalf of the trust fund, will,  concurrently  with the assignment,  grant a  security  interest  in the trust  fund to the  indenture trustee to secure the notes.  It is also the  intention  of the  parties  that such  security  interest  be  perfected  and  of  first  priority.  Subsequent mortgage  loans may also be purchased by the depositor  from the seller during the  Revolving  Periods,  pursuant to  subsequent  transfer  agreements as set forth in the  purchase  agreement.  Upon the  transfer to the  depositor,  the subsequent  mortgage  loans  will be  transferred,  without  recourse,  by the depositor to the issuing entity, as well as the depositor's  rights in, to and under the  applicable  subsequent  transfer  agreement  with the seller (which will include the obligation,  except during the Rapid Amortization  Period, to purchase  additional  balances relating to the subsequent mortgage loans). The issuing  entity  will pay for these  subsequent  mortgage  loans from funds on deposit in the related Funding  Account.  The purchase  agreement will provide
that  the  subsequent   mortgage  loans  must  conform  to  certain  specified
characteristics  described above under  "Description of the Mortgage Loans--The
Funding  Account;  Conveyance of Additional  Balances and Subsequent  Mortgage
Loans."  For a  general  description  of  the  seller,  see  "The  Seller  and
Sponsor" in this  prospectus  supplement.  The  purchase  price of the initial mortgage loans is a specified amount payable by the depositor,  as provided in the purchase  agreement.  The purchase price paid for any subsequent  mortgage loans by the indenture trustee,  at the direction of the issuing entity,  from amounts  on  deposit  in the  related  Funding  Account  shall be one  hundred percent (100%) of the aggregate  principal balances of the subsequent mortgage loans  as of the date so  transferred,  as  identified  on the  mortgage  loan schedule attached to the related  subsequent  transfer  agreement  provided by the depositor.  The purchase price of each additional balance is the amount of the  related  new  advance  and is payable  by the  issuing  entity,  in cash, including  withdrawals from the related Funding Account for the loan group and
any  amount  advanced  by   certificateholders   in  respect  of  the  related
Additional Balance Increase Amount.

      The  purchase  agreement  will  require  that,  within a specified  time period,  the seller  will  deliver to the  master  servicer,  as agent for the indenture trustee,  with respect to each mortgage loan and any modification or amendment thereto, the related Mortgage Loan File.

                                       S-103

Representations and Warranties

      The seller will  represent  and  warrant to the  depositor  that,  among other things, as of the closing date or, the related subsequent  transfer date with respect to any subsequent mortgage loans:

o     the  information  set forth in a schedule of the related  mortgage loans is true and  correct in all  material  respects  as of the date or dates respecting which the information is furnished;

o     immediately  prior  to the  sale of the  initial  mortgage  loans to the depositor  and  the  subsequent  mortgage  loans  to  the  issuing entity,  the seller was the sole owner and holder of the  mortgage loans free and clear of any and all liens and security interests;

o     the purchase  agreement  constitutes a valid  transfer and assignment of all right,  title and interest of the seller in and to the initial mortgage loans or the subsequent  mortgage  loans,  as applicable, and the proceeds thereof;

o     at the time it was made,  each  mortgage  loan  complied in all material respects  with all  applicable  local,  state  and  federal  laws, including predatory lending laws;

o     as of the cut-off date,  with respect to the initial  mortgage loans, or related  subsequent  cut-off date,  with respect to any subsequent mortgage  loans, no mortgage loan is 30 days or more delinquent in payment of principal and interest;

o     to the best of the seller's knowledge,  there is no delinquent recording or  other  tax or fee  or  assessment  lien  against  any  related mortgaged property;

o     none of the mortgage  loans are subject to the Home Ownership and Equity
            Protection Act of 1994;

o     none of the mortgage  loans are "high cost home loans" under the Georgia
            Fair  Lending  Act and no  mortgage  loans  that  are  secured  by mortgaged  property in Georgia and were originated between October
            1, 2002 and March 7, 2003 are subject to the Georgia  Fair Lending
            Act;

o     none of the  mortgage  loans are "high  cost home  loans"  under the New
            York  Predatory  Lending Law,  codified as N.Y.  Banking Law §6-I,
            N.Y. Gen. Bus. Law §771-a, and N.Y. Real Prop. Acts Law §1302;

o     none  of the  proceeds  of any  mortgage  loan  were  used  to  purchase single-premium credit life insurance policies;

o     [no mortgage loan  originated on or after  [October 1, 2002] will impose a prepayment premium for a term in excess of three years; and

o     no  mortgage  loan  provides  for a  prepayment  premium for a period in excess of five years after the origination date.]

      The depositor will assign to the issuing entity all of its right,  title
and  interest  in  the  purchase   agreement  and  each  subsequent   transfer
agreement,  insofar as the purchase  agreement  and each  subsequent  transfer agreement relates to the  representations and warranties made by the seller in respect of the initial  mortgage loans and the  subsequent  mortgage loans and any remedies  provided  for with respect to any breach of the  representations and  warranties.  The  representations  and  warranties  of the seller will be assigned by the  issuing  entity to the  indenture  trustee for the benefit of
the   noteholders   [and  the  enhancer],   and  therefore  a  breach  of  the

                                       S-104

representations  and warranties of the seller will be enforceable on behalf of the  trust.  If the  seller  cannot  cure a breach  of any  representation  or warranty  made by it in  respect  of a  mortgage  loan  which  materially  and adversely  affects the interests of the  noteholders [or the enhancer] in that mortgage  loan,  within 90 days after  notice  from the master  servicer,  the seller will be obligated to  repurchase  the mortgage  loan at the  Repurchase
Price.

      As to any  mortgage  loan  required  to be  purchased  by the  seller as provided  above,  rather than purchase the mortgage  loan,  the seller may, at its sole option,  accept a  reconveyance  of the Deleted Loan from the issuing entity and substitute in its place an Eligible Substitute Loan.

Review of Mortgage Loans

      Within 90 days  following  the  delivery of a Mortgage  Loan File to the master  servicer,  the master servicer will review or cause to be reviewed the
Mortgage  Loan File.  If any  Mortgage  Loan File is found to be  defective in any material  respect which may materially  and adversely  affect the value of the related  mortgage  loan or the  interests of the  indenture  trustee,  the noteholders  [or the  enhancer]  in that  mortgage  loan and the defect is not cured  within 90 days  following  notification  thereof  to the seller and the issuing entity by the master servicer,  the seller will be obligated under the purchase  agreement  to  deposit  the  Repurchase  Price  into  the  Custodial
Account.  In lieu of any deposit into the  Custodial  Account,  the seller may substitute an Eligible  Substitute  Loan.  Any purchase or  substitution  will result  in the  reconveyance  by the  issuing  entity  to  the  seller  of the defective  mortgage  loan.  The  obligation  of the  seller  to  repurchase  a
Deleted  Loan from the trust is the sole remedy  regarding  any defects in the mortgage loans and Mortgage Loan Files available to the issuing  entity,  [the enhancer,]  the  certificateholders,  or the  owner  trustee  on behalf of the certificateholders,  and the noteholders,  or the indenture  trustee on behalf of the  noteholders,  against the seller.  Any mortgage  loan not so purchased or substituted for shall continue to belong to the issuing entity.

Amendment

      The purchase  agreement  may be amended by the parties  thereto  without the consent of the  noteholders of any class [and the prior written consent of the enhancer, which will not be unreasonably withheld].

The Servicing Agreement

      The  following   summary   describes  certain  terms  of  the  servicing
agreement.  The summary  does not  purport to be  complete  and is subject to, and  qualified  in  its  entirety  by  reference  to,  the  provisions  of the servicing agreement.  See "Description of the Agreements" in the prospectus.

      All of the  mortgage  loans will  initially  be  serviced by the [master servicer] [subservicers][,  but may be subserviced by one or more subservicers designated by the master servicer pursuant to subservicing  agreements between the master servicer and any future  subservicers].  For a general  description of the servicers and their activities,  and certain information concerning the servicers' delinquency  experience on mortgage loans, see  "Servicing--General"
in this prospectus supplement.

Principal Collections and Interest Collections

      All  collections  on the mortgage  loans will  generally be allocated in accordance with the related credit line agreements  between amounts  collected in respect of interest and amounts  collected  in respect of principal  and to the extent not  specified in the related  credit line  agreement,  collections will generally be applied first to interest and then to principal.

                                       S-105

      The master  servicer  will be required to  establish  and  maintain  the
Custodial  Account.  On each  Determination  Date,  the master  servicer  will determine the aggregate  amounts  required to be withdrawn  from the Custodial
Account and deposited into the Note Payment  Account,  the applicable  Funding
Account and the Distribution  Account and will make these withdrawals prior to the close of business on the business day next succeeding  each  Determination
Date.

      The  master  servicer  will  make  the  following  withdrawals  from the
Custodial Account, and deposit the withdrawn amounts as follows:

o     to  pay  itself  [and  the  related  subservicers]  the  servicing  fees described  in  "Servicing--Servicing  and  Other  Compensation  and
            Payment of Expenses" in this prospectus supplement;

o     to reimburse itself [or the related  subservicer] for the maintenance of any hazard  insurance  policies  on the  mortgage  loans,  for any optional  advances of delinquent  principal and/or  interest,  for any fees or expenses  payable to it in connection with foreclosing on any mortgaged  properties,  including  liquidation expenses and customary recovery fees, and for any reasonable  expenses incurred by it in  connection  with legal  actions  taken  pursuant  to the servicing agreement;

o     to pay itself as  additional  compensation  any  interest or  investment income  earned on funds on deposit in the  Custodial  Account  and any related liquidation proceeds (net of liquidation  expenses) in excess of the principal balance of a liquidated mortgage loan;

o     to pay the seller any interest  accrued on the  mortgage  loans prior to the cut-off date or the subsequent cut-off date, as applicable;

o     to pay to the seller,  with respect to any  mortgage  loan that has been repurchased or otherwise  transferred to the seller or [the master servicer] [the related  subservicer],  all amounts not required to be distributed to certificateholders or the noteholders;

o     to the  applicable  Funding  Account,  amounts  required to be deposited therein;

o     to  the   Distribution   Account,   amounts  for   distribution  to  the
            certificateholders;

o     to  the  Note  Payment  Account,  an  amount  equal  to the  portion  of
            Principal  Collections  and  Interest  Collections  required to be paid to the holders of the notes on each payment date; and

o     to withdraw any amount  deposited to the Custodial  Account that was not required to be deposited in the Custodial Account.

Collection and Other Servicing Procedures

      The master  servicer [or the related  subservicer]  will make reasonable efforts to collect all payments  called for under the mortgage loans and will, consistent with the servicing  agreement,  follow collection  procedures which shall be normal and usual in its general  mortgage  servicing  activities with respect to mortgage  loans  comparable to the mortgage  loans  included in the mortgage  pool.  Consistent  with that standard,  the master  servicer [or the related  subservicer]  may in its discretion  waive any  prepayment  charge in connection  with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage  loan,  provided  that the  insurance  coverage for that  mortgage  loan  or  any  coverage  provided  by any  alternative  credit enhancement will not be adversely affected by the waiver or the extension.

                                       S-106

      The master servicer [or the related  subservicer],  at its option and in its sole  discretion,  may make  advances  by  depositing  into the  Custodial
Account amounts representing  installments of principal and/or interest on any mortgage  loan  that is  delinquent  as of the end of the  related  Collection
Period if the master servicer [or the related  subservicer]  believes that the advances  will be  recoverable  from  payments on, or other  proceeds of, that mortgage loan. If the master servicer [or the related  subservicer]  makes any
optional  advances  of  delinquent  principal  and/or  interest,   the  master
servicer [or the related  subservicer]  shall be entitled to reimburse  itself from  collections  on  the  mortgage  loans,  or  if  those  amounts  are  not sufficient,  by withdrawing  those amounts from the Custodial Account prior to any distribution of amounts on deposit therein to the noteholders.

      In  addition,  in  certain  instances  in  which a  mortgage  loan is in default,  or if default is  reasonably  foreseeable,  and if determined by the master  servicer [or the related  subservicer]  to be in the best interests of
[the  enhancer  and] the  noteholders,  the master  servicer  [or the  related subservicer]  may permit  certain  modifications  of the mortgage loan or make forbearances on the mortgage loan rather than  proceeding with  foreclosure or repossession,  if  applicable.  In  making  the  determination,  the loss that might  result if the  mortgage  loan  were  liquidated,  existing  outstanding delinquencies,  and the CLTV Ratio of the related  mortgage loan will be taken into  account.  Any  modifications  may have the effect of  reducing  the loan rate or extending the final  maturity date of the mortgage  loan. Any modified mortgage loan may remain in the trust fund,  and the reduction in  collections resulting  from the  modification  may  result  in  reduced  distributions  of interest,  or other  amounts,  on, or may  extend the final  maturity  of, the notes.  In addition,  if a mortgage  loan is in default or, in the judgment of the master  servicer  [or the  related  subservicer]  a default is  reasonably foreseeable,  the master servicer [or the related  subservicer]  may,  through modification,  convert the mortgage loan into a fully  amortizing  home equity loan.

      In any case in which  mortgaged  property  subject to a mortgage loan is being  conveyed  by  the  mortgagor,  the  master  servicer  [or  the  related subservicer] shall in general be obligated,  to the extent it has knowledge of the  conveyance,  to exercise  its rights to  accelerate  the  maturity of the mortgage loan under any due-on-sale  clause  applicable  thereto,  but only if the exercise of those rights is  permitted by  applicable  law and only to the extent  it would  not  adversely  affect  or  jeopardize  coverage  under  any applicable  credit  enhancement  arrangements.  If the master servicer [or the related  subservicer] is prevented from enforcing the due-on-sale clause under applicable  law  or if  the  master  servicer  [or  the  related  subservicer]
determines  that  it is  reasonably  likely  that  a  legal  action  would  be instituted by the related  mortgagor to avoid  enforcement of the  due-on-sale clause,  the master servicer [or the related  subservicer]  will enter into an assumption  and  modification  agreement  with the person to whom the property has been or is about to be  conveyed,  pursuant  to  which  that  person  will become  liable  under the  related  credit line  agreement  subject to certain specified  conditions.  The original  mortgagor may be released from liability on a mortgage loan if the master servicer [or the related  subservicer]  shall have  determined in good faith that the release will not adversely  affect the ability to make full and timely  collections  on the  related  mortgage  loan.
Any fee  collected  by the master  servicer [or the related  subservicer]  for entering into an assumption or  substitution  of liability  agreement  will be retained by the master  servicer [or the related  subservicer]  as  additional servicing  compensation.  In  connection  with any  assumption,  the loan rate borne by the related credit line agreement may not be altered.

      Mortgagors  may,  from time to time,  request  partial  releases  of the mortgaged  properties,  easements,  consents to alteration  or demolition  and other similar  matters.  The master servicer [or the related  subservicer] may approve  such a  request  if it has  determined,  exercising  its  good  faith business  judgment  in the same manner as it would if it were the owner of the related  mortgage  loan,  that the  approval  will not  adversely  affect  the security for, and the timely and full  collectability of, the related mortgage loan.  Any fee collected by the master  servicer [or the related  subservicer]
for  processing  the request  will be retained by the master  servicer [or the related subservicer] as additional servicing compensation.

                                       S-107

      The  master  servicer  [and  the  subservicers]   [is/are]  required  to
maintain a fidelity bond and errors and  omissions  policy with respect to its officers  and  employees  and other  persons  acting  on behalf of the  master servicer [or the related  subservicer] in connection with its activities under the servicing agreement.

      The  master  servicer  [or the  related  subservicer]  may be subject to certain  restrictions  under  the  servicing  agreement  with  respect  to the refinancing  of a lien  senior to a  mortgage  loan  secured  by a lien on the related  mortgaged  property.  In  addition,  if a mortgaged  property did not have a lien senior to the related  mortgaged loan as of the cut-off date, then the  master  servicer  [or the  related  subservicer]  may not  consent to the placing  of a lien  senior  to the  mortgage  loan  on the  related  mortgaged property.

Realization Upon Defaulted Loans

      With  respect  to a  mortgage  loan  secured  by a lien  on a  mortgaged property in default,  the master  servicer [or the related  subservicer]  will decide  whether to foreclose  upon the  mortgaged  property or with respect to that mortgage loan, write off the principal  balance of the mortgage loan as a bad debt or take an  unsecured  note,  provided,  however,  that if the master servicer [or the related  subservicer] has actual knowledge that any mortgaged property is affected by hazardous or toxic wastes or  substances  and that the acquisition of the mortgaged  property would not be  commercially  reasonable, then the master  servicer  [or the  related  subservicer]  shall not cause the issuing  entity or the indenture  trustee to acquire  title to that  mortgaged property in a  foreclosure  or similar  proceeding.  In  connection  with that decision,  the master servicer [or the related  subservicer]  will,  following usual  practices  in  connection  with  senior and junior  mortgage  servicing activities  or  repossession  and resale  activities,  estimate  the  proceeds expected  to  be  received  and  the  expenses  expected  to  be  incurred  in connection  with the  foreclosure  or  repossession  and  resale to  determine
whether  a   foreclosure   proceeding   or  a   repossession   and  resale  is
appropriate.  To the  extent  that a  mortgage  loan  secured  by a lien  on a mortgaged  property  is  junior  to  another  lien  on the  related  mortgaged property,  following any default thereon, unless foreclosure proceeds for that mortgage  loan are expected to at least  satisfy the related  senior  mortgage loan in full and to pay  foreclosure  costs,  it is likely  that the  mortgage loan will be  written  off as bad debt  with no  foreclosure  proceeding.  See
"Risk Factors--The  mortgaged properties might not be adequate security for the mortgage  loans" in this  prospectus  supplement.  In the event  that title to any  mortgaged  property  is  acquired  in  foreclosure  or by deed in lieu of foreclosure,  the deed or  certificate of sale will be issued to the indenture trustee or to its nominee on behalf of the  noteholders.  Notwithstanding  any acquisition of title and  cancellation  of the related  mortgage loan, the REO
Loan will be considered for most purposes to be an  outstanding  mortgage loan in  the  mortgage  pool  until  such  time  as the  mortgage  loan  becomes  a liquidated  mortgage  loan.  Any income,  net of  expenses  and fees and other than gains  described  below,  received by the master servicer [or the related subservicer] on the related mortgaged property,  prior to its disposition will be  deposited in the  Custodial  Account upon receipt and will be available at that time for making  payments to  noteholders.  The  foregoing  is subject to the proviso that the master  servicer [or the related  subservicer]  shall not be  required to expend its own funds in  connection  with any  foreclosure  or attempted  foreclosure which is not completed or towards the correction of any default on a related  senior  mortgage  loan or  restoration  of any  property unless it shall determine that the  expenditure  will increase the related Net
Liquidation Proceeds.

      With  respect  to a  mortgage  loan  secured  by a lien  on a  mortgaged property in default,  the master  servicer  [or the related  subservicer]  may pursue foreclosure,  or similar remedies, subject to any senior lien positions and certain other  restrictions  pertaining to junior loans  concurrently with pursuing any remedy for a breach of a representation  and warranty made by the seller  or the  depositor.  However,  the  master  servicer  [or  the  related subservicer]  is not  required  to  continue  to pursue  both  remedies  if it determines  that one  remedy is more  likely to result in a greater  recovery.
Upon the first to occur of final  liquidation and a repurchase or substitution pursuant to a breach of a  representation  and warranty,  the related mortgage loan will be reconveyed  by the issuing  entity.  The master  servicer [or the related  subservicer]  may elect to treat a defaulted  mortgage loan as having been finally  liquidated if substantially  all amounts expected to be received in connection  therewith have been received.  However, the master servicer [or

                                       S-108

the  related  subservicer]  may  continue to pursue  recovery on the  mortgage loans.  In that case, the master servicer [and the related  subservicer]  will continue to be entitled to receive a servicing  fee for that mortgage loan and any  additional  liquidation  expenses,  including a customary  recovery  fee, relating to that mortgage loan  thereafter  incurred will be  reimbursable  to the master servicer [or the related  subservicer]  from any amounts  otherwise payable  to the  noteholders,  or may be  offset  by any  subsequent  recovery related to that  mortgage  loan.  Alternatively,  for purposes of  determining the amount of related  liquidation  proceeds  to be paid to  noteholders,  the amount of any loss or the amount  required  to be drawn  under any  applicable form of credit enhancement,  the master servicer [or the related  subservicer]
may take into account  minimal amounts of additional  receipts  expected to be received, as well as estimated additional  liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

Non-Recordation of Assignments; Possession of Mortgages

      Subject to the  conditions  described in the  servicing  agreement,  the seller will not be required to prepare or record  assignments of the mortgages to the indenture  trustee in the real property  records of the states in which the related  mortgaged  properties are located.  The seller will retain record
title  to  the  mortgages  on  behalf  of  the   indenture   trustee  and  the
securityholders.   Although  the  recordation  of  the  assignments  of  those mortgages  in favor of the  indenture  trustee  is not  necessary  to effect a transfer of the mortgage  loans to the indenture  trustee,  if the seller were to sell,  assign,  satisfy or discharge any of those  mortgage  loans prior to recording the related assignment in favor of the indenture trustee,  the other parties to the sale,  assignment,  satisfaction  or discharge  may have rights superior  to  those  of the  indenture  trustee.  In  some  states,  including
[Florida,  Maryland and South Carolina],  in the absence of recordation of the assignments  of the  mortgages,  the transfer to the indenture  trustee of the mortgage loans may not be effective  against  certain  creditors or purchasers from the seller or a trustee in bankruptcy  thereof.  If those other  parties, creditors or  purchasers  have rights to the mortgage  loans that are superior to those of the  indenture  trustee,  securityholders  could lose the right to future  payments of principal and interest to the extent that those rights are not  otherwise  enforceable  in  favor  of the  indenture  trustee  under  the applicable mortgage documents.

      The  indenture  trustee  will  not  have  physical   possession  of  the
mortgages  related to the mortgage  loans in the trust.  Instead,  the [master servicer] will retain possession of the mortgages,  and the mortgages will not be stamped or otherwise  marked to reflect the  assignment  to the  depositor, then to the  owner  trustee  and then to the  indenture  trustee.  The  master servicer  has  agreed  that,  while in  possession  of the  mortgages  and the related  document files,  the master servicer will segregate the mortgages and related  files  segregated  from other  similar  documents  that are under the master servicer's  control.  However,  if a subsequent  purchaser were able to
take  physical   possession  of  the  mortgages  without  knowledge  of  those assignments,  the interests of the indenture trustee in the mortgages could be defeated.  In  that  event,  distributions  to  noteholders  may be  adversely affected.

Modification of Mortgage Loans

      In accordance with the servicing agreement,  the master servicer [or the related  subservicer]  may grant the request of a mortgagor of a mortgage loan to either:

o     change the interest rate payable on the related mortgage loan;

o     increase the credit limit on the related  mortgage  loan above the limit stated in the related credit line agreement;

o     refinance  the  existing  senior lien or place a new senior lien related to a mortgage  loan  resulting  in a CLTV Ratio above the previous
            CLTV Ratio for that loan; or

o     make any other material modification to the related mortgage loan.

                                       S-109

[provided,  however,  that without the consent of the enhancer,  the aggregate amount of  mortgage  loans so  modified  may not  exceed  5% of the  aggregate principal balance of the mortgage loans as of the cut-off date].

Servicing Default; Rights Upon Servicing Default

      A  servicing  default  under  the  servicing  agreement  generally  will include:

o     any failure by the master servicer to deposit to the Custodial  Account,
            Funding Account,  Distribution Account or the Note Payment Account
            any required  payment  which  continues  unremedied  for three (3)
            business  days  after the date upon  which  written  notice of the failure  shall  have  been  given to the  master  servicer  by the issuing  entity  or  the  indenture  trustee[,  or to  the  master servicer,  the  issuing  entity and the  indenture  trustee by the enhancer];

o     any  failure  by the master  servicer  duly to observe or perform in any material  respect any other of its  covenants or agreements in the servicing  agreement which continues  unremedied for 60 days after the date upon which written  notice of the failure shall have been given  to  the  master  servicer  by  the  issuing  entity  or the indenture trustee[, or to the master servicer,  the issuing entity and the indenture trustee by the enhancer];

o     certain  events  of  insolvency,   bankruptcy,   readjustment  of  debt,
            marshalling  of assets  and  liabilities  or  similar  proceedings regarding  the master  servicer and certain  actions by the master servicer  indicating  its  insolvency  or  inability  to  pay  its obligations; and

o     certain other events relating to the master servicer.

      So long as a servicing  default  under the servicing  agreement  remains unremedied,  either  the  depositor,  [the  enhancer,  so long as it is not in default of its payment  obligations  under the Policy,  or, if the enhancer is in  default  of its  payment  obligations  under the  Policy,]  the  indenture trustee  may,  by  written  notification  to the  master  servicer  and to the issuing entity or the indenture trustee,  as applicable,  terminate all of the rights and obligations of the master  servicer under the servicing  agreement, other than any right of the master servicer as  securityholder  and other than the right to receive  servicing  compensation  and expenses for  servicing the mortgage  loans  during  any  period  prior  to the date of  termination,  and reimbursement  of other  amounts  the master  servicer is entitled to withdraw from the Custodial  Account,  whereupon the indenture  trustee,  in accordance
with  the   terms  of  the   servicing   agreement,   will   succeed   to  all
responsibilities,  duties and  liabilities  of the master  servicer  under the servicing  agreement,  other than the  obligation to purchase  mortgage  loans under  certain  circumstances,  and will be entitled  to similar  compensation arrangements.  In the event that the  indenture  trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint,  or if it is unable so to act, it shall  appoint,  or  petition a court of  competent
jurisdiction   for  the  appointment  of,  an  approved   mortgage   servicing
institution  with a net worth of at least  $10,000,000  to act as successor to the  master  servicer  under  the  servicing  agreement[;  provided  that  any successor  servicer  shall be acceptable to the enhancer,  as evidenced by the enhancer's  prior consent;  and provided  further that the  appointment of any successor  servicer  will  not  result  in  the  qualification,  reduction  or withdrawal  of the ratings  assigned to the notes by the Rating  Agencies,  if determined  without  regard  to the  Policy].  Pending  the  appointment  of a successor  servicer,  the  indenture  trustee  is  obligated  to act as master servicer unless  prohibited by law from so acting.  The indenture  trustee and the successor  servicer may agree upon the servicing  compensation  to be paid to the  successor  servicer,  which  compensation  may not be greater than the
compensation   paid  to  the  initial  master  servicer  under  the  servicing agreement.  All of the  reasonable  costs and expenses  incurred in connection with the transfer of the mortgage files and the servicing  duties will be paid by the predecessor master servicer.

                                       S-110

Certain Matters Regarding the Master Servicer

      The  servicing  agreement  provides  that the  master  servicer  may not resign from its  obligations and duties under the servicing  agreement  except upon a  determination  that  performance of its  obligations  and duties is no longer  permissible  under  applicable  law or  except  in  connection  with a permitted  transfer of servicing  which each Rating Agency has confirmed  will not cause a qualification,  reduction or withdrawal of its then-current rating
[and to a successor  servicer that is reasonably  acceptable to the enhancer].
No such  resignation  will become  effective until the indenture  trustee or a successor  servicer has assumed the master  servicer's  obligations and duties under the servicing agreement.

      The servicing  agreement also provides that,  except as set forth below, neither the master  servicer nor any director,  officer,  employee or agent of the  master  servicer  will be under any  liability  to the trust  fund or the noteholders  for any  action  taken or for  refraining  from the taking of any action in good faith  pursuant to the  servicing  agreement,  or for errors in judgment;  provided,  however,  that neither the master  servicer nor any such person will be  protected  against any  liability  which  would  otherwise  be imposed by reason of willful  misfeasance,  bad faith or gross  negligence  in the  performance  of duties or by reason of reckless  disregard of obligations and duties  thereunder.  The  servicing  agreement  further  provides that the master  servicer and any  director,  officer,  employee or agent of the master servicer  is  entitled to  indemnification  by the issuing  entity and will be held harmless  against any loss,  liability or expense  incurred in connection with any legal  action  relating to the  servicing  agreement,  other than any loss,  liability  or expense  incurred by reason of willful  misfeasance,  bad faith or gross  negligence  in the  performance  of  duties  thereunder  or by reason  of  reckless  disregard  of  obligations  and  duties  thereunder.  In addition,  the servicing  agreement provides that the master servicer will not be under  any  obligation  to appear  in,  prosecute  or  defend  any legal or administrative  action that is not incidental to its  respective  duties under the  servicing  agreement  and  which in its  opinion  may  involve  it in any expense or liability.  The master  servicer may,  however,  in its  discretion undertake any action which it may deem  necessary or desirable with respect to the servicing  agreement and the rights and duties of the parties  thereto and the  interests  of the  noteholders  thereunder.  In  that  event,  the  legal expenses and costs of the action and any liability  resulting  from the action will be expenses,  costs and  liabilities of the issuing entity and the master servicer will be entitled to be reimbursed out of funds  otherwise  payable to noteholders.

      Any  person   into  which  the   master   servicer   may  be  merged  or
consolidated,  any person  resulting from any merger or consolidation to which the master  servicer is a party or any person  succeeding  to the  business of the master  servicer  will be the successor of the master  servicer  under the servicing  agreement,  provided that resulting  entity meets the  requirements set  forth  in the  servicing  agreement.  In  addition,  notwithstanding  the prohibition on its resignation,  the master servicer may assign its rights and delegate  its duties and  obligations  under the  servicing  agreement  to any person  [satisfactory  to the enhancer and] meeting the requirements set forth in  the  servicing  agreement.  In the  case  of any  assignment,  the  master servicer will be released from its obligations under the servicing  agreement, exclusive of liabilities and  obligations  incurred by it prior to the time of the assignment.

Custodial Arrangements

      The  [indenture  trustee]  will appoint  [name of custodian] to serve as custodian of the mortgage  loans.  The custodian is [not] an affiliate of [the seller,  the  sponsor,  the  depositor or the master  servicer].  [No servicer will have  custodial  responsibility  for the mortgage  loans.] The  custodian will  maintain  mortgage  loan  files  that  contain  originals  of the notes, mortgages,  assignments  and  allonges  in  vaults  located  at the  sponsor's premises  in  ________.  Only the  custodian  has  access to these  vaults.  A shelving  and filing  system  segregates  the files  relating to the  mortgage loans from other assets serviced by the master servicer.

                                       S-111

Amendment

      The servicing  agreement may be amended by the parties  thereto  without the consent of the  noteholders  of any class,  provided that the amendment is accompanied  by a letter from each Rating Agency that the  amendment  will not result in the  qualification,  reduction  or  withdrawal  of the  rating  then assigned to the notes,  [if  determined  without  regard to the  Policy,]  and provided  further,  that the consent of [the  enhancer,]  the paying agent and the indenture trustee shall be obtained.

The Trust Agreement and the Indenture

      The following  summary  describes  certain terms of the trust  agreement and the  indenture.  This  summary  does not  purport  to be  complete  and is subject to, and  qualified  in its entirety by  reference  to, the  respective provisions of the trust agreement and the indenture.  See  "Description of the
Agreements" in the prospectus.

Collateral

      Simultaneously  with the issuance of the notes,  the issuing entity will pledge the mortgage loans and the other assets  constituting the collateral to the indenture  trustee to secure the notes.  As pledgee of the mortgage loans, the  indenture  trustee  will be entitled to direct the issuing  entity in the exercise of all rights and remedies of the issuing  entity  against the seller under the  purchase  agreement  and  against  the  master  servicer  under the servicing agreement.

Reports to Noteholders

      The master  servicer  will prepare and furnish on a monthly basis to the indenture  trustee and the paying agent pursuant to the terms of the servicing agreement,  and the indenture  trustee or the paying agent will make available to each holder of the notes and each Rating  Agency,  [the  enhancer]  and the depositor,  statements containing, among other things, information relating to principal  and  interest  distributions  on the  notes  and the  status of the mortgage  pool in  accordance  with Item 1121 of  Regulation  AB (17 C.F.R.  §
229.1121),  as  described  under  "Description  of the  Securities--Reports  to
Securityholders"  in the prospectus.  In addition,  [the indenture trustee and the  subservicers]  will  furnish  to the  master  servicer,  and  the  master
servicer  will  furnish  to  the  depositor  the  compliance   statements  and
attestation  reports in  accordance  with Items 1122 and 1123 of Regulation AB
(17 C.F.R.  §§ 229.1122  and  229.1123)  detailed  under  "Description  of the
Agreements--Material   Terms  of  the  Pooling  and  Servicing  Agreements  and
Servicing Agreements--Evidence as to Compliance" in the prospectus.

      Copies  of these  statements  and  reports  will be  filed  with the SEC through its EDGAR system located at  http://www.sec.gov  under the name of the issuing  entity for so long as the issuing  entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

      The  [master  servicer]  will  make  the  statement   described  in  the
prospectus under "Description of the Securities -- Reports to  Securityholders"
available to noteholders via the [master  servicer's]  internet  website.  The
[master  servicer]  will  also  make the  periodic  reports  described  in the prospectus  under  "Where  You Can  Find  More  Information"  relating  to the issuing entity  available  through its website on the same date they are filed with the SEC.  The [master  servicer's]  internet  website  will  initially be located at  "www.________."  Assistance in using the website can be obtained by calling the [master servicer's]  customer service desk at [insert telephone number].  Parties  that are unable to use the website  are  entitled to have a paper  copy  mailed to them at no charge via first  class mail by calling  the customer service desk.

                                       S-112

      [For purposes of any electronic  version of this prospectus  supplement, the preceding  uniform  resource  locators,  or URLs, are an inactive  textual reference  only.  We have taken steps to ensure that these URLs were  inactive at the time the electronic version of this prospectus supplement was created.]

Certain Covenants

      The indenture will provide that the issuing  entity may not  consolidate or merge with or into any other entity, unless:

(1)   the  entity  formed  by or  surviving  the  consolidation  or  merger is organized  under the laws of the United  States,  any state or the
            District of Columbia;

(2)   the surviving entity expressly assumes, by an indenture  supplemental to the  indenture,  the issuing  entity's  obligation to make due and
            punctual   payments  upon  the  notes  and  the   performance   or
            observance  of any  agreement  and covenant of the issuing  entity under the indenture;

(3)   no event of  default  under the  indenture  shall have  occurred  and be continuing immediately after the merger or consolidation;

(4)   [the issuing  entity has  received  consent of the enhancer and has been advised  that the  ratings  of the  notes,  without  regard to the
            Policy,  then in effect  would not be reduced or  withdrawn by any
            Rating Agency as a result of the merger or consolidation;]

(5)   any action that is necessary to maintain the lien and security  interest created by the indenture has been taken;

(6)   the  issuing  entity  has  received  an opinion of counsel to the effect that the  consolidation  or merger would have no material  adverse tax  consequence  to the issuing  entity or to any  noteholder  or certificateholder; and

(7)   the issuing  entity has delivered to the indenture  trustee an officer's certificate  and an  opinion  of  counsel  each  stating  that the consolidation  or merger  and the  supplemental  indenture  comply with the indenture and that all conditions precedent,  as provided in the indenture,  relating to the transaction  have been complied with.

      The issuing entity will not, among other things:

(1)   except  as  expressly  permitted  by  the  indenture,   sell,  transfer,
            exchange or otherwise  dispose of any of the assets of the issuing entity;

(2)   claim  any  credit  on or make  any  deduction  from the  principal  and interest  payable  in respect  of the  notes,  other than  amounts withheld under the Internal  Revenue Code of 1986, as amended,  or applicable  state law, or assert any claim  against any present or former  holder of notes  because of the payment of taxes levied or assessed upon the issuing entity;

(3)   permit the validity or  effectiveness of the indenture to be impaired or
            permit  any  person  to  be  released   from  any   covenants   or
            obligations  with respect to the notes under the indenture  except as may be expressly permitted thereby; or

(4)   permit any lien, charge,  excise, claim, security interest,  mortgage or other  encumbrance  to be  created  on or extend  to or  otherwise arise upon or burden the assets of the issuing  entity or any part thereof, or any interest therein or the proceeds thereof.

      The  issuing  entity  may  not  engage  in any  activity  other  than as specified under "The Issuing Entity" in this prospectus supplement.

                                       S-113

Events of Default; Rights Upon Event of Default

      An event of default under the indenture includes:

(1)   a default for five (5) days or more in the payment of any  principal  of or interest on any note;

(2)   there occurs a default in the  observance or performance in any material respect of any covenant or  agreement  of the issuing  entity made in  the  indenture,  or  any  representation  or  warranty  of the issuing  entity  made  in  the  indenture  or in  any  certificate delivered  pursuant to or in connection with the indenture proving to have been  incorrect  in any  material  respect  as of the time when the same  shall  have been made that has a  material  adverse effect  on the  noteholders  [or the  enhancer],  and the  default shall continue or not be cured,  or the  circumstance or condition in respect of which the  representation  or warranty was incorrect shall not have been  eliminated or otherwise  cured,  for a period of 30 days after  there shall have been given,  by  registered  or certified mail, to the issuing entity by the indenture  trustee or to the issuing entity and the indenture  trustee by the holders of at least 25% of the outstanding  Note Balance of the notes [or the enhancer],  a written  notice  specifying the default or incorrect representation  or warranty  and  requiring  it to be remedied and stating  that  the  notice  is  a  notice  of  default  under  the indenture;

(3)   there  occurs  the  filing of a decree  or order  for  relief by a court having  jurisdiction  in the  premises  in respect of the  issuing entity or any  substantial  part of its property in an involuntary case under any applicable federal or state bankruptcy,  insolvency or other  similar law now or hereafter in effect,  or appointing a
            receiver,   liquidator,   assignee,   master  servicer,   trustee,
            sequestrator or similar  official of the issuing entity or for any substantial  part of its property,  or ordering the  winding-up or liquidation  of the issuing  entity's  affairs,  and the decree or order  shall  remain  unstayed  and in  effect  for a period of 60 consecutive days; or

(4)   there occurs the  commencement by the issuing entity of a voluntary case under any applicable  federal or state  bankruptcy,  insolvency or other  similar law now or hereafter  in effect,  or the consent by the  issuing  entity  to the  entry of an order  for  relief in an involuntary  case  under  any  such  law,  or the  consent  by the issuing  entity  to the  appointment  or  taking  possession  by a
            receiver,   liquidator,   assignee,   master  servicer,   trustee,
            sequestrator or similar  official of the issuing entity or for any substantial  part of the assets of the trust  fund,  or the making by the issuing  entity of any general  assignment  for the benefit of creditors,  or the failure by the issuing  entity  generally to pay its debts as those  debts  become  due,  or the  taking of any action  by  the  issuing  entity  in  furtherance  of  any  of the foregoing.
      If  an  event  of  default  with  respect  to  the  notes  at  the  time outstanding  occurs and is continuing,  the indenture  trustee,  acting on the direction [of the  enhancer,  if the enhancer is not then in default under the
Policy,  or] the holders of notes representing a majority of the Note Balance,
[if the enhancer is in default  under the Policy,] may declare all notes to be
due  and  payable   immediately.   Such   declaration   may,   under   certain
circumstances,  be rescinded  and annulled by [the enhancer or] the holders of notes  representing a majority of the Note  Balance[,  with the consent of the enhancer].

      If,  following an event of default with respect to the notes,  the notes have been  declared to be due and payable,  the indenture  trustee,  acting on
[the  direction of the enhancer,  if the enhancer is not then in default under the Policy,  or on] the direction of at least 51% of the noteholders,  [if the enhancer is in default under the Policy,]  notwithstanding  any  acceleration, may elect to maintain  possession of the collateral  securing the notes and to continue  to  apply  payments  on the  collateral  as if  there  had  been  no

                                       S-114

declaration of acceleration if the collateral  continues to provide sufficient funds for the payment of  principal of and interest on the notes as they would have become due if there had not been a declaration.

      In addition,  the indenture trustee may not sell or otherwise  liquidate the collateral securing the notes following an event of default, unless:

o     [the enhancer,  if the enhancer is not then in default under the Policy, or all  noteholders,  if the  enhancer  is in  default  under  the
            Policy, consent to the sale;]

o     the proceeds of the sale or  liquidation  are  sufficient to pay in full the  principal  of and accrued  interest,  due and unpaid,  on the outstanding  notes [and to reimburse  the enhancer] at the date of the sale; or

o     the  indenture  trustee  determines  that the  collateral  would  not be sufficient  on an ongoing  basis to make all payments on the notes as  payments  would  have  become  due if the  notes  had not been declared due and payable,  and the indenture  trustee  obtains the consent of the holders of notes  representing  66 2/3% of the then
            Note Balance [and the enhancer].

      In the event that the indenture  trustee  liquidates  the  collateral in connection  with  an  event  of  default,  the  indenture  provides  that  the indenture  trustee will have a prior lien on the  proceeds of any  liquidation for unpaid fees and  expenses.  As a result,  upon the  occurrence of an event of default,  the amount  available  for payments to the  noteholders  would be less than would  otherwise be the case.  However,  the  indenture  trustee may not  institute  a  proceeding  for  the  enforcement  of its  lien  except  in connection  with a proceeding for the enforcement of the lien of the indenture for the  benefit  of the  noteholders  after  the  occurrence  of an  event of default.

      In the event the  principal  of the notes is declared due and payable as described  above,  the holders of any notes issued at a discount  from par may be  entitled to receive no more than an amount  equal to the unpaid  principal amount  of  the  related  note  less  the  amount  of  the  discount  that  is unamortized.

      No  noteholder  generally  will have any right  under the  indenture  to institute any proceeding with respect to the indenture unless:

(1)   the holder  previously has given to the indenture trustee written notice of default and the continuance thereof;

(2)   the holders of any note  evidencing  not less than 25% of the  aggregate percentage interests constituting that note:

o     have made written  request upon the  indenture  trustee to institute the proceeding in its own name thereunder; and

o     have offered to the indenture trustee reasonable indemnity;

(3)   the  indenture  trustee  has  neglected  or  refused  to  institute  any
            proceeding   for  60  days  after   receipt  of  the  request  and
            indemnity;

(4)   [the enhancer has given its consent to the proposed proceedings; and]

(5)   no  direction  inconsistent  with the written  request has been given to the indenture  trustee  during the 60 day period by the holders of a majority of the  outstanding  principal  balances of that note[, except as  otherwise  provided for in the related  agreement  with respect to the enhancer].

                                       S-115

However,  the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the  indenture or to  institute,  conduct or defend any  litigation  thereunder  or in relation  thereto at the request, order or  direction  of any of the  holders  of the notes  [or the  enhancer], unless  the  noteholders  [or the  enhancer]  have  offered  to the  indenture trustee  reasonable  security or  indemnity  against the costs,  expenses  and liabilities which may be incurred therein or thereby.

Amendment and Modification of Trust Agreement and Indenture

      The trust  agreement  may be  amended  from time to time by the  parties thereto,  without the consent of the  noteholders of any class,  [but with the consent of the  enhancer,]  provided that any amendment be  accompanied  by an opinion of counsel  addressed  to the owner  trustee,  the paying  agent,  the indenture trustee and [the enhancer] to the effect that the amendment:

o     complies with the provisions of the trust agreement; and

o     will not cause the issuing entity to be subject to an entity level tax.

      With the consent of the holders of a majority of the  outstanding  notes
[and the  enhancer],  the issuing  entity,  the paying agent and the indenture trustee may execute a  supplemental  indenture to add provisions to, change in any manner or eliminate any provisions of, the  indenture,  or modify,  except as  provided  below,  in any manner the  rights of the  noteholders.  However, without the consent of the holder of each  outstanding  note affected  thereby
[and the enhancer], no supplemental indenture will:

(1)   change the due date of any  installment  of  principal of or interest on any note or reduce the  principal  amount  thereof,  the  interest rate  specified  thereon or change  any place of payment  where or the coin or currency in which any note or any interest  thereon is payable;

(2)   impair  the  right to  institute  suit for the  enforcement  of  certain provisions of the indenture regarding payment;

(3)   reduce the percentage of the Note Balance of the outstanding  notes, the consent of the holders of which is required  for any  supplemental indenture  or the consent of the holders of which is required  for any waiver of compliance with certain  provisions of the indenture or of  certain  defaults  thereunder  and  their  consequences  as provided for in the indenture;

(4)   modify or alter the provisions of the indenture  regarding the voting of notes held by the issuing  entity,  the  depositor or an affiliate of any of them;

(5)   decrease  the  percentage  of the Note  Balance  required  to amend  the sections of the indenture which specify the applicable  percentage of the Note Balance  necessary  to amend the  indenture or certain other related agreements;

(6)   modify any of the  provisions  of the indenture in a manner as to affect the  calculation  of the  amount of any  payment  of  interest  or principal  due on any note,  including the  calculation  of any of the individual components of such calculation; or

(7)   permit  the  creation  of  any  lien  ranking  prior  to or,  except  as otherwise  contemplated  by the  indenture,  on a parity  with the lien of the indenture  with respect to any of the  collateral  for the notes or,  except as otherwise  permitted or  contemplated  in the  indenture,  terminate  the  lien  of  the  indenture  on  any collateral  or  deprive  the  holder  of any note of the  security afforded by the lien of the indenture.

                                       S-116

      The issuing entity,  the indenture trustee and the paying agent may also enter into  supplemental  indentures,  [with the consent of the enhancer  and]
without obtaining the consent of the noteholders, for the purpose of:

o     to correct or amplify the  description  of any  property  subject to the lien of the indenture,  or better confirm to the indenture trustee any  property  subject or required to be  subjected to the lien of the  indenture,  or to  subject  to  the  lien  of  the  indenture additional property;

o     to  evidence  the  succession  of another  person to the role of issuing entity,  and the assumption by any such successor of the covenants of the issuing entity in the notes and the indenture;

o     to add to the  covenants of the issuing  entity,  for the benefit of the noteholders [or the enhancer],  or to surrender any right or power herein conferred upon the issuing entity;

o     to convey, transfer,  assign, mortgage or pledge any property to or with the indenture trustee;

o     to cure any ambiguity,  to correct any error or to correct or supplement any  provision in the indenture or in any  supplemental  indenture
            that  may  be  inconsistent   with  any  other  provision  in  the
            indenture or in any supplemental indenture;

o     to make any other  provisions  with  respect  to  matters  or  questions arising  under the  indenture  or in any  supplemental  indenture, provided  that such  action  shall not  materially  and  adversely affect the interests of the  noteholders  [or the  enhancer]  [(as evidenced by an Opinion of Counsel)];

o     to evidence and provide for the acceptance of the appointment  under the indenture by a successor  trustee with respect to the notes and to add to or change any of the  provisions  of the indenture as shall be necessary to facilitate the  administration of the indenture by more than one trustee; or

o     to modify,  eliminate or add to the  provisions of the indenture to such extent as shall be  necessary to effect the  qualification  of the
            indenture   under  TIA  or  under  any  similar   federal  statute
            hereafter  enacted to add to the indenture  such other  provisions as may be expressly required by TIA;

provided,  however, that no such supplemental  indenture shall be entered into unless the indenture  trustee,  the paying agent and [the enhancer] shall have received  an  opinion of counsel  to the  effect  that the  execution  of such supplemental  indenture  will  not  give  rise  to any  material  adverse  tax consequence to the noteholders.

Termination; Redemption of Notes
      The  obligations  created by the trust  agreement,  other  than  certain
limited  payment  and  notice   obligations  of  the  owner  trustee  and  the
depositor,  respectively,  will  terminate  upon the  payment  to the  related securityholders,  including the notes issued pursuant to the indenture, of all amounts  held  by  the  master  servicer  and  required  to  be  paid  to  the securityholders  [and the payment of all  amounts  due and owing the  enhancer under the insurance agreement] following the earliest of:

o     the final  distribution  of all  moneys or other  property  or  proceeds constituting  the  collateral in accordance  with the terms of the indenture and the trust agreement;

                                       S-117

o     the Final Payment Date; or

o     the purchase by the master  servicer of all mortgage  loans  pursuant to
            the    servicing    agreement.    See    "Description    of    the
            Securities--Maturity  and Optional  Redemption" in this  prospectus supplement.

      The  indenture  will be  discharged,  except  with  respect  to  certain continuing  rights  specified  in the  indenture,  upon  the  distribution  to noteholders  of  all  amounts  required  to be  distributed  pursuant  to  the indenture  [including,  for as long as the notes are outstanding,  all amounts payable under the Policy].

Certain Matters Regarding the Indenture Trustee, the Paying Agent and the
Issuing Entity

      Neither the  indenture  trustee,  the paying  agent,  nor any  director, officer or employee of the  indenture  trustee will be under any  liability to the issuing entity or the  noteholders  for any action taken or for refraining from the taking of any action in good faith  pursuant to the  indenture or for errors in judgment;  provided,  however,  that none of the indenture  trustee, the paying  agent and any  director,  officer  or  employee  of the  indenture trustee or the paying  agent will be  protected  against any  liability  which would  otherwise  be imposed by reason of  willful  malfeasance,  bad faith or negligence in the performance of duties or by reason of reckless  disregard of obligations  and duties under the  indenture.  Subject to certain  limitations set forth in the indenture,  the indenture  trustee,  the paying agent and any director,  officer,  employee or agent of the indenture  trustee or the paying agent will be indemnified by the issuing entity and held harmless  against any
loss,   liability  or  expense  incurred  in  connection  with  investigating, preparing to defend or defending  any legal action,  commenced or  threatened, relating to the indenture other than any loss,  liability or expense  incurred by reason of willful  malfeasance,  bad faith or negligence in the performance of its duties under the  indenture  or by reason of reckless  disregard of its obligations  and  duties  under the  indenture.  All  persons  into  which the indenture  trustee or the  paying  agent may be merged or with which it may be consolidated or any person resulting from any merger or consolidation  will be the successor of the indenture  trustee or the paying  agent,  as  applicable, under the indenture.

                               USE OF PROCEEDS

      The net proceeds from the sale of the notes to the underwriters  will be paid to the  depositor.  The  depositor  will use the proceeds to purchase the initial mortgage loans or for general corporate purposes.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

      The following is a general  discussion of anticipated  material  federal income tax  consequences  of the purchase,  ownership and  disposition  of the
notes  offered  under  this   prospectus   supplement  and  the   accompanying
prospectus.  In the  opinion  of  Orrick,  Herrington  &  Sutcliffe  LLP,  the following  discussion,  together with the discussion under "Federal Income Tax
Consequences"  in the  prospectus,  describes the material  federal income tax consequences of the purchase, ownership and disposition of the notes.

      This  discussion is directed  solely to noteholders  that hold the notes as capital  assets within the meaning of Section 1221 of the Internal  Revenue
Code of 1986, as amended,  and does not purport to discuss all federal  income
tax  consequences   that  may  be  applicable  to  particular   categories  of
investors,  some of which may be subject to special  rules,  including  banks, insurance companies, foreign investors,  tax-exempt organizations,  dealers in securities  or  currencies,  mutual  funds,  real  estate  investment  trusts, natural persons,  cash method taxpayers,  S corporations,  estates and trusts, investors  that hold the notes as part of a hedge,  straddle or, an integrated or conversion  transaction,  or holders whose "functional currency" is not the
United  States  dollar.  Also,  it does not  address  alternative  minimum tax consequences or the indirect  effects on the holders of equity  interests in a

                                       S-118

noteholder.  Further,  the  authorities  on  which  this  discussion,  and the opinion  referred  to  below,  are based are  subject  to change or  differing interpretations,  which could apply retroactively.  Taxpayers and preparers of tax  returns  should be aware that under  applicable  Treasury  regulations  a provider of advice on specific  issues of law is not  considered an income tax return preparer unless the advice:

o     is given as to  events  that  have  occurred  at the time the  advice is rendered and is not given as to the  consequences  of contemplated actions; and

o     is directly relevant to the determination of an entry on a tax return.

Accordingly,  taxpayers  should  consult  their tax  advisors  and tax  return preparers  regarding the  preparation of any item on a tax return,  even where
the   anticipated   tax  treatment  has  been  discussed  in  this  prospectus supplement and/or the accompanying prospectus.

      In addition to the federal  income tax  consequences  described  in this prospectus  supplement and the accompanying  prospectus,  potential  investors should  consider  the  state  and  local  tax  consequences,  if  any,  of the purchase,  ownership and  disposition  of the notes.  See "State and Other Tax
Consequences"  in this  prospectus  supplement.  Noteholders  are  advised  to consult their tax advisors  concerning the federal,  state, local or other tax consequences  to them of the purchase,  ownership and disposition of the notes offered under this prospectus.

      The  notes  will be  characterized  as  indebtedness,  and  neither  the issuing entity nor any portion of the issuing entity will be  characterized as an association, or a publicly traded partnership,  taxable as a corporation or as a taxable  mortgage  pool  within the  meaning  of  Section  7701(i) of the
Internal Revenue Code of 1986, as amended.

      The  following  discussion  is based in part  upon the  rules  governing original issue  discount that are described in Sections  1271-1273 and 1275 of
the  Internal  Revenue  Code  of  1986,  as  amended,   and  in  the  Treasury
regulations   issued   under   these   sections,   referred  to  as  the  "OID
Regulations."  The OID  Regulations do not adequately  address  various issues relevant to, and in some  instances  provide that they are not  applicable to,
securities   such  as  the  notes.   For  purposes  of  this  tax  discussion,
references to a "noteholder"  or a "holder" are to the  beneficial  owner of a note.

Status as Real Property Loans

      Notes  held  by a  domestic  building  and  loan  association  will  not constitute  "loans . . . secured by an interest in real  property"  within the meaning of Section  7701(a)(19)(C)(v) of the Internal Revenue Code of 1986, as
amended;  and notes held by a real estate investment trust will not constitute
"real  estate  assets"  within  the  meaning of  Section  856(c)(4)(A)  of the
Internal  Revenue Code of 1986, as amended,  and interest on notes will not be considered  "interest on  obligations  secured by mortgages on real  property"
within the meaning of Section  856(c)(3)(B)  of the  Internal  Revenue Code of
1986, as amended.

Original Issue Discount

      The notes are  expected  to be treated  as issued  with  original  issue discount.  The  original  issue  discount  on a note will be the excess of its stated  redemption  price at maturity over its issue price. The issue price of the notes will be the first cash  price at which a  substantial  amount of the notes are sold, excluding sales to bond houses,  brokers and underwriters,  on the closing date.  If less than a substantial  amount of the notes is sold for cash on or prior to the  closing  date,  the issue  price of the notes will be treated as the fair market value of the notes on the closing  date.  Under the
OID Regulations,  the stated  redemption price of a note is equal to the total of  all  payments  to be  made  on  the  note  other  than  "qualified  stated
interest."   "Qualified   stated   interest"   includes   interest   that   is
unconditionally  payable at least  annually at a single fixed rate,  or in the

                                       S-119

case of a variable rate debt  instrument,  at a "qualified  floating rate," an
"objective  rate,"  a  combination  of a  single  fixed  rate  and one or more
"qualified  floating  rates" or one "qualified  inverse  floating  rate," or a combination of "qualified  floating  rates" that typically does not operate in a manner that  accelerates or defers interest  payments on the note.  Interest on the notes is not  expected  to be  treated  as  qualified  stated  interest because  interest  accrued at a rate in excess of the rate described in clause
(2) of the definition of the Note Rate of the notes  (limiting the rate to the weighted  average  net  loan  rate or that  rate  minus  0.50%)  could in high interest  rate  periods  cause the payment of  interest  to be deferred  for a period exceeding one year.

      In the case of notes bearing  adjustable note rates,  the  determination of the  total  amount  of  original  issue  discount  and  the  timing  of the
inclusion   of  original   issue   discount   will  vary   according   to  the
characteristics  of the notes.  In general terms  original  issue  discount is accrued  by  treating  the  note  rate  of  the  notes  as  fixed  and  making adjustments to reflect actual note rate payments.

      If the  accrued  interest  to be  paid  on the  first  payment  date  is computed for a period that begins prior to the closing  date, a portion of the purchase  price paid for a note will  reflect the accrued  interest.  In those cases,  information  returns  to the  noteholders  and  the  Internal  Revenue
Service will be based on the position  that the portion of the purchase  price paid for the  interest  accrued  during  periods  prior to the closing date is treated  as part of the  overall  purchase  price  of the  note,  and not as a separate  asset  the  purchase  price of which is  recovered  entirely  out of interest  received  on the next  distribution  date,  and that  portion of the interest  paid on the first  distribution  date in excess of interest  accrued for a number of days  corresponding  to the  number  of days from the  closing date  to the  first  distribution  date  should  be  included  in  the  stated
redemption price of the note.  However,  the OID Regulations state that all or some portion of the accrued  interest  may be treated as a separate  asset the cost of  which  is  recovered  entirely  out of  interest  paid  on the  first distribution  date.  It is  unclear  how an  election  to do so  would be made under the OID Regulations and whether the election could be made  unilaterally by a noteholder.

      Notwithstanding  the  general  definition  of original  issue  discount, original  issue  discount on a note will be  considered to be de minimis if it is less than 0.25% of the stated  redemption  price of the note  multiplied by its  weighted  average  maturity.  For  this  purpose,  the  weighted  average maturity of the note is computed as the sum of the amounts  determined,  as to each  payment  included  in  the  stated  redemption  price  of the  note,  by multiplying  (1) the  number of  complete  years,  rounding  down for  partial years, from the issue date until the payment is expected to be made,  possibly taking into account a prepayment assumption,  by (2) a fraction, the numerator of which is the amount of the  payment,  and the  denominator  of which is the stated  redemption  price at maturity of the note.  Under the OID Regulations, original  issue  discount of only a de minimis  amount,  other than de minimis original issue discount  attributable to a so-called "teaser" interest rate or an initial  interest  holiday,  will be included in income as each  payment of stated  principal is made,  based on the product of the total amount of the de minimis original issue discount and a fraction,  the numerator of which is the amount  of  the  principal  payment  and  the  denominator  of  which  is  the outstanding  stated  principal  amount of the note. The OID  Regulations  also would  permit a  noteholder  to elect to  accrue  de  minimis  original  issue discount  into  income  currently  based  on  a  constant  yield  method.  See
"Material   Federal  Income  Tax   Considerations--Market   Discount"  in  this
prospectus  supplement  for a  description  of  the  election  under  the  OID
Regulations.

      If  original  issue  discount  on a note is in  excess  of a de  minimis amount,  the holder of the note must include in ordinary  gross income the sum of the "daily  portions"  of original  issue  discount for each day during its taxable  year on which it held  the  note,  including  the  purchase  date but excluding the  disposition  date. In the case of an original holder of a note, the daily portions of original issue discount will be determined as follows.

      As to each  "accrual  period,"  that is, each period that ends on a date that corresponds to a distribution  date and begins on the first day following the immediately  preceding accrual period, or in the case of the first period,

                                       S-120

begins on the closing date, a  calculation  will be made of the portion of the original issue discount that accrued during this accrual  period.  The portion of original  issue  discount that accrues in any accrual period will equal the excess,  if any, of (1) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions  remaining to be made on the note, if any, in future  periods and (B) the  distributions  made on the note during the accrual period of amounts included in the stated  redemption  price,  over
(2) the  adjusted  issue  price of the note at the  beginning  of the  accrual period.  The present value of the remaining  distributions  referred to in the preceding  sentence  will be  calculated  using a  discount  rate equal to the
original  yield  to  maturity  of  the  notes,  and  possibly   assuming  that
distributions  on the note will be  received  in future  periods  based on the trust assets being  prepaid at a rate equal to a  prepayment  assumption.  For these  purposes,  the  original  yield  to  maturity  of  the  note  would  be calculated based on its issue price and possibly  assuming that  distributions on the note will be made in all  accrual  periods  based on the  trust  assets being prepaid at a rate equal to a prepayment  assumption.  The adjusted issue price of a note at the  beginning  of any accrual  period will equal the issue price of the  note,  increased  by the  aggregate  amount  of  original  issue discount  that accrued on the note in prior  accrual  periods,  and reduced by the amount of any  distributions  made on the note in prior accrual periods of amounts included in its stated  redemption  price. The original issue discount accruing  during any accrual  period,  computed as  described  above,  will be allocated  ratably to each day  during the  accrual  period to  determine  the daily portion of original  issue  discount for that day.  Although the issuing
entity  will  calculate  original  issue  discount,   if  any,  based  on  its
determination  of the  accrual  periods,  a  noteholder  may,  subject to some restrictions, elect other accrual periods.

      A  subsequent  purchaser of a note that  purchases  the note at a price, excluding any portion of the price  attributable to accrued  qualified  stated
interest,  less  than its  remaining  stated  redemption  price  will  also be required to include in gross income the daily  portions of any original  issue discount  relating to the note.  However,  each daily portion will be reduced, if the cost is in excess of its  "adjusted  issue price," in proportion to the ratio that excess bears to the aggregate  original issue discount remaining to be accrued on the note.  The  adjusted  issue price of a note on any given day equals:

o     the adjusted issue price, or, in the case of the first accrual period, the issue price, of the note at the beginning of the accrual period which includes that day, plus

o     the daily portions of original issue discount for all days during the accrual period prior to that day, less

o     any principal payments made during the accrual period relating to the note.

Market Discount

      A  noteholder  that  purchases  a note at a  market  discount,  that is, assuming the note is issued  without  original issue  discount,  at a purchase price less than its remaining  stated  principal  amount,  will recognize gain
upon  receipt  of  each  distribution   representing   stated  principal.   In
particular,  under  Section  1276 of the  Internal  Revenue  Code of 1986,  as
amended,  the  noteholder,  in most cases,  will be  required to allocate  the portion of each  distribution  representing  stated principal first to accrued market discount not previously  included in income,  and to recognize ordinary income to that extent.

      A noteholder  may elect to include market  discount in income  currently as it accrues rather than including it on a deferred basis in accordance  with the foregoing.  If made, the election will apply to all market  discount bonds acquired  by the  noteholder  on or after the  first day of the first  taxable year to which the election applies.  In addition,  the OID Regulations  permit a noteholder to elect to accrue all interest,  discount,  including de minimis market or original issue  discount,  and premium in income as interest,  based on a  constant  yield  method.  If this  election  were  made for a note  with market  discount,  the noteholder  would be deemed to have made an election to include  currently  market  discount in income for all other debt  instruments having market  discount that the noteholder  acquires  during the taxable year

                                       S-121

of  the  election  or  after  that  year,  and  possibly  previously  acquired instruments.  Similarly,  a noteholder that made this election for a note that is acquired at a premium  would be deemed to have made an election to amortize bond premium for all debt  instruments  having  amortizable  bond premium that
the   noteholder   owns  or  acquires.   See  "Material   Federal  Income  Tax
Considerations--Premium"   in  this  prospectus   supplement.   Each  of  these
elections  to accrue  interest,  discount and premium for a note on a constant yield method would be irrevocable.

      However,  market discount for a note will be considered to be de minimis for  purposes  of  Section 1276  of the  Internal  Revenue  Code of  1986,  as
amended,  if the market discount is less than 0.25% of the remaining principal amount of the note  multiplied  by the number of  complete  years to  maturity remaining  after the date of its purchase.  In interpreting a similar rule for original  issue  discount  on  obligations  payable in  installments,  the OID
Regulations  refer to the weighted average maturity of obligations,  and it is likely  that the same rule  will be  applied  for  market  discount,  possibly taking into account a  prepayment  assumption.  If market  discount is treated as de minimis  under this rule, it appears that the actual  discount  would be treated  in a manner  similar  to  original  issue  discount  of a de  minimis
amount.  See  "Material  Federal  Income  Tax  Considerations--Original   Issue
Discount" in this prospectus supplement.

      Section  1276(b)(3)  of the Internal  Revenue Code of 1986,  as amended,
specifically   authorizes  the  Treasury   Department  to  issue   regulations
providing  for the method for accruing  market  discount on debt  instruments, the  principal  of which  is  payable  in more  than  one  installment.  Until regulations  are issued by the Treasury  Department,  some rules  described in the legislative  history to Section 1276 of the Internal Revenue Code of 1986,
as amended,  or the Committee  Report,  apply.  The Committee Report indicates that in each accrual  period market  discount on notes should  accrue,  at the noteholder's  option:  (1) on the basis of a constant yield method,  or (2) in the case of a note issued without  original issue discount,  in an amount that bears the same  ratio to the total  remaining  market  discount  as the stated
interest  paid in the  accrual  period  bears to the  total  amount  of stated
interest  remaining to be paid on the notes as of the beginning of the accrual period.  Moreover,  any prepayment  assumption used in calculating the accrual of original issue  discount is also used in calculating  the accrual of market discount.  Because  the  regulations  referred to in this  paragraph  have not been  issued,  it is not  possible to predict  what effect  these  regulations might have on the tax  treatment  of a note  purchased  at a  discount  in the secondary market.  Further,  it is uncertain  whether a prepayment  assumption would be required  to be used for the notes if they were issued with  original issue discount.

      To  the  extent  that  notes  provide  for  monthly  or  other  periodic distributions  throughout  their  term,  the  effect of these  rules may be to require  market  discount  to be  includible  in  income at a rate that is not significantly  slower than the rate at which the  discount  would accrue if it were  original  issue  discount.  Moreover,  in any  event a holder  of a note typically  will be  required  to  treat a  portion  of any gain on the sale or exchange of the note as ordinary  income to the extent of the market  discount accrued to the date of disposition  under one of the foregoing  methods,  less any accrued market discount previously reported as ordinary income.

      Further,  under  Section 1277 of the Internal  Revenue Code of 1986,  as
amended,  a  holder  of a note  may be  required  to  defer a  portion  of its interest  deductions  for the taxable year  attributable  to any  indebtedness incurred  or  continued  to  purchase  or carry a note  purchased  with market discount.  For these  purposes,  the de minimis rule  referred to in the third preceding  paragraph  applies.  Any deferred interest expense would not exceed the market  discount  that  accrues  during that  taxable year and is, in most cases,  allowed  as a  deduction  not later  than the year in which the market discount  is  includible  in income.  If the holder  elects to include  market discount in income currently as it accrues on all market discount  instruments acquired by that holder in that taxable year or after that year,  the interest deferral rule described above will not apply.

                                       S-122

Premium

      If a holder  purchases a note for an amount  greater than its  remaining principal  amount,  the holder will be considered  to have  purchased the note with amortizable bond premium equal in amount to the excess,  and may elect to amortize the premium using a constant  yield method over the remaining term of the note and to offset  interest  otherwise  to be  required to be included in income  relating to that note by the premium  amortized in that taxable  year.
If this  election  is  made,  it will  apply to all  debt  instruments  having amortizable  bond premium that the holder owns or subsequently  acquires.  The
OID  Regulations  also permit  noteholders  to elect to include all  interest, discount  and  premium  in  income  based  on a  constant  yield  method.  See
"Material   Federal  Income  Tax   Considerations--Market   Discount"  in  this
prospectus  supplement.  The Committee  Report states that the same rules that apply to  accrual  of  market  discount,  which  rules  may  require  use of a prepayment  assumption in accruing market discount for notes without regard to
whether  the  notes  have  original  issue  discount,   would  also  apply  in
amortizing  bond premium  under  Section 171 of the  Internal  Revenue Code of
1986, as amended.  The use of an assumption  that there will be no prepayments may be required.

Realized Losses

      Under  Section 166 of the  Internal  Revenue  Code of 1986,  as amended, both corporate and noncorporate  holders of the notes that acquire those notes in  connection  with a trade or  business  should be  allowed  to  deduct,  as ordinary  losses,  any losses  sustained  during a taxable year in which their notes  become  wholly  or  partially  worthless  as the  result of one or more realized losses on the trust assets.  However,  it appears that a noncorporate holder  that does not  acquire a note in  connection  with a trade or business will not be  entitled  to  deduct a loss  under  Section  166 of the  Internal
Revenue  Code of 1986,  as amended,  until the holder's  note  becomes  wholly worthless,  that is, until its outstanding  principal balance has been reduced to zero,  and that the loss  will be  characterized  as a  short-term  capital loss.
      Each holder of a note will be required to accrue  interest  and original issue  discount for that note,  without  giving  effect to any  reductions  in distributions  attributable to defaults or  delinquencies  on the trust assets until  it can  be  established  that  any  reduction  ultimately  will  not be recoverable.  As a  result,  the  amount of  taxable  income  reported  in any period by the holder of a note could  exceed  the  amount of  economic  income actually  realized  by the  holder in that  period.  Although  the holder of a note eventually  will recognize a loss or reduction in income  attributable to previously  accrued  and  included  income  that,  as the result of a realized loss,  ultimately  will not be  realized,  the law is unclear as to the timing and character of the loss or reduction in income.

Sales of Notes

      If a note is sold,  the selling  noteholder  will recognize gain or loss equal  to the  difference  between  the  amount  realized  on the sale and its adjusted  basis in the note.  The  adjusted  basis of a note,  in most  cases, will equal the cost of that note to that  noteholder,  increased by the amount of any original issue discount or market discount  previously  reported by the noteholder  for  that  note  and  reduced  by any  amortized  premium  and any principal  payment  received  by the  noteholder.  Except as  provided  in the following  three  paragraphs,  any gain or loss will be capital  gain or loss, provided the note is held as a capital  asset,  in most cases,  property  held for  investment,  within the meaning of Section 1221 of the  Internal  Revenue
Code of 1986, as amended.

      Gain  recognized  on the sale of a note by a seller  who  purchased  the note at a market  discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued  during the period the note was held by the  holder,  reduced by any market  discount  included  in income under  the rules  described  in this  prospectus  supplement  under  "Material
Federal Income Tax Considerations--Market Discount" and "--Premium."

                                       S-123

      A portion  of any gain from the sale of a note that might  otherwise  be capital gain may be treated as ordinary  income to the extent that the note is held as part of a "conversion  transaction" within the meaning of Section 1258 of the Internal  Revenue Code of 1986,  as amended.  A conversion  transaction generally is one in which the taxpayer has taken two or more  positions in the
same  or  similar   property   that  reduce  or  eliminate   market  risk,  if
substantially  all of the taxpayer's  return is attributable to the time value of the  taxpayer's net  investment in the  transaction.  The amount of gain so realized  in a  conversion  transaction  that is  recharacterized  as ordinary income  generally  will not  exceed  the  amount of  interest  that would have
accrued  on  the  taxpayer's  net  investment  at  120%  of  the   appropriate
"applicable  Federal  rate," which rate is computed and  published  monthly by the  Internal  Revenue  Service,  at the time  the  taxpayer  enters  into the conversion  transaction,  subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally,  a  taxpayer  may  elect  to have  net  capital  gain  taxed at ordinary  income rates rather than capital gains rates in order to include any net capital  gain in total net  investment  income for the taxable  year,  for purposes of the rule that  limits the  deduction  of interest on  indebtedness incurred to purchase or carry  property  held for  investment  to a taxpayer's net investment income.

Backup Withholding

      Payments  of  interest  and  principal,  as well as payments of proceeds from the sale of notes,  may be subject to the "backup  withholding tax" under
Section 3406 of the Internal  Revenue Code of 1986, as amended,  if recipients of the  payments  fail to furnish to the payor  information,  including  their taxpayer  identification  numbers, or otherwise fail to establish an exemption from the tax.  Any amounts  deducted  and withheld  from a  distribution  to a recipient would be allowed as a credit against the recipient's  federal income tax.  Furthermore,  penalties may be imposed by the Internal  Revenue  Service on a recipient  of payments  that is required to supply  information  but that does not do so in the proper manner.

      The  issuing  entity  will  report to the  holders  and to the  Internal
Revenue  Service  for  each  calendar  year  the  amount  of  any  "reportable payments"  during that year and the amount of tax withheld,  if any,  relating to payments on the notes.

Tax Treatment of Foreign Investors

      Interest  paid  on a note to a  nonresident  alien  individual,  foreign partnership  or foreign  corporation  that has no  connection  with the United
States other than holding notes, known as nonresidents,  will normally qualify as portfolio  interest and will be exempt from federal income tax, except,  in general, where (1) the recipient is a holder,  directly or by attribution,  of
10% or more of the capital or profits  interest in the issuing entity,  or (2)
the recipient is a controlled foreign  corporation to which the issuing entity is a related person.  Upon receipt of appropriate  ownership  statements,  the issuing  entity  normally will be relieved of obligations to withhold tax from the interest  payments.  These provisions  supersede the generally  applicable provisions  of United  States law that would  otherwise  require  the  issuing entity to withhold at a 30% rate,  unless this rate were reduced or eliminated by an applicable tax treaty, on, among other things,  interest and other fixed or  determinable,  annual or periodic income paid to  nonresidents.  For these purposes a noteholder  may be considered  to be related to the issuing  entity by holding a certificate  or by having common  ownership with any other holder of a certificate or any affiliate of that holder.

New Withholding Regulations

      The Treasury  Department has issued new  regulations  referred to as the
"New Withholding  Regulations,"  which revise procedures for complying with or
obtaining  exemptions  under  to  the  withholding,   backup  withholding  and
information   reporting   rules   described   above  in  the  three  preceding
paragraphs.  Special rules are applicable to partnerships,  estates and trusts and, in certain  circumstances,  certifications as to foreign status and other matters  may be  required  from  partners  or  beneficiaries  thereof  The New
Withholding  Regulations  are  generally  effective  for  payments  made after
December 31, 2000,  subject to  transition  rules.  Prospective  investors are urged to consult  their tax advisors  regarding the procedure for obtaining an exemption from withholding under the New Withholding Regulations.

                                       S-124

                       STATE AND OTHER TAX CONSEQUENCES

      In  addition  to  the  federal  income  tax  consequences  described  in
"Material  Federal  Income Tax  Considerations,"  potential  investors  should consider the state and local tax consequences of the  acquisition,  ownership, and  disposition  of the notes offered by this  prospectus  supplement and the accompanying  prospectus.  State  tax law may  differ  substantially  from the corresponding  federal tax law, and the  discussion  above does not purport to describe  any  aspect  of the tax laws of any  state  or  other  jurisdiction.
Therefore,  prospective  investors should consult their tax advisors about the various  tax  consequences  of  investments  in  the  notes  offered  by  this prospectus.

                             ERISA CONSIDERATIONS

      The notes are  eligible  for  purchase  by any Plan.  Any  fiduciary  or other  investor of Plan  assets that  proposes to acquire or hold the notes on behalf of or with assets of any Plan  should  consult  with its  counsel  with respect  to  the  potential  applicability  of  the  fiduciary  responsibility provisions  of ERISA and the  prohibited  transaction  provisions of ERISA and
Section  4975  of the  Internal  Revenue  Code of  1986,  as  amended,  to the proposed investment.  See "ERISA Considerations" in the prospectus.

      Each  purchaser  of a note,  by its  acceptance  of the  note,  shall be deemed to have  represented  that the  acquisition  and holding of the note by the purchaser  does not  constitute  or give rise to a prohibited  transaction under  Section 406 of ERISA or Section  4975 of the  Internal  Revenue Code of
1986,  as  amended,  for  which no  statutory,  regulatory  or  administrative exemption is available.  See "ERISA Considerations" in the prospectus.

      The  notes  may  not be  purchased  with  the  assets  of a Plan  if the underwriters,  the depositor,  the master servicer, the indenture trustee, the owner trustee, the paying agent, [the enhancer] or any of their affiliates:

o     has  investment or  administrative  discretion  with respect to the Plan assets;

o     has authority or responsibility to give, or regularly gives,  investment advice  regarding  the  Plan  assets,  for  a  fee  and  under  an agreement  or  understanding  that  the  advice  will  serve  as a primary basis for investment  decisions  regarding the Plan assets and will be  based  on the  particular  investment  needs  for the
            Plan; or

o     unless United States Department of Labor ("DOL") Prohibited  Transaction
            Class  Exemption  90-1,  91-38 or 95-60  applies,  is an  employer maintaining or contributing to the Plan.

      On January 5, 2000, the DOL published final regulations under Section
401(c) of ERISA.  The final 401(c) Regulations took effect on July 5, 2001.

      The  sale  of  any  of  the  notes  to  a  Plan  is  in  no   respect  a
representation  by the issuing entity or the underwriters  that the investment meets all relevant  legal  requirements  with respect to  investments by Plans generally or any particular  Plan, or that the  investment is appropriate  for
Plans generally or any particular Plan.

                                       S-125

                               LEGAL INVESTMENT

      The  notes  will  not  constitute   "mortgage  related  securities"  for
purposes  of  the  Secondary  Mortgage  Market  Enhancement  Act of  1984,  as
amended.  Accordingly,  many  institutions  with legal  authority to invest in mortgage-related  securities  may not be legally  authorized  to invest in the notes. No representation  is made in this prospectus  supplement as to whether the notes  constitute  legal  investments  for any entity under any applicable statute, law, rule, regulation or order.  Prospective  purchasers are urged to consult  with  their  counsel  concerning  the  status  of the  notes as legal investments  for such purchasers  prior to investing in the notes.  See "Legal
Investment" in the prospectus.

                                 UNDERWRITING

      Subject  to the  terms  and  conditions  set  forth in the  Underwriting
Agreement,  each  underwriter  has agreed to purchase,  and the  depositor has agreed to sell to each  underwriter,  the principal  amount of notes  opposite its name in the table below:

                           Principal Amount of Notes
                Wachovia Capital        ____________          ____________
                   Markets, LLC
 Class A-I-1       $__________           $__________           $__________
 notes.........

 Class A-II-1      $__________           $__________           $__________
 notes.........

 Class A-II-2      $__________           $__________           $__________
 notes.........

      The  distribution of the notes by the  underwriters may be effected from time to time in one or more negotiated  transactions or otherwise,  at varying prices to be  determined at the time of sale.  Proceeds to the depositor  from the sale of the notes,  before  deducting  expenses  payable by the depositor, will be  approximately  ___% of the  aggregate  Note Balance as of the closing date.

      The depositor has agreed to indemnify the  underwriters  against certain liabilities,  including  liabilities  under  the  Securities  Act of 1933,  as amended,  or contribute to payments the  underwriters  may be required to make in respect of those liabilities.

      The  underwriters  intend to make a secondary  market in the notes,  but have no  obligation  to do so.  There  can be no  assurance  that a  secondary market  for  the  notes  will  develop,  or if it does  develop,  that it will provide  holders of the notes with  liquidity of investment at any  particular time or for the  life of the  notes.  The  notes  will  not be  listed  on any securities exchange.

      Upon receipt of a request by an investor who has received an  electronic prospectus  supplement  and  prospectus  from any  underwriter or a request by that  investor's  representative  within the period  during  which there is an obligation to deliver a prospectus  supplement and  prospectus,  the depositor
or  the  applicable   underwriter  will  promptly  deliver,  or  cause  to  be
delivered,  without  charge,  a paper copy of the  prospectus  supplement  and prospectus.

      Until 90 days from the date of this prospectus  supplement,  all dealers effecting  transactions  in the notes,  whether or not  participating  in this
distribution,   may  be  required  to  deliver  a  prospectus  supplement  and prospectus.  This is in  addition  to the  obligation  of dealers to deliver a prospectus  supplement and  prospectus  when acting as  underwriters  and with respect to their unsold allotments or subscriptions.

                                       S-126

                                LEGAL MATTERS

      Certain  legal matters with respect to the notes will be passed upon for the depositor and the underwriters by Orrick,  Herrington & Sutcliffe llp, New
York, New York.

                                   RATINGS

      It is a  condition  to issuance of the notes that they be rated "Aaa" by
Moody's Investors  Service,  Inc., or Moody's,  and "AAA" by Standard & Poor's
Ratings Services, a division of The McGraw-Hill  Companies,  Inc., or Standard
&  Poor's.  The  depositor  has not  requested  a rating  on the  notes by any rating  agency other than Moody's and  Standard & Poor's.  However,  there can be no assurance as to whether any other rating  agency will rate the notes or, if it does,  what rating  would be assigned by any other  rating  agency.  Any rating on the notes by another  rating  agency could be lower than the ratings assigned to the notes by Moody's and Standard & Poor's.  A  securities  rating addresses  the  likelihood  of the  receipt  by the  holders  of the  notes of distributions on the mortgage loans. The rating takes into  consideration  the structural and legal aspects  associated with the  certificates and the notes, but does not address  Interest  Shortfalls  [or the  likelihood  that payments will  be  made by the  provider  of the  Yield  Maintenance  Agreements].  The ratings on the notes do not constitute  statements  regarding the  possibility that the holders of the notes might  realize a lower than  anticipated  yield.
A securities  rating is not a  recommendation  to buy, sell or hold securities and may be subject to  revision  or  withdrawal  at any time by the  assigning
rating   organization.    Each   securities   rating   should   be   evaluated
independently of similar ratings on different securities.

      The  fees  paid by the  depositor  to the  rating  agencies  at  closing include a fee for ongoing  surveillance  by the rating agencies for so long as any  notes  are  outstanding.  However,  the  rating  agencies  are  under  no obligation  to the depositor to continue to monitor or provide a rating on the notes.

                                   [EXPERTS

      The  financial  statements of [name of enhancer] as of December 31, 200_
and 200_ and for each of the years in the  three-year  period  ended  December
31,  200_  are  included  in  the  Form  8-K  of  the  registrant,   which  is
incorporated by reference in the  registration  statement in reliance upon the report  of [name of  enhancer's  accountants],  independent  certified  public accountants  which is also  incorporated  by  reference  therein  and upon the authority of said firm as experts in accounting and auditing.]

                                       S-127

                                 Class A-I-1 Notes

                                   Schedule I-A-1

      Payment        Scheduled                Payment         Scheduled
       Date          Notional                  Date        Notional Balance
                      Balance
                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                       S-128

                                 Class A-II-1 Notes

                                  Schedule I-A-II

      Payment        Scheduled                Payment         Scheduled
       Date          Notional                  Date        Notional Balance
                      Balance
                                              [Month
                                                [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                              [Month
   [Month Year]        $_____                  Year]            $_____

                                       S-129

                                      [Annex I

                                 Auction Procedures

      The  following  description  of the  Auction  Procedures  applies to the
Class A-II-2  Notes,  or the Auction  Notes.  The term "note," as used in this
Annex,  refers  to the  Auction  Notes,  and the term  "noteholder"  refers to noteholders  holding the Auction Notes.  Capitalized  terms used in this Annex
I and not  otherwise  defined have the meanings  ascribed in the  accompanying prospectus supplement.

      "All Hold Rate" means ninety percent (90%) of LIBOR.

      "Auction"  means the  implementation  of the  Auction  Procedures  on an
Auction Date.

      "Auction Agent" means Wachovia  Capital  Markets,  LLC, or any successor appointed under the Auction Agent Agreement.

      "Auction  Agent  Agreement"  means the Auction  Agent  Agreement,  to be entered into as of the closing date,  among the indenture  trustee  (solely in its capacity as indenture trustee,  and not in its individual  capacity),  the
Auction  Agent  and  Wachovia   Capital   Markets,   LLC,  as  holder  of  the
Certificates, including any amendment thereof or supplement thereto.

      "Auction  Agent Fee" means the fee paid to the Auction Agent pursuant to the Auction Agent Agreement.

      "Auction  Date" means the Business Day  immediately  preceding the first day of each  Interest  Period,  commencing  in _____  200_,  other  than  each
Interest Period  commencing  after the Auction Notes are no longer  maintained by the  Depository in Book-Entry  Form.  Notwithstanding  the  foregoing,  the
Auction Date for one or more Interest  Periods may be changed  pursuant to the
Auction Agent Agreement, as described herein.

      "Auction Notes"  means the Class A-II-2 notes.

      "Auction  Procedures"  means the  procedures  set  forth in the  Auction
Agent  Agreement,  and  described in this  prospectus  supplement by which the
Auction Rate is determined.

      "Auction  Rate" means the rate of interest  per annum that  results from implementation of the Auction Procedures.

      "Authorized  Denominations"  means,  with respect to the Auction  Notes,
$25,000 and integral multiples of $25,000 in excess thereof.

      "Broker-Dealer"  means Wachovia Capital Markets, LLC or any other broker or  dealer  (each as  defined  in the  Securities  Exchange  Act of  1934,  as amended),  commercial  bank or other  entity  permitted  by law to perform the functions  required of a  Broker-Dealer  set forth in the  Auction  Procedures that (a) is a  Participant  (or an Affiliate of a  Participant),  (b) has been appointed as such by the  Depositor,  with the consent of the Market Agent and
(c) has entered into a  Broker-Dealer  Agreement that is in effect on the date of reference.

      "Broker-Dealer  Agreement"  means  the  Broker-Dealer  Agreement,  to be
entered  into  as  of  the  closing  date,   among  the  Auction  Agent,   the
Broker-Dealer   and  Wachovia   Capital   Markets,   LLC,  as  Holder  of  the
Certificates,  and each other agreement among the Auction Agent, the Holder of the Certificates and an eligible Broker-Dealer,  as from time to time, amended or supplemented.

                                       I-1

      "Broker-Dealer Fee" means the fee paid to the Broker-Dealer  pursuant to any Broker-Dealer Agreement.

      "Business  Day"  means any day other  than (i) a  Saturday  or Sunday or
(ii) a day on which the New York Stock  Exchange  or banking  institutions  in the  States  of New  York,  North  Carolina  or  Delaware  are  authorized  or obligated by law or executive order to be closed.

      "Existing  Noteholder"  means (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction,  a Person who is a  Broker-Dealer  listed in the Existing  Noteholder  Registry at the close of business on the Business Day immediately  preceding such Auction and (ii) with respect  to  and  for  the  purpose  of  dealing  with  the  Broker-Dealer  in connection with an Auction,  a Person who is a beneficial owner of the Auction
Notes.

      "Existing  Noteholder  Registry"  means the  registry of Persons who are owners of the Auction  Notes,  maintained  by the Auction Agent as provided in the Auction Agent Agreement.

      "Holder of the Certificates"  means [Wachovia Mortgage Loan Trust, LLC], a Delaware corporation.

      "Market Agent" means  Wachovia  Capital  Markets,  LLC, in such capacity hereunder, or any successor to it in such capacity hereunder.

      "Maximum  Auction  Rate"  means,  (A) LIBOR  plus ____%,  if the ratings assigned by the Rating  Agencies  to the Auction  Notes are "AAA" and "Aaa" or
(B) LIBOR plus ____%,  if the ratings  assigned by the Rating  Agencies to the
Auction  Notes are less than  "AAA" and "Aaa".  However,  in no event will the
Maximum  Auction Rate on the Class A-II-2 notes exceed the lesser of the Class
A-II-2 Net WAC Rate or ____% per annum.  For  purposes  of the  Auction  Agent and the Auction  Procedures,  the ratings referred to in this definition shall be the last rating of which the Auction  Agent has been given notice  pursuant to the servicing agreement and the Auction Agent Agreement.

      "Participant" means a broker,  dealer, bank, other financial institution or other Person for whom from time to time the Depository  effects  book-entry transfers and pledges of securities deposited with the Depository.

      "Person"  means  any  individual,   corporation,   estate,  partnership,
limited liability company,  joint venture,  association,  joint stock company,
trust,  unincorporated   organization,   government  or  any  such  agency  or
political  subdivision  thereof, or an other entity or organization whether or not a legal entity.

      "Potential   Noteholder"   means  any  Person   (including  an  Existing
Noteholder  that is (i) a  Broker-Dealer  when dealing with the Auction  Agent and (ii) a potential  beneficial owner when dealing with a Broker-Dealer)  who may be interested  in acquiring  Auction Notes (or, in the case of an Existing
Noteholder thereof, an additional principal amount of Auction Notes).

      "Rate  Adjustment  Date"  means  the  date on  which  the  Note  Rate is effective  and  means,  with  respect  to  the  Auction  Notes,  the  date  of commencement of each Interest Period.

      "Rate  Determination  Date" means the  related  Auction  Date,  or if no
Auction Date is applicable,  the Business Day  immediately  preceding the date of commencement of the related Interest Period.

                                       I-2

                Existing Noteholders and Potential Noteholders

      Participants  in each Auction may include:  (i) Existing  Noteholders as of the close of business on the  Business  Day  preceding  each  Auction  Date
according  to  the  records  of  the  Auction   Agent;   and  (ii)   Potential
Noteholders.  See "--Broker-Dealer."

      By purchasing an Auction Note, whether in an Auction or otherwise,  each prospective  purchaser of the Auction  Notes or its  Broker-Dealer  must agree and will be deemed to have  agreed:  (i) to  participate  in  Auctions  on the terms described in this prospectus supplement;  (ii) so long as the beneficial ownership  of the Auction  Notes is  maintained  in  book-entry  form to sell, transfer or otherwise  dispose of the Auction Notes only pursuant to a Bid (as defined  below) or a Sell Order (as  defined  below) in an  Auction,  or to or through a  Broker-Dealer,  provided  that in the case of all  transfers  other than those  pursuant to an Auction,  the  Existing  Noteholder  of the Auction
Notes so  transferred,  its  Participant  or  Broker-Dealer  shall  advise the
Auction Agent of such transfer;  and (iii) to have its beneficial ownership of the Auction Notes  maintained at all times in book-entry  form for the account of its  Participant,  which in turn will maintain  records of such  beneficial ownership,  and to authorize such Participant to disclose to the Auction Agent such  information  with  respect to such  beneficial  ownership as the Auction
Agent may request.

      The  principal  amount of the  Auction  Notes  purchased  or sold may be subject to proration  procedures  on the Auction  Date.  Each purchase or sale of the Auction  Notes on the Auction Date will be made for  settlement  on the first day of the Interest Period immediately  following such Auction Date at a price equal to 100% of the principal  amount thereof,  plus accrued but unpaid interest  thereon.  The  Auction  Agent is  entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

Auction Agent

      Wachovia  Capital  Markets,  LLC,  a North  Carolina  limited  liability company,  will be appointed as Auction Agent in connection with Auctions.  The indenture  trustee will enter into the Auction Agent  Agreement  with Wachovia
Capital  Markets,  LLC, as the Auction  Agent.  Any  substitute  Auction Agent
("Substitute  Auction  Agent")  will  be  (i) a bank  or  trust  company  duly organized  under  the laws of the  United  States of  America  or any state or territory  thereof  having its  principal  place of business in the Borough of
Manhattan,  New York,  or such other  location as  approved  by the  indenture trustee and the Market  Agent in writing and having a combined  capital  stock or  surplus  of at  least  $50,000,000,  or  (ii) a  member  of  the  National
Association of Securities  Dealers,  Inc. having a capitalization  of at least
$50,000,000,  and, in either case, authorized by law to perform all the duties imposed upon it under the Auction  Agent  Agreement.  The Auction Agent may at
any time  resign by giving at least 90 days notice to the  indenture  trustee, the holder of the  Certificates,  the master  servicer  and the Market  Agent.
The  Auction  Agent may be removed at any time by the  indenture  trustee  for cause or by the Noteholders  holding 66-2/3% of the aggregate principal amount of the Auction Notes then  outstanding  with or without cause,  and if by such
Noteholders,  by an instrument  signed by such  Noteholders or their attorneys and filed with the Auction Agent,  the indenture  trustee and the Market Agent upon at least 90 days notice.  Neither  resignation nor removal of the Auction
Agent  pursuant to the  preceding two  sentences  will be effective  until and unless a Substitute  Auction  Agent has been  appointed  and has accepted such appointment.  If required by the Noteholders  holding 66-2/3% of the aggregate principal  amount of the  Auction  Notes  then  outstanding  or by the  Market
Agent,  a  substitute  Auction  Agent  Agreement  shall be entered into with a
Substitute  Auction Agent.  Notwithstanding  the foregoing,  the Auction Agent may terminate the Auction Agent  Agreement if, within 25 days after  notifying the indenture trustee,  the holder of the Certificates and the Market Agent in writing  that it has not received  payment of any Auction  Agent Fee due it in accordance  with the  Auction  Agent  Agreement,  the  Auction  Agent does not receive such payment.

                                       I-3

      If the Auction Agent should resign or be removed or be dissolved,  or if the property or affairs of the Auction  Agent shall be taken under the control of any state or federal court or administrative  body because of bankruptcy or insolvency,  or for any other reason,  the indenture trustee (after receipt of a certificate  from the Market Agent  confirming that any proposed  Substitute
Auction Agent meets the  requirements  described in the immediately  preceding paragraph above),  shall use its best efforts to appoint a Substitute  Auction
Agent (but in no event shall the indenture  trustee be obligated to assume the obligations of the Auction Agent).

      The  Auction  Agent  is  acting  as  agent  for the  issuing  entity  in connection with Auctions.  In the absence of bad faith,  negligent  failure to act or  negligence  on its part,  the Auction Agent will not be liable for any action taken,  suffered or omitted in good faith or any error of judgment made by it in the  performance of its duties under the Auction Agent  Agreement and will not be liable for any error of  judgment  made in good  faith  unless the
Auction  Agent  will  have been  negligent  in  ascertaining  (or  failing  to ascertain) the pertinent  facts.  The Auction Agent Fee is required to be paid by the  holder  of the  Certificates  and if not so paid  will  be  paid  from available  funds  in the  order  of  priority  described  in  this  prospectus supplement.  To the extent funds are  available  as described in  "Description of the  Securities--Priority  of Distributions" in this prospectus  supplement, the trust will  indemnify  and hold harmless the Auction Agent for and against any loss,  liability or expense  incurred  without  negligence or bad faith on the Auction Agent's part,  arising out of or in connection with the acceptance or  administration  of its agency under the Auction  Agent  Agreement  and any
Broker-Dealer   Agreement,   including  the  reasonable   costs  and  expenses
(including  the  reasonable  fees and  expenses of its  counsel) of  defending itself against any such claim or liability in connection  with its exercise or performance of any of its respective  duties  thereunder and of enforcing this indemnification  provision;  provided  that the trust will not  indemnify  the
Auction  Agent as  described  in this  paragraph  for any  fees  and  expenses incurred by the Auction Agent in the normal  course of  performing  its duties under the Auction Agent Agreement and under any Broker-Dealer Agreement,  such fees and expenses being payable as described above.

Broker-Dealer

      Existing  Noteholders  and  Potential  Noteholders  may  participate  in
Auctions only by submitting  orders (in the manner  described below) through a
Broker-Dealer.

      Each  Broker-Dealer is entitled to a Broker-Dealer Fee, which is payable in the priority described in this prospectus  supplement and guaranteed by the holder of the Certificates pursuant to the related Broker-Dealer Agreement.

                              Auction Procedures

General

      Pursuant to the Auction  Agent  Agreement,  Auctions  to  establish  the
Auction  Rate for the Auction  Notes will be held on each  applicable  Auction
Date,  except as described  below,  by application  of the Auction  Procedures described in this prospectus supplement.

      In the event the ownership of the Auction Notes is no longer  maintained in book-entry form by the Depository, no further Auctions will be held.

      The Auction Agent will  calculate  the Maximum  Auction Rate and the All
Hold Rate on each Auction Date.  The master  servicer will  calculate  and, no later than the Business Day preceding  each Auction  Date,  will report to the
Auction  Agent in  writing,  the Class  A-II-2  Net WAC Rate.  If the  Auction
Notes are no longer  maintained in book-entry  form, the master  servicer will calculate the Maximum Auction Rate on the Business Day  immediately  preceding the first day of each Interest  Period.  The master  servicer  will  determine
LIBOR for each  Interest  Period and will promptly  advise the Auction  Agent.
The  determination  by the master  servicer  of LIBOR will (in the  absence of manifest  error)  be final  and  binding  upon the  Noteholders  and all other parties.

                                       I-4

Submission of Orders

      So  long  as the  ownership  of  the  Auction  Notes  is  maintained  in book-entry  form,  an Existing  Noteholder  may sell,  transfer  or  otherwise dispose  of Auction  Notes  pursuant  to a Bid or Sell  Order (as  hereinafter defined) placed in an Auction only through a Broker-Dealer,  provided that, in the case of all  transfers  other than  pursuant to  Auctions,  such  Existing
Noteholder,  its Broker-Dealer or its Participant advises the Auction Agent of such  transfer.  Auctions  for the  Auction  Notes will be  conducted  on each applicable  Auction  Date,  if there is an Auction Agent on such Auction Date, in the following manner.

      Prior to the "Submission  Deadline" (defined as 1:00 p.m., eastern time, on any  Auction  Date  or  such  other  time  on any  Auction  Date  by  which
Broker-Dealers  are  required  to  submit  Orders  to  the  Auction  Agent  as specified  by the  Auction  Agent  from  time to  time) on each  Auction  Date relating to a note:

      (a)   each  Existing   Noteholder  may  submit  to  a  Broker-Dealer  by
telephone or otherwise  information as to: (i) the principal amount of Auction
Notes  owned  by such  Existing  Noteholder  which  such  Existing  Noteholder desires  to  continue  to hold  without  regard  to the Note Rate for the next succeeding  Interest  Period (a "Hold  Order");  (ii) the principal  amount of
Auction  Notes  owned  by  such  Existing   Noteholders  which  such  Existing
Noteholder  offers to sell if the Note Rate for the next  succeeding  Interest
Period  will be less  than the  rate  per  annum  specified  by such  Existing
Noteholder  (a "Bid");  and/or  (iii) the  principal  amount of Auction  Notes owned by such Existing  Noteholder  which such Existing  Noteholder  offers to sell without regard to the Note Rate for the next  succeeding  Interest Period
(a "Sell Order"); and

      (b)   the Broker-Dealer  may contact Potential  Noteholders to determine the  principal  amount of Auction Notes which each such  Potential  Noteholder offers to purchase,  if the Note Rate for the next succeeding  Interest Period will  not be less  than  (and in some  cases  equal  to) the  rate  per  annum specified by such Potential Noteholder (also a "Bid").

      Each Hold Order,  Bid and Sell Order will be an "Order."  Each  Existing
Noteholder and each Potential  Noteholder placing an Order is referred to as a
"Bidder."

      Subject to the provisions  described below under "Validity of Orders," a
Bid by an Existing  Noteholder will  constitute an irrevocable  offer to sell:
(i) the principal  amount of Auction  Notes  specified in such Bid if the Note
Rate as  determined  in the  Auction  Procedures  will be less  than  the rate specified  in such Bid,  (ii)  such  principal  amount  or a lesser  principal amount of Auction  Notes to be determined  as described  below in  "Acceptance and  Rejection  of  Orders,"  if the  Note  Rate  will be  equal  to the  rate specified  in such Bid or (iii) such  principal  amount or a lesser  principal amount  of the  Auction  Notes  to be  determined  as  described  below  under
"Acceptance  and  Rejection of Orders," if the Note Rate is less than the rate specified  in such Bid and  Sufficient  Bids (as defined  below) have not been made.

                                       I-5

      Subject to the provisions  described below under "Validity of Orders," a
Sell Order by an Existing  Noteholder will constitute an irrevocable  offer to sell:  (i) the principal  amount of the Auction  Notes  specified in such Sell
Order or (ii) such principal  amount or a lesser  principal  amount of Auction
Note as  described  below  under  "Acceptance  and  Rejection  of  Orders," if
Sufficient Bids have not been made.

      Subject to the provisions  described below under "Validity of Orders," a
Bid  by a  Potential  Noteholder  will  constitute  an  irrevocable  offer  to purchase (i) the  principal  amount of the Auction Note  specified in such Bid if the Note Rate as determined in the Auction  Procedures  will be higher than the rate  specified  in such Bid or (ii)  such  principal  amount  or a lesser principal  amount as described  below in "Acceptance and Rejection of Orders,"
if the Note Rate as determined in the Auction  Procedures is equal to the rate specified in such Bid.

      The  Broker-Dealer  will submit in writing to the Auction Agent prior to the  Submission  Deadline  on each  Auction  Date all Orders  obtained by such
Broker-Dealer  and will specify with respect to each such Order:  (i) the name of the Bidder placing such Order;  (ii) the aggregate  principal amount of the
Auction  Notes that is the  subject of such  order;  (iii) to the extent  that such  Bidder  is an  Existing  Noteholder:  (a) the  principal  amount  of the
Auction  Notes,  if any,  subject  to any Hold Order  placed by such  Existing
Noteholder;  (b) the principal amount of the Auction Notes, if any, subject to any Bid placed by such  Existing  Noteholder  and the rate  specified  in such
Bid; and (c) the principal  amount of the Auction  Notes,  if any,  subject to any Sell  Order  placed by such  Existing  Noteholder,  and (iv) to the extent such Bidder is a Potential  Noteholder,  the rate  specified in such Potential
Noteholder's Bid.

      If any rate  specified  in any Bid contains  more than three  figures to the right of the decimal  point,  the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

      If an Order or Orders  covering the Auction  Notes owned by any Existing
Noteholder  are not  submitted  to the Auction  Agent prior to the  Submission
Deadline,  the Auction Agent will deem a Hold Order to have been  submitted on behalf of such Existing  Noteholder  covering the principal  amount of Auction
Notes owned by such Existing  Noteholder and not subject to an Order submitted to the Auction Agent.

      None of the seller,  the master  servicer,  the  depositor,  the issuing entity, the indenture  trustee,  the paying agent or the Auction Agent will be responsible  for any  failure  of a  Broker-Dealer  to  submit an Order to the
Auction Agent on behalf of any Existing Noteholder or Potential Noteholder.

      An Existing  Noteholder may submit multiple  Orders,  of different types and specifying  different  rates,  in an Auction with respect to Auction Notes then held by such Existing  Noteholder.  An Existing Noteholder that offers to purchase  additional Auction Notes is, for purposes of such offer,  treated as a Potential Noteholder.

      Any Bid specifying a rate higher than the Maximum  Auction Rate will (i)
be treated as a Sell Order if  submitted  by an Existing  Noteholder  and (ii)
not be accepted if submitted by a Potential Noteholder.

Validity of Orders

      If any  Existing  Noteholder  submits  through  a  Broker-Dealer  to the
Auction  Agent one or more  Orders  covering  in the  aggregate  more than the principal amount of the Auction Notes owned by such Existing Noteholder,  such
Orders  will be  considered  valid as  follows  and in the  order of  priority described below.

      Hold Orders.  All Hold Orders will be considered  valid,  but only up to the  aggregate  principal  amount of the Auction  Notes held by such  Existing
Noteholder.

      Bids.  Any Bid will be  considered  valid up to an  amount  equal to the excess of the  principal  amount of the  Auction  Notes held by such  Existing
Noteholder  over the aggregate  principal  amount of the Auction Notes subject

                                       I-6

to any Hold Orders referred to above.  Subject to the preceding  sentence,  if multiple  Bids with the same  rate are  submitted  on behalf of such  Existing
Noteholder  and the  aggregate  principal  amount of Auction  Notes subject to such Bids is greater than such excess,  such Bids will be considered  valid up to an amount equal to such  excess.  Subject to the two  preceding  sentences, if more  than one Bid with  different  rates is  submitted  on  behalf of such
Existing  Noteholder,  such  Bids  will  be  considered  valid  first  in  the ascending  order of their  respective  rates until the highest rate is reached at which  such  excess  exists  and then at such rate up to the amount of such excess.  In any event,  the aggregate  principal  amount of Auction Notes,  if any,  subject to Bids not valid under the provisions  described  above will be treated as the subject of a Bid by a Potential  Noteholder at the rate therein specified.

      Sell Orders.  All Sell Orders will be  considered  valid up to an amount equal to the excess of the  principal  amount of Auction  Notes  owned by such
Existing  Noteholder  over the  aggregate  principal  amount of Auction  Notes subject to valid Hold Orders and valid Bids as referred to above.

      If more than one Bid for an Auction  Note is  submitted on behalf of any
Potential Noteholder,  each Bid submitted will be a separate Bid with the rate and principal  amount therein  specified.  Any Bid or Sell Order  submitted by an Existing  Noteholder  covering  an  aggregate  principal  amount of Auction
Notes not equal to an Authorized  Denomination or an integral multiple thereof will be  rejected  and will be deemed a Hold  Order.  Any Bid  submitted  by a
Potential  Noteholder  covering an aggregate principal amount of Auction Notes not equal to an Authorized  Denomination or an integral  multiple thereof will be rejected.  Any Order  submitted in an Auction by the  Broker-Dealer  to the
Auction  Agent prior to the  Submission  Deadline on any Auction  Date will be irrevocable.

      A Hold  Order,  a Bid or a Sell  Order  that has been  determined  valid pursuant to the  procedures  described  above is  referred to as a  "Submitted
Hold Order," a  "Submitted  Bid" and a  "Submitted  Sell Order,"  respectively
(collectively, "Submitted Orders").

Determination of Sufficient Bid and Bid Auction Rate

      Not earlier  than the  Submission  Deadline on each  Auction  Date,  the
Auction Agent will assemble all valid Submitted Orders and will determine:

      (a)   the excess of the total  principal  amount of  Auction  Notes over the sum of the  aggregate  principal  amount of such Auction  Notes subject to
Submitted  Hold  Orders  (such  excess  being  in this  prospectus  supplement hereinafter referred to as the "Available Notes");

      (b)   from such Submitted Orders whether the aggregate  principal amount
of  Auction  Notes  subject  to  Submitted   Bids  by  Potential   Noteholders
specifying  one or more rates equal to or lower than the Maximum  Auction Rate exceeds  or is  equal  to the sum of (i) the  aggregate  principal  amount  of
Auction Notes  subject to Submitted  Bids by Existing  Noteholders  specifying one or more rates higher than the Maximum  Auction Rate and (ii) the aggregate principal  amount of Auction  Notes  subject to Submitted  Sell Orders (in the event  such  excess or such  equality  exists  other than  because  all of the
Auction Notes are subject to Submitted  Hold Orders,  such  Submitted  Bids by
Potential  Noteholders above will be in this prospectus  hereinafter  referred to collectively as "Sufficient Bids"); and

      (c)   if Sufficient  Bids exist,  the "Bid Auction  Rate," which will be the lowest rate specified in such Submitted Bids such that if:

         (i)      each such  Submitted Bid from Existing  Noteholders  of such
            Auction Note  specifying  such lowest rate and all other Submitted
            Bids from  Existing  Noteholders  of such Auction Note  specifying
            lower  rates  were   rejected   (thus   entitling   such  Existing
            Noteholders  to  continue  to hold the  principal  amount  of such
            Auction Notes subject to such Submitted Bids); and

                                       I-7

         (ii)     each such Submitted Bid from  Potential  Noteholders of such
            Auction Notes  specifying such lowest rate and all other Submitted
            Bids  from  Potential  Noteholders  specifying  lower  rates  were accepted;

the result would be that such Existing  Noteholders  described in subparagraph
(c)(i) above would continue to hold an aggregate  principal  amount of Auction
Notes which, when added to the aggregate  principal amount of Auction Notes to be purchased by such Potential  Noteholders  described in subparagraph (c)(ii)
would equal not less than the Available Notes.

Determination of Auction Rate and Note Rate; Notice

      Promptly after the Auction Agent has made the  determinations  described above,  the  Auction  Agent is to advise the master  servicer  of the  Maximum
Auction  Rate,  the All Hold Rate and the  components  thereof on the  Auction
Date,  and  based  on such  determinations,  the  Auction  Rate  for the  next succeeding Interest Period as follows:

      (a)   if  Sufficient  Bids  exist,  that the  Auction  Rate for the next succeeding  Interest  Period  will  be  equal  to  the  Bid  Auction  Rate  so determined;

      (b)   if  Sufficient  Bids do not exist  (other than  because all of the
Auction  Notes are subject to Submitted  Hold  Orders),  that the Auction Rate for the next  succeeding  Interest Period will be equal to the Maximum Auction
Rate; or

      (c)   if all the Auction  Notes are subject to  Submitted  Hold  Orders, that the Auction Rate for the next  succeeding  Interest  Period will be equal to the All Hold Rate.

      Promptly  after the Auction Agent has  determined  the Auction Rate, the
Auction  Agent will  determine  and advise the  indenture  trustee of the Note
Rate,  which rate will be the lesser of (a) the Auction Rate and (b) the Class
A-II-2 Net WAC Rate.

      At any time when a  scheduled  Auction is not being held for any reason, the Auction Rate will be the Maximum Auction Rate for the applicable period.

Acceptance and Rejection of Orders

      Existing  Noteholders  will  continue  to hold the  principal  amount of
Auction Notes that are subject to Submitted  Hold Orders.  If the Class A-II-2
Net WAC Rate is equal to or greater than the Bid Auction  Rate and  Sufficient
Bids,  as described  above under  "Determination  of  Sufficient  Bids and Bid
Auction Rate," have been received by the Auction  Agent,  the Bid Auction Rate will be the Note Rate,  and Submitted  Bids and Submitted  Sell Orders will be accepted or  rejected  and the  Auction  Agent will take such other  action as provided in the Auction Agent Agreement and described below under  "Sufficient
Bids."

      If the Class  A-II-2  Net WAC Rate is less than the  Auction  Rate,  the
Note Rate will be the Class  A-II-2  Net WAC Rate.  If the  Auction  Agent has
not  received  Sufficient  Bids as  described  above under  "Determination  of
Sufficient  Bids and Bid Auction  Rate" (other than because all of the Auction
Notes  are  subject  to  Submitted  Holds  Orders),  the Note Rate will be the lesser  of (a) the  Maximum  Auction  Rate and (b) the  Class  A-II-2  Net WAC
Rate.  In any of the  cases  described  above  in  this  paragraph,  Submitted

                                       I-8

Orders  will be accepted  or  rejected  and the  Auction  Agent will take such other action as described below under "Insufficient Bids."

      Sufficient  Bids. If Sufficient  Bids have been made with respect to the
Auction  Notes and the Class  A-II-2 Net WAC Rate is equal to or greater  than the Bid  Auction  Rate (in which case the Note Rate  would be the Bid  Auction
Rate),  all  Submitted  Sell  Orders  will be  accepted  and,  subject  to the denomination  requirements described below, Submitted Bids will be accepted or rejected  as  follows  in the  following  order  of  priority  and  all  other
Submitted Bids will be rejected:

      (a)   Existing  Noteholders'  Submitted Bids specifying any rate that is higher than the Note Rate will be accepted,  thus requiring each such Existing
Noteholder to sell the aggregate  principal amount of Auction Notes subject to such Submitted Bids;

      (b)   Existing  Noteholders'  Submitted Bids specifying any rate that is lower than the Note Rate will be rejected,  thus  entitling each such Existing
Noteholder  to  continue  to hold the  aggregate  principal  amount of Auction
Notes subject to such Submitted Bids;

      (c)   Potential  Noteholders' Submitted Bids specifying any rate that is lower than the Note Rate will be accepted;

      (d)   Each Existing  Noteholder's  Submitted Bid  specifying a rate that is equal to the Note Rate  will be  rejected,  thus  entitling  such  Existing
Noteholder  to  continue  to hold the  aggregate  principal  amount of Auction
Notes subject to such Submitted Bid, unless the aggregate  principal amount of
Auction  Notes  subject  to such  Submitted  Bids  will be  greater  than  the principal  amount of such Auction  Notes (the  "remaining  principal  amount")
equal to the  excess  of the  Available  Notes  over the  aggregate  principal
amount  of  such  Auction  Notes  subject  to  Submitted   Bids  described  in
subparagraphs  (b) and (c) above,  in which event such  Submitted  Bid of such
Existing  Noteholder  will be  rejected in part and such  Existing  Noteholder will be  entitled  to continue  to own the  principal  amount of such  Auction
Notes  subject  to such  Submitted  Bid,  but only in an  amount  equal to the aggregate  principal  amount of such Auction Notes obtained by multiplying the remaining  principal amount by a fraction,  the numerator of which will be the principal amount of Auction Notes held by such Existing  Noteholder subject to such  Submitted  Bid  and  the  denominator  of  which  will be the sum of the principal  amount of such Auction Notes subject to such Submitted Bids made by all such Existing  Noteholders  that  specified a rate equal to the Note Rate;
and

      (e)   Each Potential  Noteholder's  Submitted Bid specifying a rate that is equal to the Note Rate  will be  accepted,  but only in an amount  equal to the principal  amount of such Auction Notes obtained by multiplying the excess of the  aggregate  principal  amount of  Available  Notes  over the  aggregate principal  amount of such Auction Notes subject to Submitted Bids described in subparagraphs  (b),  (c) and (d) above by a fraction,  the  numerator of which will be the  aggregate  principal  amount of  Auction  Notes  subject  to such
Submitted  Bid and the  denominator  of which will be the sum of the principal amount of Auction Notes subject to Submitted  Bids made by all such  Potential
Noteholders that specified a rate equal to the Note Rate.

      Insufficient  Bids. If  Sufficient  Bids have not been made with respect to the Auction  Notes (other than because all of the Auction Notes are subject to  Submitted  Hold  Orders) or if the Class  A-II-2 Net WAC Rate is less than the Bid  Auction  Rate (in which  case the Note Rate will be the Class  A-II-2
Net WAC  Rate),  subject to the  denomination  requirements  described  below,
Submitted  Orders will be  accepted  or  rejected as follows in the  following order of priority and all other Submitted Bids will be rejected:

                                       I-9

      (a)   Existing  Noteholders'  Submitted Bids specifying any rate that is equal to or lower than the Note Rate will be  rejected,  thus  entitling  such
Existing  Noteholders  to continue to hold the aggregate  principal  amount of
Auction Notes subject to such Submitted Bids;

      (b)   Potential  Noteholders' Submitted Bids specifying any rate that is equal to or lower  than the Note Rate will be  accepted,  and  specifying  any rate that is higher than the Note Rate will be rejected; and

      (c)   each Existing Noteholder's  Submitted Bid specifying any rate that is higher  than the Note Rate and the  Submitted  Sell Order of each  Existing
Noteholder  will be accepted,  thus  entitling each Existing  Noteholder  that submitted any such  Submitted Bid or Submitted Sell Order to sell such Auction
Notes  subject to such  Submitted  Bid or  Submitted  Sell Order,  but in both cases  only in an  amount  equal to the  aggregate  principal  amount  of such
Auction Notes obtained by multiplying the aggregate  principal  amount of such
Auction Notes subject to Submitted  Bids described in  subparagraph  (b) above by a fraction,  the numerator of which will be the aggregate  principal amount of such  Auction  Notes  owned by such  Existing  Noteholder  subject  to such
Submitted  Bid or Submitted  Sell Order and the  denominator  of which will be the  aggregate  principal  amount of such  Auction  Notes  subject to all such
Submitted Bids and Submitted Sell Orders.

      All Hold  Orders.  If all Auction  Notes are subject to  Submitted  Hold
Orders, all Submitted Bids will be rejected.

      Authorized   Denominations   Requirement.   If,   as  a  result  of  the
procedures  described above under "Sufficient  Bids" and "Insufficient  Bids", any  Existing  Noteholder  would be  entitled  or  required  to  sell,  or any
Potential  Noteholder  would be entitled or required to purchase,  a principal amount of Auction Notes that is not equal to an Authorized  Denomination or an integral  multiple  thereof,  the Auction Agent will, in such manner as in its sole  discretion it will determine,  round up or down the principal  amount of such  Auction  Notes to be purchased  or sold by any  Existing  Noteholder  or
Potential  Noteholder so that the principal  amount of Auction Notes purchased or sold by each Existing  Noteholder or Potential  Noteholder will be equal to an  Authorized  Denomination  or an  integral  multiple  of  $25,000 in excess
thereof.   If,  as  a  result  of  the   procedures   described   above  under
"Insufficient  Bids",  any Potential  Noteholder would be entitled or required to  purchase  less  than a  principal  amount  of  Auction  Notes  equal to an
Authorized  Denomination or any integral multiple  thereof,  the Auction Agent will,  in such manner as in its sole  discretion it will  determine,  allocate
Auction Notes for purchase  among  Potential  Noteholders so that only Auction
Notes in an Authorized  Denomination  or any integral  multiples of $25,000 in excess  thereof  are  purchased  by any  Potential  Noteholder,  even  if such
allocation  results  in  one  or  more  of  such  Potential   Noteholders  not
purchasing any such Auction Notes.

      Based on the results of each Auction,  the Auction Agent is to determine the  aggregate  principal  amount of  Auction  Notes to be  purchased  and the aggregate  principal  amount  of such  Auction  Notes to be sold by  Potential
Noteholders  and  Existing  Noteholders  on  whose  behalf  the  Broker-Dealer submitted  Bids or Sell Orders and with respect to each  Broker-Dealer  to the extent that such  aggregate  principal  amount of the Auction Notes to be sold
differs  from  such  aggregate   principal  amount  of  Auction  Notes  to  be
purchased,  determine to which other  Broker-Dealer or  Broker-Dealers  acting for one or more  purchasers  such  Broker-Dealer  will deliver,  or from which
Broker-Dealers  acting  for  one  or  more  sellers  such  Broker-Dealer  will receive, as the case may be, such Auction Notes.

      Any  calculation  by the  master  servicer  or  the  Auction  Agent,  as applicable,  of the Note Rate,  LIBOR, the All Hold Rate, the Class A-II-2 Net
WAC Rate or the Maximum  Auction Rate will, in the absence of manifest  error, be binding on all other parties.

                                       I-10

Settlement Procedures

      The Auction  Agent is required to advise the  Broker-Dealer  of the Note
Rate for the Auction Notes for the next Interest Period and,  whether the Bids or Sell Orders were  accepted or  rejected,  in whole or in part by  telephone not later  than (1) 3:00 p.m.  if the Note  Rate is the  Auction  Rate and (2)
4:00 p.m. if the Note Rate is the Class A-II-2 Net WAC Rate,  eastern time, on the Auction  Date.  The  Broker-Dealer  is required to then advise such Bidder of the next  Auction  Date,  the  applicable  Note Rate for the next  Interest
Period and, if such Order was a Bid or a Sell Order,  whether such Bid or Sell
Order was accepted or rejected,  in whole or in part,  confirm  purchases  and sales with each Existing Noteholder or Potential  Noteholder,  as the case may be,  purchasing or selling Auction Notes as a result of the Auction and advise each  Existing  Noteholder  or  Potential  Noteholder,  as the  case  may  be, purchasing  or  selling  Auction  Notes as a  result  of the  Auction  to give instructions to its Participant to pay the purchase price against  delivery of such Auction Notes or to deliver such Auction Notes against payment  therefor, as  appropriate.  Pursuant to the Auction Agent  Agreement,  the Auction Agent
is to record  each  transfer  of  Auction  Notes on the  Existing  Noteholders
Registry to be maintained by the Auction Agent.

      In accordance with the Depository's  normal procedures,  on the Business
Day after the Auction Date, the transactions  described above will be executed through the Depository,  so long as the Depository is the Relevant Depository, and the accounts of the  respective  Participants  at the  Depository  will be debited and  credited and the Auction  Notes  delivered as necessary to effect the  purchases  and sales of the Auction  Notes as  determined in the Auction.
Purchasers  are  required  to  make  payment  through  their  Participants  in
same-day   funds   to  the   Depository   against   delivery   through   their
Participants.  The Depository  will make payment in accordance with its normal
procedures,   which  now  provide  for   payment   against   delivery  by  its
Participants in immediately available funds.

      If any  Existing  Noteholder  on  whose  behalf  the  Broker-Dealer  has submitted a Bid or Sell Order for Auction  Notes that was accepted in whole or in part fails to instruct its  Participant to deliver such Auction Notes,  the
Broker-Dealer  will  instruct such  Participant  to deliver such Auction Notes against  payment  therefor  and may  deliver  to any  person  that was to have purchased  Auction  Notes in such Auction a principal  amount of Auction Notes that is less than the  principal  amount of Auction Notes that was the subject of the Bid or Sell Order by such person.  In such event,  the principal amount of Auction  Notes to be delivered  will be  determined  by the  Broker-Dealer.
Delivery  of such lesser  principal  amount of Auction  Notes will  constitute
good  delivery.   None  of  the  indenture  trustee,  the  Market  Agent,  the
Enhancer,  the Depositor,  the master servicer, the issuing entity, the Paying
Agent or the Auction  Agent will have any  responsibility  or  liability  with respect to the failure of a Potential  Noteholder,  Existing Noteholder or the
Broker-Dealer  or Participant to deliver the principal amount of Auction Notes or to pay for the Auction  Notes  purchased or sold  pursuant to an Auction or otherwise.  For a  further  description  of  the  settlement  procedures,  see
"Settlement Procedures" attached hereto as Annex II.

            Indenture Trustee and Paying Agent Not Responsible for
                Auction Agent, Market Agent and Broker-Dealers

      The indenture trustee and/or the paying agent, as applicable,  shall not be liable or  responsible  for the actions of or failure to act by the Auction
Agent,  Market Agent or the  Broker-Dealer  under the  Agreement,  the Auction
Agent Agreement,  or any  Broker-Dealer  Agreement.  The indenture trustee and the paying agent may  conclusively  rely upon any  information  required to be furnished by the master  servicer,  the Auction Agent, the Market Agent or any
Broker-Dealer  without  undertaking any independent review or investigation of the truth or accuracy of such information.

                                       I-11

Changes in the Auction Date

      The Market  Agent may specify an earlier or later  Auction  Date (but in no event more than five  Business Days earlier or later) than the Auction Date that would  otherwise be  determined  in  accordance  with the  definition  of
"Auction Date" with respect to one or more  specified  Interest  Periods,  if, the Market Agent  determines (in its  reasonable  judgment) that such a change is  necessary  in order to conform  with then  current  market  practice  with respect  to  similar  securities  or to  accommodate  economic  and  financial factors that may affect or be relevant to the day of the week  constituting an
Auction Date and the Note Rate.  The Market  Agent will provide  notice of its determination  to specify an  earlier  or later  Auction  Date for one or more
Interest  Periods  by means of a  written  notice  delivered  at least 10 days prior to the proposed  changed  Auction Date to the indenture  trustee and the
Auction Agent.  The changes in Auction terms  described above may be made with respect to any Authorized  Denomination  of Auction Notes.  In connection with any change in Auction terms described  above,  the Auction Agent is to provide such  further  notice to such  parties as is  specified  in the Auction  Agent
Agreement.

      This Annex I is a part of the  prospectus  with  respect to the Wachovia
Mortgage Loan Trust, LLC Asset-Backed Notes, Series 200_-_.]

                                       I-12

                                     [Annex II

                               Settlement Procedures

      The  following  description  of  Settlement  Procedures  applies  to the
Auction Notes.  Capitalized  terms used in this prospectus  supplement and not otherwise  defined have the meanings  ascribed in Annex I and the accompanying prospectus.

      (a)   Not later than (1) 3:00 p.m.  eastern time if the Note Rate is the
Auction  Rate or  (2) 4:00  p.m.  eastern  time if the Note  Rate is the Class
A-II-2  Net WAC  Rate,  the  Auction  Agent is to  notify  by  telephone  each
Broker-Dealer  that  participated in the Auction held on such Auction Date and
submitted  an  Order  on  behalf  of  an  Existing   Noteholder  or  Potential
Noteholder of:

         (i)      the  Note  Rate  fixed  for the  Auction  Note  for the next
            Interest Period;

         (ii)     whether there were Sufficient Bids in such Auction;

         (iii)    if   such   Broker-Dealer   (a   "Seller's   Broker-Dealer")
            submitted   Bids  or  Sell   Orders  on  behalf  of  an   Existing
            Noteholder,  whether  such  Bid or  Sell  Order  was  accepted  or rejected,  in  whole  or in  part,  and the  principal  amount  of
            Auction Notes, if any, to be sold by such Existing Noteholder;

         (iv)     if such Broker-Dealer (a "Buyer's Broker-Dealer")  submitted a Bid on behalf of a Potential  Noteholder,  whether  such Bid was accepted  or  rejected,  in whole or in  part,  and the  principal amount  of  Auction  Notes,  if  any,  to  be  purchased  by  such
            Potential Noteholder;

         (v)      if the  aggregate  amount of Auction Notes to be sold by all
            Existing  Noteholders on whose behalf such Seller's  Broker-Dealer submitted  Bids or Sell  Orders  exceeds the  aggregate  principal
            amount  of  Auction   Notes  to  be  purchased  by  all  Potential
            Noteholders on whose behalf such Buyer's  Broker-Dealer  submitted a Bid,  the name or names  of one or more  Buyer's  Broker-Dealers and the name of the  Participant,  if any,  of each  such  Buyer's
            Broker-Dealer  acting for one or more  purchasers  of such  excess principal  amount of  Auction  Notes and the  principal  amount of
            Auction   Notes  to  be  purchased   from  one  or  more  Existing
            Noteholders on whose behalf such Seller's  Broker-Dealer  acted by one or more  Potential  Noteholders  on whose  behalf each of such
            Buyer's Broker-Dealers acted;

         (vi)     if the principal  amount of Auction Notes to be purchased by
            all   Potential   Noteholders   on  whose   behalf  such   Buyer's
            Broker-Dealer  submitted a Bid exceeds the amount of Auction Notes to be  sold by all  Existing  Noteholders  on  whose  behalf  such
            Seller's  Broker-Dealer  submitted a Bid or a Sell Order, the name or names of one or more Seller's  Broker-Dealers  (and the name of the  Participant,  if any,  of each such  Seller's  Broker-Dealer)
            acting for one or more sellers of such excess  principal amount of
            Auction  Notes and the  principal  amount of  Auction  Notes to be sold to one or more  Potential  Noteholders  on whose  behalf such
            Buyer's  Broker-Dealer acted by one or more Existing Noteholder on whose behalf each of such Seller's Broker-Dealers acted; and

         (vii) the Auction Date for the next succeeding Auction.

      (b)   On each Auction Date, each  Broker-Dealer  that submitted an Order on behalf of any Existing Noteholder or Potential Noteholder is to:

                                       II-1

         (i)      advise each Existing Noteholder and Potential  Noteholder on whose behalf such  Broker-Dealer  submitted a Bid or Sell Order in the Auction on such  Auction  Date  whether such Bid or Sell Order was accepted or rejected, in whole or in part;

         (ii)     in  the  case  of  a   Broker-Dealer   that  is  a   Buyer's
            Broker-Dealer,  advise each  Potential  Noteholder on whose behalf such Buyer's  Broker-Dealer  submitted a Bid that was accepted, in
            whole  or  in  part,  to  instruct  such  Potential   Noteholder's
            Participant  to  pay  to  such  Buyer's   Broker-Dealer   (or  its
            Participant)  through  the  Depository  the  amount  necessary  to
            purchase  the  principal   amount  of  the  Auction  Notes  to  be
            purchased  pursuant  to such Bid against  receipt of such  Auction
            Notes together with accrued interest;

         (iii)    in  the  case  of  a   Broker-Dealer   that  is  a  Seller's
            Broker-Dealer,  instruct each Existing  Noteholder on whose behalf such  Seller's  Broker-Dealer  submitted  a Sell  Order  that  was accepted,  in  whole or in part,  or a Bid that was  accepted,  in
            whole  or  in  part,  to  instruct   such  Existing   Noteholder's
            Participant  to deliver  to such  Seller's  Broker-Dealer  (or its
            Participant)  through the Depository  the principal  amount of the
            Auction Notes to be sold  pursuant to such Order  against  payment therefor;

         (iv)     advise  each  Existing   Noteholder  on  whose  behalf  such
            Broker-Dealer  submitted an Order and each Potential Noteholder on whose behalf such  Broker-Dealer  submitted a Bid of the Note Rate for the next Interest Period;

         (v)      advise  each  Existing   Noteholder  on  whose  behalf  such
            Broker-Dealer submitted an Order of the next Auction Date; and

         (vi)     advise  each  Potential  Noteholder  on  whose  behalf  such
            Broker-Dealer  submitted a Bid that was  accepted,  in whole or in part, of the next Auction Date.

      (c)   On the  basis  of  the  information  provided  to it  pursuant  to paragraph (a) above, each  Broker-Dealer that submitted a Bid or Sell Order in an Auction is  required  to allocate  any funds  received by it in  connection with such Auction  pursuant to paragraph  (b)(ii) above, and any Auction Notes received by it in connection with such Auction pursuant to paragraph  (b)(iii)
above,  among  the  Potential  Noteholders,  if  any,  on  whose  behalf  such
Broker-Dealer  submitted  Bids,  the  Existing  Noteholders,  if any, on whose behalf such Broker-Dealer  submitted Bids or Sell Orders in such Auction,  and any  Broker-Dealers  identified  to it by the  Auction  Agent  following  such
Auction pursuant to paragraph (a)(v) or (a)(vi) above.

      (d)   On each Auction Date:

         (i)      each Potential  Noteholder and Existing  Noteholder  with an
            Order in the  Auction  on such  Auction  Date  will  instruct  its
            Participant as provided in (b)(ii) or (b)(iii)  above, as the case may be:

         (ii)     each Seller's  Broker-Dealer  that is not a Participant will instruct its  Participant  to deliver such Auction  Notes  through the  Depository to a Buyer's  Broker-Dealer  (or its  Participant)
            identified  to such  Seller's  Broker-Dealer  pursuant  to  (a)(v)
            above against payment therefor; and

         (iii)    each Buyer's  Broker-Dealer  that is not a Participant  will
            instruct  its   Participant  to  pay  through  the  Depository  to
            Seller's  Broker-Dealer (or its Participant)  identified following such  Auction  pursuant to (a)(vi)  above the amount  necessary to purchase  the Auction  Notes to be  purchased  pursuant to (b)(ii)
            above against receipt of such Auction Notes.

                                       II-2

      (e)   On the Business Day following each Auction Date;

         (i)      each  Participant  for a  Bidder  in  the  Auction  on  such
            Auction  Date  referred  to in  (d)(i)  above  will  instruct  the
            Depository to execute the transactions  described under (b)(ii) or
            (b)(iii) above for such Auction,  and the Depository  will execute such transactions;

         (ii)     each  Seller's   Broker-Dealer   or  its  Participant   will
            instruct the Depository to execute the  transactions  described in
            (d)(ii) above for such Auction,  and the  Depository  will execute such transactions; and

         (iii)    each Buyer's  Broker-Dealer or its Participant will instruct the Depository to execute the  transactions  described in (d)(iii)
            above for such  Auction,  and the  Depository  will  execute  such transactions.

      (f)   If an  Existing  Noteholder  selling  Auction  Notes in an Auction
fails  to  deliver  such  Auction   Notes  (by   authorized   book-entry),   a
Broker-Dealer  may deliver to the  Potential  Noteholder on behalf of which it submitted a Bid that was accepted a principal  amount of Auction Notes that is less than the  principal  amount of  Auction  Notes that  otherwise  was to be purchased by such Potential  Noteholder.  In such event,  the principal amount of  Auction  Notes  to be so  delivered  will  be  determined  solely  by such
Broker-Dealer (but only in Authorized Denominations).

      Delivery  of  such  lesser   principal  amount  of  Auction  Notes  will
constitute  good  delivery.   Notwithstanding  the  foregoing  terms  of  this
paragraph  (f),  any  delivery  or  nondelivery  of Auction  Notes  which will represent any departure  from the results of an Auction,  as determined by the
Auction  Agent,  will be of no effect  unless and until the Auction Agent will have been notified of such  delivery or  nondelivery  in  accordance  with the provisions of the Auction Agent  Agreement and the  Broker-Dealer  Agreements.
None of the  indenture  trustee,  the  servicer,  the  depositor,  the issuing entity,  the paying agent or the Auction Agent will have any responsibility or liability  with  respect to the  failure of a Potential  Noteholder,  Existing
Noteholder or their  respective  Broker-Dealer or Participant to take delivery of or deliver,  as the case may be, the principal  amount of the Auction Notes purchased or sold pursuant to an Auction or otherwise.

      This Annex II is a part of the  prospectus  with respect to the Wachovia
Mortgage Loan Trust, LLC Asset-Backed Notes, Series 200_-_.]

                                       II-3

          $________ Class A-I-1 [Variable Rate] Asset Backed Notes
          $________ Class A-II-1 [Variable Rate] Asset Backed Notes
           $________ Class A-II-2 [Auction Rate] Asset Backed Notes

                WACHOVIA MORTGAGE LOAN TRUST, LLC 200_-_ TRUST
                                Issuing Entity
                      WACHOVIA MORTGAGE LOAN TRUST, LLC
                                  Depositor
                         [Name of Seller and Sponsor]
                              Seller and Sponsor
                          [Name of Master Servicer]
                               Master Servicer

     Wachovia Mortgage Loan Trust, LLC Asset-Backed Notes, Series 200_-_

                            _____________________

                            PROSPECTUS SUPPLEMENT

                            _____________________

                                Underwriter[s]

                            [Wachovia Securities]

      No person has been  authorized  to give any  information  or to make any representation  other than those  contained in this  prospectus  supplement or the prospectus and, if given or made, such information or representation  must not be relied upon.  This  prospectus  supplement  and the  prospectus  do not constitute  an  offer  to  sell  or a  solicitation  of an  offer  to buy  any securities  other than the notes offered hereby,  nor an offer of the notes in any state or  jurisdiction  in which,  or to any  person to whom,  such  offer would  be  unlawful.  The  delivery  of  this  prospectus  supplement  or  the prospectus  at any time does not imply  that  information  in this  prospectus supplement  or in the  accompanying  prospectus  is  correct  as of  any  time subsequent  to its date;  however,  if any material  change  occurs while this prospectus  supplement  or the  prospectus is required by law to be delivered, this  prospectus  supplement or the prospectus will be amended or supplemented accordingly.

      Until 90 days after the date of this prospectus supplement,  all dealers selling the notes,  whether or not  participating in this  distribution,  will deliver a prospectus  supplement and the prospectus to which it relates.  This delivery  requirement is in addition to the obligation of dealers to deliver a prospectus  supplement  and  prospectus  when acting as  underwriter  and with respect to their unsold allotments or subscriptions.

                    SUBJECT TO COMPLETION DATED MARCH 10, 2006

PROSPECTUS

                        WACHOVIA MORTGAGE LOAN TRUST, LLC
                                    Depositor

                            Pass-Through Certificates
                               Asset-Backed Notes
                              (Issuable in Series)

                                  _____________

------------------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page __ of this prospectus.
------------------------------------------------------------------------------------------

The securities of any series will not be insured or guaranteed by any governmental agency or instrumentality other than as expressly described in the prospectus supplement for that series.

The securities of each series will represent interests in, or will represent debt obligations of, the related issuing entity only and will not represent interests in or obligations of any other entity including the sponsor, the depositor, or any of their affiliates.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The securities of each series are not deposits or other obligations of a bank and are not insured by the FDIC.

Each Trust--
o     will issue a series of asset-backed certificates or asset-backed notes that will consist of one or more classes; and

o     may own--

o          a pool or pools of single family and/or multifamily mortgage loans, which may include sub-prime mortgage loans or home equity loans, and are secured by either first or junior liens on one- to four-family residential properties or primarily residential properties consisting of five or more residential dwelling units and which may include limited retail, office or other commercial space;

o          a pool or pools of home improvement installment sales contracts or installment loans that are unsecured;

o          a pool or pools of manufactured housing installment sales contracts and installment loan agreements secured by a security interest in a new or used manufactured home, or by real property; or

o          securities representing beneficial ownership interests in, or indebtedness of, another trust whose assets include mortgage loans and contracts similar to those described above.

Each Series of Securities--

o     will represent ownership interest in the related trust or will represent debt obligations of the related trust;

o     may be entitled to one or more of other types of credit support described in this prospectus; and

o     will be paid only from the assets of the related trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               ___________________

                               _________ __, 2006

----------------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. The depositor may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

----------------------------------------------------------------------------------------

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED   IN THIS
 PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT           6
 SUMMARY OF PROSPECTUS                                           7
 RISK FACTORS                                                   12
   Risks Associated with the Securities                         12
   Risks Associated with the Assets                             14
   Violations of Federal Laws or State
     Laws May Adversely Affect Ability to Collect
     on Loans or Result in Losses                               18
   Market Values of Manufactured Homes May Increase
     the Risk of Loss                                           19
   Risk of Loss May be Greater on Unsecured
     Home Improvement Loans                                     19
   Risk of Loss May Increase Due to
     Defective Security Interest and Effects of
     Certain Other Legal Aspects of the Contracts               19
 INTRODUCTION                                                   20
 DESCRIPTION OF THE TRUSTS                                      20
   Assets                                                       20
   Mortgage Loans                                               23
       General                                                  23
       Loan-to-Value Ratio                                      24
       Mortgage Loan Information in Prospectus
         Supplements                                            24
       Payment Provisions of the Mortgage Loans                 25
       Revolving Credit Line Loans                              25
   Unsecured Home Improvement Loans                             26
   Unsecured Home Improvement Loan Information in the
       Prospectus Supplements                                   26
   Contracts                                                    27
       General                                                  27
       Contract Information in Prospectus Supplements           27
       Payment Provisions of the Contracts                      28
   Pre-Funidng Account                                          28
   Accounts                                                     28
   Credit Support                                               29
   Cash Flow Agreements                                         29
 USE OF PROCEEDS                                                29
 YIELD CONSIDERATIONS                                           30
   General                                                      30
   Pass-Through Rate and Interest Rate                          30
   Timing of Payment of Interest                                30
   Payments of Principal; Prepayments                           30
   Prepayments - Maturity and Weighted Average Life             32
   Other Factors Affecting Weighted Average Life                33
       Type of asset                                            33
       Termination                                              34
       Defaults                                                 34
       Foreclosures                                             35
       Refinancing                                              35
       Due-on-Sale Clauses                                      35
 THE DEPOSITOR                                                  36
 DESCRIPTION OF THE SECURITIES                                  36
   General                                                      36
   Categories of Classes of Securities                          37
   Distributions                                                42

  Available Distribution Amount                                 42
  Distribution of Interest on the Securities                    43
  Distribution of Principal on the Securities                   44
  Components                                                    44
  Distribution on the Securities of Prepayment Premiums         44
  Allocation of Losses and Shortfalls                           44
  Advances in Respect of Delinquencies                          45
  Reports to Securityholders                                    46
  Termination; Optional Purchase of Mortgage Loans and
    Contracts                                                   47
  Optional Purchases                                            48
  Put Agreements                                                48
  Definitive Form                                               49
  Book-Entry Registration and Form                              49
 DESCRIPTION OF THE AGREEMENTS                                  53
  Agreements Applicable to a Series                             53
    REMIC Securities, Grantor Trust Securities                  53
    Securities That Are Partnership Interests for Tax
      Purposes and Notes                                        53
    Material Terms of the Pooling and Servicing Agreements
      and Servicing Agreements                                  53
    General                                                     53
    Assignment of Assets; Repurchases                           54
    Representations and Warranties; Repurchases                 56
    Collection Account and Related Accounts                     57
    Realization Upon Defaulted Assets                           61
    Hazard Insurance Policies                                   62
    Contracts                                                   64
    Fidelity Bonds and Errors and Omissions Insurance           64
    Due-on-Sale Provisions                                      63
    Retained Interest; Servicing Compensation and
      Payment of Expenses                                       65
    Evidence as to Compliance                                   65
    Certain Matters Regarding Servicers, the Master
      Servicer and the Depositor                                66
    Special Servicers                                           67
    Events of Default under the Agreements                      67
    Rights Upon Event of Default under the Agreements           68
    Amendment                                                   69
    The Trustee                                                 69
    Duties of the Trustee                                       69
    Certain Matters Regarding the Trustee                       70
    Resignation and Removal of the Trustee                      70
    Material Terms of the Indenture                             71
      General                                                   71
      Events of Default                                         71
      Discharge of Indenture                                    73
      Indenture Trustee's Annual Report                         73
      The Indenture Trustee                                     73
 DESCRIPTION OF CREDIT SUPPORT                                  74
  General                                                       74
  Subordinate Securities                                        74
  Cross-Support Provisions                                      74
  Limited Guarantee                                             75
  Financial Guaranty Insurance Policy or Surety Bond            75
  Letter of Credit                                              75
  Pool Insurance Policies                                       75
  Special Hazard Insurance Policies                             75

  Mortgage Bankruptcy Bond                                      75
  Reserve Funds                                                 76
  Overcollateralization                                         76
  Purchase Obligation                                           76
 CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS                        77
  General                                                       77
  Types of Mortgage Instruments                                 77
  Interest in Real Property                                     78
  Cooperative Loans                                             78
  Land Sale Contracts                                           79
  Foreclosure                                                   80
    General                                                     80
    Judicial Foreclosure                                        80
    Equitable Limitations on Enforceability of Certain
      Provisions                                                80
    Non-Judicial Foreclosure/Power of Sale                      81
    Public Sale                                                 81
    Rights of Redemption                                        82
    Cooperative Loans                                           82
  Junior Mortgages                                              83
  Anti-Deficiency Legislation, the Bankruptcy Code and
    Other Limitations on Lenders                                84
  Enforceability of Certain Provisions                          85
  Environmental Considerations                                  85
  Due-on-Sale Clauses                                           87
  Prepayment Charges                                            88
  Subordinate Financing                                         88
  Applicability of Usury Laws                                   89
  Alternative Mortgage Instruments                              89
  Homeownership Act and Similar State Laws                      90
  Homeowners Protection Act of 1998                             91
  Texas Home Equity Loans                                       91
  Servicemembers Civil Relief Act and
    Similar Laws                                                91
  Forfeitures in Drug, RICO and Money
          Laundering Violations                                 92
CERTAIN LEGAL ASPECTS OF THE
  CONTRACTS                                                     92
  General                                                       92
  Security Interests in the Manufactured Homes                  93
  Enforcement of Security Interests in Manufactured Homes       94
  Homeownership Act, Servicemembers Civil Relief Act
    Similar Laws                                                95
  Consumer Protection Laws                                      95
  Transfers of Manufactured Homes;
    Enforceability of Due-on-Sale Clauses                       95
  Applicability of Usury Laws                                   96
  Prepayment Charges                                            96
 FEDERAL INCOME TAX CONSEQUENCES                                96
  General                                                       96
    Taxable Mortgage Pools                                      97
  REMICS                                                        97
    Classification of REMICs                                    97
    Characterization of Investments in
      REMIC Securities                                          98
    Tiered REMIC Structures                                     98
    Taxation of Owners of Regular Securities                    99
    Taxation of Owners of Residual Securities                   104
  Non-REMIC Trusts                                              115
  Partmentship Trusts                                           119
 STATE AND OTHER TAX CONSEQUENCES                               122
 ERISA CONSIDERATIONS                                           122
 LEGAL INVESTMENT                                               128
 METHODS OF DISTRIBUTION                                        129

LEGAL MATTERS                                                   130
RATINGS                                                         131
WHERE YOU CAN FIND MORE INFORMATION                             131
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE               132
GLOSSARY                                                        133

                      IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                  PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

   Information is provided to you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

   o the principal balances and/or interest rates of each class;

   o the timing and priority of interest and principal payments;

   o statistical and other information about the mortgage loans and contracts;

   o information about credit enhancement, if any, for each class;

   o the ratings for each class; and

   o the method for selling the securities.

   You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different information.
The securities are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

   Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

   Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

   The depositor's principal executive office is located at 301 S. College
Street, NC5578-Suite G, Charlotte, NC 28288-5578, and its phone number is (704)
715-8239.

                                     SUMMARY OF PROSPECTUS

   This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement carefully to understand all of the terms of a series of certificates.

   This summary provides an overview of certain information to aid your understanding of the terms of the certificates or notes and is qualified by the full description of this information in the prospectus and the prospectus supplement.

RELEVANT PARTIES FOR EACH SERIES OF SECURITIES

Title of Securities

Pass-through certificates and asset-backed notes issuable in series.

Depositor

Wachovia Mortgage Loan Trust, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Wachovia Corporation. The depositor is an affiliate of Wachovia Capital Markets, LLC. It is not expected that the depositor will have any business other than offering securities and related activities.

Issuing Entity

With respect to each series of certificates and/or notes, the trust to be formed pursuant to either a pooling and servicing agreement or a trust agreement.

Sponsor

The entity named as sponsor in the related prospectus supplement. The sponsor may be an affiliate of the depositor.

Seller and Originators

The entity or entities named as seller and/or originator of the issuer's assets in the related prospectus supplement. The seller or any originator may be an affiliate of the depositor.

Servicer or Subservicer

The entity or entities named as servicer or subservicer in the related prospectus supplement. A servicer or a subservicer may be an affiliate of the depositor.

Master Servicer

The entity, if any, named as master servicer in the related prospectus supplement that will perform certain administration, calculation and reporting functions with respect to the trust and will supervise the servicers. The master servicer may be an affiliate of the depositor.

Trustee/Indenture Trustee/Owner Trustee

The entity named as trustee, indenture trustee or owner trustee in the related prospectus supplement.

RELEVANT DATES

Cut-off Date

The date specified in the related prospectus supplement.

Closing Date

The date when the certificates and/or notes of any series are initially issued as specified in the related prospectus supplement.

Distribution Date

The monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to holders of the certificates and/or notes.

Statistical Calculation Date

The date, if applicable, specified in the related prospectus supplement.

DESCRIPTION OF SECURITIES

   Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement and will include one or more classes representing an ownership interest in a segregated pool of mortgage loans, unsecured home improvement loans and/or manufactured housing installment sales contracts and other assets of the trust. If a series of securities includes notes, the notes will represent debt obligations of the related trust formed pursuant to a trust agreement and will be secured by the assets of the trust pursuant to an indenture. A class of securities will be entitled, to the extent of funds available, to one of the following:

o     principal and interest distributions;
o     principal distributions, with no interest distributions;
o     interest distributions, with no principal distributions; and/or
o     such other distributions as are described in the accompanying prospectus supplement.

   See "Description of the Securities" in this prospectus.

Interest Distributions

   With respect to each series of securities, interest on each class of securities, other than a class of securities entitled to receive only principal, will accrue during each period specified in the related prospectus supplement and will be distributed to the holders of the related classes of securities on each distribution date in accordance with the particular terms of each class of securities. The terms of each class of securities will be described in the related prospectus supplement.

   See "Description of the Securities--Distributions of Interest on the
Securities" in this prospectus.

Principal Distributions

   With respect to each series of securities, payments, including prepayments, on the related mortgage loans, unsecured home improvement loans and/or manufactured housing installment sales contracts that are not distributed to a class of securities as an interest distribution will be distributed to holders of the related securities in reduction of their principal balance or otherwise applied as described in the related prospectus supplement on each distribution date. Distributions in reduction of principal balance will be allocated among the classes of securities of a series in the manner specified in the applicable prospectus supplement.

   See "Description of the Securities--Distribution of Principal on the
Securities" in this prospectus.

Denominations

   Each class of securities of a series will be issued in the minimum denominations set forth in the related prospectus supplement.

Registration of the Securities

   The securities will be issued either:

o     in book-entry form initially held through DTC in the United States, or Clearstream
      Banking or the Euroclear System, in Europe; or

o     in fully registered, certificated form.

   See "Description of the Securities--General" and "--Book-Entry Registration
and Definitive Securities" in this prospectus.

ASSETS OF THE TRUST

   The trust related to each series will consist primarily of any of the following assets:

o     a segregated pool of single family and/or multifamily mortgage loans, which may include sub-prime mortgage loans or home equity loans;

o     home improvement installment sales contracts or installment loans that are unsecured;

o     manufactured housing installment sales contracts and installment loan agreements;
      and

o     securities representing beneficial ownership interests in, or indebtedness of, another trust whose assets include mortgage loans and contracts similar to those described above.

   You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the assets and a precise description of the property included in a particular trust.

   See "Description of the Trusts--Assets" in this prospectus.

OPTIONAL TERMINATION OF THE TRUST

   The related prospectus supplement may provide that the party specified in the related prospectus supplement may:

o     repurchase all of the assets in the trust and thereby cause early retirement of the securities under the circumstances and in the manner specified in the related prospectus supplement; and

o    repurchase a portion of the assets in the trust to retire specified class or classes of securities under the circumstances and in the manner specified in the related prospectus supplement.

   See "Description of the Securities--Termination" in this prospectus.

   The yield on each class of securities of a series will be affected by, among other things, the rate of payment of principal, including prepayments, on the assets in the related trust and the timing of receipt of those payments.

   See "Yield Considerations" in this prospectus.

PREFUNDING ACCOUNT

   The related prospectus supplement may provide that the depositor deposit a specified amount in a pre-funding account on the date the securities are issued.
In this case, the deposited funds may only be used to acquire the additional assets for the trust during a set period after the initial issuance of the securities. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities.

   See "Description of the Trusts--Prefunding Account" in this prospectus.

CREDIT ENHANCEMENT

   If so specified in the applicable prospectus supplement, the securities of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

   o  letter of credit               o  financial guaranty insurance
                                        policy

   o  special hazard insurance       o  mortgage pool insurance
      policy                            policy

   o  reserve fund                   o  spread account

   o  cash collateral account        o  overcollateralization

   o  purchase obligation

   Credit support may also be provided by subordination. Any credit support will be described in detail in the applicable prospectus supplement.

   See "Description of Credit Support" in this prospectus.

RATINGS OF SECURITIES

   The securities of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered security is rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

o     A security rating is not a recommendation to buy, sell or hold the securities on any series and is subject to revision or withdrawal at any time by the assigning rating agency.

o     Ratings do not address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

   See "Risk Factors--Risks Associated with the Securities--Ratings Assigned to the Securities Will Have Limitations" and "Ratings" in this prospectus.

TAX STATUS OF THE SECURITIES

   The securities of each series offered will be either:

o    regular interests and residual interests in a trust treated as a REMIC;

o     interests in a trust treated as a grantor trust;

o     interests in a trust treated as a partnership; or

o     debt obligations secured by assets of a trust.

                                       10

   For additional information see "Federal Income Tax Consequences" in this prospectus and "Certain Material Federal Income Tax Consequences" in the
prospectus supplement.

ERISA CONSIDERATIONS

   If you are a fiduciary of any employee benefit plan or arrangement, including an individual retirement account, subject to fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code, you should carefully review with your legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or other comparable rules or regulations.

   For additional information see "ERISA Considerations" in this prospectus and in the prospectus supplement.

LEGAL INVESTMENT

   The applicable prospectus supplement will specify whether the class or classes of securities offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent the offered securities constitute a legal investment for you.

   For additional information see "Legal Investment" in this prospectus and in the prospectus supplement.

MATERIAL RISKS

   You are urged to read "Risk Factors" in the prospectus supplement for your series for a discussion of the material risks associated with an investment in the securities of your series.

                                       11

                                    RISK FACTORS

   You should consider, among other things, the following factors in connection with the purchase of securities.

Risks Associated with the Securities

   Securities May Not be Liquid.  The liquidity of your securities may be limited.  You should consider that:

o     a secondary market for the securities of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the securities of any series;

o     issuance of any of the securities of any series in book-entry form may reduce the liquidity of those securities in the secondary trading market because investors may not be willing to purchase securities for which they cannot obtain physical certificates or notes; and

o     unless specified in the applicable prospectus supplement, the securities will not be listed on any securities exchange.

   Each depositor, each master servicer, each servicer, each trustee and, if applicable, each certificate administrator will have limited obligations. No class of securities of any series will be an interest in or obligation of the depositor, the master servicer, the servicer, the trustee, the certificate administrator (if applicable) or any of their affiliates with respect to that series. The only obligations of those parties with respect to any of the securities or the related assets will be:

o     the servicer's and master servicer's servicing obligations under the applicable agreement; and

o     the obligation of the party making representations and warranties regarding the assets of a trust, the seller of the assets of a trust, either directly or indirectly, to the depositor or other entity specified in the related prospectus supplement to purchase, or substitute a substantially similar asset for any asset as to which there is defective documentation or a breach of certain representations and warranties made with respect to that asset.

   The securities of a series and the underlying assets will not be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any servicer, the trustee or any of their affiliates.

   Credit Enhancement is Limited in Amount and Coverage. With respect to each series of securities, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying assets. Credit enhancement will be provided in one or more of the forms referred to in this prospectus, potentially including, but not limited to: subordination of other classes of securities of the same series; a letter of credit; a financial guaranty insurance policy; a mortgage pool insurance policy; a special hazard insurance policy; a reserve fund; a spread account; a cash collateral account; purchase obligation; or other type of credit enhancement. See "Description of Credit
Support" in this prospectus.

   Regardless of the form of credit enhancement provided:

o     the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

                                       12

o     may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain types of losses; and

o     all or a portion of the credit enhancement for any series of securities may be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

   Rate of Prepayment on Assets May Adversely Affect Average Lives and Yields on
the Securities. The yield on the securities of each series will depend in part on the rate of principal payment on the assets, which payments could result from, among other things, prepayments, liquidations due to defaults and asset repurchases. The yield on any securities may be adversely affected, depending upon whether a particular security is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related assets. In particular:

o     the yield on principal-only or interest-only securities will be extremely sensitive to the rate of prepayments on the related assets; and

o     the yield on certain classes of securities may be relatively more sensitive to the rate of prepayments of specified assets than other classes of securities.

   The rate of prepayments on assets is influenced by a number of factors, including:

o     the prevailing mortgage market interest rates;

o     local and national economic conditions;

o     homeowner mobility; and

o     the ability of the borrower to obtain financing.

   In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement. Your yield also will be adversely affected if losses on the assets in the related trust are allocated to your securities and may be adversely affected to the extent of unadvanced delinquencies on the assets in the related trust. Classes of securities identified in the applicable prospectus supplement as subordinated certificates or notes are more likely to be affected by delinquencies and losses than other classes of securities.

   See "Yield Considerations" in this prospectus.

   Ratings Assigned to the Securities Will Have Limitations. The ratings assigned to your securities will not:

o     assess the likelihood that principal prepayments (including those caused by defaults) on the related assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the series of securities; and

o     address the possibility that prepayments at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

                                       13

   In addition, the ratings of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities. The lowering of a rating on a series or class of securities may adversely affect the market value of those securities and the liquidity of those securities. The depositor or any of its affiliates will not have any obligation to maintain any rating of any series of securities.

   Book-Entry Securities May Experience Certain Problems. Since transactions in the classes of securities of a series issued in book-entry form can be effected only through DTC, Clearstream Banking, the Euroclear System, participating organizations, indirect participants and certain banks:

o     you may experience delays in your receipts of payments of interest and principal;
      and

o     your ability to pledge securities to persons or entities that do not participate in the DTC, Clearstream Banking or the Euroclear System may be
      limited due to the lack of a physical certificate.

   See "Description of the Securities--Book-Entry Registration and Definitive Securities"
in this prospectus.

   Risk of Loss May Be Greater on Subordinated Securities.  The rights of holders of subordinated securities will be subordinate:

o     to the rights of the servicer and any master servicer, to the extent of their servicing fees, including any unpaid servicing fees with respect to one or more prior due periods, and their reimbursement for certain unreimbursed advances and unreimbursed liquidation expenses; and

o     the holders of senior securities to the extent described in the related prospectus supplement.

   As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinated securities. See "Description of Credit Support"
in this prospectus.

   The yields on the subordinated securities may be extremely sensitive to the loss experience of the related assets and the timing of any losses on the related assets. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of losses on the assets assumed by an investor, the yield to maturity on the subordinated securities may be lower than anticipated.

Risks Associated with the Assets

   Mortgage Loans Secured by Multifamily Properties May Experience Greater Rates
of Delinquency and Foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property typically is directly related to the net operating income derived from that property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate unpaid principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

   General Economic Conditions Affect Mortgage Loan Performance. General
economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an

                                       14

increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a mortgage loan, it is possible that the holders of the related securities could experience a loss with respect to that mortgagor's mortgage loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to that mortgagor's mortgage loan, thus delaying the amount received by the holders of the related securities with respect to that mortgage loan. Moreover, if a bankruptcy court prevents the transfer of the mortgaged property to the related trust, any remaining balance on that mortgage loan may not be recoverable.

   Real Estate Market Conditions Affect Mortgage Loan Performance. An investment in the securities which are secured by or represent interests in mortgage loans may be affected by, among other things, a decline in real estate values. There is no assurance that the values of the mortgaged properties will remain at the levels existing on the dates of origination of the related mortgage loans.

   If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

   Geographic Concentration May Increase Rates of Loss and Delinquency. Certain
geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on assets generally. Any concentration of the assets relating to any series of securities in a weaker economic region may present risk considerations in addition to those generally present for similar asset-backed securities without such concentration.

   See "The Mortgage Pool" in the related prospectus supplement for further information regarding the geographic concentration of the assets underlying the securities of any series.

   Risk of Loss May Be Greater on Junior Mortgage Loans. Certain of the mortgage loans underlying the securities of a series may be secured by mortgages junior or subordinate to one or more other mortgages, and the related more senior mortgages may not be included in the trust. The rate of default of second or more junior mortgage loans may be greater than that of mortgage loans secured by senior liens on comparable properties. A primary risk to holders of mortgage loans secured by junior mortgages is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior mortgage to satisfy fully both the senior mortgage and the mortgage that is junior or subordinate. In such case, holders of the securities would bear:

o     the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

o     the risk of loss if the deficiency judgment is not realized upon.

   Moreover, deficiency judgments may not be available in certain jurisdictions.
In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the more senior mortgage.

   In servicing junior mortgages, it is generally the servicer's and master servicer's practice to advance funds to keep the senior mortgage current if the mortgagor is in default under that senior mortgage. The servicer and master servicer intend to advance these amounts in accordance with their normal servicing procedures, but only to the extent that they determine advances will be recoverable from future payments and collections on that mortgage loan or

                                       15

otherwise. This practice may not be followed in servicing loans more junior than second mortgages or may be modified at any time. The related trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee. The junior mortgages securing the mortgage loans are subject and subordinate to any senior mortgage affecting the related mortgaged property, including limitations and prohibitions which may be contained in the senior mortgage upon subordinate financing.

   Special Risks of Certain Assets. Certain assets that may be included in a trust may involve additional uncertainties not present in other types of assets.
Certain of the assets may provide for escalating or variable payments that may be larger than the initial payment amount. Because the borrowers under these assets are generally approved on the basis of the initial payment amounts, the borrowers' incomes may not be sufficient to enable them to pay the increased payment amounts. If that is the case, the likelihood of default may increase.

   Certain of the assets underlying a series of securities may be delinquent in respect of the payment of principal and interest. In addition, certain of the mortgagors under the mortgage loans underlying a series of securities may be subject to personal bankruptcy proceedings. Credit enhancement provided with respect to a particular series of securities may not cover all losses related to these mortgage loans. Prospective investors should consider the risk that the inclusion in a trust of delinquent assets and mortgage loans with respect to which the mortgagors are the subject of bankruptcy proceedings may cause the rate of the defaults and prepayments on assets in that trust to increase and, in turn, may cause losses to exceed the available credit enhancement for that series and affect the yield on the securities of that series. See "The Mortgage
Pool" in the related prospectus supplement.

   Defaulted Mortgage Loans May Experience Delays in Liquidation. Even assuming the mortgaged properties provide adequate security for the mortgage loans underlying a series of securities, substantial delays could result in connection with the liquidation of defaulted mortgage loans. This could result in corresponding delays in the receipt of the proceeds by the related trust. See
"Certain Legal Aspects of the Mortgage Loans--Foreclosure," "--Rights of
Redemption" and "--Anti-Deficiency Legislation, the Bankruptcy Code and Other
Limitations on Lenders" in this prospectus.

   Liquidation Expenses May be Disproportionate. Liquidation expenses with respect to defaulted assets do not vary directly with the outstanding principal balance of the assets at the time of default. Therefore, assuming that the servicer and master servicer took the same steps in realizing upon a defaulted asset having a small remaining principal balance as they would in the case of a defaulted asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small asset than would be the case with the defaulted asset having a large remaining principal balance. Because the average outstanding principal balance of the assets is small relative to the size of the average outstanding principal balance of the loans in a typical pool consisting only of conventional purchase-money mortgage loans, net liquidation proceeds on liquidated assets may also be smaller as a percentage of the principal balance of the assets than would be the case in a typical pool consisting only of conventional purchase-money mortgage loans.

   Defaults May Be More Likely on Newer Assets. Certain of the assets underlying a series of securities may be recently originated as of the date of the inclusion in the related trust. Although little data is available, defaults on assets are generally expected to occur with greater frequency in their early years.

   Balloon Payment Assets May Have a Greater Default Risk at Maturity. Certain
of the assets underlying a series of securities may provide for a lump-sum payment of the unamortized principal balance of the mortgage loan at the maturity of the asset. See "The Mortgage Pool" in the related prospectus supplement.

                                       16

   Because borrowers under this type of asset are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with assets of this type is greater than that associated with fully-amortizing mortgage loans. The ability of a mortgagor on this type of asset to repay the mortgage loan upon maturity frequently depends upon the mortgagor's ability:

o     to refinance the asset, which will be affected by a number of factors, including, without limitation, the level of mortgage rates available in the primary mortgage market at the time, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the condition of the mortgaged property, tax law, general economic conditions and the general willingness of financial institutions and primary mortgage bankers to extend credit; or

o     to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the lump-sum payment.

   Texas Home Equity Loans Have Significant Limitations. Certain of the mortgage loans may be home equity loans secured by mortgaged properties located in Texas.
The Texas Constitution permits this type of loan, but significant limitations were imposed on permitted terms, conditions and practices incident to their creation. For example, these loans must be made without recourse for personal liability against the homestead owner(s) or their spouse(s) (except in the case of actual fraud on their part in obtaining the loan) and may be foreclosed upon only by court order. Further, holders of these types of loans face unique legal risks and uncertainties that they do not customarily confront with equity take-out mortgages in other states. For example, if any of the requirements that are addressed in the amendment to the Texas Constitution (such as limitations on fees charged to the borrower, disclosures to the borrower or matters to be provided for in the closing documents) are not met, the lien may be invalid.
There are also similar risks involved in servicing these types of loans, such as the failure by the servicer to comply with certain of its disclosure and other obligations to the borrower, that can result in the forfeiture of all principal and interest due on the mortgage loan.

   Increased Risk of Loss if Assets are Delinquent. A portion of the assets may be delinquent upon the issuance of the related securities. Credit enhancement provided with respect to a particular series of securities may not cover all losses related to the securities. You should consider the risk that the inclusion of delinquent assets in the trust for a series may cause the rate of defaults and prepayments on the assets to increase and, in turn, may cause losses to exceed the available credit enhancement for that series and affect the yield on the securities of that series.

   Cash Flow Agreements are Subject to Counterparty Risk. The assets of a trust may, if specified in the related prospectus supplement, include agreements such as interest rate exchange agreements, interest rate cap or floor agreements, yield maintenance agreements, currency exchange agreements or other similar agreements, which will require the provider of such instrument or counterparty to make payments to the trust under the circumstances described in the prospectus supplement. To the extent that payments on the securities of the related series depend in part on payments to be received under this type of agreement, the ability of the trust to make payments on the securities will be subject to the credit risk of the counterparty. The prospectus supplement for a series of securities will describe any mechanism, such as the payment of any
"breakage fee," which may exist to facilitate the replacement of this type of agreement upon the default or credit impairment of the related counterparty.
However, there can be no assurance that any such mechanism will result in the ability of the servicer to obtain a replacement.

   Sub-Prime Mortgage Loans May Experience Greater Rates of Delinquency and
Foreclosure. If specified in the related prospectus supplement, all or a portion of the mortgage loans may consist of sub-prime mortgage loans. A sub-prime mortgage loan is a mortgage loan that was made to a borrower with an imperfect credit history or that presents certain additional risks due to property characteristics, loan documentation guidelines or other factors As a consequence:

                                       17

o     delinquencies and foreclosures may be expected to be more likely with respect to sub-prime mortgage loans than with respect to mortgage loans originated in accordance with more traditional underwriting guidelines;
      and

o     changes in the values of the mortgaged properties may have a greater effect on the loss experience of sub-prime mortgage loans than on mortgage loans originated in accordance with more traditional underwriting guidelines.

Violations of Federal Laws or State Laws May Adversely Affect Ability to Collect on
Loans or Result in Losses

   There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

o     regulate interest rate and other charges;

o     require certain disclosures;

o     require licensing of mortgage loan originators;

o     require thelender to provide credit counseling and/or make certain affirmative determinations regarding the borrower's ability to replay the mortgage loan;

o     prohibit discriminatory lending practices;

o     limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;

o     regulate the use of consumer credit information; and

o     regulate debt collection practices.

   Violation of certain provisions of these laws, policies and principles:

o     may limit a servicer's ability to collect all or part of the principal of or interest on the mortgage loans;

o     may entitle the borrower to a refund of amounts previously paid; and

o     could subject a servicer or the trust to damages and administrative sanctions.

The seller of the assets, either directly or indirectly, to the depositor will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with the federal and state consumer laws or regulations described above. However, that remedy may not be adequate to fully compensate the related trust fund.

   See "Certain Legal Aspects of the Mortgage Loans" in this prospectus.

   In addition, certain of the mortgage loans secured by mortgaged properties located in Texas may be subject to the provisions of Texas laws which regulate loans other than purchase money loans. These laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure to comply with any requirement may render the mortgage loan unenforceable and/or the lien on the mortgaged property voidable. Texas laws also regulate certain actions of servicers of mortgage loans in Texas, such that failure of a servicer to comply with certain notice and other obligation to a borrower, can result in the forfeiture of all principal and interest due on the related mortgage loan.

                                       18

   See "Certain  Legal  Aspects of the  Mortgage  Loans-Anti-Deficiency  Legislation,  the
Bankruptcy  Code and Other  Limitations  on  Lenders,"  "-Texas  Home  Equity  Loans"  and
"-Homeowners Protection Act of 1998."

Market Values of Manufactured Homes May Increase the Risk of Loss

   Manufactured homes generally depreciate in value. Thus, investors should expect that, as a general matter, the market value of any manufactured home will be lower than the outstanding principal balance of the related installment contract. As a result, investors must be prepared to bear the risk of loss resulting from any delinquency or liquidation loss on the contracts in a trust.
See "Description of Credit Support" in this prospectus.

Risk of Loss May Be Greater on Unsecured Home Improvement Loans

   The obligations of the borrower under any unsecured home improvement loan included in a trust will not be secured by an interest in the related real estate or any other property. In the event of a default, the trust will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding, the obligations of the borrower under an unsecured home improvement loan may be discharged in their entirety. As a result, the trust may suffer losses. In addition, a borrower on an unsecured home improvement loan may not demonstrate the same degree of concern over performance of its obligations as it would if such obligations were secured by the real estate or other assets owned by that borrower.

Risks of Loss May Increase Due to Defective Security Interest and Effects of
Certain Other Legal Aspects of the Contracts

   The seller of the assets, either directly or indirectly, to the depositor will represent that a contract is secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and the right to realize upon the value of the manufactured homes as collateral for the contracts are subject to a number of federal and state laws, including the
Uniform Commercial Code, or UCC. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. Because of the expense and administrative inconvenience involved, the servicer or the master servicer will not amend any certificates of title to change the lienholder specified on the title from the asset seller to the trustee and will not deliver any certificate of title to the trustee or note on title the trustee's interest.
Consequently, in some states, in the absence of such an amendment, the assignment to the trustee of the security interest in the manufactured home may not be effective or the security interest of the trustee may not be perfected and, may not be effective against creditors of the asset seller or a trustee in bankruptcy of the asset seller.

   In addition, numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements and the failure by the lender or seller of goods to comply with these requirements could give rise to liabilities of assignees for amounts due under these agreements, and claims by assignees may be subject to set-off as a result of the lender's or seller's noncompliance. These laws would apply to the trustee as assignee of the contracts. The asset seller of the contracts will warrant that each contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each manufactured home securing a contract. A breach of any of these warranties that materially adversely affects any contract would create an obligation of the asset seller to repurchase, or if permitted by the applicable agreement, substitute for, that contract unless the breach is cured.
If the credit support is exhausted and recovery of amounts due on the contracts is dependent on repossession and resale of manufactured homes securing contracts that are in default, certain other factors may limit the ability to realize upon the manufactured home or may limit the amount realized by securityholders to less than the amount due.  See "Certain Legal Aspects of the Contracts."

                                       19

                                          INTRODUCTION

   The trust for each series will be formed under a trust agreement between the depositor and the owner trustee or a pooling and servicing agreement among the depositor, the trustee and a servicer. Each series will include notes, which will be issued under an indenture, between the issuer, the indenture trustee and the paying agent, and/or certificates, which will be issued under a trust agreement or a pooling and servicing agreement. Each series of notes and certificates may consist of one or more classes as specified in the accompanying prospectus supplement. The notes and the certificates for each series will be collectively referred to in this prospectus and the accompanying prospectus supplement as the securities. Each prospectus supplement will specify which securities are offered by that prospectus supplement.

   The assets of each trust fund will consist primarily of a segregated pool of assets acquired by the depositor from one or more affiliated or unaffiliated sellers identified in the accompanying prospectus supplement and contributed to the trust pursuant to the related trust agreement or pooling and servicing agreement. Each series of notes will be issued by the trust and secured by the assets of the trust described in the accompanying prospectus supplement. Each series of certificates will represent the beneficial ownership interest in the assets of a trust not pledged to the holders of the notes of that series and not retained by the depositor or any other person, as described in the accompanying prospectus supplement.

                                   DESCRIPTION OF THE TRUSTS

      Assets

   The primary assets of each trust will include:

o     single family mortgage loans;

o     multifamily mortgage loans;

o     unsecured home improvement loans;

o     manufactured housing installment sale contracts and/or installment loan agreements;
      or

o     a combination of those assets.

   As used in this prospectus, mortgage loans may include:

o     single family and multifamily mortgage loans, including cooperative mortgage loans;

o     sub-prime mortgage loans;

o     first-lien mortgage loans;

o     home equity loans;

o     secured home improvement loans; and

                                       20

o     land sale contracts.

   As used in this prospectus, contracts may include:

o     manufactured housing installment sale contracts; and

o     manufactured housing installment loan agreements.

   Each asset will be selected by the depositor for inclusion in the assets of a trust from among those purchased from an asset seller, which may be an affiliate of the depositor and which prior holder may or may not be the originator of the mortgage loan, unsecured home improvement loan or contract.

   The assets included in the trust relating to a series will contain various types of payment provisions and will be described in the accompanying prospectus supplement. The types of payment provisions will include:

o     Level payment assets, which may provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on their declining principal balances;

o     Negative amortization assets, which provide for monthly payments that under certain circumstances may be less than the amount of interest accrued on the asset, and which provide that the amount of any deferred interest is added to the principal balance of the asset;

o     Adjustable rate assets, which may provide for periodic adjustments to their rates of interest to equal the sum (which may be rounded) of a fixed margin and an index and which may have an initial period during with the interest rate is fixed;

o     Buy down assets, which are assets for which funds have been provided by someone other than the related obligors to reduce the obligors' monthly payments during the early period after origination of these assets;

o     Interest reduction assets, which provide for the one-time reduction of the interest rate payable on these assets;

o     GEM assets, which provide for (a) monthly payments during the first year after origination that are at least sufficient to pay interest due on these assets, and (b) an increase in monthly payments in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of these assets;

o     GPM assets, which allow for payments during a portion of their terms which are or may be less than the amount of interest due on the unpaid principal balances of these assets, and which unpaid interest will be added to the principal balances of these assets and will be paid, together with interest on these assets, in later years;

o     Step-up rate assets, which provide for interest rates that increase over time;

o     Balloon payment assets, which are assets that are not fully amortizing over their terms and, thus, will require a lump-sum payment at their stated maturity;

o     Interest-only assets, which provide for the payment of interest at the related interest rate, but no payment of principal, for a certain period of time following the origination of the assets;

                                       21

o     Additional collateral assets, which are assets that are either (i) secured by a security interest in additional collateral (normally securities)
      owned by the borrower or (ii) supported by a third party guarantee
      (usually a parent of the borrower) which is in turn secured by a security interest in collateral (usually securities) owned by the guarantor;

o     Convertible assets, which are adjustable rate assets, which allow, subject to certain limitations, the related obligors to exercise an option to convert the adjustable interest rate to a fixed interest rate;

o     Bi-weekly or semi-monthly assets, which provide for obligor payments to be made on a bi-weekly or semi-monthly basis;

o     Prepayment charge assets, which provide that the obligor will pay a prepayment fee or penalty if the obligor prepays within a specified time period (some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges; see "Certain Legal Aspects of Mortgage Loans--Prepayment Charges"
      and "Certain Legal Aspects of the Contracts--Prepayment Charges"); and

o     Increasing payment assets, which are assets that provide for monthly payments that are fixed for an initial period to be specified in the related prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the related prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the assets over their remaining terms to maturity.  Certain increasing payment assets may contain buy down features.

   Assets may also have a combination of these payment provisions.

   For adjustable rate assets, the adjustable or variable index may be one of the following indices:

o     the average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

o     the auction average investment yield of U.S. Treasury bills of various maturities;

o     the daily bank prime loan rate as quoted by financial industry news sources;

o     the cost of funds of member institutions of any of the regional Federal Home Loan
      Banks;

o     the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the accompanying prospectus supplement;

o     the average of secondary market interest rates on six-month negotiable certificates of deposit;

o     the federal funds rate, as determined by the Federal Reserve Bank;

o     the weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West
      Financial Corporation, which operates under the name World Savings, called the "Cost of Savings Index"; or

                                       22

o     the weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month, called the "National Average Contract
      Mortgage Rate." The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing
      Finance Board.

   The securities of each series will be entitled to payment only from the assets of the related trust and will not be entitled to payments in respect of the assets of any other trust established by the depositor. If specified in the applicable prospectus supplement, the assets of a trust will consist of securities (referred to herein as "underlying securities") representing beneficial ownership interests in, or indebtedness of, another trust whose assets include mortgage loans and contracts similar to those described above.
The underlying securities may have been previously issued by a trust established by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage or home equity lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans or contracts into trusts, and selling beneficial interests in such trusts. As specified in the applicable prospectus supplement, the underlying securities will primarily be similar to securities offered hereunder in their assets and their cash flows. The primary assets for both the underlying securities and the related securities will be the same pool of assets. Payments on the underlying securities will be passed through to holders of the related series of securities.

Mortgage Loans

  General

   As described in the accompanying prospectus supplement, mortgage loans may include:

o     single family mortgage loans, which are secured by first liens on one-to four-family residential properties or security interests in shares issued by cooperative housing corporations;

o     multifamily mortgage loans, which are secured by first liens on primarily residential property which consists of five or more residential dwelling units, and which may include limited retail, office or other commercial space;

o     home equity loans, which are loans the amounts of which are either fixed at origination or are revolving with a maximum borrowing amount, and which are secured by first or junior liens on one-to four-family residential properties;

o     home improvement contracts, which are typically financings made by home improvement contractors to finance improvements to residential property, such as garages, replacement windows, and room upgrades and additions, and which are secured by junior liens on the mortgaged properties undergoing these improvements; and

o     land sale contracts, which are loans evidenced by contracts for the sale of properties pursuant to which the mortgagor promises to pay the amount due on the contract to the holder thereof with fee title to the related property held by the holder until the mortgagor has made all of the payments required pursuant to that land sale contract, at which time fee title is conveyed to the mortgagor.

   The originator of each mortgage loan will have been a person other than the depositor. The related prospectus supplement will indicate if any person who originated the mortgage loans is an affiliate of the depositor. The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related prospectus supplement. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or other security instruments creating a lien on the mortgaged properties. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold shall exceed the term of the related mortgage note by at least five years or such other time period specified in the related prospectus supplement.

                                       23

   The related prospectus supplement will specify whether any of the mortgage loans has the benefits of insurance, and, if so, the nature and limitations, if any, of that insurance.

      Loan-to-Value Ratio

   In the case of most mortgage loans which are not made to refinance existing loans, the loan-to-value ratio at any given time is the ratio, expressed as a percentage, of the then principal amount of the mortgage loan to the lesser of
(i) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (ii) the sales price for the related mortgaged property. The loan-to-value ratio of mortgage loans made to refinance existing loans at any given time is the ratio, expressed as a percentage, of the then principal amount of the refinance loan to the appraised value of related mortgaged property determined in an appraisal obtained at the time of origination of the refinance loan. The value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

      Mortgage Loan Information in Prospectus Supplements

   Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans in the related trust, including: o the aggregate principal amount and the largest, smallest and average principal amount of the mortgage loans as of the applicable cut-off date specified in the prospectus supplement,

o     the type of property securing the mortgage loans,

o     the weighted average (by principal amount) of the original and remaining terms to maturity of the mortgage loans,

o     the earliest and latest origination date and maturity date of the mortgage loans,

o     the range of the loan-to-value ratios at origination of the mortgage loans,

o     the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans,

o     the state or states in which most of the mortgaged properties are located,

o     information with respect to the prepayment provisions, if any, of the mortgage loans,

o     for adjustable rate mortgage loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of the rate or payment and over the life of the adjustable rate loan,

                                       24

o     information regarding the payment characteristics of the mortgage loans, including any balloon payment features and other amortization provisions,

o     the number of mortgage loans that are delinquent and the number of days or ranges of the number of days the mortgage loans are delinquent and

o     the material underwriting standards used for the mortgage loans.

   If specific information respecting the mortgage loans is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and
Exchange Commission, or the SEC, after initial issuance. Even if the mortgage loan information provided in a prospectus supplement is not final or complete, the characteristics of the mortgage loans included in the assets of the related trust will not vary by more than five percent, based on aggregate principal amount as of the applicable cut-off date, from the characteristics that are described in that prospectus supplement.

      Payment Provisions of the Mortgage Loans

   All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the related prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement.
Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain prohibitions on prepayment for a specified lock-out period or through a specified lock-out date or require payment of a premium or a yield maintenance penalty if prepaid, in each case as described in the related prospectus supplement. In the event that holders of any class or classes of securities will be entitled to all or a portion of any prepayment premiums or yield maintenance penalties collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which any premium and penalty amounts will be allocated. See
"--Assets" above.

      Revolving Credit Line Loans

   As more fully described in the related prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving credit line loans, which are home equity loans or portions of the balances of home equity revolving credit lines. Interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time prior to the expiration of the related draw period specified in a revolving credit line loan, principal amounts on the revolving credit line loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line loans will automatically become part of the assets of the trust described in the prospectus supplement. As a result, the aggregate balance of the revolving credit line loans will fluctuate from day to day as new draws by borrowers are added to the assets of the trust and principal payments are

                                       25

applied to the balances and these amounts will usually differ each day, as more specifically described in the related prospectus supplement. Under certain circumstances, under a revolving credit line loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

Unsecured Home Improvement Loans

   The unsecured home improvement loans may consist of conventional unsecured home improvement loans and FHA-insured unsecured home improvement loans. The unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate or will have another amortization schedule described in the related prospectus supplement.

      Unsecured Home Improvement Loan Information in Prospectus Supplements

   Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the unsecured home improvement loans, including:

o     the aggregate principal amount and the largest,
      smallest and average outstanding principal amount of the unsecured home improvement loans as of the applicable cut-off date,

o     the weighted average (by principal amount) of the original and remaining terms to maturity of the unsecured home improvement loans,

o     the earliest and latest origination date and maturity date of the unsecured home improvements loans,

o     the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans,

o     the state or states in which most of the unsecured home improvement loans were originated,

o     information with respect to the prepayment provisions, if any, of the unsecured home improvement loans,

o     for adjustable rate unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment of the rate or payment and over the life of the adjustable rate unsecured home improvement loan,

o     information regarding the payment characteristics of the unsecured home improvement loan,

o     the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days the unsecured home improvement loans are delinquent and

o     the material underwriting standards used for the unsecured home improvement loans.

   If specific information respecting the unsecured home improvement loans is not known to the depositor at the time securities are initially offered, more

                                       26

general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC after their initial issuance. Notwithstanding the foregoing, the characteristics of the unsecured home improvement loans included in a trust will not vary by more than five percent, based on aggregate principal amount as of the applicable cut-off date, from the characteristics that are described in the related prospectus supplement.

      Contracts

  General

   To the extent provided in the related prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home. The related prospectus supplement will specify the states or other jurisdictions in which the manufactured homes are located as of the applicable cut-off date. The method of computing the loan-to-value ratio of a contract will be described in the related prospectus supplement.

      Contract Information in Prospectus Supplements

   Each prospectus supplement will contain certain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the contracts, including:

o     the aggregate principal amount and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date,

o     whether the manufactured homes were new or used as of the origination of the related contracts,

o     the weighted average (by principal amount) of the original and remaining terms to maturity of the contracts,

o     the earliest and latest origination date and maturity date of the contracts,
o     the range of the loan-to-value ratios at origination of the contracts,
o     the contract rates or range of contract rates and the weighted average contract rate borne by the contracts,

o     the state or states in which most of the manufactured homes are located at origination,

o     information with respect to the prepayment provisions, if any, of the contracts,

o     for adjustable rate contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment of the rate or payment and over the life of the adjustable rate contract,

o     the number of contracts that are delinquent and the number of days or ranges of the number of days the contracts are delinquent,

o     information regarding the payment characteristics of the contracts and

o     the material underwriting standards used for the contracts.

                                       27

   If specific information respecting the contracts is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC after their initial issuance. Notwithstanding the foregoing, the characteristics of the contracts included in a trust will not vary by more than five percent, based on aggregate principal amount as of the applicable cut-off date, from the characteristics that are described in the related prospectus supplement.

      Payment Provisions of the Contracts

   All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest thereon at an annual percentage rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the related prospectus supplement. Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the related prospectus supplement.

      Pre-Funding Account

   To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of a series of securities may be deposited into a pre-funding account maintained with the trustee. If a pre-funding account is funded, the depositor will be obligated to sell at a predetermined price, and the trust for the related series will be obligated to purchase, from time to time and within the period specified in the related prospectus supplement after the issuance of the series of securities, additional assets having an aggregate principal balance approximately equal to the amount on deposit in the pre-funding account for that series on the date of its issuance. The pre-funded amount with respect to a series will not exceed 50% of the aggregate initial principal amount of the related securities, and the length of the pre-funding period with respect to a series will not exceed one year. Any assets acquired by a trust fund for a series will be required to satisfy certain eligibility criteria consistent with the eligibility criteria of the assets initially included in the trust, subject to such exceptions as are expressly stated in the related prospectus supplement.
For example, the assets acquired by a trust with moneys in the pre-funding will be subject to the same underwriting standards, representations and warranties as the assets initially included in the trust.

   Any moneys remaining in the pre-funding account for any series at the end of the period specified in the related prospectus supplement will be used to prepay one or more classes of securities of that series in the amounts and in the manner specified in the related prospectus supplement. In addition, for any series with respect to which a pre-funding account is funded, if specified in the related prospectus supplement, the depositor may be required to deposit cash into a capitalized interested account maintained by the trustee for the purpose of assuring the availability of funds to pay interest with respect to the securities of that series during the pre-funding period for that series. Any amount remaining in the capitalized interest account at the end of the pre-funding period will be remitted as specified in the related prospectus supplement.

      Accounts

   Each trust will have one or more accounts, established and maintained on behalf of the holders of the securities of that series, into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the assets in the trust. Each account may be maintained as an interest bearing or a non-interest

                                       28

bearing account, and funds held in an account may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Material
Terms of the Pooling and Servicing Agreements and Servicing
Agreements--Collection Account and Related Accounts."

Credit Support

   If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust may be provided to one or more classes of securities in the related series in the form of subordination of one or more other classes of securities in that series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, purchase obligation or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for a series of securities. See "Risk Factors--Risks Associated with the Securities--Credit
Enhancement is Limited in Amount and Coverage" and "Description of Credit
Support."

Cash Flow Agreements

   If so provided in the related prospectus supplement, the assets of a trust may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The assets of a trust may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, yield maintenance agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of securities of the series. Currency exchange agreements might be included in the assets of a trust if some or all of the assets acquired by the trust were denominated in a non-United States currency.

   The related prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any cash flow agreement. In addition, the prospectus supplement for the related series of securities will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 C.F.R. ss. 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K
(17 C.F.R. ss. 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of
Regulation AB (17 C.F.R. ss. 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the cash flow agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the cash flow agreement. Copies of the cash flow agreement, if any, relating to a series of securities will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

                                        USE OF PROCEEDS

   The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of assets, or the repayment of the financing incurred in the purchase of assets, and to pay for certain expenses incurred in connection with the purchase of assets and sale of securities. The depositor expects to sell the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                       29

                                      YIELD CONSIDERATIONS

General

   The yield on any security offered under this prospectus and the accompanying prospectus supplement will depend on the price paid by the holder of the security, the interest rate or pass-through rate, as applicable, of the security, the receipt and timing of receipt of distributions on the security and the weighted average life of the assets in the related trust (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk
Factors--Risks Associated with the Securities--Rate of Prepayment on Mortgage
Loans May Adversely Affect Average Lives and Yields on the Securities" and
"--Risks Associated with the Assets" in this prospectus.

Pass-Through Rate and Interest Rate

   Securities of any class within a series may have fixed, variable or adjustable pass-through rates or interest rates, which may or may not be based upon the interest rates borne by the assets in the related trust. The prospectus supplement with respect to any series of securities will specify the pass-through rate for each class of certificates of a series or interest rate for each class of the notes of a series or, in the case of a variable or adjustable pass-through rate or interest rate, the method of determining the pass-through rate or interest rate; the effect, if any, of the prepayment of assets on the pass-through rate or interest rate of one or more classes of securities; and whether the distributions of interest on the securities of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other cash flow agreement.

   If so specified in the related prospectus supplement, the effective yield to maturity to each securityholder entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate or interest rate and purchase price of the security because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following that period of accrual.

Timing of Payment of Interest

   Each payment of interest on the securities or, in the case of accrual securities which provide for the payment of interest only after the occurrence of certain events, each addition of interest to the principal balance of the accrual securities on the monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to securityholders, will include interest accrued during the accrual period for that distribution date. As indicated above under "--Pass-Through Rate and
Interest Rate," if the accrual period ends on a date other than the day before a distribution date for the related series, the yield realized by the holders of the securities of that series may be lower than the yield that would result if the accrual period ended on the day before the distribution date.

Payments of Principal; Prepayments

   The yield to maturity on the securities will be affected by the rate of principal payments on the assets, including principal prepayments on mortgage loans and contracts resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur on the mortgage loans and contracts will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans and contracts, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust, these mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by these

                                       30

mortgage loans. In this regard, it should be noted that the assets in certain trusts may consist of mortgage loans with different mortgage rates. The rate of principal payments on some or all of the classes of securities of a series will correspond to the rate of principal payments on the assets in the related trust and is likely to be affected by the existence of prepayment lock-out periods and prepayment premium provisions of these assets, and by the extent to which the servicer of any mortgage loan is able to enforce these prepayment provisions.
Mortgage loans with a prepayment lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these prepayment provisions, with shorter prepayment lock-out periods or with lower prepayment premiums. Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the rate of prepayments on manufactured housing contracts than on the rate of prepayments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes.
Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

   If the purchaser of a security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of securities, the effect on yield on one or more classes of the securities of that series of prepayments of the assets in the related trust may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

   When a full prepayment is made on a mortgage loan or a contract, the obligor is charged interest on the principal amount of the mortgage loan or contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or such other period specified in the related prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of securities entitled to payments of interest because interest on the principal amount of any mortgage loan or contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or contract as of the due date in the month in which the partial prepayment is received or such other date as is specified in the related prospectus supplement.

   The timing of changes in the rate of principal payments on the assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation.
In general, the earlier a principal payment is received on the mortgage loans and distributed on a security, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

   The holder of a security will bear the risk of being able to reinvest principal received in respect of a security at a yield at least equal to the yield on that security.

                                       31

Prepayments--Maturity and Weighted Average Life

   The rates at which principal payments are received on the assets included in or comprising a trust and the rate at which payments are made from any credit support or guaranteed investment contract or other cash flow agreement for the related series of securities may affect the ultimate maturity and the weighted average life of each class of the related series. Prepayments on the mortgage loans or contracts comprising or underlying the assets in a particular trust will generally accelerate the rate at which principal is paid on some or all of the classes of the securities of the related series.

   If so provided in the prospectus supplement for a series of securities, one or more classes of securities may have a final scheduled distribution date, which is the date on or prior to which the stated principal amount of the class of security is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to the series set forth in the prospectus supplement.
Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by the rate at which principal on the assets is paid to the class, which may be in the form of scheduled amortization or prepayments, including liquidations due to default.

   In addition, the weighted average life of the securities may be affected by the varying maturities of the assets in a trust. If any assets in a particular trust have actual terms to maturity less than those assumed in calculating final scheduled distribution dates for the classes of securities of the related series, one or more classes of such securities may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts comprising or underlying the assets. See "Description of the Trusts."

   Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate, or CPR, prepayment model or the Standard Prepayment Assumption, or SPA, prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of that pool of loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the assets of any trust.

   The prospectus supplement with respect to each series of securities may contain tables, if applicable, setting forth the projected weighted average life of each class of securities of that series offered under the prospectus supplement and the percentage of the initial aggregate principal balance of each class of that series that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the mortgage loans or contracts comprising or underlying the related assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in that prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the securities.
It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the assets for any series will conform to any particular level of
CPR, SPA or any other rate specified in the related prospectus supplement.

                                       32

Other Factors Affecting Weighted Average Life

  Type of asset

   If so specified in the related prospectus supplement, a number of mortgage loans and contracts may have balloon payments due at maturity, which may be a substantial amount. Because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that a number of assets with balloon payments may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. Neither the depositor, the servicer, the master servicer
(if any), nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property except to the extent provided in the related prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the securities and may thereby lengthen the period of time elapsed from the date of issuance of a security until it is retired.

   With respect to certain mortgage loans, including adjustable rate mortgage loans, the mortgage rate at origination may be below the rate that would result if the index and the actual margin were applied at origination. With respect to certain contracts, the contract rate may be "stepped up" during its term or may otherwise vary or be adjusted. Under the applicable underwriting standards, the mortgagor or obligor under each mortgage loan or contract generally will be qualified on the basis of the mortgage rate or contract rate in effect at origination. The repayment of any mortgage loan or contract of this type may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the mortgage rate or contract rate. In addition, certain mortgage loans may be subject to temporary buydown plans pursuant to which the monthly payments made by the mortgagors during the early years of the mortgage loans will be less than the scheduled monthly payments on those loans. The periodic increase in the amount paid by the mortgagor of a mortgage loan subject to a buydown plan during or at the end of the period when the buydown plan is in effect may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related mortgage loan.

   The mortgage rates on certain adjustable rate loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. Further, initial mortgage rates on these mortgage loans are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues. During a period of rising interest rates as well as immediately after origination the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum scheduled monthly payment on these loans. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those loans and will bear interest at the applicable mortgage rate. The addition of any deferred interest to the principal balance of any related class or classes of securities will lengthen the weighted average life of that class and may adversely affect yield to holders of that class, depending upon the price at which those securities were purchased. In

                                       33

addition, with respect to certain adjustable rate mortgage loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on a mortgage loan of that type would exceed the amount of scheduled principal and accrued interest on the principal balance of that loan, and since the excess payment will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of those securities will be reduced and may adversely affect yield to holders, depending upon the price at which those securities were purchased.

   As may be described in the related prospectus supplement, all or a portion of the principal collected on or with respect to the mortgage loans in a trust may be applied by the trustee to the acquisition of additional mortgage loans during a specified period, rather than used to fund payments of principal to the holders of the related securities during that period. The result of applying principal collections to acquire additional mortgage loans could be that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any interest-only or revolving period may, upon the occurrence of certain events to be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related securities.

   In addition, and as may be described in the related prospectus supplement, all or a portion of the collected principal on mortgage loans in the trust may be retained by the trustee and invested for a specified period prior to being used to fund payments of principal to holders of the related securities.

   The result of the retention and temporary investment by the trustee of principal collections would be to slow the amortization rate of the related securities relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related securities to an amortization schedule established at the time the securities are issued. The retention feature applicable to any securities may terminate upon the occurrence of events described in the related prospectus supplement, resulting in the current repayment of principal to the holders of the related securities and an acceleration of the amortization of those securities.

      Termination

   If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust by the party specified in the prospectus supplement on any date on which the aggregate principal balance of the assets of the trust or the securities of that series declines to a percentage specified in the related prospectus supplement, which percentage shall not exceed 10%, of the aggregate initial principal balance of such assets or securities, as the case may be, under the circumstances and in the manner set forth in the prospectus supplement. In addition, if so provided in the related prospectus supplement, certain classes of securities may be purchased or redeemed in the manner set forth in the prospectus supplement. See "Description of the
securities--Termination."

      Defaults

   The rate of defaults on the assets will also affect the rate, timing and amount of principal payments on the assets and thus the yield on the securities.
In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans and contracts will be affected by the general economic condition of the region of the country in which the related mortgage properties or manufactured homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

      Foreclosures

   The number of foreclosures or repossessions and the principal amount of the mortgage loans or contracts comprising or underlying the assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or contracts comprising or underlying the assets and that of the related series of securities.

      Refinancing

   At the request of a mortgagor, a servicer may allow the refinancing of a mortgage loan or contract in a trust by accepting prepayments on that loan or contract and permitting a new loan secured by a mortgage on the same property.
In the event of such a refinancing, the new loan would not be included in the related trust and, therefore, such refinancing would have the same effect as a prepayment in full of the related mortgage loan or contract. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, a servicer may encourage the refinancing of mortgage loans or contracts, including defaulted mortgage loans or contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of the refinanced mortgage loans or contracts.

      Due-on-Sale Clauses

   Acceleration of mortgage payments as a result of certain transfers of underlying mortgaged property is another factor affecting prepayment rates. The prepayment standards or models used in a prospectus supplement will not typically reflect the impact of prepayments due to these transfers. If so specified in the related prospectus supplement, certain of the mortgage loans comprising or underlying the assets of the related trust may include
"due-on-sale clauses" that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related mortgaged property. Except as set forth in the related prospectus supplement, a servicer will generally enforce any due-on-sale clause if it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and if it is entitled to do so under applicable law. No servicer will take any action in relation to the enforcement of any due-on-sale provision if that action would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal
Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the
Agreements--Material Terms of the Pooling and Servicing Agreements and Servicing
Agreements--Due-on-Sale Provisions." The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the applicable servicer and permit the acceleration of the maturity of the contracts by the servicer upon any such sale or transfer that is not consented to. It is expected that a servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession of the manufactured home. A servicer will not enforce a due-on-sale clause in any contract unless enforcement is permissible under applicable related state law.
See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes;
Enforceability of Due-on-Sale Clauses."

                                       35

                                         THE DEPOSITOR

   Wachovia Mortgage Loan Trust, LLC is a Delaware limited liability company formed on June 15, 2005, and is an indirect wholly-owned subsidiary of Wachovia
Corporation. The principal executive offices of the depositor are located at 301
S. College Street, NC5578-Suite G, Charlotte, NC 28288-5578. Its telephone number is (704) 715-8239.

   The depositor was created for the limited purpose of purchasing and selling the assets described in this prospectus. Since its formation, the depositor has been engaged in these activities solely as the purchaser of assets from sellers pursuant to various mortgage loan purchase agreements, as the seller of assets to trusts pursuant to various trust agreements and pooling and servicing agreements, and as a party to the underwriting agreements executed in connection with each issuance of securities. To the extent described in the related prospectus supplement, the depositor also may hold the residual interest in the cash-flows from securitizations or the beneficial or equitable interest in trusts issuing securities.

   A description of the depositor's obligations with respect to the purchase from the sellers and subsequent sale of the assets to the trusts can be found in this prospectus under "Description of the Trusts -- Prefunding Account,"
"Description of the Securities -- Optional Purchases," "Description of the
Agreements -- Material Terms of the Pooling and Servicing Agreements --
Assignment of Assets; Repurchases," "-- Representations and Warranties;
Repurchases," "-- Rights Upon Event of Default under the Agreements," "--
Resignation and Removal of the Trustee," "Description of the Agreements --
Material Terms of the Indenture -- The Indenture Trustee," and "Methods of
Distribution." Generally, the depositor's obligations under the trust agreements and the pooling and servicing agreements are to sell the assets to the related trusts, and to record such sale in its accounting records and other records.

   The depositor and any director, officer, employee or agent of the depositor shall be indemnified by the related issuing entity and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related Agreement or the related securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under such Agreement or by reason of reckless disregard of its obligations and duties under such Agreement.

   The securities are not debt of the depositor and the depositor does not have any obligation to make payments with respect to the securities.

                                 DESCRIPTION OF THE SECURITIES

      General

   The asset-backed certificates of a series will represent the entire beneficial ownership interest in the assets of the trust created pursuant to the trust agreement or pooling and servicing agreement for that series. If a series of securities includes asset-backed notes, the notes will represent indebtedness of the related trust and will be issued and secured pursuant to an indenture. If so specified in the related prospectus supplement, distributions on one or more classes of a series of securities may be limited to collections from a designated portion or group of the assets in the related trust. The certificates and notes for each series will be collectively referred to in this prospectus and the accompanying prospectus supplement as the securities. Each series of securities will consist of one or more classes of securities described below.
The accompanying prospectus supplement will describe which classes of the securities of a series will be offered. Certain classes of securities of a series may not be offered by this prospectus and the related prospectus supplement.

                                       36

   Each class of securities of a series offered by this prospectus and the related prospectus supplement will be issued in denominations, notional amounts or percentage interests, as applicable, specified in the related prospectus supplement. The transfer of any securities offered by this prospectus and the related prospectus supplement may be registered and those securities may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange, but the depositor or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of securities of a series may be issued in fully registered, certificated form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--Risks Associated with the Securities--Book-Entry Securities May Experience Certain Problems and
"Description of the Securities--Book-Entry Registration and Definitive
Securities." Certificated securities will be exchangeable for other securities of the same class and series of a like aggregate principal amount, notional amount or percentage interest but of different authorized denominations. See
"Risk Factors--Risks Associated with the Securities--Securities May Not be
Liquid."

      Categories of Classes of Securities

   The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities will identify the classes which comprise that series by reference to the following categories or another category specified in the applicable prospectus supplement. Classes of securities may include any combination of the categories described below.

Categories of Classes             Principal Type

Accretion Directed
  Certificates or                  A class of certificates or notes that receives
  Notes..........................  principal payments from amounts that would otherwise be distributed as interest on
                                   specified accrual certificates or notes.
                                   These accretion directed principal payments
                                   may be in lieu of or in addition to principal
                                   payments from principal receipts on the
                                   assets for the related series.

Companion Certificates
  or Notes (also
  sometimes referred to
  as Support
  Certificates or                  A class of certificates or notes that is
  Support Notes).................  entitled to receive principal payments on any distribution date only if scheduled payments
                                   have been made on specified planned
                                   amortization certificates or notes, targeted
                                   amortization certificates or notes and/or
                                   scheduled amortization certificates or notes.

Component
  Certificates or                  A class of certificates or notes consisting of
  Notes..........................  two or more specified "components" as described in the applicable prospectus
                                   supplement. The components of a class of
                                   component certificates or notes may have
                                   different principal and/or interest payment
                                   characteristics but together constitute a
                                   single class and do not represent severable
                                   interests. Each component of a class of
                                   component certificates or notes may be
                                   identified as falling into one or more of the
                                   categories in this chart.

                                       37

Lockout Certificates
  or Notes.......................  A class of senior certificates or notes that is designed not to participate in or to
                                   participate to a limited extent in (in other
                                   words, to be "locked out" of), for a specified
                                   period, the receipt of (1) principal
                                   prepayments on the assets that are allocated
                                   disproportionately to the classes of senior
                                   certificates or notes of that series as a
                                   group pursuant to a "shifting interest"
                                   structure and/or (2) scheduled principal
                                   payments on the assets that are allocated to
                                   the classes of senior certificates or notes as
                                   a group.  A class of lockout certificates or
                                   notes will typically not be entitled to
                                   receive, or will be entitled to receive only a
                                   restricted portion of, distributions or
                                   principal prepayments and/or scheduled
                                   principal payments, as applicable, for a
                                   period of several years, during which time all
                                   or a portion of the principal payments that it
                                   would otherwise be entitled to receive in the
                                   absence of a "lockout" structure will be
                                   distributed in reduction of the principal
                                   balances of other classes of senior
                                   certificates or notes.  Lockout certificates
                                   or notes are designed to minimize weighted
                                   average life volatility during the lockout
                                   period.

Notional Amount
  Certificates or                  A class of certificates or notes having no
  Notes..........................  principal balance and bearing interest on the related notional amount.  The notional amount
                                   is used for purposes of the determination of
                                   interest distributions.

Pass-Through
  Certificates or                  A class of senior securities that is entitled
  Notes .........................  to receive all or a specified percentage of the principal payments that are distributable
                                   to the senior certificates or applicable
                                   group of senior certificates or notes (other
                                   than any ratio strip certificates or notes)
                                   in the aggregate on a distribution date and
                                   that is not designated as a class of
                                   sequential pay certificates or notes.

Planned Amortization
  Certificates or Notes
  (also sometimes
  referred to as a PAC
  Certificates or PAC
  Notes).........................
                                   A class of certificates or notes that is
                                   designed to receive principal payments using
                                   a predetermined principal balance schedule
                                   derived by assuming two constant prepayment
                                   rates for the underlying assets. These two
                                   rates are the endpoints for the "structuring
                                   range" for the class of planned amortization
                                   certificates or notes. The planned
                                   amortization certificates or notes in any
                                   series of securities may be subdivided into
                                   different categories (e.g., planned
                                   amortization certificates or notes I, planned
                                   amortization certificates or notes II and so
                                   forth) derived using different structuring
                                   ranges and/or payment priorities. A class of
                                   PAC certificates or notes is designed to
                                   provide protection against volatility of
                                   weighted average life if prepayments occur at
                                   a constant rate within the structuring range.

                                       38

Ratio Strip
  Certificates or                  A class of certificates or notes that is
  Notes..........................  entitled to receive a constant proportion, or
                                   "ratio strip," of the principal payments on
                                   one or more of the underlying assets.

Scheduled Amortization
  Certificates or Notes
  (also sometimes
  referred to as
  Scheduled Certificates           A class of certificates or notes that is
  or Scheduled Notes)............  designed to receive principal payments using a predetermined principal balance schedule but
                                   is not designated as a class of planned
                                   amortization certificates or notes or
                                   targeted amortization certificates or notes.
                                   The schedule is derived by assuming either
                                   two constant prepayment rates or a single
                                   constant prepayment rate for the underlying
                                   assets. In the former case, the two rates are
                                   the endpoints for the "structuring range" for
                                   the scheduled amortization certificates or
                                   notes and such range generally is narrower
                                   than that for a planned amortization
                                   certificates or notes. Typically, the
                                   companion certificates or notes for the
                                   applicable series generally will represent a
                                   smaller percentage of the class of scheduled
                                   amortization certificates or notes than
                                   companion certificates or notes generally
                                   would represent in relation to a class of
                                   planned amortization certificates or notes or
                                   targeted amortization certificates or notes.
                                   A class of scheduled amortization
                                   certificates or notes is generally less
                                   sensitive to weighted average life volatility
                                   as a result of prepayments than a class of
                                   companion certificates or notes but more
                                   sensitive than a class of planned
                                   amortization certificates or notes or
                                   targeted amortization certificates or notes.

Senior Certificates
  or Notes.........................A class of certificates or notes that is entitled to receive payments of principal and
                                   interest on each distribution date prior to
                                   the classes of subordinated securities.

Sequential Pay
  Certificates or
  Notes............................A class of certificates or notes that is entitled to receive principal payments in a
                                   prescribed sequence, that does not have a
                                   predetermined principal balance schedule and
                                   that, in most cases, is entitled to receive
                                   payments of principal continuously from the
                                   first distribution date on which it receives
                                   principal until it is retired. A class of
                                   sequential pay certificates or notes may
                                   receive principal payments concurrently with
                                   one or more other classes of sequential pay
                                   certificates or notes. A single class that is
                                   entitled to receive principal payments before
                                   or after other classes in the same series of
                                   securities may be identified as a class of
                                   sequential pay certificates or notes.

                                       39

Strip Certificates or
  Notes............................A class of certificates or notes that is entitled to receive either (1) principal
                                   distributions with proportionately low,
                                   nominal or no interest distributions or (2)
                                   interest distributions with proportionately
                                   low, nominal or no principal distributions.

Subordinated
  Certificates or
  Notes............................A class of certificates or notes that is entitled to receive payments of principal and
                                   interest on each distribution date only after
                                   the senior securities and classes of
                                   subordinated securities with higher priority
                                   of distributions, if any, have received their
                                   full principal and interest entitlements.

Super Senior
Certificates or Notes..............A class of senior certificates or notes that will not bear its share of certain losses after the
                                   classes of subordinated certificates or notes are no
                                   longer outstanding for so long as one or more
                                   other specified classes of senior
                                   certificates or notes are outstanding.

Super Senior Support
  Certificates or Notes............A class of senior certificates or notes that bears certain losses allocated to one or more
                                   classes of super senior certificates or notes
                                   after the classes of subordinated certificates
                                   or notes are no longer outstanding.

Targeted Amortization
  Certificates or Notes
  (also sometimes
  referred to as a TAC
  Certificates or TAC
  Notes)...........................A class of certificates or notes that is designed to receive principal payments using a
                                   predetermined principal balance schedule
                                   derived by assuming a single constant
                                   prepayment rate for the underlying assets. A
                                   class of TAC certificates or TAC notes is
                                   designed to provide some protection against
                                   shortening of weighted average life if
                                   prepayments occur at a rate exceeding the
                                   assumed constant prepayment rate used to
                                   derive the principal balances schedule of
                                   that class of certificates or notes.

                                                   Interest Types

Accrual Certificates
  or Notes.........................A class of certificates or notes that accretes the amount of accrued interest otherwise
                                   distributable on that class, which amount will
                                   be added as principal to the principal balance
                                   of that class on each applicable distribution
                                   date.  Accretion may continue until some
                                   specified event has occurred or until the
                                   accrual certificates or notes are retired.

                                       40

Fixed Rate
  Certificates or                  A class of certificates or notes with an
  Notes..........................  interest rate that is fixed throughout the life of the class.

Floating Rate
  Certificates or                  A class of certificates or notes with an
  Notes..........................  interest rate that resets periodically based upon a designated index and that varies
                                   directly with changes in the index. For
                                   floating rate certificates or notes, the
                                   designated index may be one of the indices
                                   applicable to adjustable rate assets, as
                                   described under "Description of the
                                   Trusts--Assets."

Interest Only
  Certificates or                  A class that is entitled to receive some or
  Notes..........................  all of the interest payments made on the assets and little or no principal. Interest
                                   only certificates or notes have either no
                                   principal balance, a nominal principal
                                   balance or a notional amount. A nominal
                                   principal balance represents actual principal
                                   that will be paid on the certificates or
                                   notes. It is referred to as nominal since it
                                   is extremely small compared to other classes.
                                   A notional amount is the amount used as a
                                   reference to calculate the amount of interest
                                   due on a class of interest only certificates
                                   or notes that is not entitled to any
                                   distributions in respect of principal.

Inverse Floating Rate
  Certificates or                  A class of certificates or notes with an
  Notes..........................  interest rate that resets periodically based upon a designated index and that varies
                                   inversely with changes in that index and with
                                   changes in the interest rate payable on the
                                   related class of floating rate certificates
                                   or notes.

Prepayment Premium
  Certificates or                  A class of certificates or notes that is only
  Notes..........................  entitled to penalties or premiums, if any, due in connection with a full or partial
                                   prepayment of an asset.

Principal Only
  Certificates or                  A class of certificates or notes that does not
  Notes..........................  bear interest and is entitled to receive only distributions in respect of principal.

Step Coupon
  Certificates or                  A class of certificates or notes with a fixed
  Notes..........................  interest rate that is reduced to a lower fixed rate after a specific period of time. The
                                   difference between the initial interest rate
                                   and the lower interest rate will be supported
                                   by a reserve fund established on the closing
                                   date.

Variable Rate
  Certificates or                  A class of certificates or notes with an
  Notes..........................  interest rate that resets periodically and is calculated by reference to the rate or rates
                                   of interest applicable to the assets.

Auction Rate
  Certificates or                  A class of certificates or notes with an
  Notes..........................  interest rate that resets periodically and is calculated by reference to bids to purchase
                                   and orders to sell or hold such certificates
                                   or notes at specified interest rates or
                                   ranges of interest rates. Auctions with
                                   respect to such classes of certificates or
                                   notes will be conducted in accordance with
                                   procedures described in the related
                                   prospectus supplement.
Distributions

   Distributions on the securities of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the amounts available for that series on that distribution date.
Distributions, other than the final distribution, will be made to the persons in whose names the securities are registered at the close of business on, unless a different date is specified in the related prospectus supplement, the last business day of the month preceding the month in which the distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securityholders in such class or by random selection or as described in the related prospectus supplement.
Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder holds the requisite amount of securities specified in the related prospectus supplement and has so notified the trustee or other person required to make such payments no later than the date specified in the related prospectus supplement, or by check mailed to the address of the person entitled to payment as it appears on the security register. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Available Distribution Amount

   Generally, distributions on the securities of each series on each distribution date will be made from the amounts available for that series, which available amounts equal the sum of the following:

o     the total amount of all cash on deposit in the related Collection Account as of the corresponding determination date, exclusive of:

(a)   all scheduled payments of principal and interest on the assets in the related trust collected but due on a date subsequent to the collection period related to that distribution date;

(b)   all prepayments, together with related payments of the interest thereon and related prepayment premiums, all proceeds of any insurance policies maintained in respect of the assets, all other amounts received and retained in connection with the liquidation of assets in default in the related trust, and other unscheduled recoveries received subsequent to the collection period related to that distribution date;

                                       42

(c)   all amounts in the related Collection Account that are due or reimbursable to the depositor, the trustee, a seller of assets, a servicer, the master servicer, if any, or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust; and

(d)   all amounts received for a repurchase of an asset from the related trust for defective documentation or a breach of representation or warranty received subsequent to the collection period related to that distribution date;

o     if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the related Collection Account, including any net amounts paid under any guaranteed investment contracts or other cash flow agreements;

o     all advances made by a servicer or the master servicer, if any, or any other entity as specified in the related prospectus supplement with respect to that distribution date;

o     if and to the extent the related prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments; and

o     to the extent not on deposit in the related Collection Account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to that distribution date.

   As described below, all amounts available for any series on any distribution date will be distributed among the related securities (including any securities not offered by this prospectus and the accompanying prospectus supplement) on that distribution date, and accordingly will be released from the related trust and will not be available for any future distributions.

   The related prospectus supplement for a series of securities will describe the method of determining the amounts available for that series on each distribution date.

      Distributions of Interest on the Securities

   Each class of securities, other than classes of strip securities that have no pass-through rate or interest rate, may have a different pass-through rate or interest rate, which will be a fixed, variable or adjustable rate. The related prospectus supplement will specify the pass-through rate or interest rate for each class or, in the case of a variable or adjustable pass-through rate or interest rate, the method for determining the pass-through rate or interest rate. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the related prospectus supplement specifies a different basis.

   Distributions of interest in respect of the securities of any class will be made on each distribution date, other than any class of accrual securities and any class of principal-only strip securities, as long as available amounts allocable to that class are sufficient to pay interest on that distribution date. Prior to the time interest is distributable on any class of accrual securities, the amount of accrued interest otherwise distributable on that class will be added to the principal balance of that class on each distribution date.
With respect to each class of securities and each distribution date, other than certain classes of strip securities, interest will accrue during the period specified in the related prospectus supplement on the principal balance or notional amount, as the case may be, of that class at the applicable pass-through rate or interest rate, reduced as described below. The accrued interest on a series of securities will generally be reduced in the event of shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in an accrual period on the mortgage loans or contracts comprising or underlying the assets in the trust for that series. The particular manner in which shortfalls in collections are to be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on, or, in the case of accrual securities, added to the principal balance of, a class of securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans or contracts comprising or underlying the assets in the related trust. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the assets in the related trust will generally result in a corresponding increase in the principal balance of that class. See "Risk
Factors--Risk Associated with the Securities--Rate of Prepayment on Assets May
Adversely Affect Average Lives and Yields on the Securities" and "Yield
Considerations."

                                       43

Distributions of Principal on the Securities

   The securities of each series, other than certain classes of interest-only strip securities, will have a principal balance which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets and other assets included in the related trust. The initial aggregate principal balance of each series of each class within a series will be specified in the related prospectus supplement. The principal balance of a security will be reduced to the extent of distributions of principal on that security from time to time and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The principal balance of a security may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement and the principal balance of an accrual security will also be increased prior to the distribution date on which distributions of interest are required to commence, by accrued interest otherwise distributable to that accrual security. Distributions of principal will be made on each distribution date to the class or classes of securities in the amounts and in accordance with the priorities specified in the related prospectus supplement. Certain classes of interest-only strip securities with no principal balance are not entitled to any distributions of principal.

Components

   If so specified in the related prospectus supplement, distribution on a class of securities may be based on a combination of two or more different components as described under "--Categories of Classes of Securities" above. For any class of securities which consists of components, the descriptions set forth under
"--Distributions of Interest on the Securities" and "--Distributions of
Principal of the Securities" above also relate to the components of that class of securities. In such case, reference in those sections to principal balance and pass-through rate or interest rate refer to the principal balance, if any, of any component and the pass-through rate or interest rate, if any, on any component, respectively.

Distributions on the Securities of Prepayment Premiums

   If so provided in the related prospectus supplement, prepayment premiums or yield maintenance penalties that are collected on the mortgage loans in the related trust will be distributed on each distribution date to the class or classes of securities entitled to those amounts in accordance with the provisions described in such prospectus supplement.

Allocation of Losses and Shortfalls

   If so provided in the prospectus supplement for a series of securities consisting of one or more class of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of those losses or shortfalls will be borne by each class of subordinate securities in that series in the priority and manner and subject to the limitations specified in the related prospectus supplement. See
"Description of Credit Support" for a description of the types of protection that may be included in a trust against losses and shortfalls on assets comprising that trust.

                                       44

Advances in Respect of Delinquencies

   With respect to any series of securities evidencing an interest in the assets of a trust, if so provided in the related prospectus supplement, the servicer will be required, as part of its servicing responsibilities, to make advances on or before each distribution date out its own funds or funds held in the
Collection Account that are not otherwise available to pay principal and interest on the securities of the related series on that distribution date. Each advance will generally be in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees, that were due on the assets in the trust during the related collection period and were delinquent on the related determination date, but the servicer will be required to make advances only to the extent the advances would, in its good faith judgment, be reimbursable out of recoveries on the assets in the related trust and available credit support. In the case of a series of securities that includes one or more classes of subordinate securities and if so provided in the related prospectus supplement, the servicer's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of senior securities and/or may be subject to the servicer's good faith determination that such advances will be reimbursable not only from recoveries on assets in the related trust and available credit support, but also from collections on other assets otherwise distributable on one or more classes of subordinate securities. See
"Description of Credit Support."

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Advances made by the servicer out of its own funds will be reimbursable only out of recoveries on the assets in the related trust, amounts available under any credit support and from any other amounts specified in the related prospectus supplement, which may include any amounts otherwise distributable on one or more class of subordinate securities of that series. If, however, the servicer shall determine in good faith that an advance is not ultimately recoverable from recoveries on assets and available credit support or, if applicable, from collections on other assets otherwise distributable on subordinate securities, then the advance shall be reimbursed from amounts in the related Collection Account. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer will be required to replenish the Collection Account on any future distribution date to the extent that funds in the Collection Account on that distribution date are less than payments required to be made to the securityholders of the related series on that date. If so specified in the related prospectus supplement, the obligations of the servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, letter of credit or other guaranty, will be set forth in the related prospectus supplement.

   If and to the extent so provided in the related prospectus supplement, the servicer will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the assets prior to any payment to holders of the securities of the related series or as otherwise provided in the prospectus supplement.

   If specified in the related prospectus supplement, an entity other than the servicer will be required to make advances as described above and the master servicer or the trustee will be required to make advances, subject to certain conditions described in the prospectus supplement, in the event of a servicer default.

Reports to Securityholders

   With each distribution to holders of any class of securities of a series, the servicer, the master servicer, if any, or the trustee, as provided in the related prospectus supplement, will make available to each holder and to the depositor, a statement generally setting forth the information provided below or in lieu of that information, such other information as may be described in the related prospectus supplement, in each case to the extent applicable and available:

o     the applicable record date, determination date and distribution date;

o     the amount of the distribution applied to reduce the principal balance of that class, separately identifying the aggregate amount of principal prepayments and liquidation proceeds included in the distribution;

o     the amount of the distribution allocable to accrued interest on that class;

o     the amount of the distribution allocable to prepayment premiums and yield maintenance penalties paid on the related assets;

o     the amount of related servicing compensation and such other customary information as is required to enable securityholders to prepare their tax returns;

o     the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

o     the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on the distribution date;

o     the aggregate principal balance of the assets at the close of business on the distribution date, and the number of mortgage loans or contracts in the pool at the beginning and end of the reporting period;

o     updated pool composition information, including weighted average interest rate and weighted average remaining term;

o     the number and aggregate principal balance of mortgage loans or contracts which are delinquent (a) 30-59 days, (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

o     with respect to REO property, which is property relating to a mortgage loan or contract and acquired by the related trust through foreclosure or otherwise, the loan number, principal balance and date of acquisition of that REO property;

o     with respect to the REO properties as of the end of the related collection period, (a) the total number, (b) the aggregate principal balance of the related mortgage loans or contracts immediately following the distribution date and (c) if available, the aggregate market value;

o     the aggregate principal balance or notional amount, as the case may be, of each class of securities before and after giving effect to the distribution of principal on the distribution date, separately identifying any reduction in the principal balance due to the allocation of any loss and increase in the principal balance of a class of accrual securities in the event that accrued interest has been added to the principal balance;

o     the amount deposited in the reserve fund, if any, on the distribution date;

                                       46

o     the amount remaining in the reserve fund, if any, at the opening of business and the close of business on the distribution date;

o     the unpaid accrued interest, if any, on each class of securities in the related series for the distribution date and any remaining unpaid accrued interest at the close of business on the distribution date;

o     the pass-through rate or interest rate applicable to the distribution date for each class of securities;

o     if the related series has the benefit of credit support, the amount of coverage of each instrument of credit support as of the close of business on the distribution date;

o     if a pre-funded account has been funded with respect to the series and moneys in the pre-funding account are still available to acquire assets, the amount remaining in the pre-funding account and the amount of moneys in the pre-funding account used to acquire assets since the preceding distribution date;

o     if a pre-funded account has been funded with respect to the series and moneys in the pre-funding account are still available to acquire assets, the amount remaining in the capitalized interest account, if any;

o     the amount of any losses on the mortgage loans during the reporting period; o information about the amount, terms and general purpose of any advances made or reimbursed during the reporting period;

o     any material modifications, extensions or waivers to the terms of the mortgage loans during the reporting period or that have cumulatively become material over time; and

o     any material breaches of mortgage loan representations or warranties or covenants in the related Agreement.

   Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer, if any, or the trustee, as provided in the related prospectus supplement, shall furnish to each holder of record at any time during the calendar year such information required by the Code to enable the holders to prepare their tax returns. See "Description of the
Securities--Book-Entry Registration and Definitive Securities."

Termination; Optional Purchase of Mortgage Loans and Contracts

   The obligations created by the applicable Agreement for each series of securities will terminate upon the payment to the holders of the securities of that series of all amounts held in the related Collection Account or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to the applicable Agreement following the earlier of (i) the final payment or other liquidation of the last asset in the related trust or the disposition of all property acquired upon foreclosure of any mortgage loan or contract in the related trust and (ii) the purchase of all of the assets of the related trust by the party entitled to effect a termination, under the circumstances and in the manner set forth in the related prospectus supplement.
In no event, however, will the trust continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in the Agreement.
Written notice of termination of the applicable Agreement will be given to each holder of securities of that series, and the final distribution will be made only upon presentation and surrender of the securities at the location to be specified in the notice of termination.

                                       47

   If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. In the event the related trust (or any segregated pool of assets therein) has been treated as a REMIC, any purchase of the assets in the trust will be affected only pursuant to either (a) a "clean up call" as defined in
Treasury Regulations Section 1.860G-2(j) or (b) a "qualified liquidation" as defined in Code Section 860F(a)(4)(A). Any qualified liquidation will effect early retirement of the securities of that series, but the right to purchase may be exercised only after the aggregate principal balance of the assets for that series at the time of purchase is less than a specified percentage, not exceeding 10%, of the aggregate principal balance as of the cut-off date for the series, or after the date set forth in the applicable prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of securities by a specified percentage, the authorized party will solicit bids for the purchase of all assets of the trust, or of a sufficient portion of the assets to retire the specified class or classes or purchase the specified class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. The price at which all or a portion of the assets of a trust will be sold will at least equal the aggregate principal balance of the related securities to be repaid with the proceeds of the sale and any accrued and unpaid interest thereon. Any sale of the assets of a trust will be without recourse to the trust or the holders of the related securities. Any purchase or solicitation of bids for the purchase of assets may be made only when the aggregate principal balance of the class or classes of related securities to be repaid with the proceeds of the sale of asset has declined to a percentage, which percentage shall not exceed 10%, of the initial aggregate principal balance of that class or classes specified in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, certain classes of securities may be purchased or redeemed in the manner set forth in that prospectus supplement.

Optional Purchases

   Subject to the provisions of the applicable Agreement, the depositor, the servicer or other party specified in the related prospectus supplement may, at that party's option, repurchase (i) any asset which is in default or as to which default is reasonably foreseeable if, in the depositor's, the servicer's or other party's judgment, the related default is not likely to be cured by the borrower or the default is not likely to be averted and (ii) any asset the origination of which breached a representation or warranty, at a price equal to the unpaid principal balance of that asset plus accrued interest thereon and under the conditions set forth in the applicable prospectus supplement.

Put Agreements

   If specified in the related prospectus supplement, holders of securities may have the right, upon the occurrence of certain events, to tender their securities to a third party for a purchase price equal to par plus accrued interest or another amount as described in the related prospectus supplement. A put obligation may be secured or unsecured and will be provided by a bank or other financial institution or an insurance company pursuant to an agreement with the related issuer or the trustee for the benefit of the related securityholders. Put obligations may be triggered by remarketing events such as an adjustment to the interest rate for the related class of securities, or to other events with respect to the related class of securities. The terms and conditions of each put agreement, including the purchase price, timing, payment procedure and any limitations on the availability of payments, will be described in the related prospectus supplement.

                                       48

Definitive Form

   If so specified in the related prospectus supplement, securities of a series may be issued as fully registered physical certificates. Distributions of principal of, and interest on, securities issued as physical certificates will be made directly to holders of those securities in accordance with the procedures set forth in the applicable Agreement. The securities of a series issued as physical certificates will be transferable and exchangeable at the office or agency maintained for that purpose by the trustee or other entity specified in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of securities issued as physical certificates, but the trustee or other specified entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with their transfer or exchange.

   In the event that an election is made to treat a trust or one or more pools of segregated assets in a trust as a REMIC, the class of securities considered to be the "Residual Securities" of the REMIC will be issued as physical certificates. No legal or beneficial interest in all or a portion of any
Residual Security may be transferred without the receipt by the transferor and the trustee of an affidavit described under "--Taxation of Owners of Residual
Securities--Tax-Related Restrictions on Transfer of Residual Securities."

Book-Entry Registration and Form

   If so specified in the related prospectus supplement, one or more classes of securities of a series may be issued in book-entry form. If so specified in the related prospectus supplement, book-entry securities may be initially represented by one or more securities registered in the name of Cede & Co., the nominee of The Depository Trust Company, or DTC. If specified in the related prospectus supplement, holders of securities may hold beneficial interests in book-entry securities through DTC in the United States or Clearstream Banking, societe anonyme, or the Euroclear System (in Europe) directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

   Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in the names of
Clearstream and the Euroclear System on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

   Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through
DTC, on the one hand, and directly or indirectly through Clearstream or
Euroclear System, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, each cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

   Because of time-zone differences, credits of securities received in
Clearstream or Euroclear System as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during such processing will be reported to the Clearstream participant or Euroclear System participant on such business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or a Euroclear System participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

                                       49

   DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating members or participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
Entities which access the DTC system indirectly are called indirect participants. The rules applicable to DTC and participants are on file with the
SEC.

   Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through participants and indirect participants. Participants who act on behalf of the beneficial owners will receive a credit for the securities purchased on DTC's records. The ownership interest of the beneficial owners will in turn be recorded on respective records of the participants and indirect participants who act on their behalf. Such beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant or indirect participant through which the beneficial owners entered into the transactions. Beneficial owners will only permitted to exercise the rights of holders indirectly through participants and DTC.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry securities and is required to receive and transmit distributions of principal of and interest on the book-entry securities. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective beneficial owners.

   DTC has advised the depositor that, unless and until securities are issued as physical certificates, DTC will take any action permitted to be taken by a holder only at the direction of one or more participants to whose DTC accounts the securities are credited. DTC may take actions, at the direction of the related participants, with respect to some book-entry securities which conflict with actions taken with respect to other book-entry securities.

   Clearstream, Luxembourg was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, or a societe anonyme. Cedel S.A.
subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC").
The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel
International, societe anonyme ("New CI"), which is 50% owned by CI and 50%
owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel
International's shareholders include U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel
International's stock.

                                       50

   Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." Effective
January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

   On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream
International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

   Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream,
Luxembourg customers through electronic book-entry changes in accounts of
Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream,
Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de
Surveillance du Secteur Financier, 'CSSF', which supervises Luxembourg banks.
Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. indirect access to
Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream,
Luxembourg. Clearstream, Luxembourg has established an electronic bridge with
Euroclear Bank S.A./N.V., as the Operator of the Euroclear System (EOB/EOC) to
facilitate settlement of trades between Clearstream, Luxembourg and EOB/EOC.

   The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.
Transactions may be settled in a variety of currencies, including United States dollars. Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear System is operated by Euroclear Bank S.A./N.V., under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Bank S.A./N.V., and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Bank S.A./N.V., not the Euroclear Clearance Systems,
S.C. The Euroclear Clearance Systems, S.C. establishes policy for Euroclear
System on behalf of Euroclear System participants. Euroclear System participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. indirect access to Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear System participant, either directly or indirectly.

   Euroclear Bank S.A./N.V. is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System
and the New York State Banking Department, as well as the Belgian Banking
Commission.

                                       51

   Securities clearance accounts and cash accounts with Euroclear Bank S.A./N.V.
are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law.
The Terms and Conditions govern transfers of securities and cash within the
Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
Euroclear Bank S.A./N.V. acts under the Terms and Conditions only on behalf of
Euroclear System participants, and has no record of or relationship with persons holding through Euroclear System participants.

   Payments and distributions with respect to book-entry securities held through
Clearstream or Euroclear System will be credited to the cash accounts of
Clearstream participants or Euroclear System participants in accordance with the relevant system's rules and procedures, to the extent received by Citibank, N.A.
or JPMorgan Chase Bank, the relevant depositary of Clearstream and Euroclear
System, respectively. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations.
See "Federal Income Tax Consequences". Clearstream or Euroclear Bank S.A./N.V.,
as the case may be, will take any other action permitted to be taken by a holder of a security on behalf of a Clearstream participant or Euroclear System participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect these actions on its behalf through DTC.

   Although DTC, Clearstream and Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of
DTC, Clearstream and Euroclear System, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued
at any time.

   Book-entry securities of a series will be converted to physical certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only under the circumstances provided in the applicable Agreement governing that series and in the accompanying prospectus supplement, which generally will include, except if otherwise provided in the Agreement and prospectus supplement, if (i) DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities of that series and the servicer is unable to locate a qualified successor, (ii) the servicer, at its sole option, elects to terminate the book-entry system through
DTC or (iii) after the occurrence of a servicer default with respect to that series, the requisite percentage of securityholders of that series specified in the applicable Agreement and prospectus supplement advises DTC in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of beneficial owners of the securities of that series. Upon issuance of securities of a series as physical certificates to the holders of the securities, the securities will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

                                       52

                                 DESCRIPTION OF THE AGREEMENTS

Agreements Applicable to a Series

  REMIC Securities, Grantor Trust Securities

   Securities representing interests in a trust, or a portion thereof, that the trustee will elect to have treated as REMIC Securities or Grantor Trust
Securities will be issued, and the related trust will be created, pursuant to a pooling and servicing agreement among the depositor, the trustee and the sole servicer or master servicer, as applicable. The assets of that type of trust will be transferred to the trust and such transfer serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the assets of a trust, each Servicer will perform its servicing functions pursuant to a servicing agreement.

      Securities That Are Partnership Interests for Tax Purposes and Notes

   Partnership securities that are partnership interests for tax purposes will be issued, and the related trust will be created, pursuant to a pooling and servicing agreement.

   A series of notes issued by a trust will be issued pursuant to an indenture between the related trust and the indenture trustee named in the related prospectus supplement. The trust will be established pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of notes. The assets securing payment on the notes will be serviced in accordance with a servicing agreement between the related trust as issuer of the notes, the servicer and the indenture trustee.
See "Federal Income Tax Consequences - General" for a description of the tax treatment of the securities issued under this prospectus.

Material Terms of the Pooling and Servicing Agreements and Servicing Agreements

  General

   The following summaries describe the material provisions that may appear in each pooling and servicing agreement and each related servicing agreement. As used in the following summaries, Agreement means the applicable pooling and servicing agreement or servicing agreement. The prospectus supplement for a series of securities will describe any provision of the applicable Agreement relating to that series that materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Agreement and the description of the provisions of the applicable Agreement in the related prospectus supplement. The provisions of each Agreement will vary depending upon the nature of the securities to be issued under that Agreement and the nature of the related trust. A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of securities without charge upon written request of a holder of any securities of that series addressed to Wachovia Mortgage Loan Trust, LLC, One Wachovia
Center, 301 S. College Street, NC5578-Suite G, Charlotte, NC 28288-5578,
Attention: Vice President.

   The servicers, any master servicer and the trustee, as applicable, with respect to any series of securities will be named in the related prospectus supplement. In the event there are multiple servicers for the assets in a trust, a master servicer will perform certain administration, calculation and reporting functions with respect to that trust and, if specified in the related prospectus supplement, will supervise the related servicers pursuant to a pooling and servicing agreement. With respect to any series involving a master servicer,

                                       53

references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If so specified in the related prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust to administer that trust, or the trustee may perform certain administrative functions which would otherwise be performed by the servicer or the master servicer.

      Assignment of Assets; Repurchases

   At the time of issuance of any series of securities, the depositor will assign or cause to be assigned to the designated trustee the assets to be included in the related trust, together with all principal and interest to be received on or with respect to those assets after the cut-off date, other than principal and interest due on or before the cut-off date and other than any portion of any asset retained by the person specified in the related prospectus supplement. The trustee will, concurrently with that assignment, deliver the securities to the depositor in exchange for the assets and the other assets comprising the trust for that series. Each asset will be identified in a schedule appearing as an exhibit to the applicable Agreement. That schedule will include detailed information to the extent available and relevant (i) in respect of each mortgage loan included in the related trust, including without limitation, the city and state of the related mortgaged property, type of property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the loan-to-value ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each contract included in the related trust, including, without limitation, the outstanding principal amount and the contract rate.

   With respect to each mortgage loan, except as otherwise specified in the related prospectus supplement, the depositor will deliver or cause to be delivered to the trustee or to the custodian specified in the related Agreement and prospectus supplement certain loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy of the mortgage with evidence of recording indicated on the mortgage and an assignment of the mortgage to the trustee in recordable form. The assets of a trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the note has been lost or destroyed. If the trustee or the custodian does not hold the original mortgage note, the trustee may not be able to enforce the mortgage note against the related borrower. If the enforcement of a mortgage loan or of the related mortgage is materially adversely affected by the absence of the original mortgage note, the asset seller or other entity specified in the related prospectus supplement will be required to agree to repurchase, or substitute for, that mortgage loan. The applicable Agreement will generally require the depositor or another party specified in the related prospectus supplement to promptly cause each assignment of mortgage to the trustee to be recorded in the appropriate public office for real property records, unless (i)
with respect to a particular state, the trustee has received an opinion of counsel acceptable to it that recording is not required to make the assignment effective against the parties to the mortgage or subsequent purchasers or encumbrancers of the mortgaged property or (ii) recordation in a state is not required by the rating agencies rating the related series in order to obtain the initial ratings on the securities described in the related prospectus supplement.

   Notwithstanding the preceding paragraph, with respect to any mortgage loan which has been recorded in the name of Mortgage Electronic Registration Systems,
Inc., or MERS, or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the master servicer and the applicable servicer will be required to take all actions as are necessary to cause the applicable trust to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Further, with respect to

                                       54

first lien mortgage loans, home equity loans, home improvement contracts and unsecured home improvement loans, generally the loan documents will not be required to be delivered to the trustee or the custodian, but will be retained by the servicer, which may also be the asset seller. In addition, assignments of the related mortgages to the trustee will be recorded only to the extent specified in the related prospectus supplement.

   In the case of mortgage loan documents delivered to it, the trustee or the custodian, as the case may be, will review the documents within a specified period of days after receipt, and the trustee or the custodian will hold those documents in trust for the benefit of the holders of the related securities. If any mortgage loan document is found to be missing or defective in any material respect, the trustee or the custodian shall immediately notify the servicer and the depositor, and the servicer shall immediately notify the relevant asset seller or other entity specified in the related prospectus supplement. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, the asset seller or other named entity will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at a purchase price equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest and certain servicing expenses, or such other price as specified in the related prospectus supplement. There can be no assurance that an asset seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for, the mortgage loan with defective documentation if the asset seller or other named entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, required loan documentation. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller or other named entity may agree to cover any losses suffered by the trust as a result of the breach or defect.

   With respect to each contract, the servicer, which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In order to give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be authorized by the related asset seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral. The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust only to the extent specified in the related prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of assignment to the trustee, the interest of the trustee in the contracts could be defeated. See "Certain Legal Aspects of the
Contracts."

   While the required contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any required contract document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the related prospectus supplement. If the asset seller or other specified entity cannot cure the omission or defect within a specified number of days after receipt of notice, then the asset seller or other specified entity will be obligated, within a specified number of days of receipt of notice, to repurchase the related contract from the trustee at the purchase price described above or substitute for the contract with defective documentation. There can be no assurance that an asset seller or other specified entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase, or substitute for, a contract with defective documentation if the asset seller or such other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a required contract document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the

                                       55

asset or repurchasing or substituting for, that asset, the asset seller may agree to cover any of the related securities suffered by the trust as a result of the breach or defect.

      Representations and Warranties; Repurchases

   To the extent provided in the related prospectus supplement the depositor and each other entity named in the related prospectus supplement will, with respect to each asset or group of assets, make certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

o     the accuracy of the information set forth for that asset on the schedule of assets appearing as an exhibit to the applicable Agreement;

o     in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first priority security interest in or lien on the related manufactured home;

o     the authority of the party selling the asset to sell the asset;

o     the payment status of the asset;

o     in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

o     the existence of hazard and extended perils insurance coverage on the mortgaged property or manufactured home.

   Any party making the above representations and warranties shall be an asset seller or an affiliate thereof or such other person acceptable to the depositor and shall be identified in the related prospectus supplement.

   Representations and warranties made in respect of an asset may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between the cut-off date and the date of initial issuance of the related series of securities evidencing an interest in the asset. In the event of a breach of any representation or warranty, the warranting party will be obligated to either cure the breach or repurchase or replace the affected asset as described below or, in lieu of repurchase or replacement, reimburse the related trust for any losses caused by the breach. Since the representations and warranties may not address events that may occur following the date as of which made, the warranting party will have a cure, repurchase, substitution or reimbursement obligation in connection with a breach of a representation and warranty only if the relevant event that causes a breach occurs prior to that date. The warranting party would have none of these obligations if the relevant event that causes the breach occurs after the date as of which the representation or warranty was made.

   Each Agreement will provide that the servicer and/or trustee or such other entity identified in the related prospectus supplement will be required to notify promptly the relevant warranting party of any breach of any representation or warranty made by it in respect of an asset if that breach materially and adversely affects the value of the affected asset or the securityholders' interests in that asset. If the warranting party cannot cure the breach within a specified period following the date it receives notice of the breach, then the warranting party will be obligated to repurchase the asset from the trustee. If so provided in the prospectus supplement for a series, a warranting party, rather than repurchase an asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of the series of securities, to cause the removal of the affected asset from the related trust and substitute in its place one or more other assets, as

                                       56

applicable, in accordance with the standards described in the related prospectus supplement. If so provided in the prospectus supplement for a series, a warranting party, rather than repurchase, or substitute for, an asset as to which a breach has occurred, will have the option to reimburse the trust or the securityholders of the related series for any losses caused by that breach. This cure, reimbursement, repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of representation by a warranting party. Neither the depositor (except to the extent that it is the warranting party) nor the servicer will be obligated to purchase or substitute for an asset if a warranting party defaults on its obligation to do so, and no assurance can be given that a warranting party will carry out its obligations with respect to the assets.

   A servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the applicable Agreement. If any breach by a servicer of its representations or warranties materially and adversely affects the interests of the securityholders and continues unremedied for the number of days specified in the applicable
Agreement after the servicer receives written notice of the breach from the trustee or the depositor, or the holders of securities evidencing the requisite ownership percentage specified in the related prospectus supplement, that breach will constitute an event of default under the Agreement. See "--Events of
Default under the Agreements" and "--Rights Upon Event of Default under the
Agreements."

      Collection Account and Related Accounts

   General. The servicer and/or the trustee will, as to each trust, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related assets. Each Collection
Account must be either (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation, or the FDIC, to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that the holders of the securities have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the
Collection Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of securities of that series. The collateral eligible to secure amounts in the Collection Account is limited to permitted investments, including
United States government securities and other investment grade obligations specified in the applicable Agreement and related prospectus supplement. A
Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding distribution date in certain short-term permitted investments.
Interest or other income earned on funds in the Collection Account will be paid to the servicer or its designee as additional servicing compensation, or to another named party as specified in the related prospectus supplement. The
Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that such institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of securities and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

   Deposits. A servicer or the trustee will deposit or cause to be deposited in the Collection Account(s) for each trust on a daily basis, or such other period provided in the applicable Agreement and prospectus supplement, the following payments and collections received, or advances made, by the servicer or the trustee subsequent to the applicable cut-off date, excluding payments due on or before the applicable cut-off date and any amounts representing a retained interest in assets:

o     all payments on account of principal, including principal prepayments, on the assets;

                                       57

o     all payments on account of interest on the assets, including any default interest collected, in each case, net of any portion thereof retained by a servicer as its servicing compensation and any retained interest in assets;

o     any amounts received in connection with insurance maintained on the assets and the liquidation of the assets in default, together with amounts received with respect to any assets acquired for the benefit of the securityholders;

o     any amounts paid under any credit support for the related series of securities as described under "Description of Credit Support";

o     any advances made as described under "Description of the Securities--Advances in
      Respect of Delinquencies";

o     any amounts paid under any guaranteed investment contract or other cash flow agreement, as described under "Description of the Trusts--Cash Flow
      Agreements";

o     all proceeds of any asset or, with respect to a mortgage loan, property acquired in respect of a mortgage loan, repurchased by the depositor, any asset seller or any other specified person as described under
      "--Assignment of Assets; Repurchases" and "--Representations and
      Warranties; Repurchases," all proceeds of any defaulted mortgage loan repurchased as described under "--Realization Upon Defaulted Assets," and all proceeds of any asset purchased as described under "Description of the
      Securities--Termination";

o     any amounts paid by a servicer to cover certain interest shortfalls arising out of the prepayment of assets in the trust as described under
      "Description of the Agreements--Retained Interest; Servicing Compensation
      and Payment of Expenses";

o     to the extent that any such item does not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums and yield maintenance penalties on the assets;

o     all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

o     any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the
      Collection Account; and

o     any other amounts required to be deposited in the Collection Account as provided in the applicable Agreement and described in the related prospectus supplement.

   Withdrawals. A servicer or the trustee may, from time to time, make withdrawals from the Collection Account for each trust for any of the following purposes and from the following amounts, if so specified:

o     to make distributions to the holders of the related securities on each distribution date;

o     to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of
      Delinquencies" to the extent of late collections on the particular assets with respect to which the advances were made or out of amounts drawn under any credit support with respect to the assets or the related series of securities;

                                       58

o     to reimburse a servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to assets and properties acquired in respect of the assets to the extent of available amounts that represent collections in connection with insurance maintained on, and the liquidation of, the particular assets and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any credit support with respect to the assets, the properties or the related series of securities;

o     to reimburse a servicer for any advances and servicing expenses described above which, in the servicer's good faith judgment, will not be recoverable from the amounts described in those clauses, from amounts collected on other assets or, if and to the extent so provided by the applicable Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of subordinate securities, or any other specified class of securities, of the related series;

o     if and to the extent described in the related prospectus supplement, to pay a servicer interest accrued on the advances and the servicing expenses described above while such advances and servicing expenses remain outstanding and unreimbursed;

o     to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred by any of them, as and to the extent described under "--Certain Matters Regarding Servicers, the Master
      Servicer and the Depositor";

o     if and to the extent described in the related prospectus supplement, to pay the trustee's fees;

o     to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred by any of them, as and to the extent described under "--Certain
      Matters Regarding the Trustee";

o     to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection
      Account;

o     to pay the person entitled thereto any amounts deposited in the Collection
      Account that represent recoveries of the interest in assets retained by that person;

o     to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of securityholders of the related series by foreclosure or by deed in lieu of foreclosure or otherwise, to the extent of income received on that property;

o     if one or more elections have been made to treat the trust or designated portions of the assets of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under "Federal Income Tax
      Consequences--REMICs--Taxes That May Be Imposed on the REMIC Pool" or in
      the applicable prospectus supplement;

o     to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of that defaulted loan in connection with the liquidation of that loan or property;

                                       59

o     to pay for the cost of various opinions of counsel obtained pursuant to the applicable Agreement for the benefit of the holders of the securities of the related series;

o     to pay for the costs of recording the applicable Agreement if recordation materially and beneficially affects the interests of holders of the securities of the related series;

o     to pay the person entitled thereto any amounts deposited in the Collection
      Account in error, including amounts received on any asset after its removal from the trust whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and
      "--Representations and Warranties; Repurchases" or otherwise;

o     to make any other withdrawals permitted by the applicable Agreement; and

o     to clear and terminate the Collection Account at the termination of the trust.

   Collection and Other Servicing Procedures. Each servicer is required to make reasonable efforts to collect all scheduled payments under the assets and will follow or cause to be followed such collection procedures as it would follow with respect to assets that are comparable to the assets and held for its own account. Each servicer is also required to service the assets in a manner consistent with applicable law, the terms of the applicable Agreement, any related hazard insurance policy, credit support, if any, and the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

   Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims under that insurance; maintaining, to the extent required by the applicable Agreement, escrow or impoundment accounts of obligors for payment of taxes, insurance and other items required to be paid by any obligor pursuant to the terms of the assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under certain circumstances; and maintaining accounting records relating to the assets. The servicer or such other entity specified in the related prospectus supplement will be responsible for filing and settling claims in respect of particular assets under any applicable credit support. See
"Description of Credit Support."

   The servicer may agree to modify, waive or amend any term of any asset in a manner consistent with the applicable servicing standard or practices so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the asset or (ii) in its judgment, materially impair the security for the asset or reduce the likelihood of timely payment of amounts due on the asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an asset if (i) in its judgment, a material default on the asset has occurred or a payment default is reasonably foreseeable and (ii) in its judgment, the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the asset on a present value basis than would liquidation. The servicer is required to notify the trustee in the event of any modification, waiver or amendment of any asset.

   In the case of multifamily mortgage loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a mortgagor under a multifamily mortgage loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related mortgaged property. In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether

                                       60

the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related multifamily property and take such other actions as are consistent with the applicable Agreement and servicing standard or practices. A significant period of time may elapse before the servicer is able to assess the success of corrective action or the need for additional initiatives. The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily mortgage loan, the multifamily property, the mortgagor, the presence of an acceptable party to assume the multifamily mortgage loan and the laws of the jurisdiction in which the multifamily property is located.

      Realization Upon Defaulted Assets

   Generally, the servicer is required to monitor any asset which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the asset and take such other actions as are consistent with the servicing standard or practices. A significant period of time may elapse before the servicer is able to assess the success of corrective action or the need for additional initiatives.

   Any Agreement relating to a trust that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of certain classes of securities a right of first refusal to purchase from the trust at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments are delinquent. Any right of this type granted to the servicer or a securityholder will be described in the related prospectus supplement. The related prospectus supplement will also describe any right of first refusal granted to any person if the predetermined purchase price is less than the purchase price described under "--Representations and
Warranties; Repurchases."

   If so specified in the related prospectus supplement, the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal, if and when the servicer determines, consistent with the applicable servicing standard or practices, that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The applicable Agreement will provide that any offering of a defaulted mortgage loan or contract be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person, which may include the servicer or any of its affiliates or any securityholder, that constitutes a fair price for that defaulted mortgage loan or contract. In the absence of any bid determined in accordance with the applicable Agreement to be fair, the servicer shall proceed with respect to the defaulted mortgage loan or contract as described below. Any bid in an amount at least equal to the purchase price described under
"--Representations and Warranties; Repurchases" will in all cases be deemed fair.

   The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a mortgaged property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the applicable servicing standard or practice and a default on the mortgage loan or contract has occurred or, in the servicer's judgment, is imminent.

   If title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the servicer, on behalf of the trust, will be required to sell the mortgaged property by the close of the third calendar year after the year of acquisition, unless (i) the Internal Revenue Service, or IRS, grants an extension of time to sell the property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the

                                       61

trust subsequent to three years after its acquisition will not result in the imposition of a tax on the trust or cause the trust to fail to qualify as a
REMIC under the Code at any time that any securities are outstanding. Subject to the foregoing, the servicer will be required to (i) solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for that property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

   If a REMIC election has been made with respect to the related trust, the limitations imposed by the applicable Agreement and the REMIC provisions of the
Code on the ownership and management of any mortgaged property acquired on behalf of the trust may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure."

   If recovery on a defaulted asset under any credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted asset. If the proceeds of any liquidation of the property securing the defaulted asset are less than the outstanding principal balance of the defaulted asset plus interest accrued thereon, plus the aggregate amount of expenses incurred by the servicer in connection with default and liquidation proceedings and which are reimbursable under the applicable
Agreement, the trust will realize a loss in the amount of the difference. The servicer will be entitled to withdraw or cause to be withdrawn from the
Collection Account out of the liquidation proceeds recovered on any defaulted asset, prior to the distribution of those liquidation proceeds to the securityholders, amounts representing its normal servicing compensation, unreimbursed servicing expenses incurred and any unreimbursed advances of delinquent payments made with respect to that asset.

   If any property securing a defaulted asset is damaged, the servicer is not required to expend its own funds to restore the damaged property unless it determines that (i) restoration of the asset will increase the liquidation proceeds available to the holders of the securities after reimbursement of the servicer for its expenses and (ii) expenses relating to restoration will be recoverable by it from amounts received, from insurance and in connection with liquidation.

   If so provided in the applicable Agreement and prospectus supplement, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the obligor with respect to each credit support, and will take such reasonable steps as are necessary to receive payment or to permit recovery under that credit support with respect to defaulted assets.

   If a servicer or its designee recovers payments under any credit support with respect to any defaulted assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of credit support payments, prior to distribution of those payments to securityholders, amounts representing its normal servicing compensation, unreimbursed servicing expenses incurred and any unreimbursed advances of delinquent payments with respect to the defaulted asset. See "--Hazard Insurance Policies" and "Description of
Credit Support."

      Hazard Insurance Policies

   Mortgage Loans. Generally, each Agreement for a trust comprised of mortgage loans will require the servicer to cause the mortgagor on each mortgage loan to maintain a hazard insurance policy. The coverage provided under a hazard insurance policy will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis. The related prospectus supplement may provide that a different amount of hazard insurance is required for all or a portion of the assets of any trust. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an

                                       62

additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the servicer under any hazard and other policy, other than amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the servicer's normal servicing procedures, will be deposited in the Collection Account. The applicable Agreement may provide that the servicer may satisfy its obligation to cause each mortgagor to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If any blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account all sums that would have been deposited in the Collection Account but for the deductible clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of these policies are dictated by respective state laws, and most policies of this type do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

   The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage
(generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, a coinsurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

   Each Agreement for a trust comprised of mortgage loans will require the servicer to cause the mortgagor on each mortgage loan to maintain all such other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the applicable servicing standard or practices. If mortgaged property was located at the time of origination in a federally designated flood area, the servicer will typically require flood insurance.

   Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit. These additions to the mortgage loans will not, however, be taken into account for purposes of calculating the distribution to be made to securityholders. These insurance costs may be recovered by the servicer from the Collection Account, with interest thereon, as provided by the applicable Agreement.

   Under the terms of the mortgage loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans. However, the ability of the servicer to present or cause to be presented claims is dependent upon the extent to which information in this regard is furnished to the servicer by mortgagors.

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      Contracts

   Generally, the terms of the applicable Agreement for a trust comprised of contracts will require the servicer to cause to be maintained with respect to each contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing. The applicable Agreement will generally require that each hazard insurance policy be issued by a company authorized to issue these policies in the state in which the manufactured home is located and in an amount that is not less than the maximum insurable value of the related manufactured home or the principal balance due from the obligor on the related contract, whichever is less. When a manufactured home is located, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer shall cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add the premiums to the obligor's obligation under the contract, but not as an addition to the remaining principal balance of the contract.

   The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the obligor to maintain a hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer shall pay the premium for any blanket policy on the basis described in that policy and shall pay any deductible amount with respect to claims any blanket policy relating to the contracts.

      Fidelity Bonds and Errors and Omissions Insurance

   Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of fidelity bond and insurance insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The applicable Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions any of its officers, employees and agents so long as certain criteria set forth in that Agreement and described in the related prospectus supplement are met.

      Due-on-Sale Provisions

   The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related mortgaged property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, but the servicer will not take any action in relation to the enforcement of any due-on-sale provision if the enforcement would adversely affect or jeopardize coverage under any applicable insurance policy. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage
Loans--Due-on-Sale Clauses." The contracts may also contain due-on-sale clauses.
The servicer will generally permit the transfer of a manufactured home so long as the transferee satisfies the servicer's then applicable underwriting standards. The purpose of the transfer of a manufactured home is often to avoid a default by the transferring obligor. See "Certain Legal Aspects of the
Contracts--Transfers of Manufactured Homes; Enforceability of "Due-on-Sale"
Clauses."

                                       64

      Retained Interest; Servicing Compensation and Payment of Expenses

   The prospectus supplement for a series of securities will specify whether any person will retain any portion of the interest payable on an asset, and, if so, the identity of that person. The applicable Agreement will contain a schedule specifying each asset in which a portion of the interest payment has been retained by an owner. The portion of each interest payment that is retained will be deducted from mortgagor payment as received and will not be part of the related trust.

   The servicer's primary servicing compensation with respect to a series of securities will come from the periodic payment to it of a portion of the interest payment on each asset or such other amount specified in the related prospectus supplement. The prospectus supplement with respect to a series of securities evidencing interests in the assets of a trust that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges, prepayment premiums or yield maintenance penalties collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the applicable Agreement.

   The servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the assets and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in that prospectus supplement may be borne by the trust.

   If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any due period to certain interest shortfalls resulting from the voluntary prepayment of any assets in the related trust during that due period but prior to their respective due dates.

      Evidence as to Compliance

   Each Agreement will require the servicer (or the master servicer, if applicable) to deliver to the trustee, on or before the date in each year specified in the Agreement, and, if required, file with the SEC as part of a
Report on Form 10-K filed on behalf of each issuing entity, the following documents:

o     a report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant
      SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the certificates, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant SEC regulations;

o     with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant
      SEC regulations; and

o     a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

        -   A review of the servicer's activities during the reporting period and of its performance under the applicable pooling and servicing agreement has been made under such officer's supervision.

        -   To the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under the Agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

   The servicer's obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the
SEC, is limited to those reports prepared by the master servicer and, in the case of reports prepared by any other party, those reports actually received by the master servicer on or before March 31 in each year. In addition, each servicer or subservicer participating in the servicing function with respect to more than 5% of the mortgage loans will provide the foregoing assessment reports with respect to itself and each servicer or subservicer of at least 10% of the mortgage loans will provide the compliance certificate described above with respect to its servicing activities.

   Furthermore, if any trust includes mortgage securities, either the related prospectus supplement will specify how to locate Exchange Act reports relating to such mortgage securities or the required information will be provided in such trust's Exchange Act reports while it is a reporting entity.

      Certain Matters Regarding Servicers, the Master Servicer and the Depositor

   The servicers and master servicer, if any, under each Agreement will be named in the related prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Reference in this prospectus to the servicer shall be deemed to be to the master servicer, if applicable.

   The applicable Agreement will provide that the servicer may resign from its obligations and duties under that Agreement only upon a determination that its duties under that Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, but only if the other activities of the servicer that cause the conflict are of a type and nature carried on by the servicer at the date of such Agreement. No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the applicable Agreement.

   Each Agreement will further provide that neither any servicer, nor the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust or securityholders for any action taken or omitted to be taken, in good faith pursuant to the applicable Agreement. However, neither a servicer, the depositor nor any director, officer, employee or agent of a servicer or director will be protected against any breach of a representation, warranty or covenant made by it in the applicable Agreement, or against any liability specifically imposed by, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the applicable Agreement or by reason of reckless disregard of obligations and duties under, the Agreement. Each Agreement will further provide that any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the securities, but the indemnification will not extend to any loss, liability or expense of a servicer, a depositor or a director, officer, employee or agent of either of them

                                       66

o     incurred in performing its obligations and duties under the Agreement, except as that loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

o     incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

o     incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of the obligations or duties in the Agreement;

o     incurred in connection with any violation of any state or federal securities law; or

o     imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the applicable
      Agreement.

In addition, each Agreement will provide that neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the applicable Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties to that
Agreement and the interests of the securityholders under that Agreement. If a servicer or the depositor undertakes any action, the legal expenses and costs of that action and any liability resulting from that action will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed for that action.

   Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the applicable Agreement.

      Special Servicers

   A special servicer may be a party to the applicable Agreement or may be appointed by the servicer or another specified party to perform certain specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer, such as the workout and/or foreclosure of defaulted mortgage loans. The rights and obligations of any special servicer will be specified in the related Agreement. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related Agreement.

      Events of Default under the Agreements

   Events of default under the applicable Agreement will generally include:

o     any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

o     any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the applicable
      Agreement which continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee, the depositor, or the holders evidencing the requisite percentage of securities specified in the applicable Agreement and prospectus supplement;

                                       67

o     any breach of a representation or warranty made by the servicer under the applicable Agreement which materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee, the depositor or the holders evidencing the requisite percentage of securities specified in the applicable Agreement and prospectus supplement; and

o     certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default will be specified in the related prospectus supplement. The trustee will, not later than the later of 60 days or such other period specified in the related prospectus supplement after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the trustee become aware of the occurrence of an event of that type, transmit by mail to the depositor and all securityholders of the applicable series notice of occurrence of that event, unless the default shall have been cured or waived.

      Rights Upon Event of Default under the Agreements

   So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders evidencing the requisite percentage of securities specified in the applicable Agreement and prospectus supplement, the trustee shall terminate all of the rights and obligations of the servicer in that capacity under the applicable Agreement and in and to the mortgage loans. If the servicer has been terminated, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the applicable Agreement, except to the extent prohibited by law or otherwise specified in the related prospectus supplement, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders evidencing the requisite percentage of securities specified in the applicable
Agreement and prospectus supplement, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to each rating agency rating the related series of securities and with a net worth at the time of appointment of at least $15,000,000 or such other amount specified in the related prospectus supplement to act as successor to the servicer under the applicable Agreement. Pending such appointment, the trustee is obligated to act as servicer. The trustee and any appointed successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the terminated servicer under the applicable Agreement.

   The holders of securities evidencing the requisite percentage of securities specified in the prospectus supplement and affected by any event of default will be entitled to waive that event of default. An event of default involving a failure to distribute a required payment to any securityholders shall be deemed to affect all securityholders. Upon any waiver of an event of default, that event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the applicable Agreement.

   No securityholders will have the right under any Agreement to institute any proceeding with respect to that Agreement unless the holders previously have given to the trustee written notice of default and unless the holders of securities evidencing the requisite percentage of securities specified in the related prospectus supplement have made written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days or such other number of days specified in the related prospectus supplement has neglected or refused to institute the requested proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under any Agreement or to institute, conduct or defend any litigation under any Agreement or in relation to any Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in taking such actions.

      Amendment

   Each Agreement may be amended by the parties thereto, without the consent of any securityholders covered by the applicable Agreement,

o     to cure any ambiguity or mistake,

o     to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement or with the related prospectus supplement,

o     to make any other provisions with respect to matters or questions arising under the applicable Agreement which are not materially inconsistent with the provisions of the Agreement but only if the amendment pursuant to this clause will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel or a written confirmation from each rating agency rating the securities of the related series, of the rating of the securities; or

o     to comply with any requirements imposed by the Code.

   Each Agreement may also be amended for any purpose, by the depositor, the servicer and the trustee, and with the consent of the requisite percentage of securityholders affected by that amendment as is specified in the related prospectus supplement, but if any amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on assets which are required to be distributed on any security or (ii) reduce the consent percentages described in this paragraph, that amendment would require the consent of all securityholders of that series. However, with respect to any series of securities as to which a REMIC election is to be made, the trustee will not consent to any amendment of the applicable Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust or cause the related trust to fail to qualify as a REMIC at any time that the related securities are outstanding.

      The Trustee

   The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. If so specified in the related prospectus supplement, a certificate administrator will perform certain duties and functions normally performed by the trustee with respect to a series of securities. Any certificate administrator will be a party to the applicable
Agreement and will be named in the applicable prospectus supplement. Any certificate administrator will have obligations and rights similar to the trustee as described in this prospectus. The commercial bank, national banking association, banking corporation or trust company serving as certificate administrator may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates.

      Duties of the Trustee

   The trustee will make no representations as to the validity or sufficiency of any Agreement, the securities or any asset and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the servicer or its designee in respect of the securities or the assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the applicable Agreement. However, the trustee is required to examine any certificates, reports or other instruments furnished to it to determine whether they conform to the requirements of the applicable Agreement.

      Certain Matters Regarding the Trustee

   The trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the related Collection Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's

o     enforcing its rights and remedies and protecting the interests, of the securityholders during the continuance of an event of default,

o     defending or prosecuting any legal action in respect of the applicable Agreement or series of securities,

o     being the mortgagee of record with respect to the mortgage loans in a trust and the owner of record with respect to any mortgaged property acquired by a trust for the benefit of securityholders, or

o     acting or refraining from acting in good faith at the direction of the holders of the related series of securities evidencing the requisite percentage of securities specified in the applicable Agreement with respect to any particular matter.

   Any indemnification of the trustee discussed above will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the applicable Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the
Agreement, or by reason of its reckless disregard of these obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

      Resignation and Removal of the Trustee

   The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to the depositor, the servicer, if any, and all securityholders. Upon receiving notice of resignation from the trustee, the depositor is required promptly to appoint a successor trustee acceptable to the servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

   If at any time the trustee shall cease to be eligible to continue as such under the applicable Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the securities, then the depositor may remove the trustee and appoint a successor trustee acceptable to the servicer.
Securityholders of any series evidencing the requisite percentage of securities specified in the related prospectus supplement for that series may at any time remove the trustee without cause and appoint a successor trustee.

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   Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

Material Terms of the Indenture

  General

   The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of notes will describe any provision of the indenture relating to that series that materially differs from the description of the indenture contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture for a series of notes. A form of an indenture has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. The depositor will provide a copy of the Indenture (without exhibits) relating to any series of notes without charge upon written request of a securityholder of such series addressed to Wachovia Mortgage Loan Trust, LLC, One Wachovia Center, 301 S.
College Street, NC5578-Suite G, Charlotte, NC 28288-5578, Attention: Vice
President. The provisions relating to the servicing of the assets in each trust which secures a series of notes issued under an indenture are described in the applicable sections under "Material Terms of the Pooling and Servicing
Agreements and Servicing Agreements."

      Events of Default

   Events of default under the Indenture for each series of notes will generally include:

o     there occurs a default in the payment of any principal of or interest on any note of the series and a continuation of that payment default for the number of days specified in the related prospectus supplement;

o     there occurs a default by the issuer in the observance or performance in any material respect of any covenant or agreement made in the indenture, or any incorrect representation or warranty of the issuer made in the indenture or in any certificate delivered pursuant to or in connection with the indenture in any material respect as of the time made that has a material adverse effect on the noteholders, and the default shall continue or not be cured, or the circumstance or condition in respect of which the representation or warranty was incorrect shall not have been eliminated or otherwise cured, for the number of days specified in the related prospectus supplement after the issuer shall have received notice from the indenture trustee or the requisite percentage of noteholders specified in the related prospectus supplement specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a notice of default under the indenture;

o     there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the issuer or any substantial part of the assets of the issuer in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, servicer, trustee, sequestrator or similar official of the issuer or for any substantial part of the assets of the issuer, or ordering the winding-up or liquidation of the issuer's affairs, and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                                       71

o     there occurs the commencement by the issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the issuer to the appointment or taking possession by a receiver, liquidator, assignee, servicer, trustee, sequestrator or similar official of the issuer or for any substantial part of the assets of the issuer, or the making by the issuer of any general assignment for the benefit of creditors, or the failure by the issuer generally to pay its debts as those debts become due, or the taking of any action by the issuer in furtherance of any of the foregoing.

   If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the indenture trustee or the noteholders of the requisite percentage specified in the related prospectus supplement may declare the principal amount of all the notes of that series to be due and payable immediately. A declaration of acceleration may, under certain circumstances, be rescinded and annulled by the holders of the requisite percentage of notes of the series specified in the related prospectus supplement.

   Even if, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration. The trustee may exercise this discretion only if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series that continues for the number of days specified in the related prospectus supplement unless (a) the holders of the requisite percentage of notes of that series consent to the sale, (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale or (c) the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of the requisite percentage of notes of that series specified in the related prospectus supplement.

   In the event that the indenture trustee liquidates the collateral in connection with an event of default in the payment of principal of or interest on the notes of a series, that continues for the number of days specified in the related prospectus supplement, the Indenture provides that the Indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of a payment default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

   To the extent provided in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of discount which is unamortized.

   Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the

                                       72

request or direction of any of the noteholders of that series, unless the holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the noteholders of the requisite percentage of the notes of the series specified in the related prospectus supplement shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the notes of that series, and the noteholders of the requisite percentage of the notes of that series specified in the related prospectus supplement may, in certain cases, waive any default with respect to that series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the noteholders of the series affected by that default.

      Discharge of Indenture

   Except for certain specified continuing rights, the indenture will be discharged with respect to a series of notes upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of that series.

   In addition to the discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of a series, the related issuer will be discharged from any and all obligations in respect of the notes of that series upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of
America which through the payment of interest and principal in respect of these obligations in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the maturity dates and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

      Indenture Trustee's Annual Report

   The indenture trustee for each series of notes will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

      The Indenture Trustee

   The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the depositor will be obligated to appoint a successor trustee for that series. The depositor may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as such under the related indenture or if that indenture trustee becomes insolvent. In these circumstances, the depositor will be obligated to appoint a successor trustee for the applicable series of notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of notes does not become effective until acceptance of the appointment by the successor trustee for that series.

   The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates.

                                       73

                                 DESCRIPTION OF CREDIT SUPPORT

General

   For any series of securities, credit support may be provided with respect to one or more classes of that series or the related assets. Credit support may be in the form of the subordination of one or more classes of securities, letters of credit, insurance policies, guarantees, purchase obligations, the establishment of one or more reserve funds, or any other form or combination of credit support described in this prospectus. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in this prospectus and the related prospectus supplements.

   The coverage provided by any credit support will be described in the related prospectus supplement. Generally, the coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of securities, securityholders having interests in any of funds covered by the credit support will be subject to the risk that the credit support will be exhausted by the claims of other trusts covered by the credit support prior to their trusts receiving any of its intended share of the coverage.

   The related prospectus supplement will describe the material terms of such credit support, including any limits on the timing or amount of such credit support or any conditions that must be met before such credit support may be accessed. If the provider of the credit support is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of securities, the related prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and financial information required by
Item 1114(b)(2) of Regulation AB (17 C.F.R. ss. 229.1114). Copies of the letter of credit, insurance policy, guarantee, purchase agreement or other credit support agreement, if any, relating to a series or class of securities will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

   See also "Risk Factors--Risks Associated with the Securities--Credit
Enhancement is Limited in Amount and Coverage" for a description of the risks related to credit support.

Subordinate Securities

   If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions of principal and interest from the
Collection Account on any distribution date will be subordinated to the payment rights of the holders of senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate securities in a series, the circumstances in which subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

   If the assets for a series are divided into separate groups, each supporting a separate class or classes of securities of that series, credit support may be provided by cross-support provisions requiring that distributions be made on senior securities evidencing interests in one group of assets prior to distributions on subordinate securities evidencing interests in a different group of assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

                                       74

Limited Guarantee

   If so specified in the related prospectus supplement with respect to a series of securities, credit support may be provided in the form of a limited guarantee issued by a guarantor named in that prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond

   If so specified in the related prospectus supplement with respect to a series of securities, credit support may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in that prospectus supplement.

Letter of Credit

   Alternative credit support with respect to a series of securities may be provided by the issuance of a letter of credit by the bank or financial institution specified in the related prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a series of securities will be set forth in the prospectus supplement relating to that series.

Pool Insurance Policies

   If so specified in the related prospectus supplement relating to a series of securities, a pool insurance policy for the mortgage loans in the related trust will be obtained. The pool insurance policy will cover any loss, subject to the limitations described in the related prospectus supplement, by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

Special Hazard Insurance Policies

   If so specified in the related prospectus supplement, a special hazard insurance policy may also be obtained for the related trust in the amount set forth in that prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the related prospectus supplement, protect against loss by reason of damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the mortgaged properties are located.
The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

Mortgagor Bankruptcy Bond

   If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding relating to mortgagors affecting the mortgage loans in a trust with respect to a series of securities will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the securities of a series by the rating agency or rating agencies rating that series. Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the rating agency or rating agencies rating the securities of the related series, which amount will be set forth in the related prospectus supplement. The amount and principal terms of any bankruptcy coverage will be set forth in the prospectus supplement.

                                       75

Reserve Funds

   If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the related securities or certain classes of the related securities will be covered by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of any or all of them will be deposited, in the amounts so specified in such prospectus supplement. The reserve funds for a series may also be funded over time by depositing into the applicable account the specified amounts of distributions received on the related assets as provided in the related prospectus supplement.

   Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the securities. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the applicable account may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the securities.

   Moneys deposited in any reserve funds will be invested in permitted investments, to the extent specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any reinvestment income or other gain from investments will be credited to the related reserve fund for that series, and any loss resulting from investments will be charged to that reserve fund. If so provided in the prospectus supplement for a series of securities, reserve fund investment income may be payable to a servicer as additional compensation. To the extent specified in the related prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust.

   Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of that reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding that reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

   If specified in the related prospectus supplement, subordination provisions of a trust may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets. Accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets or groups of assets, overcollateralization which results from the aggregate principal balance of the related assets or groups of assets exceeding the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related securities, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Purchase Obligation

   If specified in the related prospectus supplement, mortgage loans, contracts, or other assets may be subject to purchase obligations of a third party. The purchase obligation may be a secured or unsecured obligation of a bank or other financial institution or an insurance company. The terms and conditions of each purchase obligation, including the purchase price, timing, payment procedure and any limitations on the availability of payments, will be described in the related prospectus supplement. A purchase obligation will be payable solely to the trustee for the benefit of the related securityholders, or if stated in the related prospectus supplement, to some other person.

                                       76

                            CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family or multi-family residential properties. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trusts--Assets."

General

   All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are all referred to in this prospectus as "mortgages." Any type of mortgage will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

   A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, who is the borrower and usually the property owner, a trustee to whom the mortgaged property is conveyed, and a beneficiary, who is the lender and for whose benefit the conveyance is made. As used in this prospectus, "mortgagor" may include the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In cases where the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note.
The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the
Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

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   The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the mortgagor assigns to the lender the mortgagor's right, title and interest as landlord under each lease and the income derived from each lease, while retaining a revocable license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

   The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the mortgage or instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage is paid. The depositor, the asset seller or other entity specified in the related prospectus supplement will make certain representations and warranties in the applicable Agreement or certain representations and warranties will be assigned to the trustee with respect to any mortgage loans that are secured by an interest in a leasehold estate. These representation and warranties, if applicable, will be set forth in the prospectus supplement.

Cooperative Loans

   If specified in the prospectus supplement relating to a series of securities, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a Cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

   Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the
Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interests of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.
Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the
Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares.

                                       78

   A Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the
Cooperative representing such tenant-stockholder's pro rata share of the
Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative mortgage loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "Foreclosure--Cooperative
Loans" below.

Land Sale Contracts

   Under an installment land sale contract for the sale of real estate, the contract seller, who acts as lender, retains legal title to the property and enters into an agreement with the contract purchaser, who has the obligation of a borrower, for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the purchaser of the contract is the contract seller, obligated to convey title to the real estate to the contract purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the purchaser is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the seller under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting purchasers under land sale contracts from the harsh consequences of forfeiture. Under these statues, a judicial contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

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Foreclosure

  General

   Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

   Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

      Judicial Foreclosure

   A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. These sales are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Certain Provisions

   United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure.
These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that effect is perceived as harsh or unfair. Relying on these equitable principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

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      Non-Judicial Foreclosure/Power of Sale

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to a sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears
(without acceleration) plus the expenses incurred in enforcing the obligation.
In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

      Public Sale

   A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. After that purchase, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

   A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to any mortgage loan that is a junior mortgage loan, if the lender purchases the related mortgaged property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

                                       81

   The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

      Rights of Redemption

   The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure.
Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

   The equity of redemption is a common-law, not a statutory, right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Under the REMIC provisions in the Code currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year of its acquisition. With respect to a series of securities for which an election is made to qualify the trust or a part of the assets thereof as a REMIC, the applicable Agreement will permit foreclosed property to be held for more than the three-year period if the IRS grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC provisions in the Code.

      Cooperative Loans

   The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be canceled by the
Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics'
liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required under the applicable lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement. A default under the proprietary lease or occupancy agreement. Such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

                                       82

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on that loan.

   Recognition agreements also provide that in the event of a foreclosure on a
Cooperative Loan, the lender must obtain the approval or consent of the
Cooperative as required by the proprietary lease before transferring the
Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

   In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

   In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in a building so converted.

Junior Mortgages

   Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the trust as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

                                       83

   Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends sums to perform the obligations under the mortgage or deed of trust, those sums will generally have priority over all sums due under the junior mortgage.

      Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders

   Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the
Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of a bankruptcy petition, and interest or principal payments may not be made during the course of the bankruptcy case. Foreclosure can occur only if the bankruptcy court grants relief from the stay, but the court is not required to grant that relief. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a person junior or subordinate lien may stay a senior lender from taking action to foreclose.

   Under the Bankruptcy Code, the lender's security interest in property may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor may have the power to grant liens senior to the lien of a mortgage.

                                       84

   A debtor may be allowed to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court prior to the filing of the debtor's petition under the Bankruptcy Code.

   State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

   In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust are being considered by
Congress, and more such proposed legislation may be considered in the future. If enacted into law, such legislation could have an adverse impact on the rights of mortgagees in bankruptcy cases.

   The Bankruptcy Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal
Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and
related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

   Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

Environmental Considerations

   A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water;
generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls. Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on

                                       85

a property may give rise to a lien on the property (or the benefit of a governmental entity) to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on property with environmental contamination are subordinated to a governmental lien and, in some states, even prior recorded liens are subordinated to governmental liens. In the latter states, the security interest of the trustee in a property that is subject to superior governmental lien could be adversely affected.

   Under the federal Comprehensive Environmental Response, Compensation and
Liability Act, as amended, or CERCLA, and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

   The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take other remedial actions, could be imposed on a secured lender such as the trust. Under the laws of some states and under
CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management"
of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest". This exemption, known as the secured creditor exemption, applies only to the extent that a secured lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment, fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

   The Resource Conservation and Recovery Act, as amended, or RCRA, contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank, or UST, or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

   A decision in May 1990 of the United States Court of Appeals for the Eleventh
Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA;
rather, liability could attach to a lender if its involvement with the

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management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence the borrower's decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of
Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

   Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

   On September 28, 1996, Congress enacted, and on September 30, 1996 the
President signed into law the Asset Conservation Lender Liability and Deposit
Insurance Protection Act of 1996 or the Asset Conservation Act. The Asset
Conservation Act was intended to clarify the scope of the secured creditor exemption. This legislation more clearly defines the kinds of activities that would constitute "participation in management" and that therefore would trigger liability for secured parties under CERCLA. It also identified certain activities that ordinarily would not trigger liability as long as those activities did not otherwise rise to the level of "participation in management."
The Asset Conservation Act specifically reverses the Fleet Factors "capacity to influence" standard. The Asset Conservation Act also provides additional protection against liability in the event of foreclosure. It is important to note, however, that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

   If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust and occasion a loss to the trust and to securityholders in certain circumstances.
The new secured creditor amendments to CERCLA would also not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

   Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of any mortgaged property;
the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from any mortgaged property; the impact on securityholders of any environmental condition or presence of any substance on or near any mortgaged property; or the compliance of any mortgaged property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any such representation, warranty or assumption of liability relative to the environmental condition of mortgaged property.

Due-on-Sale Clauses

   Unless the related prospectus supplement indicates otherwise, the mortgage loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in

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some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain depository Institutions Act of 1982, or the Garn-St. Germain Act, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision, or OTS, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union
Administration, respectively.

   The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred.
These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.
Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which extend to maturity.

Prepayment Charges

   Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of single family loans or cooperative loans with respect to prepayments on certain of those loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans and cooperative loans. The absence of a prepayment charge, particularly with respect to fixed rate single family loans or cooperative loans having higher specified interest rates may increase the likelihood of refinancing or other early retirement of single family mortgage loans.

   The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act,
permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, preempting any contrary state law prohibitions.
However, some states may not recognize the preemptive authority of the Parity
Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity
Act loans originated on or after July 1, 2003. The OTS's action does not affect
Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges.

   Legal restrictions, if any, on prepayment of multifamily mortgage loans will be described in the related prospectus supplement.

Subordinate Financing

   Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior

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loan than those due on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act
of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March
31, 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of residential first mortgage loans, any limitation of that type under such state's usury law would not apply to residential first mortgage loans.

   In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that type of state action will be eligible for inclusion in a trust unless (i) that mortgage loan provides for such interest rate, discount points and charges as are permitted in that state or (ii) that mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that the choice of law provision in that mortgage loan would be given effect.

   Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

   Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the
Garn-St. Germain Act. Title VIII provides that, notwithstanding any state law to

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the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the
Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit
Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken this action.

Homeownership Act and Similar State Laws

   Some mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the
Home Ownership and Equity Protection Act of 1994, referred to in this prospectus as the Homeownership Act. The mortgage loans subject to the Homeownership Act are mortgage loans that were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The
Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any assets subject to the Homeownership Act, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the asset, under the federal
Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the asset was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the asset.

   In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.
Purchasers or assignees of a mortgage loan, including any trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

   Lawsuits have been brought in various states making claims against assignees of loans subject to the Homeownership Act for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

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Homeowners Protection Act of 1998

   The Homeowners Protection Act of 1998, or HOPA, provides for certain disclosure and termination requirements for primary mortgage insurance. The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. These termination provisions govern when a mortgagor may cancel the requirement to maintain primary mortgage insurance and when the requirement to maintain insurance is automatically terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. The disclosure requirements include notification of the circumstances under which a mortgagor may cancel primary mortgage insurance, the date when insurance automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of primary mortgage insurance, the servicer shall provide written notification that the insurance is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

Texas Home Equity Loans

   Generally, any "cash-out" refinance or other non-purchase money transaction secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas and
its implementing statutes and regulations (collectively referred to in this section as the "Texas home equity laws"). The Texas home equity laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the mortgage loan unenforceable and/or the lien on the mortgaged property voidable unless cured within 60 days after the borrower provides notice of the defect to the lender. Because mortgage loans which are subject to that section of the Texas Constitution can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of that section of the Texas Constitution was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the mortgaged property to be void, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related mortgage loan. Title insurance generally available on those mortgage loans may exclude coverage for some of the risks described in this paragraph.

Servicemembers Civil Relief Act and Similar Laws

   Generally, under the terms of the Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or the
Relief Act, a borrower who enters military service or who is called to active duty after the origination of that borrower's mortgage loan may not be charged interest above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that while the provisions of the Relief Act are in effect which could be for an indeterminate period of time, the servicer will be unable to collect full amounts of interest on certain of the mortgage loans in a trust.
Any shortfall in interest collections resulting from the application of the
Relief Act could result in losses to the holders of the securities of the related series. Further, the Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, in the event that a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion. Certain states have enacted comparable legislation which may interfere with or affect the ability of the servicer to timely collect payments of principal and interest on, or to foreclose on, mortgage loans of borrowers in those states who are active or reserve members of the armed services.

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Forfeitures in Drug, RICO and Money Laundering Violations

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act,
the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (ii) the lender, at the time of execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that a defense of either type will be successful.

                             CERTAIN LEGAL ASPECTS OF THE CONTRACTS

   The following discussion contains summaries, which are general in nature, of certain legal matters relating to the contracts. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which contracts may be originated.

General

   As a result of the assignment of the contracts to the trustee, the trustee will succeed collectively to all of the rights, including payment rights, of the obligees under the contracts. Each contract evidences both (a) the obligation of the obligor to repay the related loan and (b) the grant of a security interest in the manufactured home to secure repayment of the related loan. Certain aspects of both features of the contracts are described more fully below.

   The contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered.
Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the applicable
Agreement, the servicer will transfer physical possession of the contracts to the trustee or its custodian or may retain possession of the contracts as custodian for the trustee. In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the related prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the trustee's interest in contracts could be defeated.

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      Security Interests in the Manufactured Homes

   The manufactured homes securing the contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The asset seller may effect notation on title or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the asset seller fails, due to clerical error, to effect notation or delivery, or files the security interest under the wrong law, the asset seller may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the asset seller and transferred to the depositor. With respect to a series of securities and if so described in the related prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws.
The depositor, asset seller or other party specified in the related prospectus supplement will represent that as of the date of the sale to the depositor, it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the manufactured homes securing the contracts.

   The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders. However, the depositor or the trustee will amend the certificates of title (or file UCC-3 statements) to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note on the certificates of title the interest of the trustee only if specified in the related prospectus supplement. Accordingly, the asset seller or other originator of the contracts will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In some states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and, in such cases, the new secured party succeeds to the asset seller's or originator's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title or the filing of a UCC-3 statement, an assignment of the security interest in the manufactured home may not be held effective, the security interests may not be perfected and in the absence of notation of the trustee's interest or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the asset seller or other originator or a trustee in bankruptcy of the asset seller or other originator.

   In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the asset seller or other

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originator of the contracts on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, the security interest of the trustee would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

   In the event that the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and thereafter only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee's security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home;
accordingly, the servicer must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the asset seller or other originator, as the case may be, would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title.
Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted on the tile and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the applicable Agreement, the servicer is obligated to take such steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

   Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. The depositor, asset seller or other party specified in the related prospectus supplement will represent in the applicable Agreement that it has no knowledge of any repair or tax liens with respect to any manufactured home securing payment on any contract. However, these liens could arise at any time during the term of a contract. No notice will be given to the trustee or securityholders in the event a repair or tax lien arises.

Enforcement of Security Interests in Manufactured Homes

   The servicer on behalf of the trustee, to the extent required by the applicable Agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by "self-help"
repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before a resale. In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before sale proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

                                       94

   Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

   Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Homeownership Act, Servicemembers Civil Relief Act and Similar Laws

   The terms of the Homeownership Act and the Relief Act apply to an obligor on a contract as described for a mortgagor on a mortgage loan under "Certain Legal
Aspects of Mortgage Loans--Homeownership Act and Similar Laws" and "--Soldiers'
and Sailors' Civil
Relief Act of 1940 and Similar Laws."

Consumer Protection Laws

   The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction and of certain related lenders and assignees of the transferor to transfer that contract free of notice of claims by the debtor under that contract. The effect of this rule is to subject the assignee of a contract of the type described in the preceding sentence to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the right to set off remaining amounts due as a defense against a claim brought by a transferee, including the trustee, against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the
Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit
Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection
Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses

   The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. Generally, it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

   In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer's ability to do so will depend on the enforceability under state law of the
"due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale"
clauses applicable to the manufactured homes. Consequently, in some states, the servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain manufactured homes.

                                       95

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act
of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. For a discussion of Title V, see "Certain
Legal Aspects of Mortgage Loans--Applicability of Usury Laws" above. The related asset seller will represent that all of the contracts comply with applicable usury law.

Prepayment Charges

   Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of manufactured housing contracts with respect to prepayments on certain of those contracts secured by liens encumbering owner-occupied residential properties. In the case of certain contracts and in some states, the Parity Act permits the collection of prepayment charges and preempts any contrary state law prohibitions. The absence of a prepayment charge may increase the likelihood of refinancing or other early retirement of contracts. For a discussion of limitations on prepayment charges on contracts, see "Certain Legal Aspects of Mortgage Loans--Prepayment Charges"
above.

                                FEDERAL INCOME TAX CONSEQUENCES

General

   The following discussion is based on the advice of Orrick, Herrington &
Sutcliffe LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered hereunder. As to any securities offered pursuant hereto, Orrick, Herrington & Sutcliffe LLP is of the opinion that the following discussion, as supplemented by the discussion under the heading "Federal Income Tax Consequences," if any, in the prospectus supplement accompanying this prospectus with respect to those securities, is correct in all material respects as of the date of such prospectus supplement.
Except as specifically set forth elsewhere herein, the opinion set forth in the preceding sentence is the only opinion being rendered with respect to tax matters affecting the securities offered hereunder by Orrick, Herrington &
Sutcliffe LLP. The opinion stated above and the opinions specifically identified as such in the following discussion are the only opinions that Orrick,
Herrington & Sutcliffe LLP has been asked to render with respect to the tax consequences of the purchase, ownership and dispositions of the securities offered under this prospectus and prospectus supplement. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, insurance companies and foreign investors, may be subject to special rules.

   The following discussion addresses securities representing interests in the assets of a trust, or a portion thereof, that the trustee, master servicer or certificate administrator, as applicable, will elect to have treated as a REMIC under Sections 860A through 860G of the Code, securities representing interests in the assets of a trust as to which no such election will be made, securities representing interests in the assets of a trust which is treated as a partnership for federal income tax purposes, and securities representing indebtedness of a trust which is treated as a partnership for federal income tax purposes.

   The prospectus supplement for each Series of securities will indicate which of the foregoing treatments will apply to such Series and, if a REMIC election
(or elections) will be made for the related trust, will identify all "regular interests" and "residual interests" in the REMIC. Except as set forth in the applicable prospectus supplement, no REMIC election will be made with respect to unsecured home improvement loans.

                                       96

   The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable
Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax
Consequences."

      Taxable Mortgage Pools

   Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages. Any entity other than a REMIC will be considered taxable if:
o     substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages,"
o     such entity is the obligor under debt obligations with two or more maturities, and
o     under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payments on the obligations held by the entity.

   Furthermore, a group of assets held by an entity can be treated as a separate taxable mortgage pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations.
The depositor generally will structure offerings of non-REMIC securities to avoid taxation.

REMICS

  Classification of REMICs

   Upon the issuance of each Series of REMIC securities, Orrick, Herrington &
Sutcliffe LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust or each applicable portion of the trust will qualify as a REMIC and the REMIC securities offered with respect thereto will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions.

   If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described in this prospectus under
"Material Federal Income Tax Consequences". Although the Code authorizes the
Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued.
Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC Pool will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions.
It is not anticipated that the status of any Trust as a REMIC will be terminated.

                                       97

      Characterization of Investments in REMIC Securities

   In general, the REMIC securities will be treated as "real estate assets"
within the meaning of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the
REMIC Pool underlying such securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC securities will qualify for the corresponding status in their entirety for that calendar year.
If the assets of the REMIC Pool include buydown mortgage loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon. Interest, including original issue discount, on the regular securities and income allocated to the Class of residual securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that such securities are treated as "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code. In addition, the regular securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the
Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in the REMIC Pool. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations.

   The assets of the REMIC Pool will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the
REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether such assets, to the extent not invested in assets described in the foregoing sections of the Code, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections of the Code. The REMIC regulations do provide, however, that payments on mortgage collateral held pending distribution are considered part of the mortgage collateral for purposes of Section
856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

      Tiered REMIC Structures

   For certain Series of REMIC securities, two or more separate elections may be made to treat designated portions of the related Trust as Tiered REMICs for federal income tax purposes. Upon the issuance of any such Series of REMIC securities, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC securities issued by the Tiered
REMICs will be considered to evidence ownership of regular securities or residual securities in the related REMIC within the meaning of the REMIC
Provisions.

   Solely for purposes of determining whether the REMIC securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
Code, and whether the income on such securities is interest described in Section
856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

                                       98

      Taxation of Owners of Regular Securities

      General

   Except as otherwise stated in this discussion, REMIC regular securities will be treated for federal income tax purposes as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular securities that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular securities under an accrual method.

      Original Issue Discount

   Some REMIC regular securities may be issued with "original issue discount"
within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular securities issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular securities and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

   The Code requires that a prepayment assumption be used with respect to mortgage collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular securities issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations;
as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular security must be the same as that used in pricing the initial offering of the
REMIC regular security. The prepayment assumption used by the servicer in reporting original issue discount for each series of REMIC regular securities will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, neither the depositor nor the servicer will make any representation that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

   The original issue discount, if any, on a REMIC regular security will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular securities will be the first cash price at which a substantial amount of REMIC regular securities of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular securities is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC regular security is equal to the total of all payments to be made on that security other than "qualified stated interest." Qualified stated
interest includes interest that is unconditionally payable at least annually at a single fixed-rate, or in the case of a variable rate debt instrument, at a
"qualified floating rate," an "objective rate," a combination of a single fixed-rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a
REMIC regular security.

                                       99

   In the case of REMIC regular securities bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular securities. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the servicer with respect to those certificates in preparing information returns to the securityholders and the IRS.

   Some classes of the REMIC regular securities may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular security and accounted for as original issue discount. Because interest on REMIC regular securities must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular securities.

   In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular security will reflect the accrued interest. In these cases, information returns to the securityholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular security, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular security. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a securityholder.

   Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular security will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular security multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular security is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the
REMIC regular security, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular security. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the
REMIC regular security. The OID Regulations also would permit a securityholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below for a description of that election under the OID Regulations.

   If original issue discount on a REMIC regular security is in excess of a de minimis amount, the holder of the security must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular security, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular security, the daily portions of original issue discount will be determined as follows.

                                       100

   As to each "accrual period," that is, each period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period.
The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the
REMIC regular security, if any, in future periods and (B) the distributions made on the REMIC regular security during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular security will be received in future periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the security. For these purposes, the original yield to maturity of the security will be calculated based on its issue price and assuming that distributions on the security will be made in all accrual periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular security at the beginning of any accrual period will equal the issue price of the security, increased by the aggregate amount of original issue discount that accrued with respect to that security in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular security in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

   The OID Regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the securityholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID
Regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

   A subsequent purchaser of a REMIC regular security that purchases the security at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that security. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular security. The adjusted issue price of a REMIC regular security on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the security at the beginning of the accrual period which includes that day, plus
(ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the security.

                                       101

      Market Discount

   A securityholder that purchases a REMIC regular security at a market discount, that is, in the case of a REMIC regular security issued without original issue discount, at a purchase price less than its remaining stated
principal amount, or in the case of a REMIC regular security issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated
redemption price. In particular, under Section 1276 of the Code such a securityholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

   A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the securityholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular security with market discount, the securityholder would be deemed to have made an election to include current market discount in income with respect to all other debt instruments having market discount that the securityholder acquires during the taxable year of the election or thereafter. Similarly, a securityholder that made this election for a security that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a security on a constant yield method or as interest may not be revoked without the consent of the IRS.

   However, market discount with respect to a REMIC regular security will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Original Issue Discount." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

   Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the conference committee report accompanying the Tax Reform
Act of 1986 apply. The conference committee report indicates that in each accrual period market discount on REMIC regular securities should accrue, at the securityholder's option:

o     on the basis of a constant yield method,

o     in the case of a REMIC regular security issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular security as of the beginning of the accrual period, or

                                       102

o     in the case of a REMIC regular security issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular security at the beginning of the accrual period.

   Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular security purchased at a discount in the secondary market.

   To the extent that REMIC regular securities provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular security generally will be required to treat a portion of any gain on the sale or exchange of that security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

   In addition, under Section 1277 of the Code, a holder of a REMIC regular security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular security purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium

   A REMIC regular security purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular security may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the security. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires.
Amortizable premium will be treated as an offset to interest income on the related REMIC regular security, rather than as a separate interest deduction.
The OID Regulations also permit securityholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the securityholder as having made the election to amortize premium generally. See "--Market Discount." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular securities without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under
Section 171 of the Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

      Realized Losses

   Under Section 166 of the Code, both corporate holders of the REMIC regular securities and noncorporate holders of the REMIC regular securities that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage collateral. However, it appears that a noncorporate holder that does not acquire a REMIC regular security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's security becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

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   Each holder of a REMIC regular security will be required to accrue interest and original issue discount with respect to that security, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage collateral or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular security could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

      Taxation of Owners of Residual Securities

      General

   As residual interests, the REMIC residual securities will be subject to tax rules that differ significantly from those that would apply if the REMIC residual securities were treated for federal income tax purposes as direct ownership interests in the mortgage collateral or as debt instruments issued by the REMIC.

   A holder of a REMIC residual security generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention. The daily amounts will then be allocated among the REMIC residual securityholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual securityholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described in this prospectus in
"--Taxable Income of the REMIC" and will be taxable to the REMIC residual securityholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual securities will be
"portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of "passive losses."

   A holder of a REMIC residual security that purchased the security from a prior holder of that security also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual security.
These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The conference committee report accompanying the Tax Reform Act of 1986 indicates that modifications of the general rules may be made by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual securityholder that purchased the REMIC residual security from a prior holder of such security at a price greater than, or less than, the adjusted basis that REMIC residual security would have had in the hands of an original holder of that security. The REMIC regulations, however, do not provide for any such modifications.

   Any payments received by a holder of a REMIC residual security in connection with the acquisition of that security will be taken into account in determining the income of that holder for federal income tax purposes. On May 11, 2004, the

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IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual security over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC residual security is transferred to the taxpayer. Holders of REMIC residual securities should consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

   The amount of income REMIC residual securityholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC residual securityholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of
REMIC residual securities or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic"
residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual securityholders may exceed the cash distributions received by the REMIC residual securityholders for the corresponding period may significantly adversely affect the REMIC residual securityholders' after-tax rate of return.

      Taxable Income of the REMIC

   The taxable income of the REMIC will equal the income from the mortgage collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular securities, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular securities, and any other class of REMIC securities constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

   For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer intends to treat the fair market value of the mortgage collateral as being equal to the aggregate issue prices of the REMIC regular securities and REMIC residual securities. The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC securities offered hereby will be determined in the manner described above under "-- Taxation of Owners of
Regular securities--Original Issue Discount." Accordingly, if one or more classes of REMIC securities are retained initially rather than sold, the servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the REMIC.

   Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular securityholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "-- Taxation of Owners of REMIC Regular securities"
above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

                                      105

   An item of mortgage collateral will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated
redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular securities. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage collateral. Premium on any item of mortgage collateral to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

   A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular securities, equal to the deductions that would be allowed if the REMIC regular securities, were indebtedness of the REMIC.
Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC Regular securities--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular securities, described therein will not apply.

   If a class of REMIC regular securities is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular securities of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular securities--Original Issue Discount."

   As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC
Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual securities, subject to the limitation of Section 67 of the Code. See "--Possible
Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions

   The adjusted basis of a REMIC residual security will be equal to the amount paid for that REMIC residual security, increased by amounts included in the income of the related securityholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related securityholder.

   A REMIC residual securityholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual securityholder's adjusted basis in its REMIC residual security as of the close of that calendar quarter, determined without regard to the net loss.
Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual security. The ability of REMIC residual securityholders to deduct net losses may be subject to additional limitations under the Code, as to which the securityholders should consult their tax advisors.

                                       106

   Any distribution on a REMIC residual security will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual security. To the extent a distribution on a
REMIC residual security exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual security. Holders of REMIC residual securities may be entitled to distributions early in the term of the related
REMIC under circumstances in which their bases in the REMIC residual securities will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their basis in the REMIC residual securities will initially equal the amount paid for such REMIC residual securities and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual securityholders. To the extent the REMIC residual securityholders' initial basis are less than the distributions to the
REMIC residual securityholders, and increases in the initial basis either occur after distributions or, together with their initial basis, are less than the amount of the distributions, gain will be recognized to the REMIC residual securityholders on those distributions and will be treated as gain from the sale of their REMIC residual securities.

   The effect of these rules is that a securityholder may not amortize its basis in a REMIC residual security, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual security. See "-- Sales of REMIC
Securities." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual security other than an original holder in order to reflect any difference between the cost of the REMIC residual security to its holder and the adjusted basis the REMIC residual security would have had in the hands of the original holder, see
"--General."

      Excess Inclusions

   Any "excess inclusions" with respect to a REMIC residual security will be subject to federal income tax in all events.

   In general, the "excess inclusions" with respect to a REMIC residual security for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual security over
(ii) the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC residual security was held by the REMIC residual securityholder. The daily accruals of a REMIC residual securityholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual security at the beginning of the calendar quarter and 120% of the "long-term
Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual security as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual security, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual security before the beginning of that quarter. The issue price of a REMIC residual security is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual securities were sold. If less than a substantial amount of a particular class of REMIC residual securities is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

   For REMIC residual securityholders, an excess inclusion:

o     will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

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o     will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

o     will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual securityholders that are foreign investors.

   See, however, "--Foreign Investors in REMIC Securities."

   Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative minimum tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

   In the case of any REMIC residual securities held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual securities, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual security as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

      Noneconomic REMIC Residual Securities

   Under the REMIC regulations, transfers of "noneconomic" REMIC residual securities will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual security. The REMIC regulations provide that a REMIC residual security is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions
(discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual security, which rate is computed and published monthly by the IRS) on the REMIC residual security equals at least the present value of the expected tax on the anticipated excess inclusions, and (2)
the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual security at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual securities that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual security, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual security by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

                                       108

   The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest the transferee must represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

   The accompanying prospectus supplement will disclose whether offered REMIC residual securities may be considered "noneconomic" residual interests under the
REMIC regulations. Any disclosure that a REMIC residual security will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual security will not be considered "noneconomic" for purposes of the above-described rules. See
"--Foreign Investors in REMIC Securities" for additional restrictions applicable to transfers of certain REMIC residual securities to foreign persons.

      Mark-to-Market Rules

   The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual security acquired on or after
January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual security should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual securities.

      Possible Pass-Through of Miscellaneous Itemized Deductions

   Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual securities. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular securities. Fees and expenses will generally be allocated to holders of the related REMIC residual securities in their entirety and not to the holders of the related REMIC regular securities.

   With respect to REMIC residual securities or REMIC regular securities the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and
(ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized

                                       109

deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC securityholders that are covered by the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a
REMIC security that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC securities may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

      Tax and Restrictions on Transfers of REMIC Residual Securities to Certain
      Organizations

   If a REMIC residual security is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

      (1)   the present value, discounted using the "applicable Federal rate"
            for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the security, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual security for periods after the transfer; and

      (2)   the highest marginal federal income tax rate applicable to corporations.

   The anticipated excess inclusions must be determined as of the date that the
REMIC residual security is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual security, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual security would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a
REMIC unless there are reasonable arrangements designed to ensure that: o residual interests in the entity are not held by Disqualified Organizations; and
o information necessary for the application of the tax described in this prospectus
      will be made available.

   Restrictions on the transfer of REMIC residual securities and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

      (1)   requiring any transferee of a REMIC residual security to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual security on behalf of a
            Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual security;

      (2)   providing that any transfer of a REMIC residual security to a
            Disqualified Organization shall be null and void; and

                                       110

      (3)   granting to the servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual security that shall become owned by a Disqualified
            Organization despite (1) and (2) above.

   In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual security, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the
REMIC residual security that are allocable to the interest in the Pass-Through
Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i)
the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified
Organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual security held by an "electing large partnership," all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

      Sales of REMIC Securities

   If a REMIC security is sold, the selling securityholder will recognize gain or loss equal to the difference between the amount realized (excluding any amount attributable to qualified stated interest, which will be treated as such)
on the sale and its adjusted basis in the REMIC security. The adjusted basis of a REMIC regular security generally will equal the cost of that REMIC regular security to that securityholder, increased by income reported by the securityholder with respect to that REMIC regular security, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular security received by the securityholder (in each case, other than any income or distributions attributable to qualified stated interests) and by any amortized premium. The adjusted basis of a REMIC residual security will be determined as described under "--Taxation of Owners of
REMIC residual securities--Basis Rules, Net Losses and Distributions." Except as
described below, any gain or loss generally will be capital gain or loss.

   Gain from the sale of a REMIC regular security that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular security had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the security, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular security, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular security by a seller who purchased the REMIC regular security at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the security was held. See "--Taxation of Owners of REMIC regular securities--Market Discount."

   REMIC securities will be "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC security by a bank or thrift institution to which that section applies will be ordinary income or loss.

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   A portion of any gain from the sale of a REMIC regular security that might otherwise be capital gain may be treated as ordinary income to the extent that the security is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

   Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

   If the seller of a REMIC residual security reacquires the security, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual securityholders on the sale will not be deductible, but instead will be added to the REMIC residual securityholders' adjusted basis in the newly-acquired asset.

   Losses on the sale of a REMIC residual security in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such forms.

      Prohibited Transactions and Other Possible REMIC Taxes

   The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of an item of mortgage collateral, the receipt of income from a source other than an item of mortgage collateral or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage collateral for temporary investment pending distribution on the REMIC securities. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a
REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

   REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

   It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

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   To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer or the trustee in either case out of its own funds, provided that the servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC securities.

      Termination

   A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular security will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual security, if the last distribution on the REMIC residual security is less than the securityholder's adjusted basis in the security, the securityholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

      Reporting and Other Administrative Matters

   Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual securityholders will be treated as partners. The servicer, certificate administrator or other named entity will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC residual securities.

   As the tax matters person, the servicer will have the authority to act on behalf of the REMIC and the REMIC residual securityholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual securityholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the servicer, as tax matters person, and the IRS concerning any REMIC item.

   Adjustments made to the REMIC tax return may require a REMIC residual securityholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the securityholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any
REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual security as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

   Reporting of interest income, including any original issue discount, with respect to REMIC regular securities is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular securities and the
IRS; holders of REMIC regular securities that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the

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REMIC residual securities, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

   As applicable, the REMIC regular security information reports will include a statement of the adjusted issue price of the REMIC regular security at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC regular securities--Market Discount."

   The responsibility for complying with the foregoing reporting rules will be borne by the servicer. Securityholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.
Any request should be directed to the servicer.

      Backup Withholding with Respect to REMIC Certificates

   Payments of interest and principal, as well as payments of proceeds from the sale of REMIC securities, may be subject to the "backup withholding tax" under
Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the
IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates

   A REMIC regular securityholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular security will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular security, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a United States person and providing the name and address of the securityholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons' or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August
20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a
United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with

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respect to a REMIC regular security held by a REMIC residual securityholder that owns directly or indirectly a 10% or greater interest in the REMIC residual securities. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

   Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

   In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United
States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

   Further, it appears that a REMIC regular security would not be included in the estate of a nonresident alien individual and would not be subject to United
States estate taxes. However, securityholders who are nonresident alien individuals should consult their tax advisors concerning this question.

   Transfers of REMIC residual securities to investors that are not United
States persons will generally be prohibited under the related pooling and servicing agreement.

Non-REMIC Trusts

   The discussion under this heading applies only to a series with respect to which a REMIC election is not made.

      Characterization of the Trust

      Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as a grantor trust, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion that, with respect to that series of securities, under then existing law and assuming compliance by the depositor, the servicer and the trustee of the related series with all of the provisions of the related pooling and servicing agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust, and the agreement or agreements with any underwriter, for federal income tax purposes, the trust will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation (or publicly traded partnership treated as a corporation) and the grantor trust securities will be treated as equity in that trust.
Accordingly, each grantor trust securityholder will be treated for federal income tax purposes as the owner of an undivided equity interest in the assets included in that trust.

      As further described below, each grantor trust securityholder must therefore report on its federal income tax return the gross income from the portion of the assets of the related trust that is allocable to the related grantor trust security and may deduct its share of the expenses paid by the trust that are allocable to that grantor trust security, at the same time and to the same extent as those items would be reported by that holder if it had purchased and held directly such interest in the assets of the related trust and received directly its share of the payments on the assets of the related trust and paid directly its share of the expenses paid by the trust when those amounts are received and paid by the trust. A grantor trust securityholder who is an individual will be allowed deductions for those expenses only to the extent that the sum of those expenses and certain other of the grantor trust securityholder's miscellaneous itemized deductions exceeds 2% of that individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. It appears that expenses paid by the trust, and the gross income used to pay those

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expenses, should be allocated among the classes of grantor trust securities in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of those items has not been the subject of a controlling court decision, regulation or ruling by the
IRS, no definitive advice concerning the allocation of those items can be given.

      Under current IRS interpretations of applicable Treasury regulations, the depositor would be able to sell or otherwise dispose of any subordinated grantor trust securities. Accordingly, the depositor expects to offer subordinated grantor trust securities for sale to investors. In general, subordination should not affect the federal income tax treatment of either the subordinated or senior certificates, and holders of subordinated classes of certificates should be able to recognize any losses allocated to the related class when and if losses are realized.

      To the extent that any of the mortgage collateral included in a trust were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, grantor trust securityholders will be required to report annually an amount of additional interest income attributable to the discount in the mortgage collateral prior to receipt of cash related to the discount. See the discussion above under "Taxation of Owners of Regular
Securitieis -- Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the mortgage collateral included in a trust to the extent that the mortgage collateral was originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "Taxation of Owners of Regular Securities -- Market Discount" and
"-- Premium."

      Tax Status of Grantor Trust Securities

      In general, the grantor trust securities, other than premium grantor trust securities as discussed below, will be:

o     "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

o     assets described in Section 7701(a)(19)(C) of the Code to the extent the trust's assets qualify under those sections of the Code.

      Any amount includible in gross income with respect to the grantor trust securities will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section
856(c)(3)(B) of the Code to the extent the income on the trust's assets qualifies under that Code section.

      The IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under Section 856(c)(5)(B) of the
Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of
Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as "real estate assets". No assurance can be given that the manufactured homes will be so treated. A "real estate investment trust," or REIT, will not be able to treat that portion of its investment in certificates that represents ownership of contracts on manufactured homes that are not treated as permanently attached as a "real estate asset" for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the related obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts included in the related trust may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust securities that represent the right solely to interest payments on contracts and grantor trust

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securities that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to those grantor trust securities, both types of non-REMIC securities referred to as premium grantor trust securities, should qualify under the foregoing sections of the Code to the same extent as other certificates, but the matter is not free from doubt.
Prospective purchasers of certificates who may be affected by the foregoing Code provisions should consult their tax advisors regarding the status of the certificates under those provisions.

      Taxation of Grantor Trust Securities Under Stripped Bond Rules

      Certain classes of grantor trust securities may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust security will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on the mortgage collateral from ownership of the right to receive some or all of the related interest payments. Grantor trust securities will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

      (1)   if any servicing compensation is deemed to exceed a reasonable amount;

      (2)   if the depositor or any other party retains a retained yield with respect to the assets included in a trust;

      (3)   if two or more classes of grantor trust securities are issued representing the right to non-pro rata percentages of the interest or principal payments on the assets included in a trust; or

      (4)   if grantor trust securities are issued which represent the right to interest only payments or principal only payments.

      The grantor trust securities will either (a) be subject to the "stripped bond" rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust securities is uncertain, the trust will take the position that they apply or (b) be subject to some other section of the
Code as described in the related prospectus supplement. There is some uncertainty as to how Section 1286 of the Code will be applied to securities such as the grantor trust securities. Investors should consult their own tax advisors regarding the treatment of the grantor trust securities under the stripped bond rules.

      Although the matter is not entirely clear and alternative
characterizations could be imposed, it appears that each stripped grantor trust security should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust security, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust security equal to the income that accrues on the grantor trust security in that month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of the income reported in any month would equal the product of the related holder's adjusted basis in the grantor trust security at the beginning of that month (see "-- Sales of Certificates" below) and the yield of such grantor trust security to that holder. The yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the assets in the related trust that is allocable to that grantor trust security, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust security.

      With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue

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discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to "regular interests" in a REMIC and are described under "-- Taxation of
Owners of Regular Securities -- Original Issue Discount." Regulations could be adopted applying these rules to the grantor trust securities. Although the matter is not free from doubt, it appears that the Taxpayer Relief Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to instruments such as the grantor trust securities. In the absence of regulations interpreting the application of this requirement to those instruments particularly where those instruments are subject to the stripped bond rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust securities or, with respect to any holder, at the time of purchase of the grantor trust security by that holder. Finally, if these rules were applied to the grantor trust securities, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when the loss would be allowed.

      In the case of a grantor trust security acquired at a price equal to the principal amount of the assets in the related trust allocable to that grantor trust security, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income.
In the case, however, of a grantor trust security acquired at a discount or premium, that is, at a price less than or greater than its principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

      If the yield used by the holder of a grantor trust security in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the mortgage collateral included in the related trust, that is, without using a reasonable prepayment assumption, and that grantor trust security was acquired at a discount or premium, then the holder generally will recognize a net amount of ordinary income or loss if the mortgage collateral prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the mortgage collateral that is allocable to the grantor trust security and the portion of the adjusted basis of the grantor trust security, see "-- Sales of Certificates" below, that is allocable to the mortgage collateral. In general, basis would be allocated among the mortgage collateral in proportion to their respective principal balances determined immediately before the prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the mortgage collateral.

      Solely for purposes of reporting income on the grantor trust securities to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust securities will be calculated based on:

o     a representative initial offering price of the grantor trust securities to the public; and

o     a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust securities.

      The yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of that holder. No representation is made that the mortgage collateral will in fact prepay at the assumed prepayment rate or at any other rate.

      Sales of Securities

      Upon the sale or exchange of a grantor trust security, a grantor trust securityholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the assets included in the related trust represented by the grantor trust security.

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Generally, the aggregate adjusted basis will equal the grantor trust securityholder's cost for the grantor trust security increased by the amount of any previously reported gain with respect to the grantor trust security and decreased by the amount of any losses previously reported with respect to the grantor trust security and the amount of any distributions received on that grantor trust security. Except as provided above with respect to the original issue discount and market discount rules, any gain or loss would be capital gain or loss if the grantor trust security was held as a capital asset.

      Foreign Investors

      Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust securityholder who is not a United States person will be treated as "portfolio interest" and therefore will be exempt from the 30%
withholding tax. That grantor trust securityholder will be entitled to receive interest payments and original issue discount on the grantor trust securities free of United States federal income tax, but only to the extent the mortgage collateral included in the related trust were originated after July 18, 1984 and provided that the grantor trust securityholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the grantor trust securityholder is not a United States person and providing the name and address of the grantor trust securityholder. For additional information concerning interest or original issue discount paid to a non-United States person and the treatment of a sale or exchange of a grantor trust security by a non-United
States person, which will generally have the same tax consequences as the sale of a regular security.

Partnership Trusts

      Classification of Debt Securities

   With respect to each Series of debt securities, Orrick, Herrington &
Sutcliffe LLP will deliver its opinion that the trust will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable Agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

      Characterization of Investments in Debt Securities

   Securities held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code of 1986, as
amended; and securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code of 1986, as amended, and interest on securities will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue
Code of 1986, as amended.

   Original Issue Discount

   The securities are expected to be treated as issued with original issue discount. The original issue discount on a security will be the excess of its stated redemption price at maturity over its issue price. The issue price of the securities will be the first cash price at which a substantial amount of the securities are sold, excluding sales to bond houses, brokers and underwriters, on the closing date. If less than a substantial amount of the securities is sold for cash on or prior to the closing date, the issue price the securities will be treated as the fair market value of the securities on the closing date. Under the OID Regulations, the stated redemption price of a security is equal to the total of all payments to be made on the security other than "qualified stated

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interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate" an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that typically does not operate in a manner that accelerates or defers interest payments on the security. Interest on the securities is not expected to be treated as qualified stated interest because interest accrued at a rate in excess of the rate described in clause (2) of the definition of the interest rate of the securities (limiting the rate to the weighted average net loan rate or that rate minus 0.50%) could in high interest rate periods cause the payment of interest to be deferred for a period exceeding one year.

   In the case of securities bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of original issue discount will vary according to the characteristics of the securities. In general terms original issue discount is accrued by treating the interest rate of the securities as fixed and making adjustments to reflect actual interest rate payments.

   If the accrued interest to be paid on the first payment date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a security will reflect the accrued interest. In those cases, information returns to the securityholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued during periods prior to the closing date is treated as part of the overall purchase price of the security, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the security. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether the election could be made unilaterally by a securityholder.

   Notwithstanding the general definition of original issue discount, original issue discount on a security will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the security multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the security is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the security, by multiplying
(1) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, possibly taking into account a prepayment assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the security. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated
principal amount of the security. The OID Regulations also would permit a securityholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Material Federal Income Tax
Considerations--Market Discount" in this prospectus supplement for a description of the election under the OID Regulations.

   If original issue discount on a security is in excess of a de minimis amount, the holder of the security must include in ordinary gross income the sum of the
"daily portions" of original issue discount for each day during its taxable year on which it held the security, including the purchase date but excluding the disposition date. In the case of an original holder of a security, the daily portions of original issue discount will be determined as follows.

                                       120

   As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during this accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the security, if any, in future periods and (B) the distributions made on the security during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated using a discount rate equal to the original yield to maturity of the securities, and possibly assuming that distributions on the security will be received in future periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. For these purposes, the original yield to maturity of the security would be calculated based on its issue price and possibly assuming that distributions on the security will be made in all accrual periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. The adjusted issue price of a security at the beginning of any accrual period will equal the issue price of the security, increased by the aggregate amount of original issue discount that accrued on the security in prior accrual periods, and reduced by the amount of any distributions made on the security in prior accrual periods of amounts included in its stated
redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day. Although the issuer will calculate original issue discount, if any, based on its determination of the accrual periods, a securityholder may, subject to some restrictions, elect other accrual periods.

   A subsequent purchaser of a security that purchases the security at a price, excluding any portion of the price attributable to accrued qualified stated
interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount relating to the security. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the security. The adjusted issue price of a security on any given day equals:

o     the adjusted issue price, or, in the case of the first accrual period, the issue price, of the security at the beginning of the accrual period which includes that day, plus

o     the daily portions of original issue discount for all days during the accrual period prior to that day, less

o     any principal payments made during the accrual period relating to the security.

   THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL
INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S
PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX
ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP
AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP
SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE,
LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL
OR OTHER TAX LAWS.

                                      121

                                STATE AND OTHER TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the
Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                                      ERISA CONSIDERATIONS

   ERISA and Section 4975 of the Code impose certain requirements on Benefit
Plans, and on persons who are fiduciaries with respect to Benefit Plans in connection with the investment of assets of Benefit Plans - referred to as "plan assets."

   ERISA generally imposes on Benefit Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Benefit Plan's investments be made in accordance with the documents governing the Benefit Plan. In addition, ERISA and Section 4975 of the
Code prohibit a broad range of transactions involving assets of a Benefit Plan and Parties in Interest unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

   Certain employee benefit plans, such as governmental plans (as defined in
ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to
ERISA requirements. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and
501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   A Benefit Plan's investment in securities may cause the mortgage loans, contracts, unsecured home improvement loans and other assets included in a related trust to be deemed plan assets. Section 2510.3-101 of the regulations of the U.S. Department of Labor provides that, when a Benefit Plan acquires an equity interest in an entity, the Benefit Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Benefit
Plans, plans not subject to ERISA, and entities that hold plan assets) is not
"significant," both as defined in Section 2510.3-101 of the regulations of the
U.S. Department of Labor. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the securities are Equity Securities or Subordinate
Equity Securities, equity participation in a trust will be significant on any date if, immediately after the most recent acquisition of any security, 25% or more of any class of securities (excluding securities held by persons having discretionary authority over the trust or their affiliates) is held by benefit plan investors.

   Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing
Benefit Plan. If the mortgage loans, contracts, unsecured home improvement loans and other assets included in a trust constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as

                                       122

the servicer or master servicer, may be deemed to be a Benefit Plan "fiduciary"
and thus subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the investing
Benefit Plan. In addition, if the mortgage loans, contracts, unsecured home improvement loans and other assets included in a trust constitute plan assets, the purchase of securities by a Benefit Plan, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and/or
Section 4975 of the Code.

   The U.S. Department of Labor has granted to Wachovia Capital Markets, LLC
(formerly First Union Securities, Inc.) the Exemption, which generally exempts from the application of the prohibited transaction provisions of Sections 406(a)
and 407 of ERISA and Section 4975(c)(1)(A) through (D) of the Code certain transactions, among others, relating to the servicing and operation of pools of secured obligations of various types, including mortgage loans, contracts and mortgage securities, and the purchase, sale and holding of securities underwritten by an Underwriter (as defined below), that (a) represent a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust or (b) are denominated as debt and represent an interest in a REMIC, provided that certain conditions set forth in the
Exemption are satisfied. For purposes of this "ERISA Considerations" Section, the term "Underwriter" includes (a) Wachovia Corporation, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Corporation, including
Wachovia Capital Markets, LLC, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of securities.

   The Exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief thereunder.

1. The acquisition of securities by a Benefit Plan or with plan assets must be on terms that are at least as favorable to the Benefit Plan as they would be in an arm's-length transaction with an unrelated party.

2. The Exemption does not apply to subordinate securities unless none of the mortgage loans, contracts, unsecured home improvement loans or other assets has a loan-to-value ratio that exceeds 100% at the date of issuance of the securities.

3. At the time of acquisition by the Benefit Plan or with plan assets, the securities must be rated in one of the four highest generic rating categories by S&P, Moody's or Fitch. The securities must be rated in one of the two highest generic categories by S&P, Moody's or Fitch if the loan-to-value ratio of any one- to four-family residential mortgage loan or closed-end home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities. However, the Exemption will not apply in that case:

o     to any of the securities if:

o           any mortgage loan or other asset held in the trust (other than a one- to four-family mortgage loan or closed-end home equity loan)
            has a loan-to-value ratio that exceeds 100% at the date of issuance of the securities; or

o           any one- to four-family mortgage loan or closed-end home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the securities; or

o     to any subordinate securities.

4. The trustee cannot be an affiliate of any member of the Restricted Group other than an Underwriter.

                                      123

5. The sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by any servicer must represent not more than reasonable compensation for such person's services under the applicable pooling and servicing agreement or trust agreement and reimbursement of such person's reasonable expenses in connection therewith.

6. The investing Benefit Plan must be an accredited investor as defined in Rule
   501(a)(1) of Regulation D of the SEC under the Securities Act.

7. For issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in the Exemption that are intended to protect the assets of the issuer from the creditors of the depositor.

In addition, the trust must meet the following requirements:

o     the assets of the trust must consist solely of assets of the type that have been included in other investment pools;

o     securities evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by S&P,
      Moody's or Fitch for at least one year prior to the Benefit Plan's acquisition of the securities; and

o     securities evidencing interests in such other investment pools must have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan's acquisition of the securities.

   A Benefit Plan fiduciary contemplating purchasing a security must make its own determination that the general conditions described above will be satisfied with respect to that security. In addition, any securities representing a beneficial ownership interest in unsecured home improvement loans or revolving credit line loans will not satisfy the general conditions of the Exemption.

   If the general conditions of the Exemption are satisfied, the Exemption may provide exemptive relief from the prohibited transaction provisions of Sections
406(a) and 407 of ERISA and Sections 4975(c)(1)(A) through (D) of the Code in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by Benefit Plans or with plan assets. However, no exemptive relief is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of
ERISA for the acquisition or holding of a security on behalf of a Benefit Plan sponsored by any member of the Restricted Group by any person who has discretionary authority or renders investment advice with respect to the assets of that Benefit Plan.

   If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide exemptive relief from the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E)
of the Code for transactions in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Benefit Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in the securities is (a) an obligor with respect to 5%
or less of the fair market value of the assets of the trust or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Benefit Plan and (3) the holding of securities by a Benefit Plan.

                                       124

   Further, if certain specific conditions of the Exemption are satisfied, the
Exemption may provide exemptive relief from the prohibited transaction provisions of Sections 406(a), 406(b) and 407 of ERISA and Section 4975(c) of
the Code for transactions in connection with the servicing, management and operation of the trust. The accompanying prospectus supplement will specify whether the depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide exemptive relief from the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section 4975(c)
of the Code for transactions in connection with the servicing, management and operation of the assets of the trust, provided that the general conditions of the Exemption are satisfied.

   The Exemption also may provide exemptive relief from the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections
4975(c)(1)(A) through (D) of the Code for transactions that would otherwise be prohibited merely because a person is deemed to be a Party in Interest with respect to an investing Benefit Plan by virtue of providing services to the
Benefit Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Benefit Plan's ownership of securities.

   The Exemption also permits the inclusion of a pre-funding account in a trust, provided that the following conditions are met:

o     the pre-funding account may not exceed 25% of the total amount of securities being offered;

o     additional obligations purchased generally must meet the same terms and conditions as those of the original obligations used to create the trust;

o     the transfer of additional obligations to the trust during the pre-funding period must not result in the securities receiving a lower rating at the termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities;

o     the weighted average interest rate for all of the obligations in the trust at the end of the pre-funding period must not be more than 100 basis points less than the weighted average interest rate for the obligations which were transferred to the trust on the closing date;

o     the characteristics of the additional obligations must be monitored to confirm that they are substantially similar to those which were acquired as of the closing date either by a credit support or insurance provider independent of the depositor or by an independent accountant retained by the depositor that confirms such conformance in writing;

o     the pre-funding period must be described in the prospectus or private placement memorandum provided to investing Benefit Plans; and

o     the trustee of the trust must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA.

   Further, the pre-funding period must be a period beginning on the closing date and ending no later than the earliest to occur of (x) the date the amount on deposit in the pre-funding account is less than the minimum dollar amount specified in the applicable pooling and servicing agreement or trust agreement;
(y) the date on which an event of default occurs under the applicable pooling and servicing agreement or trust agreement; or (z) the date which is the later of three months or 90 days after the closing date. It is expected that any pre-funding account will meet all of these requirements.

                                       125

   Insurance companies contemplating the investment of general account assets in the securities should consult with their counsel with respect to the applicability of Section 401(c) of ERISA. The U.S. Department of Labor
regulations under Section 401(c) were published in the Federal Register on
January 5, 2000 and became generally applicable on July 5, 2001.

   If the criteria specified in the Exemption as described above are not satisfied by one or more classes of securities (other than Non-Equity
Securities) or with respect to the mortgage loans, contracts, mortgage securities and other assets held by an issuer, then, except as otherwise specified in the accompanying prospectus supplement, transfers of those Equity
Securities to a Benefit Plan, to a trustee or other person acting on behalf of a
Benefit Plan, or to any other person using plan assets to effect the acquisition, will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the Equity Securities by or on behalf of the Benefit Plan or with plan assets:

o       is permissible under applicable law;

o       will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code; and

o       will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable pooling and servicing agreement or trust agreement.

   Except as otherwise specified in the accompanying prospectus supplement, each beneficial owner of Subordinate Equity Securities offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of those securities
(or interest therein), that either:

o        it is not a Benefit Plan, a trustee or other person acting on behalf of a Benefit Plan, or any other person using plan assets to effect that acquisition or holding;

o        it has acquired and is holding those Subordinate Equity Securities in reliance on the Exemption, and it understands that there are certain conditions to the availability of the Exemption, including that the
         Subordinate Equity Securities must be rated, at the time of acquisition, in one of the four highest generic rating categories by
         S&P, Moody's or Fitch;

o        (1) the acquirer or holder is an insurance company, (2) the source of funds used to acquire and hold such certificate (or interest therein)
         is an "insurance company general account" (as defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

   If any Subordinate Equity Securities (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the

                                       126

next preceding permitted beneficial owner will be treated as the beneficial owner of the Subordinate Equity Securities, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any Subordinate Equity Securities (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer and the trust from and against any and all liabilities, claims, costs, or expenses incurred by those parties as a result of that acquisition or holding.

   A Benefit Plan's investment in Non-Equity Securities should not cause the assets included in a related trust to be deemed plan assets. However, the depositor, the servicer, the trustee or an Underwriter may be the sponsor of or investment advisor with respect to one or more Benefit Plans. Because those parties may receive certain benefits in connection with the sale of Non-Equity
Securities, the purchase of Non-Equity Securities using plan assets over which any such party has investment authority might be deemed to constitute or result in a violation of the prohibited transaction provisions of ERISA and Section
4975 of the Code for which no exemption may be available. Accordingly,
Non-Equity Securities may not be purchased using the assets of any Benefit Plan if any of the depositor, the servicer, the trustee or the Underwriters has investment authority with respect to those assets.

   In addition, certain affiliates of the depositor might be considered or might become Parties in Interest with respect to a Benefit Plan. Also, any holder of securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain
Benefit Plans, including but not limited to Benefit Plans sponsored by the holder or its affiliates. In either case, the acquisition or holding of
Non-Equity Securities by or on behalf of such a Benefit Plan could be considered to give rise to an indirect prohibited transaction under ERISA or Section 4975 of the Code, unless it is subject to one or more statutory or administrative exemptions such as PTCE 84-14, which is available to certain "qualified professional asset managers"; PTCE 90-1, which is available to certain insurance company pooled separate accounts; PTCE 91-38, which is available to certain bank collective investment funds; PTCE 95-60, which is available to certain insurance company general accounts; or PTCE 96-23, which is available to certain "in-house asset managers". It should be noted, however, that even if the conditions specified in one or more of those exemptions are met, the scope of relief provided by those exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

   Any Benefit Plan fiduciary who proposes to purchase securities on behalf of a
Benefit Plan or with plan assets should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the availability of the exemptive relief provided in the Exemption, and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, as to a proposed purchase of securities representing a beneficial ownership interest in a pool of single-family residential first or second mortgage loans, a Benefit Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement with respect to a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the securities offered thereby. In addition, any
Benefit Plan fiduciary who proposes to cause a Benefit Plan to purchase stripped securities should consider the federal income tax consequences of such an investment. Fiduciaries of plans not subject to ERISA or Section 4975 of the
Code, such as government plans, should consider the application of any applicable federal, state or local law materially similar to the prohibited transaction provisions of ERISA or Section 4975 of the Code, as well as the need for and the availability of exemptive relief under applicable federal, state or local law.

   Any Benefit Plan fiduciary considering whether to purchase a security on behalf of a Benefit Plan or with plan assets should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such investment.

   The sale of securities to a Benefit Plan is in no respect a representation by the depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or any particular Benefit Plan, or that this investment is appropriate for Benefit
Plans generally or any particular Benefit Plan.

                                      127

                                        LEGAL INVESTMENT

   As will be specified in the applicable prospectus supplement, certain classes of the securities may constitute "mortgage related securities " for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, so long as (i) they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency and (ii) are part of a series representing interests in a trust consisting of mortgage loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. As "mortgage related securities," such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the
District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off specified in SMMEA, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities." In most cases, this was accomplished by requiring the affected investors to rely solely upon existing and more restrictive state law, and not SMMEA.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by that type of security, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U. S. C. ss.24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency, or
the OCC, has amended 12 C. F. R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C. F. R. ss.1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C. F. R.
ss.1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part,
"mortgage related security" within the meaning of SMMEA. The National Credit
Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part
703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program"
described in 12 C.F.R. ss.703.140. The OTS issued Thrift Bulletin 13a (December
1, 1998), "Management of Interest Rate Risk, Investment securities, and
Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities offered by this prospectus and the related prospectus supplement.

   All depository institutions considering an investment in the securities offered by this prospectus and the related prospectus supplement should review the "Supervisory Policy Statement on Investment securities and End-User
Derivatives Activities " of the Federal Financial Institutions Examination
Council, which has been adopted by the Board of Governors of the Federal Reserve
System, the Federal Deposit Insurance Corporation, the OCC and the OTS,
effective May 26, 1998, and by the NCUA, effective October 1, 1998. That Policy
Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational
(transaction), and legal risks) applicable to all securities, including mortgage

                                       128

pass-through securities and mortgage-derivative products, used for investment purposes.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any class of the securities offered by this prospectus and the related prospectus supplement, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines.

   The discussion above does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities offered by this prospectus and the related prospectus supplement for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any securities offered by this prospectus and the related prospectus supplement under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities offered by this prospectus and the related prospectus supplement may adversely affect the liquidity of the securities offered by this prospectus and the related prospectus supplement.

   Accordingly, each investor whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with its legal advisors in determining whether and to what extent the securities offered by this prospectus and the related prospectus supplement of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether
SMMEA has been overridden in any jurisdiction relevant to that investor.

                                    METHODS OF DISTRIBUTION

   The securities offered hereby and by the applicable prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for the sale. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC acting as underwriter with other underwriters, if any, named in that prospectus supplement. Even in the event of a firm commitment underwriting, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

   Alternatively, the prospectus supplement may specify that the securities will be distributed by Wachovia Capital Markets, LLC acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If Wachovia Capital Markets, LLC acts as agent in the sale of securities, Wachovia Capital Markets, LLC will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related

                                       129

assets as of the applicable cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase securities as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

   Wachovia Capital Markets, LLC is an affiliate of the depositor. This prospectus may be used by Wachovia Capital Markets, LLC, to the extent required, in connection with market making transactions in the securities. Wachovia
Capital Markets, LLC may act as principal or agent in market making transactions.

   The depositor will indemnify Wachovia Capital Markets, LLC and any underwriters against certain civil liabilities, including liabilities under the
Securities Act, or will contribute to payments Wachovia Capital Markets, LLC and any underwriters may be required to make in respect of indemnifications.

   In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of mortgage loans or interests therein, including the securities.

   The depositor anticipates that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale by their securities.

   As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus and the related prospectus supplement. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

   In certain circumstances, inclusion of underlying securities in the assets of a trust (as described under "Description of the Trusts--Assets") will require the offering of the relevant underlying securities to be registered as a primary offering of such underlying securities in accordance with the Securities Act. In such instances, the prospectus relating to the offering of the underlying securities will be delivered along with, or combined with, this prospectus and the related prospectus supplement for the securities offered hereby, and such prospectus supplement will include any additional disclosure required by the
Securities Act in connection with the offering of the underlying securities.

   Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any security offered hereby will be suitable for inclusion in a resecuritization transaction.

                                         LEGAL MATTERS

   Certain legal matters, including the federal income tax consequences to securityholders of an investment in the securities of a series, will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New
York.

                                       130

                                            RATINGS

   It is a condition to the issuance of any class of securities offered by this prospectus and the related prospectus supplement that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating agency.

   Ratings on asset-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with asset-backed securities, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                              WHERE YOU CAN FIND MORE INFORMATION

   Wachovia Mortgage Loan Trust, LLC, as depositor, filed a registration statement, file number 333-130771, relating to the securities with the
Securities and Exchange Commission or SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

   Copies of the registration statement and any other materials filed with the
SEC may be read and copied at the SEC's Public Reference Room at 100 F Street
N.E., Washington, D.C. 20549. Information concerning the operation of the SEC's
Public Reference Room may be obtained by calling the SEC at (800) SEC-0330. The
SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data
Gathering, Analysis and Retrieval, or EDGAR, system. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

   The depositor has filed the registration statement, including all exhibits, through the EDGAR system and therefore those materials should be available by logging onto the SEC's Web site. Copies of any documents incorporated to this prospectus by reference will be provided at no cost to each person, including any beneficial owner, to whom a prospectus is delivered upon written or oral request directed to Wachovia Mortgage Loan Trust, LLC, One Wachovia Center, 301
S. College Street, NC5578-Suite G, Charlotte, NC 28288-5578, telephone number
(704) 715-8239.

   In addition, the depositor may provide an issuing entity's annual report on
Form 10-K (including the compliance statements, assessments of compliance and attestation reports described under "Description of the Agreements--Material
Terms of the Pooling and Servicing Agreements and Servicing Agreements--Evidence
as to Compliance" in this prospectus), distribution reports on Form 10-D
(described under "Description of the Securities--Reports to Securityholders" in
this prospectus), current reports on Form 8-K and amendments to those reports available through an Internet web site, and if the depositor decides to provide information through such means, the accompanying prospectus supplement will disclose the specific Internet address where such information is posted.

                                      131

                       INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The SEC allows the depositor to "incorporate by reference" information it files with the SEC, which means that the depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.
Information that the depositor files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. The depositor incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of a trust until the termination of the offering of the related series of securities offered by this prospectus and the related prospectus supplement
(including market making transactions by Wachovia Capital Markets, LLC, to the extent required, with respect to that series of securities, unless those market making transactions are exempt from the registration provisions of the
Securities Act).

   As a recipient of this prospectus, you may request a copy of any document the depositor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference) at no cost, by writing or calling the Treasurer at Wachovia Mortgage Loan Trust, LLC, One Wachovia
Center, 301 S. College Street, NC5578-Suite G, Charlotte, NC 28288-5578,
telephone number (704) 715-8239.

   The depositor or the related sponsor, servicer or originator may provide static pool information, in response to Item 1105 of Regulation AB, through an
Internet web site, and if the static pool information is provided through such means, the accompanying prospectus supplement will disclose the specific
Internet address where such information is posted.

                                       132

                                    GLOSSARY

   Agreement - With respect to each trust and series of securities, the pooling and servicing agreement, the indenture, the servicing agreement and/or the underlying servicing agreement, as applicable.

   Bankruptcy Code - 11 U.S.C. Section 101 et seq.

   Benefit Plans - Employee benefit plans and other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code.

   Code - The Internal Revenue Code of 1986, as amended, and the regulations promulgated under the Code.

   Collection Account - With respect to each trust and series of securities, the account or account established and maintained by the related servicer or trustee for the collection of payments or the related assets.

   Cooperative - The cooperative housing corporation that owns a cooperative apartment building and that is owned by tenant-stockholders who enter into proprietary leases or occupancy agreements which confer exclusive rights to occupancy of specific units in that apartment building.

   Equity Securities - Securities that are treated as equity interests for purposes of U.
S. Department of Labor Regulations Section 2510.3-101.

   Exemption - An individual administrative exemption the U.S. Department of Labor designated as Prohibited Transaction Exemption ("PTE") 96-22, 61 Fed. Reg. 14828 (April
3, 1996), as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487
(August 22, 2002).

   Fitch - Fitch, Inc.

   FHA - The Federal Housing Administration of the United States Department of
Housing and Urban Development.

   Moody's - Moody's Investors Service, Inc.

   Non-Equity Securities - Securities that are not treated as equity interests for purposes of U. S. Department of Labor Regulations Section 2510.3-101.

   PTCE - Prohibited Transaction Class Exemption.

   Party in Interest - Any person that has a relationship with a Benefit Plan that is described in Section 3(14) of ERISA or Section 4975(d)(2) of the Code.

   Restricted Group - The underwriters, the depositor, the trustee, the master servicer, any servicer, any insurer and any obligor with respect to assets of any trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the securities..

                                       133

   REO property - Collateral required by a trust through foreclosure or otherwise.

   S&P - Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

   Securities Act - The Securities Act of 1933, as amended.

   Subordinate Equity Securities - Subordinate securities that are treated as equity interests for purposes of U. S. Department of Labor Regulations Section
2510.3-101.

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                                     PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Item 14 of Form S-3).

      The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

Filing Fee for Registration Statement    $107.00
Legal Fees and Expenses                  *
Accounting Fees and Expenses             *
Trustee's Fees and Expenses              *
   (including counsel fees)
Blue Sky Fees and Expenses               *
Printing and Engraving Expenses          *
Rating Agency Fees                       *
Insurance Fees and Expenses              *
Miscellaneous                            *
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Total                                    *

*To be provided by amendment.

Indemnification of Directors and Officers (Item 15 of Form S-3).

      The Pooling and Servicing Agreement or Indenture for each Series of
Securities will provide either that the Registrant, the Servicer and/or the
Master Servicer, and their respective directors, officers, employees and agents, will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or Indenture or the
Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

      To the fullest extent permitted by applicable law and in accordance with the Registrant's Limited Liability Company Agreement (the "Agreement"), the
Registrant's member and any officer or director of the Registrant (each, a
"Covered Person") shall be entitled to indemnification from the Registrant for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the Agreement, except that no
Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions.

      The Registrant maintains directors and officers liability insurance, which provides coverage for the benefit of its subsidiaries, subject to certain deductible amounts. In general, the policy insures (i) the Registrant's directors and its officers against certain losses and/or (ii) the Registrant against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

      Under agreements that may be entered into by the Registrant, certain controlling persons, directors and officers of the Registrant may be entitled to indemnification by underwriters and agents who participate in the distribution of the Securities covered by the Registration Statement against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Exhibits (Item 16 of Form S-3).

      1.1 Form of Underwriting Agreement with respect to Certificates.*

      1.2 Form of Underwriting Agreement with respect to Notes.*

      3.1   Limited Liability Company Agreement (incorporated by reference to
            Exhibit 3.1 to the Current Report on Form 8-K filed with the
            Securities and Exchange Commission on September 9, 2005).

      4.1   Form of Pooling and Servicing Agreement.*

      4.2   Form of Indenture.*

      4.3   Form of Mortgage Loan Purchase Agreement.*

      4.4   Form of Trust Agreement.*

      4.5   Form of Servicing Agreement.*

      5.1   Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.*

      8.1   Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.*

      23.1  Consent of Orrick, Herrington & Sutcliffe LLP.*

      24.1  Power of Attorney.**

______________________

      *To be filed by amendment.
      **Previously filed.

Undertakings (Item 17 of Form S-3).

(a)   Rule 415 Offering.

      The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

            (i)   To include any prospectus required by Section 10(a)(3) of the
                  Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
                  information set forth in the Registration Statement.
                  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)
                  and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than
                  20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
                  Statement;

            Provided , however, that:

            (A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the
      Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

            (B) Provided further, however, that paragraphs (a)(1)(i) and
      (a)(1)(ii) do not apply if this Registration Statement is for an offering of asset-backed securities on Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item
      1100(c) of Regulation AB.

(2)   That, for the purpose of determining any liability under the Securities
      Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That for the purpose of determining liability under the Securities Act of
      1933 to any purchaser:

                  If the Registrant is relying on Rule 430B:

                        (A) Each prospectus filed by the Registrant pursuant to
                  Rule 424(b)(3) shall be deemed to be part of the Registration
                  Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

                        (B) Each prospectus required to be filed pursuant to
                  Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration
                  Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the
                  purpose of providing the information required by section 10(a)
                  of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after
                  effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration
                  Statement relating to the securities in the Registration
                  Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the
                  initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the
                  Registration Statement or prospectus that is part of the
                  Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration
                  Statement or prospectus that was part of the Registration
                  Statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the Registrant under the
      Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration
      Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned
      Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)   Any preliminary prospectus or prospectus of the undersigned
            Registrant relating to the offering required to be filed pursuant to
            Rule 424;

            (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned
            Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)         Filings Incorporating Subsequent Exchange Act Documents by
            Reference.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the
Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in the
Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Request for Acceleration of Effective Date.

      Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the
Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)   Qualifications of Trust Indentures Under the Trust Indenture Act of
      1939 For Delayed Offerings.

      The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section
305(b)(2) of the Trust Indenture Act of 1939.

(d)   Filings Regarding Asset-Backed Securities Incorporating by Reference
      Subsequent Exchange Act Documents by Third Parties.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities
Exchange Act of 1934 of a third party that is incorporated by reference in the
Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)   Filings Regarding Asset-Backed Securities That Provide Certain
      Information Through an Internet Web Site.

      The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that
Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule
312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement referred to in Transaction Requirement B.2 or B.5 of Form S-3 will be met by the time of sale of the securities registered hereby, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte,
North Carolina, on March 10, 2006.

                                    WACHOVIA MORTGAGE LOAN TRUST, LLC

                                    By:  /s/ Thomas Wickwire*
                                         Thomas Wickwire
                                         President and Managing Director

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                      Title                       Date

/s/ Thomas Wickwire*        President and Managing             March 10, 2006
Thomas Wickwire             Director, and Member of the
                               Board of Directors

/s/ David L. Pitelka*       Treasurer, Controller and          March 10, 2006
David L. Pitelka            Managing Director

/s/ Orlando Figueroa*       Member of the Board of             March 10, 2006
Orlando Figueroa            Directors

/s/ Randy B. Robertson*     Member of the Board of             March 10, 2006
Randy B. Robertson          Directors

*By: /s/ Robert J. Perret
     Robert J. Perret
     Attorney-in-Fact

*Note:Powers of Attorney appointing Thomas Wickwire, David L. Pitelka,
      Robert J. Perret and David K. Tinkler, or any of them acting singly, to execute the Registration Statement, any amendments thereto and any registration statement for additional Mortgage Pass-Through
      Certificates and Asset-Backed Notes that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, on behalf of the above-named individuals, were previously filed with the Securities and Exchange Commission.

EXHIBIT INDEX

EXHIBIT NUMBER                DESCRIPTION OF EXHIBIT

      1.1   Form of Underwriting Agreement with respect to Certificates.*

      1.2   Form of Underwriting Agreement with respect to Notes.*

      3.1   Limited Liability Company Agreement (incorporated by reference to
            Exhibit 3.1 to the Current Report on Form 8-K filed with the
            Securities and Exchange Commission on September 9, 2005).

      4.1   Form of Pooling and Servicing Agreement.*

      4.2   Form of Indenture.*

      4.3   Form of Mortgage Loan Purchase Agreement.*

      4.4   Form of Trust Agreement.*

      4.5   Form of Servicing Agreement.*

      5.1   Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.*

      8.1   Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.*

      23.1  Consent of Orrick, Herrington & Sutcliffe LLP (included as part of
            Exhibit 5.1 and Exhibit 8.2).*

      24.1  Power of Attorney.**

      ______________________

      *To be filed by amendment.
      **Previously filed.